EXHIBIT 4.1

                         MORGAN STANLEY CAPITAL I INC.,
                                  as Depositor,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                               as Master Servicer,

                          MIDLAND LOAN SERVICES, INC.,
                              as Special Servicer,

                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.,
               as Trustee, Paying Agent and Certificate Registrar

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2003

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.1   Definitions .................................................
Section 1.2   Calculations Respecting Mortgage Loans ......................
Section 1.3   Calculations Respecting Accrued Interest ....................
Section 1.4   Interpretation ..............................................
Section 1.5   ARD Loans ...................................................
Section 1.6   Certain Matters with Respect to the Serviced Loan Pairs .....

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

Section 2.1   Conveyance of Mortgage Loans ................................
Section 2.2   Acceptance by Trustee .......................................
Section 2.3   Repurchase of Mortgage Loans for Material Document
               Defects and Material Breaches of Representations and
               Warranties .................................................
Section 2.3A  MSMC's Repurchase of 1290 AOTA Mortgage Loan for Material
               Document Defects and Material Breaches of
               Representations and Warranties .............................
Section 2.4   Representations and Warranties ..............................
Section 2.5   Conveyance of Interests .....................................

                                   ARTICLE III

                                THE CERTIFICATES

Section 3.1   The Certificates ............................................
Section 3.2   Registration ................................................
Section 3.3   Transfer and Exchange of Certificates .......................
Section 3.4   Mutilated, Destroyed, Lost or Stolen Certificates ...........
Section 3.5   Persons Deemed Owners .......................................
Section 3.6   Access to List of Certificateholders' Names and Addresses ...
Section 3.7   Book-Entry Certificates .....................................
Section 3.8   Notices to Clearing Agency ..................................
Section 3.9   Definitive Certificates .....................................

                                   ARTICLE IV

                                    ADVANCES

Section 4.1   P&I Advances by the Master Servicer .........................
Section 4.1A  1290 AOTA P&I Advances
Section 4.1B  Mall at Millenia B Note Interest Advances ...................
Section 4.1C  P&I Advances with Respect to the Serviced Companion Loans ...
Section 4.2   Servicing Advances ..........................................
Section 4.2A  1290 AOTA Servicing Advances ...............................
Section 4.3   Advances by the Trustee .....................................
Section 4.4   Evidence of Nonrecoverability ...............................
Section 4.5   Interest on Advances; Calculation of Outstanding Advances
               with Respect to a Mortgage Loan ............................
Section 4.6   Reimbursement of Advances and Advance Interest ..............

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

Section 5.1   Collections .................................................
Section 5.2   Application of Funds in the Certificate Account and
               Interest Reserve Account ...................................
Section 5.3   Distribution Account and Reserve Account ....................
Section 5.3A  1290 AOTA Distribution Account ..............................
Section 5.3B  Mall at Millenia B Note Distribution Account ................
Section 5.4   Paying Agent Reports ........................................
Section 5.4A  Statements to Certificateholders; Certain Other Reports
               Regarding the 1290 AOTA Mortgage Loan ......................
Section 5.4B  Statements to Certificateholders; Certain Other Reports
               Regarding the Mall at Millenia B Note ......................
Section 5.5   Paying Agent Tax Reports ....................................

                                   ARTICLE VI

                                  DISTRIBUTIONS

Section 6.1   Distributions Generally .....................................
Section 6.2   Early Defeasance Loan REMIC and REMIC I .....................
Section 6.3   REMIC II ....................................................
Section 6.4   Reserved ....................................................
Section 6.5   REMIC III ...................................................
Section 6.5A  Distributions on the Class TN Certificates ..................
Section 6.5B  Distributions on the Class MM Certificates ..................
Section 6.6   Allocation of Realized Losses, Expense Losses and
               Shortfalls Due to Nonrecoverability ........................
Section 6.7   Net Aggregate Prepayment Interest Shortfalls ................
Section 6.8   Adjustment of Servicing Fees ................................
Section 6.9   Appraisal Reductions.........................................
Section 6.10  Compliance with Withholding Requirements.....................
Section 6.11  Prepayment Premiums and Yield Maintenance Charges............
Section 6.12  Calculations with Respect to the 1290 AOTA Mortgage Loan and Class TN Certificates...................................

                                   ARTICLE VII

                   CONCERNING THE TRUSTEE AND THE PAYING AGENT

Section 7.1   Duties of the Trustee and the Paying Agent...................
Section 7.2   Certain Matters Affecting the Trustee and the Paying Agent...
Section 7.3   The Trustee and the Paying Agent Not Liable for
               Certificates or Interests or Mortgage Loans.................
Section 7.4   The Trustee and the Paying Agent May Own Certificates........
Section 7.5   Eligibility Requirements for the Trustee and the Paying
               Agent.......................................................
Section 7.6   Resignation and Removal of the Trustee or the Paying Agent...
Section 7.7   Successor Trustee or Paying Agent............................
Section 7.8   Merger or Consolidation of Trustee or Paying Agent...........
Section 7.9   Appointment of Co-Trustee, Separate Trustee, Agents or
               Custodian...................................................
Section 7.10  Authenticating Agents........................................
Section 7.11  Indemnification of Trustee and the Paying Agent..............
Section 7.12  Fees and Expenses of Trustee and the Paying Agent............
Section 7.13  Collection of Moneys.........................................
Section 7.14  Trustee to Act; Appointment of Successor.....................
Section 7.15  Notification to Holders......................................
Section 7.16  Representations and Warranties of the Trustee and the
               Paying Agent................................................
Section 7.17  Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Trustee and the Paying Agent..............

                                  ARTICLE VIII

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.1   Servicing Standard; Servicing Duties.........................
Section 8.1A  Servicing of the 1290 AOTA Mortgage Loan and the 1290
               AOTA Companion Loans........................................
Section 8.1B  Servicing of the Mall at Millenia Mortgage Loan and the
               Mall at Millenia Companion Loan.............................
Section 8.2   Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Master Servicer...........................
Section 8.3   Master Servicer's General Power and Duties...................
Section 8.4   Primary Servicing and Sub-Servicing..........................
Section 8.5   Servicers May Own Certificates...............................
Section 8.6   Maintenance of Hazard Insurance, Other Insurance, Taxes
               and Other...................................................
Section 8.7   Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Due-On-Encumbrance Clause.......................
Section 8.8   Trustee to Cooperate; Release of Trustee Mortgage Files......
Section 8.9   Documents, Records and Funds in Possession of the Master
               Servicer to Be Held for the Trustee for the Benefit of
               the Certificateholders......................................
Section 8.10  Servicing Compensation.......................................
Section 8.11  Master Servicer Reports; Account Statements..................
Section 8.12  Annual Statement as to Compliance............................
Section 8.13  Annual Independent Public Accountants' Servicing Report......
Section 8.14  Operating Statement Analysis Reports Regarding the
               Mortgaged Properties........................................
Section 8.15  Other Available Information and Certain Rights of the
               Master Servicer.............................................
Section 8.16  Rule 144A Information........................................
Section 8.17  Inspections..................................................
Section 8.18  Modifications, Waivers, Amendments, Extensions and
               Consents....................................................
Section 8.19  Specially Serviced Mortgage Loans............................
Section 8.20  Representations, Warranties and Covenants of the Master
               Servicer....................................................
Section 8.21  Merger or Consolidation......................................
Section 8.22  Resignation of the Master Servicer...........................
Section 8.23  Assignment or Delegation of Duties by the Master Servicer....
Section 8.24  Limitation on Liability of the Master Servicer and Others....
Section 8.25  Indemnification; Third-Party Claims..........................
Section 8.26  1934 Act Reporting...........................................
Section 8.27  Compliance with REMIC Provisions.............................
Section 8.28  Termination..................................................
Section 8.29  Procedure Upon Termination...................................

                                   ARTICLE IX

   ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY THE
                                SPECIAL SERVICER

Section 9.1   Duties of the Special Servicer...............................
Section 9.2   Fidelity Bond and Errors and Omissions Insurance Policy
               of the Special Servicer.....................................
Section 9.3   Reserved.....................................................
Section 9.4   Special Servicer's General Powers and Duties.................
Section 9.5   "Due-On-Sale" Clauses; Assignment and Assumption
               Agreements; Modifications of Specially Serviced Mortgage
               Loans; Due-On-Encumbrance Clauses...........................
Section 9.6   Release of Mortgage Files....................................
Section 9.7   Documents, Records and Funds in Possession of the Special
               Servicer to Be Held for the Trustee.........................
Section 9.8   Representations, Warranties and Covenants of the Special
               Servicer....................................................
Section 9.9   Standard Hazard, Flood and Comprehensive General
               Liability Insurance Policies................................
Section 9.10  Presentment of Claims and Collection of Proceeds.............
Section 9.11  Compensation to the Special Servicer.........................
Section 9.12  Realization Upon Defaulted Mortgage Loans....................
Section 9.13  Foreclosure..................................................
Section 9.14  Operation of REO Property....................................
Section 9.15  Sale of REO Property.........................................
Section 9.15A 1290 AOTA Majority Holder Purchase Option....................
Section 9.15B Mall at Millenia B Note Majority Holder Purchase Option......
Section 9.15C 55 East Monroe B Note Purchase Option........................
Section 9.15D Indian Creek/Harper's Point B Note Purchase Option...........
Section 9.16  Realization on Collateral Security...........................
Section 9.17  Reserved.....................................................
Section 9.18  Annual Officer's Certificate as to Compliance................
Section 9.19  Annual Independent Accountants' Servicing Report.............
Section 9.20  Merger or Consolidation......................................
Section 9.21  Resignation of the Special Servicer..........................
Section 9.22  Assignment or Delegation of Duties by the Special Servicer...
Section 9.23  Limitation on Liability of the Special Servicer and Others...
Section 9.24  Indemnification; Third-Party Claims..........................
Section 9.25  Reserved.....................................................
Section 9.26  Special Servicer May Own Certificates........................
Section 9.27  Tax Reporting................................................
Section 9.28  Application of Funds Received................................
Section 9.29  Compliance with REMIC Provisions.............................
Section 9.30  Termination..................................................
Section 9.31  Procedure Upon Termination...................................
Section 9.32  Certain Special Servicer Reports.............................
Section 9.33  Special Servicer to Cooperate with the Master Servicer and Paying Agent............................................
Section 9.34  Reserved.....................................................
Section 9.35  Reserved.....................................................
Section 9.36  Sale of Defaulted Mortgage Loans.............................
Section 9.37  Operating Adviser; Elections.................................
Section 9.38  Limitation on Liability of Operating Adviser and the Mall
               at Millenia Other Operating Advisers........................
Section 9.39  Rights of Operating Adviser and Mall at Millenia Other
               Operating Adviser...........................................
Section 9.40  Rights of the Holder of the 55 East Monroe B Note............
Section 9.41  Rights of the Holder of the Village at Searcy B Note.........
Section 9.42  Rights of the Holders of the Indian Creek B Note and
               Harper's Point B Note.......................................
Section 9.43  Appointment of Class TN Certificateholder Representative;
               Powers of Class TN Certificateholder Representative.........
Section 9.44  Appointment of Class MM Certificateholder Representative;
               Powers of Class MM Certificateholder Representative.........

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

Section 10.1  Termination of Trust Upon Repurchase or Liquidation of
               All Mortgage Loans..........................................
Section 10.2  Procedure Upon Termination of Trust..........................
Section 10.3  Additional Trust Termination Requirements....................

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

Section 11.1  Limitation on Rights of Holders..............................
Section 11.2  Access to List of Holders....................................
Section 11.3  Acts of Holders of Certificates..............................

                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 12.1  REMIC Administration.........................................
Section 12.2  Prohibited Transactions and Activities.......................
Section 12.3  Modifications of Mortgage Loans..............................
Section 12.4  Liability with Respect to Certain Taxes and Loss of REMIC
               Status......................................................
Section 12.5  Grantor Trust Administration.................................

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.1  Binding Nature of Agreement..................................
Section 13.2  Entire Agreement.............................................
Section 13.3  Amendment....................................................
Section 13.4  GOVERNING LAW................................................
Section 13.5  Notices......................................................
Section 13.6  Severability of Provisions...................................
Section 13.7  Indulgences; No Waivers......................................
Section 13.8  Headings Not to Affect Interpretation........................
Section 13.9  Benefits of Agreement........................................
Section 13.10 Special Notices to the Rating Agencies.......................
Section 13.11 Counterparts.................................................
Section 13.12 Intention of Parties.........................................
Section 13.13 Recordation of Agreement.....................................
Section 13.14 Rating Agency Monitoring Fees................................

                             EXHIBITS AND SCHEDULES

EXHIBIT A-1       Form of Class A-1 Certificate
EXHIBIT A-2       Form of Class A-2 Certificate
EXHIBIT A-3       Form of Class B Certificate
EXHIBIT A-4       Form of Class C Certificate
EXHIBIT A-5       Form of Class D Certificate
EXHIBIT A-6       Form of Class E Certificate
EXHIBIT A-7       Form of Class F Certificate
EXHIBIT A-8       Form of Class G Certificate
EXHIBIT A-9       Form of Class H Certificate
EXHIBIT A-10      Form of Class J Certificate
EXHIBIT A-11      Form of Class K Certificate
EXHIBIT A-12      Form of Class L Certificate
EXHIBIT A-13      Form of Class M Certificate
EXHIBIT A-14      Form of Class N Certificate
EXHIBIT A-15      Form of Class O Certificate
EXHIBIT A-16      Form of Class MM-A Certificate
EXHIBIT A-17      Form of Class MM-B Certificate
EXHIBIT A-18      Form of Class TN-A Certificate
EXHIBIT A-19      Form of Class TN-B Certificate
EXHIBIT A-20      Form of Class TN-C Certificate
EXHIBIT A-21      Form of Class TN-D Certificate
EXHIBIT A-22      Form of Class TN-E Certificate
EXHIBIT A-23      Form of Class EI Certificate
EXHIBIT A-24      Form of Class R-I Certificate
EXHIBIT A-25      Form of Class R-II Certificate
EXHIBIT A-26      Form of Class R-III Certificate
EXHIBIT A-27      Form of Class X-1 Certificate
EXHIBIT A-28      Form of Class X-2 Certificate
EXHIBIT B-1       Form of Initial Certification of Trustee (Section 2.2)
EXHIBIT B-2       Form of Final Certification of Trustee (Section 2.2)
EXHIBIT C         Form of Request for Release
EXHIBIT D-1       Form of Transferor Certificate for Transfers to Definitive
                  Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2A      Form I of Transferee Certificate for Transfers of
                  Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2B      Form II of Transferee Certificate for Transfers of
                  Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3A      Form I of Transferee Certificate for Transfers of Interests
                  in Book-Entry Privately Offered Certificates (Section
                  3.3(c))
EXHIBIT D-3B      Form II of Transferee Certificate for Transfers of
                  Interests in Book-Entry Privately Offered Certificates
                  (Section 3.3(c))
EXHIBIT E-1       Form of Transfer Affidavit and Agreement for Transfers of
                  REMIC Residual Certificates (Section 3.3(e))
EXHIBIT E-2       Form of Transferor Certificate for Transfers of REMIC
                  Residual Certificates (Section 3.3(e))
EXHIBIT F         Form of Transferor Certificate for Transfers of Regulation
                  S Certificates
EXHIBIT G         Reserved
EXHIBIT H         Form of Exchange Certification
EXHIBIT I         Form of EUROCLEAR or Clearstream Certificate (Section
                  3.7(d))
EXHIBIT J         List of Loans to Which Excess Servicing Fees Are Paid
EXHIBIT K-1       Form of Mortgage Loan Purchase Agreement I (CIBC)
EXHIBIT K-2       Form of Mortgage Loan Purchase Agreement II (MSMC)
EXHIBIT K-2A      Form of Reaffirmation of Mortgage Loan Purchase Agreement with respect to 1290 AOTA Mortgage Loan (MSMC)
EXHIBIT K-2B      Form of Mortgage Loan Purchase Agreement II-A (Oakbrook
                  Center) and Representation Renewal Agreement (MSMC)
EXHIBIT K-3       Form of Mortgage Loan Purchase Agreement III (Nationwide)
EXHIBIT K-4       Form of Mortgage Loan Purchase Agreement IV (UCMFI)
EXHIBIT K-5A      Form of Mortgage Loan Purchase Agreement V-A (JHREF - Federal
                  Center)
EXHIBIT K-5B      Form of Mortgage Loan Purchase Agreement V-B (JHREF - Oakbrook
                  Center)
EXHIBIT K-6       Form of Mortgage Loan Purchase Agreement VI (MONY)
EXHIBIT K-7       Form of Mortgage Loan Purchase Agreement VII (TIAA)
EXHIBIT K-8       Form of Mortgage Loan Purchase Agreement VIII (CMS)
                  Philadelphia
EXHIBIT L         Form of Inspection Report
EXHIBIT M         Form of Monthly Certificateholders Report (Section 5.4(a))
EXHIBIT N         Form of Operating Statement Analysis Report
EXHIBIT O         Reserved
EXHIBIT P         Form of NOI Adjustment Worksheet
EXHIBIT Q         Reserved
EXHIBIT R         Reserved
EXHIBIT S-1       Form of Power of Attorney to Master Servicer (Section 8.3(c))
EXHIBIT S-2       Form of Power of Attorney to Special Servicer (Section
                  9.4(a))
EXHIBIT T         Reserved
EXHIBIT U         Form of Assignment and Assumption Submission to Special
                  Servicer (Section 8.7(a))
EXHIBIT V         Form of Additional Lien, Monetary Encumbrance and Mezzanine
                  Financing Submission Package to the Special Servicer
                  (Section 8.7(h))
EXHIBIT W         Restricted Servicer Reports
EXHIBIT X         Unrestricted Servicer Reports
EXHIBIT Y-1       Investor Certification (Section 5.4(a))
EXHIBIT Y-2       Investor Certification (Section 5.4A)
EXHIBIT Y-3       Investor Certification ( Section 5.4B)
EXHIBIT Z         Form of Notice and Certification regarding Defeasance of
                  Mortgage Loan (Section 8.3(h))
EXHIBIT AA        Form of Performance Certification (Section 8.26(b))
SCHEDULE I        CIBC Loan Schedule
SCHEDULE II       MSMC Loan Schedule
SCHEDULE III      Nationwide Loan Schedule
SCHEDULE IV       UCMFI Loan Schedule
SCHEDULE V        JHREF Loan Schedule
SCHEDULE VI       MONY Loan Schedule
SCHEDULE VII      TIAA Loan Schedule
SCHEDULE VIII     CMS Philadelphia Loan Schedule
SCHEDULE IX       List of Escrow Accounts Not Currently Eligible Accounts
                  (Section 8.3(e))
SCHEDULE X        Certain Escrow Accounts for Which a Report Under Section
                  5.1(g) is Required
SCHEDULE XI       List of Mortgagors that are Third-Party Beneficiaries Under
                  Section 2.3(a)
SCHEDULE XII      Rates Used in Determination of Class X Pass-Through Rates
                  ("Class X-1 Strip Rate" and "Class X-2 Strip Rate")
SCHEDULE XIII     Earn-Out Reserves

            THIS POOLING AND SERVICING AGREEMENT is dated as of June 1, 2003 (this "Agreement") among MORGAN STANLEY CAPITAL I INC., formerly known as Morgan Stanley Dean Witter Capital I Inc., a Delaware corporation, as depositor (the "Depositor"), GMAC COMMERCIAL MORTGAGE CORPORATION, as the master servicer (the "Master Servicer"), MIDLAND LOAN SERVICES, INC., as the special servicer (the "Special Servicer"), and WELLS FARGO BANK MINNESOTA, N.A., as trustee of the Trust (in such capacity, the "Trustee"), as paying agent (in such capacity, the "Paying Agent") and as certificate registrar.

                              PRELIMINARY STATEMENT

            On the Closing Date, the Depositor will acquire the Mortgage Loans (other than the 1290 AOTA Mortgage Loan, as hereinafter defined) from CIBC Inc., as seller ("CIBC"), Morgan Stanley Mortgage Capital Inc., formerly known as Morgan Stanley Mortgage Capital Inc., as seller ("MSMC"), Nationwide Life Insurance Company, as seller ("Nationwide"), Union Central Mortgage Funding, Inc., as seller ("UCMFI"), John Hancock Real Estate Finance, Inc., as seller ("JHREF"), MONY Life Insurance Company, as seller ("MONY"), Teachers Insurance and Annuity Association of America, as seller ("TIAA") and CIGNA Mortgage Securities Philadelphia, LLC, as seller ("CMS Philadelphia"), and will be the owner of the Mortgage Loans (including the 1290 AOTA Mortgage Loan) and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire (i) the Early Defeasance Loan REMIC Regular Interest and the Class R-ED Residual Interest as consideration for its transfer to the Trust of the Early Defeasance Loan (other than any Excess Interest Payable thereon) and the other property constituting the Early Defeasance Loan REMIC; (ii) the REMIC I Regular Interests and the REMIC I Residual Interest as consideration for its transfer to the Trust of the Majority Mortgage Loans (other than any Excess Interest payable thereon) and the other property constituting REMIC I; (iii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests and the Early Defeasance Loan REMIC Regular Interest to the Trust; (iv) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust; (v) the Class EI Certificates as consideration for its transfer of the Excess Interest to the Trust; (vi) the Class MM Certificates and the Class R-MM Residual Interest as consideration for its transfer of all rights and interest in the Mall at Millenia B Note (other than Excess Interest payable thereon) to the Trust; and
(vii) the Class TN Certificates and the Class R-TN Residual Interest as consideration for its transfer of all rights and interests in the 1290 AOTA Mortgage Loan (other than Excess Interest payable thereon) to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the Early Defeasance Loan REMIC Regular Interest and the Class R-ED Residual Interest representing in the aggregate the entire beneficial ownership of the Early Defeasance Loan REMIC,
(B) the REMIC I Regular Interests and the Class R-I Residual Interest representing in the aggregate the entire beneficial ownership of REMIC I, (C) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II, (D) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III, (E) the Class EI Certificates representing in the aggregate the entire beneficial ownership of the Class EI Grantor Trust, (F) the Class MM Certificates and the Class R-MM Residual Interest representing in the aggregate the entire beneficial ownership of the Class MM REMIC and (G) the Class TN Certificates and the Class R-TN Residual Interest representing in the aggregate the entire beneficial ownership of the Class TN REMIC.

            Excess Interest received on the Mortgage Loans shall be held in the Class EI Grantor Trust for the benefit of the Class EI Certificates. All amounts received with respect to the Mall at Millenia B Note shall be held in the Class MM REMIC for the benefit of the Class MM Certificates and the R-MM Residual Interest. All amounts received with respect to the 1290 AOTA Mortgage Loan (other than Excess Interest payable thereon) shall be held in the Class TN REMIC for the benefit of the Class TN Certificates and the R-TN Residual Interest. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the Early Defeasance Loan Regular Interest, the REMIC I Regular Interests, the REMIC II Regular Interests, the Residual Certificates, the REMIC III Regular Certificates, the Class TN Certificates, the Class MM Certificates, the Class EI Certificates and the Residual Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            The Class R-I Certificates shall evidence ownership of the Class R-ED Residual Interest, the Class R-I Residual Interest, the Class R-TN Residual Interest and the Class R-MM Residual Interest.

            The Class A-1, Class A-2, Class B, Class C and Class D Certificates will be offered for sale pursuant to the prospectus (the "Prospectus") dated May 19, 2003, as supplemented by the preliminary prospectus supplement dated May 19, 2003 (together with the Prospectus, the "Preliminary Prospectus Supplement"), and as further supplemented by the final prospectus supplement dated May 29, 2003 (together with the Prospectus, the "Final Prospectus Supplement"), the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class EI Certificates will be offered for sale pursuant to a Private Placement Memorandum dated May 29, 2003, the Class TN Certificates will be offered for sale pursuant to a 1290 AOTA Private Placement Memorandum dated May 29, 2003 and the Class MM Certificates will be offered for sale pursuant to a Mall at Millenia Private Placement Memorandum dated May 29, 2003.

                                     REMIC I

            Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Majority Mortgage Loan. Each Corresponding REMIC I Regular Interest will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a latest possible maturity date set to the Final Rated Distribution Date (as defined herein). Excess Interest shall not be included as an asset of REMIC I. The Class R-I Residual Interest will be designated as the sole Class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all Classes of REMIC I Regular Interests have been paid in full.

                           EARLY DEFEASANCE LOAN REMIC

            The Early Defeasance Loan REMIC Regular Interest has the pass-through rate and Certificate Balance set forth in the definition thereof. The Class R-ED Residual Interest will be designated as the sole Class of residual interests in the Early Defeasance Loan REMIC and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in the Early Defeasance Loan REMIC after the Early Defeasance Loan REMIC Regular Interest has been paid in full.

                                    REMIC II

            The REMIC II Regular Interests have the pass-through rates and Certificate Balances or Notional Amount set forth in the definition thereof. The Class R-II Certificates will be designated as the sole Class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all Classes of REMIC II Regular Interests have been paid in full.

            The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC III Certificates comprising the interests in REMIC III created hereunder; the Class EI Certificates comprising the beneficial ownership interest in the Class EI Grantor Trust; each Class of Class TN Certificates; and each Class of Class MM Certificates.

                  REMIC III, CLASS TN REMIC and CLASS MM REMIC

                                          Initial Aggregate
                           Initial           Certificate       Final Scheduled
 REMIC III Regular      Pass-Through         Balance or         Distribution
Interest Designation       Rate(a)         Notional Amount         Date(b)
--------------------    ------------       ---------------     ----------------
Class A-1                    3.27%          $178,879,000          10/15/12
Class A-2                    4.07%          $449,730,000           5/15/13
Class X-1(c)                 0.21%          $727,767,609           2/15/03
Class X-2(d)                 2.05%          $667,249,000           6/15/11
Class B                      4.18%          $ 18,194,000           5/15/13
Class C                      4.27%          $ 23,652,000           6/15/13
Class D                      4.34%          $  4,549,000           6/15/13
Class E                      4.71%          $  7,278,000           6/15/13
Class F                      4.82%          $  7,277,000          11/15/13
Class G                      5.49%          $  8,188,000           3/15/15
Class H                      5.50%          $  8,187,000           7/15/16
Class J                      5.50%          $  3,639,000           2/15/17
Class K                      5.50%          $  1,819,000           5/15/17
Class L                      5.50%          $  5,459,000          12/15/17
Class M                      5.50%          $  1,819,000           3/15/18
Class N                      5.50%          $  1,819,000           8/15/18
Class O                      5.50%          $  7,278,609           2/15/23
Class MM-A                   5.01807%       $ 10,000,000           4/10/13
Class MM-B                   5.01807%       $  5,000,000           4/10/13
Class TN-A                   6.55070%       $  6,003,164           1/15/13
Class TN-B                   6.55070%       $  5,430,600           1/15/13
Class TN-C                   6.55070%       $  5,430,600           1/15/13
Class TN-D                   6.55070%       $  5,430,600           1/15/13
Class TN-E                   6.55070%       $ 32,705,036           1/15/13
Class R-III(e)                    N/A                N/A             N/A

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate."

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Majority Mortgage Loans, the 1290 AOTA Mortgage Loan and the Mall at Millenia B Note in accordance with their terms (except that each ARD Loan will be prepaid in full on its Anticipated Repayment
      Date) in the case of the REMIC III Regular Interests, the Class MM Certificate and the Class TN Certificates, respectively.

(c)   The Class X-1 Certificates are comprised of the following components:

      (1) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1A Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class A-1 Certificates;

      (2) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1B Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2005, or after the Distribution Date in June 2005, the Pass-Through Rate of the Class A-1 Certificates;

      (3) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1C Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2006, or after the Distribution Date in June 2006, the Pass-Through Rate of the Class A-1 Certificates;

      (4) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1D Component and (B) one twelfth of the excess (if any) of (x) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2007, or after the Distribution Date in June 2007, the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class A-1 Certificates;

      (5) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1E Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2008, or after the Distribution Date in June 2008, the Pass-Through Rate of the Class A-1 Certificates;

      (6) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2A Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2008, or after the Distribution Date in June 2008, the Pass-Through Rate of the Class A-2 Certificates;

      (7) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2B Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2009, or after the Distribution Date in June 2009, the Pass-Through Rate of the Class A-2 Certificates;

      (8) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2C Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2010, or after the Distribution Date in June 2010, the Pass-Through Rate of the Class A-2 Certificates;

      (9) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2D Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2011, or after the Distribution Date in June 2011, the Pass-Through Rate of the Class A-2 Certificates;

      (10) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class B-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2010, or after the Distribution Date in June 2010, the Pass-Through Rate of the Class B Certificates;

      (11) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class B-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2011, or after the Distribution Date in June 2011, the Pass-Through Rate of the Class B Certificates;

      (12) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-1 Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2008, or after the Distribution Date in June 2008, the Pass-Through Rate of the Class C Certificates;

      (13) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2009, or after the Distribution Date in June 2009, the Pass-Through Rate of the Class C Certificates;

      (14) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-3 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2010, or after the Distribution Date in June 2010, the Pass-Through Rate of the Class C Certificates;

      (15) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class D-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2007, or after the Distribution Date in June 2007, the Pass-Through Rate of the Class D Certificates;

      (16) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class D-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2008, or after the Distribution Date in June 2008, the Pass-Through Rate of the Class D Certificates;

      (17) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2007, or after the Distribution Date in June 2007, the Pass-Through Rate of the Class E Certificates;

      (18) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class F-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2006, or after the Distribution Date in June 2006, the Pass-Through Rate of the Class F Certificates;

      (19) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class F-2 Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2007, or after the Distribution Date in June 2007, the Pass-Through Rate of the Class F Certificates;

      (20) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class G Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2006, or after the Distribution Date in June 2006, the Pass-Through Rate of the Class G Certificates;

      (21) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2005, or after the Distribution Date in June 2005, the Pass-Through Rate of the Class H Certificates;

      (22) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2006, or after the Distribution Date in June 2006, the Pass-Through Rate of the Class H Certificates;

      (23) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class J Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2005, or after the Distribution Date in June 2005, the Pass-Through Rate of the Class J Certificates;

      (24) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class K Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule XII for such Distribution Date occurring on or before June 2005, or after the Distribution Date in June 2005, the Pass-Through Rate of the Class K Certificates;

      (25) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class L Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class L Certificates;

      (26) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class M Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class M Certificates;

      (27) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class N Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class N Certificates; and

      (28) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class O Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class O Certificates.

(d)   The Class X-2 Certificates are comprised of the following components:

      (1) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1B Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class A-1 Certificates;

      (2) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1C Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class A-1 Certificates;

      (3) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1D Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class A-1 Certificates;

      (4) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1E Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class A-1 Certificates;

      (5) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2A Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class A-2 Certificates;

      (6) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2B Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class A-2 Certificates;

      (7) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2C Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class A-2 Certificates;

      (8) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2D Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class A-2 Certificates;

      (9) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class B-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class B Certificates;

      (10) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class B-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class B Certificates;

      (11) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class C Certificates;

      (12) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-2 Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class C Certificates;

      (13) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-3 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class C Certificates;

      (14) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class D-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class D Certificates;

      (15) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class D-2 Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class D Certificates;

      (16) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class E Certificates;

      (17) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class F-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class F Certificates;

      (18) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class F-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class F Certificates;

      (19) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class G Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
           Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class G Certificates;

      (20) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class H Certificates;

      (21) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class H Certificates;

      (22) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class J Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class J Certificates; and

      (23) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class K Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I/ED Net Mortgage Rate on such Distribution Date, over
           (ii) the Pass-Through Rate of the Class K Certificates.

      After the Distribution Date in June 2005, payments made in respect of the Class A-1B Component, Class H-1 Component, Class J Certificates and Class K Certificates shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in June 2006, payments made in respect of the Class A-1C Component, Class F-1 Component, Class G Certificates and Class H-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in June 2007, payments made in respect of the Class A-1D Component, Class D-1 Component, Class E Certificates and Class F-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in June 2008, payments made in respect of the Class A-1E Component, Class A-2A Component, Class C-1 Component and Class D-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in June 2009, payments made in respect of the Class A-2B Component and Class C-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in June 2010, payments made in respect of the Class A-2C Component, Class B-1 Component and Class C-3 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in June 2011, no further payments made in respect of the Components or Certificates will be included in the calculation of the amount paid in respect of the Class X-2 Certificates.

(e) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all Classes of Certificates that are REMIC III Regular Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed. The Class R-TN Residual Interest will be entitled to receive the proceeds of any remaining assets in the Class TN REMIC after the principal amounts of all Classes of Class TN Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed. The Class R-MM Residual Interest will be entitled to receive the proceeds of any remaining assets in the Class MM REMIC after the principal amounts of all Classes of Class MM Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed.

            Each Class EI Certificate will be entitled to Excess Interest (which will not be a part of any REMIC Pool). The parties intend that (i) the portion of the Trust representing the Excess Interest and the Excess Interest Sub-account shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class EI Certificates shall represent undivided beneficial interests in the portion of the Trust consisting of the entitlement to receive Excess Interest (the "Class EI Grantor Trust").

            As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $728,517,609.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee shall make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the 1290 AOTA Mortgage Loan (other than the Excess Interest, if any, payable with respect to such Mortgage Loan)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("Class TN REMIC"). The Class TN-A, Class TN-B, Class TN-C, Class TN-D and Class TN-E Certificates will be designated as the "regular interests" in the Class TN REMIC and the Class R-TN Residual Interest will be designated as the sole Class of "residual interests" in the Class TN REMIC.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee shall make an election for the segregated pool of assets described in the first paragraph of Section 12.1(b) hereof (including the Mall at Millenia B Note) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("Class MM REMIC"). The Class MM Certificates will be designated as the "regular interests" in the Class MM REMIC and the Class R-MM Residual Interest will be designated as the sole Class of "residual interests" in the Class MM REMIC.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee shall make an election for the segregated pool of assets described in the first paragraph of Section 12.1(c) hereof including the Early Defeasance Loan (other than the Excess Interest payable with respect to such Mortgage Loan)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("Early Defeasance Loan REMIC"). The Early Defeasance Loan REMIC Regular Interest will be designated as the "regular interest" in the Early Defeasance Loan REMIC and the Class R-ED Residual Interest will be designated as the sole Class of "residual interests" in the Early Defeasance Loan REMIC.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee shall make an election for the segregated pool of assets described in the third paragraph of Section 12.1(d) hereof (including the Majority Mortgage Loans (other than the Excess Interest payable with respect to such Mortgage Loans)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Residual Interest will be designated as the sole Class of "residual interests" in REMIC I.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the fourth paragraph of Section 12.1(d) hereof consisting of the REMIC I Regular Interests and the Early Defeasance Loan REMIC Regular Interest to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the fifth paragraph of Section 12.1(d) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The REMIC III Regular Certificates will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC III Regular Certificates, the "REMIC III Certificates") will be designated as the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1.Definitions

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            "A Note" means the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan, the Mall at Millenia Pari Passu Loan, the Mall at Millenia Companion Loan, the Village at Searcy Mortgage Loan, the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan, as applicable.

            "A/B Mortgage Loan" means (i) the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, (ii) the Mall at Millenia Pari Passu Loan, the Mall at Millenia Companion Loan and the Mall at Millenia B Note, (iii) the Village at Searcy Mortgage Loan and the Village at Searcy B Note, (iv) the Indian Creek Mortgage Loan and the Indian Creek B Note and (v) the Harper's Point Mortgage Loan and the Harper's Point B Note.

            "Accountant" means a Person engaged in the practice of accounting who is Independent.

            "Accrued Certificate Interest" means, with respect to each Distribution Date and any Class of Interests or Principal Balance Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X-1 Certificates for each Distribution Date will equal the Class X-1 Interest Amount. Accrued Certificate Interest on the Class X-2 Certificates for each Distribution Date will equal the Class X-2 Interest Amount.

            "Acquisition Date" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property (or an interest therein, in the case of each Mortgaged Property securing any Loan Pair).

            "Additional Trust Expense" means any of the following items: (i) Special Servicing Fees, Work-Out Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be paid from Late Fees and default interest in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master Servicer, the Special Servicer, any Primary Servicer, any Other Master Servicer, any Other Special Servicer, the Certificate Registrar, the Trustee, the Paying Agent (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Account or Distribution Account, (v) the amount of any Advance plus interest due thereon that is not recovered from the proceeds of a Mortgage Loan or Loan Pair upon a Final Recovery Determination and (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the Master Servicer (or the Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof; provided, however, that in the case of each A/B Mortgage Loan, "Additional Trust Expense" shall not include any of the foregoing amounts that have been recovered from the related Mortgagor or Mortgaged Property or from funds otherwise allocable to the related B Note pursuant to the related Intercreditor Agreement. Notwithstanding anything to the contrary, "Additional Trust Expenses" shall not include allocable overhead of the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses, except to the extent specifically allowed in this Agreement.

            "Adjusted Mortgage Rate" means, with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months ("30/360 basis"), and with respect to any Distribution Date, the Mortgage Rate thereof minus the Administrative Cost Rate. For any Mortgage Loan (other than the 1290 AOTA Mortgage Loan), the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note that accrues interest on a basis other than that of a 30/360 basis and with respect to any Distribution Date, the rate that, when applied to the Principal Balance of the related Mortgage Loan (other than the 1290 AOTA Mortgage Loan), the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note (on the day prior to the Due Date preceding such Distribution
Date) on a 30/360 basis for the related loan accrual period, yields the amount of interest actually due on such Mortgage Loan (other than the 1290 AOTA Mortgage Loan), the Mall at Millenia Pari Passu Loan or Mall at Millenia B Note on the Due Date preceding such Distribution Date (less the Administrative Cost Rate for such Mortgage Loan (other than the 1290 AOTA Mortgage Loan), the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note); provided that for purposes of this definition, except in the case of the 1290 AOTA Mortgage Loan and the Mall at Millenia B Note, (i) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any amounts transferred to the Interest Reserve Account and (ii) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Date in March shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account, provided, further, that if the Maturity Date on any Mortgage Loan, or the Mall at Millenia Pari Passu Loan is in January or February or if there is a Principal Prepayment on any Mortgage Loan, or the Mall at Millenia Pari Passu Loan, then the Adjusted Mortgage Rate shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account for such month.

            "Administrative Cost Rate" means the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate; provided, that, in the case of each Non-Trust-Serviced Pari Passu Loan, the Administrative Cost Rate shall be equal to the sum of the applicable Pari Passu Loan Servicing Fee Rate and the Trustee Fee Rate, and, in the case of the 1290 AOTA Mortgage Loan, the Administrative Cost Rate shall be equal to the sum of the 1290 AOTA Mortgage Loan Servicing Fee Rate and the Trustee Fee Rate.

            "Advance" means either a P&I Advance, Mall at Millenia B Note Interest Advance or a Servicing Advance.

            "Advance Interest" means interest payable to the Master Servicer, the Special Servicer or the Trustee on outstanding Advances pursuant to Section
4.5 of this Agreement and any interest payable to the applicable Other Master Servicer, Other Trustee or Other Fiscal Agent, with respect to the Pari Passu Loan Nonrecoverable Advances pursuant to Section 4.4(b) hereof.

            "Advance Rate" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or, if no longer so published, such other publication as determined by the Trustee in its reasonable discretion.

            "Advance Report Date" means the third Business Day prior to each Distribution Date.

            "Adverse Grantor Trust Event" shall mean any action taken by a Person or the failure of a Person to take any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Class EI Grantor Trust as a grantor trust under the Grantor Trust Provisions or result in the imposition of a tax upon the Class EI Grantor Trust or its assets or transactions.

            "Adverse REMIC Event" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC Pool as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC Pool or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

            "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate Certificate Balance" means the aggregate of the Certificate Balances of the Principal Balance Certificates, the Class TN REMIC Regular Interests, the Class MM REMIC Regular Interests, the REMIC I Regular Interests or the REMIC II Regular Interests, as the case may be, at any date of determination. With respect to a Class of Principal Balance Certificates, REMIC I Regular Interests or REMIC II Regular Interests, Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination.

            "Aggregate Principal Balance" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans other than the 1290 AOTA Mortgage Loan and Mall at Millenia B Note and with respect to the 1290 AOTA Mortgage Loan and Mall at Millenia B Note, the Principal Balance thereof minus, in the case of the 1290 AOTA Mortgage Loan, the aggregate amount of any 1290 AOTA P&I Advances of principal previously made with respect thereto.

            "Agreement" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

            "Anticipated Repayment Date" means, with respect to the ARD Loans, the anticipated maturity date set forth in the related Mortgage Note.

            "Appraisal" means an appraisal by an independent state certified MAI appraiser having at least five years' experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

            "Appraisal Event" means, with respect to any Mortgage Loan or any Serviced Loan Pair, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan or any Serviced Loan Pair if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the date that is 30 days following the date the related Mortgaged Property becomes an REO Property and (iv) the effective date of any modification to a Money Term of a Mortgage Loan or any Serviced Loan Pair, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment.

            "Appraisal Reduction" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan or Serviced Loan Pair (or, in the case of an REO Property, the related REO Mortgage Loan, including in the case of a Serviced Loan Pair, each of the related Pari Passu Loan, Serviced Companion Loan and B Note) less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Mortgage Loan or Serviced Loan Pair, (ii) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on such Mortgage Loan or Serviced Loan Pair (or, in the case of an REO Property, the related REO Mortgage Loan, including in the case of a Serviced Loan Pair, each of the related Pari Passu Loan, Serviced Companion Loan and B Note), at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances and interest on Advances at the Advance Rate with respect to such Mortgage Loan or Serviced Loan Pair (or, in the case of an REO Property, the related REO Mortgage Loan, including in the case of a Serviced Loan Pair, each of the related Pari Passu Loan, Serviced Companion Loan and B Note), and (iv) to the extent funds on deposit in any Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the Master Servicer or the Trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the amount of any escrows held by or on behalf of the Trustee as security for the Mortgage Loan or Serviced Loan Pair (less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate). With respect to each Mortgage Loan or Serviced Loan Pair that is cross-collateralized with any other Mortgage Loan or Serviced Loan Pair, the value of each Mortgaged Property that is security for each Mortgage Loan or Serviced Loan Pair in such cross-collateralized group, as well as the outstanding amounts under each such Mortgage Loan or Serviced Loan Pair shall be taken into account when calculating such Appraisal Reduction. Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually from the date of such Appraisal or internal valuation. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan or Serviced Loan Pair shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan or Serviced Loan Pair is brought current under the then current terms of the Mortgage Loan or Serviced Loan Pair for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan or Serviced Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. Any Appraisal Reduction in respect of any Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan shall be calculated by the applicable Other Master Servicer in accordance with and pursuant to the terms of the related Other Pooling and Servicing Agreement.

            "Appraised Value" means with respect to any Mortgaged Property, the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the Master Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed by the Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation.

            "ARD Loan" means the Mortgage Loans designated on the Mortgage Loan Schedule as Mortgage Loan Nos. 6, 7, 9, 11, 12, 13, 14, 15, 16, 17, 24, 27, 28,
35, 58 and 80.

            "Assignment of Leases" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

            "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

            "Assumed Scheduled Payment" means: (i) with respect to any Balloon Mortgage Loan (other than the 1290 AOTA Mortgage Loan) for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof), (ii) with respect to any REO Mortgage Loan (other than the 1290 AOTA Mortgage Loan) for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan, and (iii) with respect to the 1290 AOTA Mortgage Loan, the meaning given such term in the 2003-TOP9 Pooling and Servicing Agreement.

            "Authenticating Agent" means any authenticating agent serving in such capacity pursuant to Section 7.10.

            "Authorized Officer" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

            "Available Advance Reimbursement Amount" has the meaning set forth in Section 4.6(a) hereof.

            "Available Distribution Amount" means, with respect to any Distribution Date and the Mortgage Loans, an amount equal to the aggregate of the following amounts (other than any such amounts that relate to the Mall at Millenia B Note or the 1290 AOTA B Note) (a) (x) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master Servicer or the Special Servicer through the end of the related Collection Period (or, with respect to Principal Prepayments or Balloon Payments through the Business Day immediately prior to the Master Servicer Remittance Date) and (y) as to the Post Determination Date Mortgage Loans, all Scheduled Payments received in the month of the related Determination Date (provided that such amounts shall be applied by the Master Servicer to reimburse any P&I Advances made on the related Master Servicer Remittance Date by the Master Servicer (or the Trustee) with respect to such Post Determination Date Mortgage Loans and such Scheduled Payments shall not be part of the Available Distribution Amount for the next Distribution Date), exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicer in respect of unpaid Master Servicing Fees, the Primary Servicers in respect of unpaid Primary Servicing Fees, the Special Servicer in respect of unpaid Special Servicer Compensation, the Trustee in respect of unpaid Trustee Fees or to the parties entitled thereto in respect of the unpaid Excess Servicing Fees), (iii) amounts that constitute Prepayment Premiums, (iv) if such Distribution Date occurs during January, other than in a leap year, or February of any year, the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Account, (v) in the case of each REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of such B Note and the related Intercreditor Agreement (which amounts will be deposited into the related Serviced Companion Loan Custodial Account pursuant to Section 5.1(c) and withdrawn from such account pursuant to Section 5.2(a)) and (vi) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period (other than with respect to the Post Determination Date Loans as described above) and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for such Distribution Date pursuant to
Section 4.1 and/or Section 4.3 (and any advances made by the applicable Other Master Servicer, the applicable Other Trustee or the applicable Other Fiscal Agent in respect of the related Non-Trust-Serviced Pari Passu Loan), (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicer for such Distribution Date pursuant to the terms hereof, and (iii) if such Distribution Date occurs in March of any year, commencing March 2004 or if such Maturity Date or Principal Prepayment falls on a January or February of any year, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

            "B Note" means the 55 East Monroe B Note, the Mall at Millenia B Note, the Village at Searcy B Note, the Indian Creek B Note or the Harper's Point B Note, as applicable.

            "Balloon Mortgage Loan" means a Mortgage Loan that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than 5% of its original principal balance as of its stated maturity date unless prepaid prior thereto.

            "Balloon Payment" means, with respect to any Balloon Mortgage Loan or Serviced Companion Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan or Serviced Companion Loan.

            "Bankruptcy Loss" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

            "Base Interest Fraction" means, with respect to any Principal Prepayment of any Mortgage Loan that provides for payment of a Prepayment Premium, and with respect to any Class of Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates and (ii) the Discount Rate used in calculating the Prepayment Premium with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Prepayment Premium with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction will equal zero.

            "Bond Level File" The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "Book-Entry Certificates" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

            "Business Day" means any day other than (i) a Saturday or a Sunday,
(ii) a legal holiday in New York, New York, Littleton, Colorado (but only with respect to matters related to the performance of obligations delegated to MONY Life Insurance Company, Columbus, Ohio (but only with respect to matters related to the performance of obligations delegated to Nationwide as Primary Servicer under the related Primary Servicing Agreement) and Cincinnati, Ohio (but only with respect to matters related to the performance of obligations delegated to Union Central Mortgage Funding, Inc. as Primary Servicer under the related Primary Servicing Agreement), or the principal cities in which the Special Servicer, the Trustee, the Paying Agent or the Master Servicer conducts servicing or trust operations, or (iii) a day on which banking institutions or savings associations in New York, New York are authorized or obligated by law or executive order to be closed.

            "Cash Liquidation" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan or Serviced Loan Pair with respect to which the related Mortgaged Property became REO Property, the sale of such Defaulted Mortgage Loan. The Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Master Servicer), of each Cash Liquidation.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

            "Certificate Account" means one or more separate accounts established and maintained by the Master Servicer (or any Sub-Servicer or Primary Servicer on behalf of the Master Servicer) pursuant to Section 5.1(a), each of which shall be an Eligible Account.

            "Certificate Balance" means, with respect to any Certificate or Interest (other than the Class X Certificates, the Class EI Certificates and the Residual Certificates) as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement hereto (in the case of an Interest), minus (i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.5(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or Section 6.3(a), as the case may be, (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate pursuant to Section 6.6, and (iii) Expense Losses allocated to such Interest or Certificate pursuant to Section 6.6. The Certificate Balance of the Class A-1A Component, the Class A-1B Component, Class A-1C Component, Class A-1D Component and the Class A-1E Component shall equal the Certificate Balance of REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-1D and REMIC II Regular Interest A-1E, respectively. The Certificate Balance of the Class A-2A Component, the Class A-2B Component, the Class A-2C Component and the Class A-2D Component shall equal the Certificate Balance of REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C and REMIC II Regular Interest A-2D, respectively. The Certificate Balance of the Class B-1 Component and the Class B-2 Component shall equal the Certificate Balance of REMIC II Regular Interest B-1 and REMIC II Regular Interest B-2, respectively. The Certificate Balance of the Class C-1 Component, Class C-2 Component and Class C-3 Component shall equal the Certificate Balance of REMIC II Regular Interest C-1, REMIC II Regular Interest C-2 and REMIC II Regular Interest C-3, respectively. The Certificate Balance of the Class D-1 Component and the Class D-2 Component shall equal the Certificate Balance of REMIC II Regular Interest D-1 and REMIC II Regular Interest D-2, respectively. The Certificate Balance of the Class F-1 Component and the Class F-2 Component shall equal the Certificate Balance of REMIC II Regular Interest F-1 and REMIC II Regular Interest F-2, respectively. The Certificate Balance of the Class H-1 Component and the Class H-2 Component shall equal the Certificate Balance of REMIC II Regular Interest H-1 and REMIC II Regular Interest H-2, respectively.

            "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Certificate Register" has the meaning provided in Section 3.2.

            "Certificate Registrar" means the registrar appointed pursuant to
Section 3.2 and initially shall be the Paying Agent.

            "Certificateholders" has the meaning provided in the definition of "Holder."

            "Certificates" means, collectively, the REMIC III Certificates, the Class EI Certificates, the Class MM Certificates, the Class TN Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

            "Certification Parties" has the meaning set forth in Section
8.26(b).

            "Certifying Person" has the meaning set forth in Section 8.26(b).

            "CIBC" has the meaning assigned in the Preliminary Statement hereto.

            "CIBC Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement I and shown on
Schedule I hereto.

            "Class" means, with respect to the REMIC I Interests, REMIC II Interests, REMIC III Certificates, and Class EI Certificates, Class TN Certificates, or Class MM Certificates, any Class of such Certificates or Interests.

            "Class A Certificates" means the Class A-1 Certificates and Class A-2 Certificates, collectively.

            "Class A-1 Certificates," "Class A-2 Certificates," "Class X-1 Certificates," "Class X-2 Certificates," "Class B Certificates," "Class C Certificates," "Class D Certificates," "Class E Certificates," "Class F Certificates," "Class G Certificates," "Class H Certificates," "Class J Certificates," "Class K Certificates," "Class L Certificates," "Class M Certificates," "Class N Certificates," "Class O Certificates," "Class EI Certificates," "Class MM-A Certificates," "Class MM-B Certificates," "Class TN-A Certificates," "Class TN-B Certificates," "Class TN-C Certificates," "Class TN-D Certificates," "Class TN-E Certificates," "Class R-I Certificates," "Class R-II Certificates," or "Class R-III Certificates" mean the Certificates designated as "Class A-1," "Class A-2," "Class X-1," "Class X-2," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class O," "Class EI," "Class MM-A," "Class MM-B," "Class TN-A," "Class TN-B," "Class TN-C," "Class TN-D," "Class TN-E," "Class R-I," "Class R-II" and "Class R-III," respectively, on the face thereof, in substantially the form attached hereto as Exhibits A-1 through A-28.

            "Class A-1A Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1A.

            "Class A-1B Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1B.

            "Class A-1C Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1C.

            "Class A-1D Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1D.

            "Class A-1E Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1E.

            "Class A-2A Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2A.

            "Class A-2B Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2B.

            "Class A-2C Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2C.

            "Class A-2D Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2D.

            "Class B-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class B Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest B-1.

            "Class B-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class B Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest B-2.

            "Class C-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest C-1.

            "Class C-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest C-2.

            "Class C-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest C-3.

            "Class D-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest D-1.

            "Class D-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest D-2.

            "Class EI Grantor Trust" means that portion of the Trust consisting of Excess Interest and the Excess Interest Sub-account.

            "Class F-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class F Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest F-1.

            "Class F-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class F Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest F-2.

            "Class H-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest H-1.

            "Class H-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest H-2.

            "Class MM Adjusted Net Loan Pass-Through Rate" means the Mortgage Rate of the Mall at Millenia B Note minus the Administrative Cost Rate with respect to the Mall at Millenia B Note; provided that, because the Mall at Millenia B Note does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Class MM Certificates), the Class MM Adjusted Net Loan Pass-Through Rate will be adjusted to equal the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of the Mall at Millenia B Note at the Mortgage Rate minus the Administrative Cost Rate with respect to the Mall at Millenia B Note during the related Interest Accrual Period.

            "Class MM Certificates" means the Class MM-A Certificates and the Class MM-B Certificates.

            "Class MM Certificateholder Representative" shall have the meaning assigned to such term in Section 9.43(a).

            "Class MM Controlling Class" shall mean the most subordinate Class of Class MM Certificates then outstanding that has an outstanding Class Balance that is not less than 25% of its initial Class Balance. For purposes of this definition (i) the Class Balance of each Class shall be determined after giving effect to Appraisal Reductions allocated to such Class in accordance with this definition, (ii) a Class shall not be deemed to be outstanding if, after giving effect to Appraisal Reductions allocated thereto, its Class Balance has been reduced to zero, and (iii) the "most subordinate Class" is the Class having the highest alphabetical Class designation that is then outstanding; i.e., initially, the most subordinate Class is the Class MM-B Certificates. For purposes of this definition, the Appraisal Reductions determined by the Master Servicer with respect to the related Loan Pair will be applied first to Class MM-B, and then to Class MM-A, in that order, in each case until its outstanding Class Balance has been reduced to zero.

            "Class MM REMIC" means that portion of the Trust consisting of the Mall at Millenia B Note, such amounts related thereto as shall from time to time be held in the Certificate Account and the Reserve Account and the Mall at Millenia B Note Distribution Account and any REO Property related thereto (to the extent allocable to the Mall at Millenia B Note), for which a REMIC election has been made pursuant to Section 12.1 hereof.

            "Class R-ED Residual Interest" means the sole class of "residual interests in the Early Defeasance Loan REMIC and which shall be evidenced by the Class R-I Certificates.

            "Class R-I Residual Interest" means the sole class of "residual interests" in REMIC I and which shall be evidenced by the Class R-I Certificates.

            "Class R-MM Residual Interest" means the sole class of "residual interests" in the Class MM REMIC and which shall be evidenced by the Class R-I Certificates.

            "Class R-TN Residual Interest" means the sole class of "residual interests" in the Class TN REMIC and which shall be evidenced by the Class R-I Certificates.

            "Class TN Adjusted Net Loan Pass-Through Rate" means the Mortgage Rate of the 1290 AOTA Mortgage Loan minus the Administrative Cost Rate with respect to the 1290 AOTA Mortgage Loan; provided that, because the 1290 AOTA Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Class TN Certificates), the Class TN Adjusted Net Loan Pass-Through Rate will be adjusted to equal the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of the 1290 AOTA Mortgage Loan at the Mortgage Rate minus the Administrative Cost Rate with respect to the 1290 AOTA Mortgage Loan during the related Interest Accrual Period.

            "Class TN Certificateholder" shall have the meaning assigned to such term in Section 9.41(a).

            "Class TN Certificateholder Representative" shall have the meaning assigned to such term in Section 9.43(a).

            "Class TN Certificates" means the Class TN-A Certificates, the Class TN-B Certificates, the Class TN-C Certificates, the Class TN-D Certificates and the Class TN-E Certificates.

            "Class TN Controlling Class" shall mean the most subordinate Class of Class TN Certificates then outstanding that has an outstanding the Class Balance that is not less than 25% of its initial Class Balance. For purposes of this definition (i) the Class Balance of each Class shall be determined after giving effect to Appraisal Reductions allocated to such Class in accordance with this definition, (ii) a Class shall not be deemed to be outstanding if, after giving effect to Appraisal Reductions allocated thereto, its Class Balance has been reduced to zero, and (iii) the "most subordinate Class" is the Class having the highest alphabetical Class designation that is then outstanding; i.e., initially, the most subordinate Class is the Class TN-E Certificates. For purposes of this definition, the Appraisal Reductions determined by the Master Servicer with respect to the related Loan Pair will be applied first to Class TN-E, then to Class TN-D, then to Class TN-C, then to Class TN-B, and then to Class TN-A, in that order, in each case until its outstanding Class Balance has been reduced to zero.

            "Class TN REMIC" means that portion of the Trust consisting of the 1290 AOTA Mortgage Loan (other than any Excess Interest payable thereon) such amounts related thereto as shall from time to time be held in the Certificate Account, the Interest Reserve Account and the Reserve Account and the 1290 AOTA Distribution Account and any REO Property related thereto (to the extent allocable to the 1290 AOTA Mortgage Loan), for which a REMIC election has been made pursuant to Section 12.1 hereof.

            "Class X Certificates" means the Class X-1 Certificates and the Class X-2 Certificates.

            "Class X-1 Interest Amount" means, with respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of
(i) one-twelfth of a per annum rate equal to the weighted average of the Class X-1 Strip Rates for the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Components immediately prior to giving effect to the related distribution to be made on such Distribution Date and (ii) the Class X-1 Notional Amount for such Distribution Date immediately prior to giving effect to the related distribution to be made on such Distribution Date.

            "Class X-1 Notional Amount" means, with respect to any Distribution Date, the aggregate of the Certificate Balances of the Principal Balance Certificates as of the close of business on the preceding Distribution Date.

            "Class X-1 Strip Rate" means, with respect to any Class of Certificates (other than the Class A-1, Class A-2, Class B, Class C, Class D, Class F, Class H, Class X, Class TN, Class MM and the Residual Certificates), the Class A-1A Component, the Class A-1B Component, the Class A-1C Component, the Class A-1D Component, the Class A-1E Component, the Class A-2A Component, the Class A-2B Component, the Class A-2C Component, the Class A-2D Component, the Class B-1 Component, the Class B-2 Component, the Class C-1 Component, the Class C-2 Component, the Class C-3 Component, the Class D-1 Component, the Class D-2 Component, the Class F-1 Component, the Class F-2 Component, the Class H-1 Component and the Class H-2 Component:

            (A) for any Distribution Date occurring on or before June 2005, the excess, if any, of (i) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates and Class K Certificates, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (B) for any Distribution Date occurring after June 2005 and on or before June 2006, the excess, if any, of (i) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class H-1 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates and Class H-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (C) for any Distribution Date occurring after June 2006 and on or before June 2007, the excess, if any, of (i) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class F-1 Component, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates and Class F-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (D) for any Distribution Date occurring after June 2007 and on or before June 2008, the excess, if any, of (i) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-1D Component, Class D-1 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component and Class D-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (E) for any Distribution Date occurring after June 2008 and on or before June 2009, the excess, if any, of (i) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A Component, Class C-1 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-2 Component and Class C-3 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (F) for any Distribution Date occurring after June 2009 and on or before June 2010, the excess, if any, of (i) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of A-1A Component, Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class C-1 Component, Class C-2 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component and Class C-3 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (G) for any Distribution Date occurring after June 2010 and on or before June 2011, the excess, if any, of (i) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of A-1A Component, Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class B-1 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2D Component and Class B-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components; and

            (H) for any Distribution Date occurring after June 2011, the excess of (i) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate for each such Class of Certificates or Component. In no event will any Class X-1 Strip Rate be less than zero.

            "Class X-2 Interest Amount" means:

            (A) with respect to any Distribution Date occurring on or before June 2005 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates and Class K Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Components immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

            (B) with respect to any Distribution Date occurring after June
2005 and on or before the Distribution Date in June 2006 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates and Class H-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

            (C) with respect to any Distribution Date occurring after June
2006 and on or before the Distribution Date in June 2007 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates and Class F-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

            (D) with respect to any Distribution Date occurring after June
2007 and on or before the Distribution Date in June 2008 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component and Class D-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and
(ii) the Class X-2 Notional Amount for such Distribution Date;

            (E) with respect to any Distribution Date occurring after June
2008 and on or before the Distribution Date in June 2009 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-2 Component, and Class C-3 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and
(ii) the Class X-2 Notional Amount for such Distribution Date;

            (F) with respect to any Distribution Date occurring after June
2009 and on or before the Distribution Date in June 2010 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, and Class C-3 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date; and

            (G) with respect to any Distribution Date occurring after June
2010 and on or before the Distribution Date in June 2011 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-2D Component and Class B-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date.

            "Class X-2 Notional Amount" means:

            (i) with respect to any Distribution Date occurring on or before the Distribution Date in June 2005, the aggregate of the Certificate Balances of the Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates and Class K Certificates as of the close of business on the preceding Distribution Date;

            (ii) with respect to any Distribution Date after the Distribution Date in June 2008 and on or before the Distribution Date in June 2006, the aggregate of the Certificate Balances of the Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates and Class H-2 Component as of the close of business on the preceding Distribution Date;

            (iii) with respect to any Distribution Date after the Distribution Date in June 2007 and on or before the Distribution Date in June 2006 the aggregate of the Certificate Balances of the Class A-1D, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates and Class F-2 Component as of the close of business on the preceding Distribution Date;

            (iv) with respect to any Distribution Date after the Distribution Date in June 2008 and on or before the Distribution Date in June 2007, the aggregate of the Certificate Balances of the Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component and Class D-2 Component as of the close of business on the preceding Distribution Date;

            (v) with respect to any Distribution Date after the Distribution Date in June 2009 and on or before the Distribution Date in June 2008, the aggregate of the Certificate Balances of the Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-2 Component and Class C-3 Component as of the close of business on the preceding Distribution Date;

            (vi) with respect to any Distribution Date after the Distribution Date in June 2010 and on or before the Distribution Date in June 2009, the aggregate of the Certificate Balances of the Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component and Class C-3 Component as of the close of business on the preceding Distribution Date;

            (vii) with respect to any Distribution Date after the Distribution Date in June 2011 and on or before the Distribution Date in June 2010, the aggregate of the Certificate Balances of the Class A-2D Component and Class B-2 Component as of the close of business on the preceding Distribution Date; and

            (viii) with respect to any Distribution Date occurring after the Distribution Date in June 2011, zero.

            "Class X-2 Strip Rate" means:

            (A) for any Distribution Date occurring on or before June 2005, with respect to the Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, F-1 Component, Class F-2 Component, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates and Class K Certificates, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

            (B) for any Distribution Date occurring after June 2005 and on or before June 2006, with respect to the Class A-1C Component, Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates, Class F-1 Component, Class F-2 Component, Class G Certificates and Class H-2 Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over
(y) the Pass-Through Rate for such Class of Certificates or Component;

            (C) for any Distribution Date occurring after June 2006 and on or before June 2007, with respect to the Class A-1D Component, Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D-1 Component, Class D-2 Component, Class E Certificates and Class F-2 Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

            (D) for any Distribution Date occurring after June 2007 and on or before June 2008, with respect to the Class A-1E Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component and Class D-2 Component, the excess, if any, of
(x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

            (E) for any Distribution Date occurring after June 2008 and on or before June 2009, with respect to the Class A-2B Component, Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component, Class C-2 Component and Class C-3 Component, the excess, if any, of (x) the lesser of
(i) the rate per annum corresponding to such Distribution Date as set forth in
Schedule XII attached hereto and (ii) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

            (F) for any Distribution Date occurring after June 2009 and on or before June 2010, with respect to the Class A-2C Component, Class A-2D Component, Class B-1 Component, Class B-2 Component and Class C-3 Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over
(y) the Pass-Through Rate for such Class of Certificates or Component; and

            (G) for any Distribution Date occurring after June 2010 and on or before June 2011, with respect to the Class A-2D Component and Class B-2 Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component.

            For any Distribution Date occurring after June 2011, the Class X-2 Strip Rate for any Certificate or Component will be equal to zero.

            "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

            "Clearstream" means Clearstream Banking, societe anonyme.

            "Closing Date" means June 5, 2003.

            "CMSA" means the Commercial Mortgage Securities Association.

            "CMSA Reports" means the Restricted Servicer Reports and the Unrestricted Servicer Reports, collectively, as modified, expanded or otherwise changed from time to time. With respect to new reports created and approved by the CMSA, such new reports will be used in this transaction and the Depositor shall direct the Trustee as to whether such reports will be Restricted Servicer Reports or Unrestricted Servicer Reports. The Trustee shall provide the Master Servicer with a copy of such direction within two Business Days after its receipt.

            "CMSA Website" means the CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "CMS Philadelphia" has the meaning assigned in the Preliminary Statement hereto.

            "CMSA Philadelphia Loan" means the Mortgage Loan sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VIII and shown on
Schedule VIII hereto.

            "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

            "Collateral Summary File" means the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "Collection Period" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

            "Commission" means the Securities and Exchange Commission.

            "Companion Loan Securities" means for so long as a Mortgage Loan or a successor REO Mortgage Loan that is included in a Loan Pair is part of the Mortgage Pool, any class of securities backed by a related Serviced Companion Loan.

            "Comparative Financial Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans (including any Specially Serviced Mortgage Loans but not including the 1290 AOTA Mortgage Loan or any Non-Trust-Serviced Pari Passu Loan) during the related Collection Period, over
(B) aggregate of the Prepayment Interest Excesses received in respect of the Mortgage Loans (including any Specially Serviced Mortgage Loans but not including the 1290 AOTA Mortgage Loan or any Non-Trust-Serviced Pari Passu Loan) during the same related period, but in any event with respect to Compensating Interest to be paid by the Master Servicer hereunder, not more than the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Distribution Date calculated in respect of such Mortgage Loans (including REO Mortgage Loans).

            "Component" means any of the Class A-1A Component, the Class A-1B Component, the Class A-1C Component, the Class A-1D Component, the Class A-1E Component, the Class A-2A Component, the Class A-2B Component, the Class A-2C Component, the Class A-2D Component, the Class B-1 Component, the Class B-2 Component, the Class C-1 Component, the Class C-2 Component, the Class C-3 Component, the Class D-1 Component, the Class D-2 Component, the Class F-1, the Class F-2 Component, the Class H-1 Component or the Class H-2 Component.

            "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan and, if applicable, the terms of the Serviced Companion Loan) and, if applicable, (i) with respect to the Mortgaged Property securing a Non-Trust-Serviced Pari Passu Loan, any portion of such amounts payable to the holder of such Non-Trust-Serviced Pari Passu Loan,
(ii) with respect to the Mortgaged Property securing the 1290 AOTA Mortgage Loan, any portion of such amounts payable to the holder of the 1290 AOTA Mortgage Loan and (iii) with respect to the Mortgaged Property securing any Serviced Loan Pair, any portion of such amounts payable to the holders of the Serviced Loan Pair.

            "Controlling Class" means the most subordinate Class of REMIC III Regular Certificates outstanding at any time of determination; provided that, if the aggregate Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of REMIC III Regular Certificates outstanding. As of the Closing Date, the Controlling Class will be the Class O Certificates.

            "Controlling Person" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

            "Corporate Trust Office" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Certificate Registrar. The principal corporate trust office of the Trustee is presently located for certificate transfer purposes at Wells Fargo Center, Sixth and Marquette Avenue, MAC#N9303-121, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS)-Group--Morgan Stanley Capital I Inc., Series 2003-IQ4, and for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS)-Morgan Stanley Capital I Inc., Series 2003-IQ4, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Paying Agent and the Special Servicer.

            "Corresponding REMIC I Regular Interest" means, with respect to each Majority Mortgage Loan, the REMIC I Regular Interest or Interests having an initial Certificate Balance, equal to the Principal Balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

            "Corresponding REMIC II Regular Interest" means (i) with respect to each Class of Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class F Certificates and Class H Certificates, the REMIC II Regular Interest having the same letter designation, (ii) with respect to the Class A-1 Certificates, REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-1D and REMIC II Regular Interest A-1E, (iii) with respect to the Class A-2 Certificates, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C and REMIC II Regular Interest A-2D, (iv) with respect to the Class B Certificates, REMIC II Regular Interest B-1 and REMIC II Regular Interest B-2,
(v) with respect to the Class C Certificates, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2 and REMIC II Regular Interest C-3, (vi) with respect to the Class D Certificates, REMIC II Regular Interest D-1 and REMIC II Regular Interest D-2, (vii) with respect to the Class F Certificates, REMIC II Regular Interest F-1 and REMIC II Regular Interest F-2, and (viii) with respect to the Class H Certificates, REMIC II Regular Interest H-1 and REMIC II Regular Interest H-2.

            "Cross-Collateralized Loan" has the meaning set forth in Section 2.3(a) hereof.

            "Custodian" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

            "Customer" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Cut-Off Date" means the end of business on June 1, 2003. The Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on June 1, 2003 and, except in the case of the Mall at Millenia B Note, Scheduled Payments due in June 2003 with respect to Mortgage Loans not having Due Dates on the first of each month have been deemed received on June 1, 2003, not the actual day on which such Scheduled Payments were due.

            "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, as of any date of determination, the ratio of (1) the annual, year-end net cash flow of the related Mortgaged Property or Mortgaged Properties, determined as provided in the NOI Adjustment Worksheet based on the most recent annual, year-end operating statements provided by the Mortgagor (or if no annual, year-end operating statements have been provided, based on such information provided by the Mortgagor, including without limitation rent rolls and other unaudited financial information, as the Master Servicer shall determine in accordance with the Servicing Standard) to (2) the annualized amount of debt service payable on that Mortgage Loan or, in the case of a Serviced Loan Pair, on the related A Notes only or, in the case of a B Note, on the entire related Serviced Loan Pair.

            "Debt Service Reduction Amount" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan or a Serviced Companion Loan as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

            "Defaulted Mortgage Loan" means a Mortgage Loan or a Serviced Loan Pair that is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired.

            "Defeasance Collateral" means, with respect to any Defeasance Loan, the United States Treasury obligations required to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan" means any Mortgage Loan or Serviced Companion Loan which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan or Serviced Companion Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation" means, with respect to any Mortgage Loan (other than a Pari Passu Loan, which is part of a Serviced Loan Pair) and any Serviced Loan Pair, a valuation by a court of competent jurisdiction of the Mortgaged Property (or, with respect to the Mortgaged Property securing any Non-Trust-Serviced Loan Pair, the pro rata portion of the valuation allocable to the related Non-Trust-Serviced Pari Passu Loan or 1290 AOTA Mortgage Loan, as applicable, pursuant to the terms of the applicable Other Pooling and Servicing Agreement) relating to such Mortgage Loan or Serviced Loan Pair in an amount less than the then outstanding indebtedness under such Mortgage Loan or Serviced Loan Pair, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan or Serviced Loan Pair.

            "Deficient Valuation Amount" means (i) with respect to each Mortgage Loan (other than a Pari Passu Loan, which is part of a Serviced Loan Pair) and any Serviced Loan Pair, the amount by which the total amount due with respect to such Mortgage Loan or Serviced Loan Pair (excluding interest not yet accrued), including the Principal Balance of such Mortgage Loan or Serviced Loan Pair plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation and (ii) with respect to a Pari Passu Loan, which is part of a Serviced Loan Pair, the portion of any Deficient Valuation Amount for the related Serviced Loan Pair that is borne by the holder of the Pari Passu Loan which is part of such Serviced Loan Pair under the related Intercreditor Agreement.

            "Definitive Certificates" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

            "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

            "Delinquent Loan Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Depositor" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

            "Depository" has the meaning set forth in Section 3.7(a).

            "Depository Agreement" means the Blanket Letter of Representations dated the Closing Date between the Depositor and the Depository.

            "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, and (ii) the 5th Business Day prior to the related Distribution Date, commencing July 8, 2003.

            "Directly Operate" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15) or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

            "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate," unless otherwise set forth in the Mortgage Loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

            "Disqualified Organization" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMIC Pools, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest" means, with respect to any Distribution Date and any Class of Certificates (other than the Class EI Certificates, Class MM Certificates, Class TN Certificates and the Residual Certificates) or Interests, the sum of (A) Accrued Certificate Interest in respect of such Class or Interest, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls for such Class of Certificates or Interests, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.7, and (ii) Realized Losses and Expense Losses allocated on such Distribution Date to reduce the Distributable Certificate Interest payable to such Class or Interest pursuant to Section 6.6, plus (B) the Unpaid Interest.

            "Distribution Account" means the Distribution Account maintained by the Paying Agent on behalf of the Trustee, in accordance with the provisions of
Section 5.3, which account shall be an Eligible Account.

            "Distribution Date" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing July 15, 2003.

            "Due Date" means, with respect to a Mortgage Loan or a Serviced Companion Loan, the date on which a Scheduled Payment is first due without the application of grace periods.

            "Early Defeasance Loan" means the Mortgage Loan designated as Mortgage Loan No. 78 on the Mortgage Loan Schedule.

            "Early Defeasance Loan Payment Differential" means an amount equal to (i) the Mortgage Rate of the Early Defeasance Loan less the Early Defeasance Loan Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under the Early Defeasance Loan after application of the constant monthly payment due under the Early Defeasance Loan on the date of such repurchase, provided that the Payment Differential shall in no event be less than zero.

            "Early Defeasance Loan Prepayment Premium" means an amount equal to the greater of (i) 1% of the outstanding principal amount of the Early Defeasance Loan at the time of repurchase by the related Seller or (ii) the present value of a series of payments each equal to the Early Defeasance Loan Payment Differential and payable on each payment date over the remaining original term of the Early Defeasance Loan, discounted at the Early Defeasance Loan Reinvestment Yield for the number of months remaining as of the date of such repurchase to each such payment date. The Early Defeasance Loan Prepayment Premium shall not be an asset of any REMIC Pool.

            "Early Defeasance Loan Reinvestment Yield" means an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date of the Early Defeasance Loan, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the Early Defeasance Loan, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of such repurchase (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

            "Early Defeasance Loan REMIC" means the segregated pool of assets consisting of the Early Defeasance Loan (other than any Excess Interest payable thereon), such amounts related thereto as shall from time to time be held in the Certificate Account, the Interest Reserve Account, the Reserve Account and the Distribution Account, the related Insurance Policy and any related REO Property, for which a REMIC election has been made pursuant to Section 12.1(c) hereof.

            "Early Defeasance Loan REMIC Regular Interest" means the uncertificated interest designated as a "regular interest" in the Early Defeasance Loan REMIC, which shall consist of an interest having an initial Certificate Balance equal to the Principal Balance of the Early Defeasance Loan outstanding as of the Cut-off Date, and a Pass-Through Rate equal to the ED Net Mortgage Rate of the Early Defeasance Mortgage Loan.

            "ED Net Mortgage Rate" means, with respect to any Distribution Date, as to any Early Defeasance Loan REMIC Regular Interest, a rate per annum equal to the Adjusted Mortgage Rate for the Early Defeasance Loan for such Distribution Date (based on the Mortgage Rate thereof (without taking into account any increase therein after the Anticipated Repayment Date in respect thereof or any default interest rate), as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date).

            "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P 1" by Moody's and "F-1+" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long term unsecured debt obligations are rated at least "Aa3" by Moody's and "AA " by Fitch, if the deposits are to be held in the account more than 30 days, (ii) a segregated trust account or accounts maintained in the trust department of the Trustee, the Paying Agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), (iii) an account or accounts maintained with PNC Bank, National Association ("PNC") so long as PNC's long-term unsecured debt rating shall be at least "A1" from Moody's and "A" from Fitch (if the deposits are to be held in the account for more than 30 days) or PNC's short-term deposit or short-term unsecured debt rating shall be at least "P-1" from Moody's or "F1" from Fitch (if the deposits are to be held in the account for 30 days or less) or (iv) an account or accounts of a depository institution acceptable to Moody's and Fitch, as evidenced by Rating Agency Confirmation with respect to the use of any such account as the Certificate Account, the Distribution Account, the 1290 AOTA Distribution Account or the Mall at Millenia B Note Distribution Account. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association or Wells Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or, if such subsidiary's obligations are guaranteed by its parent, such parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P 1" in the case of Moody's, and "F-1" in the case of Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" in the case of Moody's and at least "A+" in the case of Fitch, if the deposits are to be held in the account for more than 30 days.

            "Eligible Investments" means any one or more of the following financial assets or other property:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

            (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicer, the Special Servicer, the Paying Agent or any Affiliate of the Master Servicer, the Special Servicer, the Paying Agent or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "F-1+" by Fitch, "Prime 1" by Moody's and "A-1" (without regard to any plus or minus) by S&P or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal "AA" by Fitch, "Aa2" by Moody's and "AA-" by S&P or its equivalent or, in each case, if not rated by a Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from the Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (iv) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AA " or its equivalent by each Rating Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the Certificate Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in the Certificate Account;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "F-1+" by Fitch, "Prime 1" by Moody's and "A-1" (without regard to any plus or minus) by S&P (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (vi) units of investment funds (including money market funds) that are rated in the highest long-term category by Fitch and Moody's (and the equivalent by any Rating Agency rating any Companion Loan Securities) and "AAAm" by S&P (or if not rated by any such Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation);

            (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "AA" (or its equivalent) by Fitch and S&P and "Aa2" by Moody's (and the equivalent by any Rating Agency rating any Companion Loan Securities), or for which Rating Agency Confirmation is obtained with respect to such ratings; provided that, with respect to S&P, such agreements state that funds may be withdrawn at par without penalty;

            (viii) any money market funds (including those managed or advised by the Paying Agent or its Affiliates) that maintain a constant asset value and that are rated "Aaa" (or its equivalent rating) by Moody's, "AAA" (or its equivalent) by Fitch (if so rated by Fitch) and "AAAm" or "AAAm-G" (or its equivalent) by S&P, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

            (ix) such other investments bearing interest or sold at a discount, earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1)(i) (as evidenced by an Opinion of Counsel delivered to the Trustee and the Paying Agent by the Master Servicer at the Master Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments" that are "cash flow investments" under Code
      Section 860G(a)(5);

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Code Section 860G(a)(5); and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicer but not yet deposited in the Certificate Account) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

            "Environmental Insurance Policy" shall mean, with respect to any Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Account" means an account established by or on behalf of the Master Servicer pursuant to Section 8.3(e).

            "Escrow Amount" means any amount payable with respect to a Mortgage Loan or a Serviced Loan Pair for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

            "Event of Default" has the meaning set forth in Section 8.28(b).

            "Excess Interest" means, with respect to an ARD Loan if an ARD Loan is not prepaid in full on or before its Anticipated Repayment Date, the excess, if any of (i) interest accrued at the rate of interest applicable to such Mortgage Loan after such Anticipated Repayment Date (plus any interest on such interest as may be provided for under the Mortgage Loan documents) over (ii) interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date. Excess Interest on an ARD Loan is an asset of the Trust, but shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Liquidation Proceeds" means, with respect to any Mortgage Loan or Serviced Companion Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or Serviced Companion Loan or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan or Serviced Companion Loan on the date such proceeds were received (or in the case of an REO Property related to a Serviced Loan Pair, a Principal Prepayment in full had been made with respect to each Pari Passu Loan, Serviced Companion Loan or B Note in such Serviced Loan
Pair).

            "Excess Servicing Fee" means, with respect to the Mortgage Loans and Serviced Companion Loans for which an "excess servicing fee rate" is designated on the Mortgage Loan Schedule, the monthly fee payable to the parties set forth on Exhibit J hereto or their successors and assigns, as holders of excess servicing rights, which fee shall accrue on the Scheduled Principal Balance of each such Mortgage Loan and Serviced Companion Loans immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such Mortgage Loan or Serviced Companion Loan is determined for such month) specified on the Mortgage Loan Schedule (the "Excess Servicing Fee Rate"). Each holder of a right to receive Excess Servicing Fees is entitled to Excess Servicing Fees only with respect to the Mortgage Loans and Serviced Companion Loans as indicated on Exhibit J hereto.

            "Exchange Certification" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A IAI Global Certificate, as applicable.

            "Expense Loss" means a loss realized upon payment by the Trust of an Additional Trust Expense.

            "Extension" has the meaning set forth in Section 9.15(a).

            "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

            "Federal Center Plaza Intercreditor Agreement" means, with respect to the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan, that certain intercreditor agreement, dated as of April 15, 2003, by and among the holders of the Federal Center Plaza Pari Passu Loan and the holders of the Federal Center Plaza 2003-TOP10 Companion Loan relating to the relative rights of such holders, as may be further amended from time to time in accordance with the terms thereof.

            "Federal Center Plaza Letter Agreement" means that certain letter agreement dated April 29, 2003 by and among the 2003-TOP10 Depositor, the 2003-TOP10 Master Servicer, the 2003-TOP10 Special Servicer, the 2003-TOP10 Trustee, the 2003-TOP10 Fiscal Agent and JHREF as initial holder of the Federal Center Plaza Pari Passu Loan, relating to certain servicing matters with respect to the Federal Center Plaza Pari Plaza Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan.

            "Federal Center Plaza Pari Passu Loan" means the Mortgage Loan designated as Mortgage Loan No. 2 on the Mortgage Loan Schedule, which is comprised of 3 notes and is secured on a pari passu basis with the Federal Center Plaza 2003-TOP10 Companion Loan pursuant to the related Mortgage. The Federal Center Plaza Pari Passu Loan is a "Mortgage Loan."

            "Federal Center Plaza Pari Passu Loan Nonrecoverable Advance" means the pro rata portion of any "Nonrecoverable Advance" (as defined in the 2003-TOP10 Pooling and Servicing Agreement) allocable to the Federal Center Plaza Pari Passu Loan pursuant to and in accordance with the 2003-TOP10 Pooling and Servicing Agreement.

            "Federal Center Plaza Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the Federal Center Plaza Pari Passu Loan as defined in the 2003-TOP10 Pooling and Servicing Agreement.

            "Federal Center Plaza 2003-TOP10 Companion Loan" means the mortgage loan, which consists of 2 notes and is secured on a pari passu basis with the Federal Center Plaza Pari Passu Loan pursuant to the related Mortgage. The Federal Center Plaza 2003-TOP10 Companion Loan is not a "Mortgage Loan."

            "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

            "55 East Monroe B Note" means the mortgage loan, which is not included in the Trust and which is subordinated in right of payment to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan to the extent set forth in the 55 East Monroe Intercreditor Agreement. The 55 East Monroe B
Note is not a "Mortgage Loan."

            "55 East Monroe Companion Loan" means the mortgage loan which is secured on a pari passu basis with the 55 East Monroe Pari Passu Loan pursuant to the related Mortgage. The 55 East Monroe Companion Loan is not a "Mortgage Loan."

            "55 East Monroe Intercreditor Agreement" means, with respect to the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, the related intercreditor agreement, dated as of December 30, 2002, by and among the holder of the 55 East Monroe Pari Passu Loan (as successor by assignment to Connecticut General Life Insurance Company), the holder of the 55 East Monroe Companion Loan (as successor by assignment to Connecticut General Life Insurance Company) and the holder of the 55 East Monroe B Note relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "55 East Monroe Mortgage Loan" means the aggregate indebtedness under the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note. Neither of the 55 East Monroe B Note nor the 55 East Monroe Companion Loan is a "Mortgage Loan."

            "55 East Monroe Pari Passu Loan" means the Mortgage Loan designated as Mortgage Loan No. 3 on the Mortgage Loan Schedule, which consists of an "A-1 Note" and is secured on a pari passu basis with the 55 East Monroe Companion Loan pursuant to the related Mortgage. The 55 East Monroe Pari Passu Loan is a "Mortgage Loan."

            "Final Certification" has the meaning set forth in Section 2.2.

            "Final Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Final Rated Distribution Date" means, with respect to each rated Class of Certificates, other than the Class TN Certificates, the Distribution Date in May 2040 and, with respect to the Class TN Certificates, the Distribution Date in January 2018.

            "Final Recovery Determination" means a determination with respect to: (i) any Mortgage Loan or any Serviced Loan Pair other than a Specially Serviced Mortgage Loan, by the Master Servicer in consultation with the Special Servicer and (ii) with respect to any Specially Serviced Mortgage Loan (including a Mortgage Loan or a Serviced Loan Pair that became an REO Property) by the Special Servicer, in each case, in its good faith discretion, consistent with the Servicing Standard, that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries which the Master Servicer or the Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan or the Serviced Loan Pair, without regard to any obligation of the Master Servicer or the Trustee, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of the Mortgaged Properties and other security must be considered in connection with any such Final Recovery Determination. The Special Servicer shall be required to provide the Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan upon making such determination. The Master Servicer shall notify the Trustee and the Paying Agent of such determination and the Paying Agent shall deliver a copy of such notice to each Rating Agency.

            "Final Scheduled Distribution Date" means, for each Class of rated Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms, except that ARD Loans are assumed to be repaid on their Anticipated Repayment Dates.

            "Financial File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Fitch" means Fitch Ratings or its successor in interest.

            "FNMA" means the Federal National Mortgage Association, or any successor thereto.

            "Global Certificate" means any Rule 144A IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

            "Grantor Trust Provisions" shall mean those provisions of the Code relating to grantor trusts, which appear in subpart E, Part I of subchapter J, and related provisions, and proposed, temporary and final Treasury regulations, including Treasury Regulations Section 301.7701-4(c)(2), and any published rulings, notice and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Harper's Point B Note" means, with respect to the Mortgage Loans designated as Mortgage Loan Nos. 64, 70 and 76 on the Mortgage Loan Schedule, the related "B Note," which is not included in the Trust and which is subordinated in right of payment to the Harper's Point Mortgage Loan to the extent set forth in the Harper's Point Intercreditor Agreement. The Harper's Point B Note is not a "Mortgage Loan."

            "Harper's Point Intercreditor Agreement" means, with respect to the Harper's Point Mortgage Loan and the Harper's Point B Note, the related intercreditor agreement, dated as of June 1, 2003, by and among the holder of the Harper's Point Mortgage Loan and the holder of the Harper's Point B Note relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Harper's Point Mortgage Loan" means the Mortgage Loans designated as Mortgage Loan Nos. 64, 70 and 76 on the Mortgage Loan Schedule.

            "Historical Liquidation Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Historical Loan Modification and Corrected Mortgage Loan Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Holder" means the Person in whose name a Certificate is registered on the Certificate Register.

            "IAI Definitive Certificate" means, with respect to any Class of Certificate sold to Institutional Accredited Investors who are not Qualified Institutional Buyers, a Certificate in definitive, fully registered certificated form without interest coupons.

            "Independent" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

            "Independent Contractor" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the Master Servicer (other than the Master Servicer, but which may be an Affiliate of the Master Servicer), or (B) that is a Specially Serviced Mortgage Loan, any Person designated by the Special Servicer that would be an "independent contractor" with respect to a REMIC Pool within the meaning of
Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Residual Certificates), a Percentage Interest of 35% or more in the Residual Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer or the Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Indian Creek B Note" means, with respect to the Mortgage Loans designated as Mortgage Loan Nos. 19, 62, 75 and 87 on the Mortgage Loan Schedule, the related "B Note," which is not included in the Trust and which is subordinated in right of payment to the Indian Creek Mortgage Loan to the extent set forth in the Indian Creek Intercreditor Agreement. The Indian Creek B Note is not a "Mortgage Loan."

            "Indian Creek Intercreditor Agreement" means, with respect to the Indian Creek Mortgage Loan and the Indian Creek B Note, the related intercreditor agreement, dated as of June 1, 2003, by and among the holder of the Indian Creek Mortgage Loan and the holder of the Indian Creek B Note relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Indian Creek Mortgage Loan" means the Mortgage Loans designated as Mortgage Loan Nos. 19, 62, 75 and 87 on the Mortgage Loan Schedule.

            "Initial Certification" has the meaning set forth in Section 2.2.

            "Initial Deposit" means the amount of all collections made on the Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

            "Inspection Report" means the report delivered by the Master Servicer or the Special Servicer, as the case may be, substantially in the form of Exhibit L hereto.

            "Institutional Accredited Investor" means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

            "Insured Environmental Event" has the meaning set forth in Section 9.1(f).

            "Insurance Policies" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy, title insurance policy, terrorism insurance policy or Environmental Insurance Policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

            "Insurance Proceeds" means amounts paid by the insurer under any Insurance Policy (other than amounts required to be paid over to the Mortgagor (or used to restore the related Mortgaged Property) pursuant to law, the related Mortgage Loan or the Servicing Standard), including (i) with respect to the Mortgaged Property securing a Non-Trust-Serviced Loan Pair, any portion of such amounts payable to the holder of the related Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan, as applicable, and (ii) with respect to the Mortgaged Property securing a Serviced Loan Pair, any portion of such amounts payable to the holder of the related Mortgage Loan, B Note or Serviced Companion Loan.

            "Intercreditor Agreement" means the Federal Center Plaza Intercreditor Agreement, the Katy Mills Intercreditor Agreement, the Mall at Millenia A Notes Intercreditor Agreement, the Mall at Millenia Intercreditor Agreement, the Oakbrook Center Intercreditor Agreement, the 55 East Monroe Intercreditor Agreement, the 1290 AOTA Intercreditor Agreement, the Village at Searcy Intercreditor Agreement, the Indian Creek Intercreditor Agreement or the Harper's Point Intercreditor Agreement, as applicable.

            "Interest" means the Early Defeasance Loan REMIC Regular Interest, a REMIC I Regular Interest or a REMIC II Regular Interest, as applicable.

            "Interest Accrual Period" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Residual Certificates and Class MM Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs. With respect to the Class MM Certificates and any Mall at Millenia B Note Distribution Date, the period beginning on the ninth day of the month preceding the month in which such Mall at Millenia B Note Distribution Date occurs and ending on the eighth day of the month in which such Mall at Millenia B Note Distribution Date occurs.

            "Interest Reserve Account" means that Interest Reserve Account maintained by the Master Servicer pursuant to Section 5.1(a), which account shall be an Eligible Account.

            "Interest Reserve Amount" has the meaning set forth in Section
5.1(d).

            "Interest Reserve Loans" shall mean the Mortgage Loans (other than the 1290 AOTA Mortgage Loan and Mall at Millenia B Note) which bear interest other than on the basis of a 360-day year consisting of twelve 30-day months.

            "Interested Person" means, as of any date of determination, the Master Servicer, the Special Servicer, the Depositor, the holder of any related Junior Indebtedness (with respect to any particular Mortgage Loan), a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor engaged by the Master Servicer or the Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            "JHREF" has the meaning assigned in the Preliminary Statement hereto.

            "JHREF Loans" means, collectively, that Mortgage Loan sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement V-A and that Mortgage Loan sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement V-B, and shown on Schedule V hereto.

            "Junior Indebtedness" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

            "Katy Mills Intercreditor Agreement" means, with respect to the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan, that certain intercreditor agreement, dated as of March 20, 2003, by and between the holder of the Katy Mills Pari Passu Loan and the holder of the Katy Mills 2003-HQ2 Companion Loan relating to the relative rights of such holders, as may be further amended from time to time in accordance with the terms thereof.

            "Katy Mills Letter Agreement" means that certain letter agreement dated March 27, 2003 by and among Morgan Stanley Dean Witter Mortgage Capital Inc. as depositor under the 2003-HQ2 Pooling and Servicing Agreement, the 2003-HQ2 Master Servicer, the 2003-HQ2 Special Servicer, the 2003-HQ2 Trustee, the 2003-HQ2 Fiscal Agent and Morgan Stanley Dean Witter Mortgage Capital Inc., as initial holder of the Katy Mills Pari Passu Loan, relating to certain servicing matters with respect to the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan.

            "Katy Mills Pari Passu Loan" means the Mortgage Loan designated as Mortgage Loan No. 4 on the Mortgage Loan Schedule, which is secured on a pari passu basis with the Katy Mills 2003-HQ2 Companion Loan pursuant to the related Mortgage. The Katy Mills Pari Passu Loan is a "Mortgage Loan."

            "Katy Mills Pari Passu Loan Nonrecoverable Advance" means the pro rata portion of any "Nonrecoverable Advance" (as defined in the 2003-HQ2 Pooling and Servicing Agreement) allocable to the Katy Mills Pari Passu Loan pursuant to and in accordance with the 2003-HQ2 Pooling and Servicing Agreement.

            "Katy Mills Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the Katy Mills Pari Passu Loan as defined in the 2003-HQ2 Pooling and Servicing Agreement.

            "Katy Mills 2003-HQ2 Companion Loan" means the mortgage loan, which is secured on a pari passu basis with the Katy Mills Pari Passu Loan pursuant to the related Mortgage. The Katy Mills 2003-HQ2 Companion Loan is not a "Mortgage Loan."

            "Late Collections" means, with respect to any Mortgage Loan or any Serviced Companion Loan, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

            "Late Fees" means a fee payable to the Master Servicer or the Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan or Serviced Companion Loan, if applicable, in connection with a late payment made by such Mortgagor.

            "Liquidation Expenses" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, appraisal fees, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to enforcement and disposition of the Specially Serviced Mortgage Loan shall be (i) paid out of income from the related REO Property, to the extent available, (ii) paid out of related proceeds from liquidation or (iii) advanced by the Master Servicer, subject to Section 4.4 and Section 4.6(e) hereof, as a Servicing Advance.

            "Liquidation Fee" means a fee equal to the product of (x) 1.0% (with respect to a Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.75% (with respect to a Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) and (y) the Liquidation Proceeds received in connection with full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and any Condemnation Proceeds received by the Trust (other than Liquidation Proceeds received in connection with any Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan, except as set forth in Section 2.3(a) hereof); provided, however, that (i) in the case of a final disposition consisting of the repurchase of a Mortgage Loan or REO Property by a Seller pursuant to Section 2.3, such fee will only be paid by such Seller and due to the Special Servicer if repurchased after the date that is 180 days or more after the applicable Seller receives notice of the breach or defect causing the repurchase and (ii) in the case of a final disposition of any A/B Mortgage Loan consisting of a purchase by the holder of the related B Note or Mezzanine Loan, such fee will only be payable if the holder of the related B Note or, with respect to the 55 East Monroe Mortgage Loan, the holder of the related mezzanine loan, exercises its option to purchase such A/B Mortgage Loan pursuant to the related Intercreditor Agreement after the date that is 30 days after the first of any such options shall first become exercisable by such holder.

            "Liquidation Proceeds" means (i) with respect to the sale or liquidation of a Mortgage Loan or any Serviced Loan Pair or related REO Property (other than pursuant to Section 2.3), the proceeds of such sale or liquidation net of Liquidation Expenses (to the extent not otherwise paid pursuant to Section 4.6(c)); provided, however, that Liquidation Proceeds with respect to the Mall at Millenia Pari Passu Loan, Mall at Millenia Companion Loan and the Mall at Millenia B Note shall only include amounts allocable thereto (and with respect to the sale or liquidation of any REO Property related to any Non-Trust-Serviced Loan Pair, any portion of such amounts allocable to the related Pari Passu Loan or the 1290 AOTA Mortgage Loan, as applicable) and (ii) with respect to the repurchase of a Mortgage Loan or an REO Mortgage Loan pursuant to Section 2.3, the Purchase Price of such Mortgage Loan or REO Mortgage Loan (or such allocable portion) at the time of such repurchase.

            "Liquidation Realized Loss" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition, plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate, plus (C) any expenses incurred in connection with such Mortgage Loan that are reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income allocated as recoveries of principal or interest on the related Mortgage Loan, and (ii) with respect to any Mortgage Loan, Liquidation Proceeds, Late Collections and all other amounts received from the related Mortgagor and received during the Collection Period in which such Cash Liquidation or REO Disposition occurred and, in the case of a Mortgage Loan that is part of a Serviced Loan Pair or the Mall at Millenia Pari Passu Loan and Mall at Millenia B Note, which are allocated under the related Intercreditor Agreement to such Mortgage Loan. REO Income and Liquidation Proceeds shall be applied first against any Expense Losses (to the extent not included in the definition of Liquidation Expenses) for such Mortgage Loan, the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the Principal Balance of such Mortgage Loan, calculated as described in clause (A) above.

            "Loan Level Reserve Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Loan Pair" means (i) the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan, (ii) the Village at Searcy Mortgage Loan and Village at Searcy B Note, (iii) the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan, (iv) the Mall at Millenia Pari Passu Loan, the Mall at Millenia Companion Loan and the Mall at Millenia B Note, (v) the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, (vi) the Oakbrook Center Pari Passu Loan, the Oakbrook Center 2003-TOP9 Companion Loan, the Oakbrook Center 2003-HQ2 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan, (vii) the Indian Creek Mortgage Loan and the Indian Creek B Note and (viii) the Harper's Point Mortgage Loan and the Harper's Point B Note.

            "Loan Periodic Update File" means the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website prepared by the Master Servicer and such other information regarding the Mortgage Loans as will permit the Paying Agent to calculate the amounts to be distributed to the Certificateholders pursuant to this Agreement and to furnish the Monthly Certificateholders Report to Certificateholders required to be delivered hereunder and containing such additional information as the Master Servicer, the Paying Agent and the Depositor may from time to time mutually agree.

            "Loan Setup File" means the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee.

            "Loan-to-Value Ratio" means, as of any date with respect to a Mortgage Loan or Serviced Loan Pair, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Mortgage Loan or Serviced Loan Pair at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date or, if the Loan-to-Value Ratio of a Pari Passu Loan is to be determined separately from its Serviced Companion Loan, the allocable portion thereof.

            "Lock-Box Account" has the meaning set forth in Section 8.3(g).

            "Lock-Box Agreement" means, with respect to any Mortgage Loan, any lock box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer (or a Primary Servicer or Sub Servicer on its behalf) pursuant to which a Lock-Box Account is created.

            "Losses" has the meaning set forth in Section 12.4.

            "MAI" means Member of the Appraisal Institute.

            "Majority Mortgage Loan" means any Mortgage Loan other than the Mall at Millenia B Note, the 1290 AOTA Mortgage Loan or the Early Defeasance Mortgage Loan.

            "Mall at Millenia A Loan" means the Mall at Millenia Pari Passu Loan and/or the Mall at Millenia Companion Loan, as the context may require.

            "Mall at Millenia A Notes Intercreditor Agreement" means the A Notes Intercreditor Agreement (Mall at Millenia) dated as of June 5, 2003 by and among MSMC, in its capacities as holder of the Mall at Millenia Pari Passu Loan and Mall at Millenia Companion Loan.

            "Mall at Millenia A/B Loan" means, the Mall at Millenia Pari Passu Loan, the Mall at Millenia Companion Loan and the Mall at Millenia B Note.

            "Mall at Millenia B Note" means the mortgage loan, which is included in the Trust and which is subordinated in right of payment to the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan to the extent set forth in the Mall at Millenia Intercreditor Agreement. The Mall at Millenia B Note, together with the Mall at Millenia Pari Passu Loan, is a "Mortgage Loan."

            "Mall at Millenia B Note Available Distribution Amount" means, an amount calculated as set forth in the definition of Available Distribution Amount, but with respect to the Mall at Millenia B Note only.

            "Mall at Millenia B Note Collection Period" means, with respect to any Mall at Millenia B Note Distribution Date, the period beginning on the day after the Mall at Millenia B Note Determination Date in the month preceding the month of such Mall at Millenia B Note Distribution Date (or, in the case of the first Mall at Millenia B Note Distribution Date, the Cut-Off Date) and ending on the Mall at Millenia B Note Determination Date in the month in which the Mall at Millenia B Note Distribution Date occurs.

            "Mall at Millenia B Note Control Appraisal Event" shall exist with respect to the Mall at Millenia B Note for so long as: (a)(1) the initial unpaid principal balance of the Mall at Millenia B Note minus (2) the sum of (x) any prepayments allocated to, and received on, the Mall at Millenia B Note, (y) any Appraisal Reduction allocated to the Mall at Millenia B Note and (z) any realized losses allocated to the Mall at Millenia B Note is less than (b) 25% of the initial unpaid principal balance of the Mall at Millenia B Note less any prepayments allocated to, and received on, the Mall at Millenia B Note made by the Mortgagor.

            "Mall at Millenia B Note Custodial Account" means each of the custodial sub-account(s) of the Certificate Account created and maintained by the Master Servicer pursuant to Section 5.1(c) on behalf of the Mall at Millenia B Note. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

            "Mall at Millenia B Note Determination Date" shall mean, with respect to each Mall at Millenia B Note Distribution Date, the 9th day of the month in which such Mall at Millenia B Note Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, commencing June 9, 2003.

            "Mall at Millenia B Note Distribution Account" means an administrative account deemed to be a sub-account of the Distribution Account.

            "Mall at Millenia B Note Distribution Date" shall mean the Business Day following the Mall at Millenia B Note Determination Date, commencing June 10, 2003 or, if a Mall at Millenia B Note Interest Advance is required to be made by the Master Servicer with respect to such Mall at Millenia B Note Distribution Date, the date that is three Business Days after the Mall at Millenia B Note Determination Date.

            "Mall at Millenia B Note Interest Advance" shall mean (only for so long as the Mall at Millenia B Note is deposited into a securitization), (i) with respect to the Mall at Millenia B Note when all or a portion of the interest portion of the Scheduled Payment (other than following a default in the Balloon Payment) due during the Mall at Millenia B Note Collection Period and allocable to the Mall at Millenia B Note pursuant to the related Intercreditor Agreement was not received by the Master Servicer as of the Mall at Millenia B Note Determination Date, the portion of the interest portion of such Scheduled Payment not received; (ii) if the Balloon Payment was due during or prior to the Mall at Millenia B Note Collection Period but was delinquent, in whole or in part, as of the Mall at Millenia B Note Determination Date, an amount equal to the excess, if any, of the interest portion of the Assumed Scheduled Payment for the Mall at Millenia B Note for the Mall at Millenia B Note Collection Period, over any Late Collections received in respect of such Balloon Payment during such Mall at Millenia B Note Collection Period, which are allocable to interest on the Mall at Millenia B Note pursuant to the related Intercreditor Agreement; and (iii) following the occurrence and during the continuance of an event of default with respect to the Mall at Millenia A/B Loan or if the Mall at Millenia A/B Loan is a Specially Serviced Mortgage Loan and, in any event, following the acquisition of the REO Property securing the Mall at Millenia A/B Loan (in circumstances where collections on a Mall at Millenia A/B Loan or related Mortgaged Property that would otherwise be applied to pay accrued interest on the Mall at Millenia B Note (exclusive of default interest) due with respect to the Mall at Millenia A/B Loan or any related REO Mortgage Loan on its Due Date during the related Collection Period, are instead being applied, pursuant to the related Intercreditor Agreement, to pay principal of the Mall at Millenia A/B Loan or any related REO Mortgage Loan), an amount allocable to interest on the Mall at Millenia B Note or any related REO Mortgage Loan that is equal to (A) that portion of the aggregate Scheduled Payment due (or the aggregate Assumed Scheduled Payment, deemed due) in respect of the Mall at Millenia A/B Loan on its Due Date during the related Collection Period, that would have been allocated to accrued interest on the Mall at Millenia B Note or any related REO Mortgage Loan on such Due Date pursuant to the related Intercreditor Agreement, had such event of default or Servicing Transfer Event and/or acquisition of the REO Property not occurred, minus (B) that portion of the Mall at Millenia B Note Interest Advance made pursuant to the immediately preceding clause (i) or (ii) that is to be remitted to the holder of the Mall at Millenia B Note in respect of such accrued interest on the Mall at Millenia B Note or any related REO Mortgage Loan on the same Mall at Millenia Master Servicer Remittance Date; provided, however, that the interest portion of any Scheduled Payment or Assumed Scheduled Payment shall be advanced at a per annum rate equal to the sum of the Mortgage Rate relating to the Mall at Millenia B Note or REO Mortgage Loan (net of any fees payable to the Master Servicer), such that the Scheduled Payment or Assumed Scheduled Payment to be advanced as a Mall at Millenia B Note Interest Advance shall be net of the Master Servicing Fee; and provided, further, that the Scheduled Payment or Assumed Scheduled Payment for the Mall at Millenia B
Note if it has been modified shall be calculated based on its terms as modified and provided, further, that the amount of any Mall at Millenia B Note Interest Advance after there has been a Appraisal Reduction will be an amount equal to the product of (i) the amount of interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Principal Balance of the Mall at Millenia B Note as of the immediately preceding Mall at Millenia B Note Determination Date less any Appraisal Reduction applicable to the Mall at Millenia B Note and the denominator of which is the Principal Balance of the Mall at Millenia B Note as of such Mall at Millenia B Note Determination Date; it being understood that all Appraisal Reductions shall be allocated to the Mall at Millenia B Note until its Principal Balance has been reduced to zero prior to being allocated to the Mall at Millenia A Note.

            "Mall at Millenia B Note Interest Advance Amount" means, with respect to the Mall at Millenia B Note, the amount of the Mall at Millenia B
Note Interest Advance for the Mall at Millenia B Note computed for any Mall at Millenia B Note Distribution Date.

            "Mall at Millenia B Note Majority Holder" shall mean any single Holder or group of Holders of the Class MM Certificates holding a majority of the Certificate Principal Balance of the Class MM Controlling Class.

            "Mall at Millenia B Note Private Placement Memorandum" means the Private Placement Memorandum dated May 29, 2003, pursuant to which the Class MM Certificates will be offered for sale.

            "Mall at Millenia B Note Remittance Amount" shall mean, with respect to any Mall at Millenia Master Servicer Remittance Date, an amount equal to any and all amounts to be distributed on such date with respect to Mall at Millenia B Note pursuant to clause (xi) of Section 5.2(a) of this Agreement.

            "Mall at Millenia B Note Report Date" shall mean, with respect to each Mall at Millenia B Note Distribution Date, such Mall at Millenia B Note Distribution Date, commencing June 9, 2003.

            "Mall at Millenia B Note Voting Rights" shall mean the voting rights evidenced by the respective Class MM Certificates. At all times during the term of this Agreement, all Voting Rights shall be allocated among the Class MM Certificateholders in proportion to the Percentage Interests in the Aggregate Principal Balances evidenced by the respective Certificates.

            "Mall at Millenia Companion Loan" means the mortgage loan, which is secured on a pari passu basis with the Mall at Millenia Pari Passu Loan pursuant to the related Mortgage. The Mall at Millenia Companion Loan is not a "Mortgage Loan."

            "Mall at Millenia Intercreditor Agreement" means, with respect to the Mall at Millenia Pari Passu Loan, the Mall at Millenia Companion Loan and the Mall at Millenia B Note, the related intercreditor agreement, dated as of the date hereof, by and among the holder of the Mall at Millenia Pari Passu Loan, the holder of the Mall at Millenia Companion Loan and the holder of the Mall at Millenia B Note relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Mall at Millenia Master Servicer Remittance Date" means the Mall at Millenia B Note Distribution Date.

            "Mall at Millenia Mortgage Loan" means the aggregate indebtedness under the Mall at Millenia Pari Passu Loan and the Mall at Millenia B Note.

            "Mall at Millenia Other Note A CMBS" shall mean, as of any date of determination, any commercial mortgage-backed securities that are backed or secured by, among other assets, a Mall at Millenia Companion Loan (or any portion thereof) or by the related Mortgaged Property after it has become an REO Property and is still an asset of a the related securitization trust.

            "Mall at Millenia Other Operating Adviser" has the meaning set forth in Section 9.37(g).

            "Mall at Millenia Other Pooling and Servicing Agreement" has the meaning set forth in Section 9.4(d).

            "Mall at Millenia Other Securitization" has the meaning set forth in
Section 9.4(d) hereof.

            "Mall at Millenia Other Special Servicer" has the meaning set forth in Section 9.4(d) hereof.

            "Mall at Millenia Pari Passu Loan" means, with respect to the Mortgage Loan identified on the Mortgage Loan Schedule as Mortgage Loan No. 1, the mortgage loan, which is comprised of 2 notes and which is secured by the related Mortgage on a pari passu basis with the Mall at Millenia Companion Loan. The Mall at Millenia Pari Passu Loan, together with the Mall at Millenia B Note, is a "Mortgage Loan."

            "Master Servicer" means GMAC Commercial Mortgage Corporation and its permitted successors or assigns.

            "Master Servicer Consent Matter" has the meaning set forth in
Section 8.3(a).

            "Master Servicer Remittance Date" means, for each Distribution Date, the Business Day immediately preceding such Distribution Date.

            "Master Servicer's Website" has the meaning set forth in Section
8.14 hereof.

            "Master Servicing Fee" means for each calendar month, as to each Mortgage Loan or Serviced Loan Pair, but not as to any Non-Trust-Serviced Pari Passu Loan (as to which there is no Master Servicing Fee payable to the Master Servicer), an amount equal to the Master Servicing Fee Rate applicable to such month (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan or Serviced Loan Pair for such month) multiplied by the Scheduled Principal Balance (or the Principal Balance less principal advances in the case of Serviced Companion Loans) of such Mortgage Loan or Serviced Loan Pair immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section 8.10(c).

            "Master Servicing Fee Rate" means, with respect to each Mortgage Loan or Serviced Loan Pair, the rate per annum specified as such on the Mortgage Loan Schedule. With respect to each Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan, no Master Servicing Fee Rate is charged by the Master Servicer, but the applicable Pari Passu Loan Servicing Fee Rate or 1290 AOTA Mortgage Loan Servicing Fee Rate is charged pursuant to the applicable Other Pooling and Servicing Agreement.

            "Material Breach" has the meaning set forth in Section 2.3(a).

            "Material Document Defect" has the meaning set forth in Section 2.3(a).

            "Maturity Date" means, with respect to any Mortgage Loan or any Serviced Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Loan or Serviced Companion Loan, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan or Serviced Companion Loan occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Serviced Companion Loan or (ii) any grace period permitted by the related Mortgage Loan or Serviced Companion Loan.

            "Modification Fee" means a fee, if any, (i) collected from a Mortgagor by the Master Servicer in connection with a modification of a Mortgage Loan or a Serviced Companion Loan other than a Specially Serviced Mortgage Loan or (ii) collected by the Special Servicer in connection with the modification of a Specially Serviced Mortgage Loan.

            "Modification Loss" means, with respect to each Mortgage Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note, (i) a decrease in the Principal Balance of such Mortgage Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the Special Servicer or the Master Servicer and (y) not recovered from the Mortgagor or
(iii) in the case of a modification of such Mortgage Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note during the preceding Collection Period. For purposes of this definition, the term "Mortgage Loan" excludes the Mall at Millenia Mortgage Loan.

            "Money Term" means, with respect to any Mortgage Loan or any Serviced Companion Loan, the Maturity Date, Mortgage Rate, Principal Balance, amortization term or payment frequency thereof, or the amount of the scheduled payment thereof, or any provision thereof requiring the payment of a prepayment premium, yield maintenance payment or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

            "Monthly Certificateholders Report" means a report provided pursuant to Section 5.4 by the Paying Agent monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and
(B) Prepayment Premiums; (iii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Determination Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (v) with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof;
(vi) as of the related Determination Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;
(vii) the Aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of the Master Servicing Fee, the Primary Servicing Fee, the Special Servicing Fee, the Excess Servicing Fees and the fees paid to the Other Master Servicers and the Other Special Servicers; (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans, including a breakout by type of such Realized Losses or Expense Losses; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding separately stated that have been made by the Master Servicer and the Trustee and the aggregate amount of Servicing Advances and P&I Advances made by the applicable Other Master Servicer in respect of the related Non-Trust-Serviced Loan Pair; and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date (and in the case of any Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan, the amount of any appraisal reductions effected under the applicable Other Pooling and Servicing Agreement). In the case of information furnished pursuant to subclauses (i), (ii) and (xi) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

            "MONY" has the meaning assigned in the Preliminary Statement hereto.

            "MONY Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VI and shown on
Schedule VI hereto.

            "Moody's" means Moody's Investors Service, Inc. or its successor in interest.

            "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

            "Mortgage File" means the mortgage documents listed below:

            (i) (A) the original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto and (B) with respect to each Serviced Companion Loan, a copy of the original promissory note evidencing the indebtedness under such Serviced Companion Loan;

            (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with, if applicable, evidence of recording thereon (which are reflected in the Mortgage Loan Schedule), or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4";

            (v) originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the applicable Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (A) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable Seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4," which assignment may be effected in the related Assignment of Mortgage;

            (vii) the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (viii) the original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original binder, pro forma policy or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (ix) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (x) copies of the related ground lease(s), if any, related to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

            (xi) copies of any loan agreements, lock-box agreements and intercreditor agreements (including, without limitation, each Intercreditor Agreement), if any, related to any Mortgage Loan;

            (xii) either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the applicable Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement or, (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement (it being understood that each Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, each Primary Servicer (and the Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if a Primary Servicer or the Master Servicer, as applicable, sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer or the Master Servicer, as applicable, will assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer or the Master Servicer, as applicable. The Primary Servicer (or the Master Servicer) shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (xiii) the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (xiv) copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date Principal Balance equal to or greater than $20,000,000;

            (xv) the original of any Environmental Insurance Policy or (i) if the original is held by the related borrower, a copy thereof, or (ii) the binder for such Environmental Insurance Policy;

            (xvi) a copy of any affidavit and indemnification agreement in favor of the lender;

            (xvii) with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents;

            (xviii) with respect to each Loan Pair, a copy of the related Intercreditor Agreement; and

            (xix) with respect to each Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan, a copy of the applicable Other Pooling and Servicing Agreement.

            With respect to each Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the Depositor of copies of the documents specified above (other than the Mortgage Note (and all intervening endorsements) evidencing such Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan, with respect to which the originals shall be required), including a copy of the related Mortgage.

            "Mortgage Loan" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3, and Mortgage Loan shall also include any Defeasance Loan, any REO Mortgage Loan, unless the context requires otherwise, and with respect to (i) any Serviced Loan Pair, shall include only the related Pari Passu Loan and, with respect to the Mortgage Loan identified on the Mortgage Loan Schedule as Mortgage Loan No. 1, the Mall at Millenia B Note, and (ii) any Non-Trust-Serviced Loan Pair, shall include the related Pari Passu Loan or 1290 AOTA Mortgage Loan (but not for purposes of making Advances pursuant to this Agreement, except for P&I Advances on Non-Trust-Serviced Pari Passu Loans made upon the failure of the related Other Master Servicer to make such P&I Advances as set forth in this Agreement, and shall not include the related Non-Trust-Serviced Companion Loan).

            "Mortgage Loan Purchase Agreement" means Mortgage Loan Purchase Agreement I, Mortgage Loan Purchase Agreement II, Mortgage Loan Purchase Agreement IIA, Mortgage Loan Purchase Agreement III, Mortgage Loan Purchase Agreement IV, Mortgage Loan Purchase Agreement V-A, Mortgage Loan Purchase Agreement V-B, Mortgage Loan Purchase Agreement VI, Mortgage Loan Purchase Agreement VII, Mortgage Loan Purchase Agreement VIII and the Original 1290 AOTA MLPA, as the case may be.

            "Mortgage Loan Purchase Agreement I" means that certain Mortgage Loan Purchase Agreement between CIBC and the Depositor dated as of June 1, 2003 with respect to the CIBC Loans, a form of which is attached hereto as Exhibit K-1.

            "Mortgage Loan Purchase Agreement II" means (i) that certain Mortgage Loan Purchase Agreement between MSMC and the Depositor dated as of June 1, 2003 with respect to the MSMC Loans (other than the 1290 AOTA Mortgage Loan), a form of which is attached hereto as Exhibit K-2 and (ii) with respect to the 1290 AOTA Mortgage Loan, that certain Reaffirmation of Mortgage Loan Purchase Agreement between MSMC and the Depositor dated as of June 1, 2003, a form of which is attached hereto as Exhibit K-2A.

            "Mortgage Loan Purchase Agreement IIA" means that certain Mortgage Loan Purchase Agreement between MSMC and JHREF dated as of May 23, 2003 with respect to the Oakbrook Center Pari Passu Loan, and the Representation Renewal Agreement with respect thereto between MSMC and JHREF, dated as of June 5, 2003, forms of which are attached hereto as Exhibit K-2B.

            "Mortgage Loan Purchase Agreement III" means that certain Mortgage Loan Purchase Agreement between Nationwide and the Depositor dated as of June 1, 2003 with respect to the Nationwide Loans, a form of which is attached hereto as Exhibit K-3.

            "Mortgage Loan Purchase Agreement IV" means that certain Mortgage Loan Purchase Agreement between UCMFI and the Depositor dated as of June 1, 2003 with respect to the UCMFI Loans, a form of which is attached hereto as Exhibit K-4.

            "Mortgage Loan Purchase Agreement V-A" means that certain Mortgage Loan Purchase Agreement between JHREF and the Depositor dated as of June 1, 2003 with respect to the Federal Center Pari Passu Loan, a form of which is attached hereto as Exhibit K-5A.

            "Mortgage Loan Purchase Agreement V-B" means that certain Mortgage Loan Purchase Agreement between JHREF and the Depositor dated as of June 1, 2003 with respect to the Oakbrook Center Pari Passu Loan, a form of which is attached hereto as Exhibit K-5B.

            "Mortgage Loan Purchase Agreement VI" means that certain Mortgage Loan Purchase Agreement between MONY and the Depositor dated as of June 1, 2003 with respect to the MONY Loans, a form of which is attached hereto as Exhibit K-6.

            "Mortgage Loan Purchase Agreement VII" means that certain Mortgage Loan Purchase Agreement between TIAA and the Depositor dated as of June 1, 2003 with respect to the TIAA Loans, a form of which is attached hereto as Exhibit K-7.

            "Mortgage Loan Purchase Agreement VIII" means that certain Mortgage Loan Purchase Agreement between CMS Philadelphia and the Depositor dated as of June 1, 2003 with respect to the CMS Philadelphia Loan, a form of which is attached hereto as Exhibit K-8.

            "Mortgage Loan Schedule" or "Loan Schedule" means collectively the schedule attached hereto as Schedule I, which identifies each CIBC Loan, the schedule attached hereto as Schedule II, which identifies each MSMC Loan, the schedule attached hereto as Schedule III, which identifies each Nationwide Loan, the schedule attached hereto as Schedule IV, which identifies each UCMFI Loan, the schedule attached hereto as Schedule V, which identifies each JHREF Loan (including the Oakbrook Center Pari Passu Loan), the schedule attached hereto as
Schedule VI, which identifies each MONY Loan, the schedule attached hereto as
Schedule VII, which identifies each TIAA Loan and the schedule attached hereto as Schedule VIII, which identifies each CMS Philadelphia Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

            "Mortgage Note" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgage Rate" means, for a given Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note, the per annum rate at which interest accrues on such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note. For purposes of this definition, the term "Mortgage Loan" excludes the Mall at Millenia Mortgage Loan.

            "Mortgaged Property" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

            "Mortgagee" means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

            "Mortgagor" means the obligor on a Mortgage Note.

            "MSMC" has the meaning assigned in the Preliminary Statement hereto.

            "MSMC Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement II and shown on
Schedule II hereto.

            "Nationwide" has the meaning assigned in the Preliminary Statement hereto.

            "Nationwide Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement III and shown on
Schedule III hereto.

            "Net Aggregate Prepayment Interest Shortfall" means for any Distribution Date, with respect to the Mortgage Loans (including the Post Determination Date Mortgage Loans and Specially Serviced Mortgage Loans), the excess, if any, of aggregate Prepayment Interest Shortfalls for the Mortgage Loans over the sum of (A) the Compensating Interest to be paid by the Master Servicer (or any Primary Servicer or Sub-Servicer, if applicable according to the related Primary Servicing Agreement or Sub-Servicing Agreement) on such Distribution Date and (B) the aggregate Prepayment Interest Excesses for the Mortgage Loans (including the Post Determination Date Mortgage Loans and Specially Serviced Mortgage Loans).

            "New Lease" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

            "1940 Act" means the Investment Company Act of 1940, as amended.

            "1933 Act" means the Securities Act of 1933, as amended.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "NOI Adjustment Worksheet" means a worksheet substantially in the form of Exhibit P.

            "Non-Investment Grade Certificates" means each Class of Certificates other than a Residual Certificate that, at the time of determination, is not rated in one of the four highest generic rating categories by at least one of Fitch, S&P or Moody's.

            "Non-Registered Certificate" means unless and until registered under the Securities Act, any Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class TN, Class MM or Residual Certificate.

            "Non-Trust-Serviced Companion Loan" means the Federal Center Plaza 2003-TOP10 Companion Loan, the Katy Mills 2003-HQ2 Companion Loan, the Oakbrook Center 2003-TOP9 Companion Loan, the Oakbrook Center 2003-HQ2 Companion Loan, the Oakbrook Center 2003-C1 Companion Loan and the 1290 AOTA Companion Loans.

            "Non-Trust-Serviced Loan Pair" means (i) the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan, (ii) the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan, (iii) Oakbrook Center Pari Passu Loan, the Oakbrook Center 2003-TOP9 Companion Loan, the Oakbrook Center 2003-HQ2 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan and (iv) the 1290 AOTA Mortgage Loan and the 1290 AOTA Companion Loans.

            "Non-Trust-Serviced Pari Passu Loan" means the Federal Center Plaza Pari Passu Loan, the Katy Mills Pari Passu Loan and the Oakbrook Center Pari Passu Loan.

            "Nondisqualification Opinion" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax (other than a tax on "net income from foreclosure property" permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust.

            "Noneconomic Residual Interest" means a residual interest that is a "noneconomic residual interest" within the meaning of Treasury Regulations
Section 1.860E-1(c).

            "Nonrecoverable Advance" means any of the following (i) the Pari Passu Loan Nonrecoverable Advances (including interest accrued thereon at the Advance Rate) and (ii) the portion of any Advance (including interest accrued thereon at the Advance Rate) previously made or proposed to be made by the Master Servicer or the Trustee that, in its respective sole discretion, exercised in good faith and, with respect to the Master Servicer, in accordance with the Servicing Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds (or from any other collections) with respect to the related Mortgage Loan, Serviced Companion Loan or REO Property, as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of such Mortgaged Properties and other security must be considered in connection with any determination of whether an Advance is a Nonrecoverable Advance. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee is delivering such Officer's Certificate) and (in either case) to the Special Servicer and the Paying Agent in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. Notwithstanding any other provisions of this Agreement, for all purposes of this Agreement, if the Master Servicer does not make a Mall at Millenia B Note Interest Advance, it shall be conclusively deemed to have determined, in accordance with the Servicing Standard, that such Mall at Millenia B Note Interest Advance, if made, would have been a Nonrecoverable Advance. The Master Servicer shall not be required to make a Mall at Millenia B Note Interest Advance, unless it shall have determined in its sole discretion, exercised in good faith and in accordance with the Servicing Standard, that such proposed Mall at Millenia B Note Interest Advance, if made, would be ultimately recoverable from proceeds (or from any other collections) with respect to the Mall at Millenia B Note or related REO Property. In determining whether an Advance with respect to any Mortgage Loan or Serviced Companion Loan or the Mall at Millenia B Note will be recoverable, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall take into account amounts that may be realized on the related Mortgaged Property in its "as is" or then current condition and occupancy and, in the case of the Mall at Millenia B Note, shall also take into account (i) that such Mall at Millenia B Note Interest Advance and Advance Interest thereon may only be recovered from collections on the Mall at Millenia B Note, as allocable thereto pursuant to the Mall at Millenia Intercreditor Agreement, and are not subject to reimbursement from funds in the Certificate Account unrelated to the Mall at Millenia B Note or related REO Property, (ii) that the Mall at Millenia A Notes may be required to be fully paid and any Advances with respect thereto and Advance Interest thereon fully reimbursed, before amounts are available to reimburse Mall at Millenia B Note Interest Advances and Advance Interest thereon, (iii) the possibility and effects of future adverse change with respect to the related Mortgaged Property, the potential length of time before such Mall of Millenia B
Note Interest Advances may be reimbursed, and the resulting degree of uncertainty with respect to such reimbursement, and (iv) the fact that Mall at Millenia B Note Interest Advances are intended to provide liquidity only and not credit support to the holder of the Mall at Millenia B Note by reason of its subordination to the Mall at Millenia A Notes. If an Appraisal was not conducted and made available to the Master Servicer with respect to the related Mortgaged Property within the prior twelve (12) month period, the Master Servicer may obtain an Appraisal of the Mortgaged Property with respect to the Mall at Millenia B Note, the cost of which shall be a Servicing Advance, prior to making any Mall at Millenia B Note Interest Advances and shall not be in default for failing to make any such Mall at Millenia B Note Interest Advance until such Appraisal is obtained. Notwithstanding the foregoing, prior to ordering an Appraisal with respect to a Mall at Millenia B Note Interest Advance, the Master Servicer will notify the holder of the Mall at Millenia B Note and if the holder of the Mall at Millenia B Note directs the Master Servicer not to make a Mall at Millenia B Note Interest Advance, no Appraisal will be ordered. Absent bad faith, the Master Servicer's determination as to the nonrecoverability of any Advance shall be conclusive and binding on the Certificateholders and, in the case of any Serviced Companion Loan, the holder of such Serviced Companion Loan. Absent bad faith or breach of the servicing standard under the applicable Other Pooling and Servicing Agreement known to the Master Servicer or Trustee, as applicable, the determination as to the nonrecoverability of any advance made with respect to any Non-Trust-Serviced Pari Passu Loan pursuant to such applicable Other Pooling and Servicing Agreement, shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee and the Master Servicer. It is acknowledged that the Master Servicer in its application of the nonrecoverability determination may determine in respect of a Determination Date that a P&I Advance on the Mall at Millenia A Note is recoverable but that the Mall at Millenia B Note Interest Advance is not recoverable. With respect to any Serviced Companion Loan that is or may be the subject of a P&I Advance under the related Other Pooling and Servicing Agreement, Nonrecoverable Advance shall have the meaning assigned thereto (or to an analogous term) under the relevant Other Pooling and Servicing Agreement.

            "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-2 Certificates as a Class, the Class X-2 Notional Amount as of such date of determination and (iv) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount as of such date of determination.

            "Oakbrook Center 2003-C1 Companion Loan" means the mortgage loan, which is secured on a pari passu basis with the Oakbrook Center Pari Passu Loan, the Oakbrook Center 2003-TOP9 Companion Loan and the Oakbrook Center 2003-HQ2 Companion Loan pursuant to the related Mortgage. The Oakbrook Center 2003-C1 Companion Loan is not a "Mortgage Loan."

            "Oakbrook Center Intercreditor Agreement" means, with respect to the Oakbrook Center Pari Passu Loan, the Oakbrook Center 2003-TOP9 Companion Loan, the Oakbrook Center 2003-HQ2 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan, that certain intercreditor agreement, dated as of January 24, 2003, by and among the holder of the predecessor loan to the Oakbrook Center Pari Passu Loan, the holder of the Oakbrook Center 2003-TOP9 Companion Loan, the holder of the Oakbrook Center 2003-HQ2 Companion Loan and the holder of the Oakbrook Center 2003-C1 Companion Loan relating to the relative rights of such holders, as amended by the Oakbrook Center Letter Agreement and as may be further amended from time to time in accordance with the terms thereof.

            "Oakbrook Center Letter Agreement" means that certain letter agreement dated February 6, 2003 by and among the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer, the 2003-TOP9 Trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, ABN AMRO Bank
N. V., as fiscal agent, and Morgan Stanley Dean Witter Mortgage Capital Inc., as initial holder of the Oakbrook Center Pari Passu Loan, relating to certain servicing matters with respect to the Oakbrook Center Pari Passu Loan, the Oakbrook Center 2003-TOP9 Companion Loan, the Oakbrook Center 2003-HQ2 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan.

            "Oakbrook Center Originator" means Morgan Stanley Mortgage Capital Inc.

            "Oakbrook Center Pari Passu Loan" means the Mortgage Loan designated as Mortgage Loan No. 5 on the Mortgage Loan Schedule which is secured on a pari passu basis with the Oakbrook Center 2003-TOP9 Companion Loan, the Oakbrook Center 2003-HQ2 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan pursuant to the related Mortgage. The Oakbrook Center Pari Passu Loan is a "Mortgage Loan."

            "Oakbrook Center Pari Passu Loan Nonrecoverable Advance" means the pro rata portion of any "Nonrecoverable Advance" (as defined in the 2003-TOP9 Pooling and Servicing Agreement) allocable to the Oakbrook Center Pari Passu Loan pursuant to and in accordance with the 2003-TOP9 Pooling and Servicing Agreement.

            "Oakbrook Center Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the Oakbrook Center Pari Passu Loan as defined in the 2003-TOP9 Pooling and Servicing Agreement.

            "Oakbrook Center 2003-HQ2 Companion Loan" means the mortgage loan, which is secured on a pari passu basis with the Oakbrook Center Pari Passu Loan, the Oakbrook Center 2003-TOP9 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan pursuant to the related Mortgage. The Oakbrook Center 2003-HQ2 Companion Loan is not a "Mortgage Loan."

            "Oakbrook Center 2003-TOP9 Companion Loan" means the mortgage loan, which is secured on a pari passu basis with the Oakbrook Center Pari Passu Loan, the Oakbrook Center 2003-HQ2 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan pursuant to the related Mortgage. The Oakbrook Center 2003-TOP9 Companion Loan is not a "Mortgage Loan."

            "Officer's Certificate" means (v) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (w) in the case of the Master Servicer and the Special Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (x) in the case of the Trustee, a certificate signed by a Responsible Officer, (y) in the case of a Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, any Managing Director or Director, the President, or any Executive Vice President; Senior Vice President, Second Vice President, Vice President or Assistant Vice President, any Treasurer, any Assistant Treasurer or any Secretary or Assistant Secretary or any other authorized signatory and (z) in the case of the Paying Agent, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement.

            "Operating Adviser" shall have the meaning specified in Section 9.37(a).

            "Operating Statement Analysis Report" means a report which is one element of the MBA/CMSA Methodology for Analyzing and Reporting Property Income Statements.

            "Opinion of Counsel" means a written opinion of counsel addressed to the Master Servicer (and/or any Primary Servicer acting on behalf of the Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, reasonably acceptable in form and substance to the Master Servicer (and/or any Primary Servicer acting on behalf of the Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of the Master Servicer (and/or any Primary Servicer acting on behalf of the Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of any REMIC Pool or status as a "grantor trust" under the Grantor Trust Provisions of the Class EI Grantor Trust.

            "Option" shall have the meaning specified in Section 9.36(a).

            "Option Holder" shall have the meaning specified in Section 9.36(a).

            "Option Purchase Price" shall have the meaning specified in Section 9.36(b).

            "Original 1290 AOTA MLPA" shall mean the Mortgage Loan Purchase Agreement, dated as of December 1, 2002, between MSMC, as seller, and Morgan Stanley Capital I Inc., as purchaser, relating to the 1290 AOTA Mortgage Loan, as from time to time amended, supplemented or modified.

            "Other Advance Report Date" means, with respect to a Serviced Companion Loan that has been deposited into a commercial securitization trust, the date under the related Other Pooling and Servicing Agreement that the Master Servicer is required pursuant to the terms thereof to make a determination as to whether it will make a P&I Advance as required under such Other Pooling and Servicing Agreement.

            "Other Fiscal Agent" means the 2003-HQ2 Fiscal Agent, the 2003-TOP9 Fiscal Agent or the 2003-TOP10 Fiscal Agent, as applicable.

            "Other Master Servicer" means the 2003-HQ2 Master Servicer, the 2003-TOP9 Master Servicer, the 2003-TOP10 Master Servicer, the 2003-C1 Master Servicer or any other master servicer under the Other Pooling and Servicing Agreement relating to a Serviced Companion Loan, as applicable.

            "Other Pooling and Servicing Agreement" means the 2003-HQ2 Pooling and Servicing Agreement, the 2003-TOP9 Pooling and Servicing Agreement, the 2003-TOP10 Pooling and Servicing Agreement, the 2003-C1 Pooling and Servicing Agreement or any pooling and servicing agreement relating to a Serviced Companion Loan that creates a commercial securitization trust, as applicable.

            "Other Special Servicer" means the 2003-HQ2 Special Servicer, the 2003-TOP9 Special Servicer or the 2003-TOP10 Special Servicer, as applicable.

            "Other Trustee" means the 2003-HQ2 Trustee, the 2003-TOP9 Trustee or the 2003-TOP10 Trustee, as applicable.

            "Ownership Interest" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "P&I Advance" shall mean, (i) with respect to any Mortgage Loan (other than the Mall at Millenia B Note) or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (other than a Balloon Payment) due during the related Collection Period (or with respect to the Post Determination Date Mortgage Loans due on the related Due Date) was not received by the Master Servicer as of the Business Day preceding the Master Servicer Remittance Date, the portion of such Scheduled Payment not received; (ii) with respect to any Balloon Mortgage Loan (including any REO Mortgage Loan which provided for a Balloon Payment) as to which a Balloon Payment was due or deemed due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the Business Day prior to the related Master Servicer Remittance Date (or, in the case of the Post Determination Date Mortgage Loans, as of the Business Day prior to the Master Servicer Remittance Date), an amount equal to the excess, if any, of the Assumed Scheduled Payment for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and
(iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the REO Mortgage Loan related to such REO Property during the related Collection Period (or as to the Post Determination Date Mortgage Loans due on the related Due Date during the month in which the related Collection Period ends), over remittances of REO Income to the Master Servicer by the Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan or REO Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the interest portion amount of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction shall be an amount equal to the product of (i) the amount with respect to interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction applicable to such Mortgage Loan and the denominator of which is the Scheduled Principal Balance of such Mortgage Loan as of such Determination Date. With respect to any Serviced Companion Loan, P&I Advance shall have the meaning assigned thereto (or to an analogous term) under the relevant Other Pooling and Servicing Agreement. In addition, the term "P&I Advance" will include any of the amounts described above paid by the Master Servicer with respect to any Non-Trust-Serviced Pari Passu Loan pursuant to the terms of this Agreement upon the failure of the related Other Master Servicer to make such payment.

            "P&I Advance Amount" means the amount of the P&I Advance computed for any Distribution Date.

            "Pari Passu Loan" means the Federal Center Plaza Pari Passu Loan, the 55 East Monroe Pari Passu Loan, the Katy Mills Pari Passu Loan, the Mall at Millenia Pari Passu Loan and the Oakbrook Center Pari Passu Loan.

            "Pari Passu Loan Nonrecoverable Advances" means the Federal Center Plaza Pari Passu Loan Nonrecoverable Advances, the Katy Mills Pari Passu Loan Nonrecoverable Advances and/or the Oakbrook Center Pari Passu Loan Nonrecoverable Advances, as applicable.

            "Pari Passu Loan Servicing Fee Rate" means the Federal Center Plaza Pari Passu Loan Servicing Fee Rate, the Katy Mills Pari Passu Loan Servicing Fee Rate and/or the Oakbrook Center Pari Passu Loan Servicing Fee Rate, as applicable.

            "Participant" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Pass-Through Rate" or "Pass-Through Rates" means with respect to the Early Defeasance Loan REMIC Regular Interest, any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC III Regular Certificates, the Class TN Certificates and the Class MM-B Certificates, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter, the Pass-Through Rates for (i) the Early Defeasance Loan REMIC Regular Interest shall equal the ED Net Mortgage Rate for the Early Defeasance Loan for such Distribution Date, (ii) the REMIC I Regular Interests shall equal the REMIC I Net Mortgage Rate on the related Majority Mortgage Loan for such Distribution Date, (iii) the REMIC II Regular Interests shall equal the Weighted Average REMIC I/ED Net Mortgage Rate, for such Distribution Date, (iv) the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates shall equal the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto, (v) the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates shall equal the lesser of (A) the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto and (B) the Weighted Average REMIC I/ED Net Mortgage Rate for such Distribution Date, (vi) the Class X-1 Certificates shall equal the per annum rate equal to (A) the product of (y) the Accrued Certificate Interest thereon for such Distribution Date and (z) 12, divided by (B) the Class X-1 Notional Amount, (vii) the Class X-2 Certificates shall equal the per annum rate equal to (A) the product of (y) the Accrued Certificate Interest thereon for such Distribution Date and (z) 12, divided by
(B) the Class X-2 Notional Amount, (viii) the Class TN Certificates shall equal the Class TN Adjusted Net Loan Pass-Through Rate and (ix) the Class MM Certificates shall equal the Class MM Adjusted Net Loan Pass-Through Rate. The Pass-Through Rate for the Class A-1A Component, the Class A-1B Component, the Class A-1C Component, the Class A-1D Component and the Class A-1E Component shall equal the Pass-Through Rate of the Class A-1 Certificates. The Pass-Through Rate for the Class A-2A Component, the Class A-2B Component, the Class A-2C Component and the Class A-2D Component shall equal the Pass-Through Rate of the Class A-2 Certificates. The Pass-Through Rate for the Class C-1 Component, the Class C-2 Component and the Class C-3 Component shall equal the Pass-Through Rate of the Class C Certificates. The Pass-Through Rate for the Class D-1 Component and the Class D-2 Component shall equal the Pass-Through Rate of the Class D Certificates. The Pass-Through Rate for the Class F-1 Component and the Class F-2 Component shall equal the Pass-Through Rate of the Class F Certificates. The Pass-Through Rate for the Class H-1 Component and the Class H-2 Component shall equal the Pass-Through Rate of the Class H Certificates.

            "Paying Agent" means Wells Fargo Bank Minnesota, N.A. and any successor or assign, as provided herein.

            "Paying Agent's Website" has the meaning set forth in Section 5.4(a) hereof.

            "Percentage Interest" means, with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performing Party" has the meaning set forth in Section 8.26(b).

            "Permitted Transferee" means any Transferee other than (i) a Disqualified Organization, or (ii) a United States Tax Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Report" means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

            "Placement Agent" means Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective successors in interest.

            "Plan" has the meaning set forth in Section 3.3(d).

            "Post Determination Date Mortgage Loans" means, with respect to any Distribution Date, the Mortgage Loans listed on Schedules K-3, K-4, K-6 and K-7 hereto with Due Dates that occur, inclusive of a grace period, on or after the related Determination Date in the same month of the Distribution Date.

            "Preliminary Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Prepayment Interest Excess" means for any Distribution Date, the related Collection Period, and through and including two Business Days prior to the Distribution Date, during which a full or partial Principal Prepayment (including any payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) is made on or after the Due Date for such Mortgage Loan through and including two Business Days prior to the Distribution Date, the amount of interest that accrues on the amount of such Principal Prepayment or Balloon Payment from such Due Date to the date such payment was made, plus (if made) any payment by the related Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee, any servicing fee payable in connection with each Non-Trust-Serviced Pari Passu Loan and the Trustee Fee), to the extent collected.

            "Prepayment Interest Shortfall" means, with respect to any Distribution Date, and either (a) the related Collection Period or, as applicable, (b) the period of time from the prior Master Servicer Remittance Date through and including two Business Days prior to such Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment (including any payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) made during any such period prior to the Due Date for such Mortgage Loan (including any shortfall resulting from a payment during the grace period relating to such Due Date). The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee, any servicing fee payable in connection with each Non-Trust-Serviced Pari Passu Loan and the Trustee Fee) over (B) the aggregate interest that did so accrue at the REMIC I Net Mortgage Rate through the date such payment was made.

            "Prepayment Premium" means, with respect to any Mortgage Loan or any Serviced Companion Loan for any Distribution Date, the prepayment premiums or percentage premiums, if any, received during a related Collection Period in connection with Principal Prepayments on such Mortgage Loan or Serviced Companion Loan.

            "Primary Collateral" means the portion of the Mortgaged Property securing the Repurchased Loan or Cross-Collateralized Loan, as applicable, that is encumbered by a first mortgage lien.

            "Primary Servicers" means any of Union Central Mortgage Funding, Inc., MONY Realty Capital, Inc., Nationwide Life Insurance Company and Midland Loan Services, Inc. and each of their respective permitted successors and assigns.

            "Primary Servicing Agreement" means, with respect to each Primary Servicer, the agreement between such Primary Servicer and the Master Servicer, dated as of June 1, 2003, under which such Primary Servicer services the Mortgage Loans and, if applicable, the Serviced Companion Loans set forth on the schedule attached thereto.

            "Primary Servicing Fee" means, for each calendar month, as to each Mortgage Loan and, if applicable, the Serviced Companion Loans, the Primary Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan or Serviced Companion Loan immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan or Serviced Companion Loan for which interest actually accrues on such Mortgage Loan or Serviced Companion Loan and payable only from collections on such Mortgage Loan or Serviced Companion Loan.

            "Primary Servicing Fee Rate" means, the monthly fee payable to the applicable Primary Servicer (or the Master Servicer, as applicable) based on the per annum rate specified on the Mortgage Loan Schedule, as more specifically described, in the case of the Primary Servicers, in the applicable Primary Servicing Agreement (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month).

            "Principal" has the meaning assigned in the Preliminary Statement hereto.

            "Principal Balance" means, with respect to any Mortgage Loan, any Serviced Companion Loan, the Mall at Millenia Pari Passu Loan, the Mall at Millenia B Note or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan, the Mall at Millenia B Note or the related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due prior to the Cut-Off Date (assuming, for any Mortgage Loan or any Serviced Companion Loan, but not the Mall at Millenia B Note, with a Due Date in June 2003 that is not June 1, 2003, that principal and interest payments for such month were paid on June 1, 2003), reduced (to not less than zero) by
(i) any payments or other collections of amounts allocable to principal on such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan, the Mall at Millenia B Note or any related REO Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note or related REO Mortgage Loan during any related and preceding Collection Period. For purposes of this definition, the term "Mortgage Loan" excludes the Mall at Millenia Mortgage Loan.

            "Principal Balance Certificates" means, collectively, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D and Class TN-E Certificates.

            "Principal Distribution Amount" means, except with respect to the Class MM Certificates and the Class TN Certificates, on any Distribution Date, the sum of the following amounts received with respect to the Mortgage Loans, other than amounts allocable to any Serviced Companion Loan or its succesor REO Mortgage Loan: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period; (ii) in the case of the Post Determination Date Mortgage Loans, the Scheduled Payments and any Assumed Scheduled Payments that are due, or deemed due, as the case may be, for its Due Date occurring during the month in which such Distribution Date occurs to the extent such amounts are received or advanced; (iii) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period; and (iv) in the case of the Post Determination Date Mortgage Loans, the payments that are due, or deemed due, as the case may be, for its Due Date occurring during the month in which such Distribution Date occurs to the extent such amounts are received or advanced) and that were identified and applied by the Master Servicer as recoveries of principal thereof. Notwithstanding the foregoing, the Principal Distribution Amount for the Certificates, other than the Class MM Certificates and Class TN Certificates, shall not include any amount received with respect to the Mall at Millenia B Note or the 1290 AOTA Mortgage Loan. With respect to the Class MM Certificates and Class TN Certificates, "Principal Distribution Amount" shall be calculated in the same manner as is set forth in the first sentence of this definition, except that such calculation shall be made as if the 1290 AOTA Mortgage Loan (in the case of the Class TN Certificates) or Mall at Millenia B Note (in the case of the Class MM Certificates) were the only Mortgage Loan.

            "Principal Prepayment" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan or a Serviced Companion Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan or Serviced Companion Loan in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

            "Private Placement Memorandum" means (i) the Private Placement Memorandum dated May 29, 2003, pursuant to which the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will be offered for sale; (ii) the Offering Memorandum dated May 29, 2003 pursuant to which the Class MM Certificates will be offered for sale; and (iii) the Offering Memorandum dated May 29, 2003 pursuant to which the Class TN Certificates will be offered for sale.

            "Property File" means the monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Prospectus" has the meaning set forth in the Preliminary Statement hereto.

            "PTCE" has the meaning set forth in Section 3.3(d).

            "Purchase Price" means, with respect to (i) the repurchase by the applicable Seller (or the Oakbrook Center Originator, as applicable) of a Mortgage Loan sold by such Seller (or the Oakbrook Center Originator, as applicable) pursuant to Article II of this Agreement (other than the 1290 AOTA Mortgage Loan), (ii) the determination of fair value of an REO Mortgage Loan with respect to a liquidation by the Special Servicer pursuant to Section 9.15 or (iii) the determination of fair value of a Mortgage Loan in connection with a purchase by the Option Holder pursuant to Section 9.36 under the circumstances described therein, a price equal to the sum of (A) 100% of the unpaid Principal Balance of such Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period (or, in the case of the Post Determination Date Mortgage Loans, the Due Date occurring in the month in which the related Collection Period ends) in which such purchase or liquidation occurs, plus (C) the amount of any expenses related to such Mortgage Loan and/or, if applicable, the related Serviced Companion Loan or the related REO Property (including any Servicing Advances and Advance Interest (which have not been paid by the Mortgagor or out of Late Fees or default interest paid by the related Mortgagor on the related Mortgage Loan and/or, if applicable, the related Serviced Companion Loan and all unpaid Special Servicing Fees and Liquidation Fees paid or payable with respect to the Mortgage Loan and/or, if applicable, the related Serviced Companion Loan) that are reimbursable or payable to the Master Servicer, the Special Servicer, the Paying Agent, the Trustee or, if applicable, the related Other Master Servicer or Other Special Servicer, plus (D) if such Mortgage Loan or REO Mortgage Loan is being repurchased or substituted for by a Seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the Master Servicer, the Special Servicer, the Depositor, the Paying Agent or the Trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in (C) above).

            "Purchase Proceeds" means any cash amounts received by the Master Servicer in connection with: (i) the repurchase of a Mortgage Loan or an REO Mortgage Loan by a Seller (or the Oakbrook Center Originator) pursuant to
Section 2.3, (ii) the purchase by the Option Holder of a Mortgage Loan pursuant to Section 9.36, (iii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer or the holders of the Class R-I Certificates pursuant to Section 10.1(b) or (iv) the purchase of a Mortgage Loan by the holder of the related B Note or, with respect to the 55 East Monroe Pari Passu Loan, the holder of the mezzanine debt.

            "Qualified Bidder" means (A) as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section 8.22(b) (including the requirement set forth in Section 8.22(b) that Rating Agency Confirmation shall have been obtained from each of Moody's and Fitch with respect to such Person) and (B) as used in Section 9.31(c), any Person qualified to act as successor Special Servicer hereunder pursuant to Section 9.21(b) (including the requirement set forth in Section 9.21(b) that Rating Agency Confirmation shall have been obtained form each Rating Agency with respect to such Person).

            "Qualified Institutional Buyer" means a qualified institutional buyer qualifying pursuant to Rule 144A.

            "Qualified Insurer" means, (i) with respect to any Mortgage Loan (other than the 1290 AOTA Mortgage Loan) or any Serviced Companion Loan, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than "A" by Fitch, or if not so rated by Fitch, then Fitch has issued a Rating Agency Confirmation, "A2" by Moody's if rated by Moody's or if not rated by Moody's, then Moody's has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than "A" by Fitch if rated by Fitch, or if not so rated by Fitch, then A:IX by A. M. Best or Fitch has issued a Rating Agency Confirmation, "A2" by Moody's if rated by Moody's or if not rated by Moody's, then Moody's has issued a Rating Agency Confirmation or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained from Moody's and Fitch. "Qualified Insurer" shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

            "Qualifying Substitute Mortgage Loan" means, in the case of a Mortgage Loan (other than the 1290 AOTA Mortgage Loan) substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the outstanding principal balance on the date of substitution divided by its current Appraised Value) not higher than the current Loan-to-Value Ratio of the Deleted Mortgage Loan and has a current Debt Service Coverage Ratio equal to or greater than the current Debt Service Coverage Ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in its Mortgage Files and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard raise material issues that have not been adequately addressed; (vii) has an engineering report relating to the related Mortgaged Property in its Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard raise material issues that have not been adequately addressed; and
(viii) as to which the Trustee and the Paying Agent have received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained (provided that no such Rating Agency Confirmation shall be required with respect to any Companion Loan Securities), and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld). In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the Principal Balance referred to in clause (i) above shall be determined on the basis of aggregate Principal Balances and (B) the rates referred to in clause (i) above and the remaining term to stated maturity referred to in clause (ii) above shall be determined on a weighted average basis; provided, however, that no individual interest rate, minus the Administrative Cost Rate, shall be lower than the highest Pass-Through Rate of any Class of Principal Balance Certificates then outstanding having a fixed rate. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Paying Agent, which shall deliver a copy of such certification to the Master Servicer, the Special Servicer, the Trustee and the Operating Adviser promptly, and in any event within five Business Days following the Paying Agent's receipt of such certification.

            "Rating Agencies" means (i) as to the Certificates, Moody's and Fitch and (ii) as to any provisions relating to any Serviced Companion Loan that secures Companion Loan Securities, each rating agency then rating any related class of such Companion Loan Securities or their successors in interest.

            "Rating Agency Confirmation" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates or Companion Loan Securities then rated by such Rating Agency.

            "Realized Interest Loss" means, with respect to each Mortgage Loan or the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note, (i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan or the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan or the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses set forth in the last sentence of the definition of "Realized Principal Loss" or (iv) in the case of a Modification Loss, a Modification Loss described in clause (iii) of the definition thereof. For purposes of this definition, the term "Mortgage Loan" excludes the Mall at Millenia Mortgage Loan and amounts with respect to the Mall at Millenia Pari Passu Loan and the Mall at Millenia B Note shall be calculated separately.

            "Realized Loss" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note. Realized Losses on a Mortgage Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note are allocated first to the Principal Balance of, and then to interest on such Mortgage Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note. For purposes of this definition, the term "Mortgage Loan" excludes the Mall at Millenia Mortgage Loan and amounts with respect to the Mall at Millenia Pari Passu Loan and the Mall at Millenia B Note shall be calculated separately.

            "Realized Principal Loss" means, with respect to each Mortgage Loan and the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note, (i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the Principal Balance of the Mortgage Loan, or the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note (or deemed Principal Balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the Principal Balance of the related Mortgage Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note, and (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss. Notwithstanding clause (iv) of the preceding sentence, to the extent that Expense Losses (exclusive of Expense Losses resulting from payment of the Special Servicing Fee) exceed amounts with respect to a Mortgage Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note that were identified as allocable to principal, such excess shall be treated as a Realized Interest Loss. For purposes of this definition, the term "Mortgage Loan" excludes the Mall at Millenia Mortgage Loan and amounts with respect to the Mall at Millenia Pari Passu Loan and the Mall at Millenia B Note shall be calculated separately.

            "Record Date" means, for each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recoveries" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan, Serviced Companion Loan or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

            "Regulation S" means Regulation S under the 1933 Act.

            "Regulation S Certificate" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

            "Regulation S Global Certificates" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

            "Regulation S Permanent Global Certificate" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

            "Regulation S Temporary Global Certificate" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

            "Rehabilitated Mortgage Loan" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan or Serviced Loan Pair that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) the Trust and the trust formed pursuant to any securitization of a Serviced Companion Loan each has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event, such amounts have been forgiven or the Mortgagor has committed to reimburse such costs as part of the work-out arrangement with respect to such Servicing Transfer Event. A Mortgage Loan or Serviced Companion Loan, which is part of a Serviced Loan Pair, shall not constitute a Rehabilitated Mortgage Loan unless the remainder of such Serviced Loan Pair would constitute a Rehabilitated Mortgage Loan.

            "Release Date" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

            "REMIC I" means the segregated pool of assets consisting of the Majority Mortgage Loans (other than any Excess Interest payable thereon), such amounts related thereto as shall from time to time be held in the Certificate Account, the Interest Reserve Account, the Reserve Account and the Distribution Account (other than the portion thereof constituting the Excess Interest Sub-account, the Mall at Millenia B Note Distribution Account and the 1290 AOTA Distribution Account, or funds held with respect to the Early Defeasance Loan REMIC, REMIC II or REMIC III), the related Insurance Policies (other than the interests of the holder of any Serviced Companion Loan therein) and any related REO Properties (other than the interests of the holder of any Serviced Companion Loan related thereto), for which a REMIC election has been made pursuant to
Section 12.1(d) hereof. Excess Interest on the Mortgage Loans and the Excess Interest Sub-account shall constitute assets of the Trust but shall not be a part of any REMIC Pool formed hereunder. No Serviced Companion Loan or Non-Trust-Serviced Companion Loan or any amounts payable thereon shall constitute an asset of the Trust or any REMIC Pool formed hereunder.

            "REMIC I Interests" means, collectively, the REMIC I Regular Interests and the Class R-I Residual Interest.

            "REMIC I Net Mortgage Rate" means, with respect to any Distribution Date, as to any REMIC I Regular Interest, a rate per annum equal to the Adjusted Mortgage Rate for the related Majority Mortgage Loan for such Distribution Date (based on the Mortgage Rate thereof (without taking into account any increase therein after the Anticipated Repayment Date in respect of an ARD Loan or any default interest rate), as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off
Date).

            "REMIC I Regular Interests" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Majority Mortgage Loan, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan.

            "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests and the Early Defeasance Loan REMIC Regular Interest and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(d) hereof.

            "REMIC II Interests" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

            "REMIC II Regular Interest A-1A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $44,143,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest A-1B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $38,918,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest A-1C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $36,898,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest A-1D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $36,925,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest A-1E" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $21,995,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest A-2A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $13,434,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest A-2B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $34,979,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest A-2C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $33,219,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest A-2D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $368,098,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest B-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $2,260,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest B-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $15,934,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest C-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $6,878,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest C-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $9,985,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest C-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $6,789,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest D-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $464,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest D-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance $4,085,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest E" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class E Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest F-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $2,991,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest F-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $4,286,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest G" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class G Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest H-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $6,301,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest H-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $1,886,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class J Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class K Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class L Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class M Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class N Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interest O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class O Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I/ED Net Mortgage Rate.

            "REMIC II Regular Interests" means, collectively, the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-1D, REMIC II Regular Interest A-1E, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest B, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest E, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O.

            "REMIC III" means the segregated pool of assets consisting of the REMIC II Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(d) hereof.

            "REMIC III Certificates" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

            "REMIC III Regular Certificates" means, collectively, the Class A-1 Certificates, Class A-2 Certificates, Class X-1 Certificates, Class X-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates.

            "REMIC Pool" means each of the six segregated pools of assets designated as a REMIC pursuant to Section 12.1(a)-(d) hereof.

            "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.

            "Rent Loss Policy" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

            "Rents from Real Property" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

            "REO Account" shall have the meaning set forth in Section 9.14(a) hereof.

            "REO Disposition" means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

            "REO Income" means, with respect to any REO Property, except as set forth below, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period. With respect to any Non-Trust-Serviced Loan Pair (if the related Other Special Servicer has foreclosed upon the Mortgaged Property secured by the related Mortgage), the REO Income shall comprise only such portion of the foregoing that is allocable to the holder of the related Non-Trust-Serviced Pari Passu Loan or 1290 AOTA Mortgage Loan, as applicable, pursuant to the applicable Other Pooling and Servicing Agreement and the applicable Intercreditor Agreement.

            "REO Mortgage Loan" means a Mortgage Loan or a Serviced Companion Loan, as to which the related Mortgaged Property is an REO Property.

            "REO Property" means a Mortgaged Property (or an interest therein, if the Mortgaged Property securing a Loan Pair has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

            "REO Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Report Date" means the end of business on the third Business Day before the related Distribution Date.

            "Repurchased Loan" has the meaning set forth in Section 2.3(a) hereof.

            "Request for Release" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

            "Required Appraisal Loan" means any Mortgage Loan or Serviced Loan Pair as to which an Appraisal Event has occurred. A Mortgage Loan or Serviced Loan Pair will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

            "Reserve Account" shall mean the Reserve Account maintained by the Paying Agent in accordance with the provisions of Section 5.3, which shall be an Eligible Account, which may be a sub-account of the Distribution Account.

            "Residual Certificates" means, with respect to REMIC I, the Class MM REMIC, the Class TN REMIC and the Early Defeasance Loan REMIC, the Class R-I Certificates; with respect to REMIC II, the Class R-II Certificates, and with respect to REMIC III, the Class R-III Certificates.

            "Responsible Officer" means, when used with respect to the initial Trustee, any officer assigned to the Asset-Backed Securities Trust Services Group, or with respect to the Paying Agent, any officer assigned to the Asset-Backed Securities Trust Services Group, each with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee or Paying Agent, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or Persons performing similar roles on behalf of the Trustee or Paying Agent.

            "Restricted Servicer Reports" means the following reports in CMSA format (as in effect on the date hereof or as such formats may be subsequently adopted from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit W prepared by the Master Servicer and combining reports and/or data in such forms prepared by the Special Servicer (with respect to Specially Serviced Mortgage Loans and REO Properties): (i) a Comparative Financial Status Report; (ii) without duplication with Section 8.14, an NOI Adjustment Worksheet; (iii) without duplication with Section 8.14, an Operating Statement Analysis Report;
(iv) a Servicer Watch List; (v) a Property File; (vi) without duplication with
Section 8.14, a Financial File and (vi) a Loan Level Reserve Report.

            "Reverse Sequential Order" means sequentially to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates (but pro rata among the Classes of Class A Certificates).

            "Rule 144A" means Rule 144A under the 1933 Act.

            "Rule 144A IAI Global Certificate" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

            "Sarbanes-Oxley Certification" has the meaning set forth in Section 8.26(b).

            "Scheduled Payment" means each scheduled payment of principal of, and/or interest on, a Mortgage Loan, the Mall at Millenia B Note, the Mall at Millenia Pari Passu Loan or a Serviced Companion Loan required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note, the Mall at Millenia B Note, the Mall at Millenia Pari Passu Loan or Serviced Companion Loan (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts). Notwithstanding the foregoing, the amount of the Scheduled Payment for any Pari Passu Loan, which is part of a Serviced Loan Pair, the related Serviced Companion Loan or any B Note shall be calculated without regard to the related Intercreditor Agreement. For purposes of this definition, the term "Mortgage Loan" excludes the Mall at Millenia Mortgage Loan.

            "Scheduled Principal Balance" means, with respect to any Mortgage Loan, any Serviced Companion Loan, the Mall at Millenia Pari Passu Loan, the Mall at Millenia B Note or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan, any Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or such REO Mortgage Loan. For purposes of this definition, the term "Mortgage Loan" excludes the Mall at Millenia Mortgage Loan.

            "Seller" means CIBC, MSMC, Nationwide, UCMFI, JHREF, MONY, TIAA or CMS Philadelphia, as the case may be.

            "Serviced Companion Loan" means the 55 East Monroe Companion Loan, the Mall at Millenia Companion Loan, the 55 East Monroe B Note, the Village at Searcy B Note, the Indian Creek B Note and the Harper's Point B Note.

            "Serviced Companion Loan Custodial Account" means each of the custodial sub-account(s) of the Certificate Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section 5.1(c) on behalf of the holder of the related Serviced Companion Loan. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

            "Serviced Loan Pair" means (i) the Mall at Millenia Pari Passu Loan, the Mall at Millenia Companion Loan and the Mall at Millenia B Note, (ii) the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, (iii) the Village at Searcy Mortgage Loan and the Village at Searcy B Note, (iv) the Indian Creek Mortgage Loan and the Indian Creek B Note and (v) the Harper's Point Mortgage Loan and the Harper's Point B Note; provided that with respect to provisions herein concerning the Master Servicer Fee "Serviced Loan Pair" shall not include any B Note except for the Mall at Millenia B Note.

            "Servicer Errors and Omissions Insurance Policy" or "Errors and Omissions Insurance Policy" means an errors and omissions insurance policy maintained by the Master Servicer, the Special Servicer, the Trustee or the Paying Agent, as the case may be, in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

            "Servicer Fidelity Bond" or "Fidelity Bond" means a bond or insurance policy under which the insurer agrees to indemnify the Master Servicer, the Special Servicer, the Trustee or the Paying Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's, the Special Servicer's, the Trustee's or the Paying Agent's, as the case may be, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

            "Servicer Mortgage File" means (i) with respect to the 1290 AOTA Mortgage Loan and all Mortgage Loans other than the remaining MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan, and (ii) with respect to the MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan and, to the extent required to be (and actually) delivered to the Master Servicer by the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

            "Servicer Watch List" means for any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Servicing Advance" means any cost or expense of the Master Servicer, the Special Servicer or the Trustee, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by or for the Master Servicer, the Special Servicer or the Trustee, as the case may be, to protect and preserve the security for a Mortgage Loan (other than the 1290 AOTA Mortgage Loan and the Non-Trust Serviced Pari Passu Loans) and/or Serviced Loan Pair.

            "Servicing Officer" means, any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans and any Serviced Companion Loan whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by the Master Servicer and signed by an officer of the Master Servicer, as such list may from time to time be amended.

            "Servicing Standard" means the standard by which the Master Servicer, the Special Servicer and each of the Primary Servicers will service and administer the Mortgage Loans (and any Serviced Companion Loan) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and in the case of a Serviced Companion Loan, the related holder of the Serviced Companion Loan) (as determined by the Master Servicer, Special Servicer or Primary Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and any Serviced Companion Loan (and, in the case of any Serviced Loan Pair, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, further as follows:

            (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible in this transaction; and

            (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and any Serviced Loan Pair or, if a Mortgage Loan or any Serviced Loan Pair comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) or, in the case of any Serviced Loan Pair, the maximization of recovery on such Serviced Loan Pair to the Certificateholders and the holder of the related Companion Loan and, if applicable, B Note (as a collective whole but giving due consideration to the subordinate nature of the related B
      Note) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the Mortgage Loans other than any Pari Passu Loan, which is part of a Serviced Loan Pair, or at the weighted average of the Mortgage Rates of the related Pari Passu Loan, Serviced Companion Loan and, if applicable, B Note, in the case of a Serviced Loan Pair);

but without regard to (I) any relationship that the Master Servicer, Special Servicer or Primary Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor or any Affiliate of the related Mortgagor; (II) the ownership of any Certificate or any interest in a Serviced Companion Loan or B Note by the Master Servicer, Special Servicer or Primary Servicer, as the case may be, or by any Affiliate thereof; (III) the Master Servicer's obligation to make Advances; (IV) the Special Servicer's obligation to direct the Master Servicer to make Servicing Advances; (V) the right of the Master Servicer, the Special Servicer or a Primary Servicer (or any Affiliate of any such party) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, pursuant to this Agreement or with respect to any particular transaction;
(VI) any repurchase or indemnification obligation it may have; or (VII) any option to purchase any Mortgage Loan or Serviced Companion Loan.

            "Servicing Transfer Event" means the occurrence of any of the following events: (i) any Mortgage Loan or Serviced Loan Pair as to which a Balloon Payment is past due, and the Master Servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (A) the Mortgagor makes all monthly payments that would have become due if such Mortgage Loan or Serviced Companion Loan had not matured, based on the amortization term of such Mortgage Loan or Serviced Companion Loan, (B) the Mortgagor has received a commitment for refinancing that is acceptable to the Operating Adviser prior to the end of such 90 day period, and (C) such refinancing is obtained on or before the 150th day succeeding the date the Balloon Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due Date such payment was due; (ii) any Mortgage Loan or Serviced Loan Pair as to which, to the Master Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;
(iii) any Mortgage Loan or Serviced Loan Pair as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan or Serviced Loan Pair as to which the Master Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of the Master Servicer materially and adversely affects the interests of the Certificateholders or the holders of such Serviced Loan Pair and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan or Serviced Loan Pair (or, if no grace period is specified, 60 days); (v) any Mortgage Loan or Serviced Loan Pair as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and (vi) any Mortgage Loan or Serviced Loan Pair as to which, in the good faith reasonable judgment of the Master Servicer, (a) a payment default is imminent or is likely to occur within 60 days and such default, in the judgment of the Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related Serviced Loan Pair or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related Serviced Loan Pair and (vii) with respect to any A/B Mortgage Loan, if the holder of the related B Note chooses not to cure a monetary default that is permitted to be cured under the related Intercreditor Agreement, the Business Day following the expiration of the Cure Period (as defined below) of the holder of the related B Note; provided, however, that (1) if the holder of the related B Note exercised its right to cure a monetary default and a monetary default occurs in the following month due to the holder of the related B Note's failure to cure, then servicing of the A/B Mortgage Loan shall be transferred to the Special Servicer on the Business Day following the expiration of the Cure Period (as defined in the related Intercreditor Agreement) of the holder of the related B Note if the holder of the related B Note does not cure the current monetary default or (2) if the holder of the related B Note has exercised its right to cure three consecutive monetary defaults and a monetary default occurs in the following month, then servicing of the A/B Mortgage Loan shall be transferred to the Special Servicer at the expiration of the Mortgagor's grace period for the current monetary default. If a Servicing Transfer Event occurs with respect to a Pari Passu Loan Serviced Companion Loan or B Note, which is part of a Serviced Loan Pair, it shall be deemed to have occurred also with respect to the remainder of the related Serviced Loan Pair. However, if a Servicing Transfer Event has not occurred with respect to a Pari Passu Loan or Serviced Companion Loan solely due to the holder of the related B Note exercising its cure rights under the related Intercreditor Agreement, then a Servicing Transfer Event will not occur with respect to the related B Note.

            "Single-Purpose Entity" means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with Affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

            "Sole Certificateholder" means any Certificateholder (or Certificateholders provided they act in unanimity) holding 100% of the then outstanding Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class MM-A, Class MM-B Class TN-A, Class TN-B, Class TN-C, Class TN-D and Class TN-E Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been reduced to zero.

            "Special Servicer" means Midland Loan Services, Inc., or any successor Special Servicer as herein provided, including without limitation any successor Special Servicer appointed pursuant to Section 9.39 hereof.

            "Special Servicer Compensation" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees and any other amounts to be paid to the Special Servicer pursuant to the terms of this Agreement.

            "Special Servicer Remittance Date" means the Business Day preceding each Determination Date.

            "Special Servicing Fee" means, for each calendar month, as to each Mortgage Loan and Serviced Companion Loan (other than any Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan) that is a Specially Serviced Mortgage Loan (including REO Mortgage Loans), the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month.

            "Special Servicing Fee Rate" means 0.25% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.15% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more).

            "Special Servicing Officer" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee, the Paying Agent and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

            "Special Servicing Side Letter" means that certain letter agreement dated as of May 29, 2003 by ARCap Servicing, Inc. and acknowledged by LaSalle Bank National Association and Wells Fargo Bank Minnesota, N.A.

            "Specially Serviced Mortgage Loan" means, as of any date of determination, any Mortgage Loan (other than any Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan) or Serviced Loan Pair with respect to which the Master Servicer has notified the Special Servicer and the Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and the Special Servicer has received all information, documents and records relating to such Mortgage Loan or Serviced Loan Pair, as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan or Serviced Loan Pair. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the Master Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan or Serviced Loan Pair, with respect to such Servicing Transfer Event, has become a Rehabilitated Mortgage Loan, unless and until the Master Servicer notifies the Special Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan or Serviced Loan Pair, exists or occurs.

            "Standard Hazard Insurance Policy" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

            "Sub-Servicer" has the meaning set forth in Section 8.4.

            "Subordinate Certificates" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

            "Successful Bidder" has the meaning set forth in Section 8.29(d) or
Section 9.31(d), as applicable.

            "Tax Matters Person" means the Person designated as the "tax matters person" of the related REMIC Pool pursuant to Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T.

            "Termination Price" has the meaning set forth in Section 10.1(b) herein.

            "30/360 basis" means any Mortgage Loan or Serviced Companion Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

            "TIAA" has the meaning assigned in the Preliminary Statement hereto.

            "TIAA Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VII and shown on
Schedule VII hereto.

            "Title Insurance Policy" means a title insurance policy maintained with respect to a Mortgage Loan.

            "Transfer" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust" means the trust created pursuant to this Agreement, the assets of which consist of all the assets of the Class TN REMIC, the Class MM REMIC, the Early Defeasance Loan REMIC and REMIC I (including in each case the related Mortgage Loans, such related amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Reserve Account, the Insurance Policies, any REO Properties and other items referred to in Section 2.1(a) hereof), REMIC II, REMIC III and the Class EI Grantor Trust. The Trust shall not include any Serviced Companion Loan or Non-Trust-Serviced Companion Loan, any interest of the holders of a Serviced Companion Loan or Non-Trust-Serviced Companion Loan or any Serviced Companion Loan Custodial Account.

            "Trustee" means Wells Fargo Bank Minnesota, N.A., as trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co trustee (subject to Section
7.9 hereof), as the case may be.

            "Trustee Fee" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology (other than the rate of accrual) that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month.

            "Trustee Fee Rate" means (i) .0028% per annum, (ii) with respect to the Mall at Millenia B Note, .0238% per annum or, (iii) with respect to the 1290 AOTA Mortgage Loan, .0024% per annum.

            "Trustee Mortgage File" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan (and, if applicable, the related Serviced Companion Loan) and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

            "1290 AOTA A/B Loan" shall mean the 1290 AOTA Mortgage Loan, together with the 1290 AOTA Companion Loans, each of which is secured by the same Mortgage on the 1290 AOTA Mortgaged Property. References herein to the 1290 AOTA A/B Loan shall be construed to refer to the aggregate indebtedness under the related 1290 AOTA Companion Loans and the related 1290 AOTA Mortgage Loan.

            "1290 AOTA A-1 Loan" shall mean the mortgage loan designated as A-1 that is secured by the related Mortgaged Property on a pari passu basis pursuant to the related Mortgage and which is senior to the 1290 AOTA Mortgage Loan and pari passu to the other 1290 AOTA Companion Loans. The 1290 AOTA A-1 Loan is not a "Mortgage Loan."

            "1290 AOTA Accrued Certificate Interest" shall mean, with respect to any Class of Class TN Certificates, for any Distribution Date, interest for the related Interest Accrual Period accrued at the Pass-Through Rate with respect to such Class of Class TN Certificates for such Interest Accrual Period on the Aggregate Principal Balance of such Class of Class TN Certificates outstanding immediately prior to such Distribution Date. The 1290 AOTA Accrued Certificate Interest with respect to each Class of Class TN Certificates for each Interest Accrual Period shall be calculated on a 30/360 basis. The total amount of 1290 AOTA Accrued Certificate Interest with respect to each Class of Class TN Certificates for each Distribution Date shall equal the product of (i) the Pass-Through Rate with respect to such Class of Class TN Certificates for such Interest Accrual Period, multiplied by (ii) the Aggregate Principal Balance of such Class of Class TN Certificates outstanding immediately prior to such Distribution Date, multiplied by (iii) a fraction, the numerator of which is 30, and the denominator of which is 360. Notwithstanding the foregoing, the distribution of Accrued Certificate Interest to each Class of Class TN Certificates pursuant to Section 6.5A(a) hereof shall be reduced by any expenses allocated to interest on the 1290 AOTA Mortgage Loan pursuant to Section 3.3 or
4.2 of the 1290 AOTA Intercreditor Agreement.

            "1290 AOTA Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum, without duplication, of (i) the aggregate of the amounts on deposit in the 1290 AOTA Distribution Account with respect to the 1290 AOTA Mortgage Loan or the Mortgaged Property as of 10:00 a. m. (New York City time) on such Distribution Date and (ii) the amount of any 1290 AOTA P&I Advance made by the 2003-TOP9 Master Servicer (pursuant to the 2003-TOP9 Pooling and Servicing Agreement) or by the Trustee by 11:00 a.m. (pursuant to Section 4.1A) for distribution on the Class TN Certificates on such Distribution Date; net of (b) the portion of the amount described in clause (a)(i) of this definition that represents one or more of the following: (i) any amounts payable or reimbursable to any Person from the 1290 AOTA Distribution Account pursuant to clauses (ii) through (x) of Section 5.3A(b), and (ii) any amounts deposited in the 1290 AOTA Distribution Account in error.

            "1290 AOTA Companion Loans" shall mean each loan evidenced by a related promissory note designated as A-1, A-2, A-3, A-4 or A-5 each of which is secured by the related Mortgaged Property on a pari passu basis pursuant to the related Mortgage and each of which is senior to the 1290 AOTA Mortgage Loan.

            "1290 AOTA Condemnation Proceeds" shall have the meaning assigned to the term "Condemnation Proceeds" in the 2003-TOP9 Pooling and Servicing Agreement; provided that "1290 AOTA Condemnation Proceeds" hereunder shall not include amounts otherwise allocable to payments on or in respect of the 1290 AOTA Companion Loans under the related Loan Documents and/or the 2003-TOP9 Pooling and Servicing Agreement.

            "1290 AOTA Control Appraisal Event" shall exist with respect to the 1290 AOTA Mortgage Loan for so long as: (a)(1) the initial unpaid principal balance of the 1290 AOTA Mortgage Loan minus (2) the sum of (x) any prepayments allocated to, and received on, the 1290 AOTA Mortgage Loan, (y) any Appraisal Reduction (as defined in the 2003-TOP9 Pooling and Servicing Agreement) allocated to the 1290 AOTA Mortgage Loan and (z) any realized losses allocated to the 1290 AOTA Mortgage Loan under the 2003-TOP9 Pooling and Servicing Agreement is less than (b) 25% of the initial unpaid principal balance of the 1290 AOTA Mortgage Loan less any prepayments (other than prepayments constituting all or a portion of the Maximum Prepayable Amount (as defined in the related Loan Agreement) allocated to, and received on, the 1290 AOTA Mortgage Loan made by the Mortgagor.

            "1290 AOTA Distribution Account" means an administrative account deemed to be a sub-account of the Distribution Account.

            "1290 AOTA Insurance Proceeds" shall have the meaning assigned to the term "Insurance Proceeds" in the 2003-TOP9 Pooling and Servicing Agreement; provided that "1290 AOTA Insurance Proceeds" hereunder shall not include amounts otherwise allocable to payments on or in respect of the 1290 AOTA Companion Loans under the related Loan Documents and/or the 2003-TOP9 Pooling and Servicing Agreement.

            "1290 AOTA Intercreditor Agreement" means, with respect to the 1290 AOTA Mortgage Loan and the 1290 AOTA Companion Loans, that certain intercreditor agreement, dated as of December 26, 2002, by and between the holder of the 1290 AOTA Mortgage Loan and the holder of the 1290 AOTA Companion Loans relating to the relative rights of such holders, as may be further amended from time to time in accordance with the terms thereof.

            "1290 AOTA Liquidation Proceeds" shall have the meaning assigned to the term "Liquidation Proceeds" in the 2003-TOP9 Pooling and Servicing Agreement ; provided that "1290 AOTA Liquidation Proceeds" hereunder shall not include amounts otherwise allocable to payments on or in respect of the 1290 AOTA Companion Loans under the related Loan Documents and/or the 2003-TOP9 Pooling and Servicing Agreement.

            "1290 AOTA Loan" shall mean any of the 1290 AOTA Companion Loans and the 1290 AOTA Mortgage Loan.

            "1290 AOTA Majority Holder" shall mean any single Holder or group of Holders of the Class TN Certificates entitled to a majority of the voting rights of the Class TN Controlling Class.

            "1290 AOTA Master Servicer Remittance Date" shall mean the date that the 2003-TOP9 Master Servicer is required to remit the 1290 AOTA Mortgage Loan Remittance Amount pursuant to Article VII of the 1290 AOTA Intercreditor Agreement.

            "1290 AOTA Mortgage Loan" means the Mortgage Loan in the original principal balance of $55,000,000, as secured by that certain Consolidated, Amended and Restated Mortgage Assignment of Leases and Security Agreement dated as of September 9, 2002.

            "1290 AOTA Mortgage Loan Remittance Amount" shall mean, with respect to any 1290 AOTA Master Servicer Remittance Date, an amount equal to any and all amounts to be distributed on such date with respect to 1290 AOTA Mortgage Loan pursuant to Section 5.2(a) of the 2003-TOP9 Pooling and Servicing Agreement.

            "1290 AOTA Mortgage Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the 1290 AOTA Mortgage Loan as defined in the 2003-TOP9 Pooling and Servicing Agreement.

            "1290 AOTA Nonrecoverable P&I Advance" means with respect to the 2003-TOP9 Master Servicer, as defined in the 2003-TOP9 Pooling and Servicing Agreement. With respect to the Trustee, any 1290 AOTA P&I Advance (including interest accrued thereon at the Advance Rate) previously made or proposed to be made that, in their respective sole discretion, exercised in good faith, would not be or, in the case of a current delinquency, would not be, ultimately recoverable, from 1290 AOTA Insurance Proceeds, 1290 AOTA Condemnation Proceeds or 1290 AOTA Liquidation Proceeds (or from any other collection) with respect to the 1290 AOTA Mortgage Loan. The determination by the 2003-TOP9 Master Servicer or the Trustee, as applicable, that it has made a 1290 AOTA Nonrecoverable P&I Advance or that any proposed 1290 AOTA P&I Advance, if made, would constitute a 1290 AOTA Nonrecoverable P&I Advance, shall be evidenced (i) in the case of the 2003-TOP9 Master Servicer, as provided in the 2003-TOP9 Pooling and Servicing Agreement and (ii) in the case of the Trustee, by an Officer's Certificate delivered to the Class TN Certificateholder Representative and the Depositor. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Trustee forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an appraisal of the 1290 AOTA Mortgage Loan or Mortgaged Property, the cost of which appraisal shall be advanced by the 2003-TOP9 Master Servicer as a 1290 AOTA Servicing Advance). The Trustee shall be entitled to conclusively rely on the 2003-TOP9 Master Servicer's determination that a 1290 AOTA P&I Advance is or would be nonrecoverable.

            "1290 AOTA Nonrecoverable Servicing Advance" shall mean (i) with respect to the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as defined in the 2003-TOP9 Pooling and Servicing Agreement; and (ii) with respect to the Trustee, any 1290 AOTA Servicing Advance (including interest accrued thereon at the Advance Rate) previously made or proposed to be made that, in their respective sole discretion, exercised in good faith, would not be or, in the case of a current delinquency, would not be, ultimately recoverable, from 1290 AOTA Insurance Proceeds, 1290 AOTA Condemnation Proceeds or 1290 AOTA Liquidation Proceeds (or from any other collection) with respect to the 1290 AOTA Mortgage Loan. The determination by the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer or the Trustee, as the case may be, that it has made a 1290 AOTA Nonrecoverable Servicing Advance or that any proposed 1290 AOTA Servicing Advance, if made, would constitute a 1290 AOTA Nonrecoverable Servicing Advance, shall be evidenced (i) in the case of the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as provided in the 2003-TOP9 Pooling and Servicing Agreement , and (ii) in the case of the Trustee, by an Officer's Certificate delivered to the Class TN Certificateholder Representative and the Depositor. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Trustee forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an appraisal of the Mortgaged Property, the cost of which appraisal may be advanced by the Trustee as a 1290 AOTA Servicing Advance). The Trustee will be entitled to conclusively rely on the 2003-TOP9 Master Servicer's or Special Servicer's determination that a 1290 AOTA Servicing Advance is or would be nonrecoverable.

            "1290 AOTA Note A CMBS" shall mean, as of any date of determination, any commercial mortgage-backed securities that are backed or secured by, among other assets, a 1290 AOTA Companion Loan (or any portion thereof) or by the Mortgaged Property after it has become an REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement) and is still an asset of a the related securitization trust.

            "1290 AOTA Other Note A CMBS" shall mean, as of any date of determination, any 1290 AOTA Note A CMBS other than the 2003-TOP9 CMBS.

            "1290 AOTA Other Note A Special Servicer" shall mean the special servicer appointed under the securitization in which 1290 AOTA Other Note A CMBS were issued.

            "1290 AOTA P&I Advance" shall mean, as to the 1290 AOTA Mortgage Loan or any successor REO Mortgage Loan (as defined in the 2003 TOP9 PSA), any advance of interest made on the 1290 AOTA Mortgage Loan by the 2003-TOP9 Master Servicer under the 2003-TOP9 Pooling and Servicing Agreement, net of fees and expenses permitted to be deducted therefrom, or by the Trustee pursuant to
Section 4.1A.

            "1290 AOTA P&I Advance Date" shall mean the Business Day immediately preceding each Distribution Date.

            "1290 AOTA Private Placement Memorandum" means the Private Placement Memorandum dated May 29, 2003, pursuant to which the Class TN Certificates will be offered for sale.

            "1290 AOTA Qualifying Substitute Mortgage Loan" shall have the meaning assigned to the term "Qualifying Substitute Mortgage Loan" in the 2003-TOP9 Pooling and Servicing Agreement as applied as if the 1290 AOTA Mortgage Loan were the "Mortgage Loan" therein; provided that a substitute mortgage loan shall have been approved by the Class TN Certificateholder Representative in its sole discretion; provided, however, that a mortgage loan shall not qualify as a 1290 AOTA Qualifying Substitute Mortgage Loan if it would result in the termination of the REMIC status of the Class TN REMIC or the imposition of tax on the Trust Fund other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. When a 1290 AOTA Qualifying Substitute Mortgage Loan is substituted for the 1290 AOTA Mortgage Loan, MSMC shall certify that such mortgage loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "1290 AOTA REO Incomes" shall have the meaning assigned to the term "REO Incomes" in the 2003-TOP9 Pooling and Servicing Agreement; provided, however, that "1290 AOTA REO Incomes" shall exclude any portion thereof allocable to payments on or in respect of the 1290 AOTA Companion Loans.

            "1290 AOTA Repurchase Price" shall mean a price equal to the sum of:
(i) the principal balance of the 1290 AOTA Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made prior to the Cut-Off Date, reduced (to not less than zero) by (a) any payments or other collections of amounts allocable to principal on the 1290 AOTA Mortgage Loan that have been collected or received during any preceding Collection Period (as determined under the 2003-TOP9 Pooling and Servicing Agreement), other than any scheduled debt service payments due in any subsequent Collection Period, and
(b) the principal portion of any realized loss incurred in respect of the 1290 AOTA Mortgage Loan during any related Collection Period (as determined under the 2003-TOP9 Pooling and Servicing Agreement); plus (ii) all accrued and unpaid interest on the 1290 AOTA Mortgage Loan at the mortgage interest rate in effect from time to time through the end of the interest accrual period relating to the due date in the Collection Period of purchase; plus (iii) the amount of any expenses related to the 1290 AOTA Mortgage Loan reimbursable to the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer, the Trustee and the Paying Agent, including all related unreimbursed 1290 AOTA Servicing Advances (to the extent not paid in connection with a concurrent repurchase of 1290 AOTA Companion Loans) and accrued and unpaid interest on related 1290 AOTA P&I Advances and 1290 AOTA Servicing Advances at the Advance Rate (as defined in the 2003-TOP9 Pooling and Servicing Agreement) which have not been paid by the related Mortgagor or out of the late payment fees or default interest paid by the related Mortgagor (to the extent not paid in connection with a concurrent repurchase of the 1290 AOTA Companion Loans), and unpaid special servicing fees due pursuant to the 2003-TOP9 Pooling and Servicing Agreement allocable to the 1290 AOTA Mortgage Loan; plus (iv) any liquidation fee due pursuant to the 2003-TOP9 Pooling and Servicing Agreement with respect to the 1290 AOTA Mortgage Loan; plus (v) to the extent, if any, not included in clause (iii) above, all expenses reasonably incurred or to be incurred by the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer, the Depositor, the Trustee and the Paying Agent in respect of the Material Breach (as defined in Section 2.3A) or Material Document Defect (as defined in Section 2.3A) giving rise to the repurchase obligation.

            "1290 AOTA Servicing Advances" shall mean any cost or expense of the 2003-TOP9 Master Servicer or the Trustee, as the case may be, designated as a 1290 AOTA Servicing Advance pursuant to this Agreement or the 2003-TOP9 Pooling and Servicing Agreement and any other costs and expenses incurred by the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer or the Trustee, as the case may be, to protect and preserve the security for the 1290 AOTA Mortgage Loan and/or the 1290 AOTA Companion Loans.

            "1290 AOTA Substitution Shortfall Amount" shall mean, with respect to a substitution pursuant to Section 2.3A hereof, an amount equal to the excess, if any, of the 1290 AOTA Repurchase Price of the 1290 AOTA Mortgage Loan calculated as of the date of substitution over the outstanding principal balance of the 1290 AOTA Qualifying Substitute Mortgage Loan as of the date of substitution.

            "1290 AOTA Voting Rights" shall mean the voting rights evidenced by the respective Class TN Certificates. At all times during the term of this Agreement, all Voting Rights shall be allocated among the Class TN Certificateholders in proportion to the Percentage Interests in the Aggregate Principal Balances evidenced by the respective Certificates.

            "2003-C1 Master Servicer" means the "Master Servicer" under the 2003-C1 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

            "2003-C1 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of May 29, 2003 by and between GMAC Commercial Mortgage Securities, Inc., as depositor, the 2003-C1 Master Servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank, National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent, pursuant to which the GMAC Commercial Mortgage Securities, Inc. 2003-C1 Mortgage Pass-Through Certificates were issued.

            "2003-HQ2 Fiscal Agent" means the "Fiscal Agent" under the 2003-HQ2 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

            "2003-HQ2 Master Servicer" means the "Master Servicer" under the 2003-HQ2 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

            "2003-HQ2 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of March 1, 2003 by and among Morgan Stanley Dean Witter Capital I Inc., as depositor, the 2003-HQ2 Master Servicer, the 2003-HQ2 Special Servicer, the 2003-HQ2 Trustee, the 2003-HQ2 Fiscal Agent and Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, pursuant to which the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-HQ2, were issued.

            "2003-HQ2 Special Servicer" means the "Special Servicer" under the 2003-HQ2 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

            "2003-HQ2 Trustee" means the "Trustee" under the 2003-HQ2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

            "2003-TOP9 CMBS" shall mean, as of any date of determination, any commercial mortgage-backed securities that are backed or secured by, among other assets, the 1290 AOTA A-1 Loan (or any portion thereof) or by the Mortgaged Property after it has become an REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement) and is still an asset of the related securitization trust.

            "2003-TOP9 Depositor" shall mean the "depositor" under the 2003-TOP9 Pooling and Servicing Agreement , which as of the date hereof is Morgan Stanley Capital I Inc.

            "2003-TOP9 Fiscal Agent" means the "Fiscal Agent" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

            "2003-TOP9 Master Servicer" means the "Master Servicer" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

            "2003-TOP9 Paying Agent" shall mean the "paying agent" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, National Association, and any permitted successors and assigns.

            "2003-TOP9 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of February 1, 2003 by and among the 2003-TOP9 Depositor, the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer, the 2003-TOP9 Trustee, the 2003-TOP9 Fiscal Agent and the 2003-TOP9 Paying Agent, pursuant to which the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-TOP9, were issued.

            "2003-TOP9 Special Servicer" means the "Special Servicer" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is ARCAP Special Servicing, Inc.

            "2003-TOP9 Trustee" means the "Trustee" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

            "2003-TOP10 Fiscal Agent" means the "Fiscal Agent" under the 2003-TOP10 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

            "2003-TOP10 Master Servicer" means the "Master Servicer" under the 2003-TOP10 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

            "2003-TOP10 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of April 1, 2003 by and among Bear Stearns Commercial Mortgage Securities Inc., as depositor, the 2003-TOP10 Master Servicer, the 2003-TOP10 Special Servicer, the 2003-TOP10 Trustee, the 2003-TOP10 Fiscal Agent and Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, pursuant to which the Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-TOP10, were issued.

            "2003-TOP10 Special Servicer" means the "Special Servicer" under the 2003-TOP10 Pooling and Servicing Agreement, which as of the date hereof is ARCap Special Servicing, Inc.

            "2003-TOP10 Trustee" means the "Trustee" under the 2003-TOP10 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "UCMFI" has the meaning assigned in the Preliminary Statement hereto.

            "UCMFI Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement IV and shown on
Schedule IV hereto.

            "Underwriter" means each of Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective successors in interest.

            "United States Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States or any state thereof or the District of Columbia, (iii) any estate of which an executor or administrator is a United States Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-United States Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a United States Person (other than a trust of which at least one trustee is a non-United States Person and has sole or shared investment discretion with respect to its assets), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-United States Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a United States Person principally for the purpose of investing in securities not registered under the 1933 Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(A) under the 1933 Act who are not natural persons, estates or trusts); provided, however, that the term "United States Person" shall not include (A) a branch or agency of a United States Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the 1933 Act and any other similar international organizations, and their agencies, Affiliates and pension plans.

            "United States Tax Person" means any of (i) a citizen or resident of the United States, (ii) corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            "Unpaid Interest" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

            "Unrestricted Servicer Reports" means the following reports in CMSA format (as in effect on the date hereof or as such formats may be subsequently adopted from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit X prepared by the Master Servicer combining reports and/or data in such forms prepared by the Special Servicer (with respect to Specially Serviced Mortgaged Loans and REO Properties): (a) the following electronic files; (i) a Loan Setup File (with respect to the initial Distribution Date only); and (ii) a Loan Periodic Update File; and (b) the following supplemental reports: (i) a Delinquent Loan Status Report, (ii) an Historical Loan Modification and Corrected Mortgage Loan Report, (iii) an Historical Liquidation Report, and (iv) an REO Status Report.

            "Village at Searcy B Note" means, with respect to the Mortgage Loan designated as Mortgage Loan No. 46 on the Mortgage Loan Schedule, the related "B Note," which is not included in the Trust and which is subordinated in right of payment to the Village at Searcy Mortgage Loan to the extent set forth in the Village at Searcy Intercreditor Agreement. The Village at Searcy B Note is not a "Mortgage Loan."

            "Village at Searcy Intercreditor Agreement" means, with respect to the Village at Searcy Mortgage Loan and the Village at Searcy B Note, the related intercreditor agreement, dated as of April 14, 2003, by and among the holder of the Village at Searcy Mortgage Loan and the holder of the Village at Searcy B Note relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Village at Searcy Mortgage Loan" means the Mortgage Loan designated as Mortgage Loan No. 46 on the Mortgage Loan Schedule.

            "Weighted Average REMIC I/ED Net Mortgage Rate" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests and the ED Net Mortgage Rate for the Early Defeasance Loan REMIC Regular Interest, weighted on the basis of their respective Certificate Balance as of the close of business on the preceding Distribution Date.

            "Work-Out Fee" means a fee payable with respect to any Rehabilitated Mortgage Loan (other than any Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan), equal to the product of (x) 1.0% (with respect to any Rehabilitated Mortgage Loan with a principal balance of less than $20,000,000) or 0.75% (with respect to any Rehabilitated Mortgage Loan with a principal balance of $20,000,000 or more) and (y) the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan or Serviced Companion Loan for so long as it remains a Rehabilitated Mortgage Loan or otherwise payable as set forth in Section 9.21(d).

            "Yield Maintenance Charges" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

            Section 1.2 Calculations Respecting Mortgage Loans

            (a) Calculations required to be made by the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note shall be made based upon current information as to the terms of such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan and the Mall at Millenia B Note and reports of payments received from the Master Servicer on such Mortgage Loan, Serviced Companion Loan, Mall at Millenia Pari Passu Loan and Mall at Millenia B Note and payments to be made to the Paying Agent as supplied to the Paying Agent by the Master Servicer. The Paying Agent shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Paying Agent has actual knowledge of an error in the calculations, the Paying Agent shall inform the Master Servicer of such error. For purposes of this paragraph, the term "Mortgage Loan" shall not include the Mall at Millenia Mortgage Loan.

            (b) Unless otherwise required by law or the applicable Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note documents (or the applicable Intercreditor Agreement), any amounts (other than escrow and reserve deposits and reimbursements of Servicing Advances and expenses) received in respect of a Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note as to which a default has occurred and is continuing shall be applied first to overdue interest due with respect to such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note at the Mortgage Rate thereof, next to current interest due with respect to such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note at the Mortgage Rate thereof, next to the reduction of the Principal Balance of such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note to zero if such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note has been accelerated or if the related Intercreditor Agreement, if any, so requires, and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note has not yet been accelerated and the related Intercreditor Agreement, if any, does not require further application to principal thereof, next to any default interest and other amounts due on such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note and finally to Late Fees due with respect to such Mortgage Loan, Serviced Companion Loan, the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note. For purposes of this paragraph, the term "Mortgage Loan" shall not include the Mall at Millenia Mortgage Loan.

            Section 1.3 Calculations Respecting Accrued Interest

            Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months and Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

            Section 1.4 Interpretation

            (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholders Report, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

            (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

            (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

            Section 1.5 ARD Loans

            Notwithstanding any provision of this Agreement:

            (a) For the ARD Loans, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of "Appraisal Reduction," "Assumed Scheduled Payment," "Mortgage Rate," "Purchase Price" and "Realized Loss."

            (b) Excess Interest shall constitute an asset of the Trust but not an asset of any REMIC Pool.

            (c) Neither the Master Servicer nor the Special Servicer shall take any enforcement action with respect to the payment of Excess Interest unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of the Master Servicer and the Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest thereon.

            (d) Liquidation Fees shall not be deemed to be earned on Excess Interest.

            (e) With respect to an ARD Loan after its Anticipated Repayment Date, the Master Servicer or the Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with Section 8.18 and
Section 9.5 hereof, all or any accrued Excess Interest if, prior to the related Maturity Date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's or the Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with Section 8.18 and Section 9.5 hereof. The Master Servicer or the Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other Person so long as such determination is based on such criteria.

            Section 1.6 Certain Matters with Respect to the Serviced Loan Pairs

            (a) The parties hereto acknowledge that, pursuant to the related Intercreditor Agreement, if a Pari Passu Loan, which is part of a Serviced Loan Pair, is no longer part of the Trust Fund, the new holder of such Pari Passu Loan shall (at its sole cost and expense) negotiate one or more new servicing agreements with the Master Servicer and Special Servicer, provided that, prior to entering into any such new servicing agreement, the new holder of such Pari Passu Loan shall obtain and provide to the holder of the related Serviced Companion Loan and, if applicable, B Note written confirmation from each rating agency then rating any securitization relating to such Serviced Companion Loan and, if applicable, B Note providing that such new servicing agreement will not result in the downgrade, qualification or withdrawal of its then-current ratings of any related securities and, with respect to the 55 East Monroe Pari Passu Loan, the new holder of such Pari Passu Loan shall obtain the consent of the holder of the 55 East Monroe Companion Loan and the holder of the 55 East Monroe B Note; provided, that prior to such time the Master Servicer and the Special Servicer shall continue to service the related Serviced Loan Pair unless otherwise provided in the related Intercreditor Agreement.

            (b) For the avoidance of doubt, and subject to subsection (a) above, the parties acknowledge that the rights and duties of the Master Servicer and the Special Servicer, under Article VIII and Article IX and the obligation of the Master Servicer to make Advances, insofar as such rights, duties and obligations relate to any Serviced Loan Pair (including the related Pari Passu Loan, the related Serviced Companion Loan and, if applicable, the related B
Note) shall terminate upon the earliest to occur of the following with respect to such Serviced Loan Pair: (i) any repurchase of or substitution for the related Pari Passu Loan by the related Seller, pursuant to Section 2.3, (ii) any purchase of a Pari Passu Loan by the owner of the related B Note pursuant to the terms of the related Intercreditor Agreement and (iii) any payment in full of any and all amounts due (or deemed due) under the related Pari Passu Loan (or its successor REO Mortgage Loan) (including amounts to which the holder of such Pari Passu Loan is entitled under the related Intercreditor Agreement); provided, however, that this statement shall not limit (A) the duty of the Master Servicer or the Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the Collection Period in which such event occurs or (B) the rights of the Master Servicer or the Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to a Serviced Loan Pair prior to the date on which such event occurs.

            (c) In connection with any purchase described in clause (ii) of subsection (b) or an event described in clause (iii) of subsection (b), the Trustee, the Master Servicer and the Special Servicer shall each tender to (in the case of a purchase under such clause (ii)) the related purchaser (provided that the related purchaser shall have paid the full amount of the applicable purchase price) or (in the case of such clause (iii)) to the holder of the related Serviced Companion Loan and, if applicable, B Note (if then still outstanding), upon delivery to them of a receipt executed by such purchaser or holder, all portions of the Mortgage File and other documents pertaining to such Serviced Loan Pair possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such purchaser or holder (or the designee of such purchaser or holder) in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the related Seller, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder any deposits then held in an Escrow Account relating to the applicable Serviced Loan Pair. If a Pari Passu Loan, which is part of a Serviced Loan Pair, and the related Serviced Companion Loan and, if applicable, B Note, are then REO Mortgage Loans, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder, in each case, to the extent not needed to pay or reimburse the Master Servicer, the Special Servicer or the Trustee in accordance with this Agreement, deposits then held in the REO Account insofar as they relate to the related REO Property.

            (d) If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, primarily to the administration of the Trust Fund, any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this Agreement states that any expense is solely "an expense of the Trust Fund" or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any holder of a Serviced Companion Loan and such holder of a Serviced Companion Loan shall not suffer any adverse consequences as a result of the payment of such expense. If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, to one or more Serviced Companion Loans and to one or more Mortgage Loans, the applicable Person shall be entitled to be reimbursed therefor out of amounts on deposit in the Certificate Account and the applicable Serviced Companion Loan Custodial Account on a pro rata basis, and, subject to the terms of the related Intercreditor Agreements, to the extent of any insufficiency, from amounts on deposit in either account. If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, solely to a particular Serviced Companion Loan, the applicable Person shall be entitled to be reimbursed therefor out of amounts attributable to that Serviced Companion Loan on deposit in the Loan Pair Companion Custodial Account and to the extent of any insufficiency, from amounts on deposit in the Certificate Account (but only to the extent permitted by Section 5.2).

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

            Section 2.1 Conveyance of Mortgage Loans

            (a) Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned to the Trustee pursuant to Section 14 thereof (or
Section 11 of the Original 1290 AOTA MLPA), (iii) the Initial Deposit, (iv) the Depositor's rights, if any, under the Intercreditor Agreements and the Other Pooling and Servicing Agreements with respect to the Pari Passu Loans and the 1290 AOTA Mortgage Loan and (v) all other assets included or to be included in the Early Defeasance Loan REMIC and REMIC I for the benefit of REMIC II and REMIC III, in the Class MM REMIC and in the Class TN REMIC. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off Date. The transfer and assignment of the Non-Trust-Serviced Pari Passu Loans and the 1290 AOTA Mortgage Loan to the Trustee and the right to service such Mortgage Loans are subject to the terms and conditions of the Other Pooling and Servicing Agreements and the Intercreditor Agreements.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan (other than the 1290 AOTA Mortgage Loan) so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." Each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan (or, with respect to any Non-Trust-Serviced Pari Passu Loan, copies thereof) within the time period set forth therein. None of the Trustee, the Paying Agent, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this
Section 2.1(b). With respect to the 1290 AOTA Mortgage Loan, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for such Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." In addition, the Depositor shall deliver to the Trustee copies of the remaining documents required to be delivered for the 1290 AOTA Mortgage Loan as set forth in the Original 1290 AOTA MLPA as if the Depositor were the seller thereunder and the Trustee were the "Trustee" as defined therein within the time period set forth in the Original 1290 AOTA MLPA.

            (c) The Trustee, at the expense of CIBC, JHREF, Nationwide, UCMFI, MONY, TIAA and CMS Philadelphia for the Mortgage Loans sold to the Depositor by CIBC, JHREF, Nationwide, UCMFI, MONY, TIAA and CMS Philadelphia, and MSMC, at its own expense for the Mortgage Loans sold to the Depositor by MSMC, shall promptly (and in any event within 90 days following the receipt of all recording information necessary to record such document) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi)(B) and (ix)(B) of the definition of "Mortgage File" (except with respect to the 1290 AOTA Mortgage Loan and Non-Trust Serviced Pari Passu Loans). Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the Trustee, for all Mortgage Loans, shall obtain therefrom, at the expense of the applicable Seller, a certified copy of the recorded original and shall forward copies thereof to the Master Servicer, the Special Servicer and the Trustee. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall promptly notify the applicable Seller and the applicable Seller for its respective Mortgage Loans shall promptly prepare or cause to be prepared and delivered to the Trustee a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof from such Seller cause the same to be duly recorded or filed, as appropriate.

            The parties acknowledge the obligation of each Seller pursuant to
Section 2 of the related Mortgage Loan Purchase Agreement (other than Mortgage Loan Purchase Agreements IIA and V-B) to deliver to the Trustee, on or before the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached as Exhibit C to the Primary Servicing Agreements or Exhibit 5 to the Mortgage Loan Purchase Agreements in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the applicable Seller, any mortgage loan documents required to be recorded as described in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Sellers agree to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The Trustee and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except that to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the related Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the related Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the applicable Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

            (d) All relevant servicing or loan documents and records in the possession of the Depositor or the Sellers that relate to the servicing of any Mortgage Loans or Serviced Companion Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan shall be delivered to the Master Servicer or the related Primary Servicer on its behalf, on or before the date that is 75 days following the Closing Date and shall be held by the Master Servicer or the related Primary Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders and the holders of the related Serviced Companion Loan. To the extent delivered to the Master Servicer (for Mortgage Loans other than the CMS Philadelphia Mortgage Loan, the Mall at Millenia Mortgage Loan, the Nationwide Loans, the UCMFI Loans and the MONY Loans) and the related Primary Servicer (for the CMS Philadelphia Mortgage Loan, the Mall at Millenia Mortgage Loan, the Nationwide Loans, the UCMFI Loans and the MONY Loans) by the related Seller, the Servicer Mortgage File will consist of (i) with respect to all Mortgage Loans other than the MSMC Loans, the documents listed in the definition of Mortgage File or (ii) with respect to the MSMC Loans (other than the 1290 AOTA Mortgage Loan), the documents listed in the definition of Mortgage File and, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates (as applicable), the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the applicable Primary Servicer (or sub-servicer) shall be deemed delivery to the Master Servicer and satisfy the Depositor's obligations under this Section 2.1(d). Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. None of the Master Servicer, the Special Servicer or any Primary Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the related Seller.

            (e) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall deliver to the Trustee and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by or, with respect to the Oakbrook Center Pari Passu Loan, assigned by the Sellers with respect to each related Mortgage Loan as of the Closing Date or an assignment of the representations of the originator of such Mortgage Loan as of the Closing Date.

            (f) In connection herewith, the Depositor currently holds the 1290 AOTA Mortgage Loan and has acquired the CIBC Loans from CIBC, the MSMC Loans from MSMC, the Nationwide Loans from Nationwide, the UCMFI Loans from UCMFI, the JHREF Loans from JHREF, the MONY Loans from MONY, the TIAA Loans from TIAA and the CMS Philadelphia Loan from CMS Philadelphia. The Depositor will deliver the original Mortgage Note (or a lost note affidavit with a copy of the related Mortgage Note, as described in the definition of Mortgage File) relating to the CIBC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the MSMC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Nationwide Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the UCMFI Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the JHREF Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Note (or a lost note affidavit with a copy of the related Mortgage Note, as described in the definition of Mortgage File) relating to the MONY Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the TIAA Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Note (or a lost note affidavit with a copy of the related Mortgage Note, as described in the definition of Mortgage File) relating to the CMS Philadelphia Loan to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, CIBC, MSMC, Nationwide, UCMFI, JHREF, MONY, TIAA and CMS Philadelphia, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements in blank or naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall be in blank or name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the CIBC Loans shall be deemed to have been transferred from CIBC to the Depositor, the MSMC Loans shall be deemed to have been transferred from MSMC to the Depositor, the Nationwide Loans shall be deemed to have been transferred from Nationwide to the Depositor, the UCMFI Loans shall be deemed to have been transferred from UCMFI to the Depositor, the JHREF Loans shall be deemed to have been transferred from JHREF to the Depositor, the MONY Loans shall be deemed to have been transferred from MONY to the Depositor, the TIAA Loans shall be deemed to have been transferred from TIAA to the Depositor and the CMS Philadelphia Loan shall be deemed to have been transferred from CMS Philadelphia to the Depositor and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

            With respect to the 1290 AOTA Mortgage Loan and each Non-Trust-Serviced Pari Passu Loan, the related Mortgage File (exclusive, however, of the original Mortgage Note), together with certain other documents and records, and all unapplied Escrow Payments and Reserve Funds, in the possession of the Depositor or the Mortgage Loan Seller that relate to such Mortgage Loan has been delivered to the applicable Other Trustee in accordance with the applicable Intercreditor Agreement and the applicable Other Pooling and Servicing Agreement. Such documents and funds shall be held thereby on behalf of the Trustee (and, with respect to the 1290 AOTA Mortgage Loan, for the benefit of the Class TN Certificateholders) and the holders of the related Non-Trust-Serviced Companions Loans; provided that, if the related Non-Trust-Serviced Companions Loans are paid in full while such 1290 AOTA Mortgage Loan or Non-Trust-Serviced Pari Passu Loan is outstanding and the Mortgage File (exclusive of the Non-Trust-Serviced Companion Notes) is delivered, and to the extent applicable the documents therein are assigned, to the Trustee in accordance with the applicable Intercreditor Agreement, the Trustee shall accept and hold such documents in accordance with Section 2.2 below and shall, at the expense of the Depositor, arrange for the recordation and/or filing in all applicable governmental offices of any assignments thereto, the recordation or filing of which are necessary or appropriate to protect the interests of the Certificateholders in and to such Mortgage Loan.

            Section 2.2 Acceptance by Trustee

            The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the Early Defeasance Loan REMIC Regular Interest, (iii) the REMIC I Regular Interests, (iv) the REMIC II Regular Interests and (v) the assets of the Class EI Grantor Trust, in each case, in trust for the use and benefit of all present and future Certificateholders. To the extent that the contents of the Mortgage File for any Pari Passu Loan that is part of a Serviced Loan Pair relate to the corresponding Serviced Companion Loan, the Trustee will also hold such Mortgage File in trust for the benefit of the holder of such Serviced Companion Loan; provided, that if a B Note remains outstanding following payment in full of the amounts due under the related A Note, the Mortgage Loan documents relating to the related A Note and such B Note (exclusive of any related solely to the related A Note) shall be assigned to the holder of such B Note or its designee.

            On the Closing Date in respect of the Initial Certification, and within 90 days after the Closing Date in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Sellers, the Master Servicer, the Special Servicer and the Operating Adviser a certification (the "Initial Certification" and the "Final Certification," respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which may be in electronic format (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (vi), (viii) and (xii) of the definition of Mortgage File required to be included in the Mortgage File (to the extent required to be delivered pursuant to this Agreement and any applicable Primary Servicing Agreement), and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent actually known by a Responsible Officer of the Trustee to be required pursuant to this Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan,
(C) based on its examination and only as to the Mortgage Note and Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed as required by the terms of this Agreement; provided that with respect to the 1290 AOTA Mortgage Loan, the Trustee shall be required to examine only the related Mortgage Note as required pursuant to this sentence. Notwithstanding the foregoing, the delivery of an original or a copy of a binder, pro forma policy or title commitment certified by the title company in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material Document Defect with respect to any Mortgage File. The Trustee shall deliver to the Master Servicer, the Special Servicer, the Operating Adviser and each Seller a copy of such Final Certification, which may be in electronic format.

            Within 360 days after the Cut-Off Date, the Trustee shall provide a confirmation of receipt of recorded assignments of Mortgage (as described in the definition of Mortgage File, with evidence of recording thereon) or otherwise provide evidence of such recordation to the Master Servicer, the Special Servicer, the Operating Adviser and each Seller, and if any recorded assignment of Mortgage has not been received by the Trustee by such time, the Trustee shall provide information in such confirmation on the status of missing assignments. The Trustee agrees to use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it (including effecting such recordation process through or cooperating with the applicable Seller) such recordation to be at the expense of the applicable Seller; provided, however, that the Trustee shall not submit for recording any such assignments if the applicable Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

            If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has not been completed (based solely on the absence of receipt by the Custodian (or the Trustee) of the particular documents showing evidence of the recordation and/or filing), then the Custodian on behalf of the Trustee (or the Trustee) shall continuously update such schedule of exceptions to reflect receipt of any corrected documents, additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage Loan, until the earliest of the following dates: (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian or the Trustee of the particular documents showing evidence of the recordation and/or filing), (ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary of the Closing Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, each Seller (as to its respective Mortgage Loans only), the Master Servicer, the Special Servicer, the Operating Adviser and the Paying Agent on or about the date that is 180 days after the Closing Date and then again every 90 days thereafter (until the earliest date specified above, except, with respect to clause (iii) above, the Trustee shall continue to provide such updated schedule of exceptions annually after such date). The Paying Agent shall promptly forward a copy thereof to each Certificateholder in the Controlling Class and shall deliver or make available a copy thereof to other Certificateholders pursuant to Sections 5.4(e) and 5.4(f). Promptly, and in any event within two Business Days, following any request therefor by the Depositor, the Master Servicer, the Special Servicer or the Operating Adviser that is made later than two years following the Closing Date, the Custodian (or the Trustee) shall deliver an updated schedule of exceptions, which may be in electronic format (to the extent the prior schedule showed exceptions), to the requesting Person and the Paying Agent, which shall make available a copy thereof pursuant to Section 5.4(e).

            The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

            Section 2.3 Repurchase of Mortgage Loans for Material Document Defects and Material Breaches of Representations and Warranties

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required (and including the expiration of any grace or cure period), has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller or the Oakbrook Center Originator regarding the characteristics of the Mortgage Loans and/or related Mortgaged Properties as set forth in the related Mortgage Loan Purchase Agreements, and in either case such defect or breach either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (in the case of the Oakbrook Center Pari Passu Loan, such terms shall have the meanings given them in the related Other Pooling and Servicing Agreement) (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect," and such a breach described in the preceding clause (i) or (ii), a "Material Breach") such party shall give prompt written notice to the other parties hereto and to each Rating Agency subject to the terms of the applicable Mortgage Loan Purchase Agreement. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the related Seller or the Oakbrook Center Originator, not later than 90 days from such Seller's or the Oakbrook Center Originator's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the related Seller or the Oakbrook Center Originator is diligently attempting to effect such correction or cure, as certified by such Seller or the Oakbrook Center Originator in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is at the end of the initial 90 day period a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to a Seller pursuant to Section 2.2 or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. Notwithstanding the foregoing, with respect to any Non-Trust Serviced Pari Passu Loan, the Master Servicer and the Special Servicer shall not enforce the related Mortgage Loan Purchase Agreement if the Other Master Servicer or Other Special Servicer shall be entitled to, and shall be, enforcing such Mortgage Loan Purchase Agreement pursuant to the Other Pooling and Servicing Agreement on behalf of such Non-Trust Serviced Pari Passi Loan and in such event any related Liquidation Fee shall be payable to the Other Special Servicer to the extent required by the Other Pooling and Servicing Agreement. However, with respect to any Material Breach or Material Document Defect that relates solely to such Non-Trust Serviced Pari Passu Loan and not to the remainder of its Loan Pair, and which is not being enforced by the related Other Master Servicer or Other Special Servicer, the Master Servicer shall, and the Special Servicer may, enforce the related Mortgage Loan Purchase Agreement, and the Special Servicer may receive a Liquidation Fee on the related Liquidation Proceeds to the extent otherwise permitted hereby. Any expenses incurred by the Master Servicer in connection with this Section 2.3(a) shall be considered a Servicing Advance.

            Notwithstanding anything herein to the contrary, with respect to the Oakbrook Center Pari Passu Loan, the Oakbrook Center Originator shall have the obligations set forth in this Agreement with respect to the Material Breaches and Material Document Defects to the extent specified in the Mortgage Loan Purchase Agreement IIA and the related Seller shall have the obligations set forth in this Agreement with respect to Material Breaches and Material Document Defects set forth in the Mortgage Loan Purchase Agreement V-B.

            Notwithstanding anything herein to the contrary, any breach of the representation and warranty contained in paragraph 38 of Exhibit 2 to each Mortgage Loan Purchase Agreement with respect to any Mortgage Loan shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans at the time of origination, as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. In addition, if such Mortgage Loan is modified so that it becomes a Qualified Substitute Mortgage Loan, such breach shall be deemed cured and the related Seller or the Oakbrook Center Originator will not be obligated to repurchase such Mortgage Loan or otherwise remedy such breach. The related Seller or the Oakbrook Center Originator is required to pay for any expenses incurred by the Master Servicer or the Special Servicer in connection with such modification.

            If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller or the Oakbrook Center Originator that is the subject of such Material Breach shall be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) if within the two-year period commencing on the Closing Date, at the related Seller's or Oakbrook Center Originator's option, replace, without recourse, such Mortgage Loan or REO Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within 90 days from the earlier of the date the related Seller or the Oakbrook Center Originator discovered or was notified of the breach or defect.

            As to any Qualifying Substitute Mortgage Loan or Loans, the Master Servicer shall not execute any instrument effecting the substitution unless the related Seller or the Oakbrook Center Originator has delivered to the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section 2.1 and the Master Servicer shall be entitled to rely on statements and certifications from the Trustee for this purpose. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by the Master Servicer and remitted by the Master Servicer to the related Seller or the Oakbrook Center Originator on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller or the Oakbrook Center Originator shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment the Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee, the Paying Agent and the Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller or the Oakbrook Center Originator, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or the Oakbrook Center Originator or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this Section 2.3.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such other Mortgage Loan for purposes of the above provisions, and the related Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the related Seller or the Oakbrook Center Originator were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the Loan-to-Value Ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the Loan-to-Value Ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)). The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the related Seller or the Oakbrook Center Originator to (in which case the related Seller shall) cause to be delivered to the Master Servicer: (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the related Seller or the Oakbrook Center Originator if the scope and cost of the Appraisal is approved by the related Seller or the Oakbrook Center Originator (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such other Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the applicable Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee continues to hold any other Mortgage Loan that is cross-collateralized and cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the applicable Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties have agreed to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the applicable Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule XI hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage (or, with respect to any Non-Trust-Serviced Pari Passu Loan, a copy thereof), unless there is included in the Mortgage File (i) a copy of the Mortgage certified by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate; or (c) the absence from the Mortgage File of the original Title Insurance Policy or binder, actual "marked-up" title commitment or pro forma policy or a copy of any of the foregoing certified by the title company (or, with respect to any Non-Trust-Serviced Pari Passu Loan, a copy of any of the foregoing). If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian) or any other party hereto, the Trustee (or as set forth in Section 2.3(a), the Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the related Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            In any month in which the related Seller or the Oakbrook Center Originator substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate Principal Balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller or the Oakbrook Center Originator to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the related Seller or the Oakbrook Center Originator, in the case of a substitution described above, to give notice in writing of such event (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee, the Paying Agent and the Master Servicer which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall.

            If a Mortgage Loan is to be repurchased, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

            (b) If the related Seller or the Oakbrook Center Originator disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that (x) the period of time provided for the related Seller or the Oakbrook Center Originator to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12, Section 9.15 and Section 9.36, as applicable, of this Agreement, while pursuing the repurchase claim. Each Seller and the Oakbrook Center Originator acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the related Seller or the Oakbrook Center Originator for any repurchase claim. The Seller or the Oakbrook Center Originator shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of this Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller or the Oakbrook Center Originator, the Seller or the Oakbrook Center Originator shall then have the right, subject to any repurchase obligation under this Section 2.3 with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the related Mortgage Loan Purchase Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the related Seller's or the Oakbrook Center Originator's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The related Seller or the Oakbrook Center Originator shall have five Business Days from the date of its receipt of a notice described in the second sentence of this clause (b) to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Special Servicer shall be obligated to provide the related Seller or the Oakbrook Center Originator with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable such Seller or the Oakbrook Center Originator to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the related Seller or the Oakbrook Center Originator shall be without (i) recourse of any kind (either expressed or implied) by such Person against the related Seller and
(ii) representation or warranty of any kind (either expressed or implied) by the related Seller or the Oakbrook Center Originator to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the related Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall notify the related Seller or the Oakbrook Center Originator of the discovery of the Material Document Defect or Material Breach and the related Seller or the Oakbrook Center Originator shall be required to follow the procedures set forth in the related Mortgage Loan Purchase Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the related Seller or the Oakbrook Center Originator fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the related Seller's or the Oakbrook Center Originator's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the related Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the related Seller or the Oakbrook Center Originator otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 hereof, the related Seller or the Oakbrook Center Originator will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Seller or the Oakbrook Center Originator) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-out Fee that accrues after the related Seller or the Oakbrook Center Originator receives notice of a breach or defect until a final determination has been made, as set forth in the prior paragraph, as to whether the related Seller or the Oakbrook Center Originator is or was obligated to repurchase such related Mortgage Loan or REO Property. Subject to the last two sentences of the first paragraph of Section 2.3(a), upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the related Seller or the Oakbrook Center Originator is or was obligated to repurchase a Mortgage Loan, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO Property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee payable by the related Seller or the Oakbrook Center Originator or (ii) with respect to a determination that the related Seller or the Oakbrook Center Originator is not or was not obligated to repurchase a Mortgage Loan (or the Trust decides that it will no longer pursue a claim against the Seller or the Oakbrook Center Originator for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) collect any accrued and unpaid Work-out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amounts to be paid from amounts in the Certificate Account.

            (c) In the event that the Master Servicer receives notice from the Mortgagor under the Early Defeasance Loan that such Mortgagor intends to defease the Early Defeasance Loan in whole on or before the second anniversary of the Closing Date, then the Master Servicer shall promptly notify the Trustee and the related Seller of such Mortgagor's intention, and the Trustee shall direct the related Seller to repurchase such Mortgage Loan at the Purchase Price applicable to a repurchase pursuant to or as otherwise contemplated by this Section 2.3 plus the Early Defeasance Loan Prepayment Premium.

            In connection with any repurchase of the Early Defeasance Loan, pursuant to or as contemplated by this Section 2.3, the Tax Matters Person shall effect a "qualified liquidation" of the Early Defeasance Loan REMIC in accordance with the REMIC provisions. The related Seller pursuant to the related Mortgage Loan Purchase Agreement is obligated to pay, all reasonable costs and expenses, including the costs of any Opinions of Counsel, in connection with any such "qualified liquidation" of the Early Defeasance Loan REMIC in accordance with the REMIC Provisions.

            (d) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related Seller or the Oakbrook Center Originator, upon delivery to each of them of a receipt executed by such Seller or the Oakbrook Center Originator, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it (including, without limitation, all documents delivered to the Trustee and the Master Servicer pursuant to the related Mortgage Loan Purchase Agreement), and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or the Oakbrook Center Originator or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the related Seller or the Oakbrook Center Originator any deposits then held in an Escrow Account relating to the Mortgage Loan being repurchased or substituted for. The Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by the Master Servicer.

            (e) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Document Defect or Material Breach. The parties hereunder understand that (i) CIBC, as Seller under Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to the CIBC Loans, (ii) MSMC, as Seller under Mortgage Loan Purchase Agreement II, will be providing the remedies with respect to the MSMC Loans, (iii) Nationwide, as Seller under Mortgage Loan Purchase Agreement III, will be providing remedies with respect to the Nationwide Loans, (iv) UCMFI, as Seller under Mortgage Loan Purchase Agreement IV, will be providing the remedies with respect to the UCMFI Loans, (v) JHREF or the Oakbrook Center Originator, under Mortgage Loan Purchase Agreement II-A, Mortgage Loan Purchase Agreement V-A and Mortgage Loan Purchase Agreement V-B, will be providing remedies with respect to the JHREF Loans, (vi) MONY, as Seller under Mortgage Loan Purchase Agreement VI, will be providing remedies with respect to the MONY Loans, (vii) TIAA, as Seller under Mortgage Loan Purchase Agreement VII, will be providing the remedies with respect to the TIAA Loans and (viii) CMS Philadelphia, as Seller under Mortgage Loan Purchase Agreement VIII, will be providing the remedies with respect to the CMS Philadelphia Loan.

            (f) Notwithstanding the foregoing, the provisions of this Section
2.3 shall not apply to the 1290 AOTA Mortgage Loan.

            Section 2.3A MSMC's Repurchase of 1290 AOTA Mortgage Loan for Material Document Defects and Material Breaches of Representations and Warranties

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File relating to the 1290 AOTA Mortgage Loan has not been delivered as and when required, has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the 1290 AOTA Mortgage Loan required to be made by MSMC regarding the characteristics of the 1290 AOTA Mortgage Loan and/or the Mortgaged Property as set forth in the Original 1290 AOTA MLPA, and in either case such defect or breach either (i) materially and adversely affects the interests of the holders of the Class TN Certificates or
(ii) both (A) the document defect or breach materially and adversely affects the value of the 1290 AOTA Mortgage Loan and (B) the 1290 AOTA Mortgage Loan is a Specially Serviced Mortgage Loan (as defined in the 2003-TOP9 Pooling and Servicing Agreement) or a Rehabilitated Mortgage Loan (as defined in the 2003-TOP9 Pooling and Servicing Agreement) (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect," and such a breach described in be preceding clause (i) or (ii), a "Material Breach") such party shall give prompt written notice thereof to MSMC, the other parties hereto, the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer and the Class TN Certificateholder Representative. Promptly (but in any event within three Business Days) upon receiving written notice of any such Material Document Defect or Material Breach with respect to the 1290 AOTA Mortgage Loan (including through a written notice given by any party hereto, as provided above), the 2003-TOP9 Master Servicer or (in the case of Specially Serviced Mortgage Loan (as defined in the 2003-TOP9 Pooling and Servicing Agreement) the 2003-TOP9 Special Servicer shall, and the Trustee may, request that MSMC, not later than 90 days from the earlier of MSMC's discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (any such 90-day period, the "Initial Resolution Period"), (i) cure the same in all material respects, (ii) repurchase the 1290 AOTA Mortgage Loan at the 1290 AOTA Repurchase Price or (iii) substitute a 1290 AOTA Qualifying Substitute Mortgage Loan for the 1290 AOTA Mortgage Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the 2003-TOP9 Master Servicer for deposit into the 1290 AOTA Distribution Account any 1290 AOTA Substitution Shortfall Amount in connection therewith; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the 1290 AOTA Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but MSMC is diligently attempting to effect such correction or cure, as certified by MSMC in an Officer's Certificate delivered to the Trustee, then the cure period shall be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the 1290 AOTA Mortgage Loan is then a Specially Serviced Mortgage Loan (as defined in the 2003-TOP9 Pooling and Servicing Agreement) and a Servicing Transfer Event (as defined in the 2003-TOP9 Pooling and Servicing Agreement) has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition thereof and (y) the Material Document Defect was identified in a certification delivered to the Seller by the TOP9 Trustee pursuant to Section
2.2 of the 2003-TOP9 Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect.

            (b) The 2003-TOP9 Master Servicer shall remit the 1290 AOTA Repurchase Price, less any fees or reimbursements permitted to be retained therefrom under the 2003-TOP9 Pooling and Servicing Agreement, within one Business Day of receipt, by wire transfer to the 1290 AOTA Distribution Account. In connection with any repurchase of the 1290 AOTA Mortgage Loan contemplated by this Section 2.3A, the Trustee shall tender to MSMC, upon delivery to the Trustee of (i) a trust receipt, (ii) a certification from the 2003-TOP9 Master Servicer (A) stating that the 1290 AOTA Repurchase Price has been received from MSMC, and has been remitted by the 2003-TOP9 Master Servicer (less any fees or reimbursements permitted to be retained therefrom under the 2003-TOP9 Pooling and Servicing Agreement) to the Trustee and (B) setting forth the amount of such remittance, and (iii) the 1290 AOTA Repurchase Price in the amount set forth in such certification, the Mortgage Note and any other documents pertaining to the 1290 AOTA Mortgage Loan possessed by it, and the Mortgage Note and each other document possessed by the Trustee that was endorsed or assigned to the Trustee shall be endorsed or assigned in the form of endorsement or assignment provided to the Trustee by MSMC, to MSMC in accordance with Section 5(d) of the Original 1290 AOTA MLPA; provided, however, that the Trustee shall use reasonable efforts to cooperate in furnishing necessary information to MSMC in connection with MSMC's preparation of such endorsement or assignment.

            (c) The 2003-TOP9 Master Servicer and the 2003-TOP9 Special Servicer (in the case of a Specially Serviced Mortgage Loan (as defined in the 2003-TOP9 Pooling and Servicing Agreement)) shall, for the benefit of the Class TN Certificateholders and the Trustee, enforce the obligations of MSMC under
Section 5 of the Original 1290 AOTA MLPA. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in accordance with the Servicing Standard (as defined in the 2003-TOP9 Pooling and Servicing Agreement).

            (d) Section 5 of the 1290 AOTA MLPA provides the sole remedy available to the Class TN Certificateholders, or the Trustee on behalf of the Class TN Certificateholders, respecting any Document Defect (as defined in the 2003-TOP9 Pooling and Servicing Agreement) in the Mortgage File or any Breach (as defined in the 2003-TOP9 Pooling and Servicing Agreement) of any representation or warranty set forth in or required to be made pursuant to Sections 3 and 4 of the Original 1290 AOTA MLPA.

            Section 2.4 Representations and Warranties

            The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer, the Trustee (in its capacity as Trustee of the Trust) and the Paying Agent as of the Closing Date that:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

            (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

            (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

            (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

            (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

            Section 2.5 Conveyance of Interests

            Effective as of the Closing Date, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the assets of the Early Defeasance Loan REMIC in exchange for the Early Defeasance Loan REMIC Regular Interest and the Class R-ED Residual Interest, (ii) the assets of REMIC I in exchange for the REMIC I Interests,
(iii) the assets of the Class MM REMIC in exchange for the Class MM Certificates and the Class R-MM Residual Interest, (iv) the assets of the Class TN REMIC in exchange for the Class TN Certificates and the Class R-TN Residual Interest, (v) the assets of REMIC II in exchange for the REMIC II Interests, (vi) the assets of REMIC III in exchange for the REMIC III Certificates and (vii) the assets of the Class EI Grantor Trust in exchange for the Class EI Certificates.

                                   ARTICLE III

                                THE CERTIFICATES

            Section 3.1 The Certificates

            (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-28 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

            (b) The Class A Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class MM and Class TN Certificates will be issuable in denominations of $1,000,000 initial Certificate Balance or in any whole dollar denomination in excess thereof. The Class R-I, Class R-II and Class R-III Certificates will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof.

            (c) Each Certificate shall, on original issue, be executed by the Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class MM and Class TN Certificates that are issued in book-entry form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof. With respect to the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class EI Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof.

            Section 3.2 Registration

            The Paying Agent shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Paying Agent or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Paying Agent and the appointment of a successor Paying Agent. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

            Section 3.3 Transfer and Exchange of Certificates

            (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

            (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

            (d) No transfer of a Non-Investment Grade Certificate or Residual Certificate or any interest therein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or Section 4975 of the Code or any applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), (B) in book-entry form to an Institutional Accredited Investor who is not also a Qualified Institutional Buyer or (C) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate and is being sold to a Qualified Institutional Buyer, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Non-Investment Grade Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or materially similar provisions of applicable federal, state or local law or subject the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Non-Investment Grade Certificate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or, in the case of a Non-Investment Grade Certificate, unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) in the case of a Non-Investment Grade Certificate, that the purchase and holding of such Certificate or interest therein by such Person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60 or another exemption from the "prohibited transactions" rules under ERISA by the U.S. Department of Labor. No transfer of a Residual Certificate will be made to any Person that does not make the representation in clause (i) of the preceding sentence.

            (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Tax Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Tax Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Residual Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will provide the Certificate Registrar with all information necessary to determine that the applicable paragraphs of Section 13 of such Transfer Affidavit and Agreement are true or that Section 13 is not applicable, that it will not cause income with respect to the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Tax Person and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring an Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 among other things stating that (x) it has conducted a reasonable investigation of the financial condition of the proposed Transferee and, as a result of the investigation, the Transferor determines that the proposed Transferee had historically paid its debts as they came due and found no significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and, (y) it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder," by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a Residual Certificate.

                  (F) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar or the Paying Agent shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (G) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the restrictions in this
            Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell or cause to be sold such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The Trustee, shall make available, upon written request from the Paying Agent, to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding the Ownership Interest in a Residual Certificate shall be responsible for the reasonable compensation of the Trustee for providing such information. The Master Servicer shall take all reasonable action to cooperate with the Trustee in making such information available.

            The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer, the Operating Adviser and the Depositor the following:

                  (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

            (f) None of the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e); provided, further, that the Certificate Registrar shall not register the transfer of a Noneconomic Residual Interest if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future. The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

            (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

            (h) The Certificate Registrar shall provide the Master Servicer, the Special Servicer and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

            (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

            Section 3.4 Mutilated, Destroyed, Lost or Stolen Certificates

            If (A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 3.5 Persons Deemed Owners

            Prior to presentation of a Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Trustee, the Operating Adviser, the Paying Agent and any agents of the Master Servicer, the Special Servicer, the Paying Agent, the Trustee or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Operating Adviser nor any agent of the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Operating Adviser shall be affected by any notice to the contrary.

            Section 3.6 Access to List of Certificateholders' Names and
Addresses

            If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, the Master Servicer, the Special Servicer, the Paying Agent, the Trustee, the Operating Adviser or the Depositor
(A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Trustee or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 3.7 Book-Entry Certificates

            (a) The Class A-1, Class A-2, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class MM and Class TN Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor, provided that any Non-Investment Grade Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers will be issued as Definitive Certificates. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.9:

            (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

            (ii) the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

            (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
      Section 3.7 shall control with respect to each such Class; and

            (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

            (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

            (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or with respect to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates sold to Institutional Accredited Investors shall be represented by the Rule 144A IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class MM and Class TN Certificates initially sold to Institutional Accredited Investors shall represented by IAI Definitive Certificates for such Class. The Certificates evidenced by any Rule 144A IAI Global Certificate or IAI Definitive Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

            (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in the Rule 144A IAI Global Certificate for such Class in accordance with the certification requirements described in
Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or Clearstream (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or Clearstream with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or Clearstream, as applicable, thereof). Euroclear or Clearstream, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of
Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear or Clearstream with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A IAI Global Certificate for such Class as described in Section 3.7(f).

            (e) Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Underwriters and Placement Agent. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

            So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee, the Paying Agent and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and Clearstream).

            (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear or Clearstream, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear or Clearstream, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate
Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

            Section 3.8 Notices to Clearing Agency

            Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

            Section 3.9 Definitive Certificates

            (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the Clearing Agency is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or
(iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Clearing Agency through the Participants in writing (and the Clearing Agency so advises the Depositor, the Certificate Registrar and the Master Servicer in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Clearing Agency and request the Clearing Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee, the Paying Agent or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

            (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Paying Agent directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

                                   ARTICLE IV

                                    ADVANCES

            P&I Advances and Servicing Advances shall be made as provided herein by the Master Servicer and, if the Master Servicer does not make such Advances, by the Trustee except to the extent that the Master Servicer or the Trustee, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

            Section 4.1 P&I Advances by the Master Servicer

            (a) On or prior to the Advance Report Date, the Master Servicer shall notify the Trustee and the Paying Agent if the P&I Advance Amount for such Distribution Date is greater than zero, and the Master Servicer shall only make a P&I Advance in respect of each Mortgage Loan of such amount on the Master Servicer Remittance Date. Notwithstanding the foregoing and subject to the provisions of Section 4.4 regarding the making of Nonrecoverable Advances, for the Post Determination Date Mortgage Loans, the Master Servicer hereby agrees that, if the applicable Scheduled Payment has not been received on or before the Master Servicer Remittance Date, but is scheduled to be received in the same month as the Master Servicer Remittance Date, the Master Servicer shall make the applicable P&I Advance in respect of such Scheduled Payment; provided, however, the Master Servicer's right to earn interest on such P&I Advance is limited as provided in Section 4.5 hereof. It is understood that the obligation of the Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the Master Servicer shall not be required to make such P&I Advance, if the Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance. Such determination shall be conclusive and binding on the Trustee and the Certificateholders. The Master Servicer and the Trustee shall not advance default interest, Balloon Payments, Prepayment Premiums or any payments in respect of any Serviced Companion Loan or Non-Trust-Serviced Companion Loan. The Special Servicer shall not make P&I Advances under this Agreement. If the Master Servicer fails to make a P&I Advance that it is required to make under this Section 4.1, it shall promptly notify the Trustee and the Paying Agent of such failure.

            (b) If the Master Servicer determines that there is a P&I Advance Amount for a Distribution Date, the Master Servicer shall on the Master Servicer Remittance Date either (A) deposit in the Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in the Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in the Certificate Account for future distribution or withdrawal and so used shall be replaced by the Master Servicer from its own funds by deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Paying Agent or other Persons required to be made on such date.

            (c) Subsections (a) and (b) of this Section 4.1 shall not apply to the 1290 AOTA Mortgage Loan or the Mall at Millenia B Note.

            Section 4.1A 1290 AOTA P&I Advances

            (a) If, as of 4:00 p. m., New York City time, on any 1290 AOTA P&I Advance Date, the 2003-TOP9 Master Servicer shall not have made the portion of any 1290 AOTA P&I Advance required to be made on such date pursuant to the 2003-TOP9 Pooling and Servicing Agreement that is allocable to the 1290 AOTA Mortgage Loan or any successor REO Mortgage Loan (as defined in the 2003 TOP9
PSA) (and shall not have delivered to the Trustee and the Paying Agent an Officer's Certificate and documentation related to a determination of nonrecoverability of a 1290 AOTA P&I Advance as contemplated by the 2003-TOP9 Pooling and Servicing Agreement), then the Paying Agent shall provide notice by facsimile of such failure to an appropriate officer of the 2003-TOP9 Master Servicer as soon as possible, but in any event before 5:00 p.m., New York City time, on such 1290 AOTA P&I Advance Date. If after such notice by facsimile, the Paying Agent does not receive the full amount of such portion of such 1290 AOTA P&I Advance by 11:00 a.m., New York City time, on the related Distribution Date, then (subject to Section 4.1A(b) below) the Trustee shall make the portion of such 1290 AOTA P&I Advance that was required to be, but was not, made by the 2003-TOP9 Master Servicer on such 1290 AOTA P&I Advance Date pursuant to the 2003-TOP9 Pooling and Servicing Agreement and that is allocable to the 1290 AOTA Mortgage Loan or any successor REO Mortgage Loan (as defined in the 2003 TOP9
PSA).

            (b) Notwithstanding anything herein to the contrary, no 1290 AOTA P&I Advance shall be required to be made hereunder if such 1290 AOTA P&I Advance would, if made, constitute a 1290 AOTA Nonrecoverable P&I Advance as determined by the 2003-TOP9 Master Servicer pursuant to the 2003-TOP9 Pooling and Servicing Agreement or by the Trustee hereunder. The Trustee shall be entitled to rely, conclusively, on any determination by the 2003-TOP9 Master Servicer that a 1290 AOTA P&I Advance, if made, would be a 1290 AOTA Nonrecoverable P&I Advance; provided, however, that if the 2003-TOP9 Master Servicer has failed to make a 1290 AOTA P&I Advance required to be made under the 2003-TOP9 Pooling and Servicing Agreement for reasons other than a determination by the 2003-TOP9 Master Servicer that such 1290 AOTA P&I Advance would be a 1290 AOTA Nonrecoverable P&I Advance, the Trustee shall make such Advance within the time periods required by Section 4.1A(a) unless the Trustee in good faith, makes a determination prior to the times specified in Section 4.1A(a) that such 1290 AOTA P&I Advance would be a 1290 AOTA Nonrecoverable P&I Advance. The Trustee in determining whether or not a 1290 AOTA P&I Advance previously made is, or a proposed 1290 AOTA P&I Advance, if made, would be, a 1290 AOTA Nonrecoverable P&I Advance, shall use its reasonable, good faith discretion.

            The Trustee shall be entitled to receive interest at the Advance Rate in effect from time to time, compounded annually, accrued on the amount of each 1290 AOTA P&I Advance made thereby (with its own funds) for so long as such 1290 AOTA P&I Advance is outstanding (or, if such 1290 AOTA P&I Advance was made prior to the end of any grace period applicable to the subject delinquent scheduled debt service payment, for so long as such 1290 AOTA P&I Advance is outstanding following the end of such grace period), such interest to be payable to the Trustee (as and to the extent provided hereunder or under the 2003-TOP9 Pooling and Servicing Agreement): (i) under the 2003-TOP9 Pooling and Servicing Agreement, out of amounts actually collected from the related Mortgagor that represent late payment charges or default interest on or in respect of the 1290 AOTA Mortgage Loan during the same Collection Period (as defined in the 2003-TOP9 Pooling and Servicing Agreement) in which such 1290 AOTA P&I Advance is reimbursed; (ii) under the 2003-TOP9 Pooling and Servicing Agreement out of amounts actually collected from the related Mortgagor that represent late payment charges or default interest on or in respect of the 1290 AOTA Companion Loans and (iii) to the extent that amounts under clauses (i) and (ii) are insufficient, but not before the related 1290 AOTA P&I Advance has been reimbursed pursuant to this Agreement or the 2003-TOP9 Pooling and Servicing Agreement, out of any collections on the 1290 AOTA Mortgage Loan (or, if it has become an REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement), the Mortgaged Property) on deposit in the 1290 AOTA Distribution Account (or any custodial account maintained by the 2003-TOP9 Master Servicer under the 2003-TOP9 Pooling and Servicing Agreement in respect of the 1290 AOTA Mortgage Loan).

            Section 4.1B Mall at Millenia B Note Interest Advances

            (a) On or prior to the Mall at Millenia B Note Report Date, the Master Servicer shall notify the Trustee and the Paying Agent if the Mall at Millenia B Note Interest Advance Amount for such Mall at Millenia B Note Distribution Date is greater than zero, and the Master Servicer shall make a Mall at Millenia B Note Interest Advance in respect of the Mall at Millenia B Note (to the extent required under the definition of "Nonrecoverable Advance") of such amount no later than 11:00 a.m. New York City time on the Mall at Millenia Master Servicer Remittance Date. It is understood that the obligation of the Master Servicer to make such Mall at Millenia B Note Interest Advance is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy. Notwithstanding the foregoing, the Master Servicer shall not be required to make such Mall at Millenia B Note Interest Advance, if the Master Servicer determines, in accordance with Section 4.4 below, that any such Mall at Millenia B Note Interest Advance would be a Nonrecoverable Advance (if such determination were based solely on the anticipated proceeds recoverable in respect of the Mall at Millenia B Note and allocable thereto pursuant to the related Intercreditor Agreement). Such determination shall be conclusive and binding on the Trustee and the holder of the Mall at Millenia B Note. The Special Servicer shall not be required to make Mall at Millenia B Note Interest Advances under this Agreement. If the Master Servicer fails to make a Mall at Millenia B Note Interest Advance that it is required to make under this Section 4.1B, it shall promptly notify the Trustee and the Paying Agent of such failure.

            (b) If the Master Servicer determines that there is a Mall at Millenia B Note Interest Advance Amount with respect to a Mall at Millenia B Note Distribution Date, the Master Servicer shall on the Mall at Millenia Master Servicer Remittance Date either (A) deposit in the Mall at Millenia B Note Custodial Account an amount equal to such Mall at Millenia B Note Interest Advance Amount or (B) utilize funds in the Mall at Millenia B Note Custodial Account being held for future distributions or withdrawals to make such Mall at Millenia B Note Interest Advance. Any funds being held in the Mall at Millenia B Note Custodial Account for future distribution or withdrawal and so used shall be replaced by the Master Servicer from its own funds by deposit in the Mall at Millenia B Note Custodial Account on or before the next succeeding Mall at Millenia Master Servicer Remittance Date to the extent that funds in the Mall at Millenia B Note Custodial Account on such Mall at Millenia Master Servicer Remittance Date shall be less than payments to the Trustee or other Persons required to be made on such date.

            (c) Notwithstanding any other provision set forth in this Agreement to the contrary, the holder of the Mall at Millenia B Note, or its designee, may direct the Master Servicer, the Trustee or a primary servicer servicing the Mall at Millenia A/B Loan in writing not to make any portion of any Mall at Millenia B Note Interest Advance that relates to amounts due under the Mall at Millenia B Note; provided, however, that the holder of the Mall at Millenia B Note, or its designee, may change such direction in writing at any time prior to the time any Mall at Millenia B Note Interest Advance would have been required to be made absent such direction, subject to subsection (a) above. The failure to make a Mall at Millenia B Note Interest Advance pursuant to such a direction shall not constitute an Event of Default by the Master Servicer.

            (d) Notwithstanding anything herein to the contrary, Mall at Millenia B Note Interest Advances shall only be required to be made pursuant to this Agreement if the Mall at Millenia B Note is in a securitization.

            Section 4.1C P&I Advances with Respect to the Serviced Companion
Loans

            With respect to each Serviced Loan Pair, the Master Servicer shall make its determination that it has made a P&I Advance on the related Pari Passu Loan that is a Nonrecoverable Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance with respect to the Mortgage Loan included in such Serviced Loan Pair in accordance with Section 4.1 independently of any determination made by any Other Master Servicer under the related Other Pooling and Servicing Agreement in respect of a Serviced Companion Loan following its deposit into the commercial securitization trust created under such Other Pooling and Servicing Agreement, and the Other Master Servicer shall make its own determination that it has made a P&I Advance that is a Nonrecoverable Advance (as defined in such Other Pooling and Servicing Agreement) or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance (as defined in such Other Pooling and Servicing Agreement) with respect to the Serviced Companion Loan included in such Serviced Loan Pair in accordance with the Other Pooling and Servicing Agreement. The determination of nonrecoverability by either the Master Servicer or the Other Master Servicer made on the earlier of (i) Advance Report Date and (ii) the Other Advance Report Date shall be binding on the Master Servicer and the Other Master Servicer, as applicable, the Certificateholders and the holders of the related Companion Loan Securities. The Master Servicer shall not make a P&I Advance with respect to any Mortgage Loan included in a Serviced Loan Pair upon its receipt of notice from the related Other Master Servicer that it has determined that it has made a P&I Advance that is a Nonrecoverable Advance on the related Serviced Companion Loan or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance pursuant to the relevant Other Pooling and Servicing Agreement.

            Following a securitization of a Serviced Companion Loan, the Master Servicer shall be required to deliver to the related Other Master Servicer the following information: (i) any loan-related information, including without limitation CMSA Reports relating to the Serviced Loan Pair, applicable to a determination that an Advance is or would be a Nonrecoverable Advance, in the form received, within one Business Day of the Master Servicer's receipt thereof,
(ii) notice of any Advance it or the Trustee makes with respect to the related Mortgage Loan within one Business Day of the making of such Advance; and (iii) notice of any determination that any Advance is a Nonrecoverable Advance within one Business Day thereof.

            Section 4.2 Servicing Advances

            The Master Servicer and, if the Master Servicer does not, the Trustee to the extent the Trustee receives written notice from the Paying Agent that such Advance has not been made by the Master Servicer shall make Servicing Advances to the extent provided in this Agreement, except to the extent that the Master Servicer or the Trustee, as applicable, determines in accordance with
Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. If the Master Servicer or the Trustee, as applicable, determines that such advance would constitute a Nonrecoverable Advance, then such party shall deliver notice of such determination to the Special Servicer and, with respect to any Serviced Loan Pair, to the related Other Master Servicer. Upon receipt of such notice, the Special Servicer shall determine (with the reasonable assistance of the Master Servicer or Trustee, as applicable) whether the payment of such amount is
(i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to any Serviced Loan Pair, the holder of the related Serviced Companion Loan. If the Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to any Serviced Loan Pair, the holder of the related Serviced Companion Loan, then the Special Servicer shall direct the Master Servicer or Trustee, as applicable, in writing to make such payment and such party shall make such payment from amounts in the Certificate Account and, with respect to any Serviced Loan Pair, shall give notice thereof to the related Other Master Servicer. Such determination by the Master Servicer or the Special Servicer shall be conclusive and binding on the Trustee, the Certificateholders and, in the case of the Mall at Millenia B Note, the holder of the Mall at Millenia B Note and, with respect to any Serviced Loan Pair, the holder of the related Serviced Companion Loan. The Special Servicer shall not make Servicing Advances under this Agreement. The Special Servicer shall notify the Master Servicer that a Servicing Advance is required in connection with a Specially Serviced Mortgage Loan or REO Property, and the Master Servicer shall make such Servicing Advance within five Business Days of receipt of such notice. Promptly after discovering that the Master Servicer has failed to make a Servicing Advance that the Master Servicer is required to make hereunder, the Paying Agent shall promptly notify the Trustee in writing of the failure by the Master Servicer to make such Servicing Advance.

            Section 4.2A 1290 AOTA Servicing Advances

            (a) During any period where any 1290 AOTA Companion Loan (or any portion thereof) is not an asset of a Securitization, if the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer is required under any provision of the 2003-TOP9 Pooling and Servicing Agreement to make a 1290 AOTA Servicing Advance, but neither does so within 15 days after such Advance is required to be made (or such shorter time period necessary to prevent the lapse of an insurance policy in respect of the related Mortgaged Property), the Trustee shall, if it has actual knowledge of such failure on the part of the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as the case may be, give written notice of such failure, as applicable, to the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer. If such 1290 AOTA Servicing Advance is not made by the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer within three Business Days after such notice is given to the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer, as applicable, then (subject to Section 4.2A(b)) the Trustee shall make such 1290 AOTA Servicing Advance. The Trustee shall be entitled to receive interest on such 1290 AOTA Servicing Advance to the same extent as the 2003-TOP9 Master Servicer under the 2003-TOP9 Pooling and Servicing Agreement.

            (b) Notwithstanding anything herein to the contrary, no 1290 AOTA Servicing Advance shall be required to be made hereunder if such 1290 AOTA Servicing Advance would, if made, constitute a 1290 AOTA Nonrecoverable Servicing Advance as determined by the 2003-TOP9 Master Servicer pursuant to the 2003-TOP9 Pooling and Servicing Agreement or by the Trustee hereunder. The Trustee shall be entitled to rely, conclusively, on any determination by the 2003-TOP9 Master Servicer that a 1290 AOTA Servicing Advance, if made, would be a 1290 AOTA Nonrecoverable Servicing Advance; provided, however, that if the 2003-TOP9 Master Servicer has failed to make a 1290 AOTA Servicing Advance for reasons other than a determination by the 2003-TOP9 Master Servicer that such 1290 AOTA Servicing Advance would be a 1290 AOTA Nonrecoverable Servicing Advance, the Trustee shall make such Advance within the time periods required by
Section 4.2A(a) unless the Trustee in good faith, makes a determination prior to the times specified in Section 4.2A(a) that such 1290 AOTA Servicing Advance would be a 1290 AOTA Nonrecoverable Servicing Advance. The Trustee in determining whether or not a proposed 1290 AOTA Servicing Advance, if made, would be, a 1290 AOTA Nonrecoverable Servicing Advance, shall use its reasonable, good faith discretion.

            Section 4.3 Advances by the Trustee

            (a) To the extent that the Master Servicer fails to make a P&I Advance by the Master Servicer Remittance Date (other than a P&I Advance that the Master Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance to the extent the Trustee receives written notice from the Paying Agent not later than 10:00 a.m. (New York City time) on the Distribution Date that such Advance has not been made by the Master Servicer on the Master Servicer Remittance Date unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance (or with respect to a Serviced Loan Pair, the related Other Master Servicer makes a nonrecoverability determination as described in Section 4.1C). The Paying Agent shall notify the Trustee in writing as soon as practicable, but not later than 10:00 a.m. (New York City time) on the Distribution Date if the Master Servicer has failed to make a P&I Advance.

            (b) To the extent that the Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that the Master Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof in accordance with Section 4.2, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. If the Trustee determines that such advance would constitute a Nonrecoverable Advance, then the Trustee shall deliver notice of such determination to the Special Servicer and with respect to any Serviced Loan Pair, the related Other Master Servicer. Upon receipt of such notice, the Special Servicer shall determine (with the reasonable assistance of the Trustee) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to any Serviced Loan Pair, the holder of the related Serviced Companion Loan. If the Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to any Serviced Loan Pair, the holder of the related Serviced Companion Loan, then the Special Servicer shall direct the Trustee in writing to make such payment and the Trustee shall make such payment from amounts in the Distribution Account.

            (c) Reserved.

            (d) Pursuant to the applicable Other Pooling and Servicing Agreement, the applicable Other Master Servicer is obligated to make P&I Advances with respect to any Non-Trust-Serviced Pari Passu Loan. Notwithstanding anything herein to the contrary, neither of the Master Servicer nor the Trustee shall be required to make any P&I Advance with respect to any Non-Trust-Serviced Pari Passu Loan unless and until such Person has knowledge of any failure of the applicable Other Master Servicer, applicable Other Trustee or applicable Other Fiscal Agent to make an advance required under the applicable Other Pooling and Servicing Agreement. In such event, such P&I Advance shall be made first by the Master Servicer and, if the Master Servicer shall fail to make a required P&I Advance, then by the Trustee. Neither of the Master Servicer nor the Trustee shall have any obligation to make any such Advance unless it is provided evidence that such P&I Advance is not a Nonrecoverable Advance and such other reports as may be agreed by the Master Servicer and the applicable Other Master Servicer. To the extent the Master Servicer fails to make any P&I Advance required under this Section 4.3(d), the Trustee, pursuant to Section 4.3(b) shall make such P&I Advance.

            Section 4.4 Evidence of Nonrecoverability

            (a) If the Master Servicer determines at any time, in its sole discretion, exercised in accordance with the Servicing Standard, that any Advance previously made or any proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent, the Special Servicer, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) and the Rating Agencies and the holder of the Serviced Companion Loan if the Advance relates to a Serviced Loan Pair and any related Other Master Servicer for a related Serviced Companion Loan by the Business Day prior to the Distribution Date. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the Master Servicer's possession, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any Appraisals performed within the last 12 months on the Mortgaged Property, and, if such reports are used by the Master Servicer to determine that any P&I Advance, Mall at Millenia B Note Interest Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations, with respect to a Mall at Millenia B Note Interest Advance, the Appraisal discussed in the definition of "Nonrecoverable Advance" or other information relevant thereto which support such determination. If the Trustee determines at any time that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee delivered to the Depositor, the Master Servicer, the Special Servicer, the Paying Agent, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) and the holder of the Serviced Companion Loan if the Advance relates to a Serviced Loan Pair and any related Other Master Servicer for a related Serviced Companion Loan similar to the Officer's Certificate of the Master Servicer described in the prior sentence. The Trustee shall not be required to make an Advance that the Master Servicer (or with respect to a Serviced Loan Pair, the related Other Master Servicer) has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicer or the Trustee shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith judgment and, with respect to the Master Servicer, in accordance with the Servicing Standard, that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance. The Master Servicer's determination in accordance with the above provisions shall be conclusive and binding on the Trustee, the Paying Agent and the Certificateholders.

            (b) Notwithstanding anything to the contrary herein, if there are certain extraordinary unreimbursed Nonrecoverable Advances that are Servicing Advances, the Master Servicer may, in its reasonable discretion, agree to defer reimbursement of these Servicing Advances over two or more Distribution Dates (not to exceed 6 months ("Deferred Advances"). The Trustee shall provide to the Master Servicer by 3:00 p.m. (New York City time) one business day prior to the Distribution Date on which the Master Servicer must determine whether to defer the reimbursement of such extraordinary unreimbursed Nonrecoverable Servicing Advances, the information necessary to make such determination. The Master Servicer shall be entitled to recover the Deferred Advances in accordance with the Servicing Standard on any Master Servicer Remittance Date; provided, if the Master Servicer determines, in its sole discretion, that its ability to fully recover the Deferred Advances has been compromised, then the Master Servicer shall be entitled to immediate reimbursement for all Deferred Advances from funds deposited in the Collection Account. The Master Servicer's agreement to defer reimbursement of such Servicing Advances as set forth above is an accomodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Master Servicer's right to reimbursement for Servicing Advances (deferred or otherwise). Deferred Advances shall continue to earn interest payable at the Advance Rate.

            (c) Each Other Master Servicer shall be entitled to reimbursement for Pari Passu Loan Nonrecoverable Advances with respect to the Pari Passu Loans serviced by such Other Master Servicer (with, in each case, any accrued and unpaid interest thereon provided for under the applicable Other Pooling and Servicing Agreement) in the manner set forth in Section 5.2(a)(ii).

            Section 4.5 Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan

            Any unreimbursed Advance funded from the Master Servicer's, the Special Servicer's or the Trustee's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance or Mall at Millenia B Note Interest Advance in the event that such P&I Advance or Mall at Millenia B Note Interest Advance is reimbursed from collections received from the related Mortgage Loan before the expiration of such Mortgage Loan's grace period. Notwithstanding the foregoing, as to each P&I Advance made on the Post Determination Date Mortgage Loans with respect to which the related Scheduled Payment was not received by the end of the Post Determination Date Mortgage Loans' applicable grace period by the Master Servicer, interest on such P&I Advance shall accrue from and including the Master Servicer Remittance Date for the benefit of the Master Servicer; provided, however, if such Scheduled Payment is received by the Master Servicer by the end of the applicable grace period, the Master Servicer shall not collect any interest on such P&I Advance. For purposes of determining whether a P&I Advance or Mall at Millenia B Note Interest Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or a particular REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance or Mall at Millenia B Note Interest Advance, as applicable, and then each succeeding P&I Advance or Mall at Millenia B Note Interest Advance to the extent not inconsistent with Section 4.6; provided, however, that a Mall at Millenia B Note Interest Advance and any Advance Interest thereon may be reimbursed only from amounts collected on the Mall at Millenia A/B Loan and which are allocable to the Mall at Millenia B Note pursuant to the related Intercreditor Agreement. The Master Servicer shall use efforts consistent with the Servicing Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans (and Serviced Companion Loans) that are not Specially Serviced Mortgage Loans, Late Fees and default interest from the Mortgagor in an amount sufficient to pay Advance Interest incurred and unpaid with respect to such Mortgage Loan or Serviced Companion Loan arising on or after the Cut-off Date. The Master Servicer shall be entitled to retain Late Fees and default interest paid by any Mortgagor during a Collection Period with respect to any Mortgage Loan or Serviced Companion Loan (other than a Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain Late Fees and default interest with respect to such Specially Serviced Mortgage Loan, subject to the offsets set forth below) as additional servicing compensation only to the extent such Late Fees and default interest with respect to such Mortgage Loan exceed unreimbursed Advance Interest with respect to such Mortgage Loan or Serviced Companion Loan (including any Advance Interest payable to any related Other Master Servicer with respect to a Serviced Companion Loan) arising on or after the Cut-off Date. The Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any Late Fees and default interest collected from such Specially Serviced Mortgage Loan (a) any outstanding and unpaid Advance Interest payable with respect to such Specially Serviced Mortgage Loan to the Master Servicer, the Special Servicer or the Trustee, as applicable (or, with respect to a related Serviced Companion Loan, any Other Master Servicer, Other Special Servicer or Other Trustee, as applicable) and (b) to the Trust, any losses previously incurred by the Trust with respect to such Specially Serviced Mortgage Loan (other than the related Special Servicing Fees) and (ii) retain any remaining portion of such Late Fees and default interest as additional Special Servicer Compensation.

            Section 4.6 Reimbursement of Advances and Advance Interest

            (a) Advances made with respect to each Mortgage Loan, Serviced Companion Loan or Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) and Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2; provided, however, that a Mall at Millenia B
Note Interest Advance and any Advance Interest thereon may be reimbursed only from amounts collected on the related A/B Loan which are allocable to the related B Note pursuant to the related Intercreditor Agreement. The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to
Section 5.2 collected in any Collection Period with respect to Mortgage Loans, Serviced Companion Loans or Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

            (b) To the extent that Advances have been made on the Mortgage Loans, any Serviced Companion Loan, any Specially Serviced Mortgage Loans or any REO Mortgage Loans, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, Serviced Companion Loans, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Trustee with respect to such Advances and then (ii) the Master Servicer and Special Servicer for any Advances outstanding to the Master Servicer or the Special Servicer, as the case may be, with respect to any of such Mortgage Loans, Serviced Companion Loans, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Master Servicer or Special Servicer with respect to such Advances. To the extent that any Advance Interest payable to the Master Servicer, the Special Servicer or the Trustee with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be payable to the Trustee, the Master Servicer or the Special Servicer, as the case may be, from amounts on deposit in the Certificate Account (or sub-account thereof) or the Distribution Account pursuant to Section 5.2(a) or Section 5.3(b)(ii). The Master Servicer's, the Special Servicer's and the Trustee's right of reimbursement under this Agreement for Advances and interest thereon shall be prior to the rights of the Certificateholders (and, in the case of a Serviced Companion Loan, the holder thereof and, in the case of a Mall at Millenia B Note, the holder thereof) to receive any amounts recovered with respect to such Mortgage Loans, Serviced Companion Loans or REO Mortgage Loans.

            (c) Advance Interest arising on or after the Cut-off Date and not previously paid with respect to any Mortgage Loan or Serviced Companion Loan will be paid to the Trustee, the Special Servicer and/or the Master Servicer (in accordance with the priorities specified in the preceding paragraph) first, from Late Fees and default interest collected with respect to such Mortgage Loan or Serviced Companion Loan during the Collection Period, and then from Excess Liquidation Proceeds then available prior to payment from any other amounts. Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest with respect to a Mortgage Loan or Serviced Companion Loan will be offset against the Advance Interest incurred and unpaid from the Mortgage Loan or Serviced Companion Loan, arising on or after the Cut-off Date). Advance Interest on Servicing Advances payable to the Master Servicer, the Special Servicer or the Trustee in respect of a Serviced Loan Pair shall be allocated to the related Pari Passu Loan and the related Serviced Companion Loan on a pro rata basis based upon the Principal Balance thereof; except that if such Serviced Loan Pair includes a B Note, Advance Interest shall first be allocated to such B Note up to the Principal Balance thereof and then to the Pari Passu Loan and the related A Note on a pro rata basis based upon the principal balance thereof.

            (d) To the extent that the Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the Master Servicer shall reimburse the Special Servicer for such expenditures on the next succeeding Master Servicer Remittance Date provided the Special Servicer has delivered an invoice and a report substantiating such expenses from the Special Servicer requesting such reimbursement on or before the related Determination Date, subject to
Section 4.4. All such amounts paid by the Special Servicer and reimbursed by the Master Servicer shall be a Servicing Advance. In the event that the Master Servicer fails to reimburse the Special Servicer hereunder or the Master Servicer determines that such Servicing Advance was or, if made, would be a Nonrecoverable Advance and the Master Servicer does not make such payment, the Special Servicer shall notify the Master Servicer and the Paying Agent in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The Master Servicer, the Paying Agent and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this
Section 4.6(d) and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(d).

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

            Section 5.1 Collections

            (a) On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank Minnesota, N.A., as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4" (the "Certificate Account"). The Master Servicer shall maintain the Certificate Account with respect to all of the Mortgage Loans. On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank Minnesota, N.A., as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4" (the "Interest Reserve Account"). The Master Servicer shall maintain the Interest Reserve Account with respect to all of the Mortgage Loans.

            (b) On or prior to the date the Master Servicer shall first deposit funds in a Certificate Account or the Interest Reserve Account, as the case may be, the Master Servicer shall give to the Paying Agent and the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Certificate Account and the Interest Reserve Account to hold such account in the name of the Master Servicer as provided in Section 5.1(a), subject to the Master Servicer's (or its Primary Servicer's or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

            (c) The Master Servicer shall deposit, or cause to be deposited, into the Certificate Account on the Business Day following receipt (or, in the case of an inadvertent failure to make such deposit on the Business Day following receipt, within 3 Business Days of discovery of such failure and in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to the Master Servicer by the Special Servicer from an REO Account pursuant to Section 9.14 and amounts received from the Primary Servicers or Sub-Servicers), other than amounts received by it with respect to the 1290 AOTA Mortgage Loan, which amounts will be deposited directly into the 1290 AOTA Distribution Account and amounts received by it with respect to the Mall at Millenia B Note, which amounts will be deposited directly into the Mall at Millenia B Note Distribution Account and other than in respect of interest and principal on the Mortgage Loans or any Serviced Companion Loans due on or before the Cut-Off Date which shall be remitted to the applicable Seller (provided that the Master Servicer
(I) may retain amounts otherwise payable to the Master Servicer as provided in
Section 5.2(a) rather than deposit them into the Certificate Account, (II) shall, rather than deposit them in the Certificate Account, directly remit to the Primary Servicers the applicable Primary Servicing Fees payable as provided in Section 5.2(a)(iv) (unless already retained by the applicable Primary Servicer), and (III) shall, rather than deposit them in the Certificate Account, directly remit the Excess Servicing Fees to the holders thereof as provided in
Section 5.2(a)(iv) (unless already retained by the applicable holder of the excess servicing rights)):

                  (A) Principal: all payments on account of principal, including
            Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans and the Serviced Companion Loans;

                  (B) Interest: all payments on account of interest on the
            Mortgage Loans and the Serviced Companion Loans (excluding Interest Reserve Amounts to be deposited in the Interest Reserve Account pursuant to Section 5.1(d) below);

                  (C) Liquidation Proceeds: all Liquidation Proceeds with
            respect to the Mortgage Loans and the Serviced Companion Loans;

                  (D) Insurance Proceeds: all Insurance Proceeds other than
            proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into the Escrow Account and not deposited in the Certificate Account;

                  (E) Condemnation Proceeds: all Condemnation Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

                  (F) REO Income: all REO Income received from the Special
            Servicer;

                  (G) Investment Losses: any amounts required to be deposited by the Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Account and amounts required to be deposited by the Special Servicer pursuant to Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO Account;

                  (H) Advances: all P&I Advances and Mall at Millenia B Note
            Interest Advances unless made directly to the Distribution Account;

                  (I) Compensating Interest: all Compensating Interest received with respect to the Mortgage Loans; and

                  (J) Other: all other amounts, including Prepayment Premiums, required to be deposited in the Certificate Account pursuant to this Agreement, including, but not limited to, Purchase Proceeds of any Mortgage Loans repurchased by a Seller or the maker of a representation and warranty with respect to any Mortgage Loan or substitution shortfall amounts (as described in the third paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans, amounts with respect to any Serviced Companion Loan and, with respect to any B Note, all other amounts received pursuant to the cure and purchase rights set forth in the related Intercreditor Agreement.

            With respect to each Serviced Loan Pair, the Master Servicer shall establish and maintain a sub-account of the Certificate Account for each Serviced Companion Loan (other than a B Note) (the "Serviced Companion Loan Custodial Account") into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the related Serviced Companion Loan pursuant to the terms of the related Intercreditor Agreement, in each case on the same day as the deposit thereof into the Certificate Account. Each Serviced Companion Loan Custodial Account shall be held in trust for the benefit of the holder of the related Serviced Companion Loan and shall not be part of any REMIC Pool.

            With respect to the Mall at Millenia A/B Loan, the Master Servicer shall establish and maintain one or more sub-accounts of the Certificate Account (each, a "Mall At Millenia B Note Custodial Account") into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the Mall at Millenia B Note pursuant to the terms of the related Intercreditor Agreement, in each case on the same day as the deposit thereof into the Certificate Account and shall deposit in the Mall at Millenia B Note Custodial Account any Mall at Millenia B Note Interest Advance before 11:00 a.m. New York City time on the Mall at Millenia Master Servicer Remittance Date. The Trustee shall have no obligation to distribute funds received by the Trustee with respect to the Mall at Millenia B Note on any Mall at Millenia B Note Distribution Date if such funds are received by the Trustee after 11:00 a.m. New York City time on such Mall at Millenia B Note Distributon Date. The Master Servicer shall provide a preliminary report of all amounts to be received and remitted with respect to the Mall at Millenia B Note to the Trustee two Business Days prior to each Mall at Millenia B Note Distribution Date. On each Mall at Millenia Master Servicer Remittance Date, the Master Servicer shall (i) no later than 11:00 a.m. New York City time notify the Trustee of any changes to the preliminary report previously delivered to the Trustee and (ii) only in the event of changes to the preliminary report, deliver to the Trustee a final report with respect to such information to the Trustee by 5:00 p.m. New York City time on each Mall at Millenia B Note Report Date.

            Remittances from any REO Account to the Master Servicer for deposit in the Certificate Account shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

            (d) The Master Servicer, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit in the Interest Reserve Account in respect of each Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate or ED Net Mortgage Rate, as applicable (without regard to the provisos in the definition of Adjusted Mortgage Rate), on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount").

            (e) Funds in the Certificate Account (including the Serviced Companion Loan Custodial Accounts and Mall at Millenia B Note Custodial Account) and Interest Reserve Account may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by the Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "Wells Fargo Bank Minnesota, N.A., as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4." None of the Depositor, the Mortgagors, the Paying Agent or the Trustee shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Certificate Account (and to the extent that the loss is of an amount credited to a Serviced Companion Loan Custodial Account or Mall at Millenia B Note Custodial Account, deposit in such Serviced Companion Loan Custodial Account or Mall at Millenia B Note Custodial Account) or Interest Reserve Account, as the case may be, out of its own funds immediately as realized. The Master Servicer shall not be liable for any losses incurred in respect of any account which is not controlled by the Master Servicer or any losses with respect to a default on an Eligible Investment. If the Master Servicer deposits in or transfers to any Certificate Account, the Mall at Millenia B Note Custodial Account, any Serviced Companion Loan Custodial Account or the Interest Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Certificate Account, Mall at Millenia B Note Custodial Account, Serviced Companion Loan Custodial Account or Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

            (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Paying Agent on behalf of and at the direction of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Master Servicer shall have deposited in the Certificate Account, any Serviced Companion Loan Custodial Account or Mall at Millenia B Note Custodial Account and the Interest Reserve Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Master Servicer as additional servicing compensation) the Master Servicer shall have the sole right to enforce such payment or performance.

            (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof, and the Primary Servicers will hold any Escrow Accounts relating to the Mortgage Loans that they service in accordance with the requirements set forth in Section 8.3(e). The Master Servicer shall not release any Escrow Amounts held for "earn-outs" or performance criteria listed on Schedule XIII hereof, without the prior consent of the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), which consent shall not be unreasonably withheld or delayed. Within 20 days following the first anniversary of the Closing Date, the Master Servicer shall deliver to the Trustee, the Paying Agent and the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), for each Mortgage Loan set forth on Schedule X hereto, a brief statement as to the status of the work or project based on the most recent information provided by the related Mortgagor. Schedule X sets forth those Mortgage Loans as to which an upfront reserve was collected at the closing of such Mortgage Loan (and still exists) in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service). If the work or project is not completed in accordance with the requirements of the escrow, the Master Servicer and the Special Servicer (which shall itself consult with the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any)) will consult with each other as to whether there exists a material default under the underlying Mortgage Loan documents.

            (h) In the case of the Mortgage Loans as to which the Scheduled Payment is due in a calendar month on a Due Date (including any grace period) that may occur after the end of the Collection Period ending in such calendar month, subject to Section 4.4 the Master Servicer shall, unless the Scheduled Payment is received before the Master Servicer Remittance Date, make a P&I Advance by deposit to the Certificate Account on the Master Servicer Remittance Date in an amount equal to the "Scheduled Payment," and for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," such Scheduled Payment shall be deemed to have been received in such Collection Period. With respect to any Non-Trust-Serviced Pari Passu Loan, any amounts received by the Master Servicer pursuant to the applicable Other Pooling and Servicing Agreement with respect to a Distribution Date shall be deemed to have been received by the Master Servicer in the related Collection Period for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount."

            Section 5.2 Application of Funds in the Certificate Account and Interest Reserve Account

            (a) The Master Servicer shall, from time to time, make withdrawals from the Certificate Account and remit them by wire transfer prior to 2:00 p.m., New York City time (or 11:00 a.m. New York City time with respect to paragraph
(xi) below), on the related Master Servicer Remittance Date or Mall at Millenia Master Servicer Remittance Date, as applicable, in immediately available funds to the account specified in this Section or otherwise (x) to such account as it shall determine from time to time of amounts payable to the Master Servicer from the Certificate Account (and, insofar as they relate to a Serviced Companion Loan, from the related Serviced Companion Loan Custodial Account and insofar as they relate to the Mall at Millenia B Note, from the Mall at Millenia B Note Custodial Account) pursuant to clauses (i), (ii), (iii), (iv), (vi), (viii) and
(ix) below; (y) to the account specified in writing by the Paying Agent from time to time of amounts payable to the Paying Agent and the Trustee from the Certificate Account (and, insofar as they relate to a Serviced Companion Loan, from the related Serviced Companion Loan Custodial Account and insofar as they relate to the Mall at Millenia B Note, from the Mall at Millenia B Note Custodial Account) pursuant to clauses (ii), (iii), (v), (vi), (xi), (xii) and
(xiii) below; and (z) to the Special Servicer from time to time of amounts payable to the Special Servicer from the Certificate Account (and, insofar as they relate to a Serviced Companion Loan, from the related Serviced Companion Loan Custodial Account and insofar as they relate to the Mall at Millenia B Note, from the Mall at Millenia B Note Custodial Account) pursuant to clauses
(i), (ii), (iv), (vi), (vii) and (ix) below of the following amounts, from the amounts specified for the following purposes:

            (i) Fees: the Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to Mortgage Loans and Serviced Companion Loans which are not Specially Serviced Mortgage Loans, 100% of any Modification Fees relating to Mortgage Loans and Serviced Companion Loans which are not Specially Serviced Mortgage Loans (except with respect to the MONY Loans, the Nationwide Loans and the UCMFI Loans with respect to which the related Special Servicer shall receive 50% of such fees with respect to matters requiring the consent of the Special Servicer) as provided in Section 8.18(b), 50% of any assumption fees relating to Mortgage Loans and Serviced Companion Loans, which are not Specially Serviced Mortgage Loans (or, with respect to the MONY Loans, the Nationwide Loans and the UCMFI Loans and matters that do not require the consent of the related Special Servicer, 100% of any assumption fees received in connection therewith) as payable under Section 8.7(a) or 8.7(d), 100% of any extension fees payable under Section 8.10 or other fees payable to the Master Servicer hereunder; provided that any such fees described in (A) hereof shall be divided between the Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement and (B) directly to the Special Servicer, 50% of any assumption fees on Mortgage Loans and Serviced Companion Loans which are not Specially Serviced Mortgage Loans (except, with respect to the MONY Loans, the Nationwide Loans and the UCMFI Loans, if the Special Servicer's consent was not required in connection therewith) as provided in Sections 8.7(a) and 8.7(d), and, to the extent deposited into the Certificate Account, all assumption fees relating to Specially Serviced Mortgage Loans and Late Fees and default interest (in excess of Advance Interest arising only from that particular Specially Serviced Mortgage Loan for which the Late Fees or default interest were collected), Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by the applicable Mortgagor;

            (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): (A) in the case of all Mortgage Loans, subject to clause (B) below, to reimburse or pay to the Master Servicer, the Special Servicer and the Trustee, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section
      4.4 that any Advance is a Nonrecoverable Advance, Servicing Advances on the related Mortgage Loan or Serviced Companion Loan from payments made by the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a Servicing Advance has been or is being reimbursed, any related Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account, including, if applicable, the Serviced Companion Loan Custodial Account; provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan or Serviced Companion Loan, will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan or Serviced Companion Loan, on or after the Cut-Off Date), to the payment of Advance Interest incurred on or after the Cut-Off Date and unpaid on all Advances on such Mortgage Loan or Serviced Companion Loan or (y) after a Final Recovery Determination or determination that any Servicing Advance on the related Mortgage Loan or Serviced Companion Loan, is a Nonrecoverable Advance, any Servicing Advances made on the related Mortgage Loan or Serviced Companion Loan or REO Property from any funds on deposit in the Certificate Account, including, if applicable, the Serviced Companion Loan Custodial Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or Serviced Companion Loan or REO Property) and pay Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period (applying such Late Fees and default interest on a "loan-by-loan basis" to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan or Serviced Companion Loan arising on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account and (B) in the case of any Non-Trust-Serviced Pari Passu Loan and from any funds on deposit in the Certificate Account, to reimburse the applicable Other Master Servicer, the applicable Other Trustee and the applicable Other Fiscal Agent for related Pari Passu Loan Nonrecoverable Advances and any accrued and unpaid interest thereon provided for under the related Other Pooling and Servicing Agreement (notwithstanding anything herein to the contrary the Master Servicer shall reimburse itself or such other party pursuant to
      Section 4.4(b); provided, however, that with respect to any Servicing Advance on the Mall at Millenia Mortgage Loan made after the Mall at Millenia B Note Distribution Date and before the Distribution Date in the same calendar month, such Advance shall be reimbursed or paid to the Master Servicer, the Special Servicer and the Trustee on or prior to the Mall at Millenia B Note Distribution Date in the following calendar month, first from amounts on deposit in the Mall at Millenia B Note Custodial Account;

            (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): (A) in the case of the Mortgage Loans, subject to clause (B) below, to reimburse or pay to the Master Servicer and the Trustee, pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any P&I Advances from Late Collections made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account; provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan on or after the Cut-Off Date) or (y) if after a Final Recovery Determination or determination in accordance with Section 4.4 that any P&I Advance on the related Mortgage Loan is a Nonrecoverable Advance, for any Mortgage Loan, any P&I Advances made on the related Mortgage Loan or REO Property from any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and any Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period (applying such Late Fees and default interest on a "loan-by-loan basis," to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan incurred on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account (or the related Serviced Companion Loan Custodial Account, if applicable)and (B) in the case of any Non-Trust-Serviced Pari Passu Loan and from any funds on deposit in the Certificate Account, to reimburse the applicable Other Master Servicer, the applicable Other Trustee and the applicable Other Fiscal Agent for related Pari Passu Loan Nonrecoverable Advances and any accrued and unpaid interest thereon provided for under the related Other Pooling and Servicing Agreement;

            (iv) Servicing Fees and Special Servicer Compensation: to pay to itself the Master Servicing Fee, subject to reduction for any Compensating Interest, to pay to the Special Servicer the Special Servicing Fee and the Work-Out Fee and to pay to the Primary Servicers (or the Master Servicer) the Primary Servicing Fees and to pay to the parties entitled thereto the Excess Servicing Fees (to the extent not previously retained by any of such parties);

            (v) Trustee Fee: to pay to the Distribution Account for withdrawal by the Paying Agent, the Trustee Fee;

            (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses (at the time set forth herein or in the definition thereof), the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

            (vii) Liquidation Fees: to pay to the Special Servicer from the Certificate Account, the amount certified by the Special Servicer equal to the Liquidation Fee, to the extent provided in Section 9.11 hereof;

            (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in such Certificate Account (including any Serviced Companion Loan Custodial Account);

            (ix) Prepayment Interest Excesses: to pay to the Master Servicer the aggregate Prepayment Interest Excesses relating to Mortgage Loans which are not Specially Serviced Mortgage Loans, to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans; and to pay to the Master Servicer the aggregate Prepayment Interest Excesses relating to the Specially Serviced Mortgage Loans, which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Specially Serviced Mortgage Loans;

            (x) Correction of Errors: to withdraw funds deposited in the Certificate Account in error;

            (xi) Distribution Account: other than amounts held for payment in future periods or pursuant to clause (xii) below, to make payment, (i) on each Master Servicer Remittance Date of the remaining amounts in the Certificate Account (excluding Excess Interest and Excess Liquidiation Proceeds) into the Distribution Account (or in the case of any Excess Interest, deposit to the Excess Interest Sub-account) and (ii) on each Mall at Millenia Master Servicer Remittance Date deposit any amounts received with respect to the Mall at Millenia B Note, including Mall at Millenia B Note Interest Advances into the Mall at Millenia B Note Distribution Account);

            (xii) Reserve Account: to make payment on each Master Servicer Remittance Date to the Reserve Account, any Excess Liquidation Proceeds (subject to Section 4.6(c)); and

            (xiii) Clear and Terminate: to clear and terminate the Certificate Account pursuant to Section 8.29;

            provided, however, that with respect to any Serviced Companion Loan and the Mall at Millenia B Note:

                  (A) the Master Servicer shall be entitled to make transfers from time to time, from the related Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute any Serviced Companion Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i), (ii), (iii), (iv), (v),
            (vi), (vii), (viii), (ix) and (xii) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to the related Serviced Loan Pair and is allocable to the Serviced Companion Loan pursuant to this Agreement or the related Intercreditor Agreement, and the Master Servicer shall also be entitled to make transfers from time to time, from the related Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute any Serviced Companion Loan Custodial Account, of amounts transferred to such related Serviced Companion Loan Custodial Account in error, the related Serviced Companion Loan's pro rata share of Additional Trust Fund Expenses (other than as provided in Section 1.6(d)) and amounts necessary for the clearing and termination of the Certificate Account pursuant to Section 8.29;

                  (B) the Master Servicer shall be entitled to make transfers from time to time, from the Mall at Millenia B Note Custodial Account for reimbursement to itself for Mall at Millenia B Note Interest Advances (including amounts later to be determined to be Nonrecoverable Advances) pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Mall at Millenia B Note Interest Advance is a Nonrecoverable Advance, any Mall at Millenia B Note Interest Advances from Late Collections made by the Mortgagor of the amounts to which a Mall at Millenia B Note Interest Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds or, Insurance Proceeds from the Mall at Millenia B Note and, in connection with any such reimbursements, any Advance Interest on the amount of the Mall at Millenia B Note Interest Advances, first, from Late Fees and default interest collected from the related Mortgage Loan during the Mall at Millenia B Note Collection Period during which such Advance is reimbursed, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Mall at Millenia B Note Custodial Account or (y) if after a Final Recovery Determination or determination in accordance with
            Section 4.4 that any Mall at Millenia B Note Interest Advance on the Mall at Millenia B Note is a Nonrecoverable Advance, any Mall at Millenia B Note Interest Advances made on the Mall at Millenia B Note or the related REO Property from any funds on deposit in the Mall at Millenia B Note Custodial Account (regardless of whether such amount was recovered from the Mall at Millenia B Note or REO Property) and any Advance Interest thereon, first, from Late Fees and default interest collected from the related Mortgage Loan during the Mall at Millenia B Note Collection Period during which such Advance is reimbursed to the payment of Advance Interest on all Advances on such Mall at Millenia B Note, then from Excess Liquidation Proceeds from the Mall at Millenia B Note then available and then from any other amounts on deposit in such Mall at Millenia B Note Custodial Account. In addition, to the extent expenses, including advances and interest thereon, on the Mall at Millenia A/B Loan are allocable to the Mall at Millenia B Note pursuant to the related Intercreditor Agreement, withdrawals shall be made from the Mall at Millenia B Note Custodial Account to pay such expenses, including advances and interest thereon, with respect to the Mall at Millenia Pari Passu Loan and Mall at Millenia Companion Loan, prior to such withdrawals being made from the Certificate Account or the Serviced Companion Loan Custodial Account;

                  (C) the Master Servicer shall be entitled to make transfers from time to time, from the related Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute any Serviced Companion Loan Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of the related Pari Passu Loan is entitled under the related Intercreditor Agreement (including, without limitation, payments in respect of interest, principal and Prepayment Premiums and reimbursement of expenses, advances and interest thereon) it being understood that to the extent expenses, including advances and interest thereon, on any Serviced Loan Pair are allocable to the related B Note pursuant to the related Intercreditor Agreement, withdrawals shall be made from the portion of such Serviced Companion Loan Custodial Account that relates to such B Note to pay such expenses, including Advances and interest thereon, with respect to the Pari Passu Loan and any Serviced Companion Loan that is not a B Note, prior to such withdrawals being made from the Certificate Account or the portion of the Serviced Companion Loan Custodial Account that relates to any Serviced Companion Loan that is not a B Note; and

                  (D) the Master Servicer shall on each Master Servicer
            Remittance Date remit to the holder of the related Serviced Companion Loan all amounts on deposit in the related Serviced Companion Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the holder of such Serviced Companion Loan is entitled thereto under the related Intercreditor Agreement.

            Expenses incurred with respect to a Serviced Loan Pair shall be allocated in accordance with the related Intercreditor Agreement. The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan and Serviced Companion Loan for the purpose of justifying any withdrawal or transfer from the Certificate Account and each Serviced Companion Loan Custodial Account. If funds collected with respect to an A Note are insufficient to pay amounts due to the holders thereof pursuant hereto, then the Master Servicer shall be entitled to withdraw the amount of such shortfall from collections on, and other proceeds of, the related B Note that are held in the related Serviced Companion Loan Custodial Account or Mall at Millenia B Note Custodial Account. The Master Servicer shall not be permitted to withdraw any funds from the portion of the Certificate Account that does not constitute the related Serviced Companion Loan Custodial Account unless there are no remaining funds in the related Serviced Companion Loan Custodial Account available, which are required to be paid in accordance with the related Intercreditor Agreement. If the Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a B Note, but is not limited to a specific source of funds (other than the requirement that it must be made by withdrawal from the related Serviced Companion Loan Custodial Account, insofar as it relates to the B Note, and is permitted pursuant to the related Intercreditor Agreement), the Master Servicer shall, if funds on deposit in the related Serviced Companion Loan Custodial Account are insufficient therefor, request the holder of the B Note to make such payment or reimbursement to the extent the holder of the B Note is obligated to make such payment or reimbursement pursuant to the related Intercreditor Agreement. If the holder of a B Note fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request, the Master Servicer shall be entitled to make such payment or reimbursement from the Certificate Account unless such payment or reimbursement represents a Mall at Millenia B
Note Interest Advance or accrued and unpaid Advance Interest thereon. If such payment or reimbursement is subsequently recovered from the holder of the B Note to the extent that any amounts were previously taken by the Master Servicer from the Certificate Account, the amount recovered shall be deposited into the Certificate Account and shall not be deposited into the related Serviced Companion Loan Custodial Account.

            Expenses incurred with respect to a Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan shall be allocated in accordance with the related Intercreditor Agreement. The applicable Other Master Servicer is entitled, with respect to the related Non-Trust-Serviced Pari Passu Loan or 1290 AOTA Mortgage Loan, to make certain payments or receive reimbursements as described in the applicable Other Pooling and Servicing Agreement and in accordance with the related Intercreditor Agreement. Under the applicable Other Pooling and Servicing Agreement, if such payment or reimbursement is allowed or required, but there are insufficient funds, the related Other Master Servicer can request that the Master Servicer make such payment or reimbursement for its pro rata portion of the amounts to be paid on the related Non-Trust-Serviced Pari Passu Loan out of the Certificate Account.

            (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the Certificate Account (or sub-account thereof) and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate; provided, however, that as to the Mortgage Loans for which the Scheduled Payment due each month is due on a Due Date (including any grace period) that may occur after the end of the Collection Period in such month, sums received by the Master Servicer with respect to such Scheduled Payment but after the end of such Collection Period shall be applied by the Master Servicer to reimburse any related P&I Advance made pursuant to Section 5.1(h), and the Master Servicer shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments and Balloon Payments received after the end of such Collection Period but no later than the Business Day immediately preceding such Master Servicer Remittance Date on such Mortgage Loans. For purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the preceding proviso shall be deemed to have been collected in the prior Collection Period.

            (c) On each Master Servicer Remittance Date in March of every year commencing in March 2004, or as to any Principal Prepayment or Maturity Date, on a Master Servicer Remittance Date occurring in January or February, the Master Servicer shall withdraw all related amounts then in the Interest Reserve Account and deposit such amounts into the Distribution Account.

            Section 5.3 Distribution Account and Reserve Account

            (a) The Paying Agent, on behalf of the Trustee shall establish (with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Paying Agent determines is necessary) and maintain in its name, on behalf of the Trustee, (i) an account (the "Distribution Account"), to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "Wells Fargo Bank Minnesota, N.A., as Paying Agent on behalf of Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, Reserve Account." The Distribution Account and the Reserve Account shall be Eligible Accounts. Funds in the Distribution Account may be invested by the Trustee, for its own account, in Eligible Investments. Funds in the Reserve Account shall not be invested. The Distribution Account and Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Paying Agent held under this Agreement.

            (b) Except as set forth in the next succeeding sentences, the Paying Agent shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received, all moneys remitted by the Master Servicer pursuant to this Agreement, including P&I Advances made by the Master Servicer and the Trustee, other than Excess Liquidation Proceeds, into the Distribution Account and all Excess Liquidation Proceeds into the Reserve Account. The Paying Agent shall deposit (i) amounts constituting collections of Excess Interest on the Mortgage Loans into the Excess Interest Sub-account, (ii) amounts constituting collections on the 1290 AOTA Mortgage Loan into the 1290 AOTA Distribution Account and (iii) amounts constituting collections on the Mall at Millenia B Note into the Mall at Millenia B Note Distribution Account. Subject to Section 5.1(h), on any Master Servicer Remittance Date, the Master Servicer shall have no duty to remit to the Distribution Account any amounts other than amounts held in the Certificate Account and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2(a) and the P&I Advance Amount, and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2004 or with respect to a Principal Prepayment or Maturity Date, a Master Servicer Remittance Date occurring in January or February, related amounts held in the Interest Reserve Account. The Paying Agent shall make withdrawals from the Distribution Account (including the Excess Interest Sub-account and excluding the Mall at Millenia B Note Distribution Account and the 1290 AOTA Distribution Account) and the Reserve Account only for the following purposes:

            (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to pay any amounts payable to the Master Servicer, the Primary Servicers, the Special Servicer, the Trustee (including the Trustee's Fee) and the Paying Agent, or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

            (iii) to make distributions to the Certificateholders pursuant to
      Section 6.5; and

            (iv) to clear and terminate the Distribution Account pursuant to
      Section 10.2.

            Section 5.3A 1290 AOTA Distribution Account

            The Paying Agent shall establish and maintain a segregated trust account (the "1290 AOTA Distribution Account"), to be held on behalf of the Trustee in trust for the benefit of the Class TN Certificateholders. The 1290 AOTA Distribution Account shall be an Eligible Account. Funds in the 1290 AOTA Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Paying Agent in Eligible Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than the Distribution Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, Class TN Certificates." None of the Depositor, the Trustee, the related Mortgagor, the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer shall be liable for any loss incurred on such Eligible Investments. An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the 1290 AOTA Distribution Account out of its own funds immediately as realized. If the Paying Agent deposits in or transfers to the 1290 AOTA Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the 1290 AOTA Distribution Account any provision herein to the contrary notwithstanding.

            The Paying Agent shall deposit into the 1290 AOTA Distribution Account, on the Business Day received, the 1290 AOTA Mortgage Loan Remittance Amount remitted by the 2003-TOP9 Master Servicer pursuant to the 2003-TOP9 Pooling and Servicing Agreement and the 1290 AOTA Intercreditor Agreement. The Paying Agent shall deposit in the 1290 AOTA Distribution Account, upon receipt thereof, any 1290 AOTA P&I Advances required to be made thereby in accordance with Section 4.1A. The Paying Agent shall make withdrawals from the 1290 AOTA Distribution Account, out of payments and other collections received by it with respect to the 1290 AOTA Mortgage Loan or any successor REO Mortgage Loan (as defined in the 2003 TOP9 PSA), only for the following purposes (the following not constituting an order of priority):

            (i) to make distributions to Class TN Certificateholders on each Distribution Date pursuant to Section 6.5A or 10.1, as applicable;

            (ii) to pay itself any investment earnings on amounts on deposit in the 1290 AOTA Distribution Account and to pay to the Trustee the Trustee Fee;

            (iii) to reimburse the Trustee for unreimbursed Advances made by it (with its own funds) with respect to the 1290 AOTA Mortgage Loan, the Trustee's rights to reimbursement pursuant to this clause (iii) with respect to any 1290 AOTA P&I Advance being limited to amounts that represent Late Collections of interest and principal in respect of the 1290 AOTA Mortgage Loan (as allocable thereto pursuant to the Loan Documents) and the Trustee's rights to reimbursement pursuant to this clause (iii) with respect to any 1290 AOTA Servicing Advance being limited to amounts that represent related payments, 1290 AOTA Liquidation Proceeds, 1290 AOTA Insurance Proceeds, 1290 AOTA Condemnation Proceeds and 1290 AOTA REO Incomes (as allocable thereto pursuant to the Loan Documents);

            (iv) to reimburse the Trustee out of any collections in respect of the 1290 AOTA Mortgage Loan or REO Mortgage Loan (as defined in the 2003 TOP9 PSA) (as allocable thereto pursuant to the Loan Documents), for any unreimbursed Advances made by the Trustee (with its own funds) with respect to the 1290 AOTA Mortgage Loan that the Trustee has determined are a 1290 AOTA Nonrecoverable Servicing Advance or a 1290 AOTA Nonrecoverable P&I Advance;

            (v) to pay the Trustee any interest accrued and payable in accordance with Section 4.2A or Section 4.1A(c) on any Advance made thereby, the Trustee's right to payment pursuant to this clause (v) with respect to interest on any such Advance being permitted to be satisfied
      (A) first, out of late payment charges and default interest collected on or in respect of the 1290 AOTA Mortgage Loan (as allocable thereto pursuant to the Loan Documents) during the Collection Period in which such Advance is reimbursed, and (B) then, to the extent that such late payment charges and Default Interest described in the immediately preceding clause
      (A) are insufficient, but only at the same time or after such Advance is or has been reimbursed, out of any collections in respect of the 1290 AOTA Mortgage Loan or REO Mortgage Loan (as defined in the 2003 TOP9 PSA) (as allocable thereto pursuant to the Loan Documents);

            (vi) to pay the Depositor, the Trustee, the Paying Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the 1290 AOTA Mortgage Loan or the Mortgaged Property, its allocable share of any amounts payable or reimbursable to any such Person pursuant to Section 7.6, Section 7.11(a),
      Section 7.12 and/or Section 12.5, as applicable;

            (vii) to pay, out of general collections on the 1290 AOTA Mortgage Loan or the REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement), for the cost of the Opinions of Counsel sought (A) by the Paying Agent as contemplated by Section 12.1(j), or (B) by the Trustee as contemplated by Section 13.3 in connection with any amendment to this Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of the Class TN Certificateholders;

            (viii) to pay any federal, state and local taxes imposed on the Class TN REMIC, its assets and/or transactions, together with all incidental costs and expenses, to the extent required to be borne by the Class TN REMIC, as provided in this Agreement;

            (ix) to pay for the cost of the Paying Agent's or the Trustee's, as applicable, obtaining any information regarding the 1290 AOTA Mortgage Loan and/or the Mortgaged Property that is not included in the standard reports provided by the 2003-TOP9 Master Servicer or otherwise under the 2003-TOP9 Pooling and Servicing Agreement and that is required by the Paying Agent or the Trustee, as applicable, to perform its respective duties under this Agreement or satisfy its respective fiduciary obligations to Class TN Certificateholders;

            (x) to reimburse the Trustee and the Paying Agent for any costs and expenses incurred by it if it is terminated without cause, to the extent such costs and expenses are allocable to the 1290 AOTA Mortgage Loan;

            (xi) to pay, out of general collections on the 1290 AOTA Mortgage Loan or the REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement), any amounts payable by the Trustee, as holder of the related Mortgage Note, to third parties pursuant to the 1290 AOTA Intercreditor Agreement or the 2003-TOP9 Pooling and Servicing Agreement; and

            (xii) to clear and terminate the 1290 AOTA Distribution Account at the termination of this Agreement pursuant to Section 10.2.

            If at any time any amount is deposited in the 1290 AOTA Distribution Account in error, the Paying Agent is authorized to withdraw such amount and appropriately apply it for its intended purpose or otherwise pay it to the party entitled thereto.

            Section 5.3B Mall at Millenia B Note Distribution Account

            The Paying Agent shall establish and maintain a segregated trust account (the "Mall at Millenia B Note Distribution Account"), to be held on behalf of the Trustee in trust for the benefit of the Class MM Certificateholders. The Mall at Millenia B Note Distribution Account shall be an Eligible Account. Funds in the Mall at Millenia B Note Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Paying Agent in Eligible Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than the Distribution Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, Class MM Certificates." None of the Depositor, the Trustee, the related Mortgagor, the Master Servicer or the Special Servicer shall be liable for any loss incurred on such Eligible Investments. An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Mall at Millenia B Note Distribution Account out of its own funds immediately as realized. If the Paying Agent deposits in or transfers to the Mall at Millenia B Note Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Mall at Millenia B Note Distribution Account any provision herein to the contrary notwithstanding.

            The Paying Agent shall deposit into the Mall at Millenia B Note Distribution Account, on the Business Day received, the Mall at Millenia B Note Remittance Amount, including Mall at Millenia B Note Interest Advances, remitted by the Master Servicer pursuant to this Agreement and the Mall at Millenia Intercreditor Agreement. The Paying Agent shall make withdrawals from the Mall at Millenia B Note Distribution Account, out of payments and other collections received by it with respect to the Mall at Millenia B Note or any successor REO Mortgage Loan, only for the following purposes:

            (i) to make distributions to Class MM Certificateholders on each Distribution Date pursuant to Section 6.5B or 10.1, as applicable;

            (ii) to pay itself any investment earnings on amounts on deposit in the Mall at Millenia B Note Distribution Account and to pay to the Trustee the Trustee Fee with respect to the Mall at Millenia B Note;

            (iii) to reimburse the Trustee for unreimbursed Advances made by it (with its own funds) with respect to the Mall at Millenia B Note, the Trustee's right to reimbursement pursuant to this clause (iii) with respect to any Mall at Millenia B Note Interest Advances being limited to amounts that represent Late Collections of interest and principal in respect of the Mall at Millenia B Note (as allocable thereto pursuant to the Loan Documents) and the Trustee's right to reimbursement pursuant to this clause (iii) with respect to any Servicing Advance allocable to the Mall at Millenia B Note being limited to amounts that represent related payments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Income (each as allocable to thereto pursuant to the Loan Documents);

            (iv) to reimburse the Trustee out of any collections in respect of the Mall at Millenia B Note or REO Mortgage Loan (as allocable thereto pursuant to the Loan Documents), for any unreimbursed Advances made by the Trustee (with its own funds) with respect to the Mall at Millenia B Note that the Trustee has determined are a Nonrecoverable Advance;

            (v) to pay the Trustee any interest accrued and payable in accordance with Section 4.1A or Section 4.2 on any Advance made thereby, the Trustee's right to payment pursuant to this clause (v) with respect to interest on any such Advance being permitted to be satisfied (A) first, out of late payment charges and default interest collected on or in respect of the Mall at Millenia B Note (as allocable thereto pursuant to the Loan Documents) during the Collection Period in which such Advance is reimbursed, and (B) then, to the extent that such late payment charges and Default Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance is or has been reimbursed, out of any collections in respect of the Mall at Millenia B Note or REO Mortgage Loan (as allocable thereto pursuant to the Loan Documents);

            (vi) to pay the Depositor, the Trustee, the Paying Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mall at Millenia B Note or the Mortgaged Property, any amounts payable or reimbursable to any such Person pursuant to Section 7.6, Section 7.11(a), Section 7.12 and/or Section 12.5, as applicable;

            (vii) to pay, out of general collections on the Mall at Millenia B Note or the REO Property, for the cost of the Opinions of Counsel sought
      (A) by the Paying Agent as contemplated by Section 12.1(j), or (B) by the Trustee as contemplated by Section 13.3 in connection with any amendment to this Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of the Class MM Certificateholders;

            (viii) to pay any federal, state and local taxes imposed on the Class MM REMIC, its assets and/or transactions, together with all incidental costs and expenses, to the extent required to be borne by the Class MM REMIC, as provided in this Agreement;

            (ix) to pay for the cost of the Paying Agent's or the Trustee's, as applicable, obtaining any information regarding the Mall at Millenia B Note and/or the Mortgaged Property that is not included in the standard reports provided by the Master Servicer or otherwise under this Agreement and that is required by the Paying Agent or the Trustee, as applicable, to perform its respective duties under this Agreement or satisfy its respective fiduciary obligations to Class MM Certificateholders;

            (x) to reimburse the Trustee and the Paying Agent for any costs and expenses incurred by it if it is terminated without cause;

            (xi) to pay, out of general collections on the Mall at Millenia B Note or the REO Property, any amounts payable by the Trustee, as holder of the related Mortgage Note, to third parties pursuant to the Mall at Millenia Intercreditor Agreement or this Agreement; and

            (xii) to clear and terminate the Mall at Millenia B Note Distribution Account at the termination of this Agreement pursuant to
      Section 10.2.

            If at any time any amount is deposited in the Mall at Millenia B Note Distribution Account in error, the Paying Agent is authorized to withdraw such amount and appropriately apply it for its intended purpose or otherwise pay it to the party entitled thereto.

            Section 5.4 Paying Agent Reports

            (a) On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Paying Agent by the Master Servicer (no later than 2:00 p.m., New York City time on the Report Date), the Paying Agent shall make available to any interested party via its internet website initially located at "www.ctslink.com/cmbs" (the "Paying Agent's Website"), (i) the Monthly Certificateholders Report (substantially in the form of Exhibit M), (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I which report may be included as part of the Monthly Certificateholders Report, (iii) the Loan Periodic Update File, Loan Setup File, Bond Level File and the Collateral Summary File, (iv) the supplemental reports set forth in paragraph (b) of the definition of Unrestricted Servicer Reports and (v) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Final Prospectus Supplement and this Agreement.

            In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Paying Agent in accordance herewith, the Paying Agent shall make available via the Paying Agent's Website, on a restricted basis, the Restricted Servicer Reports (including the Property File on or prior to each Distribution Date, commencing in July 2003). The Paying Agent shall provide access to the Restricted Servicer Reports, upon request, to each Certificateholder and any prospective Certificateholder or Certificate Owner, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, the Operating Adviser and the Mall at Millenia Other Operating Adviser, if any, the Placement Agent, the holder of any Serviced Companion Loan and any Certificate Owner upon receipt (which may be in electronic form) from such Person of an Investor Certificate in the form of Exhibit Y-1, and any other Person upon the direction of the Depositor, the Placement Agent or any Underwriter. For assistance with the above-mentioned Paying Agent services, Certificateholders or any party hereto may initially call 301-815-6600.

            The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Paying Agent's Website and assumes no responsibility therefor. The Paying Agent shall be entitled to conclusively rely on any information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify such information and the Paying Agent may disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source. In connection with providing access to the Paying Agent's Website, the Paying Agent, may require registration and the acceptance of a disclaimer. None of the Master Servicer, the Special Servicer, any Primary Servicer or the Paying Agent shall be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Paying Agent may otherwise have in the performance of its duties hereunder.

            (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder (or holder of a Serviced Companion Loan, solely with respect to the related Serviced Loan Pair) that is a savings association, bank, or insurance company, the Paying Agent shall provide (to the extent in its possession) to each such Certificateholder (or holder of a Serviced Companion Loan) such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder (or holder of a Serviced Companion Loan, solely with respect to the related Serviced Loan Pair) may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Paying Agent shall be entitled to be reimbursed by such Certificateholder (or holder of a Serviced Companion Loan, solely with respect to the related Serviced Loan Pair) for the Paying Agent's actual expenses incurred in providing such reports and access.

            (c) Upon written request, the Paying Agent shall send to each Person who at any time during the calendar year was a Certificateholder of record, customary information as the Paying Agent deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

            (d) Reserved.

            (e) The Paying Agent shall afford the Rating Agencies, the Depositor, the Master Servicer, the Special Servicer, the Primary Servicers, the Trustee, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), any Certificateholder, the holder of any Serviced Companion Loan (solely with respect to the related Serviced Loan Pair), prospective Certificate Owner or any Person reasonably designated by the Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Paying Agent.

            (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), the holder of any Serviced Companion Loan (solely with respect to the related Serviced Loan Pair), the Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (g) The Paying Agent shall make available at its Corporate Trust Office (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any prospective Certificate Owner, the Underwriters, each Rating Agency, the Special Servicer, the Depositor and the holder of any Serviced Companion Loan (solely with respect to the related Serviced Loan Pair), originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the Trustee in respect of each Mortgaged Property and REO Property, (ii) the most recent Mortgaged Property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent, and (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

            Section 5.4A Statements to Certificateholders; Certain Other Reports Regarding the 1290 AOTA Mortgage Loan

            Based solely (subject to Section 6.12) on information provided to the Paying Agent by the 2003-TOP9 Master Servicer monthly in accordance with the 2003-TOP9 Pooling and Servicing Agreement in an electronic form mutually acceptable to the Paying Agent and the 2003-TOP9 Master Servicer, the Paying Agent shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically via its internet website initially located at www.ctslink.com/cmbs to the Depositor and its designees, each party to this Agreement, the Placement Agent, the Depository, each Class TN Certificateholder, the Class TN Certificateholder Representative (if any) and, upon their written request to the Paying Agent, any Class TN Certificate Owners of the Book-Entry Certificates who provides the Paying Agent with a certification in the form of Exhibit Y-2 hereto or any Prospective Purchaser who provides the Paying Agent with a certification in the form of Exhibit Y-2 hereto, a statement, substantially in the form of Exhibit M hereto (the "Paying Agent Report"), in respect of the distribution made on such Distribution Date setting forth, among other things:

            (i) the amount of distributions, if any, made on such Distribution Date to the Holders of the Class TN Certificates that were applied to reduce the Aggregate Principal Balance thereof;

            (ii) the amount of distributions, if any, made on such Distribution Date to the Holders of the Class TN Certificates allocable to 1290 AOTA Accrued Certificate Interest, and Yield Maintenance Charges;

            (iii) the 1290 AOTA Available Distribution Amount for such Mall at Millenia B Note Distribution Date;

            (iv) the amount of any 1290 AOTA P&I Advance made in respect of the 1290 AOTA A/B Loan for the immediately preceding Distribution Date (and the portion thereof allocable to the 1290 AOTA Mortgage Loan);

            (v) the aggregate amount of (A) unreimbursed 1290 AOTA P&I Advances in respect of the 1290 AOTA Mortgage Loan (and the aggregate amount of interest accrued and payable thereon) as of the close of business on the immediately preceding Determination Date and (B) unreimbursed 1290 AOTA Servicing Advances in respect of the 1290 AOTA A/B Loan (and the aggregate amount of interest accrued and payable thereon) outstanding as of the close of business on the immediately preceding Determination Date;

            (vi) the unpaid principal balance of the 1290 AOTA Mortgage Loan as of the close of business on the immediately preceding Determination Date;

            (vii) the unpaid principal balance of the 1290 AOTA Companion Loans outstanding as of the close of business on the immediately preceding Determination Date;

            (viii) if the 1290 AOTA Mortgage Loan is delinquent, whether (A) it is delinquent one month, (B) it is delinquent two months, (C) it is delinquent three or more months, (D) foreclosure proceedings have been commenced, or (E) to the knowledge of the Paying Agent, bankruptcy proceedings have commenced in respect of the related Mortgagor;

            (ix) if the 1290 AOTA Mortgage Loan is in material default, (A) whether a notice of acceleration has been sent to the related Mortgagor and, if so, the date of such notice, (B) whether a "Phase I" environmental assessment of the Mortgaged Property has been performed as contemplated by the 2003-TOP9 Pooling and Servicing Agreement and (C) a brief description of the status of any foreclosure or bankruptcy proceedings or any workout or loan modification negotiations with the Mortgagor;

            (x) if a Liquidation Event (as defined in the 2003-TOP9 Pooling and Servicing Agreement) occurred during the related Collection Period with respect to the 1290 AOTA Mortgage Loan or the Mortgaged Property (other than a payment in full), (A) a brief description of the nature of the Liquidation Event (as defined in the 2003-TOP9 Pooling and Servicing Agreement) and (B) a statement regarding the aggregate amount of Liquidation Proceeds and other amounts received in connection with such Liquidation Event (as defined in the 2003-TOP9 Pooling and Servicing Agreement) (separately identifying the portion thereof allocable to distributions on the Class TN Certificates);

            (xi) if the related Mortgaged Property has become REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement) as of the close of business on the related Determination Date, the book value of the related Mortgaged Property and the amount of income and other amounts, if any, received with respect to such Mortgaged Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Class TN Certificates), and, if available, the appraised value of such Mortgaged Property as expressed in the most recent appraisal thereof and the date of such appraisal;

            (xii) the Principal Balance (as defined in the 2003-TOP9 Pooling and Servicing Agreement) of the 1290 AOTA Mortgage Loan immediately after such Distribution Date;

            (xiii) the 1290 AOTA Accrued Certificate Interest in respect of the Class TN Certificates for such Distribution Date;

            (xiv) any unpaid 1290 AOTA Accrued Certificate Interest in respect of the Class TN Certificates after giving effect to the distributions made on such Distribution Date;

            (xv) the Aggregate Principal Balance of the Class TN Certificates immediately before and immediately after such Distribution Date;

            (xvi) the aggregate amount of interest on Advances in respect of the 1290 AOTA Mortgage Loan paid to the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer and/or the Trustee during the related Collection Period;

            (xvii) any related Appraisal Reduction (as defined in the 2003-TOP9 Pooling and Servicing Agreement) Amount (as defined in the 2003-TOP9 Pooling and Servicing Agreement) (including an itemized calculation thereof) in respect of the 1290 AOTA Mortgage Loan as of the related Determination Date; and

            (xviii) the aggregate amount of servicing compensation in respect of the 1290 AOTA Mortgage Loan (separately identifying the amount of each category of compensation) paid to the 2003-TOP9 Master Servicer and the 2003-TOP9 Special Servicer during the related Collection Period.

            On each Distribution Date, the Paying Agent shall also provide or make available electronically via its internet website to each Person who is or becomes entitled to the Paying Agent Report, each of the CMSA Reports (as defined in the 2003-TOP9 Pooling and Servicing Agreement) delivered to it by the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer, as well as the CMSA Bond Level File and the Collateral Summary File prepared by the Paying Agent, or otherwise in accordance with the direction of the Depositor. The Paying Agent shall not be responsible for the accuracy or completeness of any information supplied to it by the related Mortgagor or a third party that is included in any reports, statements, materials or information prepared or provided by the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer, as applicable. The Paying Agent shall have no obligation to verify the accuracy or completeness of any information provided by the related Mortgagor or a third party.

            The foregoing reports shall be made available by the Paying Agent via the Paying Agent's internet website and so long as the Class TN Certificates are held by a single Holder, the Paying Agent shall also send such reports to such Holder electronically as directed by such Holder in writing. All the foregoing reports will be accessible only on a restricted basis and after its receipt from the Person(s) seeking access of a confirmation executed by the requested Person substantially in the form of Exhibit Y hereto. The Paying Agent's internet website will initially be located at www.ctslink.com/cmbs. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the Paying Agent for which it is not the original source. The Paying Agent may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet websites. The Paying Agent shall not be liable for the dissemination of information in accordance with this Agreement.

            Within a reasonable period of time after the end of each calendar year, upon request, the Paying Agent shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Class TN Certificateholder a statement summarizing on an annual basis (if appropriate) the distributions of interest and Yield Maintenance Charges, and principal to such Person and such other customary information as the Paying Agent reasonably deems necessary or desirable for Class TN Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Class TN Certificates, if applicable. The obligations of the Paying Agent in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code from time to time in force.

            As soon as practicable following the request of any Certificateholder in writing, the Paying Agent shall furnish to such Class TN Certificateholder such information regarding the 1290 AOTA Mortgage Loan and the Mortgaged Property as such Class TN Certificateholder may reasonably request and as has been furnished to, or may otherwise be in the possession of, the Paying Agent. If in connection with such request, the Paying Agent procures such information regarding the 1290 AOTA Mortgage Loan and the related Mortgaged Property, any reasonable expenses incurred by the Paying Agent related to such procurement shall be borne by such Class TN Certificateholder, including any amounts charged by the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer under the 2003-TOP9 Pooling and Servicing Agreement to provide such information to the Paying Agent.

            If any Class TN Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in Section 5.4A(a) and Section 5.4A(b) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class TN Certificates, then the Paying Agent shall forward such statements, reports and/or other written information to such Class TN Certificate Owner, or make them available as provided above, upon the request of such Class TN Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Class TN Certificate Owner's ownership interest in the form of Exhibit Y hereto). Such portion of such information as may be agreed upon by the party requesting such information and the Paying Agent shall be furnished to any such Person via overnight courier delivery or telecopy from the Paying Agent; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

            Section 5.4B Statements to Certificateholders; Certain Other Reports Regarding the Mall at Millenia B Note

            The Paying Agent, solely based on information provided to the Paying Agent by the Master Servicer, shall prepare (or cause to be prepared) and, on each Mall at Millenia B Note Distribution Date, provide or make available electronically via its internet website initially located at www.ctslink.com/cmbs to the Depositor and its designees, each party to this Agreement, the Placement Agent, the Depository, each Class MM Certificateholder, the Class MM Certificateholder Representative (if any) and, upon their written request to the Paying Agent, any Class MM Certificate Owners of the Book-Entry Certificates who provide the Paying Agent with a certification in the form of Exhibit Y-3 hereto or any Prospective Purchaser who provides the Paying Agent with a certification in the form of Exhibit Y-3 hereto, a statement, substantially in the form of Exhibit M hereto (the "Paying Agent Report"), in respect of the distribution made on such Mall at Millenia B Note Distribution Date setting forth, among other things:

            (i) the amount of distributions, if any, made on such Mall at Millenia B Note Distribution Date to the Holders of the Class MM Certificates that were applied to reduce the Aggregate Principal Balance thereof;

            (ii) the amount of distributions, if any, made on such Mall at Millenia B Note Distribution Date to the Holders of the Class MM Certificates allocable to Accrued Certificate Interest, and Yield Maintenance Charges;

            (iii) the Mall at Millenia B Note Available Distribution Amount for such Mall at Millenia B Note Distribution Date;

            (iv) the amount of any Mall at Millenia B Note Interest Advance made in respect of the Mall at Millenia B Note for the immediately preceding Mall at Millenia B Note Distribution Date and the amount of principal and interest advances made with respect to the Mall at Millenia Pari Passu Loan and Mall at Millenia Companion Loan;

            (v) the aggregate amount of (A) unreimbursed Mall at Millenia B Note Interest Advances in respect of the Mall at Millenia B Note and unreimbursed principal and interest advances made with respect to the Mall at Millenia Pari Passu Loan and Mall at Millenia Companion Loan (and the aggregate amount of interest accrued and payable thereon) as of the close of business on the immediately preceding Mall at Millenia B Note Determination Date and (B) unreimbursed Servicing Advances in respect of the Mall at Millenia A/B Loan (and the aggregate amount of interest accrued and payable thereon) outstanding as of the close of business on the immediately preceding Mall at Millenia B Note Determination Date;

            (vi) the unpaid principal balance of the Mall at Millenia B Note as of the close of business on the immediately preceding Mall at Millenia B Note Determination Date;

            (vii) the unpaid principal balance of the Mall at Millenia A Notes outstanding as of the close of business on the immediately preceding Mall at Millenia B Note Determination Date;

            (viii) if the Mall at Millenia B Note is delinquent, whether (A) it is delinquent one month, (B) it is delinquent two months, (C) it is delinquent three or more months, (D) foreclosure proceedings have been commenced, or (E) to the knowledge of the Paying Agent, bankruptcy proceedings have commenced in respect of the related Mortgagor;

            (ix) if the Mall at Millenia B Note is in material default, (A) whether a notice of acceleration has been sent to the related Mortgagor and, if so, the date of such notice, (B) whether a "Phase I" environmental assessment of the Mortgaged Property has been performed and (C) a brief description of the status of any foreclosure or bankruptcy proceedings or any workout or loan modification negotiations with the Mortgagor;

            (x) if a Liquidation Event occurred during the related Collection Period with respect to the Mall at Millenia Mortgage Loan or the Mortgaged Property (other than a payment in full), (A) a brief description of the nature of the Liquidation Event and (B) a statement regarding the aggregate amount of Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Class MM Certificates);

            (xi) if the related Mortgaged Property has become REO Property as of the close of business on the related Mall at Millenia B Note Determination Date, the book value of the related Mortgaged Property and the amount of income and other amounts, if any, received with respect to such Mortgaged Property during the related Mall at Millenia B Note Collection Period (separately identifying the portion thereof allocable to distributions on the Class MM Certificates), and, if available, the appraised value of such Mortgaged Property as expressed in the most recent appraisal thereof and the date of such appraisal;

            (xii) the Principal Balance of the Mall at Millenia B Note immediately after such Mall at Millenia B Note Distribution Date;

            (xiii) the Mall at Millenia B Note Accrued Certificate Interest in respect of the Class MM Certificates for such Mall at Millenia B Note Distribution Date;

            (xiv) any unpaid Mall at Millenia B Note Accrued Certificate Interest in respect of the Class MM Certificates after giving effect to the distributions made on such Mall at Millenia B Note Distribution Date;

            (xv) the Aggregate Principal Balance of the Class MM Certificates immediately before and immediately after such Mall at Millenia B Note Distribution Date;

            (xvi) the aggregate amount of interest on Advances in respect of the Mall at Millenia B Note paid to the Master Servicer, the Special Servicer and/or the Trustee during the related Mall at Millenia B Note Collection Period;

            (xvii) any related Appraisal Reduction Amount (including an itemized calculation thereof) in respect of the Mall at Millenia B Note as of the related Mall at Millenia B Note Determination Date; and

            (xviii) the aggregate amount of servicing compensation in respect of the Mall at Millenia B Note (separately identifying the amount of each category of compensation) paid to the Master Servicer and the Special Servicer during the related Mall at Millenia B Note Collection Period.

            On each Mall at Millenia B Note Distribution Date, the Paying Agent shall also provide or make available electronically via its internet website to each Person who is or becomes entitled to the Paying Agent Report, each of the CMSA Reports delivered to it by the Master Servicer or the Special Servicer, as well as the CMSA Bond Level File and the Collateral Summary File prepared by the Paying Agent, or otherwise in accordance with the direction of the Depositor. The Paying Agent shall not be responsible for the accuracy or completeness of any information supplied to it by the related Mortgagor or a third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Paying Agent shall have no obligation to verify the accuracy or completeness of any information provided by the related Mortgagor or a third party.

            The foregoing reports shall be made available by the Paying Agent via the Paying Agent's internet website and so long as the Class MM Certificates are held by a single Holder, the Paying Agent shall also send such reports to such Holder electronically as directed by such Holder in writing. All the foregoing reports will be accessible only on a restricted basis and after its receipt from the Person(s) seeking access of a confirmation executed by the requested Person substantially in the form of Exhibit Y hereto. The Paying Agent's internet website will initially be located at www.ctslink.com/cmbs. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the Paying Agent for which it is not the original source. The Paying Agent may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet websites. The Paying Agent shall not be liable for the dissemination of information in accordance with this Agreement.

            Within a reasonable period of time after the end of each calendar year, upon request, the Paying Agent shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Class MM Certificateholder a statement summarizing on an annual basis (if appropriate) the distributions of interest and Yield Maintenance Charges, and principal to such Person and such other customary information as the Paying Agent reasonably deems necessary or desirable for Class MM Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Class MM Certificates, if applicable. The obligations of the Paying Agent in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code from time to time in force.

            As soon as practicable following the request of any Certificateholder in writing, the Paying Agent shall furnish to such Class MM Certificateholder such information regarding the Mall at Millenia B Note and the Mortgaged Property as such Class MM Certificateholder may reasonably request and as has been furnished to, or may otherwise be in the possession of, the Paying Agent. If in connection with such request, the Paying Agent procures such information regarding the Mall at Millenia B Note and the related Mortgaged Property, any reasonable expenses incurred by the Paying Agent related to such procurement shall be borne by such Class MM Certificateholder, including any amounts charged by the Master Servicer or the Special Servicer under this Agreement to provide such information to the Paying Agent.

            If any Class MM Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in Section 5.4A(a) and Section 5.4A(b) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class MM Certificates, then the Paying Agent shall forward such statements, reports and/or other written information to such Class MM Certificate Owner, or make them available as provided above, upon the request of such Class MM Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Class MM Certificate Owner's ownership interest in the form of Exhibit Y hereto). Such portion of such information as may be agreed upon by the party requesting such information and the Paying Agent shall be furnished to any such Person via overnight courier delivery or telecopy from the Paying Agent; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

            Section 5.5 Paying Agent Tax Reports

            The Paying Agent shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool and the Class EI Grantor Trust under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority, as applicable. Consistent with this Pooling and Servicing Agreement, the Paying Agent shall provide or cause to be provided (i) to the United States Department of Treasury or other Persons (including, but not limited to, the Transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and
(ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Master Servicer shall on a timely basis provide the Paying Agent with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool and the Class EI Grantor Trust as the Paying Agent may reasonably request from time to time. The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans in order for the Master Servicer to comply with its obligations under this Section 5.5. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information.

                                   ARTICLE VI

                                  DISTRIBUTIONS

            Section 6.1 Distributions Generally

            Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Paying Agent shall (1) first, withdraw from the Distribution Account and pay to the Trustee any unpaid expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the Paying Agent, any unpaid expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of the Master Servicer, withdraw from the Distribution Account and pay to the Master Servicer, the Primary Servicers and the Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicer from the Certificate Account), and (2) second, make distributions in the manner and amounts set forth below.

            Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Paying Agent on or prior to the related Record Date (or upon standing instructions given to the Paying Agent on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Paying Agent five days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) remittances to the Paying Agent shall be made by wire transfer of immediately available funds to the Distribution Account; Mall at Millenia B Note Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Paying Agent in a notice delivered to Certificateholders pursuant to
Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

            Section 6.2 Early Defeasance Loan REMIC and REMIC I

            (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the Early Defeasance Loan REMIC Regular Interest, for the following purposes and in the following order of priority:

            (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to the Early Defeasance Loan or related REO Property, Distributable Certificate Interest to the Early Defeasance Loan REMIC Regular Interest;

            (ii) from the portion of the Available Distribution Amount, attributable to principal collected or deemed collected on or with respect to the Early Defeasance Loan or related REO Property, principal to the Early Defeasance Loan REMIC Regular Interest, until the Certificate Balance thereof is reduced to zero;

            (iii) any remaining funds with respect to the Early Defeasance or related REO Property, to reimburse any Realized Losses previously allocated to the Early Defeasance Loan REMIC Regular Interest, plus interest on such Realized Losses at the ED Net Mortgage Rate previously allocated thereto; and

            (iv) thereafter, to the Class R-I Certificateholders with respect to the Class R-ED Residual Interest, at such time as the Certificate Balance of the Early Defeasance Loan REMIC Regular Interest has been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holder of the Early Defeasance Loan REMIC Regular Interest, any amounts remaining with respect to the Early Defeasance Loan or related REO Property.

            (b) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

            (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Majority Mortgage Loan or related REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

            (ii) from the portion of the Available Distribution Amount, attributable to principal collected or deemed collected on or with respect to each Majority Mortgage Loan or related REO Property, principal to the Corresponding REMIC I Regular Interest, until the Certificate Balance thereof is reduced to zero;

            (iii) any remaining funds with respect to each Majority Mortgage Loan or related REO Property, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such Realized Losses at the related REMIC I Net Mortgage Rate previously allocated thereto; and

            (iv) thereafter, to the Class R-I Certificateholders with respect to the Class R-I Residual Interest, at such time as the Certificate Balance of all Classes of REMIC I Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC I Regular Interests, any amounts remaining with respect to each Majority Mortgage Loan or related REO Property.

            Section 6.3 REMIC II

            (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC II Regular Interests, for the following purposes and in the following order of priority:

            (i) an amount equal to Distributable Certificate Interest for the Class A-1 Certificates, Class A-2 Certificates, Class X-1 Certificates and Class X-2 Certificates to the REMIC II Regular Interests, divided among such REMIC II Regular Interests in proportion to (x) in the case of the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-1D, REMIC II Regular Interest A-1E, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, the Accrued Certificate Interest thereon for such Distribution Date and (y) in the case of REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest E, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, the product of (1) the Certificate Balance of such Interest and (2) one-twelfth of the sum of the related Class X-1 Strip Rate and the related Class X-2 Strip Rate (if any);

            (ii) an amount equal to the Principal Distribution Amount for the Class A-1, Class A-2 Certificates, to the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-1D and REMIC II Regular Interest A-1E, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C and REMIC II Regular Interest A-2D, in reduction of the Certificate Balances thereof, divided among such REMIC II Regular Interests as follows: (A) with respect to amounts equal to the Principal Distribution Amount for the Class A-1 Certificates, to REMIC II Regular Interest A-1A until the Certificate Balance of REMIC II Regular Interest A-1A is reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-1A, to REMIC II Regular Interest A-1B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interest A-1A), until the Certificate Balance of REMIC II Regular Interest A-1B has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-1B, to REMIC II Regular Interest A-1C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-1A and A-1B), until the Certificate Balance of REMIC II Regular Interest A-1C has been reduced to zero and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-1C, to REMIC II Regular Interest A-1D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-1A, A-1B and A-1C), until the Certificate Balance of REMIC II Regular Interest A-1D has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-2D, to REMIC II Regular Interest A-1E, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-1A, A-1B, A-1C and A-1D), until the Certificate Balance of REMIC II Regular Interest A-1E has been reduced to zero and (B) with respect to amounts equal to the Principal Distribution Amount for the Class A-2 Certificates, to REMIC II Regular Interest A-2A, until the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-1A, A-1B, A-1C, A-1D and A-1E), until the Certificate Balance of REMIC II Regular Interest A-2A has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-2A, to REMIC II Regular Interest A-2B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-1A, A-1B, A-1C, A-1D, A-1E and A-2A), until the Certificate Balance of REMIC II Regular Interest A-2B has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-2B, to REMIC II Regular Interest A-2C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-1A, A-1B, A-1C, A-1D, A-1E, A-2A and A-2B), until the Certificate Balance of REMIC II Regular Interest A-2C has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-2C, and to REMIC II Regular Interest A-2D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-1A, A-1B, A-1C, A-1D, A-1E, A-2A, A-2B and A-2C), until the Certificate Balance of REMIC II Regular Interest A-2D has been reduced to zero;

            (iii) to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-1D, REMIC II Regular Interest A-1E, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest E, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, pro rata on the basis of their respective entitlements to reimbursement described in this clause (iii), to reimburse any Realized Interest Losses previously allocated to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-1D, REMIC II Regular Interest A-1E, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest E, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, and in the case of all such Interests other than the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-1D, REMIC II Regular Interest A-1E, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C and REMIC II Regular Interest A-2D, as a result of the allocation of Realized Interest Losses to the Class X Certificates, and in the case of all such Interests, inclusive of one month's interest at the applicable Pass-Through Rate on such Realized Interest Losses;

            (iv) to REMIC II Regular Interest B-1 and REMIC II Regular Interest B-2, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date, divided among such REMIC II Regular Interests in proprortion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

            (v) upon payment in full of the Certificate Balance of REMIC II Regular Interest A-2D, to the REMIC II Regular Interest B-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest B has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest B-1, to REMIC II Regular Interest B-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest B-2 has been reduced to zero;

            (vi) to REMIC II Regular Interest B-1 and REMIC II Regular Interest B-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses, pro rata, on the basis of their respective entitlements to reimbursement;

            (vii) to REMIC II Regular Interest C-1, REMIC II Regular Interest C-2 and REMIC II Regular Interest C-3, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date, divided among such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

            (viii) upon payment in full of the Certificate Balance of REMIC II Regular Interest B-2, to REMIC II Regular Interest C-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest C-1 has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest C-1, to REMIC II Regular Interest C-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest C-2 has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest C-2, to REMIC II Regular Interest C-3, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest C-3 has been reduced to zero;

            (ix) to REMIC II Regular Interest C-1, REMIC II Regular Interest C-2 and REMIC II Regular Interest C-3 to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

            (x) to REMIC II Regular Interest D-1 and REMIC II Regular Interest D-2, the remainder of the Distributable Certificate Interest for such Interests for such Distribution Date, divided between such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause
      (i) above;

            (xi) upon payment in full of the Certificate Balance of REMIC II Regular Interest C-3, to REMIC II Regular Interest D-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest D-1 has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest D-1, to REMIC II Regular Interest D-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest D-2 has been reduced to zero;

            (xii) to REMIC II Regular Interest D-1 and REMIC II Regular Interest D-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

            (xiii) to REMIC II Regular Interest E, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

            (xiv) upon payment in full of the Certificate Balance of REMIC II Regular Interest D-2, to REMIC II Regular Interest E, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest E has been reduced to zero;

            (xv) to REMIC II Regular Interest E, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xvi) to REMIC II Regular Interest F-1 and REMIC II Regular Interest F-2, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date, divided between such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

            (xvii) upon payment in full of the Certificate Balance of REMIC II Regular Interest E, to REMIC II Regular Interest F-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest F-1 has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest F-1, to REMIC II Regular Interest F-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest F-2 has been reduced to zero;

            (xviii) to REMIC II Regular Interest F-1 and REMIC II Regular Interest F-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses, pro rata, on the basis of their respective entitlements to reimbursements;

            (xix) to REMIC II Regular Interest G, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xx) upon payment in full of the Certificate Balance of REMIC II Regular Interest F-2, to REMIC II Regular Interest G, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest G has been reduced to zero;

            (xxi) to REMIC II Regular Interest G, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxii) to REMIC II Regular Interest H-1 and REMIC II Regular Interest H-2, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date between such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

            (xxiii) upon payment in full of the Certificate Balance of REMIC II Regular Interest G, to REMIC II Regular Interest H-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest H-1 has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest H-1, to REMIC II Regular Interest H-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest H-2 has been reduced to zero;

            (xxiv) to REMIC II Regular Interest H-1 and REMIC II Regular Interest H-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxv) to REMIC II Regular Interest J, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xxvi) upon payment in full of the Certificate Balance of REMIC II Regular Interest H-2, to REMIC II Regular Interest J, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest J has been reduced to zero;

            (xxvii) to REMIC II Regular Interest J, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxviii) to REMIC II Regular Interest K, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xxix) upon payment in full of the Certificate Balance of REMIC II Regular Interest J, to REMIC II Regular Interest K, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest K has been reduced to zero;

            (xxx) to REMIC II Regular Interest K, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxi) to REMIC II Regular Interest L, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xxxii) upon payment in full of the Certificate Balance of REMIC II Regular Interest K, to REMIC II Regular Interest L, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest L has been reduced to zero;

            (xxxiii) to REMIC II Regular Interest L, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxiv) to REMIC II Regular Interest M, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xxxv) upon payment in full of the Certificate Balance of REMIC II Regular Interest L, to REMIC II Regular Interest M, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest M has been reduced to zero;

            (xxxvi) to REMIC II Regular Interest M, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxvii) to REMIC II Regular Interest N, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xxxviii) upon payment in full of the Certificate Balance of REMIC II Regular Interest M, to REMIC II Regular Interest N, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest N has been reduced to zero;

            (xxxix) to REMIC II Regular Interest N, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xl) to REMIC II Regular Interest O, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xli) upon payment in full of the Certificate Balance of REMIC II Regular Interest N, to REMIC II Regular Interest O, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest O has been reduced to zero;

            (xlii) to REMIC II Regular Interest O, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses; and

            (xliii) thereafter, to the Class R-II Certificateholders at such time as the Certificate Balances of all Classes of REMIC II Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of REMIC II Regular Interests, any amounts remaining.

            Section 6.4 Reserved

            Section 6.5 REMIC III

            (a) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount (other than the amount attributable to Excess Liquidation Proceeds which shall be distributed in accordance with Section 6.5(b) and the amount attributable to Excess Interest which shall be distributed in accordance with Section 6.5(c)) in the following amounts and order of priority:

            (i) to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class X-1 Certificates and Class X-2 Certificates, Distributable Certificate Interest for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest payable to each such Class;

            (ii) to the Holders of the Class A-1 and Class A-2 in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution Date: (A) first to the Holders of the Class A-1 Certificates and the Class A-2 Certificates pro rata (with the Class A-1 allocation based upon the Certificate Balances of the Class A-1 Certificates divided by the sum of the Certificate Balances of the Class A-1 and Class A-2 Certificates, and the Class A-2 allocation based upon the Certificate Balance of the Class A-2 Certificates divided by the Certificate Balances of the Class A-1 and Class A-2 Certificates), until the Certificate Balance of the Class A-1 Certificates is reduced to zero; (B) second, upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates (after application of any amounts paid in clause (A) above), until the Certificate Balances of the Class A-2 Certificates has been reduced to zero;

            (iii) to the Holders of the Class A Certificates, Class X-1 Certificates and Class X-2 Certificates, pro rata (treating principal and interest losses separately), to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (iv) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date;

            (v) upon payment in full of the Certificate Balance of the Class A-2 Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class B Certificates has been reduced to zero;

            (vi) to the Holders of the Class B Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (vii) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date;

            (viii) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class C Certificates has been reduced to zero;

            (ix) to the Holders of the Class C Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (x) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date;

            (xi) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class D Certificates has been reduced to zero;

            (xii) to the Holders of the Class D Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xiii) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date;

            (xiv) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class E Certificates has been reduced to zero;

            (xv) to the Holders of the Class E Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xvi) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date;

            (xvii) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class F Certificates has been reduced to zero;

            (xviii) to the Holders of the Class F Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xix) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date;

            (xx) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxi) to the Holders of the Class G Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxii) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxiii) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxiv) to the Holders of the Class H Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxv) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxvi) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxvii) to the Holders of the Class J Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxviii) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxix) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxx) to the Holders of the Class K Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxi) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxii) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxiii) to the Holders of the Class L Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxiv) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxv) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class M Certificates has been reduced to zero;

            (xxxvi) to the Holders of the Class M Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxvii) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxviii) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class N Certificates has been reduced to zero;

            (xxxix) to the Holders of the Class N Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xl) to the Holders of the Class O Certificates, Distributable Certificate Interest for such Distribution Date;

            (xli) upon payment in full of the Certificate Balance of the Class N Certificates, to the Holders of the Class O Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class O Certificates has been reduced to zero;

            (xlii) to the Holders of the Class O Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses; and

            (xliii) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC III Regular Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC III Regular Certificates, any amounts remaining on deposit in the Distribution Account.

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all the Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all the Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Holders of the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Holders of the Class A-1 and Class A-2 Certificates, pro rata, based on the respective amounts of unreimbursed Realized Losses previously allocated to each such Class, plus one month's interest on such Realized Losses at the applicable Pass-Through Rate. Such distribution of the Principal Distribution Amount to the Holders of the Class A-1 and Class A-2 Certificates, respectively, shall be deemed to be made to REMIC II Regular Interests A-1A, A-1B, A-1C, A-1D and A-1E, and REMIC II Regular Interests A-2A, A-2B, A-2C and A-2D respectively, in the same order and priority as the distributions described in Section 6.3(a)(ii).

            (b) On each Distribution Date, the Paying Agent shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

            (i) first, from amounts in the Reserve Account with respect to all Mortgage Loans other than the 1290 AOTA Mortgage Loan and the Mall at Millenia B Note, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses previously allocated to them;

            (ii) second, upon the reduction of the Aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account, other than amounts with respect to the 1290 AOTA Mortgage Loan and the Mall at Millenia B Note, to the Special Servicer as additional Special Servicer Compensation;

            (iii) third, from amounts in the Reserve Account with respect to the Mall at Millenia B Note, to reimburse the Holders of the Class MM Certificates (in order of alphabetical class designation) for any, and to the extent of Realized Losses previously allocated to them;

            (iv) fourth, upon the reduction of the Aggregate Certificate Balance of the Class MM Certificates to zero, to pay any amounts remaining on deposit in such account with respect to the Mall at Millenia B Note to the Special Servicer as additional Special Servicer Compensation;

            (v) fifth, from amounts in the Reserve Account with respect to the 1290 AOTA Mortgage Loan, to reimburse the Holders of the Class TN Certificates (in order of alphabetical class designation) for any, and to the extent of Realized Losses previously allocated to them; and

            (vi) sixth, upon the reduction of the Aggregate Certificate Balance of the Class TN Certificates to zero, to pay any amounts remaining on deposit in such account with respect to the 1290 AOTA Mortgage Loan to the Special Servicer as additional Special Servicer Compensation.

            Amounts reimbursed pursuant to Section 6.5(b)(i), (iii) and (v) shall be deemed to be applied to reimbursement of Realized Losses previously allocated to the REMIC II Regular Interests and the REMIC I Regular Interests in the reverse order and priority as such Realized Losses were applied thereto.

            (c) On each Distribution Date, the Paying Agent shall withdraw from the Excess Interest Sub-account any Excess Interest on deposit therein, and the Paying Agent shall pay such Excess Interest on such Distribution Date to the Class EI Certificates.

            Section 6.5A Distributions on the Class TN Certificates

            (a) On each Distribution Date, the Paying Agent shall withdraw from the 1290 AOTA Distribution Account an amount equal to the 1290 AOTA Available Distribution Amount and shall distribute such amount (other than the amount attributable to Excess Liquidation Proceeds which shall be distributed in accordance with Section 6.5(b) and the amount attributable to Excess Interest which shall be distributed in accordance with Section 6.5(c)) in the following amounts and order of priority:

            (i) to pay interest to the Holders of the Class TN-A Certificates, up to an amount equal to all Accrued Certificate Interest in respect of the Class TN-A Certificates for the related Interest Accrual Period and, to the extent not previously paid to such Holders, for all prior Interest Accrual Periods;

            (ii) to pay principal, if any, to the Holders of the Class TN-A Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class TN-A Certificates for such Distribution Date and, to the extent not previously paid to such Holders, for all prior Distribution Dates (or, if the related Mortgaged Property has become an REO Property, up to an amount equal to the entire Aggregate Certificate Balance of the Class TN-A Certificates immediately prior to such Distribution Date);

            (iii) to pay, pro rata, to the Holders of the Class TN-A Certificates any Prepayment Premiums received in respect of the 1290 AOTA Mortgage Loan during or, to the extent not previously paid to such Holders, prior to the related Collection Period and allocable to the Class TN-A Certificates;

            (iv) to pay to the Holders of the Class TN-A Certificates any other amounts then due and payable under the 1290 AOTA Mortgage Loan, including reimbursements of cure payments on the 1290 AOTA Companion Loans, if applicable;

            (v) to pay interest to the Holders of the Class TN-B Certificates, up to an amount equal to all Accrued Certificates Interest in respect of the Class TN-B Certificates for the related Interest Accrual Period and, to the extent not previously paid to such Holders, for all prior Interest Accrual Periods;

            (vi) to pay principal, if any, to the Holders of the Class TN-B Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class TN-B Certificates for such Distribution Date and, to the extent not previously paid to such Holders, for all prior Distribution Dates (or, if the related Mortgaged Property has become an REO Property, up to an amount equal to the entire Aggregate Certificate Balance of the Class TN-B Certificates immediately prior to such Distribution Date);

            (vii) to pay, pro rata, to the Holders of the Class TN-B Certificates any Prepayment Premiums received in respect of the 1290 AOTA Mortgage Loan during or, to the extent not previously paid to such Holders, prior to the related Collection Period and allocable to the Class TN-B Certificates;

            (viii) to pay to the Holders of the Class TN-B Certificates any other amounts then due and payable under the 1290 AOTA Mortgage Loan, including reimbursements of cure payments on the 1290 AOTA Companion Loans, if applicable;

            (ix) to pay interest to the Holders of the Class TN-C Certificates, up to an amount equal to all Accrued Certificate Interest in respect of the Class TN-C Certificates for the related Interest Accrual Period and, to the extent not previously paid to such Holders, for all prior Interest Accrual Periods;

            (x) to pay principal, if any, to the Holders of the Class TN-C Certificates for such Distribution Date and, to the extent not previously paid to such Holders, for all prior Distribution Dates (or, if the related Mortgaged Property has become an REO Property, up to an amount equal to the entire Aggregate Certificate Balance of the Class TN-C Certificates immediately prior to such Distribution Date);

            (xi) to pay, pro rata, to the Holders of the Class TN-C Certificates any Prepayment Premiums received in respect of the 1290 AOTA Mortgage Loan during or, to the extent not previously paid to such Holders, prior to the related Collection Period and allocable to the Class TN-C Certificates;

            (xii) to pay to the Holders of the Class TN-C Certificates any other amounts then due payable under the 1290 AOTA Mortgage Loan, including reimbursements of cure payments on the 1290 AOTA Companion Loans, if applicable;

            (xiii) to pay interest to the Holders of the Class TN-D Certificates, up to an amount equal to all Accrued Certificate Interest in respect of the Class TN-D Certificates for the related Interest Accrual Period and, to the extent not previously paid to such Holders, for all prior Interest Accrual Periods;

            (xiv) to pay principal, if any, to the Holders of the Class TN-D Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class TN-D Certificates for such Distribution Date and, to the extent not previously paid to such Holders, for all prior Distribution Dates (or, if the related Mortgaged Property has become an REO Property, up to an amount equal to the entire Aggregate Certificate Balance of the Class TN-D Certificates immediately prior to such Distribution Date);

            (xv) to pay, pro rata, to the Holders of the Class TN-D Certificates any Prepayment Premiums received in respect of the 1290 AOTA Mortgage Loan during or, to the extent not previously paid to such Holders, prior to the related Collection Period and allocable to the Class TN-D Certificates;

            (xvi) to pay to the Holders of the Class TN-D Certificates any other amounts then due and payable under the 1290 AOTA Mortgage Loan, including reimbursements of cure payments on the 1290 AOTA Companion Loans, if applicable;

            (xvii) to pay interest to the Holders of the Class TN-E Certificates, up to an amount equal to all Accrued Certificate Interest in respect of the Class TN-E Certificates for the related Interest Accrual Period and, to the extent not previously paid to such Holders, for all prior Interest Accrual Periods;

            (xviii) to pay principal, if any, to the Holders of the Class TN-E Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class TN-E Certificates for such Distribution Date and, to the extent previously paid to such Holders, for all prior Distribution Dates (or, if the related Mortgaged Property has become an REO Property, up to an amount equal to the entire Aggregate Certificate Balance of the Class TN-E Certificates immediately prior to such Distribution Date);

            (xix) to pay, pro rata, to the Holders of the Class TN-E Certificates any Prepayment Premiums received in respect of the 1290 AOTA Mortgage Loan during or, to the extent not previously paid to such Holders, prior to the related Collection Period and allocable to the Class TN-E Certificates; and

            (xx) to pay to the Holders of the Class TN-E Certificates any other amounts then due and payable under the 1290 AOTA Mortgage Loan, including reimbursements of cure payments on the 1290 AOTA Companion Loans, if applicable.

            (xxi) to the Holders of the Class R-I Certificates (in respect of the Class R-TN Residual Interest) at such time as the Aggregate Certificate Balances of all Classes of Class TN Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the Class TN Certificates, any amounts remaining on deposit in the 1290 AOTA Distribution Account.

            Section 6.5B Distributions on the Class MM Certificates

            (a) On each Mall at Millenia B Note Distribution Date, the Paying Agent shall withdraw from the Mall at Millenia B Note Distribution Account an amount equal to the Mall at Millenia B Note Available Distribution Amount and shall distribute such amount (other than the amount attributable to Excess Liquidation Proceeds which shall be distributed in accordance with Section 6.5(b) and the amount attributable to Excess Interest which shall be distributed in accordance with Section 6.5(c)) in the following amounts and order of priority:

            (i) to pay interest to the Holders of the Class MM-A Certificates, up to an amount equal to all Accrued Certificate Interest in respect of the Class MM-A Certificates for the related Interest Accrual Period and, to the extent not previously paid to such Holders, for all prior Interest Accrual Periods;

            (ii) to pay principal, if any, to the Holders of the Class MM-A Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class MM-A Certificates for such Mall at Millenia B Note Distribution Date and, to the extent not previously paid to such Holders, for all prior Mall at Millenia B Note Distribution Dates (or, if the related Mortgaged Property has become an REO Property, up to an amount equal to the entire Aggregate Certificate Balance of the Class MM-A Certificates immediately prior to such Mall at Millenia B Note Distribution Date);

            (iii) to pay, pro rata, to the Holders of the Class MM-A Certificates any Prepayment Premiums received in respect of the Mall at Millenia B Note during or, to the extent not previously paid to such Holders, prior to the related Mall at Millenia B Note Collection Period and allocable to the Class MM-A Certificates;

            (iv) to pay to the Holders of the Class MM-A Certificates any other amounts then due and payable under the Mall at Millenia B Note, including reimbursements of cure payments on the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan, if applicable;

            (v) to pay interest to the Holders of the Class MM-B Certificates, up to an amount equal to all Accrued Certificates Interest in respect of the Class MM-B Certificates for the related Interest Accrual Period and, to the extent not previously paid to such Holders, for all prior Interest Accrual Periods;

            (vi) to pay principal, if any, to the Holders of the Class MM-B Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class MM-B Certificates for such Mall at Millenia B Note Distribution Date and, to the extent not previously paid to such Holders, for all prior Mall at Millenia Distribution Dates (or, if the related Mortgaged Property has become an REO Property, up to an amount equal to the entire Aggregate Certificate Balance of the Class MM-B Certificates immediately prior to such Mall at Millenia B Note Distribution Date);

            (vii) to pay, pro rata, to the Holders of the Class MM-B Certificates any Prepayment Premiums received in respect of the Mall at Millenia B Note during or, to the extent not previously paid to such Holders, prior to the related Mall at Millenia B Note Collection Period and allocable to the Class MM-B Certificates;

            (viii) to pay to the Holders of the Class MM-B Certificates any other amounts then due and payable under the Mall at Millenia B Note, including reimbursements of cure payments on the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan, if applicable; and

            (ix) to the Holders of the Class R-I Certificates (in respect of the Class R-MM Residual Interest) at such time as the Aggregate Certificate Balances of all Classes of Class MM Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the Class MM Certificates, any amounts remaining on deposit in the Mall at Millenia B Note Distribution Account.

            Section 6.6 Allocation of Realized Losses, Expense Losses and Shortfalls Due to Nonrecoverability

            (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

            (i) Realized Principal Losses on each Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

            (ii) Realized Interest Losses on each Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interests; and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss;

            (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests and the ED Loan REMIC Regular Interest in proportion to their Certificate Balances or Notional Amounts after making all other allocations for such Distribution Date.

            (b) In the event that the Master Servicer or the Trustee determines that an Advance previously made by it is a Nonrecoverable Advance and the Master Servicer withdraws the amount of such Advance from the Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to Section 4.6), it shall determine the portion of the amount so withdrawn that is attributable to (w) interest on the related Mortgage Loan (other than the 1290 AOTA Mortgage Loan or Mall at Millenia B Note) or the Mall at Millenia Pari Passu Loan; (x) principal on the related Mortgage Loan (other than the 1290 AOTA Mortgage Loan or Mall at Millenia B Note) or the Mall at Millenia Pari Passu Loan; (y) Servicing Advances; and (z) Advance Interest. The portion of the amount so withdrawn from the Certificate Account that is allocable to:

            (i) amounts previously advanced as interest on the related Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the amount of interest paid on each REMIC I Regular Interest on such Distribution Date in proportion to Distributable Certificate Interest otherwise payable thereon, and shall result in Unpaid Interest on each such REMIC I Regular Interest;

            (ii) amounts previously advanced as principal on the related Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the principal paid on each REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

            (iii) amounts previously advanced as Servicing Advances, as well as Advance Interest owing to the Master Servicer or the Trustee with respect to Advances shall be treated as Expense Losses and allocated in accordance with Section 6.6(a)(iii) above.

            (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan with respect to which the Master Servicer previously had withdrawn amounts from the Certificate Account following a determination that Advances previously made were Nonrecoverable Advances, or at such other time as a Realized Loss shall occur with respect to any such Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance
Loan) or the Mall at Millenia Pari Passu Loan, either the Master Servicer (with respect to any Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan other than a Specially Serviced Mortgage Loan) or the Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall compute the Realized Loss with respect to such Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan; provided that the Master Servicer and the Special Servicer, as applicable, agree to consult with the party who is making the Realized Loss computation and to provide any information requested by the party making the computation, and the Paying Agent shall allocate such Realized Loss as follows:

            (i) to the extent that any Realized Principal Loss does not exceed the Certificate Balance on the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to such REMIC I Regular Interest; and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests with respect to which distributions of principal were reduced pursuant to Section 6.6(b)(i) above, in proportion to the amount of such reductions;

            (ii) any Realized Interest Loss shall be allocated to the Corresponding REMIC I Interest to the extent of Unpaid Interest thereon and any remaining portion of the Realized Interest Loss shall be allocated as a Realized Interest Loss on each REMIC I Regular Interest with respect to which Unpaid Interest was created pursuant to Section 6.6(b)(ii) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.6(b)(ii) above;

            (iii) the portion of the amount recovered on the Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as Recoveries of principal on the Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest until the Realized Principal Losses previously allocated thereto are reduced to zero and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.6(b)(ii) above, in proportion to the amount of such reductions;

            (iv) the portion of the amount recovered on the Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as Recoveries of interest on the Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan shall be applied first, to make payments of Unpaid Interest on the Corresponding REMIC I Regular Interest and thereafter to make payments of interest on each REMIC I Regular Interest with respect to which Unpaid Interest was created pursuant to
      Section 6.6(b)(i) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.6(b)(i) above; and

            (v) the portion of the amount recovered on the Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note or the Early Defeasance Loan) or the Mall at Millenia Pari Passu Loan with respect to which amounts were withdrawn from the Certificate Account that is treated as a recovery of expenses on the Mortgage Loan or the Mall at Millenia Pari Passu Loan shall be applied in reimbursement of Expense Losses on each REMIC I Regular Interest with respect to which an Expense Loss was created pursuant to Section 6.6(b)(iii) above in proportion to the amount of the Expense Loss allocated thereto pursuant to Section 6.6(b)(iii) above.

            (d) REMIC II. On each Distribution Date, all Realized Losses and Expense Losses on the REMIC I Regular Interests and the ED Loan REMIC Regular Interest for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Corresponding REMIC II Regular Interests in the amounts and in the manner as will be allocated to the REMIC III Regular Certificates relating thereto pursuant to Section 6.6(f); provided, however, that Realized Losses allocated to REMIC II Regular Interests that have Components shall be allocated among the Components of such REMIC II Regular Interests sequentially in alphabetical and numerical order. Realized Losses allocated to the Class X Certificates shall reduce the amount of interest payable on the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-1D, REMIC II Regular Interest A-1E, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest E, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, which reduction shall be allocated pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the sum of the Class X-1 Strip Rate and the Class X-2 Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

            (e) Reserved.

            (f) REMIC III. On each Distribution Date, all Realized Losses on the REMIC II Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC III Regular Certificates in Reverse Sequential Order, with such reductions being allocated among the Class A-1, Class A-2, Class X-1 and Class X-2 Certificates, pro rata, in each case reducing (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Class A Certificates); (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class, provided that Realized Losses and Expense Losses shall not reduce the Aggregate Certificate Balance of the REMIC III Regular Certificates below the sum of the Aggregate Certificate Balances of the REMIC II Regular Interests.

            (g) Class TN REMIC. On each Distribution Date, all Realized Losses on the Class TN Certificates for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Class TN Certificates in Reverse Sequential Order, in each case reducing
(A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero; (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class.

            (h) Class MM REMIC. On each Mall at Millenia B Note Distribution Date, all Realized Losses on the Class MM Certificates for such Mall at Millenia B Note Distribution Date (or for prior Mall at Millenia B Note Distribution Dates, to the extent not previously allocated) shall be allocated to the Class MM Certificates in Reverse Sequential Order, in each case reducing (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero; (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class.

            (i) Early Defeasance Loan REMIC. On each Distribution Date, all Realized Losses on the Early Defeasance Loan for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Early Defeasance Loan REMIC Regular Interest, reducing (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero; (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class.

            Section 6.7 Net Aggregate Prepayment Interest Shortfalls

            On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in the Majority Mortgage Loans in REMIC I shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in the REMIC I Regular Interests in REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfalls on the REMIC III Regular Certificates shall be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date. No Prepayment Interest Shortfalls with respect to any Serviced Companion Loan shall be allocated to any Class of Certificates.

            On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in the Early Defeasance Loan REMIC shall be allocated to the Early Defeasance Loan REMIC Regular Interest. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to the Early Defeasance Loan REMIC Regular Interest pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for the Early Defeasance Loan REMIC Regular Interest for such Distribution Date.

            Section 6.8 Adjustment of Servicing Fees

            The Master Servicing Fee payable to the Master Servicer shall be adjusted as provided in Section 8.10(c) herein. Any amount retained by REMIC I as a result of a reduction of the Master Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.

            Section 6.9 Appraisal Reductions

            Not later than the date on which an Appraisal Event occurs, the Special Servicer shall have obtained (A) an Appraisal of the Mortgaged Property securing the related Mortgage Loan or Serviced Loan Pair if the Principal Balance of such Mortgage Loan exceeds $2,000,000 or (B) at the option of the Special Servicer, if such Principal Balance is less than or equal to $2,000,000, either an internal valuation prepared by the Special Servicer or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan or Serviced Loan Pair becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an Appraisal of a Mortgaged Property after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such Appraisal will be obtained no later than 60 days after receipt of such notice and an internal valuation will be obtained no later than 60 days after receipt of such notice. With respect to each Mortgage Loan or Serviced Loan Pair that is cross-collateralized with any other Mortgage Loan or Serviced Loan Pair, the Appraisal or internal valuation need only be performed with respect to the individual Mortgage Loan or Serviced Loan Pair to which an Appraisal Event occurs, and not with respect to all the Mortgage Loans or Serviced Loan Pairs in the cross-collateralized group. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. ss. 225.62 and shall be updated at least annually from the date of such Appraisal or valuation, as applicable, to the extent such Mortgage Loan or Serviced Loan Pair remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust and may be paid from REO Income or, to the extent collections from such related Mortgage Loan or Serviced Loan Pair or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to
Section 4.4 hereof, advanced by the Master Servicer at the request of the Special Servicer pursuant to Section 4.6 in which event it shall be treated as a Servicing Advance. The Special Servicer, based on the Appraisal or internal valuation, shall calculate any Appraisal Reduction. The Master Servicer shall recalculate the Appraisal Reduction for any Mortgage Loan or Serviced Loan Pair based on the original Appraisal or updated Appraisals or internal valuations provided from time to time to it by the Special Servicer. Notwithstanding the foregoing, the terms of this Section 6.9 shall not be applicable to any Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan if the related Other Special Servicer shall have performed such obligations with respect to such Mortgage Loan or Serviced Loan Pair pursuant to the terms of the applicable Other Pooling and Servicing Agreement. The Special Servicer shall provide notice of any Appraisal Event with respect to a Mortgage Loan or Serviced Loan Pair to the holder of the related Serviced Companion Loan and the related Operating Adviser on the day of determination of such Appraisal Event. To the extent that any provision hereof refers to Appraisal Reductions allocated to any Mortgage Loan or Serviced Loan Pair, or any Class of Certificates, the Appraisal Reductions that have been allocated to such Mortgage Loan or Serviced Loan Pair or Class of Certificates shall be determined as follows. Appraisal Reductions allocated to a Serviced Loan Pair shall first be allocated to the Principal Balance of the related B Note until its Principal Balance is reduced to zero, then to the related A Notes, pro rata. Appraisal Reductions allocated to any Pari Passu Loan or Serviced Companion Loan, the 1290 AOTA Mortgage Loan or the Mall at Millenia B Note shall be allocated to the Certificate Principal Balance of the related Classes of Principal Balance Certificates in the order of their subordination, i.e., in the case of Appraisal Reductions with respect to any Mortgage Loan or Serviced Loan Pair other than the Mall at Millenia A/B Loan or 1290 AOTA A/B Loan, to the Classes of Principal Balance Certificates, other than the Class MM Certificates and Class TN Certificates, in Reverse Sequential Order; in the case of Appraisal Reductions with respect to the Mall at Millenia A/B Loan, to the Classes of Class MM Certificates in the same order as Realized Losses are allocated thereto; and in the case of Appraisal Reductions with respect to the 1290 AOTA A/B Loan, to the Classes of Class TN Certificates in the same order as Realized Losses are allocated thereto.

            Section 6.10 Compliance with Withholding Requirements

            Notwithstanding any other provision of this Agreement to the contrary, the Paying Agent on behalf of the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Paying Agent reasonably believes are applicable under the Code, giving effect to all applicable exemptions from withholding as to which the recipient has furnished the applicable and effective certification or other documentation. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Paying Agent withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate to such Certificateholder the amount withheld. The Trustee shall not be responsible for the Paying Agent's failure to comply with any withholding requirements.

            Section 6.11 Prepayment Premiums and Yield Maintenance Charges

            Any Prepayment Premium or Yield Maintenance Charges collected with respect to a Mortgage Loan (other than the 1290 AOTA Mortgage Loan or Mall at Millenia Mortgage Loan) or the Mall at Millenia Pari Passu Loan (but not a Serviced Companion Loan, which Prepayment Premium or Yield Maintenance Charge is payable to the holder of the related Serviced Companion Loan) during any particular Collection Period will be deemed distributed to the Trustee by the Paying Agent on the following Distribution Date as follows: (i) first, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I Regular Interest or the Early Defeasance Loan REMIC Regular Interest to which such Mortgage Loan (other than the 1290 AOTA Mortgage Loan or Mall at Millenia Mortgage Loan) or Mall at Millenia Pari Passu Loan relates, any Prepayment Premiums collected on or with respect to such Mortgage Loan (other than the 1290 AOTA Mortgage Loan or Mall at Millenia Mortgage Loan) or the Mall at Millenia Pari Passu Loan; and (ii) second, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any Prepayment Premiums deemed distributed to the REMIC I Regular Interests and the Early Defeasance Loan REMIC Regular Interest, and shall be deemed to distribute such Prepayment Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal). Following such deemed distributions, the Holders of the respective Classes of Principal Balance Certificates, other than the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to, and the Paying Agent on behalf of the Trustee will pay to such Holder(s), an amount equal to, in the case of each such Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Principal Balance Certificates on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class of Certificates and (c) the aggregate amount of Prepayment Premiums or Yield Maintenance Charges collected with respect to the Mortgage Loans and the Mall at Millenia Pari Passu Loan during the related Collection Period. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal. Any portion of such Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 and Class X-2 Certificates. On or prior to the Distribution Date in June 2007, 52% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates and 48% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-2 Certificates. After the Distribution Date in June 2007, any portion of such Prepayment Premium or Yield Maintenance Charge collected during the related Collection Period that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates.

            Any Prepayment Premium or Yield Maintenance Charges collected with respect to the 1290 AOTA Mortgage Loan during any particular Collection Period will be distributed by the Paying Agent on behalf of the Trustee to the Holders of the Class TN Certificates then entitled to distributions of principal from the Principal Distribution Amount with respect to the Class TN Certificates for the related Distribution Date, an amount equal to, in the case of each such Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of such Class of Class TN Certificates on that Distribution Date and the denominator of which is the total amount distributed as principal to the holders of all Classes of Class TN Certificates on that Distribution Date and (b) the aggregate amount of Prepayment Premiums or Yield Maintenance Charges collected with respect to the 1290 AOTA Mortgage Loan during the related Collection Period. If there is more than one such Class of Class TN Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distribution of principal.

            Any Prepayment Premium or Yield Maintenance Charges collected with respect to the Mall at Millenia B Note during any particular Collection Period will be distributed by the Paying Agent on behalf of the Trustee to the Holders of the Class MM Certificates then entitled to distributions of principal from the Principal Distribution Amount with respect to the Class MM Certificates for the related Mall at Millenia B Note Distribution Date, an amount equal to, in the case of each such Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of such Class of Class MM Certificates on that Mall at Millenia B Note Distribution Date and the denominator of which is the total amount distributed as principal to the holders of all Classes of Class MM Certificates on that Mall at Millenia B Note Distribution Date and (b) the aggregate amount of Prepayment Premiums or Yield Maintenance Charges collected with respect to the Mall at Millenia B Note during the related Collection Period. If there is more than one such Class of Class MM Certificates entitled to distributions of principal on such Mall at Millenia B Note Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distribution of principal.

            Section 6.12 Calculations with Respect to the 1290 AOTA Mortgage Loan and Class TN Certificates

            (a) The Paying Agent shall, provided it receives the necessary information from the 2003-TOP9 Master Servicer and the 2003-TOP9 Special Servicer, be responsible for performing all calculations necessary in connection with the distributions to be made pursuant to Section 6.5A and the preparation of the Paying Agent Reports pursuant to Section 5.4A(a). The Paying Agent shall calculate the 1290 AOTA Available Distribution Amount for each Distribution Date and shall allocate such amount among the Class TN Certificateholders in accordance with this Agreement. The Paying Agent shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer. The calculations by the Paying Agent contemplated by this Section 6.12 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            The Paying Agent or the Trustee, as the case may be, shall afford to the Class TN Certificateholder Representative and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Class TN Certificateholder or Certificate Owner, access to any documentation regarding the 1290 AOTA Mortgage Loan or the other related assets of the Trust that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Paying Agent or the Trustee, as the case may be, designated by it.

            (b) The Paying Agent or the Trustee, as applicable, shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Class TN Certificateholder Representative and, subject to the succeeding paragraph, any Class TN Certificateholder, Certificate Owner or Person identified to the Paying Agent as a prospective Transferee of a Class TN Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Paying Agent): (i) the Memorandum in the form most recently provided to the Paying Agent by the Depositor or any Person designated thereby; (ii) this Agreement, the 1290 AOTA Intercreditor Agreement, the 2003-TOP9 Pooling and Servicing Agreement and any amendments hereto or thereto; (iii) all Paying Agent Reports and any other reports delivered or made available to Certificateholders pursuant to Section 5.4A(a) since the Closing Date; (iv) any and all annual performance certifications delivered by the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer to the Paying Agent since the Closing Date; (v) any and all annual accountants' reports caused to be delivered by the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer to the Paying Agent since the Closing Date; (vi) the most recent inspection report prepared by the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer and delivered to the Paying Agent in respect of the Mortgaged Property;
(vii) the most recent monthly, quarterly and/or annual operating statements and rent rolls of the Mortgaged Property and financial statements of the related Mortgagor collected by the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer and delivered to the Paying Agent; (viii) any and all reports and statements prepared by the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer and delivered to the Paying Agent; (ix) a copy of the related Mortgage Note and any other documents constituting the related Mortgage File, including any agreements or instruments evidencing modifications, waivers and amendments of the terms of the 1290 AOTA Mortgage Loan entered into or consented to by the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer and delivered to the Trustee; (x) the most recent appraisals for the Mortgaged Property or REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement) that has been delivered to the Trustee; and (xi) any other information in the possession of or reasonably obtainable by the Paying Agent and designated by the Depositor as necessary to meet the requirements of Rule 144A(d)(4) under the Securities Act. The Paying Agent shall upon request provide to any such Person copies of any and all of the foregoing items; however, the Paying Agent shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

            In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 6.12, the Paying Agent shall require: (a) in the case of Class TN Certificate Owners, a confirmation executed by the requested Person substantially in the form of Exhibit Y hereto (or such other form as may be reasonably acceptable to the Paying Agent) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and will keep such information confidential (except that such Class TN Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Class TN Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Class TN Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit Y hereto (or such other form as may be reasonably acceptable to the Paying Agent) generally to the effect that such Person is a prospective purchaser of a Class TN Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Class TN Certificates and will otherwise keep such information confidential. The Holders of the Class TN Certificates, by their acceptance thereof, will be deemed to have agreed to keep such information confidential (except that any Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of any Class TN Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            (c) Neither the Trustee nor the Paying Agent shall be liable for providing or disseminating information in accordance with this Section 6.12.

                                  ARTICLE VII

                   CONCERNING THE TRUSTEE AND THE PAYING AGENT

            Section 7.1 Duties of the Trustee and the Paying Agent

            (a) The Trustee and the Paying Agent each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee or the Paying Agent. Any permissive right of the Trustee or the Paying Agent provided for in this Agreement shall not be construed as a duty of the Trustee or the Paying Agent. The Trustee and the Paying Agent each shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee and the Paying Agent each shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) The Trustee or the Paying Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Paying Agent, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee or the Paying Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Paying Agent shall request the providing party to correct the instrument and if not so corrected, the Trustee shall inform the Certificateholders.

            (c) None of the Trustee or the Paying Agent nor any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

            (i) none of the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

            (ii) no provision of this Agreement shall require either the Trustee or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

            (iii) none of the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or any Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

            (iv) the execution by the Trustee or the Paying Agent of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Paying Agent as to the adequacy of such form or plan of liquidation;

            (v) none of the Trustee or the Paying Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee or Paying Agent, as applicable, in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust and if applicable, the holder of the related Serviced Companion Loan, and the Trustee and the Paying Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

            (vi) none of the Trustee or the Paying Agent shall be charged with knowledge of any failure by the Master Servicer or the Special Servicer or by each other to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee or the Paying Agent may be required to act, unless a Responsible Officer of the Trustee or the Paying Agent, as the case may be, obtains actual knowledge of such failure.

            Section 7.2 Certain Matters Affecting the Trustee and the Paying
      Agent

            (a) Except as otherwise provided in Section 7.1:

            (i) the Trustee and the Paying Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee and the Paying Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) none of the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Trustee and the Paying Agent shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding, provided that, if the payment within a reasonable time to the Trustee or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee or the Paying Agent, as applicable, shall be paid by the Certificateholders requesting such examination;

            (v) the Trustee and the Paying Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee and the Paying Agent conferred on them by such appointment; provided that each of the Trustee and the Paying Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Master Servicer, the Special Servicer, the Depositor or the actions or omissions of each other;

            (vi) none of the Trustee or the Paying Agent shall be required to obtain a deficiency judgment against a Mortgagor;

            (vii) none of the Trustee or the Paying Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

            (viii) none of the Trustee or the Paying Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

            (ix) unless otherwise specifically required by law, none of the Trustee or the Paying Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

            (x) except as specifically provided hereunder in connection with the performance of its specific duties, none of the Trustee or the Paying Agent shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or of each other.

            (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

            (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

            (e) The Paying Agent shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Paying Agent of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Paying Agent.

            (f) If, in connection with any Distribution Date, the Trustee or Paying Agent has reported to the Depository the anticipated amount of the distribution to be made to the Depository on such Distribution Date and the timing of the receipt from the Master Servicer of any Principal Prepayment or Balloon Payment requires modification of such anticipated amount of the distribution to be made to the Depository, the Trustee or Paying Agent will use commercially reasonable efforts to cause the Depository to revise the amount of the distribution on a timely basis so that such Principal Prepayments or Balloon Payments will be included in the Available Distribution Amount for such Distribution Date. None of the Trustee, the Paying Agent, the Master Servicer and the Special Servicer will be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such distribution to Certificateholders.

            Section 7.3 The Trustee and the Paying Agent Not Liable for Certificates or Interests or Mortgage Loans

            The Trustee and the Paying Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or Prospectus for the REMIC III Regular Certificates or Residual Certificates (other than the Certificate of Authentication on the Certificates if the Paying Agent is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that (i) each of the Trustee and the Paying Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to
(A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. None of the Trustee or the Paying Agent shall be accountable for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Prospectus or the Certificates (except with respect to the Trustee and the Paying Agent to the extent of information furnished by the Trustee under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent" in the Preliminary Prospectus Supplement and the Final Prospectus Supplement), the Mortgage Loans or the assignment thereof against the Trustee or the Paying Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. None of the Trustee or the Paying Agent shall be liable for any action or failure of any action by the Depositor or the Master Servicer or the Special Servicer or by each other hereunder. None of the Trustee or the Paying Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor or the Master Servicer or the Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Master Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer or the Special Servicer.

            Section 7.4 The Trustee and the Paying Agent May Own Certificates

            Each of the Trustee and the Paying Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or the Paying Agent, as the case may be.

            Section 7.5 Eligibility Requirements for the Trustee and the Paying Agent

            The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose long-term senior unsecured debt is at all times rated not less than "A2" by Moody's, "AA-" by Fitch (and, if the Trustee is rated "AA-" by Fitch, a short-term rating of at least "F-1+" in the case of Fitch) and an equivalent rating from any other Rating Agency then rating any Companion Loan Securities, and in the case of the 1290 AOTA Mortgage Loan only, an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt is rated not less than "A+" by S&P. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.6.

            The Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "A" by Fitch, "A2" by Moody's and an equivalent rating from any other Rating Agency then rating any Companion Loan Securities, unless and to the extent Rating Agency Confirmation is obtained.

            Section 7.6 Resignation and Removal of the Trustee or the Paying
Agent

            (a) The Trustee or the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or paying agent, as the case may be, except in the case of the initial Trustee, in which case both shall be so replaced but may be replaced under this paragraph sequentially, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to each of the Master Servicer, the Paying Agent and the Rating Agencies. If no successor trustee or paying agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or the Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or paying agent, as the case may be. It shall be a condition to the appointment of a successor trustee that such entity satisfies the eligibility requirements set forth in Section 7.5.

            (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii) or (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed and has accepted such appointment.

            (c) Reserved.

            (d) If at any time (i) the Paying Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Paying Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Paying Agent is located solely because of the location of the Paying Agent in such state; provided, however, that, if the Paying Agent agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Paying Agent as such would result in a downgrade, qualification or withdrawal, as applicable, of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by any Rating Agency, then the Depositor or the Trustee shall send a written notice of termination to the Paying Agent (which notice shall specify the reason for such termination) and remove such Paying Agent and the Depositor shall appoint a successor Paying Agent by written instrument, one copy of which instrument shall be delivered to the Paying Agent so removed, one copy to the successor Paying Agent, and one copy to each of the Trustee, the Master Servicer and the Rating Agencies. In all such cases, the Paying Agent shall bear all costs of transfer to a successor Paying Agent, such succession only to take effect after a successor Paying Agent has been appointed and has accepted such appointment.

            (e) The Holders of more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee or the Paying Agent, as the case may be, and to the Depositor remove the Trustee or the Paying Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee or the Paying Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or the Paying Agent, as the case may be, in accordance with this Section.

            (f) Any resignation or removal of the Trustee or the Paying Agent, as the case may be, and appointment of a successor trustee or paying agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or paying agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee or the Paying Agent under this Agreement, the predecessor Trustee or Paying Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee or the Paying Agent shall not be liable for any action or omission of any successor Trustee or Paying Agent, as the case may be.

            Section 7.7 Successor Trustee or Paying Agent

            (a) Any successor Trustee or Paying Agent appointed as provided in
Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Paying Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Paying Agent, as the case may be, shall become effective and such successor Trustee or Paying Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Paying Agent herein. The predecessor Trustee or Paying Agent shall deliver (at such predecessor's own expense) to the successor Trustee or Paying Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee or Paying Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee or Paying Agent in the administration hereof as may be reasonably requested by the successor Trustee or Paying Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee or Paying Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee or Paying Agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

            (b) No successor Trustee or Paying Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee or Paying Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

            (c) Upon acceptance of appointment by a successor Trustee or Paying Agent as provided in this Section, the successor Trustee or Paying Agent shall mail notice of the succession of such Trustee or Paying Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee or Paying Agent. If the successor Trustee or Paying Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Paying Agent, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee or Paying Agent, as applicable.

            Section 7.8 Merger or Consolidation of Trustee or Paying Agent

            Any Person into which the Trustee or Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee or Paying Agent shall be a party, or any Persons succeeding to the business of such Trustee or Paying Agent, shall be the successor of such Trustee or Paying Agent, as the case may be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 7.9 Appointment of Co-Trustee, Separate Trustee, Agents or Custodian

            (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer or the Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further, that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

            (b) The Trustee or the Paying Agent, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee or the Paying Agent, as the case may be, shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee or the Paying Agent, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee or the Paying Agent, as the case may be, is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee or the Paying Agent, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

            (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

            (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

            (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

            (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

            (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

            (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed by the Trustee pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

            (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee, at its sole cost and expense, may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

            Section 7.10 Authenticating Agents

            (a) The Paying Agent shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor; provided that the Trustee may not terminate the Paying Agent as Authenticating Agent unless the Paying Agent shall be removed as Paying Agent hereunder. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            Section 7.11 Indemnification of Trustee and the Paying Agent

            (a) The Trustee, the Certificate Registrar and the Paying Agent and each of its respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Mortgage Loans, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Master Servicer, the Special Servicer or the Depositor or of each other such Person hereunder but only to the extent the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Certificate Registrar and the Paying Agent and each of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Certificate Registrar and the Paying Agent of the reports required to be provided by it pursuant to this Agreement; provided that:

            (i) with respect to any such claim, the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, shall have given the Depositor, the Master Servicer, the Sellers, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, shall have knowledge thereof; provided, however, that failure to give such notice to the Depositor, the Master Servicer, the Sellers, each other and the Holders of Certificates shall not affect the Trustee's, Certificate Registrar's or Paying Agent's, as the case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

            (ii) while maintaining control over its own defense, the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

            (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

            (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Certificate Registrar or the Paying Agent, as the case may be.

            (c) The Depositor shall indemnify and hold harmless the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, or any such partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus in reliance upon and in conformity with written information concerning the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, furnished to the Depositor by or on behalf of such Person specifically for inclusion therein. It is hereby expressly agreed that the only written information provided by the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is set forth in the case of the Trustee in the second, fourth and fifth sentences under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent." The Trustee, the Certificate Registrar or the Paying Agent, as the case may be, shall immediately notify the Depositor and the Sellers if a claim is made by a third party with respect to this Section 7.11(c) entitling such Person, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such Person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee or the Paying Agent. The Depositor shall not be indemnified by the Trust for any expenses incurred by the Depositor arising from any violation or alleged violation of the 1933 Act or 1934 Act by the Depositor.

            Section 7.12 Fees and Expenses of Trustee and the Paying Agent

            The Trustee shall be entitled to receive the Trustee Fee pursuant to
Section 5. 3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Trustee and the Paying Agent. The Trustee and the Paying Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee and the Paying Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee or Paying Agent, respectively, hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Paying Agent.

            Section 7.13 Collection of Moneys

            Except as otherwise expressly provided in this Agreement, the Trustee and the Paying Agent may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the Paying Agent, as the case may be, pursuant to this Agreement. The Trustee or the Paying Agent, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee or the Paying Agent, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee or the Paying Agent, as the case may be, shall request that the Master Servicer make such distribution as promptly as practicable or legally permitted. If the Trustee or the Paying Agent, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

            Section 7.14 Trustee to Act; Appointment of Successor

            (a) On and after the time the Master Servicer is terminated pursuant to this Agreement in accordance with Sections 8.28 and 8.29, the Trustee shall be the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Master Servicer contained in this Agreement or (ii) any obligation incurred by the Master Servicer prior to its termination or resignation (including, without limitation, the Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement), except any ongoing obligations to the Primary Servicers arising after the termination of the Master Servicer from their servicing rights and obligations under the applicable Primary Servicing Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

            (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to the terminated Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as Master Servicer hereunder and under the applicable Primary Servicing Agreement. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the terminated Master Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall, subject to Section 9.21(d), have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in this Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall, subject to Section 9.21(d), be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation.

            (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the terminated Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of the Special Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor, subject to
Section 9.21(d), out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the terminated Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the terminated Special Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the terminated Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the terminated Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            Section 7.15 Notification to Holders

            Upon termination of the Master Servicer, the Paying Agent or the Special Servicer, or appointment of a successor to the Master Servicer, the Paying Agent or the Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), the Sellers and the Certificateholders at their respective addresses appearing on the Certificate Register.

            Section 7.16 Representations and Warranties of the Trustee and the Paying Agent

            (a) The Trustee hereby represents and warrants as of the date hereof that:

            (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

            (b) Reserved.

            (c) The Paying Agent hereby represents and warrants as of the date hereof that:

            (i) the Paying Agent is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Paying Agent of this Agreement have been duly authorized by all necessary action on the part of the Paying Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Paying Agent or its properties that would materially and adversely affect the Paying Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Paying Agent, or (iii) the terms of any material agreement or instrument to which the Paying Agent is a party or by which it is bound; the Paying Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Paying Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Paying Agent to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Paying Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) there are no actions, suits or proceeding pending or, to the best of the Paying Agent's knowledge, threatened, against the Paying Agent that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Paying Agent to perform under the terms of this Agreement.

            Section 7.17 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee and the Paying Agent

            Each of the Trustee and the Paying Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees or paying agents in similar transactions (unless the Trustee or the Paying Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee or the Paying Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee or the Paying Agent, as the case may be, is not less than "A" as rated by Fitch, if rated by Fitch and "Baa1" as rated by Moody's, if rated by Moody's, respectively, the Trustee or the Paying Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 8.1 Servicing Standard; Servicing Duties

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole and, solely as it relates to any Serviced Loan Pair, for the benefit of the holders of the related Serviced Companion Loans, the Master Servicer shall service and administer the Mortgage Loans and the Serviced Companion Loans, in accordance with the Servicing Standard and the terms of this Agreement (subject to the servicing of any Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan by the applicable Other Master Servicer and the applicable Other Special Servicer in accordance with the related Other Pooling and Servicing Agreement). Certain of the provisions of this Article VIII make explicit reference to their applicability to Mortgage Loans and any Serviced Companion Loan; notwithstanding such explicit references, references to "Mortgage Loans," "Specially Serviced Mortgage Loans," "REO Mortgage Loan" and "REO Property" contained in this Article VIII, unless otherwise specified, shall be construed to refer also to such Serviced Companion Loans (but any other terms that are defined in Article I and used in this Article VIII shall be construed according to such definitions without regard to this sentence). In addition, certain of the provisions of this Article VIII make explicit reference to their non-applicability to Non-Trust-Serviced Pari Passu Loans and the 1290 AOTA Mortgage Loan; notwithstanding such explicit references, references to "Mortgage Loans" and "Mortgaged Property" contained in this Article VIII, unless otherwise specified to include the Non-Trust-Serviced Pari Passu Loans or the 1290 AOTA Mortgage Loan, the obligations of the Master Servicer or Special Servicer pursuant to this Agreement, shall be construed to exclude the Non-Trust-Serviced Pari Passu Loans and the 1290 AOTA Mortgage Loan and any related real property (but any other terms that are defined in Article I and used in this Article VIII shall be construed according to such definitions without regard to this sentence).

            The Master Servicer shall be the Master Servicer with respect to all the Mortgage Loans (other than the Non-Trust-Serviced Pari Passu Loans and the 1290 AOTA Mortgage Loan) and other assets in the Trust and, as such, shall service and administer such assets as shall be required of the Master Servicer hereunder with respect to such of the Trust assets.

            Notwithstanding anything contained in this Article VIII to the contrary, the Master Servicer will not be required to make any Servicing Advances with respect to the Non-Trust Serviced Pari Passu Loans or the 1290 AOTA Mortgage Loan.

            In connection with such servicing and administration, the Master Servicer shall service in accordance with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer of the collectability of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

            (b) The Master Servicer, in the case of an event specified in clause
(x) of this subclause (b), and the Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Paying Agent, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), each Seller and, in the case of a Serviced Loan Pair, the related holders of the Serviced Companion Loans, within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

            (c) With respect to each Mortgage Loan that is subject to an Environmental Insurance Policy, for as long as it is not a Specially Serviced Mortgage Loan, if any of the Master Servicer, the Special Servicer or the applicable Primary Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Person shall notify the Master Servicer, the Special Servicer and the related Primary Servicer, as applicable, to such effect and the Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance.

            (d) In connection with any extension of the Maturity Date of a Mortgage Loan, the Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

            Section 8.1A Servicing of the 1290 AOTA Mortgage Loan and the 1290 AOTA Companion Loans

            The 1290 AOTA Mortgage Loan and the 1290 AOTA Companion Loans and, if it has become REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement), the related Mortgaged Property shall be serviced and administered in accordance with the 2003-TOP9 Pooling and Servicing Agreement or as otherwise contemplated by Section 2.2 of the 1290 AOTA Intercreditor Agreement, as and to the extent provided in Section 2.2 of the 1290 AOTA Intercreditor Agreement. The Trustee (as assignee of the 1290 AOTA Intercreditor Agreement hereunder) and the Paying Agent (on behalf of the Trustee) shall use reasonable efforts to enforce the terms of the 1290 AOTA Intercreditor Agreement.

            If the Trustee is requested to take any action in its capacity as holder of the 1290 AOTA Mortgage Loan under the 2003-TOP9 Pooling and Servicing Agreement or the 1290 AOTA Intercreditor Agreement, other than an action as to which the Class TN Certificateholder Representative has the right to exercise the rights and powers of the Trustee pursuant to Section 9.43, or if a Responsible Officer of the Trustee becomes aware of a default, including any Event of Default (as defined in the 2003-TOP9 Pooling and Servicing Agreement), on the part of any party under the 2003-TOP9 Pooling and Servicing Agreement, the Trustee shall cause the Paying Agent to promptly notify all the Class TN Certificateholders in writing of such request or default, as the case may be, and of the time period within which the Trustee must respond (or, if there is no specified time period, the Trustee shall designate a reasonable time period for the Class TN Certificateholders to respond) (in any event, the "TN Response Period"). In connection with such request or default, subject to Sections 7.1 and 7.2, the Trustee shall act in accordance with the instructions of the 1290 AOTA Majority Holder (or such other percentage of 1290 AOTA Voting Rights as is contemplated by the second succeeding paragraph under the circumstances provided therein); provided that, if such instructions are not forthcoming within the TN Response Period, the Trustee shall, subject to Sections 7.1 and 7.2, take such action or inaction as it deems to be in the best interests of the Class TN Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the Trustee shall not be required to take any action not permitted under applicable law or the terms of the 1290 AOTA Intercreditor Agreement or the 2003-TOP9 Pooling and Servicing Agreement.

            During the continuance of any Event of Default (as defined in the 2003-TOP9 Pooling and Servicing Agreement) or other default under the 2003-TOP9 Pooling and Servicing Agreement, so long as such Event of Default or other default shall not have been remedied or waived in accordance with the terms hereof and thereof, the Trustee shall have the right (exercisable subject to Section 7.1(a) and the first paragraph of this Section 8.1A(b)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law that are available to it, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Class TN Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).

            Notwithstanding the foregoing, in the event that the holder of the 1290 AOTA Mortgage Loan has a cure right under the 1290 AOTA Intercreditor Agreement, the Trustee, as holder of the 1290 AOTA Mortgage Loan, shall exercise such cure right only if all of the Class TN Certificateholders have directed the Trustee to exercise such right and have provided funds therefor. The Trustee shall promptly cause the Paying Agent to notify the Class TN Certificateholders and the Class TN Certificateholder Representative if it receives notice of a Mortgage Event of Default (as defined in the 2003-TOP9 Pooling and Servicing Agreement).

            The Trustee, as holder of the 1290 AOTA Mortgage Loan and on behalf of the Class TN Certificateholders, is hereby directed to and hereby waives its rights as holder of the 1290 AOTA Mortgage Loan under Section 4.1A(c) of the 2003-TOP9 Pooling and Servicing Agreement. Without limitation of Section 13.3 of this Agreement, the preceding sentence shall only be amended upon the Trustee's receipt of Rating Agency Confirmation from each Rating Agency.

            Section 8.1B Servicing of the Mall at Millenia Mortgage Loan and the Mall at Millenia Companion Loan

            The Mall at Millenia B Note, the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan and, if it has become REO Property, the related Mortgaged Property shall be serviced and administered in accordance with this Agreement or as otherwise contemplated by Section 2.2 of the Mall at Millenia Intercreditor Agreement, as and to the extent provided in Section 2.2 of the Mall at Millenia Intercreditor Agreement. The Trustee (as assignee of the Mall at Millenia Intercreditor Agreement hereunder) and the Paying Agent (on behalf of the Trustee) shall use reasonable efforts to enforce the terms of the Mall at Millenia Intercreditor Agreement.

            If the Trustee is requested to take any action in its capacity as holder of the Mall at Millenia B Note under this Agreement or the Mall at Millenia Intercreditor Agreement, other than an action as to which the Class MM Certificateholder Representative has the right to exercise the rights and powers of the Trustee pursuant to Section 9.43, or if a Responsible Officer of the Trustee becomes aware of a default, including any Event of Default (as defined in this Agreement), on the part of any party under this Agreement, the Trustee shall cause the Paying Agent to promptly notify all the Class MM Certificateholders in writing of such request or default, as the case may be, and of the time period within which the Trustee must respond (or, if there is no specified time period, the Trustee shall designate a reasonable time period for the Class MM Certificateholders to respond) (in any event, the "MM Response Period"). In connection with such request or default, subject to Sections 7.1 and 7.2, the Trustee shall act in accordance with the instructions of the Mall at Millenia B Note Majority Holder (or such other percentage of the Voting Rights of the Mall at Millenia Certificates as is contemplated by the next succeeding paragraph under the circumstances provided therein); provided that, if such instructions are not forthcoming within the MM Response Period, the Trustee shall, subject to Sections 7.1 and 7.2, take such action or inaction as it deems to be in the best interests of the Class MM Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the Trustee shall not be required to take any action not permitted under applicable law or the terms of the Mall at Millenia Intercreditor Agreement or this Agreement.

            Notwithstanding the foregoing, in the event that the holder of the Mall at Millenia B Note has a cure right under the Mall at Millenia Intercreditor Agreement, the Trustee, as holder of the Mall at Millenia B Note, shall exercise such cure right only if all of the Class MM Certificateholders have directed the Trustee to exercise such right and have provided funds therefor. The Trustee shall promptly cause the Paying Agent to notify the Class MM Certificateholders and the Class MM Certificateholder Representative if it receives notice of an event of default under the Mall at Millenia A/B Loan.

            Section 8.2 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Master Servicer

            The Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Master Servicer is not in any event less than "A" as rated by Fitch and "Baa1" as rated by Moody's, respectively, the Master Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

            Section 8.3 Master Servicer's General Power and Duties

            (a) The Master Servicer shall service and administer the Mortgage Loans (other than the 1290 AOTA Mortgage Loan and each Non-Trust-Serviced Pari Passu Loan) and shall, subject to Sections 8.7, 8.18, 8.19, 8.27, 9.39, 9.40, 9.41, 9.42, 9.43, 9.44 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement (and, in the case of any Serviced Loan Pair, subject to the applicable Intercreditor Agreement), such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders (and, in connection with any Serviced Loan Pair, the holders of the related Serviced Companion Loans) and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and Section 8.7, (C) to collect any Insurance Proceeds,
(D) subject to Section 8.7, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Section 8.7, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related Mortgage;
(E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the Master Servicer deems reasonable under the circumstances, (F) to execute and deliver, on behalf of the Certificateholders (and, in connection with any Serviced Loan Pair, the holder of the related Serviced Companion Loan) and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (G) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes, any Serviced Companion Loan under the terms of the Mortgage, including all rights of consent or approval thereunder, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants,
(K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust (and, in connection with any Serviced Loan Pair, the holder of the related Serviced Companion Loan) or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) cause to be held on behalf of the Trustee, in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. The foregoing clauses (A) through (M) are referred to collectively as "Master Servicer Consent Matters." Additionally, consistent with the Servicing Standard, the Master Servicer has the right to waive default interest and Late Fees with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans. Notwithstanding the above, the Master Servicer shall have no power to (i) waive any Prepayment Premiums or (ii) consent to any modification of a Money Term. In addition, subject to the Servicing Standard, the Master Servicer shall not accept any prepayment of principal with respect to any Mortgage Loan on any date other than the related Due Date unless such payment is accompanied by a payment of the interest due with respect to such Mortgage Loan up to the next succeeding Due Date or unless such prepayment is required to be permitted under the related Mortgage Loan documents on a date other than the related Due Date. Nothing contained in this Agreement shall limit the ability of the Master Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

            (b) The Master Servicer shall not be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. The Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing Advances as set forth herein, make P&I Advances as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. The Master Servicer shall give notice within three Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and the Master Servicer. The Special Servicer shall instruct within one Business Day after receiving such notice the Master Servicer on how to apply such funds. The Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. The Master Servicer shall not be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

            (c) Concurrently with the execution of this Agreement, the Trustee shall sign the Power of Attorney attached hereto as Exhibit S-1. The Master Servicer, shall promptly notify the Trustee of the recording of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicer or the Special Servicer, the Trustee shall execute and return to the Master Servicer, the Special Servicer or any Primary Servicer any additional powers of attorney and other documents necessary or appropriate to enable the Master Servicer and the Special Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. The Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by the Master Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity or (ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state; provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan, which the Master Servicer or the Special Servicer, as the case may be, is servicing pursuant to its respective duties herein (in which case the Master Servicer or the Special Servicer, as the case may be, shall give prior notice to the Trustee of the initiation of such action). The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Trustee under any other provision of this Agreement.

            (d) The Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

            (e) The Master Servicer (or any Primary Servicer on its behalf) shall segregate and hold all funds collected and received pursuant to any Mortgage Loan (other than any Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan) constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one Business Day after receipt. Each Escrow Account shall be an Eligible Account except with respect to Mortgage Loans identified on Schedule IX for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made only:

            (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

            (ii) to transfer funds to the Certificate Account (or any sub-account thereof) to reimburse the Master Servicer for any Advance relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

            (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

            (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

            (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer; and

            (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

            Subject to the immediately succeeding sentence, (i) the Master Servicer may direct any depository institution or trust company in which the Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established; (ii) the Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) the Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss. The Master Servicer shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicer shall not be required to invest amounts on deposit in Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicer is required by either law or under the terms of any related Mortgage Loan to deposit or invest (or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event the Master Servicer is not entitled to direct the investment of such funds, (1) the Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require the Master Servicer to invest such funds in accordance with the Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicer shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Master Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

            (f) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and the Paying Agent and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

            (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

            (h) The Master Servicer or any Primary Servicer on its behalf shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto. The Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and the Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the Master Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that: (i) the defeasance collateral consists of "government securities" as defined in the 1940 Act, subject to Rating Agency approval, (ii) the Master Servicer has received evidence satisfactory to it, that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral (subject to customary qualifications) or (B) the Master Servicer has established a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans (in its corporate capacity and not as agent of or on behalf of the Trust or the Trustee), (iv) the Master Servicer has requested and received from the Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and
(B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of the ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each subsequent Scheduled Payment, (v) (A) the Master Servicer shall receive a Rating Agency Confirmation if the Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) has a Principal Balance greater than the lesser of $20,000,000 and 5% of the Aggregate Certificate Balance, unless such Rating Agency has waived in writing such Rating Agency Confirmation requirement or (B) if the Mortgage Loan is less than or equal to both of the amounts set forth in clause (A), a Notice and Certification in the form attached hereto as Exhibit Z and (vi) a Rating Agency Confirmation is received if the Mortgage Loan is one of the ten largest Mortgage Loans, by Principal Balance. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

            The parties hereto acknowledge that, if a Seller shall have breached the representation set forth in paragraph 25 of Exhibit 2 to the Mortgage Loan Purchase Agreements or in the case of the 1290 AOTA Mortgage Loan, paragraph (w) of Exhibit 2 to the Original 1290 AOTA MLPA, regarding the obligations of a Mortgagor to pay the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, to the extent an amount is due and not paid by the Mortgagor, then the sole obligation of the related Seller (or in the case of the 1290 AOTA Mortgage Loan, MSMC) shall be to pay for such tax opinion. In addition, the parties hereto acknowledge that, if a Seller or MSMC shall have breached the representation set forth in paragraph 41 of Exhibit 2 to the Mortgage Loan Purchase Agreements or in the case of the 1290 AOTA Mortgage Loan, paragraph
(jj) of Exhibit 2 to the Original 1290 AOTA MLPA, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance or assumption of the related Mortgage Loan, because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, including, but not limited to, amounts owed to one or both Rating Agencies, then the sole obligation of the related Seller or MSMC shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency or unpaid expenses or costs, the Master Servicer shall request the related Seller or MSMC to make such payment by deposit to the Certificate Account or in the case of any Serviced Loan Pair, the Serviced Companion Loan Custodial Account. The related Seller or MSMC shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            In the case of a Specially Serviced Mortgage Loan, the Master Servicer shall process any defeasance of such Specially Serviced Mortgage Loan in accordance with the original terms of the respective Mortgage Loan documents following a request by the Special Servicer that the Master Servicer do so, which request shall be accompanied by a waiver of any condition of defeasance that an "event of default" under such Specially Serviced Mortgage Loan not have occurred or be continuing, and the Master Servicer shall be entitled to any fees paid relating to such defeasance. If such "event of default" is on account of an uncured payment default, the Special Servicer will process the defeasance of such Specially Serviced Mortgage Loan, and the Special Servicer shall be entitled to any fees paid relating to such defeasance.

            (i) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after receipt of the related Servicer Mortgage File by the Master Servicer (or Primary Servicer, if applicable), the Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement, and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer (as evidenced by delivery of a copy thereof to the Master Servicer). The Master Servicer shall promptly notify the ground lessor if the Seller has failed to do so by the thirtieth day after the Closing Date.

            (j) Pursuant to the related Intercreditor Agreement, the holder of each B Note has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the B Note to the extent set forth in this Agreement; provided, that, with respect to the Village at Searcy B Note, the Master Servicer and the Special Servicer shall only be authorized and obligated to service and administer the Village at Searcy B Note prior to the date on which the Village at Searcy B Note is deposited into a "Securitization," as such term is defined in the Village at Searcy Intercreditor Agreement. The Master Servicer shall be entitled, during any period when an A/B Mortgage Loan does not constitute a Specially Serviced Mortgage Loan, to exercise the rights and powers granted under the related Intercreditor Agreement to the "Note A Holder" and/or the "Servicer" referred to therein, and, with respect to the Village at Searcy B Note, the Special Servicer shall be entitled to exercise the rights and powers granted to the "Special Servicer" to the extent referred to in the Village at Searcy Intercreditor Agreement, in each case subject to the limitations of the related Intercreditor Agreement. For the avoidance of doubt, the parties acknowledge that neither the Master Servicer nor the Special Servicer shall be entitled or required to exercise the rights and powers granted to any "Note B Holder" (or, with respect to the Village at Searcy B Note, to any "Servicer" under any "Securitization (B Loan) Servicing Agreement") each as defined under the related Intercreditor Agreement. Nothing in this Section 8.3(j) shall be construed to add to or expand the responsibilities and duties of the Master Servicer or the Special Servicer as expressly set forth in this Agreement with respect to any of the B Notes.

            (k) Pursuant to each Intercreditor Agreement with respect to a Non-Trust-Serviced Loan Pair, the owner of the related Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan has agreed that such owner's rights in, to and under such Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan are subject to the servicing and all other rights of the applicable Other Master Servicer and the applicable Other Special Servicer, and the applicable Other Master Servicer and the applicable Other Special Servicer are authorized and obligated to service and administer such Non-Trust-Serviced Pari Passu Loan or 1290 AOTA Mortgage Loan pursuant to the applicable Other Pooling and Servicing Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to each Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan are limited by and subject to the terms of the related Intercreditor Agreement and the rights of the applicable Other Master Servicer and the applicable Other Special Servicer with respect thereto under the applicable Other Pooling and Servicing Agreement. The Master Servicer shall use reasonable efforts consistent with the Servicing Standard to enforce the rights of the Trustee (as holder of each Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan) under the related Intercreditor Agreement. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of each Non-Trust-Serviced Pari Passu Loan by the applicable Other Master Servicer and the applicable Other Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the applicable Other Master Servicer or applicable Other Special Servicer under the applicable Other Pooling and Servicing Agreement.

            (l) Pursuant to each Intercreditor Agreement with respect to a Serviced Loan Pair, the owner of each related Serviced Companion Loan has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer such Serviced Companion Loan pursuant to this Agreement. The Master Servicer, the Special Servicer and the Trustee are authorized and directed to execute and deliver to the holder of each Serviced Companion Loan a letter agreement dated as of the Closing Date setting forth provisions as to, among other things, the timing and remittances, advances and reports relating to that Serviced Companion Loan, and references herein to the related Intercreditor Agreement shall be construed to refer to such Intercreditor Agreement and such letter agreement taken together. To the extent that the Master Servicer, the Special Servicer and/or the Trustee have duties and obligations under any such letter agreement, each successor master servicer, successor special servicer and/or successor trustee, respectively, under this Agreement shall perform such duties and satisfy such obligations.

            Section 8.4 Primary Servicing and Sub-Servicing

            (a) The parties hereto (A) acknowledge that the Master Servicer has delegated certain of its obligations and assigned certain of its rights under this Agreement to each of the Primary Servicers pursuant to the respective Primary Servicing Agreements; and (B) agree: (1) in addition to those obligations specifically delegated by the Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement, each Primary Servicer shall also perform the Master Servicer's obligations set forth in
Section 2.1(d) of this Agreement as such Section relates to the Mortgage Loans serviced by it; (2) in addition to those rights specifically granted by the Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement, those rights set forth in Section 8.24 hereof accruing to the benefit of the Master Servicer shall also accrue to the benefit of the Primary Servicers; (3) any indemnification or release from liability set forth in this Agreement accruing to the benefit of the Master Servicer shall also, to the extent applicable, benefit the Primary Servicers; and (4) for each notice, certification, report, schedule, statement or other type of writing that a party hereto is obligated to deliver to the Master Servicer, such party shall deliver to each of the applicable Primary Servicers a copy of such notice, certification, report, schedule, statement or other type of writing at the time and in the same manner that any of the foregoing is required to be delivered to the Master Servicer.

            Notwithstanding the provisions of any Primary Servicing Agreement or any other provisions of this Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer, the Certificateholders and the holder of any Serviced Companion Loan for servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent as if the Master Servicer was alone servicing and administering the Mortgage Loans; provided, however, the foregoing shall not in any way limit or impair the indemnification provisions benefiting the Master Servicer in Section 8.25. The Master Servicer or applicable Primary Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any Sub-Servicer appointed by it. Other than with respect to the agreements with the Primary Servicers, the terms of any arrangement or agreement between the Master Servicer or applicable Primary Servicer and a Sub-Servicer shall provide that such sub-servicing agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such Master Servicer or applicable Primary Servicer is terminated in accordance with this Agreement or the applicable Primary Servicing Agreement. In addition, none of the Special Servicer, the Trustee, the Paying Agent, the holder of any Serviced Companion Loan or the Certificateholders shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The Master Servicer or applicable Primary Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any Primary Servicing Agreement or sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Primary Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer or applicable Primary Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer and the Certificateholders for the servicing and administering of the applicable Mortgage Loans and Serviced Companion Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement or the applicable Primary Servicing Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer or applicable Primary Servicer alone were servicing and administering the Mortgage Loans.

            (b) Subject to the limitations of subsection (a), the Master Servicer and any Primary Servicer may appoint one or more sub-servicers (each, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders, provided, however, that any decision or recommendation involving the exercise of a Primary Servicer's discretion as a "lender" under any loan document with respect to a Mortgage Loan shall be exercised only by the Primary Servicer and may not be delegated to a Sub-Servicer.

            The Master Servicer shall enter into a Primary Servicing Agreement with each Primary Servicer and shall not terminate such agreement except in accordance with the terms thereof. To the extent consistent with the rights of a Primary Servicer under this Agreement and the related Primary Servicing Agreement, but not in limitation of any other rights granted to a Primary Servicer in this Agreement and/or in the Primary Servicing Agreement, such Primary Servicer shall have all of the rights and obligations of a Sub-Servicer set forth herein.

            Notwithstanding any other provision set forth in this Agreement to the contrary, (i) each Primary Servicer's rights and obligations under its respective Primary Servicing Agreement shall expressly survive a termination of the Master Servicer's servicing rights under this Agreement; provided that the applicable Primary Servicing Agreement has not been terminated in accordance with its provisions, (ii) any successor Master Servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the terminated Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreements without further action upon becoming the successor Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of any Primary Servicer hereunder and/or under the applicable Primary Servicing Agreement, without the prior written consent of such Primary Servicer (which consent shall not be unreasonably withheld).

            If a task, right or obligation of the Master Servicer is delegated to a Primary Servicer under a Primary Servicing Agreement, and such task, right or obligation involves or requires the consent of the Special Servicer, then the Special Servicer shall accept the performance of such task, right or obligation by such Primary Servicer in accordance with the terms of this Agreement (including without limitation any time periods for consent or deemed consent to be observed by the Special Servicer) as if the Master Servicer were performing it.

            Notwithstanding any provision of this Agreement, each of the parties hereto acknowledges and agrees that the Special Servicer is neither a party to any Primary Servicing Agreement, nor is it bound by any provision of any Primary Servicing Agreement. The Special Servicer hereby acknowledges the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of the Primary Servicing Agreements.

            Section 8.5 Servicers May Own Certificates

            The Master Servicer and any Primary Servicer and any agent of the Master Servicer or Primary Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer, such Primary Servicer or such agent. Any such interest of the Master Servicer or any Primary Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer.

            Section 8.6 Maintenance of Hazard Insurance, Other Insurance, Taxes and Other

            Subject to the limitations set forth below, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgaged Property (other than any REO Property) (A) a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or
(ii) the outstanding Principal Balance of such Mortgage Loan, any related Serviced Companion Loan but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (B) any terrorism insurance coverage for a Mortgage Loan, which the related Mortgagor is required to maintain under the related Mortgage, to the extent that such insurance is available at a commercially reasonable rate and (C) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage provided the Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property required by the related Mortgage unless such insurance was required at origination and is available at a commercially reasonable rate; provided, however, that the Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at a commercially reasonable rate; provided, further, that a determination by the Master Servicer that terrorism insurance is not available at a commercially reasonable rate shall be subject to the approval of the Operating Adviser as set forth below. If the related Mortgagor does not maintain the insurance set forth in clauses (A),
(B) and (C) above, then the Master Servicer shall cause to be maintained such insurance with a Qualified Insurer and the payment of the cost of such insurance shall be a Servicing Advance; provided, that a determination by the Master Servicer that terrorism insurance should not be obtained on a force-placed basis shall be subject to the approval of the Operating Adviser as set forth below. Upon the Master Servicer's determination that terrorism insurance is not available at a commercially reasonable rate or that terrorism insurance should not be obtained on a force-placed basis, the Master Servicer shall notify the Operating Adviser. The Operating Adviser shall have five days after such notice to disapprove such determination. The failure of the Operating Adviser to provide notice of such disapproval in such time period shall be deemed approval. If the Operating Adviser provides such notice of disapproval within such time period, the Master Servicer shall obtain such insurance coverage and the cost of such insurance coverage shall be considered a Servicing Advance,

            Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If, on the date of origination, the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the Certificate Account.

            Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by the Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Paying Agent for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding Principal Balance thereof. Such costs shall be paid as a Servicing Advance by the Master Servicer, subject to Section 4.4 hereof.

            Notwithstanding the above, the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, the Master Servicer shall not be required in any event to maintain or obtain insurance coverage to the extent the Trustee as mortgagee does not have an insurable interest or beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard. The Master Servicer shall notify the Trustee in the event it makes such determination. Notwithstanding the foregoing, such determination shall be subject to the approval of the Operating Adviser with respect to terrorism insurance, as set forth in the first paragraph of this Section 8.6.

            The Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if the Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the Mortgage Loans and Serviced Companion Loans, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Master Servicer, provided that its or its parent's long-term rating is not less than "A" by Fitch and "A2" by Moody's, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that the Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans and Serviced Companion Loans, the Master Servicer agrees to present, on its behalf and on behalf of the Trustee and the holders of any Serviced Companion Loan, claims under any such master force placed or blanket insurance policy.

            With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Master Servicer (other than with respect to REO Mortgage Loans) shall, except in the case of Mortgage Loans under which Escrow Amounts are not held by the Master Servicer
(i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date (or, with respect to real estate taxes, prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the Mortgaged Property), subject to Section 4.4 hereof. No costs incurred by the Master Servicer or the Trustee, as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to Certificateholders, be added to the Principal Balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans permit such costs to be added to the outstanding principal balances of such Mortgage Loans.

            Section 8.7 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Due-On-Encumbrance Clause

            (a) In the event the Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan or any Serviced Companion Loan (other than a Specially Serviced Mortgage Loan) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan or Serviced Companion Loan by, another Person, the Master Servicer shall obtain relevant information for purposes of evaluating such request. For the purpose of the foregoing sentence, the term "expressly permits" shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions. If the Master Servicer recommends to approve such assignment, the Master Servicer shall provide to the Special Servicer and the Operating Adviser (and solely with respect to a Serviced Loan Pair, the holder of any related Serviced Companion Loan) a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to the Special Servicer, in the form attached hereto as Exhibit U) and all other information in its possession reasonably requested by the Special Servicer and
(A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan or Serviced Companion Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within ten Business Days following the Master Servicer's delivery of the recommendation described above and the complete Assignment and Assumption Submission to the Special Servicer on which the recommendation is based and all other information in its possession reasonably requested by the Special Servicer, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not permit any such assignment or assumption unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. The Special Servicer hereby acknowledges the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of each Primary Servicing Agreement. If the Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the Master Servicer or any applicable Primary Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed assignment and assumption, the Master Servicer shall process such request of the related Mortgagor and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan or Serviced Companion Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. In the event that the Master Servicer shall require a Nondisqualification Opinion in order to process a request for a substitution, the Master Servicer shall use its reasonable efforts in accordance with the Servicing Standard to collect the related costs, expenses and fees from the Mortgagor to the extent the related Mortgage Loan documents require the related Mortgagor to pay such amounts. To the extent permitted by applicable law, the Master Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor is in conformity to the terms of the related Mortgage Loan, Serviced Companion Loan or Intercreditor Agreement. In making its recommendation, the Master Servicer shall evaluate such conformity in accordance with the Servicing Standard. The Master Servicer shall not condition approval of any request for assumption of a Mortgage Loan on an increase in the interest rate of such Mortgage Loan. The Master Servicer shall notify the Trustee, the Paying Agent, the Special Servicer and the Operating Adviser of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). The Master Servicer shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution of a non-Specially Serviced Mortgage Loan (except that with respect to the MONY Loans, the Nationwide Loans and the UCMFI Loans, the Master Servicer shall be entitled to 100% of such fee in connection with any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required), as executed pursuant to this Section 8.7(a) and the Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee relating to the non-Specially Serviced Mortgage Loans (except with respect to the MONY Loans, the Nationwide Loans and the UCMFI Loans with respect to which the Special Servicer's consent was not required in connection with such assignment and assumption or substitution); provided that any such fees payable to the Master Servicer pursuant to this paragraph shall be divided between the Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement.

            (b) Reserved.

            (c) Neither the Master Servicer nor the Special Servicer shall have any liability, and shall be indemnified by the Trust for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of the Rating Agencies, or any of them, to respond to such request in a reasonable period of time.

            (d) Other than with respect to the assignment and assumptions referred to in subsection (a) above, if any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale of the related Mortgaged Property, or (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Master Servicer's review and determination to either (A) enforce such due-on-sale clause or (B) if in the best economic interest of the Trust, waive the effect of such provision, shall be processed in the same manner as in Section 8.7(a); provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Master Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Master Servicer shall prepare and deliver to Fitch and Moody's a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the Special Servicer, the Paying Agent and the Trustee, and the Master Servicer shall promptly thereafter forward such documents to the Rating Agencies. The Special Servicer and the Master Servicer shall each be entitled to (as additional compensation) 50% of any fee collected from a Mortgagor in connection with the granting or withholding such consent with respect to Mortgage Loans; provided, that with respect to the MONY Loans, the Nationwide Loans and the UCMFI Loans, the Special Servicer shall only be entitled to 50% of such fee if the Special Servicer's consent was required in connection therewith, and provided, further, that such fees that are allocated to the Master Servicer pursuant hereto shall be divided between the Master Servicer and any applicable Primary Servicer as set forth in the related Primary Servicing Agreement (other than any such fee payable in connection with any Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan).

            (e) The Master Servicer shall have the right to consent to any transfers of an interest of a Mortgagor, to the extent such transfer is allowed under the terms of the related Mortgage Loan, including any consent to transfer to any subsidiary or Affiliate of Mortgagor, to a Person acquiring less than a majority interest in the Mortgagor or to an entity of which the Mortgagor is the controlling beneficial owner; provided, however, that if (i) the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool (provided that such Mortgage Loan has a then current Principal Balance of $5,000,000 or more), and (ii) the transfer is of an equity interest in the Mortgagor greater than 49%, then prior to consenting, the Master Servicer shall obtain a Rating Agency Confirmation regarding such consent, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. The Master Servicer shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation to the extent the Master Servicer's collection of such fees is not expressly prohibited under the related loan documents for the Mortgage Loan.

            (f) The Trustee for the benefit of the Certificateholders and the holder of any Serviced Companion Loan shall execute any necessary instruments in the form presented to it by the Master Servicer (pursuant to subsection (a) or (d)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee except to the extent such documents have been submitted to the recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee and the Special Servicer.

            (g) If any Mortgage Loan (other than a Specially Serviced Mortgage
Loan) which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on the ownership interest in the Mortgagor; or

            (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, as long as such Mortgage Loan is included in the Trust, the Master Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard and sub-section
(h) below. The Master Servicer shall not waive the effect of such provision without first obtaining Rating Agency Confirmation regarding such waiver and complying with the provisions of the next succeeding paragraph; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance and (y) such Mortgage Loan or if it is part of a Serviced Loan Pair, the Serviced Loan Pair has a Loan-to-Value Ratio (which includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes debt service on any B Note and Junior Indebtedness, if any) that is less than 1.2x.

            (h) Without limiting the generality of the preceding paragraph, in the event that the Master Servicer receives a request for a waiver of any "due-on-encumbrance" clause, the Master Servicer shall obtain relevant information for purposes of evaluating such request for a waiver. If the Master Servicer recommends to waive such clause, the Master Servicer shall provide to the Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to the Special Servicer, in the form attached hereto as Exhibit V and any other information in its possession reasonably requested by the Special Servicer) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within ten Business Days following the Master Servicer's delivery of the recommendation described above and the complete Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package and any other information in its possession reasonably requested by the Special Servicer to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not permit any such waiver unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. If the Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed waiver, the Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

            (i) The parties hereto acknowledge that, if a Seller or MSMC, as applicable, shall have breached the representation set forth in paragraph 41 of
Exhibit 2 to the Mortgage Loan Purchase Agreements or in the case of the 1290 AOTA Mortgage Loan, paragraph (jj) of Exhibit 2 of the Original 1290 AOTA MLPA, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses of obtaining any Rating Agency Confirmation in connection with an assumption or defeasance of the related Mortgage Loan because the related mortgage loan documents do not require the Mortgagor to pay costs related thereto, then it shall be the sole obligation of the related Seller to pay an amount equal to such insufficiency to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency, the Master Servicer or the Special Servicer, as applicable, shall request the related Seller or MSMC, as applicable, to make such payment by deposit to the Certificate Account. The Master Servicer may not waive such payment by the Mortgagor (and then seek payment for such costs and expenses from the Seller) and shall use its reasonable efforts to collect such amounts from the Mortgagor to the extent the related mortgage loan documents require the related Mortgagor to pay such amounts.

            Section 8.8 Trustee to Cooperate; Release of Trustee Mortgage Files

            Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan, the purchase of an A Note by the holder of the related B Note pursuant to the related Intercreditor Agreement or, with respect to the 55 East Monroe Pari Passu Loan, the holder of the mezzanine debt, or the receipt by the Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Trustee Mortgage File in the form of Exhibit C hereto the Trustee shall promptly release the related Trustee Mortgage File to the Master Servicer and the Trustee shall execute and deliver to the Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by the Master Servicer together with the Mortgage Note. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicer to execute and deliver, on behalf of the Trustee, the Certificateholders, the holder of any Serviced Companion Loan or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and Serviced Companion Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders and the holder of any Serviced Companion Loan. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee Mortgage File to the Master Servicer or the Special Servicer, as the case may be.

            Section 8.9 Documents, Records and Funds in Possession of the Master Servicer to Be Held for the Trustee for the Benefit of the Certificateholders

            Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee and the Paying Agent for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of such Mortgage Loans (or any Serviced Companion
Loan), whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the Certificate Account (or any Serviced Companion Loan Custodial Account), shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders (and in the case of a Serviced Loan Pair, the holders of the related Serviced Companion Loan) and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee Mortgage File or any funds that are deposited in the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee or the Paying Agent, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

            Section 8.10 Servicing Compensation

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Master Servicing Fee and the Master Servicer shall be entitled to the Primary Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account (and from the related Serviced Companion Loan Custodial Account to the extent related solely to a Serviced Companion Loan) or otherwise collected from the Mortgage Loans as provided in Section 5.2. The Master Servicer shall be required to pay to the Primary Servicers the related Primary Servicing Fees, which shall be payable by the Trust from amounts as provided in Section 5.1(c), unless retained by the Primary Servicers from amounts transferred to the Master Servicer in accordance with the terms of the Primary Servicing Agreements. The Master Servicer shall be required to pay to the holders of the rights to the Excess Servicing Fees, the Excess Servicing Fees, which shall be payable by the Trust as provided in
Section 5.1(c), unless otherwise retained by the holders of such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer Master Servicer or Primary Servicer (to the extent that such Person was ever the Master Servicer or a Primary Servicer), as applicable, for any reason, it will continue to have the right to receive its portion of the Excess Servicing Fee, and any of the holders of the right to receive Excess Servicing Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as Master Servicer or Primary Servicer hereunder. The Master Servicer shall also be entitled to the Primary Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account (or a sub-account thereof) or otherwise collected from the Mortgage Loans as provided in Section 5.2, provided that the Primary Servicing Fee payable to the Master Servicer shall only be collected from the Mall at Millenia Mortgage Loan and the Mortgage Loans set forth on Schedule III, Schedule IV, Schedule VI and Schedule VIII.

            (b) Additional servicing compensation in the form of application fees, assumption fees, extension fees, servicing fees, default interest (excluding default interest allocable to a B Note if the holder of such B Note has cured the related default pursuant to the terms of the related Intercreditor Agreement) payable at a rate above the Mortgage Rate (net of any amount used to pay Advance Interest), Modification Fees, forbearance fees, Late Fees (net of Advance Interest) (excluding Late Fees allocable to a B Note if the holder of the such B Note has cured the related default pursuant to the terms of the related Intercreditor Agreement), other usual and customary charges and fees actually received from Mortgagors and any other fees listed in any of the Primary Servicing Agreements, all such fees subject to allocation pursuant to such Primary Servicing Agreements, shall be retained by the Master Servicer, provided that the Master Servicer shall be entitled to (i) receive 50% (or, with respect to the Nationwide Loans, the MONY Loans and the UCMFI Loans and matters that do not require the consent of the Special Servicer, 100%) of assumption fees collected on Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.7(a), (ii) 100% of application fees, default interest, forbearance fees, Late Fees and Modification Fees on Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.18 hereof; and (iii) 100% of any extension fees collected from the related Mortgagor in connection with the extension of the Maturity Date of any Mortgage Loan as provided in
Section 8.18; provided, however, that the Master Servicer shall not be entitled to any such fees in connection with any Specially Serviced Mortgage Loans and, such fees will be subject to the allocations set forth in the Primary Servicing Agreements. If the Master Servicer collects any amount payable to the Special Servicer hereunder in connection with an REO Mortgage Loan or Specially Serviced Mortgage Loan, the Master Servicer shall promptly remit such amount to the Special Servicer as provided in Section 5.2. The Master Servicer shall be required to pay all applicable expenses incurred by it in connection with its servicing activities hereunder.

            (c) Notwithstanding any other provision herein, the Master Servicing Fee payable to the Master Servicer (other than with respect to the CMS Philadelphia Loan, the Mall at Millenia Mortgage Loan, the Nationwide Loans, the MONY Loans and the UCMFI Loans) for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest (if any) relating to Mortgage Loans serviced by the Master Servicer for such Determination Date.

            (d) The Master Servicer shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans (including any Specially Serviced Loans) for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii) interest or other income earned on deposits in the Certificate Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Escrow Accounts.

            Section 8.11 Master Servicer Reports; Account Statements

            (a) For each Distribution Date, (i) the Master Servicer shall deliver to the Paying Agent (or with respect to a Serviced Companion Loan, to the holder thereof) on the related Report Date, the Loan Periodic Update File with respect to such Distribution Date, (ii) the Master Servicer shall report to the Paying Agent on the related Advance Report Date, the amount of any P&I Advance to be made by the Master Servicer on the related Master Servicer Remittance Date, (iii) the Master Servicer shall report to the Paying Agent on the Mall at Millenia B Note Report Date, the amount of any Mall at Millenia B
Note Interest Advance to be made by the Master Servicer on the related Mall at Millenia Master Servicer Remittance Date, and (iv) the Master Servicer shall notify the Paying Agent as soon as possible, but no later than noon, New York City time on the Master Servicer Remittance Date, of the amount of any Principal Payments and Balloon Payments received by the Business Day immediately preceding the Master Servicer Remittance Date, which amounts were not reported pursuant to clause (i) or (ii) immediately above. The Special Servicer is required to provide all information relating to Specially Serviced Mortgage Loans in order for the Master Servicer to satisfy its duties in this Section 8.11 one Business Day prior to the date the Master Servicer is required to distribute any report. The Master Servicer shall be entitled in good faith to rely on and shall have no liability for information provided by third parties, including the Special Servicer or any Other Master Servicer.

            (b) The Master Servicer shall deliver to the Trustee and the Paying Agent within 30 days following each Distribution Date a statement setting forth the status of the Certificate Account as of the close of business on the last Business Day of the second preceding calendar month showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Certificate Account, and shall deliver to each holder of any Serviced Companion Loan within 30 days following each Distribution Date a statement setting forth the status of the Serviced Companion Loan Custodial Account, as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of transfers in and transfers from or deposits in or withdrawals from the Serviced Companion Loan Custodial Account.

            (c) The Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the Certificate Account in order to permit the Special Servicer to make deposits therein.

            (d) Reserved.

            (e) The Master Servicer shall deliver a copy of any reports or information delivered to the Trustee or the Paying Agent pursuant to subsection
(a) or subsection (b) of this Section 8.11 to the Depositor, the Special Servicer, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

            (f) Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall not have any obligation to deliver any statement, notice or report that is then made available on the Master Servicer's Website or the Paying Agent's Website, provided that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time.

            (g) The Master Servicer shall deliver or cause to be delivered to the Paying Agent and each holder of a Serviced Companion Loan (in respect of such Serviced Companion Loan) the following CMSA Reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties and, to the extent received from any Other Master Servicer, the applicable Non-Trust-Serviced Pari Passu Loan or 1290 AOTA Mortgage Loan) providing the required information as of the related Determination Date upon the following schedule: (i) a Comparative Financial Status Report not later than each Report Date, commencing in July 2003; (ii) an Operating Statement Analysis Report, the Financial File and an NOI Adjustment Worksheet in accordance with Section 8.14 of this Agreement; (iii) a Servicer Watch List in accordance with and subject to the terms of Section 8.11(h) on each Report Date, commencing in July 2003; (iv) a Loan Setup File (with respect to the initial Distribution Date only) not later than the Report Date in July 2003; (v) a Loan Periodic Update File not later than each Report Date commencing in July 2003 (a July 2003 report will be issued by the Master Servicer in the format and with the content as reasonably agreed by the Master Servicer and the Trustee); (vi) a Property File on each Report Date, commencing in July 2003; (vii) a Delinquent Loan Status Report on each Report Date, commencing in July 2003; (viii) an Historical Loan Modification and Corrected Mortgage Loan Report not later than each Report Date, commencing in July 2003; (ix) an Historical Liquidation Report not later than each Report Date, commencing in July 2003; (x) an REO Status Report on each Report Date, commencing in July 2003; and (xi) such CMSA Reports and/or data files and/or elements from each Other Master Servicer as to the related Non-Trust-Serviced Pari Passu Loan as to which such Other Master Servicer and the Master Servicer shall agree. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master Servicer and the Special Servicer on the Determination Date prior to the related Master Servicer Remittance Date in the form required under Section 9.32. The Master Servicer's responsibilities under this Section 8.11(g) with respect to REO Mortgage Loans and Specially Serviced Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 9.32. The reporting obligations of the Master Servicer in connection with any A/B Mortgage Loan shall be construed to refer only to such information regarding the A Notes (and the related Mortgaged Property) and by reference to the A Notes only, but whenever the Master Servicer remits funds to the holder of the related B Note, it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance.

            (h) For each Distribution Date, the Master Servicer shall deliver to the Paying Agent (and solely with respect to a Serviced Loan Pair, the holder of the related Serviced Companion Loan), not later than the related Report Date, a Servicer Watch List.

            (i) If the Master Servicer delivers a notice of drawing to effect a drawing on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an applicable Mortgage Loan or B
Note), the Master Servicer shall, within five Business Days following its receipt of the proceeds of such drawing, deliver notice thereof to the Special Servicer, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), the holder of a B Note, if applicable, and the Paying Agent, which notice shall set forth (i) the unpaid Principal Balance of such Mortgage Loan or B Note immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in the Master Servicer's good faith and reasonable judgment and in compliance with the Servicing Standard entitled the Master Servicer to make such drawing.

            Section 8.12 Annual Statement as to Compliance

            The Master Servicer shall deliver to the Depositor, the Paying Agent and the Trustee on or before March 20 of each year, commencing in March 2004, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Master Servicer shall forward a copy of each such statement to the Rating Agencies and the Operating Adviser (and the Mall at Millenia Other Operating Adviser, if any), if any, provided that neither the Master Servicer nor the Special Servicer shall be required to deliver its Annual Performance Certification until May 15 in any given year so long as it has received written confirmation from the Depositor or the Trustee that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

            Section 8.13 Annual Independent Public Accountants' Servicing Report

            On or before noon (Eastern Time) on March 20 of each year, commencing in March 2004, the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which may also render other services to the Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Paying Agent and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Primary Servicers or Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Primary Servicers or Sub-Servicers, provided that neither the Master Servicer nor the Special Servicer will be required to cause the delivery of its Annual Accountant's Report until May 15 in any given year so long as it has received written confirmation from the Depositor or the Trustee that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

            Section 8.14 Operating Statement Analysis Reports Regarding the Mortgaged Properties

            Within 105 calendar days (or 90 days as to the Special Servicer) after the end of each of the first three calendar quarters (in each year) for the trailing 12 months, quarterly or year-to-date information received, commencing for the quarter ending on June 30, 2003, the Master Servicer shall deliver to the Paying Agent an Operating Statement Analysis Report and a Financial File for each Mortgaged Property in electronic format, prepared using the non normalized quarterly, year-to-date or trailing 12 month operating statements and rent rolls received from the related Mortgagor, if any. With respect to Specially Serviced Mortgage Loans, the Master Servicer shall include information only to the extent provided by the Special Servicer, which an Operating Statement Analysis Report and a Financial File shall be prepared by the Special Servicer and delivered to the Master Servicer within 90 days after the end of each of the first three quarters of each year for the trailing twelve months, quarterly or year-to-date information received and other information utilized by the Special Servicer to prepare such report or files. With respect to any Mortgage Loan for which a Primary Servicer is appointed as a Special Servicer with respect to such Mortgage Loan pursuant to Section 9.39, the reports prepared by the Special Servicer shall only include the CMSA reports and related data required by the related Primary Servicing Agreement, and such other reports as are mutually agreed to by the related Primary Servicer and the Master Servicer. Not later than the Report Date occurring in July of each year, beginning in 2003, the Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans and as provided by the Special Servicer to the Master Servicer for Specially Serviced Mortgage Loans) shall deliver to the Paying Agent an Operating Statement Analysis Report, a Financial File and an NOI Adjustment Worksheet for each Mortgage Loan in electronic format, based on the most recently available year-end financial statements and most recently available rent rolls of each applicable Mortgagor (to the extent provided to the Master Servicer or Special Servicer by or on behalf of each Mortgagor). In the case of Specially Serviced Mortgaged Loans, as provided to the Special Servicer by the Mortgagor, the Special Servicer shall forward such information to the Master Servicer on or before April 15 of each such year as provided for in
Section 9.32(e) herein, containing such information and analyses for each Mortgage Loan provided for in the respective forms of Operating Statement Analysis Report, Financial File and NOI Adjustment Worksheet. Such information provided by the Master Servicer shall include what would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income, subject in the case of any Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan, to the receipt of such report from the applicable Other Master Servicer or the applicable Other Special Servicer. The Master Servicer shall make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the applicable Other Master Servicer or the applicable Other Special Servicer. As and to the extent reasonably requested by the Special Servicer, the Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgaged Property in general. The Paying Agent shall provide or make available electronically at no cost to the Certificateholders or Certificate Owners, the Rating Agencies, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), the Depositor, the Placement Agent and the Underwriters and, solely as it relates to a Serviced Loan Pair, the holder of the related Serviced Companion Loan, the Operating Statement Analysis Reports, the Financial Files and the NOI Adjustment Worksheets described above pursuant to Section 5.4(a). The aggregated CMSA Reports for all Mortgaged Properties shall be available on the Master Servicer's Website (which shall initially be located at www.GMACCM.com (the "Master Servicer's Website") by the Business Day following the Distribution Date in August 2003. The related rent rolls, operating statements, financial statements and inspections collected with respect to the Mortgaged Properties shall be available for review by the Operating Adviser, the other parties to this Agreement, the Rating Agencies, any Certificateholder and, solely as such documents relate to a Serviced Loan Pair, the holder of the related Serviced Companion Loan and other appropriate parties via a password protocol and execution of an agreement relating thereto on the Master Servicer's Website within 30 days following receipt thereof by the Master Servicer. The Master Servicer shall, upon request by any of such parties, deliver copies of such documents to such parties if such documents are not available on the Master Servicer's Website at such time. Pursuant to the Mortgage Loan Purchase Agreements, the Sellers shall populate all fields or any information for their related Mortgage Loans reasonably requested by the Master Servicer to complete the Property File.

            Section 8.15 Other Available Information and Certain Rights of the Master Servicer

            (a) Subject to paragraphs (b), (c) and (d) below, unless prohibited by applicable law or the loan documents, the Paying Agent shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Seller, any Primary Servicer, the Placement Agent, any Underwriter, each Rating Agency, the Paying Agent or the Depositor (and, if related to a Serviced Loan Pair, the holder of the related Serviced Companion Loan), originals or copies of, among other things, the following items: (i) this Agreement and any amendments thereto, (ii) all final and released Operating Statement Analysis Reports and the Loan Periodic Update Files, (iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee and the Paying Agent since the Closing Date, (iv) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date, (v) the most recent property Inspection Reports in the possession of the Paying Agent in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statement and rent roll, if any, collected by or on behalf of the Master Servicer or the Special Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer, and (viii) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee and the Paying Agent to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, the Placement Agent or any Underwriter) sufficient to cover the reasonable costs and expenses of making such information available.

            (b) Subject to the restrictions described below, the Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Primary Servicers, the Sellers, the Placement Agent, the Underwriters, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), the holder of any Serviced Companion Loan, any Certificateholder or any Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement (which access may occur by means of the availability of information on the Master Servicer's or the Paying Agent's Website), and access to Servicing Officers of the Master Servicer responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be, which may include a certification. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master Servicer upon request; provided, however, that the Master Servicer shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Operating Adviser, the Placement Agent, any Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (c) Nothing herein shall be deemed to require the Master Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report. Notwithstanding the above, the Master Servicer shall not have any liability to the Depositor, the Trustee, the Paying Agent, the Special Servicer, any Other Master Servicer, any Other Special Servicer, the holder of any Serviced Companion Loan, any Certificateholder, any Certificate Owner, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account (including with respect to any such claims relating to a Serviced Companion Loan, from amounts held in the related Serviced Companion Loan Custodial Account or otherwise) shall hold harmless and indemnify the Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            (d) The Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans. In the event the Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency, the holder of any Serviced Companion Loan and/or the Certificateholders or Certificate Owners. Any transmittal of information by the Master Servicer to any Person other than the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Rating Agencies, the Operating Adviser (and the Mall at Millenia Other Operating Adviser, if any) or the Depositor may be accompanied by a letter from the Master Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any Person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

            (e) The Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            (f) The Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

            (g) Once a month, the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Operating Adviser during regular business hours at such time and for such duration as the Master Servicer or Special Servicer, and the Operating Adviser shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Operating Adviser shall execute a confidentiality agreement in form reasonably acceptable to the Master Servicer, the Special Servicer and the Operating Adviser.

            Section 8.16 Rule 144A Information

            For as long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Master Servicer agrees to provide to the Paying Agent for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Paying Agent upon the request of such Certificateholder, such Certificate Owner or the Paying Agent, subject to this Section 8.16 and the provisions of Section 8.15, any information prepared by the Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

            Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the Master Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agent, the Underwriters or the Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Master Servicer will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, the Placement Agent or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

            Section 8.17 Inspections

            The Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property, other than Mortgaged Properties related to Specially Serviced Mortgage Loans, every calendar year beginning in 2004, or every second calendar year beginning in 2005 if the Principal Balance of the related Mortgage Loan or Serviced Loan Pair is under $2,000,000; provided that the Master Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan, (other than a Specially Serviced Mortgage Loan or if there has not been an inspection within the past six months) that has a Debt Service Coverage Ratio that falls below 1.0x. The foregoing sentence shall not alter the terms of the Special Servicer's obligation to inspect Mortgaged Properties as set forth in Section 9.4(b) hereto. The Master Servicer shall cause to be prepared an Inspection Report relating to each inspection. The applicable Inspection Reports shall be available for review by the Trustee, the Special Servicer and, upon request, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser, any Certificate Owner, solely as they relate to a Serviced Loan Pair, the holder of the related Serviced Companion Loan, any Seller and any Primary Servicer via a password protocol and execution of an agreement relating thereto on the Master Servicer's Website (which shall be initially located at www.GMACCM.com) by the Business Day following the Distribution Date in August 2003. The Master Servicer shall, upon request by any of such parties, deliver copies of such documents to such parties if such documents are not available on the Master Servicer's Website at such time. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection.

            Section 8.18 Modifications, Waivers, Amendments, Extensions and Consents

            Subject to the limitations of Sections 9.39, 9.40, 9.41, 9.42 and
12.3 hereof, the Master Servicer shall have the following powers:

            (a) (i) The Master Servicer, in accordance with the Servicing Standard, may agree to any modification, waiver, amendment or consent of or relating to any term (including, without limitation, Master Servicer Consent Matters set forth in Section 8.3(a) hereof) other than a Money Term of a Mortgage Loan or a Serviced Companion Loan that is not a Specially Serviced Mortgage Loan, provided that such amendment would not result in an Adverse REMIC Event; and provided, further, that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the Master Servicer shall notify the Special Servicer of any Mortgagor's request to release such letter of credit which the Master Servicer recommends to release, and (ii) if the terms of the related Mortgage Loan do not require the Master Servicer to approve a release, then the Special Servicer shall within five Business Days provide notice to the Master Servicer on whether the Master Servicer should approve the release (and the failure of the Special Servicer to give the Master Servicer such notice shall automatically be deemed to be an approval by the Special Servicer that the Master Servicer should grant such release). Notwithstanding the preceding sentence, if the Master Servicer recommends to approve a modification, waiver, amendment or consent which is not a Master Servicer Consent Matter (including, without limitation, any waiver of any requirement that the Mortgagor post additional reserves or a letter of credit upon the failure of the Mortgagor to satisfy conditions specified in the Mortgage Loan documents), the Master Servicer shall provide to the Special Servicer a copy of the Master Servicer's recommendation and the relevant information obtained or prepared by the Master Servicer in connection therewith and all other information in the Master Servicer's possession reasonably requested by the Special Servicer, provided, that (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and the Special Servicer shall not unreasonably withhold such consent and any such decision shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer, within five Business Days following the Master Servicer's delivery of the recommendation and all required information described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and
(C) the Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described above. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be required to obtain or request the consent of the Special Servicer in connection with any modification, waiver or amendment, or granting its consent to transactions, under one or more of the Mortgage Loans that in each case the Master Servicer has determined (in accordance with the Servicing Standard) is immaterial. In any event, the Master Servicer shall promptly notify the Special Servicer of any material modification, waiver, amendment or consent executed by the Master Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof. Notwithstanding the foregoing provisions of this Section 8.18, if the Mortgage Loan documents do not preclude imposition of a requirement to or require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the Special Servicer, then the Master Servicer shall not waive the portion of such fee due to the Special Servicer without the Special Servicer's approval.

            (ii) The Master Servicer may, without the consent of the Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 90 days following the original Maturity Date, if in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Holders and in the case of a Serviced Loan Pair, the holders of the related Serviced Companion Loan (as a collective whole) on a net present value basis than liquidation of such Mortgage Loan and the Mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage Loan or purchase of the related Mortgaged Property. The Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension (except with respect to the CMS Philadelphia Loan, the Mall at Millenia Mortgage Loan, the MONY Loans, the Nationwide Loans and the UCMFI Loans for which such extension fees allocable to the Master Servicer will be evenly divided among the Master Servicer, the applicable Primary Servicer and the applicable Sub-Servicer, if any).

            (b) The Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Master Servicer a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modification" (within the meaning of Treasury Regulations
Section 1.860G-2(b) of the Mortgage Loan). The Master Servicer shall be entitled to (as additional servicing compensation) 100% of any Modification Fees collected from a Mortgagor in connection with a consent, waiver, modification or amendment of a non-Specially Serviced Mortgage Loan executed or granted pursuant to this Section 8.18 (except with respect to the MONY Loans, the Nationwide Loans and the UCMFI Loans with respect to which the Special Servicer shall receive 50% of such fees with respect to matters requiring the consent of the Special Servicer). The Master Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees and Rating Agency Confirmation fees) incurred by the Master Servicer or the Special Servicer (which amounts shall be reimbursed to the Special Servicer) in connection with any request for a modification, waiver or amendment. The Master Servicer agrees to use its reasonable efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor). If the Master Servicer believes that the costs and expenses (including attorneys' fees) to be incurred by the Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then the Master Servicer shall notify the Special Servicer.

            (c) The Master Servicer shall notify the Trustee, the Paying Agent and the Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee. The Master Servicer shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan. The Master Servicer shall notify the holder of any Serviced Companion Loan of any modification of the monthly payments of such Serviced Companion Loan and such modifications shall be made in accordance with this Agreement and the applicable Intercreditor Agreement and such monthly payments shall be allocated in accordance with the applicable Intercreditor Agreement.

            (d) If the Mortgage Loan documents relating to a Mortgage Loan provide that certain conditions must be satisfied prior to the Master Servicer releasing additional collateral for the Mortgage Loan (e.g., the release, reduction or termination of reserves or letters of credit or the establishment of reserves), then the Master Servicer shall be permitted to waive any such condition without obtaining the consent of the Special Servicer, provided that
(1) the aggregate amount of the related release, reduction or termination is no greater than the smaller of 10% of the outstanding unpaid Principal Balance of the related Mortgage Loan or $75,000 (2) the condition to be waived is deemed to be non-material in accordance with the Servicing Standard or (3) such release, reduction or termination would not otherwise cause an Adverse REMIC Event. Notwithstanding the foregoing, without the Special Servicer's consent or except as provided in the specific Mortgage Loan documents, the Master Servicer shall not waive: (1) a requirement for any such additional collateral to exist, or (2) a lock box requirement.

            (e) Neither the Master Servicer nor any Primary Servicer will be required to obtain a Rating Agency Confirmation in connection with this Agreement unless the terms of this Agreement specifically requires the Master Servicer to do so, and if so required by the terms of this Agreement, the Master Servicer and any Primary Servicer shall not be permitted to waive (i) the Rating Agency Confirmation requirement or (ii) the obligation, if such is set forth in the Mortgage Loan documents, of a Mortgagor to pay all or any portion of any fee payable in connection with obtaining the Rating Agency Confirmation.

            (f) Notwithstanding anything herein to the contrary, with respect to the Mortgage Loan designated as Mortgage Loan No. 69 on the Mortgage Loan Schedule Mortgage, the Master Servicer shall not exercise the right of the lender pursuant to the related Mortgage Loan Documents to increase the Mortgage Rate or accelerate the Maturity Date thereof.

            (g) If the Master Servicer receives notice from the Mortgagor under the Early Defeasance Loan that such Mortgagor intends to defease the Early Defeasance Loan, in whole or in part, on or before the second anniversary of the Closing Date, then promptly after receipt of such notice the Master Servicer shall notify the related Seller, and the related Seller shall be required to repurchase the Early Defeasance Loan on or before the proposed date on which the Early Defeasance Loan will be defeased for an amount equal to the Purchase Price applicable to a repurchase pursuant to or as otherwise contemplated by Section
2.3 plus the Early Defeasance Loan Prepayment Premium. The Early Defeasance Loan Prepayment Premium shall not be considered an asset of any REMIC Pool for purposes of the REMIC Provisions, and such Early Defeasance Loan Prepayment Premium shall be deemed as paid directly from the related Seller to the Class or Classes of Certificateholders that would have received such amount as a Prepayment Premium pursuant to Section 6.11.

            (h) Notwithstanding anything to the contrary set forth in this Agreement, neither the Master Servicer nor the Special Servicer will be permitted to agree to any modification, waiver or amendment of any term of a Mortgage Loan which would have the effect of (i) reducing or eliminating the rights of the Master Servicer or the Special Servicer to income and gain realized from the investment of funds deposited in any escrow or reserve amount, or (ii) reducing, delaying or eliminating the right of any party to this Agreement to receive reimbursement of any related Advance (with interest thereon), in either case, without the prior written consent of the affected party.

            Section 8.19 Specially Serviced Mortgage Loans

            (a) The Master Servicer shall send a written notice to the Special Servicer, the Rating Agencies, the Paying Agent, the Trustee and solely as it relates to a Serviced Loan Pair, to the holder of the related Serviced Companion Loan, within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy (and for purposes of stating whether such Mortgage Loan is covered by an Environmental Insurance Policy the Master Servicer may rely on the Mortgage Loan Schedule) and, except for the Rating Agencies, the Paying Agent and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File. The Special Servicer shall not be liable for its failure to deliver the notice set forth in Section 9.36(a) if such failure is caused by its failure to receive the written notice set forth above.

            (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the Special Servicer).

            (c) Any calculations or reports prepared by the Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to the Master Servicer in writing by the Special Servicer as provided hereby. The Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

            (d) On or prior to each Distribution Date, the Master Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Master Servicer elects to provide such ad hoc reports, it may require the Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

            Section 8.20 Representations, Warranties and Covenants of the Master Servicer

            (a) The Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) the execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) the Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

            (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

            (vii) the Master Servicer has errors and omissions insurance coverage which is in full force and effect; and

            (viii)no consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Master Servicer with this Agreement, or the consummation by the Master Servicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

            (b) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

            (c) Any cause of action against the Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Master Servicer by any of the Trustee or the Master Servicer. The Master Servicer shall give prompt notice to the Trustee, the Depositor, the Primary Servicers and the Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 8.21 Merger or Consolidation

            Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of Moody's and Fitch provides a Rating Agency Confirmation. If the conditions to the provisions in the foregoing sentence are not met, the Trustee may terminate the Master Servicer's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

            Section 8.22 Resignation of the Master Servicer

            (a) Except as otherwise provided in Section 8.22(b) hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor and the Paying Agent, shall have assumed the Master Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation from Moody's and Fitch's shall have been obtained. Notice of such resignation shall be given promptly by the Master Servicer to the Trustee.

            (b) The Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor servicer (x) is available, (y) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided and (z) assumes all obligations under the Primary Servicing Agreements; (ii) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained from Moody's and Fitch with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each such Rating Agency.

            Section 8.23 Assignment or Delegation of Duties by the Master
Servicer

            The Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Master Servicer (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) the Master Servicer gives the Depositor, the Special Servicer, the Primary Servicers, the holder of a Serviced Companion Loan (only if such assignment/delegation relates to the related Serviced Loan Pair), and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement and the Primary Servicing Agreements; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation from Moody's and Fitch; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B) of this Section, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, the Master Servicer may appoint the Primary Servicers and Sub-Servicers in accordance with Section 8.4 hereof.

            Section 8.24 Limitation on Liability of the Master Servicer and
Others

            (a) Neither the Master Servicer nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of the Master Servicer shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Paying Agent, the Placement Agent, the Underwriters, the holder of any Serviced Companion Loan or Non-Trust-Serviced Companion Loan or the Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Master Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that the Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans or the interests of the related Serviced Companion Loan in a Serviced Loan Pair (subject to the Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein), or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust and if applicable, the holders of the related Serviced Companion Loan, and the Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of Section 4.4 hereof.

            (b) In addition, the Master Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Master Servicer shall have the right to rely on information provided to it by the Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Master Servicer, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicer nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

            (c) The Master Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicer, the Paying Agent or the Trustee in this Agreement. The Trust shall indemnify and hold harmless the Master Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent the Master Servicer is unable to recover such amounts from the Person in breach.

            (d) Except as otherwise specifically provided herein:

            (i) the Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) the Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in electronic or paper format) reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

            (e) The Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicer shall be indemnified by the Trustee, the Paying Agent and the Special Servicer, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of the Trustee's, the Paying Agent's or the Special Servicer's duties hereunder, as the case may be, or by reason of negligent disregard of the Trustee's, the Special Servicer's or the Paying Agent's obligations and duties hereunder, as the case may be, (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations). The Master Servicer shall immediately notify the Trustee, the Paying Agent and the Special Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer to indemnification hereunder, whereupon the Trustee, the Paying Agent or the Special Servicer, in each case, to the extent the claim is related to its respective willful misfeasance, bad faith, negligence or negligent disregard, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee, the Paying Agent and the Special Servicer shall not affect any rights that the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's, the Paying Agent's or the Special Servicer's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder. Any payment hereunder made by the Trustee, the Paying Agent or the Special Servicer pursuant to this paragraph to the Master Servicer shall be paid from the Trustee's, the Paying Agent's or the Special Servicer's own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent or the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent or the Special Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 8.25 Indemnification; Third-Party Claims

            (a) The Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to this Agreement, any Mortgage Loans, any Serviced Companion Loans, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder. The Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim and satisfy any settlement or other disposition in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement or of the Master Servicer in such capacity. The Trustee, the Paying Agent or the Master Servicer shall promptly make from the Certificate Account (and, if and to the extent that the amount due shall be paid from collections on, and other proceeds of, any Serviced Companion Loan, as described above, out of the related Serviced Companion Loan Custodial Account) any payments certified by the Master Servicer to the Trustee and the Paying Agent as required to be made to the Master Servicer pursuant to this Section 8.25.

            (b) The Master Servicer agrees to indemnify the Trustee, the Special Servicer, the Trust, the Depositor, the Paying Agent, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation the Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify the Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Depositor, the Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(b), whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer shall not affect any rights the Trustee, the Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement or otherwise, unless the Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Special Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non appealable judgment that the conduct of the Master Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) Reserved.

            (d) Reserved.

            (e) Each Other Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Other Master Servicer shall be indemnified by the Trust and held harmless against the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the applicable Other Pooling and Servicing Agreement and this Agreement, and relating to the 1290 AOTA Mortgage Loan or the applicable Non-Trust-Serviced Pari Passu Loan (but excluding any such losses allocable to any related Non-Trust-Serviced Companion Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of such Other Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the applicable Other Pooling and Servicing Agreement.

            Section 8.26 1934 Act Reporting

            (a) The Master Servicer, the Special Servicer, the Paying Agent and the Trustee shall reasonably cooperate with the Depositor in connection with the Trust's satisfaction of its reporting requirements under the 1934 Act. Within 15 days after each Distribution Date, the Paying Agent shall prepare, execute (on behalf of the Depositor) and file on behalf of the Trust any Forms 8-K customary for similar securities as required by the 1934 Act and the rules and regulations of the Commission thereunder; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. The Paying Agent shall file each Form 8-K with a copy of the related Monthly Certificateholders Report attached thereto. The Paying Agent shall not file any other attachments with any Form 8-K without the prior consent of the Depositor. If the Depositor directs that any other attachments are to be filed with any Form 8-K, such attachments shall be delivered to the Paying Agent in EDGAR-compatible form or as otherwise agreed upon by the Paying Agent and the Depositor, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Prior to March 30th of each year (or such earlier date as may be required by the 1934 Act and the rules and regulations of the Commission), the Paying Agent shall prepare and file a Form 10-K (which shall be executed by the Depositor), in substance as required by applicable law or applicable interpretations thereof of the staff of the Commission. Such Form 10-K shall include as exhibits each annual statement of compliance described under Sections 8.12 and 9.18 and each accountant's report described under Sections 8.13 and 9.19, in each case to the extent they have been timely delivered to the Paying Agent. If they are not so timely delivered, the Paying Agent shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Paying Agent. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in paragraph (b) of this Section 8.26. The Paying Agent shall not file any other attachments with any Form 10-K without the prior consent of the Depositor. The Paying Agent shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from the Paying Agent's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Upon any filing with the Securities and Exchange Commission, the Paying Agent shall promptly deliver to the Depositor a copy of any such executed report, statement or information. Prior to January 30 of the first year in which the Paying Agent is able to do so under applicable law, the Paying Agent shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the 1934 Act.

            (b) The Form 10-K shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. On or before March 20th of each year with respect to which a Form 10-K is filed by the Paying Agent, as set forth above, the Master Servicer, the Special Servicer, each Primary Servicer and the Paying Agent (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit AA hereto or in the form set forth on Exhibit A to Exhibit AA hereto, as applicable, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or
(iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.26(b) with respect to the period of time such Performing Party was subject to this Agreement.

            (c) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.26 or (ii) negligence, bad faith or willful misconduct on the part of the Performing Party in the performance of such obligations. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Performing Party agrees that it shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations under this
Section 8.26 or the Performing Party's negligence, bad faith or willful misconduct in connection therewith; provided that in no event shall the obligations of a Performing Party pursuant to the immediately preceding sentence exceed the obligations set forth in the first sentence of this paragraph.

            (d) The Depositor and each Performing Party herby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 13.3, which amendment shall not require any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

            Section 8.27 Compliance with REMIC Provisions

            The Master Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the REMIC Pools created hereby as REMICs and the Class EI Grantor Trust created hereby as a grantor trust under the Code. The Master Servicer shall take no action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or
(ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)) unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master Servicer shall comply with the provisions of Article XII hereof.

            Section 8.28 Termination

            (a) The obligations and responsibilities of the Master Servicer created hereby (other than the obligation of the Master Servicer to make payments to the Paying Agent as set forth in Section 8.29 and the obligations of the Master Servicer to the Trustee, the Paying Agent, the Special Servicer and the Trust as set forth in Section 8.25) shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default described in clauses 8.28(b)(iii), (iv), (v) or (ix) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated or (iii) if an Event of Default described in clauses 8.28(b)(i), (ii), (vii), (viii), (x) or (xi) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to the Master Servicer that the Master Servicer is terminated. After any Event of Default, the Trustee (i) may elect to terminate the Master Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee.

            (b) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to remit to the Paying Agent or otherwise make any payment required to be remitted by the Master Servicer under the terms of this Agreement, including any required Advances (which in the case of a Mall at Millenia B Note Interest Advance continues unremedied for one Business Day following the date on which such remittance was first required to be made); or

            (ii) any failure by the Master Servicer to make a required deposit to the Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

            (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee; provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further, that such cure period may not exceed 90 days; or

            (iv) any breach of the representations and warranties contained in
      Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach; provided, further, that such cure period may not exceed 90 days; or

            (v) the Trustee shall receive notice from Fitch to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

            (vi) Reserved; or

            (vii) a Servicing Officer of the Master Servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates (and such qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (ii) placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that such Servicing Officer of the Master Servicer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer as the sole or material factor in such rating action; or

            (viii) Reserved

            (ix) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (x) the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

            (xi) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

            Section 8.29 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i) of Section 8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by the Master Servicer to the Paying Agent shall be made, shall be given promptly in writing by the Master Servicer to the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of the Master Servicer (other than the obligation of the Master Servicer to pay to the Paying Agent the amounts remaining in the Certificate Account as set forth below and the obligations of the Master Servicer to the Trustee and the Trust as provided herein) shall terminate and the Master Servicer shall transfer to the Paying Agent the amounts remaining in the Certificate Account (and any sub-account) after making the withdrawals permitted to be made pursuant to Section 5.2 and shall thereafter terminate the Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

            (b) On the date specified in a written notice of termination given to the Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to the Master Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate (except for any rights relating to unpaid servicing compensation, unreimbursed Advances or the Excess Servicing Fee and all indemnities and exculpations set forth herein); provided that in no event shall the termination of the Master Servicer be effective until a successor servicer shall have succeeded the Master Servicer as successor servicer, subject to approval by the Rating Agencies, notified the Master Servicer of such designation and such successor servicer shall have assumed the Master Servicer's obligations and responsibilities hereunder and under the Primary Servicing Agreements, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans. Except as provided in the next sentence, the Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Master Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that the Master Servicer is terminated as a result of an event described in Section 8.28(b)(vii), 8.28(b)(viii) or 8.28(b)(ix), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to the Master Servicer and shall use commercially reasonable efforts within 90 days of assuming the duties of the Master Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee and the Paying Agent in effecting the termination of the Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume the Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

            (c) If the Master Servicer receives a written notice of termination pursuant to clause (ii) of Section 8.28(a) relating solely to an Event of Default set forth in clause (iii), (iv), (v) or (x) of Section 8.28(b), and if the Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

            (d) Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof and the terms of the Primary Servicing Agreements, not later than 30 days after termination of the Master Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Master Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (f) If the Successful Bidder has not entered into this Agreement as a successor Master Servicer within 30 days after the termination of the Master Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b).

            (g) Notwithstanding anything to the contrary in this Section 8.29, the successor master servicer must assume all of the obligations of the terminated Master Servicer under the Primary Servicing Agreements as a condition precedent to its becoming Master Servicer hereunder.

                                   ARTICLE IX

           ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE
                         LOANS BY THE SPECIAL SERVICER

            Section 9.1 Duties of the Special Servicer

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Certificateholders, the Trustee and, solely as it relates to any Serviced Loan Pair, on behalf of the holder of the related Serviced Companion Loan, the Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard (subject to the servicing of each Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan by the applicable Other Master Servicer and the applicable Other Special Servicer in accordance with the applicable Other Pooling and Servicing Agreement and, in the event that the Mall at Millenia Companion Loan is deposited into the Other Securitization and the Depositor elects that the related Serviced Loan Pair should be specially serviced by the Mall at Millenia Other Special Servicer pursuant to the terms of the Mall at Millenia Other Pooling and Servicing Agreement, subject to the servicing of the Mall at Millenia Pari Passu Loan and the Mall at Millenia B Note by the Mall at Millenia Other Special Servicer in accordance with the terms of the Mall at Millenia Other Pooling and Servicing Agreement). Certain of the provisions of this Article IX make explicit reference to their applicability to Mortgage Loans and Serviced Companion Loans; notwithstanding such explicit references, references in this Article IX to "Mortgage Loans" shall be construed, unless otherwise specified, to refer also to such Serviced Companion Loan (but any other terms that are defined in Article I and used in this Article IX shall be construed according to such definitions without regard to this sentence). In addition, certain of the provisions of this
Article IX make explicit reference to their non-applicability to Non-Trust-Serviced Pari Passu Loans and the 1290 AOTA Mortgage Loan; notwithstanding such explicit references, references to "Mortgage Loans," "Specially Serviced Mortgage Loans," "REO Mortgage Loan," "REO Property," "Rehabilitated Mortgage Loan" and "Mortgaged Property" contained in this Article IX, unless otherwise specified, shall be construed to exclude the Non-Trust-Serviced Pari Passu Loans and the 1290 AOTA Mortgage Loan and any related real property (but any other terms that are defined in Article I and used in this Article IX shall be construed according to such definitions without regard to this sentence).

            (b) The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) the Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Special Servicer elects to provide such ad hoc reports requested by the Master Servicer, the Special Servicer may require the Master Servicer to pay a reasonable fee to cover the costs of the preparation thereof. The Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

            (c) The Special Servicer shall send a written notice to the Master Servicer and the Paying Agent within two Business Days after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the Master Servicer and the Paying Agent, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the Master Servicer.

            (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special Servicer, the Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the Special Servicer shall, within two Business Days, advise the Master Servicer of any changes to be made, and return the monthly statement to the Master Servicer. The Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

            (e) All amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan and a Specially Serviced Mortgage Loan that is a Serviced Companion Loan) shall be deposited in the Certificate Account and all amounts collected by the Master Servicer with respect to any Serviced Companion Loan, if it becomes a Specially Serviced Mortgage Loan, shall be deposited in the related Serviced Companion Loan Custodial Account. The Master Servicer shall within two Business Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special Servicer shall, within two Business Days thereafter, instruct the Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents (including any related Intercreditor Agreement) or in accordance with this Agreement, as applicable).

            (f) After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any Environmental Insurance Policy, (i) the Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental Insurance Policy to achieve the payment of all amounts thereunder to which the Trust is entitled in the event the Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy (an "Insured Environmental Event") and (ii) if the Special Servicer has actual knowledge of an Insured Environmental Event with respect to such Mortgage Loan, the Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of the related Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance. All extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.1 shall be paid by the Trust.

            Section 9.2 Fidelity Bond and Errors and Omissions Insurance Policy of the Special Servicer

            The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Special Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A" as rated by Fitch and "A2" as rated by Moody's, the Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.

            Section 9.3 Reserved

            Section 9.4 Special Servicer's General Powers and Duties

            (a) Subject to the other terms and provisions of this Agreement (including, but not limited to, Sections 9.39, 9.40, 9.41, 9.42, 9.43 and 9.44), the Special Servicer is hereby authorized and empowered when the Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the Master Servicer may perform as set forth in Section 8.3(a), including
(i) to execute and deliver, on behalf of itself or the Trust (or the holder of a Serviced Companion Loan, if applicable), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date Power of Attorney in the form of Exhibit S-2 hereto and shall furnish the Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as the Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, the Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless the Special Servicer reasonably believes that such action should be taken in less than five Business Days to preserve the property of the Trust for the benefit of Certificateholders, and the Trustee may within five Business Days of its receipt of such notice advise the Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that the Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust (or the holder of the related Serviced Companion Loan), as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust (or the holder of the Serviced Companion Loan). In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust (or the holder of the Serviced Companion Loan), be deemed to be the agent of the Trust (or the holder of the Serviced Companion Loan). The Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of it or its Affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of the Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the Master Servicer or the Depositor that is not attributable to the failure of the Special Servicer to perform its obligations hereunder. The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

            (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard. The Special Servicer shall conduct, or cause to be conducted, inspections, at its own expense, of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided that the Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve month period that ends on June 30 of any calendar year (commencing with the twelve month period ending June 30, 2003); provided, further, that the Special Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for 120 days in the payment of any amounts due under such Mortgage Loan. If the Special Servicer shall have conducted, or caused to be conducted, an inspection pursuant to the second proviso of the preceding sentence, the Special Servicer shall not be obligated to conduct or cause to be conducted another inspection with respect to such Mortgaged Property until the twelve month period commencing on the following June 30. The Special Servicer shall provide to the Master Servicer, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) and solely as they relate to a Serviced Loan Pair, the holder of the related Serviced Companion Loan copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection. The duties of the Special Servicer set forth in this Section 9.4(b) with respect to the Specially Serviced Mortgage Loans shall not include the Non-Trust Serviced Pari Passu Loans.

            (c) Except as set forth in Section 9.4(d) and 9.4(e) below, pursuant to the related Intercreditor Agreement, each owner of a Serviced Companion Loan has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the Serviced Companion Loan pursuant to this Agreement.

            (d) Pursuant to the Mall at Millenia Intercreditor Agreement, the owner of the Mall at Millenia Companion Loan has agreed that the Master Servicer and the related Special Servicer are authorized and obligated to service and administer the Mall at Millenia Companion Loan pursuant to this Agreement until such time that the Mall at Millenia Companion Loan is deposited into a different commercial mortgage securitization (the "Mall at Millenia Other Securitization"), at which point, the Mall at Millenia A/B Loan may, at the option of the Depositor and subject to the conditions in the next sentence, be specially serviced (if applicable) by the special servicer of the Mall at Millenia Other Securitization (the "Mall at Millenia Other Special Servicer"). The Depositor may only transfer special servicing of the Mall at Millenia A/B Loan to the Mall at Millenia Other Special Servicer if (i) Rating Agency Confirmation is obtained, and (ii) the outstanding Principal Balance of the Mall at Millenia Companion Loan deposited into one or more Mall at Millenia Other Securitizations with respect to which the same party acts as initial operating adviser (so long as such operating adviser is not an affiliate of the related seller) is greater than the outstanding Principal Balance of the Mall at Millenia Pari Passu Loan. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that (i) the Special Servicer's obligations and responsibilities hereunder and the Special Servicer's authority with respect to the Mall at Millenia Mortgage Loan are limited by and subject to the terms of the Mall at Millenia Intercreditor Agreement and (upon the exercise by the Depositor of the option set forth in the preceding sentence) the rights of the Mall at Millenia Other Special Servicer with respect thereto under the pooling and servicing agreement relating to the Mall at Millenia Other Securitization (the "Mall at Millenia Other Pooling and Servicing Agreement") and (ii) except to the extent otherwise agreed to in writing by the holder of the Mall at Millenia B Note, the Mall at Millenia Other Special Servicer's obligations and responsibilities and the Mall at Millenia Other Special Servicer's authority with respect to Mall at Millenia B Note are limited by and subject to the terms of the Mall at Millenia Intercreditor Agreement and the rights of the holder of the Mall at Millenia B Note set forth herein, including but not limited to
Section 9.44. The Special Servicer shall use reasonable efforts consistent with the Servicing Standard to monitor the special servicing of the Mall at Millenia Mortgage Loan by the Mall at Millenia Other Special Servicer pursuant to the Mall at Millenia Other Pooling and Servicing Agreement and shall use reasonable efforts to enforce the rights of the Trustee (as holder of such Mall at Millenia Mortgage Loan) under the Mall at Millenia Other Pooling and Servicing Agreement.

            The Master Servicer and the Special Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the Mall at Millenia Mortgage Loan by the Mall at Millenia Other Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the master servicer of the Mall at Millenia Other Securitization or the Mall at Millenia Other Special Servicer.

            In addition, if at any time neither any portion of the Mall at Millenia Mortgage Loan nor any related REO Property is an asset of the Trust, and if a separate servicing agreement with respect to the Mall at Millenia A/B Loan or any REO Property, as applicable, has not been entered into pursuant to the Mall at Millenia Intercreditor Agreement, then, until such time as a separate servicing agreement is entered into in accordance with such Mall at Millenia Intercreditor Agreement, and notwithstanding that neither the Mall at Millenia Mortgage Loan nor any related REO Property is an asset of the Trust, the Trustee shall continue to hold the related Mortgage File, and the Master Servicer and the Special Servicer shall continue to service and administer the Mall at Millenia A/B Loan and/or any REO Property, for the benefit of the Mall at Millenia Holders thereof, under this Agreement as if the Mall at Millenia A/B Loan or any REO Property were the sole assets subject thereto, with any references herein to (i) the Trust, (ii) the Trustee, (iii) the Certificates,
(iv) the Certificateholders (or any sub-group thereof), or (v) any representative of such holders (or any sub-group thereof), all being construed to refer to the holder of the Mall at Millenia A Loan.

            (e) Pursuant to the related Intercreditor Agreements, the holders of the Indian Creek B Note and the Harper's Point B Note have retained the right to appoint the special servicer of the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan and any related REO Property. Such special servicer shall meet the requirements applicable to a successsor Special Servicer contained in
Section 9.21(b). Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that (i) the Special Servicer's obligations and responsibilities hereunder and the Special Servicer's authority with respect to the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan are limited by and subject to the terms of the related Intercreditor Agreement (upon being appointed special servicer of the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan).

            In addition, if at any time neither any portion of the 55 East Monroe Mortgage Loan nor any related REO Property is an asset of the Trust, and if a separate servicing agreement with respect to the 55 East Monroe A/B Loan or any REO Property, as applicable, has not been entered into pursuant to the 55 East Monroe Intercreditor Agreement, then, until such time as a separate servicing agreement is entered into in accordance with such 55 East Monroe Intercreditor Agreement, and notwithstanding that neither the 55 East Monroe Mortgage Loan nor any related REO Property is an asset of the Trust, the Trustee shall continue to hold the related Mortgage File, and the Master Servicer and the Special Servicer shall continue to service and administer the 55 East Monroe A/B Loan and/or any REO Property, for the benefit of the 55 East Monroe holders thereof, under this Agreement as if the 55 East Monroe A/B Loan or any REO Property were the sole assets subject thereto, with any references herein to (i) the Trust, (ii) the Trustee, (iii) the Certificates, (iv) the Certificateholders (or any sub-group thereof), or (v) any representative of such holders (or any sub-group thereof), all being construed to refer to the holders of the related A Note.

            (f) Pursuant to the related Intercreditor Agreement, the holder of the 55 East Monroe B Note has retained the right to appoint the special servicer of the 55 East Monroe Mortgage Loan and any related REO Property. Such special servicer shall meet the requirements applicable to a successsor Special Servicer contained in Section 9.21(b). Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that (i) the Special Servicer's obligations and responsibilities hereunder and the Special Servicer's authority with respect to the 55 East Monroe Mortgage Loan is limited by and subject to the terms of the related Intercreditor Agreement (upon being appointed special servicer of the 55 East Monroe Mortgage Loan).

            (g) Pursuant to the Intercreditor Agreement with respect to each Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan, the owner of the related Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan has agreed that such owner's rights in, to and under the related Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan are subject to the servicing and all other rights of the applicable Other Master Servicer and the applicable Other Special Servicer and the applicable Other Master Servicer and the applicable Other Special Servicer are authorized and obligated to service and administer the related Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan pursuant to the applicable Other Pooling and Servicing Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Special Servicer's obligations and responsibilities hereunder and the Special Servicer's authority with respect to each Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan are limited by and subject to the terms of the related Intercreditor Agreement and the rights of the applicable Other Master Servicer and the applicable Other Special Servicer with respect thereto under the applicable Other Pooling and Servicing Agreement. The Special Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan by the applicable Other Master Servicer and the applicable Other Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the applicable Other Master Servicer or applicable Other Special Servicer under the applicable Other Pooling and Servicing Agreement.

            (h) Pursuant to the Federal Center Plaza Intercreditor Agreement, each owner of the Federal Center Plaza Pari Passu Loan has agreed that the related Other Master Servicer and the related Other Special Servicer are authorized and obligated to service and administer such Federal Center Plaza Pari Passu Loan pursuant to the 2003-TOP10 Pooling and Servicing Agreement and the Federal Center Plaza Intercreditor Agreement; provided, however that the Other Special Servicer is required to consult with the Special Servicer in respect of the Federal Center Plaza Pari Passu Loan, and the Other Special Servicer is required to provide the Special Servicer with an opportunity to review any proposed action to be taken in respect thereof. The Special Servicer and the Operating Adviser shall have such opportunity to consult with the Other Special Servicer for a period from the date of their receipt of the Other Special Servicer's written description of its proposed action through (but excluding) the fifth Business Day (as defined in the 2003-TOP10 Pooling and Servicing Agreement) following such date of receipt (the "Initial Review Period"). The Other Special Servicer shall implement its written proposal if the Special Servicer (in consultation with the Operating Adviser) does not disapprove the proposed action within the Initial Review Period, unless the Other Special Servicer has been directed to do otherwise by the operating adviser under the 2003-TOP10 Pooling and Servicing Agreement (the "Other Operating Adviser") (in which event the Other Special Servicer shall advise the Special Servicer of such alternate course of action). If the Special Servicer (in consultation with the Operating Adviser) disagrees with any aspect of the written proposal and, after consulting with the Other Special Servicer during the Initial Review Period, is unable to reach agreement on the proper course of action and notifies the Other Special Servicer of its disagreement in writing, then the Special Servicer shall be entitled to an additional period of five Business Days (as defined in the 2003-TOP10 Pooling and Servicing Agreement) (the "Additional Review Period") to continue its discussions with the Other Special Servicer and the Other Operating Adviser. If the Special Servicer and the Other Special Servicer agree on a revised course of action within the Initial Review Period or the Additional Review Period, then the Other Special Servicer shall revise the written proposal to reflect the agreed upon revised course of action and shall implement that course of action. If the Special Servicer and the Other Special Servicer are unable to agree on the appropriate course of action by the end of the Additional Review Period, then the Other Special Servicer shall decide, in accordance with the Servicing Standard set forth in the 2003-TOP10 Pooling and Servicing Agreement, what course of action to follow. If an Event of Default (as defined in the 2003-TOP10 Pooling and Servicing Agreement) has occurred with respect to the Other Special Servicer under the 2003-TOP10 Pooling and Servicing Agreement, which Event of Default does not relate to any mortgage loan other than the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan, then the Trustee shall be entitled to direct the related Other Trustee to (a) terminate the defaulting Other Special Servicer solely with respect to the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan and
(b) appoint a successor Other Special Servicer that meets the eligibility requirements of this Agreement and the 2003-TOP10 Pooling and Servicing Agreement. In such event, the Trustee shall exercise its rights set forth in the preceding sentence at the direction of the Certificateholders holding, in the aggregate, at least 25% of the Certificate Balance of the Certificates or the Operating Adviser. The replacement of the Other Special Servicer with respect to the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan, as contemplated above, shall in any event be subject to obtaining Rating Agency Confirmation hereunder and any required Rating Agency Confirmation (as defined in the 2003-TOP10 Pooling and Servicing Agreement) under the 2003-TOP10 Pooling and Servicing Agreement.

            Section 9.5 "Due-On-Sale" Clauses; Assignment and Assumption Agreements; Modifications of Specially Serviced Mortgage Loans;
Due-On-Encumbrance Clauses

            Subject to the limitations of Sections 9.39, 9.40, 9.41, 9.42 and 12.3, the Special Servicer shall have the following duties and rights:

            (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

            (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, the Special Servicer, on behalf of the Trust, shall, after consultation with the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Special Servicer shall prepare and deliver to Fitch and Moody's a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer shall also prepare and provide Fitch and Moody's with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Mortgage Loans below the threshold set forth above, but for which the Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, the Special Servicer shall have the rights and duties set forth in Section 8.7(d). The Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

            After notice to the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), the Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall otherwise enter into any assumption or substitution agreement only if entering into such assumption or substitution agreement is consistent with the Servicing Standard. The Special Servicer shall not condition approval of any request for assumption of a Mortgage Loan or Serviced Companion Loan on an increase in the interest rate of such Mortgage Loan or Serviced Companion Loan. The Special Servicer shall notify the Master Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section 9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

            (c) Subject to the Servicing Standard and Sections 9.37, 9.39, 9.40 and 9.41, and the rights and duties of the Master Servicer under Section 8.18, the Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium and/or any other amounts due and payable with respect to such Specially Serviced Mortgage Loan (including, but not limited to, any Late Fees or default interest), (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders, the holders of any related Serviced Companion Loan (as a collective whole) on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders, the holders of any related Serviced Companion Loan (as a collective whole) to be performed at the related Mortgage Rate or, in the case of any A/B Mortgage Loan, such discounting to be performed at the weighted average of the Mortgage Rate and the stated mortgage rate on the related B Note) (as demonstrated in writing by the Special Servicer to the Trustee and the Paying Agent), (C) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, (D) if notice to the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) of such modification, waiver or amendment is required pursuant to Section 9.39, the Special Servicer has made such notice, and (E) no modification of the Mall of Millenia Mortgage Loan shall reduce the amounts payable to the Mall at Millenia B Note unless all outstanding Mall at Millenia B Note Interest Advances have either been repaid with Advance Interest thereon or reasonable arrangements acceptable to the Master Servicer have been made for such repayment. The Special Servicer with respect to any Serviced Loan Pair shall notify the holder of related Serviced Companion Loan of any modification of the monthly payments of any Serviced Companion Loan and such modifications shall be made and such monthly payments shall be allocated in accordance with the related Intercreditor Agreement.

            In no event, however, shall the Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan unless the Special Servicer gives due consideration to the remaining term of such ground lease. The Special Servicer shall not extend the Maturity Date of any Mortgage Loan secured by a Mortgaged Property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such Mortgage Loan's Maturity Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same terms and conditions to cover the period through five years past the extended Maturity Date, provided that, (i) if such Mortgage Loan is secured by a ground lease, the Special Servicer shall give due consideration to the remaining term of the ground lease and (ii) in no case shall the Maturity Date of any such Mortgage Loan be extended past a date that is two years prior to the Final Rated Distribution Date. The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

            (d) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 9.5(c) or pledge additional collateral for the Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust, the holder of any Serviced Companion Loan in such collateral can only be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense. Notwithstanding the foregoing, to the extent not inconsistent with the related Mortgage Loan documents, the Special Servicer will not permit a Mortgagor to substitute collateral for any portion of the Mortgaged Property unless it shall have received a Rating Agency Confirmation in connection therewith, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. If the Mortgagor is not required to pay for the Rating Agency Confirmation, then such expense will be paid by the Trust. Promptly upon receipt of notice of such unpaid expense, regarding a Specially Serviced Mortgage Loan, the Special Servicer shall request the related Seller as and to the extent required pursuant to the terms of the related Mortgage Loan Purchase Agreement to make such payment by deposit to the Certificate Account. The parties hereto acknowledge that if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such expense to the extent the related Mortgagor is not required to pay them.

            (e) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), the Trustee, the Paying Agent and the Rating Agencies a notice, specifying any such assignments and assumptions, modifications, material waivers (except any waivers with respect to Late Fees or default interest) or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

            (f) No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the Mortgagor. The Special Servicer shall be entitled to 100% of any modification fees received in connection with a Specially Serviced Mortgage Loan. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

            (g) The Special Servicer shall cooperate with the Master Servicer (as provided in Section 8.7) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans (except with respect to the MONY Loans, the Nationwide Loans and the UCMFI Loans with respect to which the Special Servicer is not entitled to receive a percentage of the assumption fee, as set forth below), and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(a) and 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(d). Notwithstanding the foregoing, with respect to non-Specially Serviced Mortgage Loans that are MONY Loans, Nationwide Loans and UCMFI Loans, the Special Servicer shall only be entitled to 50% of any assumption fee if the Special Servicer's consent was required with respect to such assumption. The Special Servicer shall be entitled to 100% of any assumption fee received in connection with a Specially Serviced Mortgage Loan.

            (h) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) prior to acting, and provisions of this Agreement requiring such shall be of no effect, if the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) resigns or is removed, during the period following such resignation or removal until a replacement is elected and (ii) no advice, direction or objection from or by the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), as contemplated by this Agreement, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable good faith judgment would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or the Class EI Grantor Trust not being treated as a grantor trust, (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, the Paying Agent or the Trustee, or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's responsibilities under this Agreement. Notwithstanding anything to the contrary contained herein, in no event shall the Special Servicer with respect to any A/B Mortgage Loan (other than the A/B Mortgage Loan that includes the Village at Searcy Mortgage Loan and the Village at Searcy B Note) be required to take direction, or obtain consent, from the Operating Adviser with respect to the related A Notes so long as the holder of the related B Note is the "Controlling Holder" (as defined in the related Intercreditor Agreement) pursuant to the related Intercreditor Agreement.

            (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

            (j) then, for so long as such Mortgage Loan is included in the Trust, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 9.5, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision with respect to a Mortgage Loan, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance and (y) such Mortgage Loan, or if it is part of a Serviced Loan Pair, the Serviced Loan Pair, has a Loan-to-Value Ratio (which also includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which also includes debt service on any B Note and Junior Indebtedness, if any) that is less than 1.2x.

            Section 9.6 Release of Mortgage Files

            (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Mortgage Loan, the Special Servicer will within 2 Business Days notify the Master Servicer. The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the Master Servicer.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the Special Servicer and delivery to the Trustee or Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to the Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the Special Servicer, in accordance with the Servicing Standard, the Master Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the Special Servicer, of such transfer.

            (c) Reserved.

            (d) The Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the Master Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the Master Servicer in accordance with the Servicing Standard, the Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

            Section 9.7 Documents, Records and Funds in Possession of the Special Servicer to Be Held for the Trustee

            (a) The Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be remitted to the Master Servicer within two Business Days of receipt for deposit into the Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the REO Account. The Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the Master Servicer, the Paying Agent, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided, further, that the Trustee and the Paying Agent shall be entitled to receive from the Special Servicer all such information as the Trustee and the Paying Agent shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the Master Servicer's, the Paying Agent's or the Operating Adviser's (and, if applicable, the Mall at Millenia Other Operating Adviser's) purposes.

            (b) The Special Servicer hereby acknowledges that the Trust (and/or the holder of the related Serviced Companion Loan with respect to a Serviced Loan Pair) owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that are collected by the Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special Servicer, shall be held by the Special Servicer for and on behalf of the Trust (and/or the holder of the related Serviced Companion Loan with respect to a Serviced Loan Pair).

            (c) The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

            Section 9.8 Representations, Warranties and Covenants of the Special Servicer

            (a) The Special Servicer hereby represents and warrants to and covenants with the Trustee, as of the Closing Date:

            (i) the Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) the execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets which default or breach in the reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (iii) the Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) no litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer the outcome of which, in the Special Servicer's reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

            (vii) the Special Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 9.2 hereof; and

            (viii) no consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Special Servicer with this Agreement, or the consummation by the Special Servicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

            (b) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

            (c) Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Special Servicer by any of the Trustee, the Master Servicer or the Paying Agent. The Special Servicer shall give prompt notice to the Trustee, the Paying Agent, the Depositor, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) and the Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 9.9 Standard Hazard, Flood and Comprehensive General Liability Insurance Policies

            (a) For all REO Property, the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan and any related Serviced Companion Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1,000,000 per occurrence. All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee and be endorsed with a standard mortgagee clause. The costs of such insurance shall be paid by the Master Servicer as a Servicing Advance pursuant to Section 4.2, subject to the provisions of Section 4.4 hereof.

            (b) Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

            (c) Notwithstanding the above, the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at commercially reasonable rates consistent with the Servicing Standard. The Special Servicer shall notify the Trustee of any such determination.

            The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the Special Servicer shall have obtained and maintained a blanket insurance policy insuring against hazard losses on all of the applicable REO Property serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer with a minimum claims paying ability rating of at least "A" by Fitch and "A2" by Moody's or otherwise approved by the Rating Agencies or (ii) if the Special Servicer self-insures for its obligations, provided that the rating of such Person's long-term debt is not less than "A" by Fitch and "A2" by Moody's. In the event that the Special Servicer shall cause any REO Property to be covered by such a blanket insurance policy, the incremental cost of such insurance allocable to such REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan or the Serviced Companion Loan is then covered thereby), shall be paid by the Special Servicer, at its option, or by the Master Servicer, as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or Serviced Companion Loan or (ii) if there is no deductible limitation required under the Mortgage Loan or the Serviced Companion Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans or the Serviced Companion Loan, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

            Section 9.10 Presentment of Claims and Collection of Proceeds

            The Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the Special Servicer in respect of such policies shall be promptly remitted to the Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

            Section 9.11 Compensation to the Special Servicer

            (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and (iii) the Work-Out Fee. Such amounts, if any, collected by the Special Servicer from the related Mortgagor shall be transferred by the Special Servicer to the Master Servicer within one Business Day of receipt thereof, and deposited by the Master Servicer in the Certificate Account. The Special Servicer shall be entitled to receive a Liquidation Fee from the proceeds received in connection with a full or partial liquidation (net of related costs and expenses of such liquidation) of a Specially Serviced Mortgage Loan or REO Property (whether arising pursuant to a sale, condemnation or otherwise). With respect to each REO Mortgage Loan that is a successor to a Mortgage Loan secured by two or more Mortgaged Properties, the reference to "REO Property" in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the Special Servicer to a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds received in connection with, each such acquired property as the Liquidation Proceeds related to that property are received.

            (b) The Special Servicer shall be entitled to cause the Master Servicer to withdraw (i) from the Certificate Account, the Special Servicer Compensation in respect of each Mortgage Loan and (ii) from any Serviced Companion Loan Custodial Account, the Special Servicer Compensation to the extent related solely to the related Serviced Companion Loan, in the time and manner set forth in Section 5.2 of this Agreement. The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) Additional Special Servicer Compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees and default interest (net of amounts used to pay Advance Interest) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the Special Servicer, to the extent not required to be deposited in the Certificate Account pursuant to the terms of this Agreement (other than any such fees payable in connection with any Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan). The Special Servicer shall also be permitted to receive 50% of all assumption fees and modification fees collected with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.7(a) only with respect to Mortgage Loans other than MONY Loans, Nationwide Loans and UCMFI Loans, and 100% of all assumption fees and modification fees collected with respect to Mortgage Loans that are Specially Serviced Mortgage Loans as provided in Section 9.5(a) (other than any such fees payable in connection with any Non-Trust-Serviced Pari Passu Loan and the 1290 AOTA Mortgage Loan). To the extent any component of Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, the Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, the Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

            Section 9.12 Realization Upon Defaulted Mortgage Loans

            (a) The Special Servicer, in accordance with the Servicing Standard and subject to Sections 9.4(a), 9.36, 9.39, 9.40, 9.41, 9.42, 9.43 and 9.44,
shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard.

            (b) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC Pool will not cause the imposition of a tax on such REMIC Pool under the Code or cause such REMIC Pool to fail to qualify as a REMIC.

            (c) Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust or any trust that holds a Serviced Companion Loan would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or Affiliate of the Master Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

            (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

            (ii) taking such actions as are necessary to bring the Mortgaged Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than pursuing a claim under the Environmental Insurance Policy; and

            (iii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions); provided, however, that such compliance pursuant to clause (i) and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the Master Servicer pursuant to this Agreement, subject to the provisions of Section
      4.4 hereof.

            (d) The cost of the Phase I Environmental Report contemplated by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor.

            (e) If the Special Servicer determines, pursuant to Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust (and/or the holder of the related Serviced Companion Loan with respect to any Serviced Loan Pair), including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Principal Balance of the related Mortgage Loan, the Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

            Notwithstanding any provision of this Agreement to the contrary, the Special Servicer shall not foreclose on any Mortgaged Property in anticipation of pursuing a claim under the related Environmental Insurance Policy, unless the Special Servicer shall have first reviewed such Environmental Insurance Policy.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

            Section 9.13 Foreclosure

            In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

            The Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The Special Servicer, on behalf of the Trust (and/or the holder of the related Serviced Companion Loan with respect to any Serviced Loan Pair), shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in Section
9.15. Subject to Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust (and/or the holder of the related Serviced Companion Loan with respect to any Serviced Loan Pair) solely for the purpose of its prompt disposition and sale.

            Section 9.14 Operation of REO Property

            (a) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and/or the holder of the related Serviced Companion Loan with respect to any Serviced Loan Pair) in the name of "Wells Fargo Bank Minnesota, N.A., as Trustee for the Holders of Morgan Stanley Capital I Inc. Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2003-IQ4" and the holders of any Serviced Companion Loans, as their interests may appear (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Account within two days of receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

            (b) On or before 2:00 p.m. each Special Servicer Remittance Date, the Special Servicer shall withdraw from the applicable REO Account and remit to the Master Servicer for deposit in the Certificate Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties; provided, however, that (i) the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in such REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The Special Servicer shall notify the Master Servicer of all such remittances (and the REO Properties to which the remittances relate) and (ii) the Special Servicer shall be entitled to withdraw from the REO Account and pay itself as additional special servicing compensation any interest or net reinvestment income earned on funds deposited in the REO Account. The amount of any losses incurred in respect of any such investments shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the REO Account, out of its own funds immediately as realized. If the Special Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from such REO Account, any provision herein to the contrary notwithstanding.

            (c) If the Trust acquires the Mortgaged Property, the Special Servicer shall have full power and authority, in consultation with the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), and subject to the specific requirements and prohibitions of this Agreement and any applicable consultation or consent rights of the holder of any B Note, if applicable, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interest of the Trust (and/or the holder of the related Serviced Companion Loan with respect to any Serviced Loan Pair), and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the Master Servicer or the Trust subject to Sections 4.4 in accordance with Section 4.6(e)), to the extent such amounts cannot be paid from REO Income:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

            (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures).

            (d) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO Property, provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith;

            (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulations Section 1.856-4(b)(5);

            (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

            (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

            (v) if the Independent Contractor is an Affiliate of the Special Servicer, the consent of the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) and a Nondisqualification Opinion must be obtained; and

            (vi) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            (e) The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust (and/or the holder of the related Serviced Companion Loan with respect to any Serviced Loan Pair) pursuant to this subsection (d) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced by the Master Servicer as a Servicing Advance, subject to the provisions of Section 4.4 and Section 4.6(e) hereof.

            (f) Notwithstanding any other provision of this Agreement, the Special Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I or the Early Defeasance Loan REMIC or, to the extent applicable, the Class MM REMIC or the Class TN REMIC by the REO Property would not result in the imposition of a tax upon REMIC I or the Early Defeasance Loan REMIC or, to the extent applicable, the Class MM REMIC or the Class TN REMIC or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The Special Servicer shall notify the Trustee, the Paying Agent and the Master Servicer of any election by it to incur such tax, and the Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Paying Agent with all information for the Paying Agent to file the necessary tax returns in connection therewith and (iii) upon request from the Paying Agent, pay from such account to the Paying Agent the amount of the applicable tax. The Paying Agent shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

            Subject to, and without limiting the generality of the foregoing, the Special Servicer, on behalf of the Trust, shall not:

            (i) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            Section 9.15 Sale of REO Property

            (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), shall use its reasonable efforts to sell any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders (and with respect to any Serviced Companion Loan, the holder thereof), but in no event later than the end of the third calendar year following the end of the year of its acquisition, and in any event prior to the Final Rated Distribution Date, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Paying Agent upon request), in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in
Section 860F(a)(2) of the Code, or cause the related REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that if an Interested Person intends to bid on the REO Property, (i) the Special Servicer (or, if such Interested Person is the Special Servicer or an Affiliate of the Special Servicer, the Trustee) shall promptly obtain, at the expense of the Trust, an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.9) and (ii) the Interested Person shall not bid less than the fair market value set forth in such Appraisal. The Depositor may not purchase REO Property at a price in excess of the fair market value thereof.

            Notwithstanding the foregoing, no Interested Person shall be permitted to purchase the REO Property at a price less than an amount equal to the fair value of the REO Property, as determined by the Special Servicer (or, if such Interested Person is the Special Servicer or an Affiliate of the Special Servicer, the Trustee). Prior to the Special Servicer's or Trustee's, as applicable, determination of fair value referred to above, the fair value of an REO Property shall be deemed to be an amount equal to the Purchase Price. The Special Servicer or Trustee, as applicable, shall determine the fair value of an REO Property as soon as reasonably practical after receipt of notice of an Interested Party's desire to purchase such REO Property, and the Special Servicer or Trustee, as applicable, shall promptly notify such Interested Party (and the Trustee, if applicable) of the fair value. The Special Servicer or Trustee, as applicable, is required to recalculate the fair value of the REO Property if there has been a material change in circumstances or the Special Servicer or Trustee, as applicable, has received new information (including the receipt of a third party bid to purchase the REO Property), either of which has a material effect on the fair value, provided that the Special Servicer or Trustee, as applicable, shall be required to recalculate the fair value of the REO Property if the time between the date of last determination of the fair value of the REO Property and the date of the purchase of the REO Property by such Interested Party has exceeded 60 days. Upon any recalculation, the Special Servicer or Trustee, as applicable, shall be required to promptly notify in writing such Interested Party (and the Trustee, if applicable) of the revised fair value. In determining fair value, the Special Servicer or Trustee, as applicable, shall take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the physical condition of the REO Property; the state of the local economy; any other bids received with respect to the REO Property; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in this Section 9.15. In performing its obligations under this Section 9.15(a), the Special Servicer or the Trustee, as applicable, may, at the expense of the party desiring to purchase the REO Property, engage an appraiser or other expert in real estate matters to determine the fair value of an REO Property and may rely conclusively upon such Person's determination, which determination shall take into account the factors set forth in the preceding sentence.

            (b) Within 30 days of the sale of the REO Property, the Special Servicer shall provide to the Trustee, the Paying Agent and the Master Servicer (and the holder of the related Serviced Companion Loan with respect to any Serviced Loan Pair) a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date, (v) final property operating statements, and (vi) such other information as the Trustee or the Paying Agent (and the holder of the related Serviced Companion Loan with respect to any Serviced Loan Pair) may reasonably request in writing.

            (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the Certificate Account within one Business Day of receipt.

            Section 9.15A 1290 AOTA Majority Holder Purchase Option

            If the holder of 1290 AOTA Mortgage Loan has the right to purchase the 1290 AOTA Companion Loans under the 1290 AOTA Intercreditor Agreement, upon receipt of notice to such effect from the 2003-TOP9 Master Servicer shall promptly notify the Class TN Certificateholders in writing. For so long as the conditions precedent to purchase contained in the 1290 AOTA Intercreditor Agreement have been satisfied and the related Mortgaged Property has not become REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement), the 1290 AOTA Majority Holder may, at its option, indicate to the Paying Agent in writing its intent to purchase the 1290 AOTA Companion Loans in accordance with
Article XI of the 1290 AOTA Intercreditor Agreement, whereupon the Paying Agent shall designate such 1290 AOTA Majority Holder as its designee to so purchase the 1290 AOTA Companion Loans in accordance with such Article XI of the 1290 AOTA Intercreditor Agreement. Any such purchase by such 1290 AOTA Majority Holder shall be in its individual capacity, and not on behalf of the Trust. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the 1290 AOTA Intercreditor Agreement. Upon any such purchase, such 1290 AOTA Majority Holder shall constitute the "Note A-1 Lender," the "Note A-2 Lender," the "Note A-3 Lender," the "Note A-4 Lender," and the "Note A-5 Lender" under the 1290 AOTA Intercreditor Agreement. The Trustee and the Paying Agent shall reasonably cooperate with such 1290 AOTA Majority Holder in effecting such purchase.

            Section 9.15B Mall at Millenia B Note Majority Holder Purchase
Option

            If the holder of Mall at Millenia B Note has the right to purchase the Mall at Millenia Pari Passu Loan and Mall at Millenia Companion Loan under the Mall at Millenia Intercreditor Agreement, the Master Servicer shall promptly notify the Paying Agent in writing and the Paying Agent shall promptly notify the Class MM Certificateholders in writing. For so long as the conditions precedent to purchase contained in the Mall at Millenia Intercreditor Agreement have been satisfied and the related Mortgaged Property has not become REO Property, the Mall at Millenia B Note Majority Holder may, at its option, indicate to the Paying Agent in writing its intent to purchase the Mall at Millenia Pari Passu Loan and Mall at Millenia Companion Loan in accordance with the Mall at Millenia Intercreditor Agreement, whereupon the Paying Agent shall designate such Mall at Millenia B Note Majority Holder as its designee to so purchase the Mall at Millenia Pari Passu Loan and Mall at Millenia Companion Loan in accordance with the Mall at Millenia Intercreditor Agreement. Any such purchase by such Mall at Millenia B Note Majority Holder shall be in its individual capacity, and not on behalf of the Trust. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the Mall at Millenia Intercreditor Agreement. Upon any such purchase, such Mall at Millenia B Note Majority Holder shall constitute the "Note A-1 Lender," the "Note A-2 Lender," the "Note A-3 Lender" and the "Note A-4 Lender" under the Mall at Millenia Intercreditor Agreement. The Trustee and the Paying Agent shall reasonably cooperate with such Mall at Millenia B Note Majority Holder in effecting such purchase.

            Section 9.15C 55 East Monroe B Note Purchase Option

            If the holder of the 55 East Monroe B Note has the right to purchase the 55 East Monroe Pari Passu Loan under the 55 East Monroe Intercreditor Agreement, the Master Servicer shall promptly notify the Paying Agent in writing. For so long as the conditions precedent to purchase contained in the 55 East Monroe Intercreditor Agreement have been satisfied, the holder of 55 East Monroe B Note may, at its option, indicate to the Paying Agent in writing its intent to purchase the 55 East Monroe Pari Passu Loan in accordance with the 55 East Monroe Intercreditor Agreement, whereupon the Paying Agent shall designate such holder of the 55 East Monroe B Note as its designee to so purchase the 55 East Monroe B Note in accordance with such 55 East Monroe Intercreditor Agreement. Any such purchase by such holder of the 55 East Monroe B Note shall be in its individual capacity, and not on behalf of the Trust. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the 55 East Monroe Intercreditor Agreement. The Trustee and the Paying Agent shall reasonably cooperate with such holder of the 55 East Monroe B Note in effecting such purchase.

            Section 9.15D Indian Creek/Harper's Point B Note Purchase Option

            If the holder of the Indian Creek B Note or the Harper's Point B Note has the right to purchase the Indian Creek Mortgage Loan or the Harper's Point Mortgage Loan, respectively, under the related Intercreditor Agreement, the Master Servicer shall promptly notify the Paying Agent in writing. For so long as the conditions precedent to purchase contained in the related Intercreditor Agreement have been satisfied, the holder of the Indian Creek B Note or the holder of the Harper's Point B Note, as applicable, may, at its option, indicate to the Paying Agent in writing its intent to purchase the Indian Creek Mortgage Loan or the Harper's Point Mortgage Loan, respectively, in accordance with the related Intercreditor Agreement, whereupon the Paying Agent shall designate the holder of the Indian Creek B Note or the holder of the Harper's Point B Note as its designee to so purchase the Indian Creek Mortgage Loan or the Harper's Point Mortgage Loan, respectively, in accordance with such related Intercreditor Agreement. Any such purchase by the holder of the Indian Creek B Note or the holder of the Harper's Point B Note shall be in its individual capacity, and not on behalf of the Trust. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the related Intercreditor Agreement. The Trustee and the Paying Agent shall reasonably cooperate with the holder of the Indian Creek B Note or the holder of the Harper's Point B Note in effecting such purchase.

            Section 9.16 Realization on Collateral Security

            In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

            Section 9.17 Reserved

            Section 9.18 Annual Officer's Certificate as to Compliance

            The Special Servicer shall deliver to the Paying Agent on or before noon (Eastern Time) on March 20 of each calendar year, commencing in March 2004, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Special Servicer during the preceding calendar year or portion thereof and of the performance of the Special Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Paying Agent shall deliver such Officer's Certificate to the Master Servicer, the Depositor and the Trustee by April 7 of each calendar year. The Special Servicer shall forward a copy of each such statement to the Rating Agencies.

            Section 9.19 Annual Independent Accountants' Servicing Report

            On or before noon (Eastern Time) on March 20 of each calendar year, beginning with March 2004, the Special Servicer at its expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Special Servicer, as applicable) to furnish to the Paying Agent (in electronic format) a statement to the effect that (a) such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year and (b) the assertion by management of the Special Servicer, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that the Special Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The Special Servicer shall deliver such statement to the Depositor, each Rating Agency, the Trustee and, upon request, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) by April 7 of each calendar year or by April 30 of each calendar year if the statement is not delivered prior to April 15.

            Section 9.20 Merger or Consolidation

            Any Person into which the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Special Servicer shall be a party, or any Person succeeding to the business of the Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation. If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate the Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

            Section 9.21 Resignation of the Special Servicer

            (a) Except as otherwise provided in Section 9.20 or this Section 9.21, the Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if
any) and the Trustee shall have (i) assumed the Special Servicer's responsibilities and obligations under this Agreement and (ii) Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Special Servicer to the Master Servicer and the Trustee.

            (b) The Special Servicer may resign from the obligations and duties hereby imposed on it, upon reasonable notice to the Trustee, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

            (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

            (d) Upon any resignation or termination of the Special Servicer, it shall retain the right to receive any and all Work-Out Fees payable in respect of (i) Mortgage Loans and the Serviced Companion Loans that became Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such resignation or termination or (ii) any Specially Serviced Mortgage Loan for which the Special Servicer has cured the event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer was terminated, become a Rehabilitated Mortgage Loan solely because it had not been a performing loan for 90 consecutive days and which subsequently becomes a Rehabilitated Mortgage Loan as a result of the loan being a performing loan for such 90 consecutive day period (and the successor Special Servicer shall not be entitled to any portion of such Work-Out Fees), in each case until such time (if any) as such Mortgage Loan or such Serviced Companion Loan again becomes a Specially Serviced Mortgage Loan or are no longer included in the Trust or if the related Mortgaged Property becomes an REO Property.

            Section 9.22 Assignment or Delegation of Duties by the Special Servicer

            The Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Special Servicer or Sub-Servicers (as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder or
(B) assign and delegate all of its duties hereunder. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, the Special Servicer shall not be released from its obligations under this Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the Special Servicer shall be released from its obligations under this Agreement, except that the Special Servicer shall remain liable for all liabilities and obligations incurred by it as the Special Servicer hereunder prior to the satisfaction of the following conditions: (i) the Special Servicer gives the Depositor, the Master Servicer and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, the Special Servicer may appoint Sub-Servicers in accordance with Section
9.3 hereof.

            Section 9.23 Limitation on Liability of the Special Servicer and Others

            (a) Neither the Special Servicer nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of the Special Servicer shall be under any liability to the Certificateholders, the holder of any Serviced Companion Loan or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Special Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the Master Servicer or any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicer) respecting any matters arising hereunder. The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders, the holder of any Serviced Companion Loan and the Trustee in the Specially Serviced Mortgage Loans, or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust and if such expenses and costs relate to a Serviced Companion Loan, the holders of the related Serviced Companion Loan, and the Special Servicer shall be entitled to be reimbursed therefor as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, the Special Servicer shall not be relieved from liability to, or entitled to indemnification from, the Trust for any action taken by it at the direction of the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) which is in conflict with the Servicing Standard.

            (b) In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement. Neither the Special Servicer, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicer, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Special Servicer shall be entitled to rely on reports and information supplied to it by the Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

            (c) The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Master Servicer or the Trustee in this Agreement. The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

            (d) Except as otherwise specifically provided herein:

            (i) the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (in paper or electronic format) believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) the Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in paper or electronic format) reasonably believed or in good faith believed by it to be genuine.

            (e) The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer shall be indemnified by the Master Servicer, the Trustee and the Paying Agent, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to the Master Servicer's, the Trustee's or the Paying Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder. The Special Servicer shall promptly notify the Master Servicer, the Trustee and the Paying Agent if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the Master Servicer, the Trustee or the Paying Agent, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer). Any failure to so notify the Master Servicer, the Trustee or the Paying Agent shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Master Servicer, the Trustee or the Paying Agent is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Special Servicer hereunder. Any payment hereunder made by the Master Servicer, the Trustee or the Paying Agent, as the case may be, pursuant to this paragraph to the Special Servicer shall be paid from the Master Servicer's, the Trustee's or the Paying Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent or the Master Servicer shall be reimbursed by the party so paid if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent or the Master Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 9.24 Indemnification; Third-Party Claims

            (a) The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer shall be indemnified by the Trust, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to (i) this Agreement, any Mortgage Loan, any Serviced Companion Loan, any REO Property or the Certificates or any exercise of any right under this Agreement, and (ii) any action taken by the Special Servicer in accordance with the instruction delivered in writing to the Special Servicer by the Trustee or the Master Servicer pursuant to any provision of this Agreement, and the Special Servicer and each of its partners, representatives, Affiliates, members, managers, directors, officers, employees or agents shall in each case be entitled to indemnification from the Trust for any loss, liability or expense (including attorneys' fees) incurred in connection with the provision by the Special Servicer of any information included by the Special Servicer in the report required to be provided by the Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer) and the Trust shall pay, from amounts on deposit in the Certificate Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Any expenses incurred or indemnification payments made by the Trust shall be reimbursed by the Special Servicer, if a court of competent jurisdiction makes a final, non-appealable judgment that the Special Servicer was found to have acted with willful misfeasance, bad faith or negligence.

            (b) The Special Servicer agrees to indemnify the Trust, and the Trustee, the Depositor, the Master Servicer, the Paying Agent and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of the Trustee, the Depositor and the Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Depositor, the Paying Agent or the Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by the Special Servicer. The Trustee, the Depositor, the Paying Agent or the Master Servicer shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Depositor, the Paying Agent or the Master Servicer, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Depositor, the Paying Agent or the Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Depositor, the Paying Agent or the Master Servicer may have to indemnification under this Agreement or otherwise, unless Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer, the Paying Agent or the Trustee. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The initial Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the Special Servicer for inclusion in the Preliminary Prospectus Supplement and the Final Prospectus Supplement is the information set forth in the paragraph under the caption "SERVICING OF THE MORTGAGE LOANS--The Master Servicer and Special Servicer--Special Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

            (d) Each Other Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Other Special Servicer shall be indemnified by the Trust and held harmless against the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Other Pooling and Servicing Agreement and this Agreement, and relating to the related Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan (but excluding any such losses allocable to the related Non-Trust-Serviced Companion Loan or the 1290 AOTA Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of the related Other Special Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the related Other Pooling and Servicing Agreement.

            (e) The Mall at Millenia Other Special Servicer and any director, officer, employee or agent of the Mall at Millenia Other Special Servicer shall be indemnified by the Trust and held harmless against the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the Mall at Millenia Other Pooling and Servicing Agreement and this Agreement, and relating to the Mall at Millenia Mortgage Loan (but excluding any such losses allocable to the Mall at Millenia Companion Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of the Mall at Millenia Other Special Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the Mall at Millenia Other Pooling and Servicing Agreement.

            Section 9.25 Reserved

            Section 9.26 Special Servicer May Own Certificates

            The Special Servicer or any agent of the Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent. Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

            Section 9.27 Tax Reporting

            The Special Servicer shall provide the necessary information to the Master Servicer to allow the Master Servicer to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicer copies of any such reports. The Master Servicer shall forward such reports to the Trustee and the Paying Agent.

            Section 9.28 Application of Funds Received

            It is anticipated that the Master Servicer will be collecting all payments with respect to the Mortgage Loans and the Serviced Companion Loans (other than, in each case, payments with respect to REO Income). If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income), it shall, within two Business Days of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), forward such payment (endorsed, if applicable, to the order of the Master Servicer) to the Master Servicer. The Special Servicer shall notify the Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

            Section 9.29 Compliance with REMIC Provisions

            The Special Servicer shall act in accordance with this Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of any REMIC Pool as a REMIC under the Code or, as appropriate, cooperate with the Trustee to adopt a plan of complete liquidation. The Special Servicer shall not take any action or cause any REMIC Pool to take any action that would
(i) endanger the status of any REMIC Pool as a REMIC or the status of the Class EI Grantor Trust as a grantor trust or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)) unless the Master Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicer shall comply with the provisions of Article XII hereof.

            Section 9.30 Termination

            (a) The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the Master Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) 60 days following the date on which the Trustee or the Operating Adviser has given written notice to Special Servicer that this Agreement is terminated pursuant to Section 9.30(b) or 9.30(c), respectively, and (iii) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with Section 9.21. The obligations and responsibilities of the Special Servicer created hereby with respect to the Mall at Millenia Mortgage Loan (other than the obligation of the Special Servicer to make payments to the Master Servicer as set forth in Section 9.28, the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof and obligations under this Agreement that survive termination) shall terminate on the date which is 60 days following the date on which the Depositor has given written notice to the Special Servicer that this Agreement is terminated with respect to the Special Servicer's obligations towards the Mall at Millenia Mortgage Loan pursuant to Section 9.30(d).

            (b) The Trustee may terminate the Special Servicer in the event that
(i) the Special Servicer has failed to remit any amount required to be remitted to the Trustee, the Master Servicer, the Paying Agent or the Depositor within one Business Day following the date such amount was required to have been remitted under the terms of this Agreement, (ii) the Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) the Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of the Special Servicer set forth in this Agreement, and the Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be affected thereby, such cure period will be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) the Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates, and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v) a Special Servicing Officer of the Special Servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates (and such qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (B) placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a Special Servicing Officer of the Special Servicer obtained such actual knowledge) and, in the case of either of clauses (A) or (B), citing servicing concerns with the Special Servicer as the sole or material factor in such rating action; (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vii) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Special Servicer or of or relating to all or substantially all of its property; or (viii) the Special Servicer thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing. Such termination shall be effective on the date after the date of any of the above events that the Trustee specifies in a written notice to the Special Servicer specifying the reason for such termination. The Operating Adviser shall have the right to appoint a successor if the Trustee terminates the Special Servicer.

            (c) The Operating Adviser shall have the right to direct the Trustee to terminate the Special Servicer, provided that the Operating Adviser shall appoint a successor Special Servicer who will (i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of such terminated Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation from each Rating Agency prior to the termination of the Special Servicer. The Special Servicer shall not be terminated pursuant to this subsection (c) until a successor Special Servicer shall have been appointed. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)).

            (d) The Depositor shall have the right to direct the Trustee to terminate the Special Servicer with respect to the Mall at Millenia Mortgage Loan, provided, that the Trustee shall have received Rating Agency Confirmation from each Rating Agency prior to the termination of the Special Servicer. The Special Servicer shall not be terminated with respect to the Mall at Millenia Mortgage Loan pursuant to this subsection (d) until the Mall at Millenia Other Special Servicer shall have been appointed. The Mall at Millenia Other Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal of the Special Servicer and the appointment of the Mall at Millenia Other Special Servicer, in each case with respect to the Mall at Millenia Mortgage Loan, as applicable. The parties hereto agree to execute, upon notice, any amendment proposed by the Mall at Millenia Other Special Servicer in connection with the special servicing of the Mall at Millenia Mortgage Loan and the Mall at Millenia Companion Loan pursuant to the terms of the Mall at Millenia Other Pooling and Servicing Agreement; provided, however, that no such amendment shall increase the obligations or limit the rights of any party to this Agreement without the consent of such party.

            Section 9.31 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i)(b) of Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the rights and duties of the Special Servicer (other than the rights and duties of the Special Servicer pursuant to Sections 9.8, 9.21, 9.23 and 9.24 hereof) shall terminate and the Special Servicer shall transfer to the Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

            (b) On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided that in no event shall the termination of the Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the Special Servicer of such designation, and such successor Special Servicer shall have assumed the Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The Trustee or other successor Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section
9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume the Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer in any REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans. On the date specified in a written notice of termination given to the Special Servicer pursuant to the second sentence of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement with respect to the Mall at Millenia Mortgage Loan, whether the Mall at Millenia Mortgage Loan is a Specially Serviced Mortgage Loan or otherwise, shall terminate. The Mall at Millenia Other Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section 9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer with respect to the Mall at Millenia Mortgage Loan including, without limitation, providing the Mall at Millenia Other Special Servicer all documents and records in electronic or other form reasonably requested by it to enable the Mall at Millenia Other Special Servicer to assume the Special Servicer's functions hereunder with respect to the Mall at Millenia Mortgage Loan and to effect the transfer to the Mall at Millenia Other Special Servicer for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer in any REO Account and any other account or fund maintained or thereafter received with respect to the Mall at Millenia Mortgage Loan.

            Section 9.32 Certain Special Servicer Reports

            (a) The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the Master Servicer on or prior to the Determination Date for each month, the Special Servicer Loan File required by the CMSA in such electronic format as is mutually acceptable to the Master Servicer and the Special Servicer and in CMSA format. With respect to any Mortgage Loan for which a Primary Servicer is appointed as a Special Servicer pursuant to Section 9.39, the reports prepared by such Special Servicer shall only include the CMSA reports and related data required by the related Primary Servicing Agreement, and such other reports as are mutually agreed to by the related Primary Servicer and Master Servicer. The Master Servicer may use such reports or information contained therein to prepare its reports and the Master Servicer may, at its option, forward such reports directly to the Depositor and the Rating Agencies.

            (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), the Paying Agent and the Master Servicer no later than the tenth Business Day following such Final Recovery Determination.

            (c) The Special Servicer shall provide to the Master Servicer or the Paying Agent at the reasonable request in writing of the Master Servicer or the Paying Agent, any information in its possession with respect to the Specially Serviced Mortgage Loans which the Master Servicer or Paying Agent, as the case may be, shall require in order for the Master Servicer or the Paying Agent to comply with its obligations under this Agreement; provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The Master Servicer shall provide the Special Servicer at the reasonable request of the Special Servicer any information in its possession with respect to the Mortgage Loans which the Special Servicer shall require in order for the Special Servicer to comply with its obligations under this Agreement.

            (d) Not later than 20 days after each Special Servicer Remittance Date, the Special Servicer shall forward to the Master Servicer a statement setting forth the status of each REO Account as of the close of business on such Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

            (e) With respect to Specially Serviced Mortgage Loans, the Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver to the Master Servicer (subject to Section 8.14 herein), the Paying Agent, the Rating Agencies and the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any), on or before April 15 of each year, commencing with April 15, 2004, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property,
(ii) a copy of the most recent rent roll, available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above.

            (f) The Special Servicer shall deliver to the Master Servicer, the Depositor, the Paying Agent and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the Master Servicer, the Trustee, the Paying Agent or the Depositor may from time to time reasonably request; provided, however, that the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Paying Agent or the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

            (g) The Special Servicer shall deliver a written Inspection Report of each Specially Serviced Mortgage Loan in accordance with Section 9.4(b) to the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any).

            Section 9.33 Special Servicer to Cooperate with the Master Servicer and Paying Agent

            (a) The Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the Master Servicer, the Trustee, the Paying Agent or any Primary Servicer to enable it to perform its duties under this Agreement or any Primary Servicing Agreement, as applicable; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose the Special Servicer, the Trust, the Paying Agent or the Trustee to liability or materially expand the scope of the Special Servicer's responsibilities under this Agreement. In addition, the Special Servicer shall notify the Master Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the Master Servicer as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof. The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

            (b) The Special Servicer shall from time to time make reports, recommendations and analyses to the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) with respect to the following matters, the expense of which shall be charged to the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if
any), but in no event shall such costs be an expense of the Trust:

            (i) whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;

            (ii) if the Special Servicer elects to proceed with a foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

            (iii) whether the waiver or enforcement of any "due-on-sale" clause or "due-on-encumbrance" clause contained in a Mortgage Loan or a Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

            (iv) in connection with entering into an assumption agreement from or with a Person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan has been or is about to be conveyed, or to release the original Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standard;

            (v) in connection with the foreclosure on a Specially Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

            (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver (except a waiver with respect to immaterial covenants, Late Fees or default interest), amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

            Section 9.34 Reserved

            Section 9.35 Reserved

            Section 9.36 Sale of Defaulted Mortgage Loans

            (a) Each Seller, as to those Mortgage Loans sold to the Depositor by such Seller only, the holder of Certificates evidencing the greatest percentage interest in the Controlling Class and the Special Servicer (in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase a Mortgage Loan (other than the 1290 AOTA Mortgage Loan, the Mall at Millenia B Note and any Non-Trust-Serviced Pari Passu Loan) from the Trust at a price equal to the Option Purchase Price upon receipt of notice from the Special Servicer that such Mortgage Loan has become at least 60 days delinquent as to any monthly debt service payment (or is 90 days delinquent as to its Balloon Payment); provided, however, that with respect to any A/B Mortgage Loan, the Option Holder's rights under this Section
9.36 are subject to the rights of the holder of the related B Note or, with respect to the 55 East Monroe Mortgage Loan, the rights of the holder of the related mezzanine debt to purchase the related A Notes pursuant to the terms of the related Intercreditor Agreement. The Option is exercisable, subject to the related Seller's right (after receiving notice from the Trustee that an Option Holder intends to exercise its Option) set forth in Section 2.3 to first repurchase such Mortgage Loan, from that date until terminated pursuant to clause (e) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust shall be obligated to sell such Mortgage Loan upon the exercise of the Option (whether exercised by the original holder thereof or by a holder that acquired such Option by assignment), but shall have no authority to sell such Mortgage Loan other than in connection with the exercise of an Option (or in connection with a repurchase of a Mortgage Loan under Article II, an optional termination pursuant to Section 10.1 or a qualified liquidation of the REMIC Pools) or if such Mortgage Loan is part of an A/B Mortgage Loan, to the holder of the related B Note pursuant to the terms of the related Intercreditor Agreement or, with respect to the 55 East Monroe Mortgage Loan, the holder of the related mezzanine debt. Any Option Holder that exercises the Option shall be required to purchase the applicable Mortgage Loan within 4 Business Days following such exercise. If any Option Holder desires to waive its right to exercise the Option, then it shall so notify the Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the other parties eligible to hold the Option set forth above may at any time notify the Trustee in writing of its desire to exercise the Option, and the Trustee shall promptly notify (i) the current Option Holder (and the other parties eligible to hold the Option) and
(ii) solely with respect to an option to purchase a Mortgage Loan, which is part of an A/B Mortgage Loan, the holder of the related B Note and, with respect to the 55 East Monroe Loan, the holder of the related mezzanine debt, of such party's desire to exercise the Option provided, that none of the Trustee, the Master Servicer or the Special Servicer shall disclose the Option Purchase Price to the holder of a B Note and, with respect to the 55 East Monroe Loan, the holder of the related mezzanine debt. If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within 3 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder.

            (b) The "Option Purchase Price" shall be an amount equal to the fair value of the related Mortgage Loan, as determined by the Special Servicer. The reasonable, out-of-pocket expenses of the Special Servicer incurred in connection with any such determination of the fair value of a Mortgage Loan shall be payable and reimbursed to the Special Servicer as an expense of the Trust. Prior to the Special Servicer's determination of fair value referred to above, the fair value of a Mortgage Loan shall be deemed to be an amount equal to the Purchase Price plus (i) any prepayment penalty or yield maintenance charge then payable upon the prepayment of such Mortgage Loan and (ii) the reasonable fees and expenses of the Special Servicer, the Master Servicer and the Trustee incurred in connection with the sale of the Mortgage Loan. The Special Servicer shall determine the fair value of a Mortgage Loan on the later of (A) as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or upon the Balloon Payment becoming delinquent and (B) the date that is 75 days after the Special Servicer's receipt of the Servicer Mortgage File relating to such Mortgage Loan, and the Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of (i) the Option Purchase Price and (ii) if such Mortgage Loan is part of an A/B Mortgage Loan, that such Mortgage Loan is subject to the terms of the related Intercreditor Agreement, and that any purchaser of such Mortgage Loan will be subject to such related Intercreditor Agreement or, with respect to the 55 East Monroe Mortgage Loan, subject to the rights of the related mezzanine debt holder. The Special Servicer is required to recalculate the fair value of the Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information (including the receipt of a third party bid to purchase the Option and any cash bids received from the holder of a B Note or, with respect to the 55 East Monroe Mortgage Loan, the holder of the related mezzanine debt), either of which has a material effect on the fair value, provided that the Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by Independent investors in mortgage loans comparable to the Mortgage Loan (provided that the Special Servicer shall not be obligated to solicit such views); the period and amount of any delinquency on the affected Mortgage Loan; whether to the Special Servicer's actual knowledge, the Mortgage Loan is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in Section
9.15. If the Mortgage Loan to which the Option relates is a Pari Passu Loan, then the Option Holder, in connection with its exercise of such Option, shall also be required to purchase the related Serviced Companion Loan (but excluding any related B Note), if any. The parties hereto acknowledge that under the each Other Pooling and Servicing Agreement, if the holder of the option thereunder repurchases the related Non-Trust-Serviced Companion Loan in connection with its exercise of such option, then the holder of the option shall also be required to purchase the related Non-Trust-Serviced Pari Passu Loan or 1290 AOTA Mortgage Loan, as applicable.

            (c) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of notice from the Special Servicer that an Option is exercisable with respect to a specified Mortgage Loan, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

            (d) If the Special Servicer, the holder of Certificates representing the greatest percentage interest in the Controlling Class or an Affiliate of either thereof elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the opinion of an Appraiser or other expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with this Agreement. If the Trustee were to determine that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall redetermine the fair value taking into account the objections of the Trustee.

            (e) The Option shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised, but the purchase of the related Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan to which it relates is no longer delinquent as set forth above because the Mortgage Loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related Seller pursuant to Section 2.3. In addition, the Option with respect to a Mortgage Loan that is part of an A/B Mortgage Loan shall terminate upon the purchase of such Mortgage Loan, as applicable, by the holder of the related B Note, pursuant to the related Intercreditor Agreement or, with respect to the 55 East Monroe Mortgage Loan, the holder of the related mezzanine debt.

            (f) Unless and until an Option Holder exercises an Option, the Special Servicer shall continue to service and administer the related Mortgage Loan in accordance with the Servicing Standard and this Agreement, and shall pursue such other resolution or recovery strategies, including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

            Section 9.37 Operating Adviser; Elections

            (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the operating adviser with respect to Specially Serviced Mortgage Loans (except with respect to an A/B Mortgage Loan which becomes a Specially Serviced Mortgage Loan, in which case, the Operating Adviser shall be appointed in accordance with the related Intercreditor Agreement) (the "Operating Adviser"). The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicer in respect of the Specially Serviced Mortgage Loans (including any reports and information received by the Special Servicer from the Other Special Servicer with respect to any Non-Trust Serviced Pari Passu Loan).

            (b) Subject to Sections 9.40, 9.41, 9.42 and 9.44 hereof and the related Intercreditor Agreement (with respect to an A/B Mortgage Loan), the initial Operating Adviser is Citigroup Alternative Investments LLC. The Controlling Class shall give written notice to the Trustee, the Paying Agent and the Master Servicer of the appointment of any subsequent Operating Adviser (in order to receive notices hereunder). If a subsequent Operating Adviser is not so appointed, an election of an Operating Adviser also shall be held. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Paying Agent, not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one person to act as Operating Adviser. The Paying Agent shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

            (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Paying Agent on or prior to the date of such election. Immediately upon receipt by the Paying Agent of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Paying Agent shall not be required to recognize any Person as an Operating Adviser until the Operating Adviser provides the Paying Agent with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Paying Agent hereby recognizes Citigroup Alternative Investments LLC as the initial Operating Adviser. The Paying Agent shall promptly notify the Trustee of the identity of the Operating Adviser. The Trustee shall promptly deliver such information to the Master Servicer and the Special Servicer. The Master Servicer and the Special Servicer shall not be required to recognize any Person as an Operating Adviser until they receive such information from the Trustee. In the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

            (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Paying Agent, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

            (e) The Paying Agent shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Paying Agent shall be conclusive. Notwithstanding any other provisions of this Section 9.37, the Paying Agent may make such reasonable regulations as it may deem advisable for any election.

            (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that the Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected, (i) the Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than the Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the Special Servicer.

            (g) The parties hereto agree and acknowledge that, notwithstanding anything herein to the contrary, in the event that (i) the Mall at Millenia Companion Loan is deposited into the Mall at Millenia Other Securitization and
(ii) the Depositor elects that the Mall at Millenia Mortgage Loan should be specially serviced by the Mall at Millenia Other Special Servicer pursuant to the Mall at Millenia Other Pooling and Servicing Agreement (and the Depositor receives Rating Agency Confirmation for the same), the Certificateholders representing more than 50% of the certificate balance of the certificates of the then controlling class of the Mall at Millenia Other Securitization may elect the operating adviser with respect to the Mall at Millenia Mortgage Loan and the Mall at Millenia Companion Loan (the "Mall at Millenia Other Operating Adviser"). The Mall at Millenia Other Operating Adviser shall be elected for the purpose of receiving reports and information from the Mall at Millenia Other Special Servicer in respect of the Mall at Millenia Mortgage Loan and the Mall at Millenia Companion Loan in the event the Mall at Millenia Mortgage Loan becomes a Specially Serviced Mortgage Loan. From and after the date the Mall at Millenia Other Operating Adviser is elected, the Operating Adviser shall have no further rights with respect to the Mall at Millenia Mortgage Loan and the Mall at Millenia Companion Loan. The parties hereto agree and acknowledge that the Mall at Millenia Other Special Servicer shall be elected and removed pursuant to the provisions of the Mall at Millenia Other Pooling and Servicing Agreement.

            (h) If an Operating Adviser is appointed with respect to an A/B Mortgage Loan by the holder of the related B Note pursuant to the related Intercreditor Agreement, although such Operating Adviser shall have all consultation and consent rights of the "Operating Adviser" set forth in this Agreement with respect to such A/B Mortgage Loan, the "Operating Adviser" appointed by the Certificateholders pursuant to Section 9.37(c) hereof shall also receive copies of all notices or information sent to the Operating Adviser appointed by the holder of the related B Note.

            Section 9.38 Limitation on Liability of Operating Adviser and the Mall at Millenia Other Operating Advisers

            The Operating Adviser shall have no liability to the Trust, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the holder of any Serviced Companion Loan or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and each holder of a Serviced Companion Loan and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict. Furthermore, the Operating Adviser shall have no rights with respect to any Non-Trust-Serviced Pari Passu Loan, the 1290 AOTA Mortgage Loan or any Non-Trust-Serviced Companion Loan. The Operating Adviser shall have no liability to the trust formed pursuant to the any Other Pooling and Servicing Agreement, the holder of any Non-Trust-Serviced Companion Loan or the certificateholders under any Other Pooling and Servicing Agreement for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement. Any Mall at Millenia Other Operating Adviser shall have no liability to the Trust or the holder of the Mall at Millenia Companion Loan or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement, or using reasonable business judgment. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that any Mall at Millenia Other Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that such Mall at Millenia Other Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and the holder of the Mall at Millenia Companion Loan and each Certificateholder (and Certificate Owner) agrees to take no action against such Mall at Millenia Other Operating Adviser based upon such special relationship or conflict.

            Section 9.39 Rights of Operating Adviser and Mall at Millenia Other Operating Adviser

            (a) Notwithstanding anything to the contrary herein (and, with respect to each A/B Mortgage Loan, subject to Sections 9.40, 9.41, 9.42, 9.43,
9.44 and the related Intercreditor Agreement), including but not limited to
Article 8 hereof, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) will receive notice of and may advise the Special Servicer, but is not required to do so, on any of the following actions with respect to any Mortgage Loan (other than the 1290 AOTA Mortgage Loan, any Non-Trust-Serviced Pari Passu Loan (except to the extent such right is conferred pursuant to the related Intercreditor Agreement), and until such time as a Mall at Millenia B Note Control Appraisal Event shall exist, the Mall at Millenia B Note):

            (i) any modification of a Money Term of a Mortgage Loan;

            (ii) with respect to notice only, any proposed sale of a Defaulted Mortgage Loan, pursuant to Section 9.36;

            (iii) any determination to bring an REO Property into compliance with Environmental Laws;

            (iv) any acceptance of substitute or additional collateral for a Mortgage Loan not expressly required under such Mortgage Loan (except with respect to a Defeasance Loan);

            (v) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

            (vi) any acceptance of an assumption agreement; and

            (vii) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of or upon satisfaction of such Mortgage Loan).

            (b) In addition, notwithstanding anything to the contrary herein (and, with respect to each A/B Mortgage Loan, subject to Sections 9.40, 9.41, 9.42, 9.43, 9.44 and the related Intercreditor Agreement), including but not limited to Article 8 hereof, the Operating Adviser shall have the right to approve any of the following actions by the Special Servicer:

            (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any acceptance of a discounted payoff; and

            (iii) any release of "earn-out" or performance reserves listed on
      Schedule XIII hereof, on deposit in an Escrow Account, other than where such release does not require the consent of the lender.

            In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any Serviced Loan Pair, the holder of the related Serviced Companion Loan (as a collective whole), the Special Servicer may take any such action without waiting for the Operating Adviser's (or, if applicable, the Mall at Millenia Other Operating Adviser's ) advice or approval. No advice or approval or lack of approval of the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if
any) may (and the Special Servicer shall ignore and act without regard to any such advice or approval or lack of approval that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in Adverse REMIC Event with respect to any REMIC Pool, endanger the status of the Class EI Grantor Trust as a grantor trust, (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates, members, managers, partners, representatives, officers, directors, employees or agents, to any material claim, suit or liability, or (D) expand the scope of the Master Servicer's or Special Servicer's responsibilities under this Agreement.

            Any notices required to be delivered to the Special Servicer with respect to items (i) through (vii) of subsection (a) above and items (i) through
(iii) of subsection (b) above by any other party to this Agreement shall be simultaneously delivered to the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any). With respect to items (v), (vi) and (vii) of subsection (a) above, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) shall be subject to the same time periods for advising the Special Servicer with respect to any such matters as are afforded to the Special Servicer pursuant to Section 8.7, which periods shall be co-terminus with those of the Special Servicer. The Special Servicer shall provide the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) with its recommendations with respect to the matters set forth in both (a) and (b) above within 5 Business Days of the Special Servicer's receipt of notice thereof. In addition, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) may direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee and the Paying Agent shall have received Rating Agency Confirmation from each Rating Agency. The Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of an Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Trustee shall notify the Paying Agent promptly upon its receipt of the direction set forth above. Notwithstanding any other provision in this Agreement, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) shall have the right to appoint a sub-operating adviser with respect to any particular Mortgage Loan (other than any Non-Trust-Serviced Pari Passu Loan or the 1290 AOTA Mortgage Loan). Such sub-operating adviser shall have the right, subject to Rating Agency confirmation, to appoint, or serve as, the Special Servicer with respect to such Mortgage Loan. All references in this Agreement to the "Operating Adviser" and the "Special Servicer" shall refer to the sub-operating adviser or the special servicer appointed by the sub-operating adviser, as applicable; provided, however, that neither such special servicer nor GMAC Commercial Mortgage Corporation shall have any advancing obligations with respect to such Mortgage Loans.

            The Operating Advisers with respect to the 55 East Monroe Mortgage Loan, the Village at Searcy Mortgage Loan, the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan shall have the applicable additional rights set forth in Sections 9.40, 9.41 and 9.42 hereof and the related Intercreditor Agreement.

            Section 9.40 Rights of the Holder of the 55 East Monroe B Note

            With respect to the 55 East Monroe Pari Passu Loan, pursuant to the 55 East Monroe Intercreditor Agreement and this Agreement, either the Master Servicer (if the 55 East Monroe Pari Passu Loan and 55 East Monroe Companion Loan is not a Specially Serviced Mortgage Loan) or the Special Servicer (if the 55 East Pari Passu Loan and 55 East Monroe Companion Loan is a Specially Serviced Mortgage Loan), as applicable, shall consult with the holder of the 55 East Monroe B Note and provide notices to the Operating Adviser (or an operating adviser appointed by the holder of the 55 East Monroe B Note to act on its behalf at the expense of the holder of the 55 East Monroe B Note) regarding its views, and shall timely provide the holder of the 55 East Monroe B Note and in connection with its consultation and consent rights set forth in Section 4 of the 55 East Monroe Intercreditor Agreement, the Operating Adviser, with any reports required under the 55 East Monroe Intercreditor Agreement and any other proposals and back-up materials that are used by either the Master Servicer or the Special Servicer, as applicable, in developing such proposals (as reasonably determined by either the Master Servicer or the Special Servicer, as applicable) with respect to the following actions at least ten Business Days prior to any such action being taken:

            (a) any proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the Mortgaged Property;

            (b) any proposed modification, amendment or waiver of the insurance requirements or a monetary term (including, without limitation, the timing or amount of payments, the extension or acceleration of the maturity date, the interest rate, the prepayment premium or any deferral or forgiveness of interest and/or principal) of the 55 East Monroe Pari Passu Loan or the 55 East Monroe B Note and any other material sums due and payable under the related Mortgage Loan Documents or any material non-monetary term;

            (c) any proposed sale of the 55 East Monroe Pari Passu Loan if it is a Defaulted Mortgaged Loan or REO Property (other than upon termination of the Trust pursuant to Article X);

            (d) enforcement of rights under the applicable intercreditor agreement for the 55 East Monroe Mezzanine Loan or any determination to bring the related Mortgaged Property or the related REO Property into compliance with Environmental Laws or otherwise address environmental issues at the Mortgaged Property or REO Property;

            (e) any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if approval is required by the related Mortgage Loan Documents;

            (f) any release of collateral for the 55 East Monroe Pari Passu Loan or the 55 East Monroe B Note (other than in accordance with the terms of, or upon satisfaction of, the 55 East Monroe Pari Passu Loan and the 55 East Monroe B Note);

            (g) any acceptance of substitute or additional collateral for the 55 East Monroe Pari Passu Loan and the 55 East Monroe B Note that is not otherwise expressly provided for under the terms of the 55 East Monroe Pari Passu Loan and the 55 East Monroe B Note or any substitution of the bank holding the cash management account for the 55 East Monroe Pari Passu Loan and the 55 East Monroe B Note;

            (h) any waiver of or a determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause;

            (i) any acceptance of an assumption agreement (or other actions having the effect of) releasing the 55 East Monroe A Note borrower or any guarantor from liability under the 55 East Monroe Pari Passu Loan or the 55 East Monroe B Note; and

            (j) any other additional consultation and consent rights set forth in the 55 East Monroe Intercreditor Agreement.

            The holder of the 55 East Monroe B Note, if any, has agreed pursuant to the 55 East Monroe Intercreditor Agreement that it will provide the Master Servicer or the Special Servicer, as applicable, with its response within ten Business Days after its receipt of any such proposal and any back-up materials and shall be deemed not to have responded if no response is received within such ten Business Days.

            Neither the Master Servicer nor the Special Servicer, as applicable, shall take any of the actions described in clauses (a) through (j) without the prior written consent (or deemed consent) of the holder of the 55 East Monroe B Note. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer, as applicable, by virtue of this Section 9.40, shall be required to take any action or refrain from taking any action that would (and the Master Servicer and the Special Servicer may ignore and act without regard to any advice, direction or objection of the holder of the 55 East Monroe B Note that the Master Servicer or the Special Servicer has determined, in its reasonable, good faith judgment would) violate the Servicing Standard or the REMIC Provisions.

            The Special Servicer may also act without the consent of the holder of the 55 East Monroe B Note if the Special Servicer has notified the holder of the 55 East Monroe B Note and the Operating Adviser of the various actions it proposes to take and pursuant to the provisions of Section 4(f) of the 55 East Monroe Intercreditor Agreement, actions proposed are rejected by the Operating Adviser at least three (3) times consecutively.

            The Master Servicer and the Special Servicer acknowledge that, notwithstanding anything to the contrary set forth herein, pursuant to the terms of the 55 East Monroe Intercreditor Agreement, the holder of the 55 East Monroe B Note may at any time and from time to time replace the Special Servicer with respect to the related A/B Mortgage Loan, with any other Person that constitutes a qualified servicing institution capable of making the representations, warranties and covenants of the Special Servicer set forth herein.

            The Master Servicer and the Operating Adviser acknowledge that, pursuant to the 55 East Monroe Intercreditor Agreement, the "Controlling Holder," as defined therein, shall be entitled to exercise the rights and powers granted to the Operating Adviser herein and in the 55 East Monroe Intercreditor Agreement with respect to the 55 East Monroe Pari Passu Loan and 55 East Monroe Companion Loan and that all references in this Section to the term "Operating Adviser" shall be deemed to refer to the holder of the related B Note for so long as no "Threshhold Event," as defined in the related Intercreditor Agreement, exists and to the Operating Adviser appointed pursuant to Section 9.37(a) for so long as a "Threshold Event," as defined in the related Intercreditor Agreement exists. Notwithstanding the foregoing, the Operating Adviser designated by the Certificateholders shall also receive all notices delivered to the Operating Adviser appointed pursuant to the related Intercreditor Agreement.

            All of the foregoing rights of the holder of the 55 East Monroe B Note regarding the designation of the Special Servicer with respect to the 55 East Pari Passu Loan and 55 East Monroe Companion Loan, as well as the consent rights of the holder of the 55 East Monroe B Note described in the foregoing clauses (a) through (j), shall cease if a "Threshold Event" (as defined in the 55 East Monroe Intercreditor Agreement) has occurred and is continuing.]

            Section 9.41 Rights of the Holder of the Village at Searcy B Note

            With respect to the Village at Searcy Mortgage Loan, pursuant to the Village at Searcy Intercreditor Agreement, either the Master Servicer (if the Village at Searcy Mortgage Loan and Village at Searcy B Note is not a Specially Serviced Mortgage Loan) or the Special Servicer (if the Village at Searcy Mortgage Loan and Village at Searcy B Note is a Specially Serviced Mortgage
Loan), as applicable, shall obtain the prior written consent of the holder of the Village at Searcy B Note prior to entering into any modification of the Village at Searcy Mortgage Loan, which would:

            (a) adversely affect the lien priority of the related Mortgage;

            (b) increase the interest rate or principal amount of the Village at Searcy Mortgage Loan;

            (c) increase in any other material respect any monetary obligations of the related borrower under the related Mortgage Loan Documents;

            (d) decrease, forgive, waive, release or defer the interest or the interest rate or principal amount of the Village at Searcy B Note or forgive, waive, decrease, defer or release all or any portion of the Village at Searcy B Note;

            (e) shorten the scheduled maturity date of the Village at Searcy Mortgage Loan;

            (f) increase the term of the Village at Searcy B Note to a date occurring after the maturity date of the Village at Searcy Mortgage Loan;

            (g) accept a grant of any lien on or security interest in any collateral or property of the related borrower or any other Person not originally granted under the Mortgage Loan Documents unless the same shall also secure the Village at Searcy B Note;

            (h) modify or amend the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the related Mortgage Loan Documents;

            (i) cross-default the Village at Searcy Mortgage Loan with any other indebtedness;

            (j) obtain any contingent interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the related Mortgaged Property;

            (k) release the lien of the related Mortgage (except in connection with a payment in full of both the Village at Searcy Mortgage Loan and the Village at Searcy B Note or with respect to a de minimis portion of the related Mortgaged Property or as provided in the related Mortgage Loan Documents as executed on the date of origination of the Village at Searcy Mortgage Loan);

            (l) spread the lien of the related Mortgage to encumber additional real property unless the same shall also secure the Village at Searcy B Note; and

            (m) extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Village at Searcy Mortgage Loan when none is required at the time the Village at Searcy Mortgage Loan is closed or after the current maturity date of the Village at Searcy Mortgage Loan or increase the amount of such prepayment fee, premium or yield maintenance charge or otherwise modify any prepayment or defeasance provision in a manner materially adverse to the holder of the Village at Searcy B Note.

            All of the consent rights of the holder of the Village at Searcy B Note described in the foregoing clauses (a) through (j), shall cease upon the termination of the right of the holder of the Village at Searcy B Note to purchase the Village at Searcy Mortgage Loan, pursuant to the terms of the Village at Searcy Intercreditor Agreement.

            Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer, as applicable, by virtue of this Section 9.41, shall be required to take any action or refrain from taking any action that would (and the Master Servicer and the Special Servicer may ignore and act without regard to any advice, direction or objection of the holder of the Village at Searcy B Note that the Master Servicer or the Special Servicer has determined, in its reasonable judgment would) violate any provision of this Agreement, including the obligation to act in accordance with the Servicing Standard or the REMIC Provisions.

            The Master Servicer and the Special Servicer acknowledge that pursuant to the terms of the Village at Searcy Intercreditor Agreement, the holder of the Village at Searcy B Note may at any time and from time to time replace the Master Servicer and the Special Servicer with respect to the Village at Searcy B Note only, subject to the requirements set forth in the Village at Searcy Intercreditor Agreement.

            Section 9.42 Rights of the Holders of the Indian Creek B Note and Harper's Point B Note

            With respect to the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan, pursuant to the related Intercreditor Agreement, either the Master Servicer (if such Mortgage Loan and the related B Note is not a Specially Serviced Mortgage Loan) or the Special Servicer (if the such Mortgage Loan and the related B Note is a Specially Serviced Mortgage Loan), as applicable, shall consult with the holder of the related B Note and provide notices to the related Operating Adviser (or an Operating Adviser appointed by the holder of the related B Note to act on its behalf at the expense of the holder of the related B Note) regarding its views, and shall provide the holder of the related B Note and in connection with its consultation rights set forth in the related Intercreditor Agreement, the Operating Adviser, with any proposals and back-up materials that are used by either the Master Servicer or the Special Servicer, as applicable, in developing such proposals (as reasonably determined by either the Master Servicer or the Special Servicer, as applicable) with respect to the following actions at least ten Business Days prior to any such action being taken:

            (a) any proposed foreclosure upon or comparable conversion or any other enforcement action under the related Mortgage Loan Documents (which may include acquisitions of an REO Property) of the ownership of the related Mortgaged Property;

            (b) any proposed modification of a monetary term of the related Mortgage Loan or forgiveness of interest or principal or acceptance of a discounted payoff, or of any non-monetary term of the related Mortgage Loan;

            (c) any proposed sale of the related Mortgaged Property after it becomes an REO Property (other than upon termination of the Trust pursuant to Article X) or any proposed sale of a Defaulted Mortgage Loan;

            (d) any determination to bring the related Mortgaged Property after it becomes an REO Property into compliance with Environmental Laws or otherwise address hazardous materials located at the related Mortgaged Property or REO Property;

            (e) any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if approval is required by the related Mortgage Loan Documents;

            (f) any acceptance of substitute or additional collateral for the related Mortgage Loan and the related B Note (other than in accordance with the terms of the related Mortgage Loan documents) or any release of collateral for the related Mortgage Loan and the related B Note (other than in accordance with the terms of the related Mortgage Loan Documents or upon satisfaction of the related Mortgage Loan and the related B Note);

            (g) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

            (h) any acceptance of an assumption agreement releasing the related Mortgage Loan borrower, a guarantor or an indemnitor from liability under the related Mortgage Loan Documents; and

            (i) any other additional consultation rights set forth in the related Intercreditor Agreement.

            The holder of the related B Note, if any, has agreed pursuant to the related Intercreditor Agreement that it will provide the Master Servicer or the Special Servicer, as applicable, with its response within ten Business Days after its receipt of any such proposal and any back-up materials and shall be deemed not to have responded if no response is received within such ten Business Days.

            Neither the Master Servicer nor the Special Servicer, as applicable, shall take any of the actions described in clauses (a) through (i) without the prior written consent (or deemed consent) of the holder of the related B Note. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer, as applicable, by virtue of Section 9.40, 9.41 or 9.42, shall be required to take any action or refrain from taking any action that would (and the Master Servicer and the Special Servicer may ignore and act without regard to any advice, direction or objection of the holder of the related B Note that the Master Servicer or the Special Servicer has determined, in its reasonable, good faith judgment would) violate any provision of this Agreement, including the obligation to act in accordance with the Servicing Standard or the REMIC Provisions.

            The Special Servicer may also act without the consent of the holder of the related B Note if the Special Servicer has notified the holder of the related B Note and the Operating Adviser of the various actions it proposes to take with respect to a workout or liquidation of the related Mortgage Loan and the related B Note and for 30 days (or, with respect to the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan, 60 days) following the first such notice the holder of the related B Note has objected to all proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with such Servicing Standard.

            The Master Servicer and the Special Servicer acknowledge that pursuant to the terms of the related Intercreditor Agreement, the holder of the Indian Creek B Note or the Harper's Point B Note, as appliable, may at any time and from time to time replace the Special Servicer with respect to the related Mortgage Loan, with any other Person that constitutes a qualified servicing institution capable of making the representations, warranties and covenants of the Special Servicer set forth herein.

            The Master Servicer and the Operating Adviser acknowledge that, pursuant to the related Intercreditor Agreement, the "Controlling Holder," as defined therein, shall be entitled to exercise the rights and powers granted to the Operating Adviser herein with respect to the Indian Creek Mortgage Loan and the Indian Creek B Note and the Harper's Point Mortgage Loan and the Harper's Point B Note, as applicable, and that all references in this Section to the term "Operating Adviser" shall be deemed to refer to the holder of the related B Note for so long as no "Control Appraisal Event," as defined in the related Intercreditor Agreement exists and to the Operating Adviser appointed pursuant to Section 9.37(a) for so long as a "Control Appraisal Event," as defined in the related Intercreditor Agreement exists. Notwithstanding the foregoing, the Operating Adviser designated by the Certificateholders shall also receive all notices delivered to the Operating Adviser appointed pursuant to the related Intercreditor Agreement.

            All of the foregoing rights of the holder of the Indian Creek B Note and the Harper's Point B Note regarding the designation of the Special Servicer with respect to the related Mortgage Loan and such B Note, as well as the consent rights of the holder of the such B Note described in the foregoing clauses (a) through (i), shall cease if the holder of the Indian Creek B Note or the Harper's Point B Note, as the case may be, is no longer the "Controlling Holder" as defined in the related Intercreditor Agreement.

            Section 9.43 Appointment of Class TN Certificateholder Representative; Powers of Class TN Certificateholder Representative

            (a) The 1290 AOTA Majority Holder may at any time and from time to time select or replace a representative (the "Class TN Certificateholder Representative") to exercise the rights and powers of the Trustee, in its capacity as holder of the 1290 AOTA Mortgage Loan, under Article VI of the 1290 AOTA Intercreditor Agreement and Section 9.40 of the 2003-TOP9 Pooling and Servicing Agreement. Upon receipt of notification of such an election, the Trustee shall inform the 2003-TOP9 Master Servicer and the 2003-TOP9 Special Servicer (and from time to time shall ensure that any Master Servicer or Special Servicer remain similarly informed) that the Class TN Certificateholder Representative is entitled to exercise such rights and powers of the Trustee, in its capacity as holder of the 1290 AOTA Mortgage Loan. The Class TN Certificateholder Representative shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, as holder of the 1290 AOTA Mortgage Loan. The 2003-TOP9 Master Servicer, or if a Servicer Transfer Event (as defined in the 2003-TOP9 Pooling and Servicing Agreement) has occurred with respect to the 1290 AOTA A/B Loan, the 2003-TOP9 Special Servicer, shall seek advice and approval and take direction from the Class TN Certificateholder Representative in accordance Section 9.43(b). Except as described in this Section 9.43, the holders of the 1290 AOTA Mortgage Loan (and the Class TN Certificateholders) shall have no right, during the period that the 1290 AOTA A-1 Loan remains outstanding, to direct, or be consulted in connection with, the servicing of the 1290 AOTA Mortgage Loan.

            (b) So long as no 1290 AOTA Control Appraisal Event then exists, the Class TN Certificateholder Representative shall be entitled to advise the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer, as applicable, with respect to any Significant Servicing Actions (as defined in this Section), and subject to the limitations set forth in the next succeeding paragraph, the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer, as applicable, shall not be permitted to take any Significant Servicing Action unless and until it has notified the Class TN Certificateholder Representative in writing and the Class TN Certificateholder Representative has not objected in writing within 10 Business Days of having been notified thereof (or 5 Business Days in the case of item (viii) below of the fourth succeeding paragraph below) and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the 2003-TOP9 Special Servicer within such 10 Business Day period (or 5 Business Day period, as applicable), then the Class TN Certificateholder Representative's approval will be deemed to have been given). In addition, so long as no 1290 AOTA Control Appraisal Event then exists, the Class TN Certificateholder Representative may, subject to the limitations set forth in the next succeeding paragraph, direct the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer, as applicable, to take, or to refrain from taking, such actions with respect to the 1290 AOTA A/B Loan as the Class TN Certificateholder Representative may deem advisable or as to which provision is otherwise made in the 2003-TOP9 Pooling and Servicing Agreement. Upon reasonable request, in order to allow the Class TN Certificateholder Representative to exercise the rights described above, the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer, as applicable, shall provide the Class TN Certificateholder Representative with any information in the 2003-TOP9 Master Servicer's or the 2003-TOP9 Special Servicer's, as applicable, possession with respect to such matters, including its reasons for determining to take a proposed action.

            Notwithstanding the prior paragraph, no advice, direction or objection from or by the Class TN Certificateholder Representative, as contemplated above, may (and the 2003-TOP9 Master Servicer and the 2003-TOP9 Special Servicer shall ignore and act without regard to any such advice, direction or objection that the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer to violate any provision of the 2003-TOP9 Pooling and Servicing Agreement (including the 2003-TOP9 Master Servicer's or the 2003-TOP9 Special Servicer's obligation to act in accordance with the Servicing Standard (as defined in the 2003-TOP9 Pooling and Servicing Agreement)) or the Loan Documents with respect to the 1290 AOTA A/B Loan. Furthermore, the 2003-TOP9 Special Servicer shall not be obligated to seek approval from the Class TN Certificateholder Representative, as contemplated above, for any actions to be taken by the 2003-TOP9 Special Servicer with respect to the 1290 AOTA A/B Loan if: (i) the 2003-TOP9 Special Servicer has, as described above, notified the Class TN Certificateholder Representative in writing of various actions that the 2003-TOP9 Special Servicer proposes to take with respect to the workout or liquidation of the 1290 AOTA A/B Loan; and (ii) for 60 days following the first such notice, the Class TN Certificateholder Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the 2003-TOP9 Special Servicer considers to be consistent with the Servicing Standard (as defined in the 2003-TOP9 Pooling and Servicing Agreement).

            Notwithstanding the foregoing, if the Class TN Certificates entitled to a majority of the 1290 AOTA Voting Rights are Book-Entry Certificates, then the rights of the Majority Holder or Holders of the Class TN Certificates set forth above in this Section 9.43 may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate Owners has been confirmed to the Paying Agent to its reasonable satisfaction.

            Notwithstanding the foregoing, if a 1290 AOTA Control Appraisal Event then exists, then the holder of the 1290 AOTA A-1 Loan (or, if the 1290 AOTA A-1 Loan is part of the 2003-TOP9 securitization, a representative appointed by certain holders of the 2003-TOP9 CMBS or, in certain circumstances, by certain holders of the 1290 AOTA Other Note A CMBS) shall instead be entitled to exercise the foregoing rights and powers of the Class TN Certificateholder Representative. In addition, in the case the representative of certain holders of the 2003-TOP9 CMBS shall have concurrent rights to consent to the Significant Servicing Actions as provided in the 2003-TOP9 Pooling and Servicing Agreement, and in the event that the Class TN Certificateholder Representative and the representative appointed by the holders of the 2003-TOP9 CMBS shall give conflicting consents or directions to the 1290 AOTA Other Note A Special Servicer, and are not able to agree on a course of action that satisfies the Servicing Standard (as defined in the 2003-TOP9 Pooling and Servicing Agreement), as determined by the 1290 AOTA Other Note A Special Servicer, within 60 days after receipt of a request for consent to any action by the 1290 AOTA Other Note A Special Servicer, the 1290 AOTA Other Note A Special Servicer shall take such action as it determines is the best course of action under the Servicing Standard (as defined in the 2003-TOP9 Pooling and Servicing Agreement). In the event that the Class TN Certificateholder Representative and the representative appointed by the holders of the 1290 AOTA-2003-TOP9 CMBS give conflicting consents or directions to the 1290 AOTA Other Note A Special Servicer, each of which satisfies the Servicing Standard (as defined in the 2003-TOP9 Pooling and Servicing Agreement), the 1290 AOTA A/B Loan or the REMIC provisions but are not able to agree on a common course of action, the 1290 AOTA Other Note A Special Servicer will be required to follow the directions of the Class TN Certificateholder Representative. The rights of the Class TN Certificateholder Representative described in this paragraph shall only apply so long as no 1290 AOTA Control Appraisal Event exists.

            In exercising the rights and powers described above, neither the Class TN Certificateholder Representative, on the one hand, nor the holder of the 1290 AOTA A-1 Loan or any 2003-TOP9 CMBS or the holder of any other 1290 AOTA Companion Loan or any 1290 AOTA Other Note A CMBS or any representative of any thereof, on the other, shall have any liability to each other for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to the 2003-TOP9 Pooling and Servicing Agreement, or using reasonable business judgment. "Significant Servicing Actions" include:

            (i) any proposed foreclosure upon or comparable conversion of the ownership of the Mortgaged Property if the 1290 AOTA A/B Loan comes into and continues in default;

            (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of any 1290 AOTA Loan;

            (iii) any proposed sale of any 1290 AOTA Loan or the related Mortgaged Property after it becomes an REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement) (other than in connection with a termination of the securitization trust under which the 2003-TOP9 CMBS were issued);

            (iv) any acceptance of a discounted payoff of any 1290 AOTA Loan;

            (v) any determination to bring the Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property;

            (vi) any release of collateral for the 1290 AOTA A/B Loan (other than in accordance with the terms of, or upon satisfaction of, the 1290 AOTA A/B Loan), other than releases in the nature of a curb cut, a non-material easement, a right-of-way or other non-material portion of the collateral securing the 1290 AOTA A/B Loan;

            (vii) any acceptance of substitute or additional collateral for the 1290 AOTA A/B Loan (other than in accordance with the terms of the 1290 AOTA A/B Loan) or any approval of any conditions thereto;

            (viii)any waiver of any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any 1290 AOTA Loan;

            (ix) any acceptance of an assumption agreement releasing the related Mortgagor from liability under the related Loan Documents;

            (x) any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents;

            (xi) any approval of a material capital expenditure;

            (xii) any application of funds in an escrow account to repay any portion of the principal of any 1290 AOTA Loan;

            (xiii) any replacement of the related property manager;

            (xiv) any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if approval is required by the related Loan Documents; and

            (xv) any adoption or approval of a plan in bankruptcy of the related Mortgagor.

            (c) Neither the Class TN Certificateholder Representative, on the one hand, nor the holder of any 1290 AOTA Companion Loan or any representative of holders of any 1290 AOTA Note A CMBS, on the other hand, shall have any liability to the Class TN Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or the 2003-TOP9 Pooling and Servicing Agreement , or for errors in judgment; provided, however, that no such party shall be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

            (d) Based solely on written notice provided to the Trustee by the 2003-TOP9 Master Servicer in accordance with the 2003-TOP9 Pooling and Servicing Agreement, the Trustee shall forward or cause the Paying Agent to forward to the Class TN Certificateholders and the Class TN Certificateholder Representative on the same business day that it receives such notice from the 2003-TOP9 Master Servicer written notice of (i) any proposed or actual termination or replacement of the 2003-TOP9 Special Servicer and (ii) any "event of default" with respect to the 1290 AOTA Mortgage Loan.

            Section 9.44 Appointment of Class MM Certificateholder Representative; Powers of Class MM Certificateholder Representative

            (a) The Mall at Millenia B Note Majority Holder may at any time and from time to time select or replace a representative (the "Class MM Certificateholder Representative") to exercise the rights and powers of the Trustee, in its capacity as holder of the Mall at Millenia B Note, under Article VI of the Mall at Millenia Intercreditor Agreement and this Section 9.44. Upon receipt of notification of such an election, the Trustee shall inform the Master Servicer and the Special Servicer (and from time to time shall ensure that any Master Servicer or Special Servicer remain similarly informed) that the Class MM Certificateholder Representative is entitled to exercise such rights and powers of the Trustee, in its capacity as holder of the Mall at Millenia B Note. The Class MM Certificateholder Representative shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, as holder of the Mall at Millenia B Note. The Master Servicer, or if a Servicer Transfer Event has occurred with respect to the Mall at Millenia A/B Loan, the Special Servicer, shall seek advice and approval and take direction from the Class MM Certificateholder Representative in accordance with Section 9.44(b). Except as described in this Section 9.44 or otherwise expressly set forth in this Agreement, the holders of the Mall at Millenia B Note (and the Class MM Certificateholders) shall have no right, during the period that the Mall at Millenia A Loans remain outstanding, to direct, or be consulted in connection with, the servicing of the Mall at Millenia B Note.

            (b) So long as no Mall at Millenia B Note Control Appraisal Event then exists, the Class MM Certificateholder Representative shall be entitled to receive notice of and advise the Master Servicer or the Special Servicer, as applicable, with respect to any Significant Servicing Actions (as defined in this Section), and subject to the limitations set forth in the next succeeding paragraph, the Master Servicer or the Special Servicer, as applicable, shall not be permitted to take any Significant Servicing Action unless and until it has notified the Class MM Certificateholder Representative in writing and the Class MM Certificateholder Representative has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Class MM Certificateholder Representative's approval will be deemed to have been given). In addition, so long as no Mall at Millenia B Note Control Appraisal Event then exists, the Class MM Certificateholder Representative may, subject to the limitations set forth in the next succeeding paragraph, direct the Master Servicer or the Special Servicer, as applicable, to take, or to refrain from taking, such actions with respect to the Mall at Millenia A/B Loan as the Class MM Certificateholder Representative may deem advisable or as to which provision is otherwise made in this Agreement. Upon reasonable request, in order to allow the Class MM Certificateholder Representative to exercise the rights described above, the Master Servicer or the Special Servicer, as applicable, shall provide the Class MM Certificateholder Representative with any information in the Master Servicer's or the Special Servicer's, as applicable, possession with respect to such matters, including its reasons for determining to take a proposed action.

            Notwithstanding the prior paragraph, no advice, direction or objection from or by the Class MM Certificateholder Representative, as contemplated above, may (and the Master Servicer and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the Master Servicer or the Special Servicer to violate any provision of this Agreement (including the Master Servicer's or the Special Servicer's obligation to act in accordance with the Servicing Standard) or the Mortgage Loan documents or Intercreditor Agreement with respect to the Mall at Millenia A/B Loan. Furthermore, the Special Servicer shall not be obligated to seek approval from the Class MM Certificateholder Representative, as contemplated above, for any actions to be taken by the Special Servicer with respect to the Mall at Millenia A/B Loan if:
(i) the Special Servicer has, as described above, notified the Class MM Certificateholder Representative in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of the Mall at Millenia A/B Loan; and (ii) for 60 days following the first such notice, the Class MM Certificateholder Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

            Notwithstanding the foregoing, if the Class MM Certificates entitled to a majority of the Mall at Millenia Voting Rights are Book-Entry Certificates, then the rights of the Majority Holder or Holders of the Class MM Certificates set forth above in this Section 9.44 may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate Owners has been confirmed to the Paying Agent and the Special Servicer to their reasonable satisfaction.

            Notwithstanding the foregoing, if a Mall at Millenia B Note Control Appraisal Event then exists, then the Operating Adviser or, in the circumstances provided in Section 9.4 and Section 9.37, the Mall at Millenia Operating Adviser shall instead be entitled to exercise the foregoing rights and powers of the Class MM Certificateholder Representative. In addition, in the case the Operating Adviser shall have concurrent rights to consent to the Significant Servicing Actions which may be granted to it only if servicing is transferred to a Mall at Millenia Other Special Servicer, and in the event that the Class MM Certificateholder Representative and the Operating Adviser or Mall at Millenia Other Operating Adviser shall give conflicting consents or directions to the Special Servicer or the Mall at Millenia Other Special Servicer, and the Class MM Certificateholder Representative has not given directions that satisfy the Servicing Standard, as determined by the Special Servicer or the Mall at Millenia Other Special Servicer, within 60 days after receipt of a request for consent to any action by the Special Servicer or the Mall at Millenia Other Special Servicer, the Special Servicer or the Mall at Millenia Other Special Servicer shall take such action as it determines is the best course of action under the Servicing Standard. In the event that the Class MM Certificateholder Representative and the Operating Adviser give conflicting consents or directions to the Special Servicer or the Mall at Millenia Other Special Servicer, and the direction given by the Class MM Certificateholder Representative satisfies the Servicing Standard, the Mall at Millenia A/B Loan or the REMIC provisions but are not able to agree on a common course of action, the Special Servicer or the Mall at Millenia Other Special Servicer will be required to follow the directions of the Class MM Certificateholder Representative. The rights of the Class MM Certificateholder Representative described in this paragraph shall only apply so long as no Mall at Millenia B Note Control Appraisal Event exists.

            In exercising the rights and powers described above, neither the Class MM Certificateholder Representative, on the one hand, nor the holder of the Mall at Millenia A/B Loan or any Certificates or the holder of any other Mall at Millenia Companion Loan or any Mall at Millenia Other Note A CMBS or any representative of any thereof, on the other, shall have any liability to each other for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement, or using reasonable business judgment. "Significant Servicing Actions" include:

            (i) any proposed foreclosure upon or comparable conversion or any other enforcement action under the loan documents (which may include acquisition of an REO Property) of the ownership of properties securing the Mall at Millenia A/B Loan if they come into and continue in default);

            (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of any Mall at Millenia A/B Loan;

            (iii) with respect to notice only, any proposed sale of any Mall at Millenia A/B Loan;

            (iv) any proposed sale of the related Mortgaged Property after it becomes REO Property (other than upon termination of the Trust pursuant to the Applicable Servicing Agreement);

            (v) any acceptance of a discounted payoff of any Mall at Millenia A/B Loan;

            (vi) any determination to bring the related Mortgaged Property after it becomes REO Property into compliance with Environmental Laws;

            (vii) any release of collateral for the Mall at Millenia A/B Loan (other than in accordance with the terms of, or upon satisfaction of, the Mall at Millenia A/B Loan), other than releases in the nature of a curb cut, a non-material easement, a right-of-way or other non-material portion of the collateral securing the Mall at Millenia A/B Loan;

            (viii) any acceptance of substitute or additional collateral for the Mall at Millenia A/B Loan (other than in accordance with the terms of the related Loan Documents);

            (ix) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to any Mall at Millenia A/B Loan;

            (x) any acceptance of an assumption agreement releasing a related Mortgagor from liability under the related Loan Documents;

            (xi) any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the related Loan Documents or any waiver, modification or amendment of any insurance requirements under the related Loan Documents;

            (xii) any approval of a material capital expenditure;

            (xiii) any application of funds in an escrow account to repay any portion of the principal of any Mall at Millenia A/B Loan;

            (xiv) any replacement of the related property manager;

            (xv) any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if approval is required by the related Loan Documents; and

            (xvi) any adoption or approval of a plan in bankruptcy of the related Mortgagor (each of the foregoing being a "Significant Servicing Action").

In addition, the Master Servicer or the Special Servicer, as applicable, shall notify the Controlling Class and the Class MM Certificateholder Representative of any release or substitution of collateral for the Mall at Millenia A/B Loan even if such release or substitution is in accordance with the Mall at Millenia A/B Loan.

            Notwithstanding the foregoing, if the Master Servicer or Special Servicer, as applicable, determines that immediate action is necessary to protect the interest of the holders of the Mall at Millenia A/B Loan (as a collective whole), then the Master Servicer or Special Servicer, as applicable, may take any such action without waiting for the response of the holder of the Mall at Millenia B Note.

            (c) For so long as the Mall at Millenia A/B Loan is serviced under this Agreement and no Mall at Millenia Control Appraisal Event exists, the Class MM Certificateholder Representative will be entitled to exercise the rights and powers granted under Section 9.39 of this Agreement with respect to the Mall at Millenia A/B Loan (and so long as no Mall at Millenia B Note Control Appraisal Event exists, no other Person may exercise such rights and powers except to the extent set forth in Section 9.44(b) hereof). In addition, regardless of whether a Mall at Millenia B Note Control Appraisal Event has occurred, the Class MM Certificateholder Representative shall receive copies of all notices or information sent to the Operating Adviser.

            (d) Neither the Class MM Certificateholder Representative, on the one hand, nor the holder of any Mall at Millenia A Loan or any representative of holders of any Mall at Millenia Other Note A CMBS, on the other hand, shall have any liability to the Class MM Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or this Agreement , or for errors in judgment; provided, however, that no such party shall be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

            (e) Based solely on written notice provided to the Trustee by the Master Servicer in accordance with this Agreement, the Trustee shall forward or cause the Paying Agent to forward to the Class MM Certificateholders and the Class MM Certificateholder Representative on the same business day that it receives such notice from the Master Servicer written notice of (i) any proposed or actual termination or replacement of the Special Servicer and (ii) any "event of default" with respect to the Mall at Millenia B Note.

            (f) The parties hereto and the Operating Adviser acknowledge that, pursuant to the Mall at Millenia Intercreditor Agreement, the "Controlling Holder," as defined therein, shall be entitled to exercise the rights and powers granted to the Operating Adviser herein with respect to the Mall at Millenia A/B Loan, other than the right to terminate and replace the Special Servicer, and that for so long as no Mall at Millenia B Note Control Appraisal Event exists the Holder of the Mall at Millenia B Note shall have such rights and powers, and the Class MM Certificateholder Representative shall have the right to exercise such rights and powers on behalf of the Trustee as Holder of the Mall at Millenia B Note.

                                   ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

            Section 10.1 Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans

            (a) The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders, the REMIC III Certificateholders, the Class TN Certificateholders and the Class MM Certificateholders, as set forth in Section
10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders),(ii) the sale of the property held by the Trust in accordance with Section 10.1(b), (iii) the termination of the Trust pursuant to Section 10.1(c) or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d); provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) The Master Servicer shall give the Trustee and the Paying Agent notice of the date when the aggregate Principal Balance of the Mortgage Loans, after giving effect to distributions of principal made on the next Distribution Date, is less than or equal to 1% of the initial Aggregate Certificate Balance of the Certificates as of the Cut-Off Date. The Trustee shall promptly forward such notice from the Master Servicer to the Holder of a majority of the Controlling Class, the Depositor, the Master Servicer, the Special Servicer and the Holders of the Class R-I Certificates, and the Holder of a majority of the Controlling Class, the Master Servicer, the Special Servicer and the Holders of the Class R-I Certificates, in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee (excluding the Depositor) notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Paying Agent's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the Master Servicer for the benefit of the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon (other than any accrued and unpaid interest thereon that has been the subject of an Advance) at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if the Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC I, the Early Defeasance Loan REMIC, the Class TN REMIC and the Class MM REMIC. The Trustee shall consult with the Placement Agent and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if the Placement Agent or any Underwriter or an Affiliate of the Placement Agent or the Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) in order for the Trustee to determine the fair market value, provided that the Operating Adviser (or, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) is not an Affiliate of the Class R-I Holder, the Special Servicer or the Master Servicer, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Holders, the Special Servicer or the Master Servicer, as the case may be, stating that such termination will be a "qualified liquidation" under section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

            (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC III Certificates, the Class TN Certificates, the Class MM Certificates and the Class EI Certificates, such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III), the Early Defeasance Loan REMIC, the Class MM REMIC, the Class TN REMIC and the Class EI Grantor Trust upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

            (d) Following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust as contemplated by clause (iv) of Section 10.1(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange and upon the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Sole Certificateholders) stating that such exchange will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto or that may be withdrawn from the Distribution Accounts pursuant to this Agreement but only to the extent that such amounts are not already on deposit in the Certificate Account. Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Residual Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, if applicable, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust, and the Trust shall be liquidated in accordance with Section 10.2. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of REMIC I, the Early Defeasance Loan REMIC, the Class MM REMIC, the Class TN REMIC and the Class EI Grantor Trust, to the extent then outstanding, for an amount equal to the remaining Certificate Balance of its Certificates (other than the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to Section 10.2.

            (e) Upon the termination of the Trust, any funds held by the Class EI Grantor Trust shall be distributed to the Class EI Certificateholders, on a pro rata basis.

            (f) Subject to Section 1.6 and Section 9.4(d), upon the sale of a Mortgage Loan that is part of an A/B Mortgage Loan by the Trust or the payment in full of such Mortgage Loan, any related A Note and the related B Note shall no longer be subject to this Agreement and shall no longer be serviced by the Master Servicer or the Special Servicer. In addition, upon the deposit of the Village at Searcy B Note into a "Securitization", as such term is defined in the Village at Searcy Intercreditor Agreement, the Village at Searcy B Note shall no longer be subject to this Agreement and shall no longer be serviced by the Master Servicer or the Special Servicer.

            Section 10.2 Procedure Upon Termination of Trust

            (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Paying Agent, the Rating Agencies, the Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer and the Paying Agent to terminate, the Certificate Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificateholders in trust without interest pending such payment.

            (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II, REMIC III, Class MM, Class TN and Class EI Certificates shall not have been surrendered for cancellation, the Paying Agent shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II, REMIC III, Class MM, Class TN or Class EI Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Paying Agent pending distribution under this Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMIC Pools and the Class EI Grantor Trust and shall be beneficially owned by the related Holder.

            Section 10.3 Additional Trust Termination Requirements

            (a) The Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless at the request of the Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Paying Agent subsequently receives an Opinion of Counsel (at the expense of the Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor, the Trustee and the Paying Agent to the effect that the failure of the Trust to comply with the requirements of this
Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) Within 89 days prior to the time of the making of the final payment on the REMIC III, Class MM, Class TN and Class EI Certificates the Trustee shall prepare and (on behalf of REMIC I, REMIC II, REMIC III, the Early Defeasance Loan REMIC, the Class MM REMIC and the Class TN REMIC) shall adopt a plan of complete liquidation of each REMIC Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in general, shall be the date of the notice specified in Section 10.2(a) and shall be specified in a statement attached to the final federal income tax return of each REMIC Pool;

            (ii) At or after the date of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the REMIC III, Class MM, Class TN and Class EI Certificates, the Trustee shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

            (iii) At the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I, the Early Defeasance Loan REMIC, the Class MM REMIC and the Class TN REMIC remaining after such final payment of the Early Defeasance Loan REMIC Regular Interest, the REMIC I Regular Interests, the Class MM Certificates and the Class TN Certificates, respectively, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II after such final payment of the REMIC II Regular Interests and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

            (iv) In no event may the final payment on the Class MM Certificates, the Class TN Certificates, the Early Defeasance Loan REMIC Regular Interest, the REMIC I Regular Interests, REMIC II Regular Interests or REMIC III Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

            (b) By their acceptance of the Class R-I, Class R-II or R-III Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of each REMIC Pool and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders, respectively.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

            The provisions of this Article XI shall apply to each of the REMIC Regular Certificateholders, Holders of the Class MM Certificates, Holders of the Class TN Certificates and Residual Certificateholders to the extent appropriate.

            Section 11.1 Limitation on Rights of Holders

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) If a Certificateholder is also a Mortgagor with respect to any Mortgage Loan, such Certificateholder shall have no right to vote with respect to any matters concerning such Mortgage Loan. In addition, if a Certificateholder is also one of the Special Servicers, such Certificateholder shall have no right to vote, in its capacity as a Certificateholder, with respect to compensation to such Special Servicer or any waiver of a default with respect to a Mortgage Loan or Serviced Companion Loan.

            (d) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.2 Access to List of Holders

            (a) If the Paying Agent is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and the Paying Agent, within 15 days after receipt by the Certificate Registrar of a request by the Trustee or the Paying Agent, as the case may be, in writing, a list, in such form as the Trustee or the Paying Agent, as the case may be, may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If the Depositor, the Operating Adviser, the Special Servicer, the Master Servicer, the Trustee or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Paying Agent and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Paying Agent shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Trustee that neither the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.3 Acts of Holders of Certificates

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and the Paying Agent. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Paying Agent, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor nor the Paying Agent shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Paying Agent or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                  ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

            The provisions of this Article XII shall apply to each REMIC Pool and the Class EI Grantor Trust, as applicable.

            Section 12.1 REMIC Administration

            (a) An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the 1290 AOTA Mortgage Loan (other than Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate Account, the Interest Reserve Account, the 1290 AOTA Distribution Account and the Reserve Account, the Insurance Policies and any related amounts in the REO Account and any related REO Properties as a REMIC (the "Class TN REMIC") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Class TN Certificates are issued. For purposes of such election, each Class of Class TN Certificates shall each be designated as a separate class of "regular interests" in the Class TN REMIC and the Class R-TN Residual Interest shall be designated as the sole class of "residual interests" in the Class TN REMIC.

            (b) An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the Mall at Millenia B Note (other than Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate Account, the Interest Reserve Account, the Mall at Millenia B Note Distribution Account and the Reserve Account, the Insurance Policies and any related amounts in the REO Account and any related REO Properties as a REMIC (the "Class MM REMIC") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Class MM-B Certificates are issued. For purposes of such election, each Class of Class MM-B Certificates shall each be designated as a separate class of "regular interests" in the Class MM REMIC and the Class R-MM Residual Interest shall be designated as the sole class of "residual interests" in the Class MM REMIC.

            (c) An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the Early Defeasance Loan (other than Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate Account, the Interest Reserve Account, the Early Defeasance Loan Distribution Account and the Reserve Account, the Insurance Policies and any related amounts in the REO Account and any related REO Properties as a REMIC (the "Early Defeasance Loan REMIC") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Early Defeasance Loan REMIC Regular Interest shall be designated as a separate class of "regular interests" in the Early Defeasance Loan REMIC and the Class R-ED Residual Interest shall be designated as the sole class of "residual interests" in the Early Defeasance Loan REMIC.

            (d) An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the Majority Mortgage Loans (other than Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate Account, the Interest Reserve Account, the Distribution Account and the Reserve Account, the Insurance Policies and any related amounts REO Account and any related REO Properties as a REMIC ("REMIC I") under the Code, other than any portion of the foregoing amounts allocable to the Serviced Companion Loans. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate class of "regular interests" in REMIC I and the Class R-I Certificates shall be designated as the sole class of "residual interests" in REMIC I.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC I Regular Interests and the Early Defeasance Loan REMIC Regular Interest as a REMIC ("REMIC II") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole class of the "residual interests" in REMIC II.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC ("REMIC III") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class X-1 and Class X-2 Certificates, shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III.

            The Trustee and the Paying Agent shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMIC Pools other than the Class TN Certificates, the Class MM Certificates, the Early Defeasance Loan REMIC Regular Interest, the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Certificates and the Residual Certificates.

            (e) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

            (f) The Paying Agent shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

            (g) The Paying Agent shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Paying Agent, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer. The Paying Agent shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

            (h) The Paying Agent shall prepare and file, or cause to be prepared and filed, all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool's direct representative, and the Trustee shall sign such returns; the expenses of preparing and filing such returns shall be borne by the Paying Agent, except that if additional state tax returns are required to be filed in more than three states, the Paying Agent shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicer and the Special Servicer shall provide on a timely basis to the Paying Agent or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or the Master Servicer and the Special Servicer has received or prepared by virtue of its role as Depositor or Master Servicer and the Special Servicer hereunder and reasonably requested by the Paying Agent to enable it to perform its obligations under this subsection, and the Paying Agent shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee and the Paying Agent for any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. The Master Servicer and the Special Servicer shall indemnify the Trustee, the Paying Agent and the Depositor for any liability or assessment against the Trustee, the Depositor, the Paying Agent or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorneys' fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Master Servicer or the Special Servicer, as the case may be, which errors were caused by the negligence, willful misconduct or bad faith of the Master Servicer or the Special Servicer, as the case may be. The Paying Agent shall indemnify the Master Servicer, the Depositor or any REMIC Pool for any expense incurred by the Master Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Paying Agent. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of the Master Servicer, the Paying Agent or the Special Servicer, or the termination of this Agreement.

            (i) The Paying Agent shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Paying Agent shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the Transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

            (j) The Paying Agent shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Paying Agent as the Depositor may reasonably request in writing. Moreover, the Paying Agent shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Paying Agent be required by applicable law and shall prepare and disseminate to Certificateholders Internal Revenue Service Forms 1099 (or otherwise furnish information within the control of the Paying Agent) to the extent required by applicable law. The Paying Agent will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

            (k) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC Pool's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Paying Agent and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Paying Agent as their agent and attorney in fact. If the Code or applicable regulations prohibits the Paying Agent from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Paying Agent shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Paying Agent shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (l) The Trustee, the Paying Agent, the Holders of the Residual Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, Paying Agent, the Master Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC and the Class EI Grantor Trust as a grantor trust as a grantor trust or, as appropriate, adopt a plan of complete liquidation with respect to each REMIC Pool.

            (m) The Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such Persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2)) or (iii) endanger the status of the Class EI Grantor Trust unless the Trustee and the Paying Agent have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, the Paying Agent or the Holders of the Residual Certificates to undertake such action.

            (n) In the event that any tax is imposed on the Class MM REMIC, the Class TN REMIC, the Early Defeasance Loan REMIC, REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to the Class MM REMIC, the Class TN REMIC, the Early Defeasance Loan REMIC, REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Paying Agent, if such tax arises out of or results from a breach of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; and (iv) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Paying Agent out of amounts on deposit in the Distribution Account.

            (o) The Paying Agent and, to the extent that records are maintained by the Master Servicer or the Special Servicer in the normal course of their businesses, the Master Servicer and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis, and with respect to the Class EI Grantor Trust on the cash or accrual method and so as to enable reporting to Holders of Class EI Certificates based on their annual accounting period. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

            (p) Neither the Trustee, the Paying Agent, the Master Servicer nor the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

            (q) In order to enable the Paying Agent to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Paying Agent within ten days after the Closing Date all information or data that the Paying Agent reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Paying Agent or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Paying Agent may, from time to time, reasonably request in order to enable the Paying Agent to perform its duties as set forth herein. The Paying Agent is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Paying Agent and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Paying Agent and each REMIC Pool arising from any errors or miscalculations of the Paying Agent pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Paying Agent (but not resulting from the methodology employed by the Paying Agent) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Paying Agent.

            The Paying Agent agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its reasonable best efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Paying Agent and its parent, or (ii) in connection with its rights and obligations under this Agreement.

            (r) At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC Pool as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (s) For the purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates representing a regular interest in the Class MM REMIC, the Class TN REMIC and REMIC III, for the Early Defeasance Loan REMIC Regular Interest, each Class of REMIC I Regular Interests and each Class of REMIC II Regular Interests is the Final Rated Distribution Date.

            Section 12.2 Prohibited Transactions and Activities

            Neither the Trustee, the Paying Agent, the Master Servicer nor the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool,
(iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Account or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

            Section 12.3 Modifications of Mortgage Loans

            Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Paying Agent, the Master Servicer nor the Special Servicer shall permit any modification of a Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan that is not in default or as to which default is not reasonably foreseeable unless (i) the Trustee, the Special Servicer, Paying Agent and the Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treasury Regulations Section 1.860G-2(b) of the Code) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

            Section 12.4 Liability with Respect to Certain Taxes and Loss of REMIC Status

            In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee or the Paying Agent of its respective duties and obligations set forth herein, the Trustee or the Paying Agent, as the case may be, shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee, or the Paying Agent, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Special Servicer, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicer, the Special Servicer, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or such Holders of the Residual Certificates on which the Trustee or the Paying Agent, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee or the Paying Agent shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

            Section 12.5 Grantor Trust Administration

            The assets of the Class EI Grantor Trust, consisting of the right to any Excess Interest in respect of the ARD Loans and the Excess Interest Sub-account, shall be held by the Trustee for the benefit of the Holders of the Class EI Certificates, which Class EI Certificates, in the aggregate, will evidence 100% beneficial ownership of such assets from and after the Closing Date. It is intended that the portion of the Trust consisting of the Class EI Grantor Trust will be treated as a grantor trust for federal income tax purposes, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. Under no circumstances may the Trustee vary the assets of the Class EI Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class EI Certificates. The Trustee shall be deemed to hold and shall account for the Class EI Grantor Trust separate and apart from the assets of the Class MM REMIC, Class TN REMIC, the Early Defeasance Loan REMIC, REMIC I, REMIC II and REMIC III created hereunder. In furtherance of such intention, the Paying Agent shall furnish or cause to be furnished to the Class EI Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their shares of the income and expenses of the Class EI Grantor Trust, at the time or times and in the manner required by the Code.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

            Section 13.1 Binding Nature of Agreement

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            Section 13.2 Entire Agreement

            This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            Section 13.3 Amendment

            (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC (or the interest represented by the Class EI Certificates as a grantor trust Certificates as a grantor trust) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of Article III relating to transfers of Residual Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents or (vii) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents). No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Holder not consenting thereto, without the consent of 100% of the Certificateholders adversely affected thereby or (B) adversely affect the status of any REMIC Pool as a REMIC (or the Class EI Grantor Trust as a grantor trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives a Rating Agency Confirmation from each Rating Agency (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

            (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate or reduce the Master Servicer's or the Trustee's obligation to make an Advance or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions,
(iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion), the Class EI Grantor Trust as a grantor trust without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders), (v) adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all Certificates affected thereby, (vi) significantly change the activities of the Trust, without the consent of the Holders of Certificates representing more than 50% of all the Voting Rights, if solely the Class TN Certificates are affected, without the consent of the 1290 AOTA Majority Holder (without taking into account Class TN Certificates held by the Depositor or any of its Affiliates and/or agents) or if solely the Class MM Certificates are affected, without the consent of the Mall at Millenia B Note Majority Holder (without taking into account Class MM Certificates held by the Depositor or any of its Affiliates and/or agents), or (vii) modify the provisions of this Section 13.3 without the consent of the Holders of all Certificates then outstanding; provided that no such amendment may modify Section 8.18 of this Agreement without Rating Agency Confirmation. The Trustee shall not consent to any amendment to this Agreement pursuant to this subsection (c) unless it shall have first received a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this
Section 13.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

            (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 13.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

            (f) It shall not be necessary for the consent of Holders under this
Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

            (g) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have an adverse effect on any Primary Servicer without first obtaining the written consent of such Primary Servicer.

            (h) Notwithstanding the fact that the provisions in Section 13.3(c) would otherwise apply, with respect to any amendment that significantly modifies the permitted activities of the Trustee, the Master Servicer or the Special Servicer, any Certificate beneficially owned by a Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this
Section 13.3 have been obtained.

            (i) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may be amended pursuant to Section 8.26(d) herein without any notice to or consent of any of the Certificateholders, Opinions of Counsel, Officer's Certificates or Rating Agency Confirmation.

            (j) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the holder of a B Note without first obtaining the written consent of the holder of such B Note.

            Section 13.4 GOVERNING LAW

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            Section 13.5 Notices

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to the attention of Michelle Wilke; (B) in the case of the Trustee, Certificate Registrar and Paying Agent, at the Corporate Trust Office; (C) in the case of the Master Servicer, GMAC Commercial Mortgage Corporation, 20 Witmer Road, Horsham, Pennsylvania 19044, Attention: Managing Director Commercial Servicing Operations-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, Fax: (215) 328-3478, with a copy to General Counsel, Fax: (215) 328-3620; (D) in the case of the Special Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail), Attention: President, telecopy number: (913) 253-9001; (E) in the case of CIBC, CIBC Inc., 622 Third Avenue, 10th Floor, New York, New York 10017,
Attention: Real Estate Finance Group; (F) in the case of MSMC, 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to the attention of Michelle Wilke; (G) in the case of Nationwide, Nationwide Life Insurance Company, One Nationwide Plaza, 34th Floor, Columbus, Ohio 43215-2220,
Attention: Blake E. West 1-34-09, with copies to the attention of Randall W. May, Esq., 1-34-06; (H) in the case of UCMFI, Union Central Mortgage Funding, Inc., c/o Summit Investment Partners, Inc., 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202, Attention: D. Stephen Cole; (I) in the case of JHREF, John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, Massachusetts 02117, Attention: Barry S. Nectow, Senior Vice President, with copies to the attention of Michael M. Epstein, Esq. and Nathaniel I. Margolis, Esq.; (J) in the case of MONY, MONY Life Insurance Company, 10475 Park Meadows Drive, Suite 500, Littleton, Colorado 80124, Attention: Mortgage Administration;
(K) in the case of TIAA, Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10018, Attention: Associate Director-CMBS Marketing with copies to the V.P.-Mortgage and Real Estate Law; (L) in the case of CMS Philadelphia, 280 Trumbull Street, Routing H 11-6, Hartford, Connecticut 06103, Attention: Susan B. Hoffnagle, Esq., with copies to the attention of Thomas J. Podgorski; (M) in the case of the Operating Adviser, The Travelers Life Insurance Company c/o Citigroup Alternative Investments LLC, 850 3rd Avenue, 12th Floor, New York, New York 10022, Attention: CMBS Unit; (N) in the case of the initial holder of the 55 East Monroe B Note, as specified in the 55 East Monroe Intercreditor Agreement; (O) in the case of the initial holder of the Village at Searcy B Note, CBA-Mezzanine Capital Finance, LLC, One Main Street, Chatham, New Jersey 07928, Attention: Martin T. Lanigan; and (P) in the case of the initial Class MM Certificateholder Representative and initial Class TN Certificateholder Representative, to TIAA, at the address set forth in clause
(K) above, as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            Section 13.6 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 13.7 Indulgences; No Waivers

            Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            Section 13.8 Headings Not to Affect Interpretation

            The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

            Section 13.9 Benefits of Agreement

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement (including any Primary Servicer to the extent applicable to such Primary Servicer) and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that the Mortgagors set forth on Schedule XI hereto are intended third-party beneficiaries of the fifth and sixth paragraphs of Section 2.3(a) and each holder of a Serviced Companion Loan is an intended third-party beneficiary in respect of the rights afforded it hereunder and may directly enforce such rights. Morgan Stanley & Co. Incorporated, as placement agent of the Class TN Certificates, shall be a third party beneficiary to this Agreement (including the holder of any Serviced Companion Loan) solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, and the 2003-TOP9 Master Servicer and the 2003-TOP9 Special Servicer shall each be a third party beneficiary of this Agreement with respect to all provisions herein expressly relating to the compensation or reimbursement of the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as applicable. Each Other Master Servicer or Other Special Servicer making advances on a Serviced Companion Loan pursuant to an Other Pooling and Servicing Agreement shall be a third party beneficiary of any provisions herein that relate to reimbursement of such advances and interest thereon. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary without its consent, nor may it be amended to provide for the transfer of the 1290 AOTA Mortgage Loan without payment of all outstanding Advances and interest thereon, and all Servicing Compensation and Special Servicing Compensation (as such terms are defined in the 2003-TOP9 Pooling and Servicing Agreement), except to the extent permitted under the 2003-TOP9 Pooling and Servicing Agreement or consented to by the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer entitled to receive such reimbursement or compensation. Each holder of a right to receive Excess Servicing Fees shall be a third party beneficiary to this Agreement with respect to its right to receive such Excess Servicing Fees.

            Section 13.10 Special Notices to the Rating Agencies

            (a) The Trustee shall give prompt notice to the Rating Agencies, the Special Servicer and the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 13.3 hereof;

            (ii) the Interim Certification and the Final Certification required pursuant to Section 2.2 hereof;

            (iii) notice of the repurchase of any Mortgage Loan pursuant to
      Section 2.3(a) hereof;

            (iv) any resignation of the Master Servicer, the Special Servicer, the Paying Agent, the Operating Adviser or the Trustee pursuant to this Agreement;

            (v) the appointment of any successor to the Master Servicer, the Trustee, the Paying Agent, the Operating Adviser (and, solely with respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Other Operating Adviser, if any) or the Special Servicer pursuant to Section 7.7, 7.14 or 9.37 hereof;

            (vi) waiver of a due-on-sale clause as provided in Section 8.7;

            (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties;

            (viii) the making of a final payment pursuant to Section 10.3 hereof;

            (ix) a Servicing Transfer Event; and

            (x) an Event of Default.

            (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

            If to Moody's, to:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, NY 10009
                  Fax:  (212) 553-0300
                  Attention:  Structured Finance Commercial Real Estate
                  Monitoring

            If to Fitch, to:

                  Fitch Ratings
                  One State Street Plaza
                  New York, NY 10004
                  Fax:  (212) 635-0294
                  Attention:  Commercial Mortgage Surveillance

or at such address as shall be provided in writing to the Depositor by such Rating Agency.

            (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

            (i) the resignation or removal of the Trustee pursuant to Section 7.6; or

            (ii) the appointment of a successor trustee pursuant to Section 7.7; or

            (iii) the appointment of a successor Operating Adviser pursuant to
      Section 9.37.

            (d) The Master Servicer shall deliver to the Rating Agencies and the Depositor any other information as reasonably requested by the Rating Agencies and the Depositor, and the Master Servicer shall deliver to the Primary Servicers and the Special Servicer each of the reports required to be delivered by the Master Servicer to the Primary Servicers and the Special Servicer pursuant to the terms of this Agreement. The Trustee, the Paying Agent and the Special Servicer shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

            (e) Any notice or other document required to be delivered or mailed by the Depositor, the Master Servicer, the Paying Agent or the Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

            Section 13.11 Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            Section 13.12 Intention of Parties

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section
2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses
      (1)-(4) below: (1) the Mortgage Loans (including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies) identified on the Mortgage Loan Schedule, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, the Interest Reserve Account, the Reserve Account, all REO Accounts, and the Certificate Account, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the Early Defeasance Loan REMIC Regular Interests, the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreements;

            (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (iii) All cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above.

            The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

            Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Depositor and, at the Depositor's direction, the Master Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Master Servicer shall file, at the expense of the Trust as an Additional Trust Expense all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Section 13.13 Recordation of Agreement

            This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

            Section 13.14 Rating Agency Monitoring Fees

            The parties hereto acknowledge that on the Closing Date the Sellers will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates and that no monitoring fees are payable subsequent to the Closing Date in respect of the rating of the Certificates. The Master Servicer shall not be required to pay any such fees or any fees charged for any Rating Agency Confirmation (except any confirmation required under Section 8.22,
Section 8.23 or in connection with a termination and replacement of the Master Servicer following an Event of Default of the Master Servicer).

            IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MORGAN STANLEY CAPITAL I INC., as
                                          Depositor


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       GMAC COMMERCIAL MORTGAGE CORPORATION,
                                          as Master Servicer


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       MIDLAND LOAN SERVICES, INC., as
                                          Special Servicer


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Trustee, Paying Agent and
                                          Certificate Registrar


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of ____________________ in the year 20__, before me, the undersigned, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                    ----------------------------------
                                    Signature and Office of individual taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of ____________________ in the year 20__, before me, the undersigned, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                    ----------------------------------
                                    Signature and Office of individual taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of ____________________ in the year 20__, before me, the undersigned, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the _______________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                    ----------------------------------
                                    Signature and Office of individual taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of ____________________ in the year 20__, before me, the undersigned, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                    ----------------------------------
                                    Signature and Office of individual taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of ____________________ in the year 20__, before me, the undersigned, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                    ----------------------------------
                                    Signature and Office of individual taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of ____________________ in the year 20__, before me, the undersigned, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the _____________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                    ----------------------------------
                                    Signature and Office of individual taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of ____________________ in the year 20__, before me, the undersigned, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                    ----------------------------------
                                    Signature and Office of individual taking acknowledgment

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  3.27%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS A-1 CERTIFICATES AS OF THE          MINNESOTA, N.A.
CLOSING DATE:  $178,879,000

CERTIFICATE BALANCE OF THIS CLASS A-1     TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  A-1-[__]                             CUSIP NO. [__________]


                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-2

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  4.07%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS A-2 CERTIFICATES AS OF THE          MINNESOTA, N.A.
CLOSING DATE:  $449,730,000

CERTIFICATE BALANCE OF THIS CLASS A-2     TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  A-2-[__]                             CUSIP NO. [__________]


                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-3

                          [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  4.18%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS B CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $18,194,000

CERTIFICATE BALANCE OF THIS CLASS B       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  B-1-[__]                             CUSIP NO. [__________]


                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint


--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-4

                          [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  4.27%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003
AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS C CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $23,652,000

CERTIFICATE BALANCE OF THIS CLASS C       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  C-1-[__]                             CUSIP NO. [__________]


                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-5

                          [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  4.34%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS D CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $4,549,000

CERTIFICATE BALANCE OF THIS CLASS D       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  D-1-[__]                             CUSIP NO. [__________]


                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.
Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-6

                          [FORM OF CLASS E CERTIFICATE]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  4.71%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS E CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $7,278,000

CERTIFICATE BALANCE OF THIS CLASS E       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  E-1-[__]                             CUSIP NO. [__________]


                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-7

                          [FORM OF CLASS F CERTIFICATE]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  4.82%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS F CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $7,277,000

CERTIFICATE BALANCE OF THIS CLASS F       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  F-1-[__]                             CUSIP NO. [__________]


                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
              Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-8

                          [FORM OF CLASS G CERTIFICATE]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  5.49%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS G CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $8,188,000

CERTIFICATE BALANCE OF THIS CLASS G       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  G-1-[__]                             CUSIP NO. [__________]


                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-9

                          [FORM OF CLASS H CERTIFICATE]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  5.50%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS H CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $8,187,000

CERTIFICATE BALANCE OF THIS CLASS H       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  H-1-[__]                             CUSIP NO. [__________]


                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-10

                          [FORM OF CLASS J CERTIFICATE]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  5.50%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS J CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $3,639,000

CERTIFICATE BALANCE OF THIS CLASS J       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  J-1-[__]                             CUSIP NO. [__________]


                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-11

                          [FORM OF CLASS K CERTIFICATE]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  5.50%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS K CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $1,819,000

CERTIFICATE BALANCE OF THIS CLASS K       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  K-1-[__]                             CUSIP NO. [__________]


                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-12

                          [FORM OF CLASS L CERTIFICATE]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  5.50%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS L CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $5,459,000

CERTIFICATE BALANCE OF THIS CLASS L       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  L-1-[__]                             CUSIP NO. [__________]


                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-13

                          [FORM OF CLASS M CERTIFICATE]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  5.50%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS M CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $1,819,000

CERTIFICATE BALANCE OF THIS CLASS M       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  M-1-[__]                             CUSIP NO. [__________]


                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the General Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-14

                          [FORM OF CLASS N CERTIFICATE]

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  5.50%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS N CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $1,819,000

CERTIFICATE BALANCE OF THIS CLASS N       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  N-1-[__]                             CUSIP NO. [__________]


                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------

-----------------------------------------


--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-15

                          [FORM OF CLASS O CERTIFICATE]

THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  5.50%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS O CERTIFICATES AS OF THE CLOSING    MINNESOTA, N.A.
DATE:  $7,278,609

CERTIFICATE BALANCE OF THIS CLASS O       TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  O-1-[__]                             CUSIP NO. [__________]


                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16

                        [FORM OF CLASS MM-A CERTIFICATE]

THIS CLASS MM-A CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS MM-A CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS MM-A CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  5.01807%      MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JUNE 10, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS MM-A CERTIFICATES AS OF THE         MINNESOTA, N.A.
CLOSING DATE:  $10,000,000

CERTIFICATE BALANCE OF THIS CLASS MM-A    TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  MM-A-1-[__]                          CUSIP NO. [__________]


                             CLASS MM-A CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class MM-A Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class MM-A Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 10th day of each month or, if such 10th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mall at Millenia A/B Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto (i) with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding and (ii) if solely the Class MM Certificates are affected, without the consent of the Mall at Millenia B Note Majority Holder, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS MM-A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-17

                        [FORM OF CLASS MM-B CERTIFICATE]

THIS CLASS MM-B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS MM-B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS MM-B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  5.01807%      MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JUNE 10, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS MM-B CERTIFICATES AS OF THE         MINNESOTA, N.A.
CLOSING DATE:  $5,000,000

CERTIFICATE BALANCE OF THIS CLASS MM-B    TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  MM-B-1-[__]                          CUSIP NO. [__________]


                             CLASS MM-B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class MM-B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class MM-B Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 10th day of each month or, if such 10th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mall at Millenia A/B Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto (i) with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding and (ii) if solely the Class MM Certificates are affected without the consent of the Mall at Millenia B Note Majority Holder, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS MM-B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-18

                        [FORM OF CLASS TN-A CERTIFICATE]

THIS CLASS TN-A CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS TN-A CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS TN-A CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  6.55070%      MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.
CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS TN-A CERTIFICATES AS OF THE         MINNESOTA, N.A.
CLOSING DATE:  $6,003,164

CERTIFICATE BALANCE OF THIS CLASS TN-A    TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  TN-A-1-[__]                          CUSIP NO. [__________]


                             CLASS TN-A CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class TN-A Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class TN-A Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the 1290 AOTA Mortgage Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto (i) with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding and (ii) if solely the Class TN Certificates are affected, with the consent of the 1290 AOTA Majority Holder, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS TN-A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------

--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-19

                        [FORM OF CLASS TN-B CERTIFICATE]

THIS CLASS TN-B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS TN-B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS TN-B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  6.55070%      MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS TN-B CERTIFICATES AS OF THE         MINNESOTA, N.A.
CLOSING DATE:  $5,430,600

CERTIFICATE BALANCE OF THIS CLASS TN-B    TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  TN-B-1-[__]                          CUSIP NO. [__________]


                             CLASS TN-B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class TN-B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class TN-B Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the 1290 AOTA Mortgage Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto (i) with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding and (ii), if solely the Class TN Certificates are affected, with the consent of the 1290 AOTA Majority Holder, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS TN-B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                             Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                    (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-20

                        [FORM OF CLASS TN-C CERTIFICATE]

THIS CLASS TN-C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS TN-C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS TN-C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  6.55070%      MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS TN-C CERTIFICATES AS OF THE         MINNESOTA, N.A.
CLOSING DATE:  $5,430,600

CERTIFICATE BALANCE OF THIS CLASS TN-C    TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  TN-C-1-[__]                          CUSIP NO. [__________]


                             CLASS TN-C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class TN-C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class TN-C Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the 1290 AOTA Mortgage Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto (i) with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding and (ii) if solely the Class TN Certificates are affected, with the consent of the 1290 AOTA Majority Holder, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS TN-C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-21

                        [FORM OF CLASS TN-D CERTIFICATE]

THIS CLASS TN-D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS TN-D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS TN-D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  6.55070%      MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS TN-D CERTIFICATES AS OF THE         MINNESOTA, N.A.
CLOSING DATE:  $5,430,600

CERTIFICATE BALANCE OF THIS CLASS TN-D    TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  TN-D-1-[__]                          CUSIP NO. [__________]


                             CLASS TN-D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class TN-D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class TN-D Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the 1290 AOTA Mortgage Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto (i) with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding and (ii) if solely the Class TN Certificates are affected, with the consent of the 1290 AOTA Majority Holder, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS TN-D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-22

                        [FORM OF CLASS TN-E CERTIFICATE]

THIS CLASS TN-E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS TN-E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS TN-E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  6.55070%      MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

AGGREGATE CERTIFICATE BALANCE OF THE      PAYING AGENT:  WELLS FARGO BANK
CLASS TN-E CERTIFICATES AS OF THE         MINNESOTA, N.A.
CLOSING DATE:  $32,705,036

CERTIFICATE BALANCE OF THIS CLASS TN-E    TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CERTIFICATE AS OF THE CLOSING DATE:       N.A.
$[__________] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)


No.  TN-E-1-[__]                          CUSIP NO. [__________]


                             CLASS TN-E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class TN-E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class TN-E Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the 1290 AOTA Mortgage Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto (i) with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding and (ii) if solely the Class TN Certificates are affected, with the consent of the 1290 AOTA Majority Holder, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS TN-E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-23

                         [FORM OF CLASS EI CERTIFICATE]

THIS CLASS EI CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

PERCENTAGE INTEREST OF THIS CLASS EI      MASTER SERVICER:  GMAC COMMERCIAL
CERTIFICATE:  100%                        MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

                                          PAYING AGENT:  WELLS FARGO BANK
                                          MINNESOTA, N.A.

                                          TRUSTEE:  WELLS FARGO BANK MINNESOTA,
                                          N.A.


No.  EI-1-[__]                            CUSIP NO. [__________]


                              CLASS EI CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT [________________________] is the registered owner of the interest evidenced by this Certificate in the Class EI Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class EI Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Class EI Certificate represents a beneficial ownership interest in a portion of the Trust that is treated as grantor trust for federal income tax purposes, and represents a beneficial ownership of Excess Interest in respect of Mortgage Loans having a hyper-amortization feature. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the holders of the Class EI Certificates, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS EI CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-24

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES PERSON (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) (A "UNITED STATES TAX PERSON").

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-I CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

PERCENTAGE INTEREST OF THIS CLASS R-I     MASTER SERVICER:  GMAC COMMERCIAL
CERTIFICATE:  100%                        MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

                                          PAYING AGENT:  WELLS FARGO BANK
                                          MINNESOTA, N.A.

                                          TRUSTEE:  WELLS FARGO BANK MINNESOTA,
                                          N.A.


                                          No. R-I


                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT [_______________________________] is the
registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including as distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-25

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES PERSON (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) (A "UNITED STATES TAX PERSON").

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-II CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED TAX STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

PERCENTAGE INTEREST OF THIS CLASS R-II    MASTER SERVICER:  GMAC COMMERCIAL
CERTIFICATE:  100.0%                      MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

                                          PAYING AGENT:  WELLS FARGO BANK
                                          MINNESOTA, N.A.

                                          TRUSTEE:  WELLS FARGO BANK MINNESOTA,
                                          N.A.


                                          No. R-II


                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT [_______________________________] is the
registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-26

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES PERSON (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE (A "UNITED STATES TAX PERSON").

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM THIS CLASS R-III CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

PERCENTAGE INTEREST OF THIS CLASS R-III   MASTER SERVICER:  GMAC COMMERCIAL
CERTIFICATE:  100%                        MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2003

CUT-OFF DATE:  JUNE 1, 2003               SPECIAL SERVICER:  MIDLAND LOAN
                                          SERVICES, INC.

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003

                                          PAYING AGENT:  WELLS FARGO BANK
                                          MINNESOTA, N.A.

                                          TRUSTEE:  WELLS FARGO BANK MINNESOTA,
                                          N.A.


                                          No. R-III


                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT [_______________________________] is the
registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-27

                         [FORM OF CLASS X-1 CERTIFICATE]

THIS CLASS X-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-1 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  0.21%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

INITIAL NOTIONAL AMOUNT OF THIS
CLASS X-1 CERTIFICATE:  $[_________],
as of the Closing Date

DATE OF POOLING AND SERVICING             SPECIAL SERVICER:  MIDLAND LOAN
AGREEMENT:  AS OF JUNE 1, 2003            SERVICES, INC.

CUT-OFF DATE:  JUNE 1, 2003

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003   PAYING AGENT:  WELLS FARGO BANK
                                          MINNESOTA, N.A.

AGGREGATE NOTIONAL AMOUNT OF THE CLASS    TRUSTEE:  WELLS FARGO BANK MINNESOTA,
X-1 CERTIFICATES AS OF THE CLOSING        N.A.
DATE:  $727,767,609


No.  X-1-[__]                             CUSIP NO. [__________]


                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer, the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-1 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-28

                         [FORM OF CLASS X-2 CERTIFICATE]

THIS CLASS X-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-2 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-IQ4

INITIAL PASS-THROUGH RATE:  2.05%         MASTER SERVICER:  GMAC COMMERCIAL
                                          MORTGAGE CORPORATION

INITIAL NOTIONAL AMOUNT OF THIS
CLASS X-2 CERTIFICATE:  $[_________],
AS OF THE CLOSING DATE

DATE OF POOLING AND SERVICING             SPECIAL SERVICER:  MIDLAND LOAN
AGREEMENT:  AS OF JUNE 1, 2003            SERVICES, INC.

CUT-OFF DATE:  JUNE 1, 2003

CLOSING DATE:  JUNE 5, 2003

FIRST DISTRIBUTION DATE:  JULY 15, 2003   PAYING AGENT:  WELLS FARGO BANK
                                          MINNESOTA, N.A.

AGGREGATE NOTIONAL AMOUNT OF THE CLASS    TRUSTEE:  WELLS FARGO BANK MINNESOTA,
X-2 CERTIFICATES AS OF THE CLOSING        N.A.
DATE:  $667,249,000


No.  X-2-[__]                             CUSIP NO. [__________]


                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer, the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-2 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  June 5, 2003

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-----------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
            Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.



Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



____________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial bank or trust company
or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or
witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT B-1

                   FORM OF INITIAL CERTIFICATION OF TRUSTEE


                                          June 5, 2003


Morgan Stanley Capital I Inc.                     MONY Life Insurance Company
1585 Broadway                                     10475 Park Meadows Drive
New York, NY 10036                                Suite 500
                                                  Littleton, Colorado 80124

CIBC Inc.
622 Third Avenue                                  Teachers Insurance and Annuity Association of America
10th Floor                                        730 Third Avenue
New York, New York 10017                          New York, New York 10018


Morgan Stanley Mortgage Capital Inc.              CIGNA Mortgage Securities Philadelphia, LLC
1585 Broadway                                     280 Trumbull Street, Routing H-11-G
New York, New York  10036                         Hartford, Connecticut 06103


John Hancock Real Estate Finance, Inc.            GMAC Commercial Mortgage Corporation
200 Clarendon Street                              20 Witmer Road
Boston, Massachusetts 02177                       Horsham, Pennsylvania 19044


Nationwide Life Insurance Company                 Midland Loan Services, Inc.
One Nationwide Plaza, 34th Floor                  10851 Mastin
Columbus, Ohio 43215                              Overland Park, Kansas 66210


Union Central Mortgage Funding, Inc.              Citigroup Alternative Investments LLC
1876 Waycross Road, P.O. Box 40888                850 Third Avenue
Cincinnati, Ohio 45240                            12th Floor
                                                  New York, New York 10022


      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4


Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any such documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face.

           The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the Early Defeasance Loan REMIC Regular Interest, the REMIC I Regular Interests, the REMIC II Regular Interests and the Class EI Grantor Trust.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

                            SCHEDULE OF EXCEPTIONS

                                 EXHIBIT B-2

                    FORM OF FINAL CERTIFICATION OF TRUSTEE

                                          __________, 2003

Morgan Stanley Capital I Inc.              MONY Life Insurance Company
1585 Broadway                              10475 Park Meadows Drive
New York, NY 10036                         Suite 500
                                           Littleton, Colorado 80124

CIBC Inc.
622 Third Avenue                           Teachers Insurance and Annuity Association of America
10th Floor                                 730 Third Avenue
New York, New York 10017                   New York, New York 10018


Morgan Stanley Mortgage Capital Inc.       CIGNA Mortgage Securities Philadelphia, LLC
1585 Broadway                              280 Trumbull Street, Routing H-11-G
New York, New York  10036                  Hartford, Connecticut 06103


John Hancock Real Estate Finance, Inc.     GMAC Commercial Mortgage Corporation
200 Clarendon Street                       20 Witmer Road
Boston, Massachusetts 02177                Horsham, Pennsylvania 19044


Nationwide Life Insurance Company          Midland Loan Services, Inc.
One Nationwide Plaza, 34th Floor           10851 Mastin
Columbus, Ohio 43215                       Overland Park, Kansas 66210


Union Central Mortgage Funding, Inc.       Citigroup Alternative Investments LLC
1876 Waycross Road, P.O. Box 40888         850 Third Avenue
Cincinnati, Ohio 45240                     12th Floor
                                           New York, New York 10022


      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4


Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (vi), (viii) and (xii) of the definition of "Mortgage File" required to be in the Mortgage File, and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File" (to the extent required to be delivered pursuant to the Pooling and Servicing Agreement and any applicable Primary Servicing Agreement), to the extent actually known by a Responsible Officer of the Trustee to be required pursuant to the Pooling and Servicing Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the Mortgage Note and the Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed as required by the terms of the Pooling and Servicing Agreement, provided that with respect to the 1290 AOTA Mortgage Loan, the Trustee shall be required to examine only the related Mortgage Note as required pursuant to this sentence. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any of the documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face or are in recordable form.

            The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the Early Defeasance Loan REMIC Regular Interest, the REMIC I Regular Interests, the REMIC II Regular Interests and the Class EI Grantor Trust.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE


                                          [Date]


Wells Fargo Bank Minnesota, N.A.
1015 10th Avenue, S.E.
Minneapolis, MN  55414
Attention:  Mortgage Document Custody (CMBS)

      Re: Morgan Stanley Capital I, Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4

            In connection with the administration of the Mortgage File held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"), the undersigned as a [Master][Special] Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:


If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       Mortgage Loan paid in full.

            (Such [Master] [Special] Servicer hereby certifies that all amounts received in connection with ______________ the Mortgage Loan have been or will be, following such [Master] [Special] Servicer's release ______________ of the Trustee Mortgage File, credited to the Certificate Account or the Distribution Account ______________ pursuant to the Pooling and Servicing Agreement.)

______   2.       Mortgage Loan repurchased.

            (Such [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

______   3.       Mortgage Loan purchased by related B Note holder.

______   4.       Mortgage Loan Defeased.

______   5.       Mortgage Loan substituted.

            (Such [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing Agreement.)

______   6.       The Mortgage Loan is being foreclosed.

______   7.       Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       [Name of applicable [Master] [Special]
                                          Servicer]



                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS TO DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                          [Date]

Wells Fargo Bank Minnesota, National Association,
  as Certificate Registrar
Wells Fargo Center
MAC #N9309-121
Sixth and Marquette
Minneapolis, MN 55479

Attention:  Asset-Backed Securities Trust Services Group

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, Class [__] (the "Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ___ Certificates [having an initial Certificate Balance or Notional Amount as of June 5, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer Midland Loan Services, Inc., as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of
      Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,



                                          ____________________________________
                                          (Transferor)



                                       By:____________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]

Wells Fargo Bank Minnesota, National Association,
  as Certificate Registrar
Wells Fargo Center
MAC #N9309-121
Sixth and Marquette
Minneapolis, MN 55479

Attention:  Asset-Backed Securities Trust Services Group

Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2003-IQ4 (the
            "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial Certificate Principal Balance or Notional Amount as of June 5, 2003 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer Midland Loan Services, Inc., as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and (f) all related matters that it has requested.

                                          Very truly yours,



                                          ____________________________________
                                          (Transferee)




                                       By:____________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                             ANNEX 1 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                 -------------------------------------------

                 -------------------------------------------

                 -------------------------------------------

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will  the   Transferee   be   purchasing   the   Transferred
      Yes   No    Certificate only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                          ____________________________________
                                          Print Name of Transferee



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________
                                          Date:_______________________________

                             ANNEX 2 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___   ___   Will  the   Transferee   be   purchasing   the   Transferred
      Yes   No    Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       _______________________________________
                                       Print Name of Transferee or Adviser



                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:



                                       _______________________________________
                                       Print Name of Transferee


                                       Date:__________________________________

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]


Wells Fargo Bank Minnesota, National Association,
  as Certificate Registrar
Wells Fargo Center
MAC #N9309-121
Sixth and Marquette
Minneapolis, MN 55479

Attention:  Asset-Backed Securities Trust Services Group

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ________________________ (the
"Transferee") of Class ___ Certificates [having an initial Certificate Principal Balance as of June 5, 2003 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer, Midland Loan Services, Inc., as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and
      (c) no Transferred Certificate may be resold or transferred unless it is
      (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                       Very truly yours,



                                       _______________________________________
                                       (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, Class __ (the "Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of June 5, 2003 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer, Midland Loan Services, Inc., as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either
      (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                       Very truly yours,



                                       _______________________________________
                                       (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, Class __ (the "Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of June 5, 2003 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer, Midland Loan Services, Inc., as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                                       Very truly yours,



                                       _______________________________________
                                       (Transferee)

                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                             ANNEX 1 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and [name of Certificate Registrar] as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                 -------------------------------------------

                 -------------------------------------------

                 -------------------------------------------

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will  the   Transferee   be   purchasing   the   Transferred
      Yes   No    Certificate only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                       _______________________________________
                                       Print Name of Transferee



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                             ANNEX 2 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Certificate Registrar and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___   ___   Will  the   Transferee   be   purchasing   the   Transferred
      Yes   No    Certificate only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                       _______________________________________
                                       Print Name of Transferee or Adviser



                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:

                                       _______________________________________
                                       Print Name of Transferee



                                       Date:__________________________________

                                   EXHIBIT E-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES

STATE OF                )
                        ss:
COUNTY OF               )

            ____________________, being first duly sworn, deposes and says that:

            1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement as amended and restated pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization," a possession of the United States or a person with respect to whom income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other Person. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is______________.

            8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (F) of Section 3.3(e) which authorizes the Paying Agent or the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (G) of
Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. The Transferee is a United States Tax Person. For this purpose, a United States Tax Person is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any state thereof or the District of Columbia including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            13. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States Tax Person.

            14. Check the applicable paragraph:

            [ ] The present value of the anticipated tax liabilities associated with holding the Residual Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Certificate;

            (ii) the present value of the expected future distributions on such Residual Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [ ] That the transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [ ] None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this day of ___________, ____.

                                       [NAME OF TRANSFEREE]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

                                   EXHIBIT E-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                          _______________, 20__

Wells Fargo Bank Minnesota, National Association,
  as Certificate Registrar
Wells Fargo Center
MAC #9309-121
6th and Marquette
Minneapolis, MN 55479

Attention:  Asset-Backed Securities Trust Services Group

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, GMAC Commercial Mortgage Corporation, as master servicer, Midland Loan Services, Inc., as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

            4. The Transferor does not know and has no reason to know that (i) any of the statements made by the Transferee under the Transfer Affidavit are false or (ii) the Transferee will not honor the restrictions on subsequent transfers by the Transferee under the Transfer Affidavit and Agreement, delivered in connection with this transfer.

                                       Very truly yours,



                                       _______________________________________
                                       (Transferor)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT F

                       FORM OF TRANSFEROR CERTIFICATE FOR
                     TRANSFERS OF REGULATION S CERTIFICATES

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                   Series 2003-IQ4, Class (the "Certificates")

TO:   Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center
      or
      Clearstream Banking, societe anonyme

            This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

            We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

            This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, 20[__]



                                       By: ___________________________________
                                          As, or as agent for, the beneficial
                                          owner(s) of the Certificates to
                                          which this certificate relates.

                                  EXHIBIT G

                                   Reserved

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                                          __________ __, 200_

TO:   The Depository Trust Company

      CLEARSTREAM BANK, S. A. or
      Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center

      GMAC Commercial Mortgage Corporation, as Master Servicer

      Midland Loan Services, Inc., as Special Servicer

      Wells Fargo Bank Minnesota, N.A.,
      as Certificate Registrar and Trustee

            This is to notify you as to the transfer of the beneficial interest in $_______________ of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, Class __ (the "Certificates").

            The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CLEARSTREAM] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CLEARSTREAM] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

            Name:
            Address:
            Taxpayer ID No.:

            The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate (1) for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S.[$25,000] [$100,000] and integral multiples of U.S. $1 in excess thereof for each such account.

                                       Very truly yours,


                                       [NAME OF HOLDER OF CERTIFICATE]



                                       By:____________________________________
                                          [Name], [Chief Financial
                                          or other Executive Officer]


--------
1 [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I

                  FORM OF EUROCLEAR OR CLEARSTREAM CERTIFICATE

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                   Series 2003-IQ4, Class (the "Certificates")

TO:   Wells Fargo Bank Minnesota, N.A., as Certificate Registrar and Trustee
      Attn: Asset Backed Securities Trust Services Group
      Morgan Stanley Capital I Inc.
      Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4

            This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement") among you, Morgan Stanley Capital I Inc., GMAC Commercial Mortgage Corporation, Midland Loan Services, Inc. and Wells Fargo Bank Minnesota, N.A., U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

            We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

            [On Release Date: We hereby acknowledge that no portion of the Class
__ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:


                                       [MORGAN GUARANTY TRUST COMPANY OF NEW
                                       YORK, Brussels office, as operator of the Euroclear System]


                                       or


                                       [CLEARSTREAM BANK, S.A.]



                                       By:____________________________________

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID

                                 MSDWCI 2003-IQ4
--------------------------------------------------------------------------------
                        Administrative Cost Rate Schedule

    Individual loan seller ID      Loan No                         Mortgage Loan Seller
    -------------------------      -------                         --------------------
                2                  6                               CIBC
                23                 7                               CIBC
                31                 9                               CIBC
               29.1                11                              CIBC
               29.2                12                              CIBC
               29.3                13                              CIBC
               29.4                14                              CIBC
               29.5                15                              CIBC
               29.6                16                              CIBC
                3                  17                              CIBC
                7                  23                              CIBC
                11                 24                              CIBC
                20                 27                              CIBC
                8                  28                              CIBC
                24                 35                              CIBC
                14                 39                              CIBC
                6                  40                              CIBC
                30                 42                              CIBC
                22                 45                              CIBC
                10                 46                              CIBC
                5                  57                              CIBC
                1                  58                              CIBC
                16                 59                              CIBC
                9                  61                              CIBC
                32                 72                              CIBC
                13                 78                              CIBC
                4                  83                              CIBC
             30228198              3                               CIGNA
             3212898               2                               JHREF
                3                  5                               JHREF
             101173-1              25                              MONY
             101173-2              26                              MONY
              101180               29                              MONY
              101138               34                              MONY
              101171               41                              MONY
             101123A               43                              MONY
             101123B               44                              MONY
              101110               54                              MONY
              900397               60                              MONY
              101140               65                              MONY
              101143               66                              MONY
              101079               67                              MONY
              101106               69                              MONY
              101094               73                              MONY
              101119               79                              MONY
              101144               94                              MONY
              101080               106                             MONY
                1                  1                               MSMC
                2                  4                               MSMC
             02-11763              18                              MSMC
             02-11307              47                              MSMC
            00-1001133             10                              Nationwide
            00-1001170             19                              Nationwide
            00-1002009             22                              Nationwide
            00-1001131             31                              Nationwide
            00-1002019             36                              Nationwide
            00-1001317             37                              Nationwide
            00-1100055             38                              Nationwide
            00-1001264             48                              Nationwide
            00-1001151             55                              Nationwide
            00-1001150             56                              Nationwide
            00-1001167             62                              Nationwide
            00-1001173             64                              Nationwide
            00-1001172             70                              Nationwide
            00-1001168             75                              Nationwide
            00-1001171             76                              Nationwide
            00-1001216             77                              Nationwide
            00-1002013             82                              Nationwide
            00-1001169             88                              Nationwide
            00-1001125             91                              Nationwide
            00-1001290             107                             Nationwide
              528500               8                               TIAA
              513600               20                              TIAA
              515800               21                              TIAA
              535700               30                              TIAA
              537800               32                              TIAA
              534100               33                              TIAA
             202152A               49                              UCMFI
             202152B               50                              UCMFI
             202152C               51                              UCMFI
             202153A               52                              UCMFI
             202153B               53                              UCMFI
              202169               63                              UCMFI
              202168               68                              UCMFI
              202124               71                              UCMFI
              202164               74                              UCMFI
              202172               81                              UCMFI
              202148               84                              UCMFI
              202151               85                              UCMFI
              202144               86                              UCMFI
              202157               87                              UCMFI
              202160               89                              UCMFI
              202139               90                              UCMFI
              202176               92                              UCMFI
              202149               93                              UCMFI
             202158A               95                              UCMFI
             202158B               96                              UCMFI
              202165               97                              UCMFI
              202150               98                              UCMFI
              202155               99                              UCMFI
              202163               100                             UCMFI
              202145               101                             UCMFI
              202140               102                             UCMFI
              202162               103                             UCMFI
              202180               104                             UCMFI
              202177               105                             UCMFI
              202183               108                             UCMFI
              202179               109                             UCMFI
              202156               110                             UCMFI
              202190               111                             UCMFI
              202133               112                             UCMFI
              202166               113                             UCMFI
              202159               114                             UCMFI
              202187               115                             UCMFI
              202173               116                             UCMFI
              202129               117                             UCMFI
              202182               118                             UCMFI
              202188               119                             UCMFI
              202146               120                             UCMFI


B-NOTES                                                            B-NOTES
                                                                   MS
                                                                   MS


                                                                   FUTURE TRUSTS
                                                                   MS
                                                                   CIGNA


    Individual loan seller ID      Property Name                                                                Cut-Off Date Balance
    -------------------------      -------------                                                                --------------------
                2                  Swedesford Plaza                                                                 $21,437,536
                23                 Encino Place                                                                     $19,482,755
                31                 The Winsted at Sunset West Apartments                                            $13,757,149
               29.1                North American Packaging Portfolio - Bryan, Texas                                 $1,488,456
               29.2                North American Packaging Portfolio - Cidra, Puerto Rico                           $2,232,913
               29.3                North American Packaging Portfolio - Cleveland, Ohio                              $2,307,068
               29.4                North American Packaging Portfolio - South Brunswick, New Jersey                  $3,848,044
               29.5                North American Packaging Portfolio - Toccoa, Georgia                              $1,116,456
               29.6                North American Packaging Portfolio - Valparaiso, Indiana                          $1,190,887
                3                  1801 North Military Trail                                                        $12,058,244
                7                  Apopka Land Regional Shopping Center                                              $9,142,114
                11                 Ross Plaza                                                                        $8,800,000
                20                 Shop Rite - Philadelphia                                                          $8,400,000
                8                  Bristol Warner Shopping Center                                                    $8,384,321
                24                 530 Preston Avenue                                                                $5,695,387
                14                 The Publicker Building                                                            $4,700,000
                6                  The Grove at University Club Apartments                                           $4,487,281
                30                 Oak Manor Apartments                                                              $4,450,000
                22                 4701 Mt. Hope Drive                                                               $4,244,393
                10                 The Village at Searcy                                                             $4,096,281
                5                  Firehouse Square                                                                  $3,512,183
                1                  Walgreens - Madison                                                               $3,490,841
                16                 Tri-State Office Building (432 Walnut Street)                                     $3,490,000
                9                  149 Entin Road                                                                    $3,465,758
                32                 Hastings Self Storage                                                             $3,000,000
                13                 Timber Sound II Apartments                                                        $2,777,526
                4                  Walgreens - Lorain                                                                $2,388,089
             30228198              55 East Monroe                                                                   $58,500,000
             3212898               Federal Center Plaza                                                             $67,500,000
                3                  Oakbrook Center                                                                  $24,791,702
             101173-1              JAC Products                                                                      $7,760,635
             101173-2              JAC Products                                                                        $728,727
              101180               University Towne Center                                                           $8,246,911
              101138               West Oak Business Park                                                            $6,034,462
              101171               Northpoint Business Park                                                          $4,458,156
             101123A               Berkeley Gwinnett Business Park (Buford Building)                                 $2,508,580
             101123B               Berkeley Gwinnett Business Park (Berkeley Building)                               $1,917,341
              101110               Encore Productions Building                                                       $3,734,481
              900397               Chelsea Court Apartments                                                          $3,479,627
              101140               Walgreens - Huntington                                                            $3,316,185
              101143               Walgreens - Rowlett                                                               $3,281,446
              101079               93 Entin Road                                                                     $3,274,735
              101106               The 620 Building                                                                  $3,064,274
              101094               La Palma Industrial                                                               $2,923,354
              101119               Buffalo Grove                                                                     $2,775,708
              101144               Walgreens - Kenosha                                                               $1,920,284
              101080               380 Allwood Road                                                                  $1,403,426
                1                  Mall at Millenia                                                                 $70,000,000
                2                  Katy Mills                                                                       $55,000,000
             02-11763              Ashley Business Park                                                             $11,173,248
             02-11307              Fairfield Inn                                                                     $3,971,462
            00-1001133             Kohl's                                                                           $12,372,159
            00-1001170             Indian Creek Phase IV                                                            $11,150,000
            00-1002009             Bellevue North Shopping                                                          $10,471,070
            00-1001131             North Mayfair                                                                     $7,523,640
            00-1002019             Spinnaker Plaza                                                                   $5,190,121
            00-1001317             Food Lion - Gallatin                                                              $1,987,331
            00-1100055             Food Lion - Smyrna                                                                $2,821,672
            00-1001264             8730 Wilshire                                                                     $3,877,268
            00-1001151             Center Point Office Building                                                      $3,719,413
            00-1001150             Executive Tower                                                                   $3,570,637
            00-1001167             Indian Creek Phase I                                                              $3,450,000
            00-1001173             Harper's Point III                                                                $3,360,000
            00-1001172             Harper's Point II                                                                 $3,050,000
            00-1001168             Indian Creek Phase II                                                             $2,850,000
            00-1001171             Harper's Point I                                                                  $2,850,000
            00-1001216             Plaza Walk Center                                                                 $2,792,267
            00-1002013             Lakeland Eckerds                                                                  $2,390,687
            00-1001169             Indian Creek Phase III                                                            $2,050,000
            00-1001125             Walgreens at Oporto                                                               $1,965,656
            00-1001290             Staples                                                                           $1,395,256
              528500               The Laurels Apartments                                                           $16,431,849
              513600               Morningside Marketplace                                                          $10,582,583
              515800               Toringdon One                                                                    $10,566,176
              535700               Pinehurst Building                                                                $7,940,921
              537800               Sound View Apartments                                                             $7,262,314
              534100               Center Point II                                                                   $7,233,057
             202152A               L&P Warehouse- 790 Science Boulevard                                                $276,441
             202152B               L&P Warehouse- 960-1020 Claycraft Road                                            $2,028,677
             202152C               L&P Warehouse- 6970 Tussing Road                                                    $340,785
             202153A               L&P Office- 1653 Brice Road                                                         $460,351
             202153B               L&P Office- 2441 Old Stringtown Road                                                $691,107
              202169               Plainview Commons                                                                 $3,405,388
              202168               Boardwalk Plaza                                                                   $3,272,050
              202124               Dixie Sunset Plaza                                                                $3,022,463
              202164               Garden West Apartments                                                            $2,869,036
              202172               Jog Road Walgreens                                                                $2,458,684
              202148               Wilcrest Eckerd                                                                   $2,234,976
              202151               West Oaks Centre                                                                  $2,094,622
              202144               Pickett Street Retail                                                             $2,088,564
              202157               RC Plastics                                                                       $2,052,654
              202160               North Park Apartments                                                             $2,029,081
              202139               Academy Office Park                                                               $1,973,548
              202176               Shoppes at Indian Springs                                                         $1,962,737
              202149               Westpark Eckerd                                                                   $1,929,568
             202158A               Mechenbier Portfolio - 5201 Venice Avenue                                         $1,337,368
             202158B               Mechenbier Portfolio - 9600 San Mateo Boulevard                                     $402,735
              202165               Third Street Professional                                                         $1,678,605
              202150               Elman Business Park                                                               $1,676,752
              202155               Riverbank Square                                                                  $1,586,647
              202163               Bremerton Shopping Center                                                         $1,563,082
              202145               Gateway Plaza                                                                     $1,539,458
              202140               7220 Columbia Pike                                                                $1,496,281
              202162               Stemmons Freeway Office-Showroom                                                  $1,489,128
              202180               Barry Plaza                                                                       $1,479,431
              202177               Aspen Park Apartments                                                             $1,410,183
              202183               Shames Drive Warehouse                                                            $1,286,557
              202179               Plaza 40 Shopping Center                                                          $1,171,456
              202156               Cleves Shopping Center                                                            $1,054,185
              202190               Mesa Shopping Center                                                              $1,047,031
              202133               Lynwood Shopping Center                                                           $1,040,690
              202166               El Dorado Square                                                                  $1,036,786
              202159               Shops at Rivers Bend                                                              $1,029,281
              202187               Summer Oaks Office                                                                  $989,850
              202173               Oakland Park Retail                                                                 $982,994
              202129               Cold Springs Apartments                                                             $889,950
              202182               Evergreen Plaza                                                                     $842,801
              202188               Mount Pleasant Center                                                               $796,742
              202146               Hillsmere Center Retail                                                             $686,383
                                                                                                                   $727,767,609

B-NOTES
                                   1290 AOTA B-Note                                                                 $55,000,000
                                   Mall at Millenia B-Note                                                          $15,000,000


                                   Mall at Millenia Companion Loans                                                $125,000,000
                                   East Monroe Companion Loan                                                       $58,500,000


    Individual loan seller ID       Master Fee          Master Servicing Excess Fee          Primary Fee           Sub-servicing Fee
    -------------------------       ----------          ---------------------------          -----------           -----------------
                2                       2.0                          1.0                          0.0                      0.0
                23                      2.0                          1.0                          0.0                      0.0
                31                      2.0                          1.0                          0.0                      6.0
               29.1                     2.0                          1.0                          0.0                      0.0
               29.2                     2.0                          1.0                          0.0                      0.0
               29.3                     2.0                          1.0                          0.0                      0.0
               29.4                     2.0                          1.0                          0.0                      0.0
               29.5                     2.0                          1.0                          0.0                      0.0
               29.6                     2.0                          1.0                          0.0                      0.0
                3                       2.0                          1.0                          0.0                      0.0
                7                       2.0                          1.0                          0.0                      0.0
                11                      2.0                          1.0                          0.0                      0.0
                20                      2.0                          1.0                          0.0                      0.0
                8                       2.0                          1.0                          0.0                      0.0
                24                      2.0                          1.0                          0.0                      0.0
                14                      2.0                          1.0                          0.0                      0.0
                6                       2.0                          1.0                          0.0                      0.0
                30                      2.0                          1.0                          0.0                      0.0
                22                      2.0                          1.0                          0.0                      0.0
                10                      2.0                          1.0                          0.0                      0.0
                5                       2.0                          1.0                          0.0                      0.0
                1                       2.0                          1.0                          0.0                      0.0
                16                      2.0                          1.0                          0.0                      0.0
                9                       2.0                          1.0                          0.0                      0.0
                32                      2.0                          1.0                          0.0                      0.0
                13                      2.0                          1.0                          0.0                      0.0
                4                       2.0                          1.0                          0.0                      0.0
             30228198                   2.0                          1.0                          1.0                      0.0
             3212898                    2.0                          0.0                          1.0                      0.0
                3                       2.0                          0.0                          1.0                      0.0
             101173-1                   2.0                          1.0                          1.0                      0.0
             101173-2                   2.0                          1.0                          1.0                      0.0
              101180                    2.0                          1.0                          1.0                      0.0
              101138                    2.0                          1.0                          1.0                      0.0
              101171                    2.0                          1.0                          1.0                      0.0
             101123A                    2.0                          1.0                          1.0                      0.0
             101123B                    2.0                          1.0                          1.0                      0.0
              101110                    2.0                          1.0                          1.0                      0.0
              900397                    2.0                          1.0                          1.0                      0.0
              101140                    2.0                          1.0                          1.0                      0.0
              101143                    2.0                          1.0                          1.0                      0.0
              101079                    2.0                          1.0                          1.0                      0.0
              101106                    2.0                          1.0                          1.0                      0.0
              101094                    2.0                          1.0                          1.0                      0.0
              101119                    2.0                          1.0                          1.0                      0.0
              101144                    2.0                          1.0                          1.0                      0.0
              101080                    2.0                          1.0                          1.0                      0.0
                1                       2.0                          1.0                          1.0                      0.0
                2                       2.0                          0.0                          1.0                      0.0
             02-11763                   2.0                          1.0                          0.0                      0.0
             02-11307                   2.0                          1.0                          0.0                      0.0
            00-1001133                  2.0                          1.0                          1.0                      6.0
            00-1001170                  2.0                          1.0                          1.0                      6.0
            00-1002009                  2.0                          1.0                          1.0                      6.0
            00-1001131                  2.0                          1.0                          1.0                      6.0
            00-1002019                  2.0                          1.0                          1.0                      6.0
            00-1001317                  2.0                          1.0                          1.0                      0.0
            00-1100055                  2.0                          1.0                          1.0                      0.0
            00-1001264                  2.0                          1.0                          1.0                      6.0
            00-1001151                  2.0                          1.0                          1.0                      6.0
            00-1001150                  2.0                          1.0                          1.0                      6.0
            00-1001167                  2.0                          1.0                          1.0                      6.0
            00-1001173                  2.0                          1.0                          1.0                      6.0
            00-1001172                  2.0                          1.0                          1.0                      6.0
            00-1001168                  2.0                          1.0                          1.0                      6.0
            00-1001171                  2.0                          1.0                          1.0                      6.0
            00-1001216                  2.0                          1.0                          1.0                      6.0
            00-1002013                  2.0                          1.0                          1.0                      6.0
            00-1001169                  2.0                          1.0                          1.0                      6.0
            00-1001125                  2.0                          1.0                          1.0                      6.0
            00-1001290                  2.0                          1.0                          1.0                      6.0
              528500                    2.0                          1.0                          3.0                      5.0
              513600                    2.0                          1.0                          3.0                      5.0
              515800                    2.0                          1.0                          3.0                      5.0
              535700                    2.0                          1.0                          3.0                      5.0
              537800                    2.0                          1.0                          3.0                      5.0
              534100                    2.0                          1.0                          3.0                      5.0
             202152A                    2.0                          1.0                          1.0                     12.5
             202152B                    2.0                          1.0                          1.0                     12.5
             202152C                    2.0                          1.0                          1.0                     12.5
             202153A                    2.0                          1.0                          1.0                     12.5
             202153B                    2.0                          1.0                          1.0                     12.5
              202169                    2.0                          1.0                          1.0                     10.0
              202168                    2.0                          1.0                          1.0                     12.5
              202124                    2.0                          1.0                          1.0                     10.0
              202164                    2.0                          1.0                          1.0                     12.5
              202172                    2.0                          1.0                          1.0                     12.5
              202148                    2.0                          1.0                          1.0                     12.5
              202151                    2.0                          1.0                          1.0                     12.5
              202144                    2.0                          1.0                          1.0                     12.5
              202157                    2.0                          1.0                          1.0                     12.5
              202160                    2.0                          1.0                          1.0                     12.5
              202139                    2.0                          1.0                          1.0                     12.5
              202176                    2.0                          1.0                          1.0                     12.5
              202149                    2.0                          1.0                          1.0                     12.5
             202158A                    2.0                          1.0                          1.0                     12.5
             202158B                    2.0                          1.0                          1.0                     12.5
              202165                    2.0                          1.0                          1.0                     12.5
              202150                    2.0                          1.0                          1.0                     10.0
              202155                    2.0                          1.0                          1.0                     12.5
              202163                    2.0                          1.0                          1.0                     12.5
              202145                    2.0                          1.0                          1.0                     12.5
              202140                    2.0                          1.0                          1.0                     12.5
              202162                    2.0                          1.0                          1.0                     12.5
              202180                    2.0                          1.0                          1.0                     12.5
              202177                    2.0                          1.0                          1.0                     12.5
              202183                    2.0                          1.0                          1.0                     10.0
              202179                    2.0                          1.0                          1.0                     10.0
              202156                    2.0                          1.0                          1.0                     12.5
              202190                    2.0                          1.0                          1.0                     12.5
              202133                    2.0                          1.0                          1.0                     12.5
              202166                    2.0                          1.0                          1.0                     12.5
              202159                    2.0                          1.0                          1.0                     12.5
              202187                    2.0                          1.0                          1.0                     10.0
              202173                    2.0                          1.0                          1.0                     12.5
              202129                    2.0                          1.0                          1.0                     12.5
              202182                    2.0                          1.0                          1.0                     10.0
              202188                    2.0                          1.0                          1.0                     12.5
              202146                    2.0                          1.0                          1.0                     12.5


B-NOTES
                                        3.76
                                        2.0                          1.0                          1.0                      0.0


                                        2.0                          1.0                          1.0                      0.0
                                        2.0                          1.0                          1.0                      0.0


    Individual loan seller ID        Primary Excess Servicing         Trustee Fee       Administrative Cost Rate
    -------------------------        ------------------------         -----------       ------------------------
                2                               0.0                        0.28                    3.28
                23                              0.0                        0.28                    3.28
                31                              0.0                        0.28                    9.28
               29.1                             0.0                        0.28                    3.28
               29.2                             0.0                        0.28                    3.28
               29.3                             0.0                        0.28                    3.28
               29.4                             0.0                        0.28                    3.28
               29.5                             0.0                        0.28                    3.28
               29.6                             0.0                        0.28                    3.28
                3                               0.0                        0.28                    3.28
                7                               0.0                        0.28                    3.28
                11                              0.0                        0.28                    3.28
                20                              0.0                        0.28                    3.28
                8                               0.0                        0.28                    3.28
                24                              0.0                        0.28                    3.28
                14                              0.0                        0.28                    3.28
                6                               0.0                        0.28                    3.28
                30                              0.0                        0.28                    3.28
                22                              0.0                        0.28                    3.28
                10                              0.0                        0.28                    3.28
                5                               0.0                        0.28                    3.28
                1                               0.0                        0.28                    3.28
                16                              0.0                        0.28                    3.28
                9                               0.0                        0.28                    3.28
                32                              0.0                        0.28                    3.28
                13                              0.0                        0.28                    3.28
                4                               0.0                        0.28                    3.28
             30228198                           0.5                        0.28                    4.78
             3212898                            2.8                        0.28                    6.08
                3                               0.0                        0.28                    3.28
             101173-1                           11.0                       0.28                    15.28
             101173-2                           11.0                       0.28                    15.28
              101180                            11.0                       0.28                    15.28
              101138                            11.0                       0.28                    15.28
              101171                            11.0                       0.28                    15.28
             101123A                            11.0                       0.28                    15.28
             101123B                            11.0                       0.28                    15.28
              101110                            11.0                       0.28                    15.28
              900397                            11.0                       0.28                    15.28
              101140                            11.0                       0.28                    15.28
              101143                            11.0                       0.28                    15.28
              101079                            11.0                       0.28                    15.28
              101106                            11.0                       0.28                    15.28
              101094                            11.0                       0.28                    15.28
              101119                            11.0                       0.28                    15.28
              101144                            11.0                       0.28                    15.28
              101080                            11.0                       0.28                    15.28
                1                               2.0                        0.28                    6.28
                2                               0.0                        0.28                    3.28
             02-11763                           0.0                        0.28                    3.28
             02-11307                           0.0                        0.28                    3.28
            00-1001133                          1.5                        0.28                    11.78
            00-1001170                          1.5                        0.28                    11.78
            00-1002009                          1.5                        0.28                    11.78
            00-1001131                          1.5                        0.28                    11.78
            00-1002019                          1.5                        0.28                    11.78
            00-1001317                          13.0                       0.28                    17.28
            00-1100055                          10.5                       0.28                    14.78
            00-1001264                          1.5                        0.28                    11.78
            00-1001151                          1.5                        0.28                    11.78
            00-1001150                          1.5                        0.28                    11.78
            00-1001167                          1.5                        0.28                    11.78
            00-1001173                          1.5                        0.28                    11.78
            00-1001172                          1.5                        0.28                    11.78
            00-1001168                          1.5                        0.28                    11.78
            00-1001171                          1.5                        0.28                    11.78
            00-1001216                          1.5                        0.28                    11.78
            00-1002013                          1.5                        0.28                    11.78
            00-1001169                          1.5                        0.28                    11.78
            00-1001125                          1.5                        0.28                    11.78
            00-1001290                          1.5                        0.28                    11.78
              528500                            0.0                        0.28                    11.28
              513600                            0.0                        0.28                    11.28
              515800                            0.0                        0.28                    11.28
              535700                            0.0                        0.28                    11.28
              537800                            0.0                        0.28                    11.28
              534100                            0.0                        0.28                    11.28
             202152A                            4.0                        0.28                    20.78
             202152B                            4.0                        0.28                    20.78
             202152C                            4.0                        0.28                    20.78
             202153A                            4.0                        0.28                    20.78
             202153B                            4.0                        0.28                    20.78
              202169                            4.0                        0.28                    18.28
              202168                            4.0                        0.28                    20.78
              202124                            4.0                        0.28                    18.28
              202164                            4.0                        0.28                    20.78
              202172                            4.0                        0.28                    20.78
              202148                            4.0                        0.28                    20.78
              202151                            4.0                        0.28                    20.78
              202144                            4.0                        0.28                    20.78
              202157                            4.0                        0.28                    20.78
              202160                            4.0                        0.28                    20.78
              202139                            4.0                        0.28                    20.78
              202176                            4.0                        0.28                    20.78
              202149                            4.0                        0.28                    20.78
             202158A                            4.0                        0.28                    20.78
             202158B                            4.0                        0.28                    20.78
              202165                            4.0                        0.28                    20.78
              202150                            4.0                        0.28                    18.28
              202155                            4.0                        0.28                    20.78
              202163                            4.0                        0.28                    20.78
              202145                            4.0                        0.28                    20.78
              202140                            4.0                        0.28                    20.78
              202162                            4.0                        0.28                    20.78
              202180                            4.0                        0.28                    20.78
              202177                            4.0                        0.28                    20.78
              202183                            4.0                        0.28                    18.28
              202179                            4.0                        0.28                    18.28
              202156                            4.0                        0.28                    20.78
              202190                            4.0                        0.28                    20.78
              202133                            4.0                        0.28                    20.78
              202166                            4.0                        0.28                    20.78
              202159                            4.0                        0.28                    20.78
              202187                            4.0                        0.28                    18.28
              202173                            4.0                        0.28                    20.78
              202129                            4.0                        0.28                    20.78
              202182                            4.0                        0.28                    18.28
              202188                            4.0                        0.28                    20.78
              202146                            4.0                        0.28                    20.78


B-NOTES
                                                                                   0.24
                                                2.0                                2.38


                                                2.0                TBD
                                                0.5                TBD

                                  EXHIBIT K-1

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT I
                                     (CIBC)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of June 1, 2003, between CIBC Inc. (the "Seller"), and Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2003, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated May 29, 2003 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated May 29, 2003 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated May 19, 2003, as supplemented by a Prospectus Supplement dated May 29, 2003 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated May 29, 2003 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of June 2003. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $163,443,682. The sale of the Mortgage Loans shall take place on June 5, 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 15), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 15).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated June 1, 2003, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer or the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day or, with respect to clause (o) below, not later than the 45th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.).

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with
(i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and Mortgaged Properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, (i) if the original is held by the related Mortgagor, a copy thereof or (ii) the binder for such Environmental Insurance Policy, with an endorsement to "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4";

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            The original of each letter of credit referred to in clause (l) above shall be delivered to the Primary Servicer, the Master Servicer or the Trustee (as the case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to the Primary Servicer within 30 days of the Closing Date.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer or any other authorized signatory.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans or Serviced Companion Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be shipped by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or a Material Breach as contemplated above (a "Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered to the Master Servicer, (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause
(2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Defective Mortgage Loan, to the extent that the Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any Crossed Mortgage Loan, the Seller and the Purchaser hereby agree to forebear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a certified copy of the Mortgage by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate of the Seller certifying that said copy is a true and correct copy of the original Mortgage executed at the closing of the Mortgage Loan; or (c) the absence from the Mortgage File of the original Title Insurance Policy, a binder, pro forma policy or an actual "marked-up" title commitment or a copy of any of the foregoing certified by the title company. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Repurchase of Early Defeasance Loan. If the Purchaser or the Master Servicer notifies the Seller that the borrower under the Early Defeasance Loan intends to defease the Early Defeasance Loan prior to the second anniversary of the date of initial issuance of the Certificates, the Seller shall promptly repurchase the Early Defeasance Loan prior to its being defeased by the subject borrower, with such repurchase to be made at the related Purchase Price plus the "Early Defeasance Loan Prepayment Premium," as defined below, in accordance with the directions of the Master Servicer on a whole loan, servicing released basis. Upon the repurchase of the Early Defeasance Loan pursuant to
Section 5 hereof and/or this Section 6, the Purchaser shall effect, and the Seller shall pay all reasonable costs and expenses, including the costs of any opinions of counsel under the Pooling and Servicing Agreement, relating to, a "qualified liquidation" of the Early Defeasance Loan REMIC in accordance with the REMIC Provisions.

            "Early Defeasance Loan Prepayment Premium" means an amount equal to the greater of (i) 1% of the outstanding principal amount of the Early Defeasance Loan at the time of repurchase by the Seller or (ii) the present value of a series of payments each equal to the Early Defeasance Loan Payment Differential and payable on each payment date over the remaining original term of the Early Defeasance Loan, discounted at the Early Defeasance Loan Reinvestment Yield for the number of months remaining as of the date of such repurchase to each such payment date.

            "Early Defeasance Loan Payment Differential" means an amount equal to (i) the Mortgage Rate of the Early Defeasance Loan less the Early Defeasance Loan Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under the Early Defeasance Loan after application of the constant monthly payment due under the Early Defeasance Loan on the date of such repurchase, provided that the Payment Differential shall in no event be less than zero.

            "Early Defeasance Loan Reinvestment Yield" means an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date of the Early Defeasance Loan, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the Early Defeasance Loan, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of such repurchase (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

            Section 7. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 8 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in that certain indemnification agreement, dated June 1, 2003, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 9 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 8. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of Delaware dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Delaware law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 9. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated June 1, 2003.

            Section 10. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at CIBC Inc., 622 Third Avenue, 10th Floor, New York, New York 10017, Attention:
Real Estate Finance Group.

            Section 11. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 12. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 13. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 15. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 16. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 17. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       CIBC INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.

                                       (formerly known as Morgan Stanley Dean
                                       Witter Capital I Inc.)



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                              CIBC LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number    Property Name
------------------------   -------------   ------------   ----------------------------------------------------------------
6                          CIBC                       2   Swedesford Plaza
7                          CIBC                      23   Encino Place
9                          CIBC                      31   The Winsted at Sunset West Apartments
11                         CIBC                    29.4   North American Packaging Portfolio - South Brunswick, New Jersey
12                         CIBC                    29.3   North American Packaging Portfolio - Cleveland, Ohio
13                         CIBC                    29.2   North American Packaging Portfolio - Cidra, Puerto Rico
14                         CIBC                    29.1   North American Packaging Portfolio - Bryan, Texas
15                         CIBC                    29.6   North American Packaging Portfolio - Valparaiso, Indiana
16                         CIBC                    29.5   North American Packaging Portfolio - Toccoa, Georgia
17                         CIBC                       3   1801 North Military Trail
23                         CIBC                       7   Apopka Land Regional Shopping Center
24                         CIBC                      11   Ross Plaza
27                         CIBC                      20   Shop Rite - Philadelphia
28                         CIBC                       8   Bristol Warner Shopping Center
35                         CIBC                      24   530 Preston Avenue
39                         CIBC                      14   The Publicker Building
40                         CIBC                       6   The Grove at University Club Apartments
42                         CIBC                      30   Oak Manor Apartments
45                         CIBC                      22   4701 Mt. Hope Drive
46                         CIBC                      10   The Village at Searcy
57                         CIBC                       5   Firehouse Square
58                         CIBC                       1   Walgreens - Madison
59                         CIBC                      16   Tri-State Office Building (432 Walnut Street)
61                         CIBC                       9   149 Entin Road
72                         CIBC                      32   Hastings Self Storage
78                         CIBC                      13   Timber Sound II Apartments
82                         CIBC                       4   Walgreens - Lorain

Total /Weighted Averages


Loan                                                                               Property Sub-            Cut-Off Date
Pool No.                   City                 State   Zip Code   Property Type   Type                       Balance
------------------------   ------------------   -----   --------   -------------   ----------------------   ------------
6                          Tredyffrin            PA        19312   Retail          Anchored                  $21,437,536
7                          Encino                CA        91436   Retail          Unanchored                $19,482,755
9                          Rocklin               CA        95765   Multifamily     Garden                    $13,757,149
11                         Dayton                NJ        08810   Industrial      Warehouse/Distribution     $3,848,044
12                         Cleveland             OH        44108   Industrial      Warehouse/Distribution     $2,307,068
13                         Cidra                 PR        00739   Industrial      Warehouse/Distribution     $2,232,913
14                         Bryan                 TX        77803   Industrial      Warehouse/Distribution     $1,488,456
15                         Valparaiso            IN        46383   Industrial      Warehouse/Distribution     $1,190,887
16                         Toccoa                GA        30577   Industrial      Warehouse/Distribution     $1,116,456
17                         Boca Raton            FL        33431   Office          Suburban                  $12,058,244
23                         Apopka                FL        32703   Retail          Anchored                   $9,142,114
24                         Naples                FL        34105   Retail          Anchored                   $8,800,000
27                         Philadelphia          PA        19128   Retail          Anchored                   $8,400,000
28                         Santa Ana             CA        92704   Retail          Anchored                   $8,384,321
35                         Meriden               CT        06450   Office          Suburban                   $5,695,387
39                         Philadelphia          PA        19102   Office          Urban                      $4,700,000
40                         Tallahassee           FL        32304   Multifamily     Student Housing            $4,487,281
42                         Tampa                 FL        33617   Multifamily     Garden                     $4,450,000
45                         Baltimore             MD        21215   Industrial      Flex                       $4,244,393
46                         Searcy                AR        72143   Multifamily     Garden                     $4,096,281
57                         Alexandria            VA        22314   Mixed Use       Office/Retail              $3,512,183
58                         Madison               WI        53704   Retail          Free Standing              $3,490,841
59                         Cincinnati            OH        45202   Office          Urban                      $3,490,000
61                         Clifton               NJ        07014   Industrial      Warehouse                  $3,465,758
72                         Hastings on Hudson    NY        10706   Self Storage    Self Storage               $3,000,000
78                         Orlando               FL        32811   Multifamily     Subsidized                 $2,777,526
82                         Lorain                OH        44053   Retail          Free Standing              $2,388,089

Total /Weighted Averages                                                                                    $163,443,682

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
6                                 2.0                1.0           0.0         0.0              0.0
7                                 2.0                1.0           0.0         0.0              0.0
9                                 2.0                1.0           0.0         6.0              0.0
11                                2.0                1.0           0.0         0.0              0.0
12                                2.0                1.0           0.0         0.0              0.0
13                                2.0                1.0           0.0         0.0              0.0
14                                2.0                1.0           0.0         0.0              0.0
15                                2.0                1.0           0.0         0.0              0.0
16                                2.0                1.0           0.0         0.0              0.0
17                                2.0                1.0           0.0         0.0              0.0
23                                2.0                1.0           0.0         0.0              0.0
24                                2.0                1.0           0.0         0.0              0.0
27                                2.0                1.0           0.0         0.0              0.0
28                                2.0                1.0           0.0         0.0              0.0
35                                2.0                1.0           0.0         0.0              0.0
39                                2.0                1.0           0.0         0.0              0.0
40                                2.0                1.0           0.0         0.0              0.0
42                                2.0                1.0           0.0         0.0              0.0
45                                2.0                1.0           0.0         0.0              0.0
46                                2.0                1.0           0.0         0.0              0.0
57                                2.0                1.0           0.0         0.0              0.0
58                                2.0                1.0           0.0         0.0              0.0
59                                2.0                1.0           0.0         0.0              0.0
61                                2.0                1.0           0.0         0.0              0.0
72                                2.0                1.0           0.0         0.0              0.0
78                                2.0                1.0           0.0         0.0              0.0
82                                2.0                1.0           0.0         0.0              0.0

Total /Weighted Averages

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

      (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan
Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

      (2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

      (3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

      (4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

      (5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

      (6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since April 2, 2003.

      (7) Condition of Property; Condemnation. (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

      (8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

      (9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

      (10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

      (11) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

      (12) Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act as amended (42 U.S.C.ss.ss.1251 et seq.) and any regulations promulgated pursuant thereto.

Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws or regulations.

      (13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

      (14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

      (15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.


      (16) Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

      (17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (d) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either
      (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (j) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

      (18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

      (19) LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

      (20) Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

      (21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

      (22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

      (23) Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

      (24) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

      (25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

      (26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

      (27) No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

      (28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

      (29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

      (30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

      (31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

      (32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

      (33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

      (34) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

      (35) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

      (36) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

      (37) REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860G(a)(8).

      (38) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

      (39) Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

      (40) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

      (41) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

      (42) Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS

Rep. Number
-----------

4. Loan Nos. 11-16 (North American Packaging Portfolio) - each individual property with respect to this Mortgage Loan is 100% leased to a single tenant (each such tenant, a "NAMPAC Tenant") pursuant to a separate lease (each such lease, a "NAMPAC Lease"). Each NAMPAC Lease, together with a Subordination, Non-Disturbance and Attornment Agreement entered into by the Seller and the respective NAMPAC Tenant, provides the respective NAMPAC Tenant with the right to purchase the individual premises demised under such lease (each such premises, an "Individual Premises") upon payment of the Option Price set forth in the respective NAMPAC Lease for such Individual Premises (which Option Price in each case is equal to the greater of (x) the purchase price paid by the related Mortgagor for the acquisition of the respective Individual Premises [which, in all instances, exceeds 125% of the Allocated Loan Amount (as defined below)] and (y) the fair market value of the Individual Premises at the time of exercise of such option), the applicable prepayment premium under the related Mortgage Note, and the costs and expenses required to be paid by the NAMPAC Tenant under its respective NAMPAC Lease. Pursuant to the provisions of Section 1.03 of the related Mortgage Note, if a NAMPAC Tenant exercises its purchase option, the related Mortgagor may obtain a release of the respective Individual Premises from the lien of the related Mortgage upon payment to the holder of the Mortgage Loan of 125% of the allocated loan amount (the "Allocated Loan Amount") set forth in the related Mortgage Note with respect to such Individual Premises, together with the applicable Prepayment Premium (as defined in the related Mortgage
      Note).

      Loan No. 27 (Shop Rite - Philadelphia) - the status of the title to a portion of the parking lot for the related Mortgaged Property (the "Access Parcel") is uncertain. Approximately 15-20% of the parking area for the related Mortgaged Property is located on the Access Parcel, and it provides the primary source of ingress to and egress from Ridge Avenue.

      The related Title Policy insures that (A) the owner of the related Mortgaged Property, and any successor-in-interest, has (x) full use of the Access Parcel, including parking areas as shown on the survey delivered to the seller in connection with the closing of the Loan (the "Shop Rite Survey"), and (y) access to and from Ridge Avenue through and across the Access Parcel via the existing curb cuts as shown on the Shop Rite Survey; and (B) the title company expressly waives any defense of "knowledge of the insured" with respect to the coverage afforded the mortgagee in this regard.

      At the closing of the Loan a principal of the related Mortgagor provided to the holder of the Mortgage Loan a limited payment guaranty pursuant to which he guaranteed payment of a principal portion of the loan equal to the loss suffered by the holder of the Mortgage Loan by reason of any temporary or permanent loss of the use and access rights on the Access Parcel if, while such condition exists, the loan is accelerated or the ARD occurs; the minimum principal amount guaranteed is $2,950,000.

      The lease between the related Mortgagor and the sole tenant at the related Mortgaged Property provides specifically that, if access or use of the Access Parcel is impaired or terminated, in whole or in part, either temporarily or permanently, the tenant's obligations under the lease remain unimpaired and the lease will continue in full force and effect for the entire term.

7. All Mortgage Loans being sold by CIBC Inc. - Each of the Mortgaged Properties securing the Mortgage Loans was the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date.

      Loan No. 7 (Encino Place) - The related Mortgaged Property is subject to an Irrevocable Offer to Dedicate ("Offer to Dedicate") a portion of the related Mortgaged Property to the County of Los Angeles. The portion to be dedicated consists of a 15 foot wide strip running along the entire eastern most edge of the related Mortgaged Property and adjacent to Woodly Avenue. An approximately 14 foot wide portion of the entire eastern side of the improvements currently on the related Mortgaged Property lies within the 15 foot wide strip to be dedicated. The Offer to Dedicate stipulates, however, that it will not be accepted by the County of Los Angeles or take effect until the entire improvement currently on the related Mortgaged Property is demolished by the related Mortgagor. In addition, the related Mortgagor obtained insurance at the closing of the Mortgage Loan which may be applied towards restoration of the improvements or to compensate the related Mortgagor for the reduction in value of the related Mortgaged Property in the event that the existing improvements are demolished and the Offer to Dedicate is accepted.

12. All Mortgage Loans being sold by CIBC Inc. - Each of the Mortgaged Properties securing the Mortgage Loans was the subject of an environmental site assessment issued after the first day of the month that is 18 months prior to the Closing Date.

14. Loan No. 42 (Oak Manor Apartments) - the property insurance policy maintained by the related Mortgagor with respect to the related
      Mortgaged Property contains an eighty percent (80%) co-insurance clause; however, the property insurance policy provides for $7,200,000 of insurance coverage and the approximate value of the property insured thereunder is approximately $6,800,000 (accordingly, the co-insurance provisions of such policy will not be triggered under these circumstances).

      Loan No. 58 (Walgreens - Madison) - the related Mortgage permits Walgreen Co. ("Walgreens"), the sole tenant at the related Mortgaged Property, to self-insure for the insurance coverages set forth in representation #14 of
      Exhibit 2 to this Mortgage Loan Purchase Agreement (the "Required Coverages"), so long as (i) Walgreens is the tenant under the sole lease at the related Mortgaged Property (the "Wisconsin Walgreens Lease"), (ii) Walgreens is not in default (beyond any applicable notice and cure periods, if any) under the Wisconsin Walgreens Lease, (iii) no event of default has occurred under the related Mortgage Loan documents, (iv) Walgreens' senior unsecured debt is rated not less than BBB- by Standard & Poors (or a comparable rating by another nationally recognized statistical rating agency) and (v) the related Mortgagor maintains in full force and effect (a) general liability insurance in amounts not less than $2,000,000.00 per occurrence and $2,000,000.00 in the aggregate, together with umbrella coverage in amounts not less than $5,000,000.00 and (b) business interruption or rental loss insurance in an amount equal to 12 months of operations of the Mortgaged Property. As of the origination date of the Mortgage Loan, Walgreens self-insured for all or a portion of the Required Coverages with respect to the related Mortgaged Property.

      Loan No. 82 (Walgreens - Lorain) - the related Mortgage permits Walgreens, the sole tenant at the related Mortgaged Property, to self-insure for the Required Coverages, so long as (i) Walgreens is the tenant under the sole lease at the related Mortgaged Property (the "Ohio Walgreens Lease"), (ii) Walgreens is not in default (beyond any applicable notice and cure periods, if any) under the Ohio Walgreens Lease, (iii) no event of default has occurred under the related Mortgage Loan documents, (iv) Walgreens' senior unsecured debt is rated not less than BBB- by Standard & Poors (or a comparable rating by another nationally recognized statistical rating agency) and (v) the related Mortgagor maintains in full force and effect general liability insurance in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate, together with umbrella coverage in amounts not less than $5,000,000.00. As of the origination date of the Mortgage Loan, Walgreens self-insured for all or a portion of the Required Coverages with respect to the related Mortgaged Property.

      Loan No. 6 (Swedesford Plaza) - pursuant to the related Mortgage, the holder of the Mortgage Loan may require the related Mortgagor to maintain terrorism insurance so long as such insurance is available at commercially reasonable rates as determined by the holder of the Mortgage Loan.

      Loan No. 28 (Bristol Warner Shopping Center) - the related Mortgage requires the related Mortgagor to maintain terrorism insurance in an amount equal to the lesser of (x) the amount then required by the related mortgagee, and (y) the amount which is available for an annual premium equal to two hundred percent (200%) of the annual premium which the related Mortgagor is then currently paying for "all risk" insurance coverage.

25. Loan No. 11-16 (North American Packaging Portfolio) - see exception to Rep. #4 above.

      Loan No. 28 (Bristol Warner Shopping Center) - the related Mortgagor may obtain a release of the portion of the related Mortgaged Property leased to Chevron U.S.A., Inc. (the "Chevron Parcel") from the lien of the related Mortgage, without payment of a release price, upon satisfaction by the related Mortgagor of certain conditions set forth in the related Mortgage, including, without limitation, that the remaining portion of the related Mortgaged Property (after the release of the Chevron Parcel) complies with all applicable zoning and land use laws and constitutes a separate tax lot. No value was attributed to the Chevron Parcel in the appraisal of the related Mortgaged Property delivered to Seller in connection with the origination of the Mortgage Loan.

30. Loan No. 46 (The Village at Searcy) - The related Mortgagor has additional indebtedness in the amount of $250,000.00 (the "B Note"), which B Note is held as of the date hereof by CBA-Mezzanine Capital LLC or an affiliate. The B Note is secured by the related Mortgage, and is subordinate to the Mortgage Loan being sold hereby pursuant to an Intercreditor Agreement, a copy of which is included in the related Mortgage File.

35.   Loan No.  46 (The Village at Searcy) - see exception to Rep. # 30 above

      Loan No. 59 (Tri-State Office Building) - The related Mortgage provides that membership interests in the related Mortgagor may be pledged as security for indebtedness of the owners (directly or indirectly) of such membership interests, under certain conditions more fully set forth in the related Mortgage (including, without limitation, limits on the maximum aggregate loan-to-value ratio (inclusive of both the Mortgage Loan and such mezzanine indebtedness) and the minimum debt service coverage ratio (inclusive of both the Mortgage Loan and such mezzanine indebtedness) and the requirement of an intercreditor agreement satisfactory to the holder of the Mortgage Loan).

36. Loan No. 7 (Encino Place) - an entity, not a natural person, is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the related Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the related Mortgage Loan documents (collectively, the "Recourse Carveout Acts").

      Loan No. 28 (Bristol Warner Shopping Center) - an entity, not a natural person, is liable to the holder of the Mortgage Loan for damages arising form the Recourse Carveout Acts.

      Loan No. 78 (Timbersound II Apartments) - an entity, not a natural person, is liable to the holder of the Mortgage Loan for damages arising form the Recourse Carveout Acts.

39 Loan No. 78 (Timbersound II Apartments) - The Mortgage Loan may be defeased prior to the date which is two years after the Closing Date. In the event that the related Mortgagor elects to defease the Mortgage Loan prior to the date which is two years after the Closing Date, the Seller shall be obligated to repurchase the Mortgage Loan.

42. Loan No. 78 (Timbersound II Apartments) - see exception to Rep. # 39 above.

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)

                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                      $181,774,829

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:           CIBC Inc.
               Purchaser:        Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of June 1, 2003 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this __ day of June, 2003.

SELLER:                                CIBC INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015 Horsham, Pennsylvania 19044-8015
Attention:  Managing Director Commercial Servicing Operations
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2003-IQ4

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS)
            Morgan Stanley Capital I Inc., Series 2003-IQ4

--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Managing Director Commercial Servicing Operations-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., having an address of 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS)-Morgan Stanley Capital I Inc., Series 2003-IQ4 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of June 2003.

Witnessed by:                          [MORTGAGE LOAN SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.

_______________________________________
Commission Expires:

                                   EXHIBIT K-2

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT II
                                     (MSMC)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of June 1, 2003, between Morgan Stanley Mortgage Capital Inc., formerly known as Morgan Stanley Dean Witter Mortgage Capital Inc. (the "Seller"), and Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2003, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated May 29, 2003 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated May 29, 2003 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated May 19, 2003, as supplemented by a Prospectus Supplement dated May 29, 2003 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933. The Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class EI Certificates will be privately offered pursuant to a Private Placement Memorandum, dated as of May 29, 2003 (the "Private Placement Memorandum"). The Class MM-A and Class MM-B Certificates will be privately offered pursuant to a Confidential Offering Memorandum, dated as of May 29, 2003 (the "Class MM Offering Memorandum"). The Class TN-A, Class TN-B, Class TN-C, Class TN-D and Class TN-E Certificates will be privately offered pursuant to a Confidential Offering Memorandum, dated as of May 29, 2003 (the "Class TN Offering Memorandum," and together with the Private Placement Memorandum and the Class MM Offering Memorandum, collectively, the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of June 2003. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $140,144,710. The sale of the Mortgage Loans shall take place on June 5, 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated June 1, 2003, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer or the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.).

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and Mortgaged Properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents; and

            (r) With respect to each Non-Trust Serviced Pari Passu Loan, a copy of the related Other Pooling and Servicing Agreement.

            With respect to each Non-Trust Serviced Loan Pair, the preceding document delivery requirements will be met by the delivery by the Seller of copies of the documents specified above (other than the Mortgage Note (and all intervening agreements) evidencing the Pari Passu Loan and the Mall at Millenia B Note, with respect to which the originals shall be required), including a copy of the related Mortgage.

            The original of each letter of credit referred to in clause (l) above shall be delivered to the Primary Servicer, the Master Servicer or the Trustee (as the case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to the Primary Servicer within 30 days of the Closing Date.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans or Serviced Companion Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be shipped by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder. (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or a Material Breach as contemplated above (a "Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered to the Master Servicer, (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause
(2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Defective Mortgage Loan, to the extent that the Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any Crossed Mortgage Loan, the Seller and the Purchaser hereby agree to forebear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a certified copy of the Mortgage by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate of the Seller certifying that said copy is a true and correct copy of the original Mortgage executed at the closing of the Mortgage Loan; or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in that certain indemnification agreement, dated June 1, 2003, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated June 1, 2003.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Morgan Stanley Mortgage Capital Inc., 1585 Broadway, New York, New York 10036,
Attention: Timothy Gallagher, with a copy to Michelle Wilke.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       MORGAN STANLEY MORTGAGE CAPITAL INC.
                                       (formerly known as Morgan Stanley Dean
                                       Witter Mortgage Capital Inc.)



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.
                                       (formerly known as Morgan Stanley Dean
                                       Witter Capital I Inc.)



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE


MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number    Property Name
------------------------   -------------   ------------   ----------------------------------------------------------------
1                          MSMC                     1     Mall at Millenia
4                          MSMC                     2     Katy Mills
18                         MSMC              02-11763     Ashley Business Park
47                         MSMC              02-11307     Fairfield Inn

Total /Weighted Averages


Loan                                                                               Property Sub-            Cut-Off Date
Pool No.                   City                 State   Zip Code   Property Type   Type                       Balance
------------------------   ------------------   -----   --------   -------------   ----------------------   ------------
1                          Orlando               FL        32839   Retail          Anchored                  $70,000,000
4                          Katy                  TX        22209   Retail          Anchored                  $55,000,000
18                         Cranford              NJ        07016   Mixed Use       Warehouse/Office          $11,173,248
47                         Syosset               NY        11791   Hospitality     Limited Service            $3,971,462

Total /Weighted Averages

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
1                                 2.0                1.0           1.0         0.0              2.0
4                                 2.0                0.0           1.0         0.0              0.0
18                                2.0                1.0           0.0         0.0              0.0
47                                2.0                1.0           0.0         0.0              0.0

Total /Weighted Averages   $140,144,710

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

      (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan
Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

      (2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

      (3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

      (4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

      (5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

      (6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since April 2, 2003.

      (7) Condition of Property; Condemnation. With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

      (8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

      (9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

      (10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

      (11) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

      (12) Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

       "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including
      without   limitation,   the   Comprehensive    Environmental   Response,
      Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act as amended (42 U.S.C.ss.ss.1251 et seq.) and any regulations promulgated pursuant thereto.

Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws or regulations.

      (13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

      (14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

      (15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

      (16) Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

      (17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (d) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either
      (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (j) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

      (18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

      (19) LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

      (20) Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

      (21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

      (22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

      (23) Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

      (24) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

      (25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

      (26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

      (27) No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

      (28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

      (29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

      (30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

      (31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

      (32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

      (33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

      (34) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

      (35) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

      (36) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

      (37) REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860G(a)(8).

      (38) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

      (39) Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

      (40) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

      (41) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

      (42) Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS


Rep. 14.  Insurance.
          ---------

Mortgage Loan No. 18, Ashley Business Center, has business interruption insurance for a recovery period of up to 12 months, but is subject to a limit of $1,700,000 for any one loss.

Mortgage Loan No. 47, Fairfield Inn, has business interruption insurance with a $1,184,555 per occurrence limit and is therefore not based upon a six month minimum term.

Rep. 25.  Releases of Mortgaged Property.
          ------------------------------

Mortgage Loan No. 4, Katy Mills, is to be included on Schedule A. Such Mortgage Loan permits partial releases of unimproved, "expansion" Mortgaged Property, subject to satisfaction of certain legal and underwriting requirements. No partial prepayment is required in connection therewith.

Rep 29.   Local Law Compliance.
          --------------------

Mortgage Loan No. 47, Fairfield Inn, may not fully comply with applicable zoning laws and ordinances. Because certain hotel suites have been divided into separate rentable rooms, the hotel currently features 82 guest rooms, while the certificate of occupancy contemplates 75 guest rooms. The mortgagor has agreed to cure this defect, if required.

Rep. 38.  Non-Recourse Exceptions.
          -----------------------

Mortgage Loan No. 4, Katy Mills, is not recourse to a natural person, nor is any natural person liable to the holder of this Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards or breaches of the environmental covenants in the Mortgage Loan documents.

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)

                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                      $158,105,433

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:           Morgan Stanley Mortgage Capital Inc.
               Purchaser:        Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of June 1, 2003 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this __ day of June, 2003.

SELLER:                                MORGAN STANLEY MORTGAGE CAPITAL INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015 Horsham, Pennsylvania 19044-8015
Attention:  Managing Director Commercial Servicing Operations
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2003-IQ4

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS)
            Morgan Stanley Capital I Inc., Series 2003-IQ4

--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Managing Director Commercial Servicing Operations-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., having an address of 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS)-Morgan Stanley Capital I Inc., Series 2003-IQ4 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of June 2003.


Witnessed by:                          [MORTGAGE LOAN SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:

STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.


_______________________________________
Commission Expires:

                                  EXHIBIT K-2A

    FORM OF REAFFIRMATION OF MORTGAGE LOAN PURCHASE AGREEMENT WITH RESPECT TO
                            1290 AOTA MORTGAGE LOAN

                                     (MSMC)


            THIS REAFFIRMATION OF MORTGAGE LOAN PURCHASE AGREEMENT (this "Reaffirmation") is made as of June 1, 2003, by Morgan Stanley Mortgage Capital Inc. (formerly known as Morgan Stanley Dean Witter Mortgage Capital Inc.) (the "Seller"), and Morgan Stanley Capital I Inc. (formerly known as Morgan Stanley Dean Witter Capital I Inc.) (the "Purchaser").

            WHEREAS, the Seller entered into that certain Mortgage Loan Purchase Agreement dated as of December 1, 2002 (the "MLPA"; capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the MLPA except as set forth below), in favor of the Purchaser, for the purpose of selling that certain mortgage loan evidenced by a promissory note, "Note B," dated as of September 9, 2002, made by Jamestown 1290, L.P., a Delaware limited partnership, in favor of Morgan Stanley Mortgage Capital Inc., its successors and assigns, as lender (the "Mortgage Loan"), the outstanding principal balance of which note is $55,000,000 as of the Cut-Off Date;

            WHEREAS, the Purchaser deposited the Mortgage Loan and other assets into a common law trust (the "Series 2002-1290 Trust") and caused the creation of a series of certificates known as Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-1290 (the "Series 2002-1290 Certificates"), evidencing an undivided beneficial ownership interest in the Mortgage Loan and other assets;

            WHEREAS, the Series 2002-1290 Trust is being terminated as of the date hereof and the Purchaser is depositing the Mortgage Loan and other assets into a common law trust (the "Series 2003-IQ4 Trust") and a class of certificates to be known as Morgan Stanley Capital I Inc., Class TN, Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Class TN Certificates"), evidencing an undivided beneficial ownership interest in the Mortgage Loan and other assets will be created pursuant to a Pooling and Servicing Agreement , dated as of June 1, 2003 (the "Series 2003-IQ4 PSA"), among Morgan Stanley Capital I Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, Midland Loan Services, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "2003-IQ4 Securitization"; all of the transactions described in this clause are referred to herein as the "Transactions"); and

            WHEREAS, the Seller has agreed to cooperate with Purchaser to effectuate the transactions, all of which were contemplated on the date that the Series 2002-1290 Certificates were issued, and in connection therewith, the Seller is reaffirming the provisions of the MLPA, including without limitation, the representations and warranties attached thereto (with such modifications as are necessary or appropriate) and its obligations under Sections 3 and 5 thereof (the "Obligations"), as more particularly set forth in the MLPA, as set forth herein;

            NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby agrees as follows, intending to be legally bound:

            1. Reaffirmation of Representatives and Warranties. The Seller hereby represents and warrants, for the benefit of the Purchaser and its successors and assigns, with respect to the Mortgage Loan, as of the Closing Date or as of such other date expressly set forth therein, that each of the representations and warranties of the Seller in the MLPA is true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date, except that representations and warranties (l), (q), (r) and
(kk) set forth on Exhibit 2 of the MLPA shall be modified as set forth on
Schedule I hereto. The Seller also hereby represents and warrants, for the benefit of the Purchaser and its successors and assigns, with respect to the Mortgage Loan, as of the Closing Date or as of such other date expressly set forth therein, the representations set forth on Schedule II hereto.

            2. Reaffirmation of Agreements. The Seller hereby acknowledges and agrees that its obligations under the MLPA continue in full force and effect as to each and every Obligation notwithstanding the termination of the Series 2002-1290 Trust Fund and the deposit of the Mortgage Loan into the Series 2003-IQ4 Trust Fund.

            3. Definitions in the MLPA. The Seller hereby agrees as follows: (i) any capitalized terms used herein or in the MLPA shall have the respective meanings given to them in the Series 2003-IQ4 PSA, the Co-Lender Agreement or the Note A-1 Securitization Pooling and Servicing Agreement, as appropriate;
(ii) any references to the Trust Agreement or the Interim Servicing Agreement contained in the MLPA shall be deemed to be of no force or effect; and (iii) any references to "Trust" and "Certificates" shall refer to the Series 2003-IQ4 Trust and the Class TN Certificates, respectively.

            4. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Reaffirmation that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Reaffirmation that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            5. Further Assurances. The Seller agrees to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Reaffirmation and the Series 2003-IQ4 PSA.

            6. Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loan and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Note and notwithstanding subsequent termination of this Reaffirmation.

            7. GOVERNING LAW. THIS REAFFIRMATION AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS REAFFIRMATION.

            8. Benefits of Reaffirmation. This Reaffirmation shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Reaffirmation is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Reaffirmation, or any provisions herein contained, this Reaffirmation and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than Sections 5, 11 and 12) of the MLPA may be assigned to the Trustee as may be required to effect the purposes of the Series 2003-IQ4 PSA and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Series 2003-IQ4 PSA shall be deemed a successor or permitted assigns because of such ownership.

            9. Miscellaneous. This Reaffirmation may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Reaffirmation nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Reaffirmation are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Reaffirmation shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            10. No Defense. Seller hereby irrevocably waives and agrees not to assert any defense to or limitation of its Obligations hereunder based on or arising out of the Transactions.

                [The remainder of this page is intentionally left blank.]

            IN WITNESS WHEREOF, Seller has executed this Reaffirmation as of the date first above written.


                                       MORGAN STANLEY MORTGAGE CAPITAL INC.



                                       By:____________________________________
                                          Name:
                                          Title:

Agreed to and Acknowledged:


MORGAN STANLEY CAPITAL I INC.



By:
   -------------------------------
   Name:
   Title:

                                   SCHEDULE I

      (l) Loan Document Status. Note B, the Mortgage and each other agreement that evidences or secures the Mortgage Loan was executed by or on behalf of the Borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the Borrower with respect to Note B, the Mortgage or other agreement.

      (q) LTV Ratio. The gross proceeds of the A/B Loan to the Borrower at origination did not exceed the non-contingent principal amount of the A/B Loan and either: (a) the A/B Loan is secured by an interest in real property having a fair market value (i) at the date the A/B Loan was originated, at least equal to 80 percent of the original principal balance of the A/B Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the A/B Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the A/B Loan and (y) a proportionate amount of any lien that is in parity with the A/B Loan; or (b) substantially all the proceeds of such A/B Loan were used to acquire, improve or protect the real property that served as the only security for the A/B Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

      (r) A/B Loan. Modifications. In the event that the A/B Loan was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, the A/B Loan either (a) was modified as a result of the default under the A/B Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause
(a)(i) of paragraph (q) (substituting the date of the last such modification for the date the A/B Loan was originated) or clause (a)(ii) of paragraph (q), including the proviso thereto.

      (kk) Defeasance. The Mortgage Loan provides that it cannot be defeased until the date that is the earlier to occur of the fourth anniversary of the origination date and the date that is two years from the "startup day" of the REMIC established in connection with the last securitization involving any portion of the A/B Loan and provides that it can not be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE II

      (a) Conveyance of the Mortgage and Note. The Note and Mortgage contain no provision limiting the right or ability of the Originator to assign, transfer and convey the Note or the Mortgage to any other person or entity.

                                  EXHIBIT K-2B


                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT II-A

            (OAKBROOK CENTER) AND REPRESENTATIONAL RENEWAL AGREEMENT

                                     (MSMC)

Mortgage Loan Purchase Agreement (this  "Agreement"),  dated as of
May 23, 2003, between Morgan Stanley Mortgage Capital Inc. (the "Seller"), and John Hancock Real Estate Finance, Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase the Promissory Note A4 dated as of April 30, 2003 in the original principal amount of $25,000,000 made by Oakbrook Shopping Center, LLC, a Delaware limited liability company (the "Mortgagor") in favor of the Seller (the "Mortgage Note"). The Mortgage Note relates to the mortgage loan in the original principal amount of $240,000,000 made by the Seller to the Mortgagor (the "Mortgage Loan") pursuant to a Loan Agreement dated as of October 1, 2002 and amended by a First Amendment to Loan Agreement dated as of November 20, 2002 and a Second Amendment to Loan Agreement dated as of April 30, 2003 (together the "Loan Agreement") and secured by, among other things, a mortgage (the "Mortgage") on the property known as Oakbrook Mall, located in Oak Brook, Illinois (the "Mortgaged Property"). The Mortgage Loan is evidenced by four separate promissory notes (designated as Note A1, Note A2, Note A3 and Note A4 (which is the Mortgage
Note) in the Loan Agreement (together, the "Notes")), all of which are subject to the terms of an Intercreditor Agreement dated as of January 24, 2003, by and among the Seller in its respective capacities as holder of Note A1, Note A2 and Note A3, and supplemented by a Supplement to Intercreditor Agreement dated as of May 22, 2003 by and among the 2003-TOP9 Trustee (as defined below), as holder of Note A1, the 2003-HQ2 Trustee (as defined below), as holder of Note A2, and the Seller as holder of Note A3 and the Mortgage Note (together, the "Intercreditor Agreement"). The Mortgage Loan and each of the Notes is being serviced pursuant to a Pooling and Servicing Agreement dated as of February 1, 2003 by and among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as Master Servicer (the "2003-TOP9 Master Servicer"), ARCAP Special Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee (the "2003-TOP9 Trustee"), ABN AMRO Bank N.V., as fiscal agent and Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, pursuant to which the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-TOP9, were issued (the "2003-TOP9 Pooling and Servicing Agreement"). Note A2 is held by a trust formed pursuant to a Pooling and Servicing Agreement dated as of March 1, 2003 by and among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Special Servicer, LaSalle Bank National Association, as Trustee (the "2003-HQ2 Trustee"), ABN AMRO Bank N.V. as fiscal agent and Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, pursuant to which the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-HQ2, were issued. On the Certificates Closing Date (as defined below), the Purchaser may convey the Mortgage Note to Morgan Stanley Capital I Inc. (in such capacity, the "Depositor"), which will in turn convey the Mortgage Note to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of June 1, 2003, between the Depositor, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). In exchange for the Mortgage Note and certain other mortgage loans to be purchased by the Depositor (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor, on or about June 5, 2003 (such date of issuance, the "Certificates Closing Date", pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            Certain Classes of the Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and any other underwriters as may be determined by the Depositor (the "Underwriters"), pursuant to an Underwriting Agreement to be entered into between the Depositor and the Underwriters, (the "Underwriting Agreement"), and certain other Classes of the Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Depositor and the Initial Purchaser (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus as supplemented by a Prospectus Supplement (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to a Private Placement Memorandum (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase the Mortgage Note, as more fully described on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit 1. The Cut-Off Date with respect to the Mortgage Note is the Mortgage Note's due date in the month of May 2003. The Mortgage Note will have a principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $24,821,840. The sale of the Mortgage Note shall take place on May 23, 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Note shall equal $26,597,769.31 (which amount is inclusive of accrued interest). The purchase price shall be paid to the Seller by the Purchaser by wire transfer in immediately available funds on the Closing Date.

            On the Certificates Closing Date, the Purchaser may assign to the Depositor pursuant to a Mortgage Loan Purchase Agreement between the Purchaser and the Depositor substantially in the form set forth in Exhibit 5 hereto, with such changes as shall be required by any rating agency rating the Certificates (the "Purchaser Mortgage Loan Purchase Agreement") and upon such an assignment the Depositor will assign to the Trustee pursuant to the Pooling and Servicing Agreement, all of its right, title and interest in and to the Mortgage Note and its rights under this Agreement (to the extent set forth in Section 16), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Note and the Purchaser's rights under this Agreement (to the extent set forth in Section 16).

            Section 2. Conveyance of Mortgage Note. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, subject to the Intercreditor Agreement and the TOP9 Pooling and Servicing Agreement, in and to the Mortgage Note as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to the Purchaser, on or prior to the Closing Date, the Mortgage Note endorsed in blank or endorsed "Pay to the order of John Hancock Real Estate Finance, Inc. without recourse, representation or warranty." The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof. Pursuant to the Mortgage Loan Purchase Agreement between the Seller and the 2003-TOP9 Depositor dated as of January 24, 2003 (the "2003-TOP9 Mortgage Loan Purchase Agreement"), the Seller was required to deliver the Mortgage File (as defined in the 2003-TOP9 Pooling and Servicing Agreement) with respect to the Mortgage Loan to the 2003-TOP9 Trustee and pursuant to Section 2.2 of the 2003-TOP9 Pooling and Servicing Agreement, the Mortgage File with respect to the Mortgage Loan is required to be held by the 2003-TOP9 Trustee for the benefit of the holders of each of the Notes, to the extent the contents of the Mortgage File relate thereto.

            The Purchaser shall be entitled to all scheduled payments of principal due on the Mortgage Note after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Note allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Upon the sale of the Mortgage Note by the Seller to the Purchaser pursuant to this Agreement, the ownership of the Mortgage Note shall be vested in the Purchaser and its assigns and ownership of an undivided pari passu interest in the Mortgage and other documents evidencing or securing the Mortgage Loan shall be vested in the Purchaser and its assigns, together with the other holders of the Notes, and subject to the terms of the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement. Upon the sale by the Seller to the Purchaser of the Mortgage Note the Purchaser shall own the rights of the holder of the Mortgage Note with respect to all records and documents with respect to the related Mortgage Loan and all rights of the holder of the Mortgage Note under the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement, subject to the terms of such documents, the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of the Mortgage Note from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Note and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Note and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Note and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Note or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Note or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Note, the interests of the holder of the Mortgage Note in the Mortgage and other documents relating to the Mortgage Loan, the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement, all distributions with respect to the Mortgage Note payable after the Cut-Off Date, all substitutes or replacements for the Mortgage Note and all distributions with respect thereto;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Note and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase the Mortgage Note if the Mortgage Note (endorsed as described above) is not delivered on or before the Closing Date, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the Mortgage Note on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage File and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Certificates Closing Date a copy of the Mortgage File and a diskette or compact disk acceptable to the Purchaser that contains such information about the Mortgage Note and the Mortgage Loan as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the Mortgage Loan and made available at the Seller's offices in New York and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and copy of the Mortgage File for the Mortgage Note and Mortgage Loan and its due diligence review of the Mortgage Note. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage File for the Mortgage Note and Mortgage Loan shall not affect the right of the Purchaser to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Note pursuant to Section 5 of this Agreement.

            On or prior to the Certificates Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Note and Mortgage Loan, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loan and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Certificates Closing Date, the Seller shall provide the Purchaser, or at the Purchaser's request, the Master Servicer, with any additional information identified by the Master Servicer as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential (and shall cause its transferees to agree to keep confidential) any information regarding the Seller and the Mortgage Loan that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser or its transferee is required by law or court order to disclose such information. The Purchaser shall cause the Depositor to agree that if the Depositor is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Depositor shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Depositor shall modify such form in a manner that corrects such inaccuracies. If the Purchaser or its transferee is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall (and shall cause its transferee to agree to) notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser or its transferee is compelled as a matter of law to disclose such information, the Purchaser shall (and shall cause its transferee to agree to), prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser or its transferee shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser or its transferee shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to the Mortgage Note or the Mortgage Loan (as applicable) as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Note and to transfer and convey the Mortgage Note to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Note to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Note to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Note to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Note pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Note to the Purchaser.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Note and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Note.

            (b) The Seller hereby agrees with the Purchaser that, in the event the Purchaser conveys the Mortgage Note to the Depositor on the Certificates Closing Date the Seller will make in a written agreement with Purchaser in the form set forth in Exhibit 6 hereto, with such changes as shall be required by any rating agency rating the Certificates (the "Representation Renewal Agreement") the representations and warranties set forth on Exhibit 2 hereto, which shall be made as of the Certificates Closing Date (or as of such other date specifically set forth in such representation or warranty); provided, however, that the Seller shall not be required to make any such representation or warranty in the Representation Renewal Agreement if such representation or warranty was true and correct as of the Closing Date but becomes not true and correct as of the Certificates Closing Date, and shall be entitled to attach a schedule to the Representation Renewal Agreement setting forth any exceptions to such representations and warranties that exist on the Certificates Closing Date as long as such exceptions either (i) were attached as a schedule of exceptions to this Agreement or (ii) did not exist as of the Closing Date but exist as of the Certificates Closing Date. Seller and Purchaser agree, and the Representation Renewal Agreement shall provide, that Purchaser shall assign its rights under the Representation Renewal Agreement to the Depositor, which shall in turn assign such rights to the Trustee.

            (c) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it. The Purchaser is a Qualified Institutional Lender (as defined in the Intercreditor Agreement).

            (ii) The Purchaser has full power and authority to acquire the Mortgage Note, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Note nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Note, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Note or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(c) shall survive the purchase of the Mortgage Note.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that, in the event the Purchaser conveys the Mortgage Note to the Depositor on the Certificates Closing Date, the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, by way of the Purchaser's assignment of its rights hereunder to the Depositor, and the Depositor's assignment of such rights to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified) and the representations and warranties in the Representation Renewal Agreement.

            (b) It is hereby further acknowledged that if (A) the Mortgage Note (endorsed to Purchaser as described above) is not delivered to Purchaser on or before the Closing Date, or is not properly executed or is defective on its face, (B) any document required to be delivered to the 2003-TOP9 Trustee pursuant to the 2003-TOP9 Mortgage Loan Purchase Agreement is not delivered as and when required thereunder, not properly executed or is defective on its face, or (C) there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Note or the Mortgage Loan and/or the Mortgaged Property as set forth in Exhibit 2 hereto or in the Representation Renewal Agreement, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the Mortgage Note, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Note and
(B) the Mortgage Note is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan, as such terms are defined in the 2003-TOP9 Pooling and Servicing Agreement (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause
(i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other party and the Master Servicer and the Special Servicer; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. The Seller shall also notify the Master Servicer and the Special Servicer if it receives notice of a Material Document Defect (as defined in the 2003-TOP9 Mortgage Loan Purchase Agreement) pursuant to the 2003-TOP9 Mortgage Loan Purchase Agreement or 2003-TOP9 Pooling and Servicing Agreement. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the 2003-TOP9 Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the 2003-TOP9 Trustee pursuant to Section 2.2 of the 2003-TOP9 Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the 2003-TOP9 Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Note or REO Mortgage Note from the Purchaser or its assignee at the Purchase Price (as defined in the Pooling and Servicing Agreement), or (ii) if within the two-year period commencing on the Certificates Closing Date, at its option replace, without recourse the Mortgage Note or REO Mortgage Note with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement. "REO Mortgage Note" means the Mortgage Note if the Mortgage Loan has become an REO Mortgage Loan (as defined in the 2003-TOP9 Pooling and Servicing Agreement).

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement) or Mortgage Note) shall not prejudice any claim against the Seller for repurchase of the Mortgage Note. In such an event, the Master Servicer, or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Mortgage Note at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Mortgage Note and if a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the Mortgage Note or REO Mortgage Note or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon the liquidation of the REO Mortgage Note or REO Property (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto. Upon any repurchase of the REO Mortgage Note by the Seller, the Seller shall be entitled to the rights of the holder of the REO Mortgage Note with respect to the REO Property. Subject to Sections 5(e) and 5(f) hereof, the Purchaser shall have no liability for a Material Document Defect or Material Breach of the Seller, but shall be liable for any Purchaser Material Document Defect or Purchaser Material Breach, as defined and set forth in the Purchaser Mortgage Loan Purchase Agreement.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace the defective Mortgage Note constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of the Mortgage Note; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2 or in the Representation Renewal Agreement).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of the Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses with respect to the Mortgage Note, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or 2003-TOP9 Master Servicer or the applicable Special Servicer or 2003-TOP9 Special Servicer, as applicable, in connection with modifying the Mortgage Note or Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for the Mortgage Note to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Note or Mortgage Loan is modified so that the Mortgage Note becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach; provided, however, that such modification may be made only to the extent permitted by and in accordance with the 2003-TOP9 Pooling and Servicing Agreement.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and each of the Trustee and the Master Servicer shall give prompt written notice to the Seller in the event that it receives notice or has actual knowledge that the Mortgage Note has become a Specially Serviced Mortgage Loan (as defined in the 2003-TOP9 Pooling and Servicing Agreement).

            (d) If the Seller repurchases the Mortgage Note pursuant to this
Section 5, the Purchaser or its assignee (which shall be the Trustee if the Mortgage Note has been transferred to the Trust), following receipt by it of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller the Mortgage Note, duly endorsed to the Seller in the manner such that the Seller shall be vested with legal and beneficial title to the Mortgage Note, without recourse, including any property acquired in respect of the Mortgage Note or proceeds of any insurance policies with respect thereto.

            (e) Purchaser hereby acknowledges and agrees that the Purchaser assumes the risk of a Material Breach after the Closing Date, and the Seller is entering into the Representation Renewal Agreement solely for the purpose of facilitating the issuance of the Certificates and not for the purpose of assuming such risk of the Purchaser. In the event that the Seller is required by the Purchaser or its assigns (including the Trustee) to repurchase the Mortgage Note due to a Material Breach, and the related breach of representation or warranty that gave rise to such Material Breach was not present as of the Closing Date but arose after the Closing Date (even though made by the Seller in the Representation Renewal Agreement), then the Purchaser shall concurrently with such purchase by the Seller (or at Seller's option, at such later date as Seller shall request) repurchase the Mortgage Note from the Seller at the Purchase Price. In addition, if the Seller in its discretion elects to cure any such Material Breach, Purchaser shall either reimburse on demand all costs of the Seller of curing such Material Breach or shall immediately repurchase the Mortgage Note directly from the Trust, on behalf of the Seller, at the Purchase Price. Seller shall promptly notify Purchaser if it receives notice of a Material Breach. If a demand is made of Seller to repurchase the Mortgage Note or cure a default, unless Seller shall notify Purchaser in writing that Seller shall not require Purchaser to repurchase the Mortgage Note from Seller or reimburse Seller for the costs of cure, Purchaser shall have the right to assert any claim or defense against the Trustee at Purchaser's sole cost and expense to avoid such repurchase or cure. Seller shall cooperate with Purchaser's claim or defense as long as Purchaser assumes and pays upon demand all actual, out-of-pocket costs and expenses incurred by Seller when Purchaser asserts such claim or defense.

            (f) Purchaser hereby acknowledges and agrees that with respect to the Mortgage Note, and the related Mortgage Loan, Mortgage and Mortgaged Property (collectively, the "Mortgage Loan Information"), after the Closing Date Purchaser assumes the risk of an untrue statement or alleged untrue statement of a material fact in any disclosure document or other communication as to which the Seller will have indemnification or contribution obligations under the Seller Indemnification Agreement (a "Covered Communication") or an omission or alleged omission to state in a Covered Communication a material fact required to be stated therein or necessary to make the statements therein not misleading after the Closing Date. In the event that the Seller is required to make any indemnification, contribution or other payments to any person or entity pursuant to the Seller Indemnification Agreement (as defined in Section 9 hereof) with respect to the Mortgage Loan Information, and the facts that gave rise to the related untrue statement or alleged untrue statement or omission or alleged omission were not present as of the Closing Date but arose after the Closing Date (even though covered by the Seller in the Seller Indemnification Agreement), then the Purchaser shall concurrently with such payment by the Seller (or at Seller's option, at such later date as Seller shall request) reimburse the Seller for such payment. Notwithstanding the foregoing, Purchaser shall not be required to so reimburse Seller if information that corrected such untrue statement or omission of a material fact contained in or excluded from a Covered Communication was furnished in writing to the Seller by the Purchaser prior to the Certificates Closing Date. Seller shall promptly notify Purchaser if it receives notice of a claim under the Seller Indemnification Agreement with respect to the Mortgage Loan Information. If a claim is made of Seller under the Seller Indemnification Agreement with respect to the Mortgage Loan Information, unless Seller shall notify Purchaser in writing that Seller shall not require Purchaser to reimburse Seller for any payment made in respect of such claim, Purchaser shall have the right to assert any claim or defense on behalf of Seller to avoid the making of such payment under the Seller Indemnification Agreement. Seller shall cooperate with Purchaser's claim or defense as long as Purchaser assumes and pays upon demand all actual, out-of-pocket costs and expenses incurred by Seller when Purchaser asserts such claim or defense. (g) Purchaser agrees that it shall promptly (and in any event prior to the Certificates Closing Date, so long as it has knowledge of such fact prior to such date) notify Seller if it has knowledge of any fact that would cause any representation or warranty made by Seller herein or in the Representation Renewal Agreement to be untrue or to contain a material omission, or would cause any Covered Communication, to contain an untrue statement of a material fact or to omit to state a material fact. Such obligation shall not increase or decrease any of the indemnifications made to Purchaser in or pursuant to this Agreement.

            Section 6. Closing. The closing of the sale of the Mortgage Note shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038 at 12:00 noon, New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have received the purchase price for the Mortgage Note pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Note on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely and the terms of which may be assigned by the Purchaser to the Depositor and the Depositor to the Trustee, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion corresponding to the opinion described in Section 9(e) (vi), may be in-house counsel) to the Purchaser, dated the Closing Date, substantially to the same effect as the opinion to be delivered by the Seller to the Purchaser pursuant to
Section 9(e) hereof, but relating to the Purchaser (with such changes and modifications as the Seller may approve and subject to such counsel's reasonable qualifications).

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the corporate laws of the State of New York, as applicable.

            (g) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (h) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (i) An executed Bill of Sale.

            (j) An assignment and assumption agreement pursuant to which the Purchaser shall agree to assume the obligations of the Seller as owner of the Mortgage Note only, under the Intercreditor Agreement and shall agree to the terms of the 2003-TOP9 Pooling and Servicing Agreement with respect to the Mortgage Note (the "Assignment and Assumption Agreement").

            Section 8. Costs. Each of the Seller and the Purchaser shall pay its own costs and expenses in connection with the transactions contemplated hereby.

            Section 9. Obligations of Seller with respect to the Certificates Closing Date. The Seller agrees that it, if Purchaser shall transfer the Mortgage Note to the Depositor on the Certificates Closing Date, Seller shall deliver the following to the Depositor, the Trustee and/or the Purchaser, as applicable, on the Certificates Closing Date in connection with such transfer of the Mortgage Note:

            (a) The Representation Renewal Agreement.

            (b) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (c) A certificate of existence for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Certificates Closing Date.

            (d) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Certificates Closing Date, and upon which the Depositor and the Trustee may rely, to the effect that each individual who, as an officer or representative of the Seller, signed the Representation Renewal Agreement or any other document or certificate delivered on or before the Certificates Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Certificates Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (e) Opinions of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, addressed to the Purchaser, the Depositor and the Trustee, dated the Certificates Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement and the Representation Renewal Agreement.

            (ii) This Agreement and the Representation Renewal Agreement have been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement and the Representation Renewal Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement or the Representation Renewal Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement or the Representation Renewal Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or the Representation Renewal Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Representation Renewal Agreement.

            (vi) This Agreement and the Representation Renewal Agreement are valid, legal and binding agreements of the Seller, enforceable against the Seller in accordance with their terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement or the Representation Renewal Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (f) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loan by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement, addressed to the Depositor and the Rating Agencies.

            (g) A letter from Deloitte & Touche, certified public accountants to the Depositor, dated the Certificates Closing Date, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (h) An indemnity of the Seller in favor of the Depositor, the Underwriters and the Initial Purchaser and the Purchaser, substantially in the form attached as Exhibit 3 hereto (the "Seller Indemnification Agreement").

            (i) An indemnity agreement between the Seller and the Purchaser, substantially in the form of Exhibit 4 hereto (the "Additional Indemnity").

            (j) Such further certificates, opinions and documents as the Depositor may reasonably request the Purchaser to obtain from the Seller.

            Section 10. Documents to be delivered by Purchaser on the Certificates Closing Date. On the Certificates Closing Date, if Purchaser shall transfer the Mortgage Note to the Depositor on the Certificates Closing Date, Purchaser shall execute and deliver to Seller (i) the Additional Indemnity and
(ii) such further certificates, opinions and documents as the Seller may reasonably request from the Purchaser.

            Section 11. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to John Hancock Real Estate Finance, Inc., John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, MA 02117, Attention: Barry S. Nectow, Senior Vice President, with copies to the attention of Michael M. Epstein, Esq. and Nathaniel I. Margolis, Esq., John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, MA 02117 (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Morgan Stanley Mortgage Capital Inc., 1221 Avenue of the Americas, 27th Floor, New York, New York 10020, Attention: Steven Maeglin, with a copy to Michelle Wilke, Esq. at the same address (or such other address as may hereafter be furnished in writing by the Seller).

            Section 12. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 13. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 14. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Note and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Note and notwithstanding subsequent termination of this Agreement.

            Section 15. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 16. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a), 5, 13 and 14 hereof and this Section 16 hereof may be assigned by it to the Depositor and by the Depositor to the Trustee (in each case with no recourse to Purchaser for such rights and obligations) as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 17. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 18. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Additional Indemnity, the Pooling and Servicing Agreement and the Assignment and Assumption Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       MORGAN STANLEY MORTGAGE CAPITAL INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       JOHN HANCOCK REAL ESTATE FINANCE, INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

-------------------------------------------------------------------------------
Loan    Mortgage
Pool    Loan      Loan    Property                                     Property
No.     Seller    Number  Name             City       State  Zip Code  Type
-------------------------------------------------------------------------------
5       MSMC      3       Oakbrook Center  Oak Brook    IL     60523   Retail


-------------------------------------------------------------------------------
Loan                 Cut-Off             Master             Sub-     Primary
Pool    Property      Date     Master  Servicing  Primary  servicing Excess
No.     Sub-Type     Balance     Fee   Excess Fee   Fee     Fee      Servicing
-------------------------------------------------------------------------------
5       Anchored   $24,821,840     2.0        0.0      1.0    0.0         0.0


Total
/Weighted
Averages           $24,821,840

                                    EXHIBIT 2

                         REPRESENTATIONS AND WARRANTIES
                             REGARDING MORTGAGE LOAN

      (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan
Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

      (2) Whole Loan; Ownership of Mortgage Loans. The Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. The Mortgage Note is one of four promissory notes, each of which evidences a portion of the Mortgage Loan. Immediately prior to the transfer to the Purchaser of the Mortgage Note, the Seller had good title to, and was the sole owner of, the Mortgage Note. The Seller has full right, power and authority to transfer and assign the Mortgage Note to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Note free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances other than the Intercreditor Agreement and 2003-TOP9 Pooling and Servicing Agreement. The sale of the Mortgage Note to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee, other than the Intercreditor Agreement (as to which the Purchaser has represented to the Seller that it is in compliance with such restrictions).

      (3) Payment Record. No scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and the Mortgage Loan was not 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

      (4) Lien; Valid Assignment. The Mortgage related to the Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the 2003-TOP9 Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

      (5) Assignment of Leases and Rents. The Assignment of Leases related to the Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the 2003-TOP9 Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

      (6) Mortgage Status; Waivers and Modifications. The Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that materially adversely affects the value of the Mortgaged Property. None of the terms of the Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and the Mortgage Loans has not been materially modified since April 30, 2003.

      (7) Condition of Property; Condemnation. The Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the Mortgage Loan. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of the Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loan), as of the date of the origination of the Mortgage Loan, all of the material improvements on the Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of the Mortgaged Property, and no improvements on adjoining properties materially encroached upon the Mortgaged Property so as to materially and adversely affect the value or marketability of the Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

      (8) Title Insurance. The Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the Mortgage Loan after all advances of principal. The Title Policy insures that the Mortgage is a valid first priority lien on the Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the Mortgage Loan to the 2003-TOP9 Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the 2003-TOP9 Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the Mortgaged Property is located.

      (9) No Holdbacks. The proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to the Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

      (10) Mortgage Provisions. The Mortgage Note or Mortgage or loan agreement for the Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

      (11) Trustee under Deed of Trust. [Intentionally left blank.]

      (12) Environmental Conditions.

            An environmental site assessment, or an update of a previous such report, was performed with respect to the Mortgaged Property in connection with the origination or the acquisition of the Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to the Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed in such report. The Mortgage requires the Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting the Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of the Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials
(ASTM) Standard Practice E 1527-00.

      (13) Loan Document Status. The Mortgage Note, the Mortgage, the Loan Agreement, and each other agreement that secures the Mortgage Loan and was executed by or on behalf of the Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the Mortgagor with respect to the Mortgage Note, Mortgage, the Loan Agreement or such other agreement.

      (14) Insurance. The Mortgaged Property is, and is required pursuant to the Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of the Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. The Mortgage obligates the Mortgagor to maintain all such insurance and, upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. The Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the Mortgaged Property, (b) to the restoration or repair of the Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan.

      (15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting the Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

      (16) Mortgagor Bankruptcy. The Mortgagor is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

      (17) Fee Estate. The Mortgaged Property consists of a fee simple estate in real estate.

      (18) Escrow Deposits. All escrow deposits and payments relating to the Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

      (19) LTV Ratio. The gross proceeds of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) the Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for the Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

      (20) Mortgage Loan Modifications. If the Mortgage Loan was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under
Section 1001 of the Code, it either (a) was modified as a result of a default under the Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

      (21) Advancement of Funds by the Seller. No holder of the Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

      (22) No Mechanics' Liens. The Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

      (23) Compliance with Usury Laws. The Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

      (24) Cross-collateralization. The Mortgage Loan is not cross-collateralized or cross-defaulted with any loan. Each Mortgage Note evidencing the Mortgage Loan is secured by the Mortgaged Property.

      (25) Releases of Mortgaged Property. Except as described in the next sentence, neither the Mortgage Note nor the Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the Loan Agreement, Notes and Mortgage. The Mortgage requires the mortgagee to grant releases of portions of the related Mortgaged Property upon
(a) the satisfaction of certain legal and underwriting requirements and/or (b) delivery of partial defeasance collateral in an amount equal to 125% of the allocated loan amount of the release parcel. Except as described in the preceding two sentences, the Mortgage Loan does not permit the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of the Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause the Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the Mortgagor to bear the cost of such opinion.

      (26) No Equity Participation or Contingent Interest. The Mortgage Loan does not contain any equity participation by the lender or provide for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property.

      (27) No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

      (28) Inspections. The Seller has inspected or caused to be inspected the Mortgaged Property in connection with the origination of the Mortgage Loan.

      (29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of the Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the Mortgage Loan by the Seller hereunder.

      (30) Junior Liens. The Mortgage Loan does not permit the Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that the Mortgaged Property is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the Mortgage.

      (31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning the Mortgage Loan, Mortgagor or Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

      (32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of the Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

      (33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of the Mortgage Loan or as of the date of the sale of the Mortgage Loan by the Seller hereunder, the Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the Mortgaged Property as it was then operated.

      (34) Collateral in Trust. The Mortgage Note for the Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser; provided that such assignment has been made to the 2003-TOP9 Trustee for the benefit of all holders of the Notes evidencing the Mortgage Loan.

      (35) Due on Sale. The Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that the Mortgage Loan provides a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

      (36) Non-Recourse Exceptions. The Mortgage Loan documents for the Mortgage Loan provide that the Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor; provided that the Mortgagor is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

      (37) REMIC Eligibility. The Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC Section 860(a)(8).

      (38) Prepayment Premiums. As of the applicable date of origination of the Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loan, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

      (39) Loan Provisions. The Mortgage Loan does not contain a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause the Mortgage Loan not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

      (40) Single Purpose Entity. The Mortgagor was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating the Mortgaged Property securing the Mortgage Loan and prohibit it from engaging in any business unrelated to such Mortgaged Property, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property, or any indebtedness other than as permitted by the related Mortgage or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

      (41) Defeasance and Assumption Costs. The Mortgage Loan Documents provide that the Mortgagor is responsible for the payment of all reasonable costs and expenses of the mortgagee incurred in connection with (i) the defeasance and/or partial defeasance of the Mortgage Loan and the release of the Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

      (42) Defeasance. The Mortgage Loan does not provide that it can be defeased until a date that is more than two years after the Closing Date or provide that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                    EXHIBIT 3

                   FORM OF SELLER'S INDEMNIFICATION AGREEMENT

                           INDEMNIFICATION AGREEMENT
                                   ([SELLER])

            Indemnification Agreement (the "Agreement"), dated [_____] [__], 2003, between CIBC Inc. (the "Seller"), Morgan Stanley & Co. Incorporated ("Morgan Stanley"), CIBC World Markets Corp. ("CIBCWMC"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") and Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter Capital I Inc. (the "Depositor"). Capitalized terms not defined herein have the meanings assigned to them in the Pooling and Servicing Agreement (as defined below).

            Reference is made to the mortgage loans listed on Exhibit 1 hereto (the "Seller Mortgage Loans"). The Seller has conveyed the Seller Mortgage Loans, and certain other mortgage loan sellers have conveyed other mortgage loans, in each case, to the Depositor. The Depositor conveyed the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [_____] [__], 2003, among the Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, Paying Agent and Certificate Registrar. The Trust will issue to or at the direction of the Depositor certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Certain of the Certificates (the "Registered Certificates") will be sold by the Depositor to Morgan Stanley, CIBCWMC and Merrill pursuant to the Underwriting Agreement (the "Underwriting Agreement"), dated [_____] [__], 2003. Morgan Stanley, CIBCWMC and Merrill will offer the Registered Certificates acquired by them for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale pursuant to the Prospectus (as defined below). Certain of the Certificates (the "Non-Registered Certificates") will be sold by the Depositor to Morgan Stanley pursuant to the Certificate Purchase Agreement (the "Certificate Purchase Agreement"), dated [_____] [__], 2003. Morgan Stanley will offer the Non-Registered Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to the Memorandum (as defined below). Morgan Stanley in its capacity as initial purchaser under the Certificate Purchase Agreement and Morgan Stanley, CIBCWMC and Merrill in their capacity as underwriters under the Underwriting Agreement, respectively, are collectively referred to herein as the "Underwriters."

            The agreements of the Seller made herein are made by the Seller to induce the Underwriters to purchase their respective allotments of the Certificates, and with the knowledge that the representations, statements and agreements being made herein will be relied upon by the Depositor and the Underwriters in connection with the issuance and offering of the Certificates.

            The parties hereto agree as follows:

            Section 1. Indemnification. (a) The Seller shall indemnify and hold harmless the Depositor and the Underwriters, their respective officers and directors, and each person, if any, who controls the Depositor and the Underwriters within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact that relates to the Seller Mortgage Loans, the related mortgaged properties, the related mortgages and the Seller (the "Seller Information") contained in (A) (I) the Prospectus Supplement under the headings "Summary of Prospectus Supplement--Information About The Mortgage Pool," "Risk Factors," "Description of the Mortgage Pool," Appendix I (Mortgage Pool Information (Tables)), Appendix II (Certain Characteristics of the Mortgage Loans), Appendix III (Significant Loan Summaries) and Appendix IV (Term Sheet) and, to the extent based upon the characteristics of the Seller Mortgage Loans, under the heading "Yield, Prepayment and Maturity Considerations" or any other section of the Prospectus Supplement to the extent that any such statement in any other section relates to Seller's Information (or in any revision or amendment of or supplement to any of the foregoing) or (II) the corresponding sections or provisions of the Memorandum or the diskette, to the extent that any such statement therein relates to Seller's Information (or in any revision or amendment of or supplement to any of the foregoing), (B) any Computational Materials and ABS Term Sheets or materials substantially the same in form and content (except insofar as modified to reflect the classes of Certificates described therein) forwarded to prospective investors in the Non-Registered Certificates, to the extent that any such information therein relates to Seller's Information (or in any revision or amendment of or supplement to any of the foregoing) or (C) any other summaries, reports, documents and written and electronic materials and all other information furnished or made available by the Seller for review by prospective investors in the Certificates, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; but only if and to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to the Seller's Information. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

            For purposes of the foregoing, "Prospectus" shall mean the prospectus dated [_____] [__], 2003, as supplemented by the preliminary prospectus supplement dated [_____] [__], 2003 (the "Preliminary Prospectus") and the final prospectus supplement dated [_____] [__], 2003 (the "Final Prospectus" and, collectively with the Preliminary Prospectus, the "Prospectus Supplement"), relating to the Registered Certificates; "Memorandum" shall mean the private placement memorandum dated [_____] [__], 2003, relating to the Non-Registered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association; and "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association.

            (b) In case any proceeding (including any governmental investigation) shall be instituted involving any indemnified party that may seek indemnity pursuant to Section 1(a) above, such indemnified party shall notify the Seller as the indemnifying party against whom such indemnity may be sought in writing and the indemnifying party, may and upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party (and the indemnifying party) in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or the indemnified party reasonably withholds its consent to the appointment of common counsel, or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed by the indemnifying party as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall be entitled to settle such proceeding without the consent of the indemnified party unless such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement.

            (c) If the indemnification provided for in this Section 1 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the indemnified party on the other from the sale of the Seller Mortgage Loans and the offering of the Certificates, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits referred to in clause
(i) but also the relative fault of the Seller on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits of the indemnified party on the one hand and the Seller on the other shall be deemed to be in such proportion as the (i) total proceeds from the sale of the Seller Mortgage Loans and the offering of the Certificates (before deducting expenses) received by the Seller bear to (ii) the proceeds retained or contemplated to be retained by the indemnified party (which in the case of an Underwriter shall be the total underwriting discounts and commissions received from time to time in negotiated sales of the Certificates) with respect to the offering of the Certificates. The relative fault of the Seller on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (d) The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method or allocation that does not take account of the equitable considerations referred to in subsection (c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim (except where the indemnified party is required to bear such expenses), which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnified party will ultimately be obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 1 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

            (e) The indemnity and contribution agreements contained in this
Section 1 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor or the Underwriters any of their directors or officers, or any person controlling the Depositor or the Underwriters, and (iii) acceptances of and payment for any of the Seller Mortgage Loans.

            (f) Notwithstanding anything contained herein to the contrary, no indemnifying party shall be liable to any indemnified party for any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon an assertion by any person who purchased Certificates that the Preliminary Prospectus contained an untrue statement of a material fact or failed to state a material fact, provided that (i) such untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or such omission or alleged omission to state a material fact in the Preliminary Prospectus was corrected in the Final Prospectus, (ii) the Final Prospectus was furnished to such indemnified party, and (iii) such person who purchased the Certificates did not receive a copy of the Final Prospectus on or prior to the confirmation of the sale of such Certificates.

            Section 2. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c) if (i) to Morgan Stanley or the Depositor, addressed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention:
Cecilia Tarrant, with copies to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: General Counsel (or such other address as may hereafter be furnished in writing by Morgan Stanley), (ii) to CIBCWMC, addressed to CIBC World Markets Corp., 622 Third Avenue, 10th Floor, New York, NY 10017, Attention: Real Estate Finance Group, (iii) to Merrill, addressed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, New York, New York 10080, Attention: Glen Thaler, or (iv) to Seller, addressed to CIBC Inc., 622 Third Avenue, 10th Floor, New York, NY 10017, Attention: Real Estate Finance Group (or to such other address as Seller may designate in writing).

            Section 3. Survival. The representations, warranties and agreements made by the Seller herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Depositor and the Underwriters, notwithstanding any investigation heretofore or hereafter made by, or on behalf of, the Depositor or the Underwriters. The representations, warranties and agreements made by the Seller herein or in any such certificates or other instruments shall survive the delivery of and payment for the Seller Mortgage Loans.

            Section 4. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 5. Miscellaneous. This Agreement may be executed in two or more duplicate originals, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement supersedes all prior discussions, representations, warranties and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Underwriters and the Depositor.

            Section 6. WAIVER OF TRIAL BY JURY. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                     [Signatures commence on following page]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on [_____] [__], 2003.


                                    [SELLER]



                                   By:________________________________________
                                      Name:
                                      Title:

                   [Signatures continue on following page]

                                   MORGAN STANLEY CAPITAL I INC., formerly
                                      known as Morgan Stanley Dean Witter
                                      Capital I Inc.



                                   By:________________________________________
                                      Name:
                                      Title:

                   [Signatures continue on following page]

                                   MORGAN STANLEY & CO. INCORPORATED



                                   By:________________________________________
                                      Name:
                                      Title:


                                   CIBC WORLD MARKETS CORP.



                                   By:________________________________________
                                      Name:
                                      Title:


                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                      INCORPORATED



                                   By:________________________________________
                                      Name:
                                      Title:

                                    EXHIBIT I

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 4

                          FORM OF ADDITIONAL INDEMNITY

                           INDEMNIFICATION AGREEMENT
                           -------------------------
                       (MSMC and JHREF--Oakbrook Note A-4)

            Indemnification Agreement (this "Agreement"), dated [_____] [__], 2003, between Morgan Stanley Mortgage Capital Inc. (the "Seller") and John Hancock Real Estate Finance, Inc. (the "Purchaser"). Capitalized terms not defined herein have the meanings assigned to them in the Mortgage Loan Purchase Agreement (as defined below).

            Reference is made to the Promissory Note A4 dated as of April 30, 2003 in the original principal amount of $25,000,000 made by Oakbrook Shopping Center, LLC, a Delaware limited liability company (the "Mortgagor") in favor of the Seller (the "Mortgage Note"). The Mortgage Note relates to the mortgage loan in the original principal amount of $240,000,000 made by the Seller to the Mortgagor (the "Mortgage Loan") pursuant to a Loan Agreement dated as of October 1, 2002 and amended by a First Amendment to Loan Agreement dated as of November 20, 2002 and a Second Amendment to Loan Agreement dated as of April 30, 2003 (together the "Loan Agreement") and secured by, among other things, a mortgage (the "Mortgage") on the property known as Oakbrook Mall, located in Oak Brook, Illinois (the "Mortgaged Property"). The Seller conveyed the Mortgage Note to the Purchaser on May 23, 2003 (the "Loan Closing Date") pursuant to a Mortgage Loan Purchase Agreement dated the Loan Closing Date between the Seller and the Purchaser (the "Mortgage Loan Purchase Agreement"). The Purchaser will convey the Mortgage Note to Morgan Stanley Capital I Inc. (the "Depositor") on [_____] [__], 2003 (the "Certificates Closing Date"), and on the Certificates Closing Date the Depositor will convey the Mortgage Note to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [_____] [__], 2003, among the Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, Paying Agent and Certificate Registrar. On the Certificates Closing Date the Trust will issue to or at the direction of the Depositor certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Certain of the Certificates (the "Registered Certificates") will be sold by the Depositor to Morgan Stanley & Co. Incorporated ("Morgan Stanley"), CIBC World Markets Corp. ("CIBC") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") pursuant to the Underwriting Agreement (the "Underwriting Agreement"), dated [____] [__], 2003. Morgan Stanley, CIBC and Merrill Lynch will offer the Registered Certificates acquired by them for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale pursuant to the Prospectus (as defined below). Certain of the Certificates (the "Non-Registered Certificates") will be sold by the Depositor to Morgan Stanley pursuant to the Certificate Purchase Agreement (the "Certificate Purchase Agreement"), dated [____] [__], 2003. Morgan Stanley will offer the Non-Registered Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to the Memorandum (as defined below).

            This indemnity is made by the Seller and Purchaser pursuant to the Mortgage Loan Purchase Agreement.

            The parties hereto agree as follows:

            Section 1. Indemnification (a) The Seller shall indemnify and hold harmless the Purchaser, and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities (other than Excluded Losses, as defined below), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact that relates to the Mortgage Note, the related Mortgage Loan, the related mortgaged property and the related mortgage (the "Loan Information") contained in (A) (I) the Prospectus Supplement under the headings "Summary of Prospectus Supplement--Information About The Mortgage Pool," "Risk Factors," "Description of the Mortgage Pool," Appendix I (Mortgage Pool Information (Tables)), Appendix II (Certain Characteristics of the Mortgage Loans), Appendix III (Significant Loan Summaries) and Appendix IV (Term Sheet) and, to the extent based upon the characteristics of the Mortgage Note, under the heading "Yield, Prepayment and Maturity Considerations" or any other section of the Prospectus Supplement to the extent that any such statement in any other section relates to Loan Information (or in any revision or amendment of or supplement to any of the foregoing) or (II) the corresponding sections or provisions of the Memorandum or the diskette, to the extent that any such statement therein relates to Loan Information (or in any revision or amendment of or supplement to any of the foregoing), (B) any Computational Materials and ABS Term Sheets or materials substantially the same in form and content (except insofar as modified to reflect the classes of Certificates described therein) forwarded to prospective investors in the Non-Registered Certificates, to the extent that any such information therein relates to Loan Information (or in any revision or amendment of or supplement to any of the foregoing) or (C) any other summaries, reports, documents and written and electronic materials and all other information furnished or made available by the Seller for review by prospective investors in the Certificates, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; but only if and to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to the Loan Information. This indemnity agreement will be in addition to any liability which the Seller may otherwise have. Notwithstanding anything to the contrary herein, the Seller shall not be required to indemnify the Purchaser against any losses, claims, damages or liabilities for any untrue statement or alleged untrue statement, or any omission or alleged omission if the facts that gave rise to such untrue statement or alleged untrue statement or omission or alleged omission were not present as of the Loan Closing Date but arose after the Loan Closing Date ("Excluded Losses"), unless information that corrected such untrue statement or omission of a material fact was furnished to the Seller by the Purchaser in writing prior to the Certificates Closing Date.

            For purposes of the foregoing, "Prospectus" shall mean the prospectus dated [_____] [__], 2003, as supplemented by the preliminary prospectus supplement dated [_____] [__], 2003 (the "Preliminary Prospectus") and the final prospectus supplement dated [_____] [__], 2003 (the "Final Prospectus" and, collectively with the Preliminary Prospectus, the "Prospectus Supplement"), relating to the Registered Certificates; "Memorandum" shall mean the private placement memorandum dated [_____] [__], 2003, relating to the Non-Registered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association; and "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association.

            (b) The Purchaser shall indemnify and hold harmless the Seller, and each person, if any, who controls the Seller within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact that relates to the Loan Information contained in (A) (I) the Prospectus Supplement under the headings "Summary of Prospectus Supplement--Information About The Mortgage Pool," "Risk Factors," "Description of the Mortgage Pool," Appendix I (Mortgage Pool Information (Tables)), Appendix II (Certain Characteristics of the Mortgage Loans), Appendix III (Significant Loan Summaries) and Appendix IV (Term Sheet) and, to the extent based upon the characteristics of the Seller's Mortgage Loan, under the heading "Yield, Prepayment and Maturity Considerations" or any other section of the Prospectus Supplement to the extent that any such statement in any other section relates to Loan Information (or in any revision or amendment of or supplement to any of the foregoing) or (II) the corresponding sections or provisions of the Memorandum or the diskette, to the extent that any such statement therein relates to Loan Information (or in any revision or amendment of or supplement to any of the foregoing), (B) any Computational Materials and ABS Term Sheets or materials substantially the same in form and content (except insofar as modified to reflect the classes of Certificates described therein) forwarded to prospective investors in the Non-Registered Certificates, to the extent that any such information therein relates to Loan Information (or in any revision or amendment of or supplement to any of the foregoing) or (C) any other summaries, reports, documents and written and electronic materials and all other information furnished or made available by the Seller for review by prospective investors in the Certificates, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; but only if and to the extent that (1) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to the Loan Information (2) the facts that gave rise to such untrue statement or alleged untrue statement or omission or alleged omission were not present as of the Loan Closing Date but arose after the Loan Closing Date and (3) information that corrected such untrue statement or omission of a material fact was furnished to the Seller by the Purchaser in writing prior to the Certificates Closing Date. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have, including pursuant to the Mortgage Loan Purchase Agreement, but is not intended to increase the scope of any similar indemnity with respect to Loan Information after the Loan Closing Date contained in the Mortgage Loan Purchase Agreement.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any indemnified party that may seek indemnity pursuant to Section 1(a) or Section 1(b) above, such indemnified party shall notify the indemnifying party against whom such indemnity may be sought in writing and the indemnifying party may and upon the request of the indemnified party, shall, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party (and the indemnifying party) in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or the indemnified party reasonably withholds its consent to the appointment of common counsel, or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed by the indemnifying party as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall be entitled to settle such proceeding without the consent of the indemnified party unless such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement.

            (d) If the indemnification provided for in this Section 1 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other from the sale of the Mortgage Note, or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits referred to in clause (i) but also the relative fault of the Seller on the one hand and the Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the Seller on the one hand and of the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Purchaser, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method or allocation that does not take account of the equitable considerations referred to in subsection (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim (except where the indemnified party is required to bear such expenses), which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnified party will ultimately be obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 1 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution agreements contained in this
Section 1 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation by Seller or Purchaser and (ii) acceptance of and payment for the Mortgage Note.

            (g) Notwithstanding anything contained herein to the contrary, no indemnifying party shall be liable to any indemnified party for any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon an assertion by any person who purchased Certificates that the Preliminary Prospectus contained an untrue statement of a material fact or failed to state a material fact, provided that (i) such untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or such omission or alleged omission to state a material fact in the Preliminary Prospectus was corrected in the Final Prospectus, (ii) the Final Prospectus was furnished to such indemnified party, and (iii) such person who purchased the Certificates did not receive a copy of the Final Prospectus on or prior to the confirmation of the sale of such Certificates.

            (h) Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c) if (i) to the Purchaser, addressed to John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, MA 02117, Attention: Barry S. Nectow, Executive Vice President, with copies to the attention of Michael M. Epstein, Esq. and Nathaniel I. Margolis, Esq., John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, MA 02117. (or such other address as may hereafter be furnished in writing by the Purchaser) or (ii) if to the Seller, addressed to the Seller at Morgan Stanley Mortgage Capital Inc., 1221 Avenue of the Americas, 27th Floor, New York, New York 10020, Attention: Steven Maeglin, with a copy to Michelle Wilke, Esq. at the same address (or such other address as may hereafter be furnished in writing by the Seller).

            Section 2. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 3. Miscellaneous. This Agreement may be executed in two or more duplicate originals, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement supersedes all prior discussions, representations, warranties and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, and the rights and obligations of the Purchaser under this Agreement shall not be assigned by the Purchaser without the prior written consent of the Seller.

            Section 4. WAIVER OF TRIAL BY JURY. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                     [Signatures commence on following page]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on [_____] [__], 2003.


                                   MORGAN STANLEY MORTGAGE CAPITAL INC.



                                   By:________________________________________
                                      Name:
                                      Title:


                                   JOHN HANCOCK REAL ESTATE FINANCE, INC.



                                   By:________________________________________
                                      Name:
                                      Title:

                                    EXHIBIT 5

               FORM OF PURCHASER MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT
                 (JHREF TO DEPOSITOR: OAKBROOK MALL NOTE A4)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of [____] [__], 2003, between John Hancock Real Estate Finance, Inc. (the "Seller") and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase the Promissory Note A4 dated as of April 30, 2003 in the original principal amount of $25,000,000 made by Oakbrook Shopping Center, LLC, a Delaware limited liability company (the "Mortgagor") in favor of the Seller (the "Mortgage Note"). The Mortgage Note relates to the mortgage loan in the original principal amount of $240,000,000 made by Morgan Stanley Mortgage Capital Inc. ("MSMC") to the Mortgagor (the "Mortgage Loan") pursuant to a Loan Agreement dated as of October 1, 2002 and amended by a First Amendment to Loan Agreement dated as of November 20, 2002 and a Second Amendment to Loan Agreement dated as of April 30, 2003 (together the "Loan Agreement") and secured by, among other things, a mortgage (the "Mortgage") on the property known as Oakbrook Mall, located in Oak Brook, Illinois (the "Mortgaged Property"). The Mortgage Loan is evidenced by four separate promissory notes (designated as Note A1, Note A2, Note A3 and Note A4 (which is the Mortgage Note) in the Loan Agreement (together, the "Notes")), all of which are subject to the terms of an Intercreditor Agreement dated as of January 24, 2003, by and among MSMC in its respective capacities as holder of Note A1, Note A2 and Note A3, and supplemented by a Supplement to Intercreditor Agreement dated as of May 22, 2003 by and among the 2003-TOP9 Trustee (as defined below), as holder of Note A1, the 2003-HQ2 Trustee (as defined below), as holder of Note A2, and MSMC as holder of Note A3 and the Mortgage Note (together, the "Intercreditor Agreement"). The Mortgage Loan and each of the Notes is being serviced pursuant to a Pooling and Servicing Agreement dated as of February 1, 2003 by and among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as Master Servicer (the "2003-TOP9 Master Servicer"), ARCAP Special Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee (the "2003-TOP9 Trustee"), ABN AMRO Bank N.V., as fiscal agent and Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, pursuant to which the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-TOP9, were issued (the "2003-TOP9 Pooling and Servicing Agreement"). Note A2 is held by a trust formed pursuant to a Pooling and Servicing Agreement dated as of March 1, 2003 by and among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Special Servicer, LaSalle Bank National Association, as Trustee (the "2003-HQ2 Trustee"), ABN AMRO Bank N.V. as fiscal agent and Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, pursuant to which the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-HQ2, were issued. The Seller purchased the Mortgage Loan from MSMC pursuant to a Mortgage Loan Purchase Agreement dated as of May 23, 2003 between MSMC and the Seller (the "MSMC Mortgage Loan Purchase Agreement." Pursuant to the MSMC Mortgage Loan Purchase Agreement, MSMC executed a Representation Renewal Agreement in favor of the Seller dated the Closing Date (the "Renewal Agreement"). On the Closing Date (as defined below), the Seller will convey the Mortgage Note to the Purchaser (in such capacity, the "Depositor"), which will in turn convey the Mortgage Note to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of [____] [__], 2003, between the Depositor, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). In exchange for the Mortgage Note and certain other mortgage loans to be purchased by the Depositor (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            Certain Classes of the Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and any other underwriters as may be determined by the Depositor (the "Underwriters"), pursuant to an Underwriting Agreement to be entered into between the Depositor and the Underwriters, (the "Underwriting Agreement"), and certain other Classes of the Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Depositor and the Initial Purchaser (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus as supplemented by a Prospectus Supplement (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to a Private Placement Memorandum (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase the Mortgage Note, as more fully described on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit 1. The Cut-Off Date with respect to the Mortgage Note is [____] [__], 2003 (provided that the scheduled payment on the Mortgage Note due in [____] 2003 shall be deemed to have been received as of such date). The Mortgage Note will have a principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $25,000,000. The sale of the Mortgage Note shall take place on [____] [__], 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Note shall equal the amount set forth on Exhibit 3 hereto. The purchase price shall be paid to the Seller by the Purchaser by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement, all of its right, title and interest in and to the Mortgage Note and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Note and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Note. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, subject to the Intercreditor Agreement and the TOP9 Pooling and Servicing Agreement, in and to the Mortgage Note as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to the Purchaser, on or prior to the Closing Date, the Mortgage Note endorsed in blank or endorsed "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee without recourse, representation or warranty." The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof. Pursuant to the Mortgage Loan Purchase Agreement between the Seller and the 2003-TOP9 Depositor dated as of January 24, 2003 (the "2003-TOP9 Mortgage Loan Purchase Agreement"), the Seller was required to deliver the Mortgage File (as defined in the 2003-TOP9 Pooling and Servicing Agreement) with respect to the Mortgage Loan to the 2003-TOP9 Trustee and pursuant to Section 2.2 of the 2003-TOP9 Pooling and Servicing Agreement, the Mortgage File with respect to the Mortgage Loan is required to be held by the 2003-TOP9 Trustee for the benefit of the holders of each of the Notes, to the extent the contents of the Mortgage File relate thereto.

            The Purchaser shall be entitled to all scheduled payments of principal due on the Mortgage Note after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Note allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Upon the sale of the Mortgage Note by the Seller to the Purchaser pursuant to this Agreement, the ownership of the Mortgage Note shall be vested in the Purchaser and its assigns and ownership of an undivided pari passu interest in the Mortgage and other documents evidencing or securing the Mortgage Loan shall be vested in the Purchaser and its assigns, together with the other holders of the Notes, and subject to the terms of the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement. Upon the sale by the Seller to the Purchaser of the Mortgage Note, the Purchaser shall own the rights of the holder of the Mortgage Note with respect to all records and documents with respect to the related Mortgage Loan and all rights of the holder of the Mortgage Note under the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement, subject to the terms of such documents, the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of the Mortgage Note from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Note and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Note and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Note and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Note or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Note or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Note, the interests of the holder of the Mortgage Note in the Mortgage and other documents relating to the Mortgage Loan, the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement, all distributions with respect to the Mortgage Note payable after the Cut-Off Date, all substitutes or replacements for the Mortgage Note and all distributions with respect thereto;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Note and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase the Mortgage Note if the Mortgage Note (endorsed as described above) is not delivered on or before the Closing Date, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the Mortgage Note on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage File and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a copy of the Mortgage File and a diskette or compact disk acceptable to the Purchaser that contains such information about the Mortgage Note and the Mortgage Loan as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the Mortgage Loan and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and copy of the Mortgage File for the Mortgage Note and Mortgage Loan and its due diligence review of the Mortgage Note. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage File for the Mortgage Note and Mortgage Loan shall not affect the right of the Purchaser to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Note pursuant to Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Note and Mortgage Loan, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loan and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Purchaser, or at the Purchaser's request, the Master Servicer, with any additional information identified by the Master Servicer as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential (and shall cause its transferees to agree to keep confidential) any information regarding the Seller and the Mortgage Loan that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser or its transferee is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser or its transferee is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser or its transferee is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser or its transferee shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser or its transferee shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to the Mortgage Note or the Mortgage Loan (as applicable) as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Note and to transfer and convey the Mortgage Note to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Note to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Note to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Note to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Note pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Note to the Purchaser.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Note and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Note.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it. The Purchaser is a Qualified Institutional Lender (as defined in the Intercreditor Agreement).

            (ii) The Purchaser has full power and authority to acquire the Mortgage Note, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Note nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Note, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Note or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Note.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) The Seller hereby assigns to the Purchaser, all of its rights and obligations under Sections 2, 4(a), 5 (including without limitation the representations and warranties referenced in such Section) , 13, 14 and 16 of the MSMC Mortgage Loan Purchase Agreement and all rights and obligations of the Purchaser under the Renewal Agreement, without recourse, representation or warranty of Seller. The Seller acknowledges and agrees that such rights and obligations may be further assigned by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement, without recourse, representation or warranty of Seller. Purchaser and its successors shall look only to MSMC under the MSMC Mortgage Loan Purchase Agreement to enforce any such rights and obligations under the MSMC Mortgage Loan Purchase Agreement. It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, by way of the Purchaser's assignment of its rights hereunder to the Depositor, and the Depositor's assignment of such rights to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if (A) the Mortgage Note (endorsed to Purchaser as described above) is not delivered to Purchaser on or before the Closing Date, or is not properly endorsed to Purchaser by Seller, or
(B) there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Note or the Mortgage Loan as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the Mortgage Note, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Note and (B) the Mortgage Note is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan, as such terms are defined in the 2003-TOP9 Pooling and Servicing Agreement (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause
(i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other party and the Master Servicer and the Special Servicer. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect,
(x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the 2003-TOP9 Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to
Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Note or REO Mortgage Note from the Purchaser or its assignee at the Purchase Price (as defined in the Pooling and Servicing Agreement), or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse the Mortgage Note or REO Mortgage Note with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement. "REO Mortgage Note" means the Mortgage Note if the Mortgage Loan has become an REO Mortgage Loan (as defined in the 2003-TOP9 Pooling and Servicing Agreement).

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement) or Mortgage Note) shall not prejudice any claim against the Seller for repurchase of the Mortgage Note. In such an event, the Master Servicer, or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Mortgage Note at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Mortgage Note and if a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the Mortgage Note or REO Mortgage Note or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon the liquidation of the REO Mortgage Note or REO Property (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto. Upon any repurchase of the REO Mortgage Note by the Seller, the Seller shall be entitled to the rights of the holder of the REO Mortgage Note with respect to the REO Property. The Seller shall have no liability for a Material Document Defect or Material Breach (each as defined in the MSMC Mortgage Loan Purchase Agreement) of MSMC.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace the defective Mortgage Note constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of the Mortgage Note; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement or the rights or remedies under the MSMC Mortgage Loan Purchase Agreement or Renewal Agreement assigned to Purchaser by Seller.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and each of the Trustee and the Master Servicer shall give prompt written notice to the Seller in the event that it receives notice or has actual knowledge that the Mortgage Note has become a Specially Serviced Mortgage Loan (as defined in the 2003-TOP9 Pooling and Servicing Agreement).

            (d) If the Seller repurchases the Mortgage Note pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller the Mortgage Note, duly endorsed to the Seller in the manner such that the Seller shall be vested with legal and beneficial title to the Mortgage Note, without recourse, including any property acquired in respect of the Mortgage Note or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Note shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (g) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (h) The Seller shall have received the purchase price for the Mortgage Note pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Note on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of Delaware dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Delaware law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable, assuming other than with respect to clause (vi) that the laws of such States are identical to the laws of the Commonwealth of Massachusetts.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) Originals of the documents delivered to the Seller by MSMC pursuant to Section 7(a), 9(a), 9(e), 9(g) and 9(h) of the MSMC Mortgage Loan Purchase Agreement, and originals of the documents delivered by the Seller to MSMC pursuant to Section 7(f) and 7(m) of the Mortgage Loan Purchase Agreement. Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (i) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (j) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (k) An executed Bill of Sale.

            [Section 8. [Intentionally Left Blank.]

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to John Hancock Real Estate Finance, Inc., John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, MA 02117, Attention: Barry S. Nectow, Senior Vice President, with copies to the attention of Michael M. Epstein, Esq. and Nathaniel I. Margolis, Esq., John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, MA 02117 (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Morgan Stanley Mortgage Capital Inc., 1221 Avenue of the Americas, 27th Floor, New York, New York 10020, Attention: Steven Maeglin, with a copy to Michelle Wilke, Esq. at the same address (or such other address as may hereafter be furnished in writing by the Seller).

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Note and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Note and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a), 5, 11 and 12 hereof and this Section 14 hereof may be assigned by it to the Trustee (in each case with no recourse to Purchaser for such rights and obligations) as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       JOHN HANCOCK REAL ESTATE FINANCE, INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                         REPRESENTATIONS AND WARRANTIES
                             REGARDING MORTGAGE LOAN

            (1) Immediately prior to the transfer to the Purchaser of the Mortgage Note, the Seller had good title to, and was the sole owner of, the Mortgage Note. The Seller has full right, power and authority to transfer and assign the Mortgage Note to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Note free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances other than those created by the Intercreditor Agreement and 2003-TOP9 Pooling and Servicing Agreement. The sale of the Mortgage Note to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee, other than the Intercreditor Agreement (as to which the Purchaser has represented to the Seller that it is in compliance with such restrictions).

                                    EXHIBIT 3

                                 PURCHASE PRICE

                                    EXHIBIT 6

                    FORM OF REPRESENTATION RENEWAL AGREEMENT

                        REPRESENTATION RENEWAL AGREEMENT
                             (OAKBROOK MALL NOTE A4)


            Representation Renewal Agreement (this "Agreement"), dated as of [______] [__], 2003, between Morgan Stanley Mortgage Capital Inc. (the "Seller"), and John Hancock Real Estate Finance, Inc. (the "Purchaser").

            Reference is made to the Mortgage Loan Purchase Agreement dated as of May 23, 2003 between the Seller and the Purchaser (the "Mortgage Loan Purchase Agreement"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the definitions given to such terms in the Mortgage Loan Purchase Agreement.

            Pursuant to the Mortgage Loan Purchase Agreement, the Seller agreed with the Purchaser that on the Certificates Closing Date the Seller would make to the Purchaser in a written agreement, designated as the Representation Renewal Agreement, the representations and warranties set forth on Exhibit 2 of the Mortgage Loan Purchase Agreement as of the Certificates Closing Date (or as of such other date specifically set forth in such representation or warranty); provided, however, that the Seller was not required to make any such representation or warranty in the Representation Renewal Agreement if such representation or warranty was true and correct as of the Closing Date but became not true and correct as of the Certificates Closing Date, and was entitled to attach a schedule to the Representation Renewal Agreement setting forth any exceptions to such representations and warranties that exist on the Certificates Closing Date as long as such exceptions either (i) were attached as a schedule of exceptions to the Mortgage Loan Purchase Agreement or (ii) did not exist as of the Closing Date but existed as of the Certificates Closing Date.

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Representation Renewal Agreement. The Seller and Purchaser agree that this Agreement constitutes the Representation Renewal Agreement entered into pursuant to the Mortgage Loan Purchase Agreement and that the Certificates Closing Date is [______] [__], 2003.

            Section 2. Renewal of Representations. Seller hereby makes to Purchaser the representations and warranties set forth on Exhibit 2 of the Mortgage Loan Purchase Agreement, a copy of which Exhibit 2 is attached hereto, as of the Certificates Closing Date (or as of such other date specifically set forth in such representation or warranty); provided, however, that all references in such representations and warranties to the Closing Date shall be deemed to refer to the Certificates Closing Date, and all references in such representations and warranties to the Cut-Off Date shall be deemed to refer to the Cut-off Date for the Certificates. The Seller hereby acknowledges that the Trustee will have the remedies set forth in the Mortgage Loan Purchase Agreement with respect to a Material Breach of the representations and warranties set forth herein. The parties further acknowledge that nothing contained in this Agreement shall be construed to limit the rights of the Seller pursuant to the Mortgage Loan Purchase Agreement, including without limitation pursuant to Sections 5(e) and 5(f) of the Mortgage Loan Purchase Agreement.

            Section 3. Representation of Purchaser. Purchaser hereby represents to Seller that it has taken no action, and has no knowledge of any event, that would cause any representation or warranty made by Seller pursuant to this Agreement not to be true and correct as of the Certificates Closing Date.

            Section 4. Assignment of Representation Renewal Agreement. The parties acknowledge and agree that on the date hereof the Purchaser will assign to the Depositor pursuant to the Purchaser Mortgage Loan Purchase Agreement, and the Depositor will assign to the Trustee pursuant to the Pooling and Servicing Agreement, all of its rights under this Agreement, and upon such assignment the Trustee shall succeed to the Purchaser's rights under this Agreement.

            Section 5. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 6. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights of the Purchaser pursuant to this Agreement shall be assigned to the Trustee as provided in
Section 4 hereof and, upon such assignment, the Trustee shall succeed to the rights hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

            Section 7. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 8. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Additional Indemnity, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.



                                       MORGAN STANLEY MORTGAGE CAPITAL INC.




                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                       JOHN HANCOCK REAL ESTATE FINANCE, INC.




                                       By:
                                           -----------------------------------
                                           Name:
                                           Title

                         REPRESENTATIONS AND WARRANTIES


     (As Set Forth on Exhibit 2 of the Mortgage Loan Purchase Agreement)


      (1) Immediately prior to the transfer to the Purchaser of the Mortgage Note, the Seller had good title to, and was the sole owner of, the Mortgage Note. The Seller has full right, power and authority to transfer and assign the Mortgage Note to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Note free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances other than those created by the Intercreditor Agreement and 2003-TOP9 Pooling and Servicing Agreement. The sale of the Mortgage Note to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Note to the Purchaser or to the Trustee, other than the Intercreditor Agreement (as to which the Purchaser has represented to the Seller that it is in compliance with such restrictions).

                        REPRESENTATION RENEWAL AGREEMENT
                             (OAKBROOK MALL NOTE A4)

            Representation Renewal Agreement (this "Agreement"), dated as of June 5, 2003, between Morgan Stanley Mortgage Capital Inc. (the "Seller"), and John Hancock Real Estate Finance, Inc. (the "Purchaser").

            Reference is made to the Mortgage Loan Purchase Agreement dated as of May 23, 2003 between the Seller and the Purchaser (the "Mortgage Loan Purchase Agreement"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the definitions given to such terms in the Mortgage Loan Purchase Agreement.

            Pursuant to the Mortgage Loan Purchase Agreement, the Seller agreed with the Purchaser that on the Certificates Closing Date the Seller would make to the Purchaser in a written agreement, designated as the Representation Renewal Agreement, the representations and warranties set forth on Exhibit 2 of the Mortgage Loan Purchase Agreement as of the Certificates Closing Date (or as of such other date specifically set forth in such representation or warranty); provided, however, that the Seller was not required to make any such representation or warranty in the Representation Renewal Agreement if such representation or warranty was true and correct as of the Closing Date but became not true and correct as of the Certificates Closing Date, and was entitled to attach a schedule to the Representation Renewal Agreement setting forth any exceptions to such representations and warranties that exist on the Certificates Closing Date as long as such exceptions either (i) were attached as a schedule of exceptions to the Mortgage Loan Purchase Agreement or (ii) did not exist as of the Closing Date but existed as of the Certificates Closing Date.

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Representation Renewal Agreement. The Seller and Purchaser agree that this Agreement constitutes the Representation Renewal Agreement entered into pursuant to the Mortgage Loan Purchase Agreement and that the Certificates Closing Date is June 5, 2003.

            Section 2. Renewal of Representations. Seller hereby makes to Purchaser the representations and warranties set forth on Exhibit 2 of the Mortgage Loan Purchase Agreement, a copy of which Exhibit 2 is attached hereto, as of the Certificates Closing Date (or as of such other date specifically set forth in such representation or warranty); provided, however, that all references in such representations and warranties to the Closing Date shall be deemed to refer to the Certificates Closing Date, and all references in such representations and warranties to the Cut-Off Date shall be deemed to refer to the Cut-off Date for the Certificates. The Seller hereby acknowledges that the Trustee will have the remedies set forth in the Mortgage Loan Purchase Agreement with respect to a Material Breach of the representations and warranties set forth herein. The parties further acknowledge that nothing contained in this Agreement shall be construed to limit the rights of the Seller pursuant to the Mortgage Loan Purchase Agreement, including without limitation pursuant to Sections 5(e) and 5(f) of the Mortgage Loan Purchase Agreement.

            Section 3. Representation of Purchaser. Purchaser hereby represents to Seller that it has taken no action, and has no knowledge of any event, that would cause any representation or warranty made by Seller pursuant to this Agreement not to be true and correct as of the Certificates Closing Date.

            Section 4. Assignment of Representation Renewal Agreement. The parties acknowledge and agree that on the date hereof the Purchaser will assign to the Depositor pursuant to the Purchaser Mortgage Loan Purchase Agreement, and the Depositor will assign to the Trustee pursuant to the Pooling and Servicing Agreement, all of its rights under this Agreement, and upon such assignment the Trustee shall succeed to the Purchaser's rights under this Agreement.

            Section 5. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 6. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights of the Purchaser pursuant to this Agreement shall be assigned to the Trustee as provided in
Section 4 hereof and, upon such assignment, the Trustee shall succeed to the rights hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

            Section 7. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 8. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Additional Indemnity, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       MORGAN STANLEY MORTGAGE CAPITAL INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       JOHN HANCOCK REAL ESTATE FINANCE, INC.



                                       By: ___________________________________
                                           Name:
                                           Title

                         REPRESENTATIONS AND WARRANTIES


     (As Set Forth on Exhibit 2 of the Mortgage Loan Purchase Agreement)


      (1) Immediately prior to the transfer to the Purchaser of the Mortgage Note, the Seller had good title to, and was the sole owner of, the Mortgage Note. The Seller has full right, power and authority to transfer and assign the Mortgage Note to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Note free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances other than those created by the Intercreditor Agreement and 2003-TOP9 Pooling and Servicing Agreement. The sale of the Mortgage Note to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Note to the Purchaser or to the Trustee, other than the Intercreditor Agreement (as to which the Purchaser has represented to the Seller that it is in compliance with such restrictions).

                                   EXHIBIT K-3

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT III
                                  (Nationwide)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of June 1, 2003, between Nationwide Life Insurance Company (the "Seller"), and Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2003, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated May 29, 2003 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated May 29, 2003 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated May 19, 2003, as supplemented by a Prospectus Supplement dated May 29, 2003 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated May 29, 2003 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of June 2003. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $727,767,609. The sale of the Mortgage Loans shall take place on June 5, 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on
Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated June 1, 2003, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer and the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if a Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and Mortgaged Properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loan after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this
Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney client privileged communications, internal correspondence or credit analysis. Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. All of the foregoing items shall be delivered no later than 75 days following the Closing Date.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a life insurance company organized and in good standing under the laws of Ohio. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated June 1, 2003, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure periods), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other parties in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day limit will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a true and correct copy of the Mortgage together with an Officer's Certificate or certification as required by Section 2(b); or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)). The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to, or direct the Seller to, cause to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Mortgage Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph with respect to the purchase of such Mortgage Loan or REO Property to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 42 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 40 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Secretary of State of Ohio dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Ohio law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated June 1, 2003.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Nationwide Life Insurance Company, One Nationwide Plaza, 34th Floor, Columbus, Ohio 43215-2220, Attention: Blake E. West 1-34-09 (or to such other address as the Seller may designate in writing) with copies to the attention of Randall W. May, Esq. 1-34-06.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       NATIONWIDE LIFE INSURANCE COMPANY



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.
                                       (formerly known as Morgan Stanley Dean
                                       Witter Capital I Inc.)



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number    Property Name
------------------------   -------------   ------------   ----------------------------------------------------------------
10                         Nationwide       00-1001133    Kohl's
19                         Nationwide       00-1001170    Indian Creek Phase IV
22                         Nationwide       00-1002009    Bellevue North Shopping
31                         Nationwide       00-1001131    North Mayfair
36                         Nationwide       00-1002019    Spinnaker Plaza
37                         Nationwide       00-1100055    Food Lion - Smyrna
38                         Nationwide       00-1001317    Food Lion - Gallatin
48                         Nationwide       00-1001264    8730 Wilshire
55                         Nationwide       00-1001151    Center Point Office Building
56                         Nationwide       00-1001150    Executive Tower
62                         Nationwide       00-1001167    Indian Creek Phase I
64                         Nationwide       00-1001173    Harper's Point III
70                         Nationwide       00-1001172    Harper's Point II
75                         Nationwide       00-1001168    Indian Creek Phase II
76                         Nationwide       00-1001171    Harper's Point I
77                         Nationwide       00-1001216    Plaza Walk Center
81                         Nationwide       00-1002013    Lakeland Eckerds
87                         Nationwide       00-1001169    Indian Creek Phase III
90                         Nationwide       00-1001125    Walgreens at Oporto
106                        Nationwide       00-1001290    Staples

Total /Weighted Averages


Loan                                                                               Property Sub-            Cut-Off Date
Pool No.                   City                 State   Zip Code   Property Type   Type                       Balance
------------------------   ------------------   -----   --------   -------------   ----------------------   ------------
10                         Sunset Valley         TX        78745   Retail          Free Standing             $12,372,159
19                         Cincinnati            OH        45236   Multifamily     Garden                    $11,150,000
22                         Bellevue              WA        98004   Retail          Unanchored                $10,471,070
31                         Wauwatosa             WI        53226   Office          Suburban                   $7,523,640
36                         Milford               CT        06460   Mixed Use       Mixed Use                  $5,190,121
37                         Smyrna                TN        37214   Retail          Anchored                   $2,821,672
38                         Gallatin              TN        37066   Retail          Anchored                   $1,987,331
48                         Beverly Hills         CA        90211   Office          Urban                      $3,877,268
55                         Omaha                 NE        68124   Office          Suburban                   $3,719,413
56                         Omaha                 NE        68154   Office          Suburban                   $3,570,637
62                         Cincinnati            OH        45236   Multifamily     Garden                     $3,450,000
64                         Cincinnati            OH        45249   Multifamily     Garden                     $3,360,000
70                         Cincinnati            OH        45249   Multifamily     Garden                     $3,050,000
75                         Cincinnati            OH        45236   Multifamily     Garden                     $2,850,000
76                         Cincinnati            OH        45249   Multifamily     Garden                     $2,850,000
77                         Naples                FL        34102   Mixed Use       Mixed Use                  $2,792,267
81                         Lakeland              FL        33801   Retail          Free Standing              $2,390,687
87                         Cincinnati            OH        45236   Multifamily     Garden                     $2,050,000
90                         Birmingham            AL        35210   Retail          Free Standing              $1,965,656
106                        Ft. Wayne             IN        46804   Retail          Free Standing              $1,395,256

Total /Weighted Averages                                                                                     $88,837,177

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
10                                2.0                1.0           1.0         6.0              1.5
19                                2.0                1.0           1.0         6.0              1.5
22                                2.0                1.0           1.0         6.0              1.5
31                                2.0                1.0           1.0         6.0              1.5
36                                2.0                1.0           1.0         6.0              1.5
37                                2.0                1.0           1.0         0.0             13.0
38                                2.0                1.0           1.0         0.0             10.5
48                                2.0                1.0           1.0         6.0              1.5
55                                2.0                1.0           1.0         6.0              1.5
56                                2.0                1.0           1.0         6.0              1.5
62                                2.0                1.0           1.0         6.0              1.5
64                                2.0                1.0           1.0         6.0              1.5
70                                2.0                1.0           1.0         6.0              1.5
75                                2.0                1.0           1.0         6.0              1.5
76                                2.0                1.0           1.0         6.0              1.5
77                                2.0                1.0           1.0         6.0              1.5
81                                2.0                1.0           1.0         6.0              1.5
87                                2.0                1.0           1.0         6.0              1.5
90                                2.0                1.0           1.0         6.0              1.5
106                               2.0                1.0           1.0         6.0              1.5

Total /Weighted Averages

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the mortgage loans have been modified since April 2, 2003.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after December 1, 2001, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to December 1, 2001, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after December 1, 2001, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to December 1, 2001, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (d) In the case of each Mortgage Loan set forth on Schedule 1 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and (c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.8606-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents with respect to each Mortgage Loan require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16, 17, 18, 22 and 30 of this
Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Prepayment Penalties. Each prepayment penalty or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            40. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            41. Single Purpose Entity. The Mortgagor on each Mortgage Loan was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            42. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            43. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            44. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS

Rep. Number 36 (Non-Recourse Exceptions): the following is a list of Mortgage Loans for which either the Mortgagor or a guarantor with respect to the related Mortgage Loan is not a natural person:

Loan No.    Property
---------------------------------------------------------

10          Kohl's

106         Staples

Rep. Number 42 (Single Purpose Entities): the following is a list of Mortgage Loans for which the related Mortgagor was, as of the origination date, a Single Purpose Entity:

Loan No.     Property
------------------------------------------------------------------------

10           Kohl's

19           Indian Creek-Phase IV

22           Bellevue North Shopping Center

31           North Mayfair

36           Spinnaker Plaza (670-680 Boston Post Road)

48           8730 Wilshire (Amir)

55           Center Point Office Building

56           Executive Tower

62           Indian Creek-Phase I

64           Harper's Point-Phase III

70           Harper's Point-Phase II

75           Indian Creek-Phase II

76           Harper's Point-Phase I

81           Lakeland Eckerds

87           Indian Creek-Phase III

90           Walgreens

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)

1. Mortgage Loan No. 37 (Food Lion, SWC Nissan Blvd. and Sam Davis Rd., Smyrna, TN) Related Mortgagor: Koehler

2. Mortgage Loan No. 38 (Food Lion, SEC East Main St. and South Westland St., Gallatin, TN) Related Mortgagor: Koehler

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                      $91,978,489

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:           Nationwide Life Insurance Company
               Purchaser:  Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of June 1, 2003 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of June, 2003.


SELLER:                                NATIONWIDE LIFE INSURANCE COMPANY



                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015 Horsham, Pennsylvania 19044-8015
Attention:  Managing Director Commercial Servicing Operations
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2003-IQ4

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS)
            Morgan Stanley Capital I Inc., Series 2003-IQ4

--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Managing Director Commercial Servicing Operations-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., having an address of 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS)-Morgan Stanley Capital I Inc., Series 2003-IQ4 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of June 2003.


Witnessed by:                          [MORTGAGE LOAN SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.

_______________________________________
Commission Expires:

                                   EXHIBIT K-4

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT IV
                                     (UCMFI)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of June 1, 2003, between Union Central Mortgage Funding, Inc. (the "Seller"), and Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2003, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated May 29, 2003 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated May 29, 2003 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated May 19, 2003, as supplemented by a Prospectus Supplement dated May 29, 2003 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated May 29, 2003 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of June 2003. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $727,767,609. The sale of the Mortgage Loans shall take place on June 5, 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on
Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated June 1, 2003, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer and the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if a Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and Mortgaged Properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

             "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loan after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this
Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney client privileged communications, internal correspondence or credit analysis. Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. All of the foregoing items shall be delivered no later than 75 days following the Closing Date.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

                  (i) The Seller is duly organized and is validly existing as a corporation organized and in good standing under the laws of Ohio. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

                  (ii) This Agreement has been duly and validly authorized,
            executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

                  (iii) No consent, approval, authorization or order of,
            registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

                  (iv) Neither the transfer of the Mortgage Loans to the
            Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses
            (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

                  (v) There are no actions or proceedings against, or
            investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

                  (vi) On the Closing Date, the sale of the Mortgage Loans
            pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

                  (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated June 1, 2003, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

                  (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

                  (ii) The Purchaser has full power and authority to acquire the
            Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (iii) No consent, approval, authorization or order of,
            registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

                  (iv) Neither the purchase of the Mortgage Loans nor the
            execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

                  (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

                  (vi) There are no actions or proceedings against, or
            investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

                  (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure periods), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other parties in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day limit will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a true and correct copy of the Mortgage together with an Officer's Certificate or certification as required by Section 2(b); or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)). The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to, or direct the Seller to, cause to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Mortgage Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph with respect to the purchase of such Mortgage Loan or REO Property to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 42 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 40 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Secretary of State of Ohio dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

                  (i) The Seller is validly existing under Ohio law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

                  (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

                  (iii) No consent, approval, authorization or order of any
            federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

                  (iv) Neither the execution, delivery or performance of this
            Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses
            (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

                  (v) To his or her knowledge, there are no legal or
            governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                  (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated June 1, 2003.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Union Central Mortgage Funding, Inc., 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202, Attention: D. Stephen Cole.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       UNION CENTRAL MORTGAGE FUNDING, INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.
                                       (formerly known as Morgan Stanley Dean
                                       Witter Capital I Inc.)



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number   Property Name                                     City
------------------------   -------------   -----------   -----------------------------------------------   ------------------
49                         UCMFI           202152B       L&P Warehouse- 960-1020 Claycraft Road            Gahanna
50                         UCMFI           202152C       L&P Warehouse- 6970 Tussing Road                  Reynoldsburg
51                         UCMFI           202152A       L&P Warehouse- 790 Science Boulevard              Gahanna
52                         UCMFI           202153B       L&P Office- 2441 Old Stringtown Road              Grove City
53                         UCMFI           202153A       L&P Office- 1653 Brice Road                       Reynoldsburg
63                         UCMFI           202169        Plainview Commons                                 Plainview
68                         UCMFI           202168        Boardwalk Plaza                                   Brighton
71                         UCMFI           202124        Dixie Sunset Plaza                                St. George
74                         UCMFI           202164        Garden West Apartments                            Yuba City
80                         UCMFI           202172        Jog Road Walgreens                                Boynton Beach
83                         UCMFI           202148        Wilcrest Eckerd                                   Houston
84                         UCMFI           202151        West Oaks Centre                                  Pearland
85                         UCMFI           202144        Pickett Street Retail                             Alexandria
86                         UCMFI           202157        RC Plastics                                       Katy
88                         UCMFI           202160        North Park Apartments                             Albuquerque
89                         UCMFI           202139        Academy Office Park                               Albuquerque
91                         UCMFI           202176        Shoppes at Indian Springs                         Fairfield Township
92                         UCMFI           202149        Westpark Eckerd                                   Houston
94                         UCMFI           202158A       Mechenbier Portfolio - 5201 Venice Avenue         Albuquerque
95                         UCMFI           202158B       Mechenbier Portfolio - 9600 San Mateo Boulevard   Albuquerque
96                         UCMFI           202165        Third Street Professional                         Phoenix
97                         UCMFI           202150        Elman Business Park                               Salt Lake City
98                         UCMFI           202155        Riverbank Square                                  Plymouth
99                         UCMFI           202163        Bremerton Shopping Center                         Bremerton
100                        UCMFI           202145        Gateway Plaza                                     Waldorf
101                        UCMFI           202140        7220 Columbia Pike                                Annandale
102                        UCMFI           202162        Stemmons Freeway Office-Showroom                  Dallas
103                        UCMFI           202180        Barry Plaza                                       Los Angeles
104                        UCMFI           202177        Aspen Park Apartments                             Grand Forks
107                        UCMFI           202183        Shames Drive Warehouse                            Westbury
108                        UCMFI           202179        Plaza 40 Shopping Center                          Elko
109                        UCMFI           202156        Cleves Shopping Center                            Cleves
110                        UCMFI           202190        Mesa Shopping Center                              Rio Rancho
111                        UCMFI           202133        Lynwood Shopping Center                           Woodbridge
112                        UCMFI           202166        El Dorado Square                                  Phoenix
113                        UCMFI           202159        Shops at Rivers Bend                              Chester
114                        UCMFI           202187        Summer Oaks Office                                Bartlett
115                        UCMFI           202173        Oakland Park Retail                               Oakland Park
116                        UCMFI           202129        Cold Springs Apartments                           Cold Spring
117                        UCMFI           202182        Evergreen Plaza                                   Salt Lake City
118                        UCMFI           202188        Mount Pleasant Center                             Mount Pleasant
119'                       UCMFI           202146        Hillsmere Center Retail                           Annapolis

Total /Weighted Averages


Loan                                                             Property Sub-      Number of                       Cut-Off Date
Pool No.                    State     Zip Code   Property Type   Type               Properties   Original Balance     Balance
------------------------   --------   --------   -------------   ----------------   ----------   ----------------   ------------
49                            OH         43230   Industrial      Flex Industrial             3         $2,070,155     $2,028,677
50                            OH         43068   Industrial      Flex Industrial             3           $347,752       $340,785
51                            OH         43230   Industrial      Flex Industrial             3           $282,093       $276,441
52                            OH         43123   Office          Medical                     2           $705,237       $691,107
53                            OH         43068   Office          Medical                     2           $469,763       $460,351
63                            NY         11750   Retail          Unanchored                  1         $3,435,000     $3,405,388
68                            MI         48116   Retail          Anchored                    1         $3,300,000     $3,272,050
71                            UT         84770   Mixed Use       Mixed Use                   1         $3,100,000     $3,022,463
74                            CA         95993   Multifamily     Garden                      1         $2,900,000     $2,869,036
80                            FL         33437   Retail          Free Standing               1         $2,480,000     $2,458,684
83                            TX         77072   Retail          Free Standing               1         $2,275,000     $2,234,976
84                            TX         77581   Retail          Unanchored                  1         $2,125,000     $2,094,622
85                            VA         22304   Retail          Unanchored                  1         $2,130,000     $2,088,564
86                            TX         77494   Industrial      Warehouse                   1         $2,100,000     $2,052,654
88                            NM         87109   Multifamily     Garden                      1         $2,100,000     $2,029,081
89                            NM         87109   Office          Suburban                    1         $2,100,000     $1,973,548
91                            OH         45011   Retail          Unanchored                  1         $1,975,000     $1,962,737
92                            TX         77063   Retail          Free Standing               1         $1,965,000     $1,929,568
94                            NM         87113   Industrial      Flex Industrial             2         $1,383,402     $1,337,368
95                            NM         87113   Industrial      Flex Industrial             2           $416,598       $402,735
96                            AZ         85021   Office          Medical                     1         $1,700,000     $1,678,605
97                            UT         84104   Industrial      Flex Industrial             1         $1,700,000     $1,676,752
98                            MI         48170   Retail          Unanchored                  1         $1,600,000     $1,586,647
99                            WA         98311   Retail          Unanchored                  1         $1,600,000     $1,563,082
100                           MD         20602   Retail          Unanchored                  1         $1,570,000     $1,539,458
101                           VA         20170   Office          Suburban                    1         $1,535,000     $1,496,281
102                           TX         75207   Mixed Use       Mixed Use                   1         $1,515,000     $1,489,128
103                           CA         90025   Retail          Unanchored                  1         $1,500,000     $1,479,431
104                           ND         58201   Multifamily     Garden                      1         $1,430,000     $1,410,183
107                           NY         11590   Industrial      Light Industrial            1         $1,300,000     $1,286,557
108                           NV         89801   Retail          Unanchored                  1         $1,200,000     $1,171,456
109                           OH         45002   Retail          Anchored                    1         $1,065,000     $1,054,185
110                           NM         87124   Retail          Unanchored                  1         $1,060,000     $1,047,031
111                           VA         22191   Retail          Unanchored                  1         $1,100,000     $1,040,690
112                           AZ         85016   Office          Suburban                    1         $1,050,000     $1,036,786
113                           VA         23836   Retail          Unanchored                  1         $1,040,000     $1,029,281
114                           TN         38134   Office          Suburban                    1         $1,000,000       $989,850
115                           FL         33334   Retail          Unanchored                  1         $1,000,000       $982,994
116                           KY         41076   Multifamily     Garden                      1           $900,000       $889,950
117                           UT         84109   Retail          Unanchored                  1           $850,000       $842,801
118                           SC         29464   Retail          Unanchored                  1           $805,000       $796,742
119'                          MD         21403   Retail          Unanchored                  1           $700,000       $686,383

Total /Weighted Averages                                                                              $64,880,000    $63,705,104

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
49                                2.0                1.0           1.0        12.5              4.0
50                                2.0                1.0           1.0        12.5              4.0
51                                2.0                1.0           1.0        12.5              4.0
52                                2.0                1.0           1.0        12.5              4.0
53                                2.0                1.0           1.0        12.5              4.0
63                                2.0                1.0           1.0        10.0              4.0
68                                2.0                1.0           1.0        12.5              4.0
71                                2.0                1.0           1.0        10.0              4.0
74                                2.0                1.0           1.0        12.5              4.0
80                                2.0                1.0           1.0        12.5              4.0
83                                2.0                1.0           1.0        12.5              4.0
84                                2.0                1.0           1.0        12.5              4.0
85                                2.0                1.0           1.0        12.5              4.0
86                                2.0                1.0           1.0        12.5              4.0
88                                2.0                1.0           1.0        12.5              4.0
89                                2.0                1.0           1.0        12.5              4.0
91                                2.0                1.0           1.0        12.5              4.0
92                                2.0                1.0           1.0        12.5              4.0
94                                2.0                1.0           1.0        12.5              4.0
95                                2.0                1.0           1.0        12.5              4.0
96                                2.0                1.0           1.0        12.5              4.0
97                                2.0                1.0           1.0        10.0              4.0
98                                2.0                1.0           1.0        12.5              4.0
99                                2.0                1.0           1.0        12.5              4.0
100                               2.0                1.0           1.0        12.5              4.0
101                               2.0                1.0           1.0        12.5              4.0
102                               2.0                1.0           1.0        12.5              4.0
103                               2.0                1.0           1.0        12.5              4.0
104                               2.0                1.0           1.0        12.5              4.0
107                               2.0                1.0           1.0        10.0              4.0
108                               2.0                1.0           1.0        10.0              4.0
109                               2.0                1.0           1.0        12.5              4.0
110                               2.0                1.0           1.0        12.5              4.0
111                               2.0                1.0           1.0        12.5              4.0
112                               2.0                1.0           1.0        12.5              4.0
113                               2.0                1.0           1.0        12.5              4.0
114                               2.0                1.0           1.0        10.0              4.0
115                               2.0                1.0           1.0        12.5              4.0
116                               2.0                1.0           1.0        12.5              4.0
117                               2.0                1.0           1.0        10.0              4.0
118                               2.0                1.0           1.0        12.5              4.0
119'                              2.0                1.0           1.0        12.5              4.0

Total /Weighted Averages

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the mortgage loans have been modified since April 2, 2003.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after December 1, 2001, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to December 1, 2001, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after December 1, 2001, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to December 1, 2001 and with respect to the Mortgaged Property related to the Mortgage Loan listed as Mortgage Loan number 68 on the Mortgage Loan Schedule (the "Boardwalk Property"), (X) no Hazardous Material is present on such Mortgaged Property (or, in the case of the Boardwalk Property, no Hazardous Material resulting from the underground storage tank on the adjoining property identified in the related Environmental Report (the "Underground Tank") is and/or in the future will be present on the Boardwalk Property), such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition. Notwithstanding any provisions in this Agreement to the contrary, the Seller acknowledges and agrees that the identification of potential contamination of the Boardwalk Property from the Underground Tank in the related Environmental Report shall not constitute the basis of a Seller defense against a claim for a breach of the foregoing representation and warranty.

            (c) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (d) In the case of each Mortgage Loan set forth on Schedule 1 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and (c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.8606-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents with respect to each Mortgage Loan require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16, 17, 18, 22 and 30 of this
Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Prepayment Penalties. Each prepayment penalty or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            40. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            41. Single Purpose Entity. The Mortgagor on each Mortgage Loan was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            42. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            43. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            44. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS

Representation Number 12(e) (Environmental Conditions): the following is a list of Mortgage Loans that are the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy: None.


Representation Number 14 (Insurance): the following is a list of Mortgage Loans for which the applicable Seller received evidence at origination that the related Mortgaged Property was insured by a fire and extended perils insurance policy providing coverage for windstorm:

---------------------------------------------------------------
Loan No.     Property
---------------------------------------------------------------
115          Oakland Park Retail
118          Mount Pleasant Center

Representation Number 36 (Non-Recourse Exceptions): the following is a list of Mortgage Loans for which either the Mortgagor or a guarantor with respect to the related Mortgage Loan is not a natural person:

--------------------------------------------------------------------------------
Loan No.    Property
--------------------------------------------------------------------------------
 63         Plainview Commons
 68         Boardwalk Plaza
 71         Dixie Sunset Plaza
 74         Garden West Apartments
 80         Jog Road Walgreens
 83         Wilcrest Eckerd
 84         West Oaks Centre
 85         Pickett Street Retail
 86         RC Plastics
 88         North Park Apartments
 89         Academy Office Park
 91         Shoppes at Indian Springs
 92         Westpark Eckerd
 94         Mechenbier Portfolio - 5201 Venice Avenue
 95         Mechenbier Portfolio - 9600 San Mateo Boulevard
 96         Third Street Professional
 97         Elman Business Park
 98         Riverbank Square
100         Gateway Plaza
101         7220 Columbia Pike
102         Stemmons Freeway Office-Showroom
103         Barry Plaza
104         Aspen Park Apartments
107         Shames Drive Warehouse
108         Plaza 40 Shopping Center
109         Cleves Shopping Center
110         Mesa Shopping Center
111         Lynwood Shopping Center
112         El Dorado Square
113         Shops at Rivers Bend
114         Summer Oaks Office
115         Oakland Park Retail
116         Cold Springs Apartments
118         Mount Pleasant Center
119         Hillsmere Center Retail


Representation Number 42 (Single Purpose Entities): the following is a list of Mortgage Loans for which the related Mortgagor was, as of the origination date, a Single Purpose Entity:

--------------------------------------------------------------------------------
 71         Dixie Sunset Plaza
116         Cold Springs Apartments
111         Lynwood Shopping Center
101         7220 Columbia Pike
 85         Pickett Street Retail
 83         Wilcrest Eckerd
 92         Westpark Eckerd
 98         Riverbank Square
109         Cleves Shopping Center
 94         Mechenbier Portfolio - 5201 Venice Avenue
 95         Mechenbier Portfolio - 9600 San Mateo Boulevard
 88         North Park Apartments
102         Stemmons Freeway Office-Showroom
 68         Boardwalk Plaza
 63         Plainview Commons
115         Oakland Park Retail
 91         Shoppes at Indian Springs
103         Barry Plaza
107         Shames Drive Warehouse

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)

1. Mortgage Loan No. 49 (L&P Warehouse, 960-1020 Claycraft Road, Gahanna, OH) Related Mortgagors: Larry S. Greenberg and Patricia L. Greenberg

2. Mortgage Loan No. 50 (L&P Warehouse, 6970 Tussig Road, Reynoldsburg, OH) Related Mortgagors: Larry S. Greenberg and Patricia L. Greenberg

3. Mortgage Loan No. 51 (L&P Warehouse, 790 Science Boulevard, Gahanna, OH) Related Mortgagors: Larry S. Greenberg and Patricia L. Greenberg

4.    Mortgage Loan No. 52 (L&P Office, 2441 Old Stringtown Road, Grove City,
      OH) Related Mortgagors: Larry S. Greenberg and Patricia L. Greenberg

5. Mortgage Loan No. 53 (L&P Office, 1653 Brice Road, Reynoldsburg, OH) Related Mortgagors: Larry S. Greenberg and Patricia L. Greenberg

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                         $71,290,431

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:     Union Central Mortgage Funding Inc.
               Purchaser:  Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of June 1, 2003 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of June, 2003.


SELLER:                                UNION CENTRAL MORTGAGE FUNDING, INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015 Horsham, Pennsylvania 19044-8015
Attention:  Managing Director Commercial Servicing Operations
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2003-IQ4

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS)
            Morgan Stanley Capital I Inc., Series 2003-IQ4

--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Managing Director Commercial Servicing Operations-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., having an address of 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS)-Morgan Stanley Capital I Inc., Series 2003-IQ4 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of June 2003.


Witnessed by:                          [MORTGAGE LOAN SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:

STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.

_______________________________________
Commission Expires:

                                  EXHIBIT K-5A

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT V-A
                            (JHREF - Federal Center)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of June 1, 2003, between John Hancock Real Estate Finance, Inc. (the "Seller"), and Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase that certain mortgage loan listed on Exhibit 1 hereto (the "Mortgage Loan") as described herein. The Purchaser will convey the Mortgage Loan to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2003, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). In exchange for the Mortgage Loan and certain other mortgage loans to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated May 29, 2003 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated May 29, 2003 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated May 19, 2003, as supplemented by a Prospectus Supplement dated May 29, 2003 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated May 29, 2003 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis (but subject to the designation of the Seller as enduring primary servicer (the "Primary Servicer"), with respect to the Mortgage Loan, under the 2003 TOP 10 Pooling and Servicing Agreement pursuant to a primary servicing agreement, dated as of April 1, 2003, by and between Wells Fargo Bank, National Association, as Master Servicer and the Seller, as Primary Servicer (the "Primary Servicing Agreement"), the Mortgage Loan identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loan accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to the Mortgage Loan is the Mortgage Loan's Due Date in the month of June 2003. The Mortgage Loan will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $67,500,000. The sale of the Mortgage Loan shall take place on June 5, 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loan shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loan and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loan and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loan. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Service Rights Purchase and Sale Agreement, dated June 1, 2003, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loan identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for the Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer or the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to the Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to the Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which the Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to the Mortgage Loan (the "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            The Mortgage File, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage File shall be released from escrow upon closing of the sale of the Mortgage Loan and payments of the purchase price therefor as contemplated hereby. The Mortgage File for the Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for the Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of the Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to the Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to the Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for the Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for the Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to the Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and Mortgaged Properties securing a Mortgage Loan with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender;

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents; and

            (r) With respect to each Non-Trust Serviced Pari Passu Loan, a copy of the related Other Pooling and Servicing Agreement.

            With respect to each Non-Trust Serviced Loan Pair, the preceding document delivery requirements will be met by the delivery by the Seller of copies of the documents specified above (other than the Mortgage Note (and all intervening agreements) evidencing the Pari Passu Loan, with respect to which the originals shall be required), including a copy of the related Mortgage.

            The original of each letter of credit referred to in clause (l) above shall be delivered to the Primary Servicer, the Master Servicer or the Trustee (as the case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to the Primary Servicer within 30 days of the Closing Date.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loan naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loan shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to the Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loan allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to a Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and a Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of the Mortgage Loan and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loan (the "Servicing File") shall be shipped by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph.

            Upon the sale of the Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement, the ownership of the Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of the Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loan and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loan and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loan and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loan or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loan or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loan identified on the Mortgage Loan Schedule, including the Mortgage Note, Mortgage, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loan and all distributions with respect thereto, and the Mortgage File;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Note, the Mortgage, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase the Mortgage Loan as to which the Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage File and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loan as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage File for the Mortgage Loan and its due diligence review of the Mortgage Loan. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage File for the Mortgage Loan shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loan pursuant to Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loan, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loan and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loan that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to the Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Loan and to transfer and convey the Mortgage Loan to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loan to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loan to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loan to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loan pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loan to the Purchaser.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loan and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Note.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loan, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loan nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loan, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loan or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loan.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loan and/or the related Mortgaged Property as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and
(B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) the Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or a Material Breach as contemplated above (a "Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered to the Master Servicer, (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause
(2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Defective Mortgage Loan, to the extent that the Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any Crossed Mortgage Loan, the Seller and the Purchaser hereby agree to forebear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Subject to Section 2 hereof, upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a certified copy of the Mortgage by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate of the Seller certifying that said copy is a true and correct copy of the original Mortgage executed at the closing of the Mortgage Loan; or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to the Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase the Mortgage Loan shall be subject and subordinate to the Seller's right to purchase the Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon the Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer shall not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of the Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for the Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if the Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to the Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to the Mortgage Loan, in each case without recourse, including any property acquired in respect of the Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loan shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in that certain indemnification agreement, dated June 1, 2003, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loan pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loan on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of Delaware dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Delaware law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable, assuming other than with respect to clause (vi) that the laws of such States are identical to the laws of the Commonwealth of Massachusetts.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loan by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated June 1, 2003.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, Massachusetts 02177, Attention: Barry S. Nectow, Executive Vice President (or to such other address as the Seller may designate in writing) with copies to the attention of Michael M. Epstein, Esq. and Nathaniel I. Margolis, Esq.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loan and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Note and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       JOHN HANCOCK REAL ESTATE FINANCE, INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.
                                       (formerly known as Morgan Stanley Dean
                                       Witter Capital I Inc.)



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                              JHREF LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number    Property Name
------------------------   -------------   ------------   ----------------------------------------------------------------
2                          JHREF                3212898   Federal Center Plaza

Total /Weighted Averages


Loan                                                                               Property Sub-            Cut-Off Date
Pool No.                   City                 State   Zip Code   Property Type   Type                       Balance
------------------------   ------------------   -----   --------   -------------   ----------------------   ------------
2                          Washington            DC        20024   Office          Urban                     $67,500,000

Total /Weighted Averages                                                                                     $67,500,000

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
2                                 2.0                0.0           1.0         0.0              2.8

Total /Weighted Averages

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

      (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan
Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

      (2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

      (3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

      (4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

      (5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

      (6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since April 2, 2003.

      (7) Condition of Property; Condemnation. With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Cut-Off Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Cut-Off Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

      (8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

      (9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

      (10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

      (11) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

      (12) Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act as amended (42 U.S.C.ss.ss.1251 et seq.) and any regulations promulgated pursuant thereto.

Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws or regulations.

      (13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

      (14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

      (15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

      (16) Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

      (17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (d) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either
      (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (j) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

      (18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

      (19) LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

      (20) Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

      (21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

      (22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

      (23) Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

      (24) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

      (25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

      (26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

      (27) No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

      (28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

      (29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

      (30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

      (31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

      (32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

      (33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

      (34) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

      (35) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

      (36) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

      (37) REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860G(a)(8).

      (38) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

      (39) Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

      (40) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

      (41) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

      (42) Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS

Representation No. 5 (Assignment of Leases and Rents): With respect to Loan No. 2, Federal Center Plaza, the related mortgaged property is occupied by two (2) General Services Administration leases ("GSA Leases"). Federal law prohibits the assignment of GSA Leases, but allows the assignment of the monies payable under them. Two such assignments were executed, one for each GSA lease demising the mortgaged property.

Representation No. 30 (Junior Liens): With respect to Loan No. 2, Federal Center Plaza, the related borrower is permitted to incur mezzanine financing in an amount not to exceed $10,000,000 subject to satisfaction of certain conditions including that the debt service coverage ratio for the combined payments shall not be less than 1.3:1 and the combined loan to value ratio shall not exceed 70%.

Representation No. 35 (Due on Sale): With respect to Loan No. 2, Federal Center Plaza, the related borrower is permitted to incur mezzanine financing in an amount not to exceed $10,000,000 subject to satisfaction of certain conditions including that the debt service coverage ratio for the combined payments shall not be less than 1.3:1 and the combined loan to value ratio shall not exceed 70%.

Representation No. 36 (Non-Recourse Exceptions): Loan No. 2, Federal Center Plaza does not have at least one natural person liable upon the non-recourse carve outs of the related Mortgage Loan.

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)

                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                      $74,359,880

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:           John Hancock Real Estate Finance, Inc.
               Purchaser:        Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of June 1, 2003 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this __ day of June, 2003.


SELLER:                                JOHN HANCOCK REAL ESTATE FINANCE, INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015 Horsham, Pennsylvania 19044-8015
Attention:  Managing Director Commercial Servicing Operations
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2003-IQ4

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS)
            Morgan Stanley Capital I Inc., Series 2003-IQ4

--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Managing Director Commercial Servicing Operations-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., having an address of 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS)-Morgan Stanley Capital I Inc., Series 2003-IQ4 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of June 2003.


Witnessed by:                          [MORTGAGE LOAN SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.



_______________________________________
Commission Expires:

                                  EXHIBIT K-5B

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT V-B
                            (JHREF - Oakbrook Center)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of June 1, 2003, between John Hancock Real Estate Finance, Inc. (the "Seller") and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase the Promissory Note A4 dated as of April 30, 2003 in the original principal amount of $25,000,000 made by Oakbrook Shopping Center, LLC, a Delaware limited liability company (the "Mortgagor") in favor of the Seller (the "Mortgage Note"). The Mortgage Note relates to the mortgage loan in the original principal amount of $240,000,000 made by Morgan Stanley Mortgage Capital Inc. ("MSMC") to the Mortgagor (the "Mortgage Loan") pursuant to a Loan Agreement dated as of October 1, 2002 and amended by a First Amendment to Loan Agreement dated as of November 20, 2002 and a Second Amendment to Loan Agreement dated as of April 30, 2003 (together the "Loan Agreement") and secured by, among other things, a mortgage (the "Mortgage") on the property known as Oakbrook Mall, located in Oak Brook, Illinois (the "Mortgaged Property"). The Mortgage Loan is evidenced by four separate promissory notes (designated as Note A1, Note A2, Note A3 and Note A4 (which is the Mortgage Note) in the Loan Agreement (together, the "Notes")), all of which are subject to the terms of an Intercreditor Agreement dated as of January 24, 2003, by and among MSMC in its respective capacities as holder of Note A1, Note A2 and Note A3, and supplemented by a Supplement to Intercreditor Agreement dated as of May 22, 2003 by and among the 2003-TOP9 Trustee (as defined below), as holder of Note A1, the 2003-HQ2 Trustee (as defined below), as holder of Note A2, and MSMC as holder of Note A3 and the Mortgage Note (together, the "Intercreditor Agreement"). The Mortgage Loan and each of the Notes is being serviced pursuant to a Pooling and Servicing Agreement dated as of February 1, 2003 by and among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as Master Servicer (the "2003-TOP9 Master Servicer"), ARCAP Special Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee (the "2003-TOP9 Trustee"), ABN AMRO Bank N.V., as fiscal agent and Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, pursuant to which the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-TOP9, were issued (the "2003-TOP9 Pooling and Servicing Agreement"). Note A2 is held by a trust formed pursuant to a Pooling and Servicing Agreement dated as of March 1, 2003 by and among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Special Servicer, LaSalle Bank National Association, as Trustee (the "2003-HQ2 Trustee"), ABN AMRO Bank N.V. as fiscal agent and Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, pursuant to which the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-HQ2, were issued. The Seller purchased the Mortgage Loan from MSMC pursuant to a Mortgage Loan Purchase Agreement dated as of May 23, 2003 between MSMC and the Seller (the "MSMC Mortgage Loan Purchase Agreement." Pursuant to the MSMC Mortgage Loan Purchase Agreement, MSMC executed a Representation Renewal Agreement in favor of the Seller dated the Closing Date (the "Renewal Agreement"). On the Closing Date (as defined below), the Seller will convey the Mortgage Note to the Purchaser (in such capacity, the "Depositor"), which will in turn convey the Mortgage Note to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of June 1, 2003, between the Depositor, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). In exchange for the Mortgage Note and certain other mortgage loans to be purchased by the Depositor (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            Certain Classes of the Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters"), pursuant to the Underwriting Agreement to be entered into between the Depositor and the Underwriters dated May 29, 2003, (the "Underwriting Agreement"), and certain other Classes of the Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to the Certificate Purchase Agreement between the Depositor and the Initial Purchaser dated May 29, 2003 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus as supplemented by a Prospectus Supplement (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to a Private Placement Memorandum (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase the Mortgage Note, as more fully described on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit 1. The Cut-Off Date with respect to the Mortgage Note is June 1, 2003 (provided that the scheduled payment on the Mortgage Note due in June 2003 shall be deemed to have been received as of such date). The Mortgage Note will have a principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $24,791,702. The sale of the Mortgage Note shall take place on June 5, 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Note shall equal the amount set forth on Exhibit 3 hereto. The purchase price shall be paid to the Seller by the Purchaser by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement, all of its right, title and interest in and to the Mortgage Note and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Note and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Note. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, subject to the Intercreditor Agreement and the TOP9 Pooling and Servicing Agreement, in and to the Mortgage Note as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to the Purchaser, on or prior to the Closing Date, the Mortgage Note endorsed in blank or endorsed "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee without recourse, representation or warranty." The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof. Pursuant to the Mortgage Loan Purchase Agreement between MSMC and the 2003-TOP9 Depositor dated as of January 24, 2003 (the "2003-TOP9 Mortgage Loan Purchase Agreement"), MSMC was required to deliver the Mortgage File (as defined in the 2003-TOP9 Pooling and Servicing Agreement) with respect to the Mortgage Loan to the 2003-TOP9 Trustee and pursuant to Section 2.2 of the 2003-TOP9 Pooling and Servicing Agreement, the Mortgage File with respect to the Mortgage Loan is required to be held by the 2003-TOP9 Trustee for the benefit of the holders of each of the Notes, to the extent the contents of the Mortgage File relate thereto.

            The Purchaser shall be entitled to all scheduled payments of principal due on the Mortgage Note after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Note allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Upon the sale of the Mortgage Note by the Seller to the Purchaser pursuant to this Agreement, the ownership of the Mortgage Note shall be vested in the Purchaser and its assigns and ownership of an undivided pari passu interest in the Mortgage and other documents evidencing or securing the Mortgage Loan shall be vested in the Purchaser and its assigns, together with the other holders of the Notes, and subject to the terms of the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement. Upon the sale by the Seller to the Purchaser of the Mortgage Note, the Purchaser shall own the rights of the holder of the Mortgage Note with respect to all records and documents with respect to the related Mortgage Loan and all rights of the holder of the Mortgage Note under the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement, subject to the terms of such documents, the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of the Mortgage Note from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Note and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Note and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Note and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Note or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Note or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Note, the interests of the holder of the Mortgage Note in the Mortgage and other documents relating to the Mortgage Loan, the Intercreditor Agreement and the 2003-TOP9 Pooling and Servicing Agreement, all distributions with respect to the Mortgage Note payable after the Cut-Off Date, all substitutes or replacements for the Mortgage Note and all distributions with respect thereto;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Note and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase the Mortgage Note if the Mortgage Note (endorsed as described above) is not delivered on or before the Closing Date, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the Mortgage Note on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage File and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a copy of the Mortgage File and a diskette or compact disk acceptable to the Purchaser that contains such information about the Mortgage Note and the Mortgage Loan as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the Mortgage Loan and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and copy of the Mortgage File for the Mortgage Note and Mortgage Loan and its due diligence review of the Mortgage Note. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage File for the Mortgage Note and Mortgage Loan shall not affect the right of the Purchaser to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Note pursuant to Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Note and Mortgage Loan, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loan and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Purchaser, or at the Purchaser's request, the Master Servicer, with any additional information identified by the Master Servicer as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential (and shall cause its transferees to agree to keep confidential) any information regarding the Seller and the Mortgage Loan that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser or its transferee is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser or its transferee is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser or its transferee is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser or its transferee shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser or its transferee shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to the Mortgage Note or the Mortgage Loan (as applicable) as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Note and to transfer and convey the Mortgage Note to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Note to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Note to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Note to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Note pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Note to the Purchaser.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Note and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Note.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it. The Purchaser is a Qualified Institutional Lender (as defined in the Intercreditor Agreement).

            (ii) The Purchaser has full power and authority to acquire the Mortgage Note, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Note nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Note, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Note or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Note.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) The Seller hereby assigns to the Purchaser, all of its rights and obligations under Sections 2, 4(a), 5 (including without limitation the representations and warranties referenced in such Section), 13, 14 and 16 of the MSMC Mortgage Loan Purchase Agreement and all rights and obligations of the Purchaser under the Renewal Agreement, without recourse, representation or warranty of Seller. The Seller acknowledges and agrees that such rights and obligations may be further assigned by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement, without recourse, representation or warranty of Seller. Purchaser and its successors shall look only to MSMC under the MSMC Mortgage Loan Purchase Agreement to enforce any such rights and obligations under the MSMC Mortgage Loan Purchase Agreement. It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, by way of the Purchaser's assignment of its rights hereunder to the Depositor, and the Depositor's assignment of such rights to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if (A) the Mortgage Note (endorsed as described above) is not delivered to Purchaser on or before the Closing Date, or is not properly endorsed to Purchaser by Seller, or (B) there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Note or the Mortgage Loan as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the Mortgage Note, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Note and (B) the Mortgage Note is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan, as such terms are defined in the 2003-TOP9 Pooling and Servicing Agreement (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause
(i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other party and the Master Servicer and the Special Servicer. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect,
(x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the 2003-TOP9 Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to
Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Note or REO Mortgage Note from the Purchaser or its assignee at the Purchase Price (as defined in the Pooling and Servicing Agreement), or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse the Mortgage Note or REO Mortgage Note with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Note to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement. "REO Mortgage Note" means the Mortgage Note if the Mortgage Loan has become an REO Mortgage Loan (as defined in the 2003-TOP9 Pooling and Servicing Agreement).

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property (as defined in the 2003-TOP9 Pooling and Servicing Agreement) or Mortgage Note) shall not prejudice any claim against the Seller for repurchase of the Mortgage Note. In such an event, the Master Servicer, or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Mortgage Note at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Mortgage Note and if a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the Mortgage Note or REO Mortgage Note or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon the liquidation of the REO Mortgage Note or REO Property (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto. Upon any repurchase of the REO Mortgage Note by the Seller, the Seller shall be entitled to the rights of the holder of the REO Mortgage Note with respect to the REO Property. The Seller shall have no liability for a Material Document Defect or Material Breach (each as defined in the MSMC Mortgage Loan Purchase Agreement) of MSMC pursuant to the MSMC Mortgage Loan Purchase Agreement.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace the defective Mortgage Note constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of the Mortgage Note; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement or the rights or remedies under the MSMC Mortgage Loan Purchase Agreement or Renewal Agreement assigned hereby to the Purchaser by the Seller.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and each of the Trustee and the Master Servicer shall give prompt written notice to the Seller in the event that it receives notice or has actual knowledge that the Mortgage Note has become a Specially Serviced Mortgage Loan (as defined in the 2003-TOP9 Pooling and Servicing Agreement).

            (d) If the Seller repurchases the Mortgage Note pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller the Mortgage Note, duly endorsed to the Seller in the manner such that the Seller shall be vested with legal and beneficial title to the Mortgage Note, without recourse, including any property acquired in respect of the Mortgage Note or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Note shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (g) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (h) The Seller shall have received the purchase price for the Mortgage Note pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Note on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of Delaware dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Delaware law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable, assuming other than with respect to clause (vi) that the laws of such States are identical to the laws of the Commonwealth of Massachusetts.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Note by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) Originals of the documents delivered to the Seller by MSMC pursuant to Sections 7(a), 9(a), 9(e), 9(g) and 9(h) of the MSMC Mortgage Loan Purchase Agreement, and originals of the documents delivered by the Seller to MSMC pursuant to Section 7(f) and 7(m) of the MSMC Mortgage Loan Purchase Agreement. Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (i) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (j) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (k) An executed Bill of Sale.

            Section 8. [Intentionally Left Blank.]

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Seller, addressed to John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, MA 02117, Attention: Barry S. Nectow, Executive Vice President, with copies to the attention of Michael M. Epstein, Esq. and Nathaniel I. Margolis, Esq., John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, MA 02117 (or such other address as may hereafter be furnished in writing by the Seller), or (ii) if to the Purchaser, addressed to the Purchaser at Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to Michelle Wilke, Esq. at the same address (or such other address as may hereafter be furnished in writing by the Purchaser).

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Note and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Note and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a), 5, 11 and 12 hereof and this Section 14 hereof may be assigned by it to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       JOHN HANCOCK REAL ESTATE FINANCE, INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE


MSCI 2003-IQ4
Comforted Accounting Tape

                  Cross Collateralized/Cross defaulted
                  single note/multiple property



-------------------------------------------------------------------------------------------------------------------------------
                  Mortgage Loan
Loan Pool No.        Seller         Loan Number      Property Name          City         State     Zip Code     Property Type
-------------------------------------------------------------------------------------------------------------------------------
5                   JHREF               3           Oakbrook Center        Oak Brook      IL        60523          Retail




(TABLE CONTINUED)
---------------------------------------------------------------------------------------------------------------------------------

Property                 Cut-Off                           Master Servicing     Primary       Sub-servicing        Primary
Sub-Type              Date Balance          Master Fee        Excess Fee          Fee              Fee         Excess Servicing
--------------------------------------------------------------------------------------------------------------------------------
Anchored              $24,791,702              2.0               0.0              1.0              0.0               0.0

Total/
Weighted Averages     $24,791,702

                                    EXHIBIT 2

                         REPRESENTATIONS AND WARRANTIES
                             REGARDING MORTGAGE LOAN

      (1) Immediately prior to the transfer to the Purchaser of the Mortgage Note, the Seller had good title to, and was the sole owner of, the Mortgage Note. The Seller has full right, power and authority to transfer and assign the Mortgage Note to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Note free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances other than those created by the Intercreditor Agreement and 2003-TOP9 Pooling and Servicing Agreement. The sale of the Mortgage Note to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Note to the Purchaser or to the Trustee, other than the Intercreditor Agreement (as to which the Purchaser has represented to the Seller that it is in compliance with such restrictions).

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                         $27,311,229

                                   EXHIBIT K-6

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VI
                                     (MONY)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of June 1, 2003, between MONY Life Insurance Company (the "Seller"), and Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2003, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated May 29, 2003 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated May 29, 2003 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated May 19, 2003, as supplemented by a Prospectus Supplement dated May 29, 2003 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated May 29, 2003 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of June 2003. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $727,767,609. The sale of the Mortgage Loans shall take place on June 5, 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on
Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated June 1, 2003, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer and the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if a Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and Mortgaged Properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loan after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this
Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney client privileged communications, internal correspondence or credit analysis. Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. All of the foregoing items shall be delivered no later than 75 days following the Closing Date.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a life insurance company organized and in good standing under the laws of the State of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated June 1, 2003, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure periods), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other parties in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day limit will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a true and correct copy of the Mortgage together with an Officer's Certificate or certification as required by Section 2(b); or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)). The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to, or direct the Seller to, cause to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Mortgage Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph with respect to the purchase of such Mortgage Loan or REO Property to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 42 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 40 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated June 1, 2003.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at MONY Life Insurance Company, 10475 Park Meadows Drive, Suite 500, Littleton, CO 80124, Attention: Mortgage Administration (or to such other address as the Seller may designate in writing) with copies to the attention of Law Department
- Real Estate Section.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       MONY LIFE INSURANCE COMPANY



                                       By:  MONY Realty Capital, Inc.,
                                            its authorized representative


                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.

                                       (formerly known as Morgan Stanley Dean
                                       Witter Capital I Inc.)



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number    Property Name
------------------------   -------------   ------------   ----------------------------------------------------------------
25                         MONY              101173-1     JAC Products
26                         MONY              101173-2     JAC Products
29                         MONY              101180       University Towne Center
34                         MONY              101138       West Oak Business Park
41                         MONY              101171       Northpoint Business Park
43                         MONY              101123A      Berkeley Gwinnett Business Park (Buford Building)
44                         MONY              101123B      Berkeley Gwinnett Business Park (Berkeley Building)
54                         MONY              101110       Encore Productions Building
60                         MONY              900397       Chelsea Court Apartments
65                         MONY              101140       Walgreens - Huntington
66                         MONY              101143       Walgreens - Rowlett
67                         MONY              101079       93 Entin Road
69                         MONY              101106       The 620 Building
73                         MONY              101094       La Palma Industrial
79                         MONY              101119       Buffalo Grove
93                         MONY              101144       Walgreens - Kenosha
105                        MONY              101080       380 Allwood Road

Total /Weighted Averages


Loan                                                                               Property Sub-            Cut-Off Date
Pool No.                   City                 State   Zip Code   Property Type   Type                       Balance
------------------------   ------------------   -----   --------   -------------   ----------------------   ------------
25                         Saline                MI        48176   Industrial      Light Industrial           $7,760,635
26                         Saline                MI        48176   Industrial      Light Industrial             $728,727
29                         Littleton             CO        80122   Retail          Anchored                   $8,246,911
34                         Marietta              GA        30062   Industrial      Light Industrial           $6,034,462
41                         Acworth               GA        30102   Industrial      Warehouse                  $4,458,156
43                         Duluth                GA        30096   Industrial      Flex Industrial            $2,508,580
44                         Duluth                GA        30096   Industrial      Flex Industrial            $1,917,341
54                         Las Vegas             NV        89118   Industrial      Flex Industrial            $3,734,481
60                         Los Angeles           CA        90004   Multifamily     High Rise Apartments       $3,479,627
65                         Huntington Station    NY        11746   Retail          Free Standing              $3,316,185
66                         Rowlett               TX        75088   Retail          Free Standing              $3,281,446
67                         Clifton               NJ        07014   Industrial      Warehouse                  $3,274,735
69                         Portland              OR        97204   Office          Urban                      $3,064,274
73                         Anaheim               CA        92807   Industrial      Light Industrial           $2,923,354
79                         Buffalo Grove         IL        60089   Office          Suburban                   $2,775,708
93                         Kenosha               WI        53142   Retail          Free Standing              $1,920,284
105                        Clifton               NJ        07012   Industrial      Warehouse                  $1,403,426

Total /Weighted Averages                                                                                     $60,828,334

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
25                                2.0                1.0           1.0         0.0             11.0
26                                2.0                1.0           1.0         0.0             11.0
29                                2.0                1.0           1.0         0.0             11.0
34                                2.0                1.0           1.0         0.0             11.0
41                                2.0                1.0           1.0         0.0             11.0
43                                2.0                1.0           1.0         0.0             11.0
44                                2.0                1.0           1.0         0.0             11.0
54                                2.0                1.0           1.0         0.0             11.0
60                                2.0                1.0           1.0         0.0             11.0
65                                2.0                1.0           1.0         0.0             11.0
66                                2.0                1.0           1.0         0.0             11.0
67                                2.0                1.0           1.0         0.0             11.0
69                                2.0                1.0           1.0         0.0             11.0
73                                2.0                1.0           1.0         0.0             11.0
79                                2.0                1.0           1.0         0.0             11.0
93                                2.0                1.0           1.0         0.0             11.0
105                               2.0                1.0           1.0         0.0             11.0

Total /Weighted Averages

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the mortgage loans have been modified since April 2, 2003.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after December 1, 2001, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to December 1, 2001 and with respect to the Mortgaged Properties relating to Loan #76 [Walgreens - Huntington], Loan #78 [Walgreens - Rowlett] and Loan #108 [Walgreens - Kenosha], which were inspected by Seller in connection with Seller's purchase of the respective Mortgage Loan, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after December 1, 2001, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to December 1, 2001, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (d) In the case of each Mortgage Loan set forth on Schedule 1 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (with respect to the Mortgage Loans set forth on Schedule 2 attached hereto), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and (c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.8606-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents with respect to each Mortgage Loan require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16, 17, 18, 22 and 30 of this
Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Except as set forth on Schedule 3 attached hereto, either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Prepayment Penalties. Each prepayment penalty or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            40. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            41. Single Purpose Entity. The Mortgagor on each Mortgage Loan listed on Schedule 4 attached hereto, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            42. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            43. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            44. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS

Rep No 7: Except Loan #76 [Walgreens - Huntington], Loan #78 [Walgreens - Rowlett] and Loan #108 [Walgreens - Kenosha], which were inspected by Seller in connection with Seller's purchase of the respective Mortgage Loan.

Rep No 12: Except Loan #37 [University Towne Center]. PERC had been released by a prior dry cleaning tenant at the Mortgaged Property. An indemnity from Seller or an affiliate of Seller covering the costs of remediation runs to the owner of the Mortgaged Property until such time as the applicable state environmental agency issues a letter that no further action is required with respect to such PERC release.

Rep No 28: Except Loan #76 [Walgreens - Huntington], Loan #78 [Walgreens - Rowlett] and Loan #108 [Walgreens - Kenosha], which were inspected by Seller in connection with Seller's purchase of the respective Mortgage Loan.

Rep No 41: Except Loans # 33-34 [JAC Products], Loan #37 [Univ Towne Center], Loan #42 [West Oak], Loan # 49 [Northpoint], Loan #51 [Berkeley], Loan #64 [Encore], Loan #77 [Entin Road], Loan #80 [620 Building], Loan #84 [La Palma], Loan #90 [Buffalo Grove] and Loan #121 [Allwood] do not contain Single Purpose Entity requirements in the applicable loan documents.

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)

                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                      $72,066,388

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:           MONY Life Insurance Company
               Purchaser:        Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of June 1, 2003 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this __ day of June, 2003.


SELLER:                                MONY LIFE INSURANCE COMPANY



                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015
Horsham, Pennsylvania 19044-8015
Attention:  Managing Director Commercial Servicing Operations
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2003-IQ4

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS)
            Morgan Stanley Capital I Inc., Series 2003-IQ4

--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Managing Director Commercial Servicing Operations-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., having an address of 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS)-Morgan Stanley Capital I Inc., Series 2003-IQ4 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of June 2003.


Witnessed by:                          [MORTGAGE LOAN SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.



_______________________________________
Commission Expires:

                                   EXHIBIT K-7

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VIII
                                     (TIAA)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of June 1, 2003, between Teachers Insurance and Annuity Association of America (the "Seller"), and Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2003, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated May 29, 2003 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated May 29, 2003 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated May 19, 2003, as supplemented by a Prospectus Supplement dated May 29, 2003 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated May 29, 2003 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of June 2003. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $727,767,609. The sale of the Mortgage Loans shall take place on June 5, 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on
Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated June 1, 2003, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer and the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if a Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and Mortgaged Properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loan after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this
Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney client privileged communications, internal correspondence or credit analysis. Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. All of the foregoing items shall be delivered no later than 75 days following the Closing Date.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a non-profit legal reserve life insurance company organized and in good standing under the laws of the State of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated June 1, 2003, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure periods), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other parties in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day limit will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a true and correct copy of the Mortgage together with an Officer's Certificate or certification as required by Section 2(b); or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)). The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to, or direct the Seller to, cause to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Mortgage Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph with respect to the purchase of such Mortgage Loan or REO Property to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 42 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 40 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated June 1, 2003.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10018, Attention: Associate Director CMBS Marketing (or to such other address as the Seller may designate in writing) with copies to the V.P. Mortgage and Real Estate Law.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.

                                       (formerly known as Morgan Stanley Dean
                                       Witter Capital I Inc.)



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number   Property Name             City          State   Zip Code
------------------------   -------------   -----------   -----------------------   -----------   -----   --------
8                          TIAA                 528500   The Laurels Apartments    Gainesville    FL        32608
20                         TIAA                 513600   Morningside Marketplace   Fontana        CA        92336
21                         TIAA                 515800   Toringdon One             Charlotte      NC        28226
30                         TIAA                 535700   Pinehurst Building        Minneapolis    MN        55410
32                         TIAA                 537800   Sound View Apartments     Seattle        WA        98116
33                         TIAA                 534100   Center Point II           El Cajon       CA        92020

Total /Weighted Averages


Loan                                       Property Sub-                             Cut-Off Date
Pool No.                   Property Type   Type                   Original Balance     Balance
------------------------   -------------   --------------------   ----------------   ------------
8                          Multifamily     Garden                      $16,500,000    $16,431,849
20                         Retail          Anchored                    $10,700,000    $10,582,583
21                         Office          Suburban                    $10,630,000    $10,566,176
30                         Mixed Use       Office/Retail                $8,000,000     $7,940,921
32                         Multifamily     High Rise Apartments         $7,300,000     $7,262,314
33                         Industrial      Flex Industrial              $7,300,000     $7,233,057

Total /Weighted Averages                                               $60,430,000    $60,016,901

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
8                                 2.0                1.0           3.0         5.0              0.0
20                                2.0                1.0           3.0         5.0              0.0
21                                2.0                1.0           3.0         5.0              0.0
30                                2.0                1.0           3.0         5.0              0.0
32                                2.0                1.0           3.0         5.0              0.0
33                                2.0                1.0           3.0         5.0              0.0

Total /Weighted Averages

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the mortgage loans have been modified since April 2, 2003.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after December 1, 2001, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to December 1, 2001, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after December 1, 2001, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to December 1, 2001, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (d) In the case of each Mortgage Loan set forth on Schedule 1 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (with respect to the Mortgage Loans set forth on Schedule 2 attached hereto), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and (c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.8606-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents with respect to each Mortgage Loan require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16, 17, 18, 22 and 30 of this
Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Except as set forth on Schedule 3 attached hereto, either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Prepayment Penalties. Each prepayment penalty or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            40. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            41. Single Purpose Entity. The Mortgagor on each Mortgage Loan listed on Schedule 4 attached hereto, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            42. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            43. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            44. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS

                                      NONE

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)

                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                      $68,939,595

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:     Teachers Insurance and Annuity Association of America
               Purchaser:  Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of June 1, 2003 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of June, 2003.


SELLER:                                TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA



                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015 Horsham, Pennsylvania 19044-8015
Attention:  Managing Director Commercial Servicing Operations
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2003-IQ4

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS)
            Morgan Stanley Capital I Inc., Series 2003-IQ4

--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Managing Director Commercial Servicing Operations-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., having an address of 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS)-Morgan Stanley Capital I Inc., Series 2003-IQ4 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of June 2003.


Witnessed by:                          [MORTGAGE LOAN SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.



_______________________________________
Commission Expires:

                                   EXHIBIT K-8

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VIII
                              ((CMS) Philadelphia)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of June 1, 2003, between CIGNA Mortgage Securities Philadelphia, LLC (the "Seller"), and Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain portion of the mortgage loan listed on Exhibit 1 hereto (the "Mortgage Loan") as described herein. The Purchaser will convey the Mortgage Loan to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2003, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). In exchange for the Mortgage Loan and certain other mortgage loans to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated May 29, 2003 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated May 29, 2003 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated May 19, 2003, as supplemented by a Prospectus Supplement dated May 29, 2003 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class MM-A, Class MM-B, Class TN-A, Class TN-B, Class TN-C, Class TN-D, Class TN-E, Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated May 29, 2003 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loan identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loan accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to the Mortgage Loan is such Mortgage Loan's Due Date in the month of June 2003. The Mortgage Loan will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $58,500,000. The sale of the Mortgage Loan shall take place on June 5, 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loan shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loan and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loan and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loan. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated June 1, 2003, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loan identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for the Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer or the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to the Mortgage Loan (the "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            The Mortgage File, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage File shall be released from escrow upon closing of the sale of the Mortgage Loan and payments of the purchase price therefor as contemplated hereby. The Mortgage File for the Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for the Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "Wells Fargo Bank Minnesota, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and Mortgaged Properties securing the Mortgage Loan with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            The original of each letter of credit referred to in clause (l) above shall be delivered to the Primary Servicer, the Master Servicer or the Trustee (as the case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to the Primary Servicer within 30 days of the Closing Date.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loan naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loan shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loan allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or with respect to the 55 East Monroe Mortgage Loan on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of 55 East Monroe Mortgage Loan and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the 55 East Monroe Mortgage Loan (the "Servicing File") shall be shipped by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph.

            Upon the sale of the Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of the Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loan and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loan and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loan and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loan or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loan or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loan identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loan and all distributions with respect thereto, and the Mortgage File;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage File and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loan as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage File for the Mortgage Loan and its due diligence review of the Mortgage Loan. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage File for the Mortgage Loan shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loan pursuant to Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loan, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loan and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loan that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to the Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a limited liability company in good standing under the laws of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Loan and to transfer and convey the Mortgage Loan to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loan to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loan to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loan to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loan pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loan to the Purchaser.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loan and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loan, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loan nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loan, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loan or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loan.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loan and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and
(B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a certified copy of the Mortgage by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate of the Seller certifying that said copy is a true and correct copy of the original Mortgage executed at the closing of the Mortgage Loan; or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with a liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loan shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in that certain indemnification agreement, dated June 1, 2003, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loan pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loan on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and Limited Liability Company Operating Agreement.

            (d) A certificate of existence for the Seller from the Secretary of State of Delaware dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Delaware law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loan by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated June 1, 2003.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to Seller, addressed to CIGNA Mortgage Securities Philadelphia, LLC, 280 Trumbull Street, Routing H 11-G, Hartford, Connecticut 06103, Attention: Susan B. Hoffnagle, Esq., with a copy to Thomas J. Podgorski (or to such other address as Seller may designate in writing).

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loan and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.


            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       CIGNA MORTGAGE SECURITIES
                                       PHILADELPHIA, LLC



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.

                                       (formerly known as Morgan Stanley Dean
                                       Witter Capital I Inc.)



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number    Property Name
------------------------   -------------   ------------   ----------------------------------------------------------------
3                          CIGNA               30228198   55 East Monroe

Total /Weighted Averages


Loan                                                                               Property Sub-            Cut-Off Date
Pool No.                   City                 State   Zip Code   Property Type   Type                       Balance
------------------------   ------------------   -----   --------   -------------   ----------------------   ------------
3                          Chicago               IL        60610   Office          Urban                     $58,500,000

Total /Weighted Averages                                                                                     $58,500,000

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
3                                 2.0                1.0           1.0         0.0              0.5

Total /Weighted Averages

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

      (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan
Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

      (2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

      (3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

      (4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

      (5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

      (6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since April 2, 2003.

      (7) Condition of Property; Condemnation. With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

      (8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

      (9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

      (10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

      (11) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

      (12) Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution ------- Control Act as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act as amended (42 U.S.C.ss.ss.1251 et seq.) and any regulations promulgated pursuant thereto.

Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws or regulations.

      (13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

      (14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

      (15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

      (16) Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

      (17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (d) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either
      (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (j) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

      (18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

      (19) LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

      (20) Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

      (21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

      (22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

      (23) Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

      (24) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

      (25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

      (26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

      (27) No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

      (28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

      (29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

      (30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

      (31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

      (32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

      (33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

      (34) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

      (35) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

      (36) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

      (37) REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860(a)(8).

      (38) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

      (39) Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

      (40) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

      (41) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

      (42) Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A

                 EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS

Rep. No.             (i)   Explanation
--------------------------------------------------------------------------------
2. Whole loan;       The Mortgage Loan is not a whole loan.  The
     Ownership of    Mortgage Loan is evidenced by only one (1) of
     Mortgage Loans  three (3) promissory notes issued by the Borrower, which are all secured by the Mortgage.
--------------------------------------------------------------------------------
4. Lien; Valid       In addition to the Mortgage Loan, the Mortgaged
     Assignment      Property also secures the Borrower's obligations
                     under two (2) promissory notes which are not being
                     sold pursuant to this Agreement (the
                     "Non-Securitized Notes").  A separate mezzanine
                     loan to the Borrower's equity owners is secured by
                     equity interests in Borrower and Borrower's
                     general partner.
--------------------------------------------------------------------------------
4. Lien; Valid       The property is not operated as a hotel or an
     Assignment      assisted living facility.
--------------------------------------------------------------------------------
6. Mortgage Status;  No material terms of the Mortgage Note have been
     Waivers and     altered or modified in any respect.
     Modifications
                     The Mortgage Note is one of two (2) pari passu
                     notes in equal principal amounts that were created
                     by severing a single promissory note ("Promissory
                     Note (A)").  The original Promissory Note (A) was
                     replaced with a replacement promissory note prior
                     to being severed.
--------------------------------------------------------------------------------
6. Mortgage Status;  Borrower is currently pursuing an amendment to
     Waivers and     Borrower's ground lease with Cole Taylor Bank
     Modifications   (successor to Harris Trust & Savings Bank) dated
                     October 2, 1950 (the "Harris Trust Ground
                     Lease").  Such amendment, if executed, would
                     relate to (a) the disbursal of the proceeds of any
                     rent loss insurance policy or policies, (b) the
                     disbursal of any property casualty insurance
                     proceeds, and (c) the appointment of any successor
                     trustee under the Harris Trust Ground Lease.
--------------------------------------------------------------------------------
7. Condition of      To Seller's knowledge (except as may be disclosed
     Property        on surveys and/or in title insurance obtained in
                     connection with the origination of the Mortgage
                     Loan), as of the date of the origination of the
                     Mortgage Loan, all of the material improvements on
                     the related Mortgaged Property that were
                     considered in determining the appraised value of
                     the Mortgaged Property lay wholly within the
                     boundaries and building restriction lines of such
                     property, except for encroachments that are
                     insured against by the lender's Title Policy
                     referred to herein or that do not materially and
                     adversely affect the value or marketability of
                     such Mortgaged Property, and no improvements on
                     adjoining properties materially encroached upon
                     such Mortgaged Property so as to materially and
                     adversely affect the value or marketability of
                     such Mortgaged Property, except those
                     encroachments that are insured against by the
                     Title Policy referred to herein.
--------------------------------------------------------------------------------
12(ii).              The Mortgaged Property was the subject of an
     Environmental   environmental site assessment meeting ASTM
     Conditions      Standards after the first day of the month that is
                     18 months prior to the Closing Date.
--------------------------------------------------------------------------------
13. Loan Document    The Mortgage Note, Mortgage and each other
     Status          agreement that evidences or secures such Mortgage
                     Loan and was executed by or on behalf of the
                     related Mortgagor is the legal, valid and binding
                     obligation of the maker thereof (subject to any
                     non-recourse provisions contained in any of the
                     foregoing agreements and any applicable state
                     anti-deficiency or market value limit deficiency
                     legislation), enforceable in accordance with its
                     terms, except as such enforcement may be limited
                     by bankruptcy, insolvency, reorganization or other
                     similar laws, rules or regulations affecting the
                     enforcement of creditors' rights generally, and by
                     general principles of equity (regardless of
                     whether such enforcement is considered in a
                     proceeding in equity or at law) and, to Seller's
                     knowledge, there is no valid defense, counterclaim
                     or right of offset or rescission available to the
                     related Mortgagor with respect to such Mortgage
                     Note, Mortgage or other agreement.
--------------------------------------------------------------------------------
14.  Insurance       With respect to the Mortgaged Property that is the
                     subject of the Harris Trust Ground Lease, the
                     mortgagee is not a named loss payee in the case of
                     property insurance policies.  An insurance trustee
                     under the Harris Trust Ground Lease is the named
                     loss payee for losses in excess of $200,000.  If
                     the proceeds of any property insurance policy or
                     policies covering the property subject to the
                     Harris Trust Ground Lease are insufficient to
                     repair or restore the Mortgaged Property, the
                     lessor under the Harris Trust Ground Lease may
                     terminate the Harris Trust Ground Lease and the
                     proceeds of any property insurance policy or
                     policies shall be distributed ratably.
--------------------------------------------------------------------------------
14. Insurance        Borrower's "All-Risk" insurance coverage contains
                     an exclusion for terrorism.  Borrower maintains a
                     separate, stand-alone policy covering acts of
                     terrorism, which, in addition to covering the
                     Mortgaged Property, also provides coverage for
                     other Borrower-owned properties.  As such, the
                     amount of coverage available for the Mortgaged
                     Property is subject to amounts disbursed to cover
                     losses to other properties insured under the same
                     policy.
--------------------------------------------------------------------------------
14. Insurance        The Mortgaged Property is not located in a Zone 3
                     or Zone 4 seismic zone.
--------------------------------------------------------------------------------
17(f). Leasehold     Under the Harris Trust Ground Lease, a mortgagee
     Estate          is permitted an additional thirty (30) days beyond
                     the expiration of Borrower's grace period (thirty
                     (30) days after written notice from Landlord of a
                     non-monetary default, fifteen (15) days after
                     written notice from Landlord of a monetary
                     default) to cure any default under the Harris
                     Trust Ground Lease, which is curable after the
                     receipt of notice of such default, before the
                     lessor may terminate the Harris Trust Ground Lease.
--------------------------------------------------------------------------------
17(f). Leasehold     Under Borrower's ground lease with The Baptist
     Estate          Theological Union, as lessor, dated May 4, 1966
                     (the "Baptist Theological Union Ground Lease"), a
                     mortgagee is permitted thirty (30) days from the
                     date of the giving of notice of a default to cure
                     any default under the Baptist Theological Union
                     Ground Lease, before the lessor may terminate the
                     Baptist Theological Union Ground Lease.
--------------------------------------------------------------------------------
17(h). Leasehold     As noted above (Insurance), under the Harris Trust
     Estate          Ground Lease, any related insurance proceeds or
                     condemnation award awarded to the Borrower in
                     excess of $200,000 shall be paid to and disbursed
                     by the insurance trustee under the Harris Trust
                     Ground Lease.
--------------------------------------------------------------------------------
24.  Cross-          The Mortgage Loan is cross-collateralized with the
      collateral     Non-Securitized Notes.
--------------------------------------------------------------------------------
30. Junior Liens     The Mortgage encumbering the Mortgaged Property,
                     in addition to securing the Borrower's obligations
                     under the Mortgage Note, also secures Borrower's
                     obligations under the Non-Securitized Notes .
--------------------------------------------------------------------------------
35. Due on Sale      Upon Borrower's satisfaction of certain conditions
                     precedent (but without the prior written consent
                     of the holder of the Mortgage), the Mortgage Loan
                     provides a mechanism for the following: (a) a
                     one-time sale or transfer of its entire right,
                     title and interest in and to the Mortgaged
                     Property to a non-affiliate, (b) the transfer of
                     its entire right, title and interest in and to the
                     Mortgaged Property to an affiliate, and (c) the
                     transfer or issuance of any direct or indirect
                     equity interest in Borrower or its affiliate, the
                     borrower under a mezzanine loan relating to the
                     Mortgaged Property.
--------------------------------------------------------------------------------
36. Non-Recourse     The Mortgage Loan does not have a natural person
     Exceptions      liable for any of the recourse carve-outs.
--------------------------------------------------------------------------------

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)

                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                      $63,174,032

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:     CIGNA Mortgage Securities Philadelphia, LLC

               Purchaser:  Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of June 1, 2003 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of June, 2003.


SELLER:                                CIGNA MORTGAGE SECURITIES
                                       PHILADELPHIA, LLC



                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015 Horsham, Pennsylvania 19044-8015
Attention:  Managing Director Commercial Servicing Operations
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2003-IQ4

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS)
            Morgan Stanley Capital I Inc., Series 2003-IQ4

--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Managing Director Commercial Servicing Operations-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., having an address of 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS)-Morgan Stanley Capital I Inc., Series 2003-IQ4 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of June 2003.


Witnessed by:                          [MORTGAGE LOAN SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.

_______________________________________
Commission Expires:

                                    EXHIBIT L

                           FORM OF INSPECTION REPORT

[MBA       Mortgage Bankers             Loan Number:     _______________________
LOGO](R)   Association of America       Investor Number: _______________________
                                        Reviewed By:     _______________________
Standard Inspection Form                Property Type:   _______________________

                                                                     Page 1 of 3
================================================================================

I.    Loan/ Inspection Information

Servicer Name:     _______________      Overall Property Rating: _______________
Lender/Investor    _______________      Deferred Maintenance?    _______________
Borrower:          _______________      Date of Inspection:      _______________
Property Name:     _______________      Inspected By:            _______________
Property Address:  _______________      Inspector Name:          _______________
City, State, Zip:  _______________      Rent Roll Attached?      _______________
Borrower Contact:  _______________
Contact Phone:     _______________      Loan Balance:            _______________

II.   Market Data

Area:                     ___________   Development:       _____________________
Growth Rate:              ___________   Present Use - %:   Single Family   _____
Change in Current Use:    ___________                      2-4 Family      _____
New Construction:         ___________                      Apartment       _____
Area Trends Appear to be: ___________                      Commercial      _____
Major Competition:        ___________                      Industrial      _____
                          ___________                      Undeveloped     _____

Describe Surrounding Area and Land Use:

--------------------------------------------------------------------------------

Describe the Subject's Competition in the Marketplace:

--------------------------------------------------------------------------------

Site Data

Please answer each question using Above Average, Average, or Below Average ratings

Street Appeal         ________       Access to Major Arteries:          ________
Visibility:           ________       Access to Local Amenities:         ________
Ingress and Egress:   ________       Access to Public Transportation:   ________
Traffic Volume        ________       Compatibility with Neighborhood:   ________

III.  Management Information

Management Company Name:   ______________________________   Phone Number:  _____
Site Contact:              ______________________________
Is Management Affiliated with Borrower:          ________
Frequency Property Manager visits the property?  ________
Management of the Property Appears to be:        ________

--------------------------------------------------------------------------------

================================================================================

[MBA       Mortgage Bankers             Loan Number:     0______________________
LOGO](R)   Association of America       Investor Number: 0______________________
                                        Reviewed By:     0______________________
Standard Inspection Form                Property Type:   0______________________

                                                                     Page 2 of 3
================================================================================

IV.   Property Information

Number of Buildings:      _____________   Square Feet:              ____________
Number of Units:          _____________   Number of Units Occupied: ____________
Number of Floors:         _____________   Percent Occupied:         ____________
Number of Parking Spaces: _____________   Owner Occupied:           ____________
Number of Elevators:      _____________

Occupancy Data

[_]   Office/Retail/Industrial

Five Largest Commercial Tenants Expiration Sq. Ft. %NRA Annual Rent Rent/Sq. Ft.
_______________________________ __________ _______ ____ ___________ ____________
_______________________________ __________ _______ ____ ___________ ____________
_______________________________ __________ _______ ____ ___________ ____________
_______________________________ __________ _______ ____ ___________ ____________
_______________________________ __________ _______ ____ ___________ ____________

[_]   Multifamily/Hospitality/Healthcare/Mobile

Unit Type       # of Units      Avg. Sq.Ft./Unit      Monthly Rent      # Vacant
_________       __________      ________________      ____________      ________
_________       __________      ________________      ____________      ________
_________       __________      ________________      ____________      ________
_________       __________      ________________      ____________      ________
_________       __________      ________________      ____________      ________

Amenities

1 ______________________    6 ______________________   11 ______________________
2 ______________________    7 ______________________   12 ______________________
3 ______________________    8 ______________________   13 ______________________
4 ______________________    9 ______________________   14 ______________________
5 ______________________   10 ______________________   15 ______________________

Improvements

Describe in detail what Repairs, Replacements or Improvements have been or will be made this year.

--------------------------------------------------------------------------------

Describe in detail what Repairs, Replacements or Improvements have been planned for the next 1-2 years.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

[MBA       Mortgage Bankers             Loan Number:     0______________________
LOGO](R)   Association of America       Investor Number: 0______________________
                                        Reviewed By:     0______________________
Standard Inspection Form                Property Type:   0______________________

                                                                     Page 3 of 3
================================================================================

V.    Property Condition

Please answer each question using Excellent, Good, Fair, Poor, Not Accessible, Not Inspected, or N/A ratings

Exterior                                  Interior

Ingress/Egress              __________    Lobbies                     __________
Parking Lot                 __________    Hallways                    __________
Striping                    __________    Stairways                   __________
Drainage                    __________    Interior Walls              __________
Retaining Walls             __________    Painting/Wallcover          __________
Sidewalks                   __________    Flooring/Carpets/Tiles      __________
Landscaping                 __________    Ceilings                    __________
Signage                     __________    Interior Doors              __________
Site Lighting               __________    Windows                     __________
Roof Condition              __________    Kitchens                    __________
Flashing/Eaves/Ventilators  __________    Appliances                  __________
Gutters/Downspouts          __________    Fixtures                    __________
Foundations                 __________    Cabinets                    __________
Stairs/Railings             __________    Plumbing/Bathrooms          __________
Glazing/Windows             __________    Electrical                  __________
Storefronts                 __________    Lighting                    __________
Exterior Doors              __________    HVAC System                 __________
Amenities                   __________    Basement                    __________
Loading Docks               __________    Mechanical Rooms            __________
Paint                       __________    Boilers/Water Heaters       __________
Siding/Trim                 __________    Laundry Rooms               __________
Balconies                   __________    Elevators/Escalators        __________
Security                    __________    Sprinklers/Fire Protection  __________
Refuse/Disposal             __________    Amenities                   __________
Other 1 __________________  __________    Other 1 __________________  __________
Other 2 __________________  __________    Other 2 __________________  __________

Deferred Maintenance

Describe any deferred maintenance observed. Please also include comments for fair or poor item noted above, as well as any health & safety concerns.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Attach a minimum of eight photographs including both exterior and interior shots
================================================================================

                                    EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDER REPORT

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                            DISTRIBUTION DATE STATEMENT

                                                 TABLE OF CONTENTS

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------

Certificate Distribution Detail                                              2
Certificate Factor Detail                                                    3
Reconciliation Detail                                                        4
Other Required Information                                                   5
Cash Reconciliation Detail                                                   6
Ratings Detail                                                               7
Current Mortgage Loan and Property Stratification Tables                  8 - 10
Mortgage Loan Detail                                                        11
Principal Prepayment Detail                                                 12
Historical Detail                                                           13
Delinquency Loan Detail                                                     14
Specially Serviced Loan Detail                                           15 - 16
Modified Loan Detail                                                        17
Liquidated Loan Detail                                                      18

                                    DEPOSITOR

                    Morgan Stanley Capital I Inc.
                    1585 Broadway
                    New York, NY  10036

                    Contact:      General Information Number
                    Phone Number: (212) 761-4700

                                MASTER SERVICER

                    GMAC Commercial Mortgage Corporation
                    200 Witmer Road
                    Horsham, PA 19044-8015

                    Contact:      Darri Cunningham
                    Phone Number: (215) 328-1784

                                SPECIAL SERVICER

                    Midland Loan Services, Inc.
                    10851 Mastin Street, Suite 700
                    Overland Park, KS 66210

                    Contact:      Bred Hauger
                    Phone Number: (913) 253-9000

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                         CERTIFICATE DISTRIBUTION DETAIL



                        Pass-
                      Through     Original   Beginning    Principal       Interest
  Class     CUSIP       Rate      Balance     Balance    Distribution   Distribution
---------   -----     --------    --------   ---------   ------------   ------------
   A-1                0.000000%     0.00        0.00         0.00           0.00
   A-2                0.000000%     0.00        0.00         0.00           0.00
    B                 0.000000%     0.00        0.00         0.00           0.00
    C                 0.000000%     0.00        0.00         0.00           0.00
    D                 0.000000%     0.00        0.00         0.00           0.00
    E                 0.000000%     0.00        0.00         0.00           0.00
    F                 0.000000%     0.00        0.00         0.00           0.00
    G                 0.000000%     0.00        0.00         0.00           0.00
    H                 0.000000%     0.00        0.00         0.00           0.00
    J                 0.000000%     0.00        0.00         0.00           0.00
    K                 0.000000%     0.00        0.00         0.00           0.00
    L                 0.000000%     0.00        0.00         0.00           0.00
    M                 0.000000%     0.00        0.00         0.00           0.00
    N                 0.000000%     0.00        0.00         0.00           0.00
    O                 0.000000%     0.00        0.00         0.00           0.00
   R-I                0.000000%     0.00        0.00         0.00           0.00
  R-II                0.000000%     0.00        0.00         0.00           0.00
  R-III               0.000000%     0.00        0.00         0.00           0.00
---------   -----     --------    --------   ---------   ------------   ------------
 Totals                             0.00        0.00         0.00           0.00

                          Realized
                           Loss/
                         Additional                               Current
            Prepayment   Trust Fund      Total        Ending   Subordination
  Class      Premium      Expenses    Distribution   Balance     Level (1)
---------   ----------   ----------   ------------   -------   -------------
   A-1        0.00         0.00          0.00         0.00         0.00
   A-2        0.00         0.00          0.00         0.00         0.00
    B         0.00         0.00          0.00         0.00         0.00
    C         0.00         0.00          0.00         0.00         0.00
    D         0.00         0.00          0.00         0.00         0.00
    E         0.00         0.00          0.00         0.00         0.00
    F         0.00         0.00          0.00         0.00         0.00
    G         0.00         0.00          0.00         0.00         0.00
    H         0.00         0.00          0.00         0.00         0.00
    J         0.00         0.00          0.00         0.00         0.00
    K         0.00         0.00          0.00         0.00         0.00
    L         0.00         0.00          0.00         0.00         0.00
    M         0.00         0.00          0.00         0.00         0.00
    N         0.00         0.00          0.00         0.00         0.00
    O         0.00         0.00          0.00         0.00         0.00
   R-I        0.00         0.00          0.00         0.00         0.00
  R-II        0.00         0.00          0.00         0.00         0.00
  R-III       0.00         0.00          0.00         0.00         0.00
---------   ----------   ----------   ------------   -------   -------------
 Totals       0.00         0.00          0.00         0.00         0.00

                 Pass-     Original   Beginning                                               Ending
                Through    Notional   Notional      Interest     Prepayment      Total       Notional
Class   CUSIP     Rate      Amount     Amount     Distribution    Premium     Distribution    Amount
-----   -----   --------   --------   ---------   ------------   ----------   ------------   --------
 X-1            0.000000%      0.00        0.00           0.00         0.00           0.00       0.00
 X-2            0.000000%      0.00        0.00           0.00         0.00           0.00       0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                            CERTIFICATE FACTOR DETAIL

                                                                             Realized
                                                                              Loss/
                                                                            Additional
                    Beginning     Principal       Interest     Prepayment   Trust Fund     Ending
  Class     CUSIP    Balance     Distribution   Distribution    Premium      Expenses     Balance
---------   -----   ----------   ------------   ------------   ----------   ----------   ----------
   A-1              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   A-2              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    B               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    C               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    D               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    E               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    F               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    G               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    H               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    J               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    K               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    L               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    M               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    N               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    O               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   R-I              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
  R-II              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
  R-III             0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000

                Beginning                                  Ending
                 Notional      Interest     Prepayment    Notional
Class   CUSIP     Amount     Distribution    Premium       Amount
-----   -----   ----------   ------------   ----------   ----------
 X-1            0.00000000     0.00000000   0.00000000   0.00000000
 X-2            0.00000000     0.00000000   0.00000000   0.00000000


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                              RECONCILIATION DETAIL

                                 ADVANCE SUMMARY

P & I Advances Outstanding                                                  0.00
Servicing Advances Outstanding                                              0.00

Reimbursements for Interest on P & I                                        0.00
Advances paid from general collections

Reimbursements for Interest on Servicing                                    0.00
Advances paid from general collections

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                                0.00
Less Master Servicing Fees on Delinquent Payments                           0.00
Less Reductions to Master Servicing Fees                                    0.00
Plus Master Servicing Fees on Delinquent Payments Received                  0.00
Plus Adjustments for Prior Master Servicing Calculation                     0.00
Total Master Servicing Fees Collected                                       0.00

CERTIFICATE INTEREST RECONCILIATION

                          Net                                                                    Remaining
                       Aggregate                    Distributable   Additional                    Unpaid
           Accrued     Prepayment   Distributable    Certificate      Trust                    Distributable
         Certificate    Interest     Certificate      Interest         Fund       Interest      Certificate
Class     Interest     Shortfall       Interest      Adjustment      Expenses   Distribution      Interest
------   -----------   ----------   -------------   -------------   ----------  ------------   -------------
 A-1            0.00         0.00            0.00            0.00         0.00          0.00            0.00
 A-2            0.00         0.00            0.00            0.00         0.00          0.00            0.00
 X-1            0.00         0.00            0.00            0.00         0.00          0.00            0.00
 X-2            0.00         0.00            0.00            0.00         0.00          0.00            0.00
  B             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  C             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  D             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  E             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  F             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  G             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  H             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  J             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  K             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  L             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  M             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  N             0.00         0.00            0.00            0.00         0.00          0.00            0.00
  O             0.00         0.00            0.00            0.00         0.00          0.00            0.00
------   -----------   ----------   -------------   -----------     ---------   ------------   -------------
Totals          0.00         0.00            0.00            0.00         0.00          0.00            0.00


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                               0.00

Aggregate Number of Outstanding Loans                                          0
Aggregate Unpaid Principal Balance of Loans                                 0.00
Aggregate Stated Principal Balance of Loans                                 0.00

Aggregate Amount of Servicing Fee                                           0.00
Aggregate Amount of Special Servicing Fee                                   0.00
Aggregate Amount of Trustee Fee                                             0.00
Aggregate Stand-by Fee                                                      0.00
Aggregage Paying Agent Fee                                                  0.00
Aggregate Trust Fund Expenses                                               0.00

Additional Trust Fund Expenses/(Gains)                                      0.00
   Fees Paid to Special Servicer                                            0.00
   Interest on Advances                                                     0.00
   Other Expenses of Trust                                                  0.00

Appraisal Reduction Amount

                    Appraisal               Cumulative               Most Recent
 Loan               Reduction                  ASER                   App. Red.
Number              Effected                  Amount                    Date
------              ---------               ----------               -----------



------              ---------               ----------               -----------
Total


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

   INTEREST:
       Interest paid or advanced                                      0.00
       Interest reductions due to Non-Recoverability Determinations   0.00
       Interest Adjustments                                           0.00
       Deferred Interest                                              0.00
       Net Prepayment Interest Shortfall                              0.00
       Net Prepayment Interest Excess                                 0.00
       Extension Interest                                             0.00
       Interest Reserve Withdrawal                                    0.00
                                                                            ----
           TOTAL INTEREST COLLECTED                                         0.00

   PRINCIPAL:
       Scheduled Principal                                            0.00
       Unscheduled Principal                                          0.00
           Principal Prepayments                                      0.00
           Collection of Principal after Maturity Date                0.00
           Recoveries from Liquidation and Insurance Proceeds         0.00
           Excess of Prior Principal Amounts paid                     0.00
           Curtailments                                               0.00
       Negative Amortization                                          0.00
       Principal Adjustments                                          0.00
                                                                            ----
           TOTAL PRINCIPAL COLLECTED                                        0.00

   OTHER:
       Prepayment Penalties/Yield Maintenance                         0.00
       Repayment Fees                                                 0.00
       Borrower Option Extension Fees                                 0.00
       Equity Payments Received                                       0.00
       Net Swap Counterparty Payments Received                        0.00
                                                                            ----
            TOTAL OTHER COLLECTED                                           0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED

   FEES:
       Master Servicing Fee                                           0.00
       Trustee Fee                                                    0.00
       Certificate Administration Fee                                 0.00
       Insurer Fee                                                    0.00
       Miscellaneous Fee                                              0.00
                                                                            ----
                TOTAL FEES

   ADDITIONAL TRUST FUND EXPENSES:
       Reimbursement for Interest on Advances                         0.00
       ASER Amount                                                    0.00
       Special Servicing Fee                                          0.00
       Reduction of funds due to Non-Recoverability Determinations    0.00
       Rating Agency Expenses                                         0.00
       Attorney Fees & Expenses                                       0.00
       Bankruptcy Expense                                             0.00
       Taxes Imposed on Trust Fund                                    0.00
       Non-Recoverable Advances                                       0.00
       Other Expenses                                                 0.00
                                                                            ----
                TOTAL ADDITIONAL TRUST FUND EXPENSES

   INTEREST RESERVE DEPOSIT                                           0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
       Interest Distribution                                          0.00
       Principal Distribution                                         0.00
       Prepayment Penalties/Yield Maintenance                         0.00
       Borrower Option Extension Fees                                 0.00
       Equity Payments Paid                                           0.00
       Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
                TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS
                                                                            ----
TOTAL FUNDS DISTRIBUTED
                                                                            ====


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                      RATINGS DETAIL

                       Original Ratings         Current Ratings (1)
                    -----------------------   -----------------------
Class       CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----       -----   -----   -------   -----   -----   -------   -----
 A-1
 A-2
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O

NR    -     Designates that the class was not rated by the above agency at the time of original issuance.

X     -     Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A   -     Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                                 % of
Scheduled                    # of    Scheduled   Agg.   WAM           Weighted
Balance                      loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------

Totals

                                    STATE (3)

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
State                        Props.   Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------

Totals

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                           DEBT SERVICE COVERAGE RATIO

                                                 % of
Debt Service                 # of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio               loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                    NOTE RATE

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Note Rate                    loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                PROPERTY TYPE (3)

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Property Type                Props.   Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                    SEASONING

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Seasoning                    loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                 % of
Anticipated Remaining        # of    Scheduled   Agg.   WAM           Weighted
Term (2)                     loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                 % of
Remaining Amortization       # of    Scheduled   Agg.   WAM           Weighted
Term                         loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                 % of
Remaining Stated             # of    Scheduled   Agg.   WAM           Weighted
Term                         loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                             AGE OF MOST RECENT NOI

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Age of Most Recent NOI       loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

                                                                          Anticipated
Loan     ODCR   Property                  Interest   Principal   Gross     Repayment    Maturity
Number   (4)    Type (1)   City   State   Payment     Payment    Coupon      Date         Date
------   ----   --------   ----   -----   --------   ---------   ------   -----------   --------


------   ----   --------   ----   -----   --------   ---------   ------   -----------   --------
Totals

         Neg.    Beginning    Ending     Paid   Appraisal   Appraisal    Res.    Mod.
Loan     Amort   Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number   (Y/N)    Balance     Balance    Date     Date       Amount      (2)     (3)
------   -----   ---------   ---------   ----   ---------   ---------   ------   ----


------   -----   ---------   ---------   ----   ---------   ---------   ------   ----
Totals

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) Modification Code

1 - Maturity Date Extension
2 - Authorization Change
3 - Principal Write-Off
4 - Combination


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                           PRINCIPAL PREPAYMENT DETAIL

                          Principal Prepayment Amount     Prepayment Penalties
              Offering    ---------------------------   ------------------------
              Document                                                  Yield
               Cross-     Payoff          Curtailment   Prepayment   Maintenance
Loan Number   Reference   Amount            Amount       Premium       Charge
-----------   ---------   ------          -----------   ----------   -----------



-----------   ---------   ------          -----------   ----------   -----------
Totals


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                HISTORICAL DETAIL

                                                          Delinquencies
               ---------------------------------------------------------------------------------------------
                30-59 Days      60-89 Days    90 Days or more   Foreclosure         REO        Modifications
Distribution   -------------   -------------  ---------------  -------------   -------------   -------------
    Date        #    Balance    #    Balance   #     Balance    #    Balance    #    Balance    #    Balance
------------   ---   -------   ---   -------  ---    -------   ---   -------   ---   -------   ---   -------



                       Prepayments               Rate and Maturities
               -----------------------------   ------------------------
               Curtailments       Payoff       Next Weighted Avg.
Distribution   -------------   -------------   ------------------
    Date        #    Balance    #    Balance   Coupon       Remit   WAM
------------   ---   -------   ---   -------   ------       -----   ---




Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                             DELINQUENCY LOAN DETAIL

                 Offering        # of      Paid      Current   Outstanding   Status of   Resolution
                 Document       Months    Through     P & I       P & I      Mortgage     Strategy
Loan Number   Cross-Reference   Delinq.    Date     Advances    Advances     Loan (1)     Code (2)
-----------   ---------------   -------   -------   --------   -----------   ---------   ----------



-----------   ---------------   -------   -------   --------   --------      ---------   ----------
Totals

              Servicing                  Actual     Outstanding
              Transfer    Foreclosure     Loan       Servicing    Bankruptcy   REO
Loan Number     Date         Date        Balance     Advances        Date      Date
-----------   ---------   -----------   ---------   -----------   ----------   ----



-----------   ---------   -----------   ---------   -----------   ----------   ----
Totals

                           (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Mature Loan)
7 - Foreclosure
9 - REO

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Master Servicer
   - Full Payoff
   - Reps and Warranties
11 - Other or TBD


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                        Offering
                        Document    Servicing   Resolution
Distribution    Loan     Cross-     Transfer     Strategy    Scheduled   Property
    Date       Number   Reference     Date       Code (1)     Balance    Type (2)   State
------------   ------   ---------   ---------   ----------   ---------   --------   -----



                                       Net                                       Remaining
Distribution   Interest   Actual    Operating   NOI           Note   Maturity   Amortization
    Date         Rate     Balance    Income     Date   DSCR   Date     Date         Term
------------   --------   -------   ---------   ----   ----   ----   --------   ------------



                          (1) Resolution Strategy Code

1 - Modification                          8  - Resolved
2 - Foreclosure                           9  - Pending Return to Master Servicer
3 - Bankruptcy                            10 - Deed in Lieu Of Foreclosure
4 - Extension                             11 - Full Payoff
5 - Note Sale                             12 - Reps and Warranties
6 - DPO                                   13 - Other or TBD
7 - REO

                             (2) Property Type Code

MF - Multi-Family                         OF - Office
RT - Retail                               MU - Mixed Use
HC - Health Care                          LO - Lodging
IN - Industrial                           SS - Self Storage
WH - Warehouse                            OT - Other
MH - Mobile Home Park


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                             Offering
                             Document    Resolution      Site                                        Other REO
Distribution                  Cross-      Strategy    Inspection   Phase 1   Appraisal   Appraisal   Property
    Date       Loan Number   Reference    Code (1)       Date       Date       Date        Value      Revenue    Comment
------------   -----------   ---------   ----------   ----------   -------   ---------   ---------   ---------   -------




                          (1) Resolution Strategy Code

1 - Modification                          8  - Resolved
2 - Foreclosure                           9  - Pending Return to Master Servicer
3 - Bankruptcy                            10 - Deed in Lieu Of Foreclosure
4 - Extension                             11 - Full Payoff
5 - Note Sale                             12 - Reps and Warranties
6 - DPO                                   13 - Other or TBD
7 - REO


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

                    Offering            Pre-
                    Document        Modification    Modification    Modification
Loan Number      Cross-Reference      Balance           Date        Description
-----------      ---------------    ------------    ------------    ------------



-----------      ---------------    ------------    ------------    ------------
  Totals


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

                                               MORGAN STANLEY CAPITAL I INC.               -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-IQ4                                   (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 07/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  06/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                             LIQUIDATED LOAN DETAIL

                                                                                               Gross
                       Final       Offering                                                 Proceeds as
                     Recovery      Document                                                      a
                   Determination    Cross-     Appraisal   Appraisal   Actual     Gross     % of Actual
Loan Number            Date        Reference     Date        Value     Balance   Proceeds     Balance
----------------   -------------   ---------   ---------   ---------   -------   --------   -----------



----------------   -------------   ---------   ---------   ---------   -------   --------   -----------
Current Total
----------------   -------------   ---------   ---------   ---------   -------   --------   -----------
Cumulative Total


                                               Net Proceeds
                    Aggregate        Net        as a % of                Repurchased
                   Liquidation   Liquidation      Actual      Realized    by Seller
Loan Number         Expenses*     Proceeds       Balance        Loss        (Y/N)
----------------   -----------   -----------   ------------   --------   -----------



----------------   -----------   -----------   ------------   --------   -----------
Current Total
----------------   -----------   -----------   ------------   --------   -----------
Cumulative Total

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

                                    EXHIBIT N

                  FORM OF OPERATING STATEMENT ANALYSIS REPORT

                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 as of MM/DD/YY

PROPERTY OVERVIEW
    Prospectus ID                         ____________
    Current Scheduled Loan Balance/Paid
      to Date                             ____________  _________  _________  Current Allocated Loan Amount %
    Property Name                         _____________________________________________________________________________
    Property Type                         _______________________
    Property Address, City, State         _______________________  _____________________________  _____________________
    Net Rentable SF/Units/Pads,Beds       ____________  _________  Use second box to specify sqft., units...
    Year Built/Year Renovated             ____________  _________
    Cap Ex Reserve (annually)/per Unit.
      etc. (1)                            ____________  _________  specify annual/per unit...
    Year of Operations                    Underwriting  MM/DD/YY   MM/DD/YY        MM/DD/YY        MM/DD/YY
    Occupancy Rate (physical)             ____________  _________  _________  __________________  ___________
    Occupancy Date                        ____________  _________  _________  __________________  ___________
    Average Rental Rate                   ____________  _________  _________  __________________  ___________

                                          (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing
                                          Commission and TI's

                                                                                                                            (prcdng
INCOME:                                                                                                        (prcdng yr  yr to 2nd
    Number of Mos. Covered                              _________  _________  __________________  ___________   to base)    prcdng)
                                                           3rd        2nd
    Period Ended                          Underwriting  Preceding  Preceding     Preceding Yr.    TTM/YTD (2)   YYYY-U/W   YYYY-YYYY
    Statement Classification(yr)            Base Line   _________  _________  (fm NOI Adj Sheet)  as of / /XX   Variance   Variance
    Gross Potential Rent (3)              ____________  _________  _________  __________________  ___________  __________  _________
       Less: Vacancy Loss                 ____________  _________  _________  __________________  ___________  __________  _________
             OR
    Base Rent (3)                         ____________  _________  _________  __________________  ___________  __________  _________
    Expense Reimbursement                 ____________  _________  _________  __________________  ___________  __________  _________
    Percentage Rent                       ____________  _________  _________  __________________  ___________  __________  _________
    Parking Income                        ____________  _________  _________  __________________  ___________  __________  _________
    Other Income                          ____________  _________  _________  __________________  ___________  __________  _________

*Effective Gross Income                   ____________  _________  _________  __________________  ___________  __________  _________
                                          (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                          (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for
                                          Vacancy Loss

OPERATING EXPENSES:
    Real Estate Taxes                     ____________  _________  _________  __________________  ___________  __________  _________
    Property Insurance                    ____________  _________  _________  __________________  ___________  __________  _________
    Utilities                             ____________  _________  _________  __________________  ___________  __________  _________
    Repairs and Maintenance               ____________  _________  _________  __________________  ___________  __________  _________
    Janitorial                            ____________  _________  _________  __________________  ___________  __________  _________
    Management Fees                       ____________  _________  _________  __________________  ___________  __________  _________
    Payroll & Benefits                    ____________  _________  _________  __________________  ___________  __________  _________
    Advertising & Marketing               ____________  _________  _________  __________________  ___________  __________  _________
    Professional Fees                     ____________  _________  _________  __________________  ___________  __________  _________
    General and Administrative            ____________  _________  _________  __________________  ___________  __________  _________
    Other Expenses                        ____________  _________  _________  __________________  ___________  __________  _________
    Ground Rent                           ____________  _________  _________  __________________  ___________  __________  _________
*Total Operating Expenses                 ____________  _________  _________  __________________  ___________  __________  _________

Operating Expense Ratio                   ____________  _________  _________  __________________  ___________  __________  _________

*Net Operating Income                     ____________  _________  _________  __________________  ___________  __________  _________

    Leasing Commissions                   ____________  _________  _________  __________________  ___________  __________  _________
    Tenant Improvements                   ____________  _________  _________  __________________  ___________  __________  _________
    Capital Expenditures                  ____________  _________  _________  __________________  ___________  __________  _________
    Extraordinary Capital Expenditures                                                            ___________
Total Capital Items                       ____________  _________  _________  __________________  ___________  __________  _________

*Net Cash Flow                            ____________  _________  _________  __________________  ___________  __________  _________

Debt Service (per Servicer)               ____________  _________  _________  __________________  ___________
*Net Cash Flow after Debt Service         ____________  _________  _________  __________________  ___________  __________  _________

*DSCR: (NOI/Debt Service)                 ____________  _________  _________  __________________  ___________  __________  _________

*DSCR: (NCF/Debt Service)                 ____________  _________  _________  __________________  ___________  __________  _________

Source of Financial Data:                 ______________________________________________________
                                          (ie. operating statements, financial statements, tax
                                          return, other)

--------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR change, >15% EGI/Total Operating Expenses or Total Capital Items.

Income: Comments

Expense: Comments

Capital Items: Comments

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.


                                                      Version 2.0 dated 11/15/99
                                     Page 48                    Revised 04/19/00

  MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (includes Mobile Home Parks)
                                 as of MM/DD/YY

PROPERTY OVERVIEW
    Prospectus ID                         ____________
    Current Scheduled Loan Balance/Paid
      to Date                             ____________  _________  _________  Current Allocated Loan Amount %
    Property Name                         _____________________________________________________________________________
    Property Type                         _______________________
    Property Address, City, State         _______________________  _____________________________  _____________________
    Net Rentable SF/Units/Pads,Beds       ____________  _________  Use second box to specify sqft.,units...
    Year Built/Year Renovated             ____________  _________
    Cap Ex Reserve (annually)/per Unit.
      etc. (1)                            ____________  _________  specify annual/per unit...
    Year of Operations                    Underwriting  MM/DD/YY   MM/DD/YY        MM/DD/YY        MM/DD/YY
    Occupancy Rate (physical)             ____________  _________  _________  __________________  ___________
    Occupancy Date                        ____________  _________  _________  __________________  ___________
    Average Rental Rate                   ____________  _________  _________  __________________  ___________

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.

                                                                                                                            (prcdng
INCOME:                                                                                                        (prcdng yr  yr to 2nd
    Number of Mos. Covered                              _________  _________  __________________  ___________   to base)    prcdng)
                                                           3rd        2nd
    Period Ended                          Underwriting  Preceding  Preceding     Preceding Yr.    TTM/YTD (2)   YYYY-U/W   YYYY-YYYY
    Statement Classification (yr)           Base Line   _________  _________  (fm NOI Adj Sheet)  as of / /XX   Variance   Variance
    Gross Potential Rent (3)              ____________  _________  _________  __________________  ___________  __________  _________
       Less: Vacancy Loss                 ____________  _________  _________  __________________  ___________  __________  _________
             OR
    Base Rent (3)                         ____________  _________  _________  __________________  ___________  __________  _________
    Laundry/Vending Income                ____________  _________  _________  __________________  ___________  __________  _________
    Parking Income                        ____________  _________  _________  __________________  ___________  __________  _________
    Other Income                          ____________  _________  _________  __________________  ___________  __________  _________

*Effective Gross Income                   ____________  _________  _________  __________________  ___________  __________  _________
                                          (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                          (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for
                                          Vacancy Loss

OPERATING EXPENSES:
    Real Estate Taxes                     ____________  _________  _________  __________________  ___________  __________  _________
    Property Insurance                    ____________  _________  _________  __________________  ___________  __________  _________
    Utilities                             ____________  _________  _________  __________________  ___________  __________  _________
    Repairs and Maintenance               ____________  _________  _________  __________________  ___________  __________  _________
    Management Fees                       ____________  _________  _________  __________________  ___________  __________  _________
    Payroll & Benefits                    ____________  _________  _________  __________________  ___________  __________  _________
    Advertising & Marketing               ____________  _________  _________  __________________  ___________  __________  _________
    Professional Fees                     ____________  _________  _________  __________________  ___________  __________  _________
    General and Administrative            ____________  _________  _________  __________________  ___________  __________  _________
    Other Expenses                        ____________  _________  _________  __________________  ___________  __________  _________
    Ground Rent                           ____________  _________  _________  __________________  ___________  __________  _________
*Total Operating Expenses                 ____________  _________  _________  __________________  ___________  __________  _________

Operating Expense Ratio                   ____________  _________  _________  __________________  ___________  __________  _________

*Net Operating Income                     ____________  _________  _________  __________________  ___________  __________  _________

    Capital Expenditures                  ____________  _________  _________  __________________  ___________  __________  _________
    Extraordinary Capital Expenditures                                                            ___________
Total Capital Items                       ____________  _________  _________  __________________  ___________  __________  _________

*Net Cash Flow                            ____________  _________  _________  __________________  ___________  __________  _________

Debt Service (per Servicer)               ____________  _________  _________  __________________  ___________
*Net Cash Flow after Debt Service         ____________  _________  _________  __________________  ___________  __________  _________

*DSCR: (NOI/Debt Service)                 ____________  _________  _________  __________________  ___________  __________  _________

*DSCR: (NCF/Debt Service)                 ____________  _________  _________  __________________  ___________  __________  _________

Source of Financial Data:                 ______________________________________________________
                                          (ie. operating statements, financial statements, tax
                                          return, other)

--------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR change, >15% EGI/Total Operating Expenses or Total Capital Items.

Income: Comments

Expense: Comments

Capital Items: Comments

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.


                                                      Version 2.0 dated 11/15/99
                                     Page 50                    Revised 04/19/00

                   LODGING OPERATING STATEMENT ANALYSIS REPORT
                                 as of MM/DD/YY

PROPERTY OVERVIEW
    Prospectus ID                         ____________
    Current Scheduled Loan Balance/Paid
      to Date                             ____________  _________  _________  Current Allocated Loan Amount %
    Property Name                         _____________________________________________________________________________
    Property Type                         _______________________
    Property Address, City, State         _______________________  _____________________________  _____________________
    Net Rentable SF/Units/Pads,Beds       ____________  _________  Use second box to specify sqft.,units...
    Year Built/Year Renovated             ____________  _________
    Cap Ex Reserve (annually)/per Unit.
      etc. (1)                            ____________  _________  specify annual/per unit...
    Year of Operations                    Underwriting  MM/DD/YY   MM/DD/YY        MM/DD/YY        MM/DD/YY
    Occupancy Rate (physical)             ____________  _________  _________  __________________  ___________
    Occupancy Date                        ____________  _________  _________  __________________  ___________
    Average Daily Rate                    ____________  _________  _________  __________________  ___________
    Rent per Av. Room                     ____________

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.

                                                                                                                            (prcdng
INCOME:                                                                                                        (prcdng yr  yr to 2nd
    Number of Mos. Covered                              _________  _________  __________________  ___________   to base)    prcdng)
                                                           3rd        2nd
    Period Ended                          Underwriting  Preceding  Preceding     Preceding Yr.    TTM/YTD (2)   YYYY-U/W   YYYY-YYYY
    Statement Classification(yr)            Base Line   _________  _________  (fm NOI Adj Sheet)  as of / /XX   Variance   Variance
    Room Revenue                          ____________  _________  _________  __________________  ___________  __________  _________
    Food & Beverage Revenues              ____________  _________  _________  __________________  ___________  __________  _________
    Telephone Revenue                     ____________  _________  _________  __________________  ___________  __________  _________
    Other Departmental Revenue            ____________  _________  _________  __________________  ___________  __________  _________
    Other Income                          ____________  _________  _________  __________________  ___________  __________  _________

*DEPARTMENTAL REVENUE                     ____________  _________  _________  __________________  ___________  __________  _________
                                          (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

OPERATING EXPENSES:
DEPARTMENTAL
    Room                                  ____________  _________  _________  __________________  ___________  __________  _________
    Food & Beverage                       ____________  _________  _________  __________________  ___________  __________  _________
    Telephone Expenses                    ____________  _________  _________  __________________  ___________  __________  _________
    Other Dept. Expenses                  ____________  _________  _________  __________________  ___________  __________  _________
DEPARTMENTAL EXPENSES:                    ____________  _________  _________  __________________  ___________  __________  _________

DEPARTMENTAL INCOME:                      ____________  _________  _________  __________________  ___________  __________  _________

General/Unallocated
    Real Estate Taxes                     ____________  _________  _________  __________________  ___________  __________  _________
    Property Insurance                    ____________  _________  _________  __________________  ___________  __________  _________
    Utilities                             ____________  _________  _________  __________________  ___________  __________  _________
    Repairs and Maintenance               ____________  _________  _________  __________________  ___________  __________  _________
    Franchise Fee                         ____________  _________  _________  __________________  ___________  __________  _________
    Management Fees                       ____________  _________  _________  __________________  ___________  __________  _________
    Payroll & Benefits                    ____________  _________  _________  __________________  ___________  __________  _________
    Advertising & Marketing               ____________  _________  _________  __________________  ___________  __________  _________
    Professional Fees                     ____________  _________  _________  __________________  ___________  __________  _________
    General and Administrative            ____________  _________  _________  __________________  ___________  __________  _________
    Other Expenses                        ____________  _________  _________  __________________  ___________  __________  _________
    Ground Rent                           ____________  _________  _________  __________________  ___________  __________  _________
TOTAL GENERAL/Unallocated                 ____________  _________  _________  __________________  ___________  __________  _________
(For CMSA files, Total Expenses = Dept.
  Exp. + General Exp.)

Operating Expense Ratio                   ____________  _________  _________  __________________  ___________  __________  _________
(=Departmental Revenue/(Dept.
  Exp. + General Exp.))

*Net Operating Income                     ____________  _________  _________  __________________  ___________  __________  _________

    Capital Expenditures                  ____________  _________  _________  __________________  ___________  __________  _________
    Extraordinary Capital Expenditures                                                            ___________
Total Capital Items                       ____________  _________  _________  __________________  ___________  __________  _________

*Net Cash Flow                            ____________  _________  _________  __________________  ___________  __________  _________

Debt Service (per Servicer)               ____________  _________  _________  __________________  ___________
*Net Cash Flow after Debt Service         ____________  _________  _________  __________________  ___________  __________  _________

*DSCR: (NOI/Debt Service)                 ____________  _________  _________  __________________  ___________  __________  _________

*DSCR: (NCF/Debt Service)                 ____________  _________  _________  __________________  ___________  __________  _________

Source of Financial Data:                 ______________________________________________________
                                          (ie. operating statements, financial statements, tax
                                          return, other)

--------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR change, >15% EGI/Total Operating Expenses or Total Capital Items.

Income: Comments

Expense: Comments

Capital Items: Comments

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.


                                                      Version 2.0 dated 11/15/99
                                     Page 52                    Revised 04/19/00

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT
                                 as of MM/DD/YY

PROPERTY OVERVIEW
    Prospectus ID                         ____________
    Current Scheduled Loan Balance/Paid
      to Date                             ____________  _________  _________  Current Allocated Loan Amount %
    Property Name                         _____________________________________________________________________________
    Property Type                         _______________________
    Property Address, City, State         _______________________  _____________________________  _____________________
    Net Rentable SF/Units/Pads,Beds       ____________  _________  Use second box to specify sqft.,units...
    Year Built/Year Renovated             ____________  _________
    Cap Ex Reserve (annually)/per Unit.
      etc. (1)                            ____________  _________  specify annual/per unit...
    Year of Operations                    Underwriting  MM/DD/YY   MM/DD/YY        MM/DD/YY        MM/DD/YY
    Occupancy Rate (physical)             ____________  _________  _________  __________________  ___________
    Occupancy Date                        ____________  _________  _________  __________________  ___________
    Average Rental Rate                   ____________  _________  _________  __________________  ___________

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.

                                                                                                                            (prcdng
INCOME:                                                                                                        (prcdng yr  yr to 2nd
    Number of Mos. Covered                              _________  _________  __________________  ___________   to base)    prcdng)
                                                           3rd        2nd
    Period Ended                          Underwriting  Preceding  Preceding     Preceding Yr.    TTM/YTD (2)   YYYY-U/W   YYYY-YYYY
    Statement Classification(yr)            Base Line   _________  _________  (fm NOI Adj Sheet)  as of / /XX   Variance   Variance
    Gross Potential Rent (3)              ____________  _________  _________  __________________  ___________  __________  _________
       Less: Vacancy Loss                 ____________  _________  _________  __________________  ___________  __________  _________
             OR
    Private Pay (3)                       ____________  _________  _________  __________________  ___________  __________  _________
    Medicare/Medicaid                     ____________  _________  _________  __________________  ___________  __________  _________
    Nursing/Medical Income                ____________  _________  _________  __________________  ___________  __________  _________
    Meals Income                          ____________  _________  _________  __________________  ___________  __________  _________
    Other Income                          ____________  _________  _________  __________________  ___________  __________  _________

*Effective Gross Income                   ____________  _________  _________  __________________  ___________  __________  _________
                                          (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                          (3) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
    Real Estate Taxes                     ____________  _________  _________  __________________  ___________  __________  _________
    Property Insurance                    ____________  _________  _________  __________________  ___________  __________  _________
    Utilities                             ____________  _________  _________  __________________  ___________  __________  _________
    Repairs and Maintenance               ____________  _________  _________  __________________  ___________  __________  _________
    Management Fees                       ____________  _________  _________  __________________  ___________  __________  _________
    Payroll & Benefits                    ____________  _________  _________  __________________  ___________  __________  _________
    Advertising & Marketing               ____________  _________  _________  __________________  ___________  __________  _________
    Professional Fees                     ____________  _________  _________  __________________  ___________  __________  _________
    General and Administrative            ____________  _________  _________  __________________  ___________  __________  _________
    Room expense - housekeeping           ____________  _________  _________  __________________  ___________  __________  _________
    Meal expense                          ____________  _________  _________  __________________  ___________  __________  _________
    Other Expenses                        ____________  _________  _________  __________________  ___________  __________  _________
    Ground Rent                           ____________  _________  _________  __________________  ___________  __________  _________
*Total Operating Expenses                 ____________  _________  _________  __________________  ___________  __________  _________

Operating Expense Ratio                   ____________  _________  _________  __________________  ___________  __________  _________

*Net Operating Income                     ____________  _________  _________  __________________  ___________  __________  _________

    Capital Expenditures                  ____________  _________  _________  __________________  ___________  __________  _________
    Extraordinary Capital Expenditures                                                            ___________
Total Capital Items                       ____________  _________  _________  __________________  ___________  __________  _________

*Net Cash Flow                            ____________  _________  _________  __________________  ___________  __________  _________

Debt Service (per Servicer)               ____________  _________  _________  __________________  ___________
*Net Cash Flow after Debt Service         ____________  _________  _________  __________________  ___________  __________  _________

*DSCR: (NOI/Debt Service)                 ____________  _________  _________  __________________  ___________  __________  _________

*DSCR: (NCF/Debt Service)                 ____________  _________  _________  __________________  ___________  __________  _________

Source of Financial Data:                 ______________________________________________________
                                          (ie. operating statements, financial statements, tax
                                          return, other)

--------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR change, >15% EGI/Total Operating Expenses or Total Capital Items.

Income: Comments

Expense: Comments

Capital Items: Comments

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.


                                                      Version 2.0 dated 11/15/99
                                     Page 54                    Revised 04/19/00

                                   EXHIBIT O

                                    Reserved

                                    EXHIBIT P

                        FORM OF NOI ADJUSTMENT WORKSHEET

                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 as of MM/DD/YY

PROPERTY OVERVIEW
    Prospectus ID                         ____________
    Current Scheduled Loan Balance/Paid
      to Date                             ____________  __________  __________  Current Allocated Loan Amount %
    Property Name                         ____________________________________
    Property Type                         ________________________
    Property Address, City, State         ____________  __________  __________
    Net Rentable SF/Units/Pads,Beds       ____________  __________  Use second box to specify sqft.,units...
    Year Built/Year Renovated             ____________  __________
    Cap Ex Reserve (annually)/per Unit.
      etc. (1)                            ____________  __________  specify annual/per unit...
    Year of Operations                    ____________
    Occupancy Rate (physical)             ____________
    Occupancy Date                        ____________
    Average Rental Rate                   ____________

                                          (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing
                                          Commission and TI's

INCOME:                                       YYYY                              Notes
                                            Borrower
    Statement Classification                 Actual     Adjustment  Normalized
    Gross Potential Rent (2)              ____________  __________  __________
       Less: Vacancy Loss                 ____________  __________  __________
             OR
    Base Rent (2)                         ____________  __________  __________
    Expense Reimbursement                 ____________  __________  __________
    Percentage Rent                       ____________  __________  __________
    Parking Income                        ____________  __________  __________
    Other Income                          ____________  __________  __________

Effective Gross Income                    ____________  __________  __________
                                          (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for
                                          Vacancy Loss

OPERATING EXPENSES:
    Real Estate Taxes                     ____________  __________  __________
    Property Insurance                    ____________  __________  __________
    Utilities                             ____________  __________  __________
    Repairs and Maintenance               ____________  __________  __________
    Janitorial                            ____________  __________  __________
    Management Fees                       ____________  __________  __________
    Payroll & Benefits                    ____________  __________  __________
    Advertising & Marketing               ____________  __________  __________
    Professional Fees                     ____________  __________  __________
    General and Administrative            ____________  __________  __________
    Other Expenses                        ____________  __________  __________  For self-storage include franchise fees
    Ground Rent                           ____________  __________  __________
Total Operating Expenses                  ____________  __________  __________

Operating Expense Ratio                   ____________              __________

Net Operating Income                      ____________              __________

    Leasing Commissions (3)               ____________  __________  __________
    Tenant Improvements (3)               ____________  __________  __________
    Capital Expenditures                  ____________  __________  __________
    Extraordinary Capital Expenditures    ____________  __________
Total Capital Items                       ____________  __________  __________
                                          (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data
Net Cash Flow                             ____________              __________

Debt Service (per Servicer)               ____________              __________
Net Cash Flow after Debt Service          ____________              __________

DSCR: (NOI/Debt Service)                  ____________              __________

DSCR: (NCF/Debt Service)                  ____________              __________

Source of Financial Data:                 ____________________________________
                                          (i.e.. operating statements,
                                          financial statements, tax return,
                                          other)

--------------------------------------------------------------------------------
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

Income: Comments

Expense: Comments

Capital Items: Comments


                                                      Version 2.0 dated 11/15/99
                                     Page 49                    Revised 04/19/00

       MULTIFAMILY NOI ADJUSTMENT WORKSHEET (includes Mobile Home Parks)
                                 as of MM/DD/YY

PROPERTY OVERVIEW
    Prospectus ID                         ____________
    Current Scheduled Loan Balance/Paid
      to Date                             ____________  __________  __________  Current Allocated Loan Amount %
    Property Name                         ____________________________________
    Property Type                         ________________________
    Property Address, City, State         ____________  __________  __________
    Net Rentable SF/Units/Pads,Beds       ____________  __________  Use second box to specify sqft.,units...
    Year Built/Year Renovated             ____________  __________
    Cap Ex Reserve (annually)/per Unit.
      etc. (1)                            ____________  __________  specify annual/per unit...
    Year of Operations                    ____________
    Occupancy Rate (physical)             ____________
    Occupancy Date                        ____________
    Average Rental Rate                   ____________

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                                       YYYY                              Notes
                                            Borrower
    Statement Classification                 Actual     Adjustment  Normalized
    Gross Potential Rent (2)              ____________  __________  __________  Include Pad/RV rent
       Less: Vacancy Loss                 ____________  __________  __________
             OR
    Base Rent (2)                         ____________  __________  __________
    Laundry/Vending Income                ____________  __________  __________
    Parking Income                        ____________  __________  __________
    Other Income                          ____________  __________  __________  Include forfeited security/late fees/pet

Effective Gross Income                    ____________  __________  __________
                                          (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for
                                          Vacancy Loss

OPERATING EXPENSES:
    Real Estate Taxes                     ____________  __________  __________
    Property Insurance                    ____________  __________  __________
    Utilities                             ____________  __________  __________
    Repairs and Maintenance               ____________  __________  __________
    Management Fees                       ____________  __________  __________
    Payroll & Benefits                    ____________  __________  __________
    Advertising & Marketing               ____________  __________  __________
    Professional Fees                     ____________  __________  __________
    General and Administrative            ____________  __________  __________
    Other Expenses                        ____________  __________  __________
    Ground Rent                           ____________  __________  __________
Total Operating Expenses                  ____________  __________  __________

Operating Expense Ratio                   ____________              __________

Net Operating Income                      ____________              __________

    Capital Expenditures                  ____________  __________  __________
    Extraordinary Capital Expenditures    ____________  __________
Total Capital Items                       ____________              __________

Net Cash Flow                             ____________              __________

Debt Service (per Servicer)               ____________              __________
Net Cash Flow after Debt Service          ____________              __________

DSCR: (NOI/Debt Service)                  ____________              __________

DSCR: (NCF/Debt Service)                  ____________              __________

Source of Financial Data:                 ____________________________________
                                          (i.e.. operating statements,
                                          financial statements, tax return,
                                          other)

--------------------------------------------------------------------------------
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

Income: Comments

Expense: Comments

Capital Items: Comments


                                                      Version 2.0 dated 11/15/99
                                     Page 51                    Revised 04/19/00

                       LODGING NOI ADJUSTMENT WORKSHEET
                                as of MM/DD/YY

PROPERTY OVERVIEW
    Prospectus ID                         ____________
    Current Scheduled Loan Balance/Paid
      to Date                             ____________  __________  __________  Current Allocated Loan Amount %
    Property Name                         ____________________________________
    Property Type                         ________________________
    Property Address, City, State         ____________  __________  __________
    Net Rentable SF/Units/Pads, Beds      ____________  __________  Use second box to specify sqft.,units...
    Year Built/Year Renovated             ____________  __________
    Cap Ex Reserve (annually)/per Unit.
      etc. (1)                            ____________  __________  specify annual/per unit...
    Year of Operations                    ____________
    Occupancy Rate (physical)             ____________
    Occupancy Date                        ____________
    Average Daily Rent                    ____________
    Rent per Av. Room                     ____________

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                                       YYYY                              Notes
                                            Borrower
    Statement Classification                 Actual     Adjustment  Normalized
    Room Revenue                          ____________  __________  __________
    Food & Beverage Revenues              ____________  __________  __________
    Telephone Revenue                     ____________  __________  __________
    Other Departmental Revenue            ____________  __________  __________
    Other Income                          ____________  __________  __________

DEPARTMENTAL REVENUE: (2)                 ____________  __________  __________
                                          (2) Report Departmental Revenue as EGI for CMSA Loan Periodic and Property files

OPERATING EXPENSES:
DEPARTMENTAL
    Room                                  ____________  __________  __________
    Food & Beverage                       ____________  __________  __________
    Telephone Expenses                    ____________  __________  __________
    Other Dept. Expenses                  ____________  __________  __________
DEPARTMENTAL EXPENSES:                    ____________  __________  __________

DEPARTMENTAL INCOME:                      ____________  __________  __________

General/Unallocated
    Real Estate Taxes                     ____________  __________  __________
    Property Insurance                    ____________  __________  __________
    Utilities                             ____________  __________  __________
    Repairs and Maintenance               ____________  __________  __________
    Franchise Fee                         ____________  __________  __________
    Management Fees                       ____________  __________  __________
    Payroll & Benefits                    ____________  __________  __________
    Advertising & Marketing               ____________  __________  __________
    Professional Fees                     ____________  __________  __________
    General and Administrative            ____________  __________  __________
    Other Expenses                        ____________  __________  __________
    Ground Rent                           ____________  __________  __________
TOTAL GENERAL/Unallocated                 ____________              __________
(For CMSA files, Total Expenses = Dept.
  Exp. + General Exp.)

Operating Expense Ratio                   ____________              __________
(=Departmental Revenue/(Dept.
  Exp. + General Exp.))

Net Operating Income                      ____________              __________

    Capital Expenditures                  ____________  __________  __________
    Extraordinary Capital Expenditures    ____________  __________
Total Capital Items                       ____________              __________

Net Cash Flow                             ____________              __________

Debt Service (per Servicer)               ____________              __________
Net Cash Flow after Debt Service          ____________              __________

DSCR: (NOI/Debt Service)                  ____________              __________

DSCR: (NCF/Debt Service)                  ____________              __________

Source of Financial Data:                 ____________________________________
                                          (i.e.. operating statements,
                                          financial statements, tax return,
                                          other)

--------------------------------------------------------------------------------
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

Income: Comments

Expense: Comments

Capital Items: Comments

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.


                                                      Version 2.0 dated 11/15/99
                                     Page 53                    Revised 04/19/00

                      HEALTHCARE NOI ADJUSTMENT WORKSHEET
                                 as of MM/DD/YY

PROPERTY OVERVIEW
    Prospectus ID                         ____________
    Current Scheduled Loan Balance/Paid
      to Date                             ____________  __________  __________  Current Allocated Loan Amount %
    Property Name                         ____________________________________
    Property Type                         ________________________
    Property Address, City, State         ____________  __________  __________
    Net Rentable SF/Units/Pads,Beds       ____________  __________  Use second box to specify sqft.,units...
    Year Built/Year Renovated             ____________  __________
    Cap Ex Reserve (annually)/per Unit.
      etc. (1)                            ____________  __________  specify annual/per unit...
    Year of Operations                    ____________
    Occupancy Rate (physical)             ____________
    Occupancy Date                        ____________
    Average Rental Rate                   ____________

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                                       YYYY                              Notes
                                            Borrower
    Statement Classification                 Actual     Adjustment  Normalized
    Gross Potential Rent (2)              ____________  __________  __________
       Less: Vacancy Loss                 ____________  __________  __________
             OR
    Private Pay (2)                       ____________  __________  __________
    Medicare/Medicaid                     ____________  __________  __________
    Nursing/Medical Income                ____________  __________  __________
    Meals Income                          ____________  __________  __________
    Other Income                          ____________  __________  __________

Effective Gross Income                    ____________  __________  __________
                                          (2) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
    Real Estate Taxes                     ____________  __________  __________
    Property Insurance                    ____________  __________  __________
    Utilities                             ____________  __________  __________
    Repairs and Maintenance               ____________  __________  __________
    Management Fees                       ____________  __________  __________
    Payroll & Benefits                    ____________  __________  __________
    Advertising & Marketing               ____________  __________  __________
    Professional Fees                     ____________  __________  __________
    General and Administrative            ____________  __________  __________
    Room expense - housekeeping           ____________  __________  __________
    Meal expense                          ____________  __________  __________
    Other Expenses                        ____________  __________  __________
    Ground Rent                           ____________  __________  __________
Total Operating Expenses                  ____________  __________  __________

Operating Expense Ratio                   ____________              __________

Net Operating Income                      ____________              __________

    Capital Expenditures                  ____________  __________  __________
    Extraordinary Capital Expenditures    ____________  __________
Total Capital Items                       ____________  __________  __________

Net Cash Flow                             ____________              __________

Debt Service (per Servicer)               ____________              __________
Net Cash Flow after Debt Service          ____________              __________

DSCR: (NOI/Debt Service)                  ____________              __________

DSCR: (NCF/Debt Service)                  ____________              __________

Source of Financial Data:                 ____________________________________
                                          (i.e.. operating statements,
                                          financial statements, tax return,
                                          other)

--------------------------------------------------------------------------------
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

Income: Comments

Expense: Comments

Capital Items: Comments


                                                      Version 2.0 dated 11/15/99
                                     Page 55                    Revised 04/19/00

                                   EXHIBIT Q

                                    RESERVED

                                   EXHIBIT R

                                    RESERVED

                                   EXHIBIT S-1

                  FORM OF POWER OF ATTORNEY TO MASTER SERVICER

RECORDING REQUESTED BY:
GMAC Commercial Mortgage Corporation

AND WHEN RECORDED MAIL TO:
GMAC Commercial Mortgage Corporation
20 Witmer Road
Horsham, PA 19044
Attention: Portfolio Manager - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4

                   Space above this line for Recorder's use
------------------------------------------------------------------------------

                          LIMITED POWER OF ATTORNEY
                                  (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that WELLS FARGO BANK MINNESOTA, N.A., as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint GMAC COMMERCIAL MORTGAGE CORPORATION ("GMAC"), as master servicer under the Pooling and Servicing Agreement (the "Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable GMAC to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by GMAC of its duties as Master Servicer under the Pooling and Servicing Agreement, giving and granting unto GMAC full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that GMAC shall lawfully do or cause to be done by virtue hereof.

            The Master Servicer shall not without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's representative capacity or (ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state; provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan, which the Master Servicer is servicing pursuant to its respective duties herein (in which case the Master Servicer shall give prior notice to the Trustee of the initiation of such action).

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of June, 2003.

                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          trustee for Morgan Stanley
                                          Capital I Inc., Commercial Mortgage
                                          Pass-Through Certificates, Series
                                          2003-IQ4

                                       By:____________________________________
                                          Name:
                                          Title:

                         ALL-PURPOSE ACKNOWLEDGEMENT

                        )
                        )
                        )

      On                 before me,
            Date                     Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared
                                 Name(s) of Document Signer(s)

--------------------------------------------------------------------------------

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


      WITNESS my hand and official seal.




      Signature of Notary



                                                      (Affix seal in the
                                                         above blank space)

                                   EXHIBIT S-2

                  FORM OF POWER OF ATTORNEY TO SPECIAL SERVICER

RECORDING REQUESTED BY:
MIDLAND LOAN SERVICES, INC.

AND WHEN RECORDED MAIL TO:
MIDLAND LOAN SERVICES, INC.
P.O. Box 25965 Shawnee Mission, KS 66225-5965
Attention: Portfolio Manager - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4

                   Space above this line for Recorder's use
------------------------------------------------------------------------------

                          LIMITED POWER OF ATTORNEY
                                  (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that WELLS FARGO BANK MINNESOTA, N.A., as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint MIDLAND LOAN SERVICES, INC. ("Midland"), as general special servicer under the Pooling and Servicing Agreement (the "Special Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Midland to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Midland of its duties as Special Servicer under the Pooling and Servicing Agreement, giving and granting unto Midland full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Midland shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Special Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Special Servicer's representative capacity, or (ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state; provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan, which the Special Servicer is servicing pursuant to its respective duties herein (in which case the Special Servicer shall give prior notice to the Trustee of the initiation of such action).

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of June, 2003.

                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          as trustee for Morgan Stanley
                                          Capital I Inc., Commercial Mortgage
                                          Pass-Through Certificates, Series
                                          2003-IQ4




                                       By:____________________________________
                                          Name:
                                          Title:

                         ALL-PURPOSE ACKNOWLEDGEMENT

                        )
                        )
                        )

      On               before me,
            Date                     Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared
                                 Name(s) of Document Signer(s)

--------------------------------------------------------------------------------

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
------------------------------------------------------------------------------

      WITNESS my hand and official seal.




      Signature of Notary



                                                      (Affix seal in the
                                                         above blank space)

                                    EXHIBIT T

                                    Reserved

                                    EXHIBIT U

                  FORM OF ASSIGNMENT AND ASSUMPTION SUBMISSION
                               TO SPECIAL SERVICER

        Form of Assignment and Assumption Submission to Special Servicer

PRESENT MORTGAGOR:

PROPOSED MORTGAGOR:

MASTER SERVICER #:

PRIMARY SERVICER #:

SPECIAL SERVICER #:

COLLATERAL TYPE:                  (Retail, Industrial, Apartments, Office, etc.)

ADDRESS:                          Property Address

                                  City, State, zip code

ASSET STATUS:                     As of (date)

    Principal Balance:            $
    Unpaid Accrued Interest:      $
    Unpaid Late Fees/other fees:  $
    Tax Escrow Balance:           $
               (a) Insurance Escrow Balance: $

    Reserve Escrow Balance:       $
    Monthly (P&I) Payment:        $
    Interest Rate:                %
    Date Principal Paid To:
    Date Interest Paid To:
    Maturity Date:
    Origination Date:


Executive Summary:

1.   Summarize the transaction

         a. note any significant modification of terms of the Loan Documents permitting assumption that could result in Adverse REMIC Event

2.   Discuss proposed Mortgagor entity and ownership structure

         a. include any changes in level of SAE or SPE compliance from existing Mortgagor (as noted on Asset Summary attached)

3.   How will title be held

4.   Source of cash for down payment

5.   Briefly describe collateral

         a.  Size, occupancy, primary tenants, location

         b.  Prior year NOI and DSCR and Pro forma NOI DSCR

6.   Complete the chart below:

The sale terms and property characteristics are summarized as follows:

        --------------------------------------------------------------
        Purchase price                           $
        --------------------------------------------------------------
        Buyer down payment                       $
        --------------------------------------------------------------
        Estimated closing date
        --------------------------------------------------------------
        1% loan fee slit:  Primary               % - $
        --------------------------------------------------------------
              Master Servicer                    % - $
        --------------------------------------------------------------
              Special Servicer                   50% - $
        --------------------------------------------------------------
        Most recent appraised value according    $
        to appraisal in Master Servicer/Primary
        Servicer's possession
        --------------------------------------------------------------
        Load-to-value as if initial underwriting %
        --------------------------------------------------------------
        Occupancy as of                          %
        --------------------------------------------------------------
        12/31/__ NOI                             $
        --------------------------------------------------------------
        Debt service coverage as of              x
        --------------------------------------------------------------

Financial Condition of Proposed Mortgagor/Guarantor:

1. Explain background and experience of the proposed Mortgagor/principals; describe any deficiencies in Mortgagor's ability to meet creditworthiness and experience requirements of Loan Documents and compare creditworthiness and experience of proposed Mortgagor to that of transferring Mortgagor to the extent information about transferring Mortgagor is available.

2. State date of the financial statement, who prepared, if CPA, state the opinion rendered, how assets are valued

3.   Highlight Balance sheet and Income statement

     a. Describe significant assets (e.g. obtain from proposed Mortgagor and Guarantor (as applicable) information about how it values its assets)

     b.   Related debt

4.   For public companies that have historical financial information:

     a. Spread Balance Sheet for minimum of two (2) years (request three (3) years, if available)

     b. Spread and commonsize Income statement for minimum of two (2) years (request three (3) years, if available)

5. Explain results of credit checks, legal searches and banking credit references (two required)

6. If Rating Agency Confirmation is permitted under applicable Loan Documents, note if such Confirmation will be sought

7. Describe whether assigning Mortgagor and/or Guarantors will be released from its obligations under the Loan Documents [from and after the date of the transfer]. If so, describe extent of release and rationale for it.

Project Status & Description: (See attached Asset Summary, most recent Inspection Report and most recent rent roll)

1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)
Property Financial Summary: (See attached Income and Expense
Statements for Mortgaged Property and year to date operating statements)

New Environmental and Engineering Developments (if any) and Status of Issues identified in Original Reports or Loan Documents as needing Remediation: (See attached Asset Summary)

1. Describe any material issues requiring remediation contained in original reports

2.   Describe current status of issue and remediation

Escrow Status:

1.   Explain status of all reserves

Property Management Summary:

1.   Who is proposed property management firm

2.   Background and Experience

Collateral Valuation:

1.   Discuss the original appraisal

     A.   Who prepared

     B. Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in Master Servicer/Primary Servicer's possession

2.   Comparison of the following (original to actual property):

     A.   Vacancy

     B.   Rents

     C.   Taxes

     D.   Other Key Expenses

Current Market Conditions:

      Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

Recommendation:

1.   State recommendation for approval.

2. Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

Request for Special Servicer Consent:

Master Servicer/Primary Servicer hereby recommends and requests consent of Special Servicer to the foregoing Assignment and Assumption.



By:_________________________________

Title:______________________________

Date:_______________________________



Consent to Assignment & Assumption is given:
SPECIAL SERVICER,
acting solely in its capacity as Special Servicer



By:_________________________________
Name:_______________________________
Title:______________________________

Date:_______________________________

                  Schedule of Exhibits to Assumption Submission

1. Financial statements of purchasing entity and any guarantors (audited, if available)

2.   Financial statement of selling entity only if available

3.   Bank and/or credit references for transferee

4.   Credit report for principal(s) of the proposed borrowing entity

5. Most recent Income & Expense Statement for Mortgaged Property and operating statement review

6. Income & Expense Statement for Mortgaged Property for previous two (2) years to the extent available

7.   Most recent Property Inspection report

8.   Original Asset Summary for Mortgaged Property

9.   Purchase and Sale Agreement

10. If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership

11.  Proposed property management agreement

12.  Description and source of equity being used for the purchase, if available

13.  Most recent Rent Roll

14.  Copy of Promissory Note, Mortgage and any Loan Agreement

15.  Other items as required by the description set forth above

                                    EXHIBIT V

      FORM OF ADDITIONAL LIEN, MONETARY ENCUMBRANCE AND MEZZANINE FINANCING
                   SUBMISSION PACKAGE TO THE SPECIAL SERVICER

Mortgagor:

Master Servicer Loan #:

Primary Servicer Loan #:

Collateral Type:        (Retail, Industrial, Apartments, Office, etc.)

Address of Property:

Asset Status As of               (date):

   Principal Balance:            $

   Unpaid Accrued Interest:      $

   Unpaid Late Fees/other fees:  $

   Tax Escrow Balance:           $

   Insurance Escrow Balance:     $

   Monthly P&I Payment:          $

   Interest Rate:                %

   Date Principal Paid To:

   Date Interest Paid To:

   Origination Date:

   Maturity Date:

Executive Summary:

1. Summarize the transaction

      a. note deviations from requirements for subordinate/mezzanine financing contained in Loan Documents

      b. if Rating Agency Confirmation is permitted under applicable Loan Documents, note if such Confirmation will be sought

2. State amount and purpose of Lien/Financing. Need an analysis of the impact (physical) on the property and the resulting financial impact on operations & DSCR of combined financing.

3.    Interest Rate

4.    Amount of Monthly/Periodic Payment (identify if P&I or Interest only)

5.    Identify Subordinate/Mezzanine Lender

      a. provide any information furnished by Mortgagor regarding proposed lender

6.    Collateral pledged or mortgaged as security:

7.    Briefly describe collateral

      a.    Size, occupancy, primary tenants, location

      b. NOI and DSCR for prior year and, if available, prior two years and Pro-forma NOI DSCR

8.    Complete the chart below:

The transaction terms and property characteristics are summarized as follows:

            ---------------------------------------------------------------
            Estimated closing date for financing:
            ---------------------------------------------------------------
            Administrative fee to Primary Servicer     $
            ---------------------------------------------------------------
            Additional Fees, if any                    $
            (50%:  Special Servicer; %: Master
            Servicer; %: Primary Servicer
            ---------------------------------------------------------------
            Most recent appraised value according to   $
            appraisal in Master Servicer/Primary
            Servicer's possession
            ---------------------------------------------------------------
            Loan-to-value as of initial underwriting   %
            ---------------------------------------------------------------
            Occupancy as of                            %
            ---------------------------------------------------------------
            12/31 /_ NOI                               $
            ---------------------------------------------------------------
            Debt service coverage as of                x
            ---------------------------------------------------------------


Project Status & Description: (See attached Asset Summary, most recent Inspection Report and most recent rent roll)

1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)

Property Financial Summary: (See attached most recent Income and Expense Statement for Mortgaged Property and operating statement review)

Escrow Status:

1.    Explain status of all Reserves

Collateral Valuation:

1.    Discuss the original appraisal

      A.    Who prepared

      B. Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in Master Servicer/Primary Servicer's possession

2.    Comparison of the following (original to actual property):

      A. Vacancy

      B. Rents

      C. Taxes

      D. Other Key Expenses

Current Market Conditions:

      Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

Recommendation:

1.    State recommendation for approval.

2. Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

Request for Special Servicer Consent:

Master Servicer/Primary Servicer hereby recommends and requests consent of Special Servicer to the foregoing [Subordinate/Mezzanine] Financing.



By:     ____________________________

Title:  ____________________________

Date:   ____________________________




Consent to Additional Lien, Monetary Encumbrance

or Mezzanine Financing as described above is given:

SPECIAL SERVICER,

acting solely in its capacity as Special Servicer



By:     ____________________________

Name:   ____________________________

Title:  ____________________________

Date:   ____________________________

   Schedule of Exhibits to Additional Lien, Monetary Encumbrance or Mezzanine
                              Financing Submission

1. Most recent Income & Expense Statement for property and operating statement review

2.    Original Asset Summary for Mortgaged Property

3. [For Mezzanine financing: If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership]

4. [For subordinate mortgage: Copy of Subordination/Intercreditor Agreement in substantially the form to be executed with subordinate lender]

5.    Copy of Note, Mortgage and any Loan Agreement

6. Copy of subordinate loan documents in substantially the form to be executed

7.    Most recent Rent Roll.

8.    Other items as required by the description set forth above

                                    EXHIBIT W

                          RESTRICTED SERVICER REPORTS

Deal Name
Servicer Watch List
As of
mm/dd/yyyy
Operating Information Reflected As NOI [] or NCF []

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Date Added to    Ending Scheduled
        Loan ID    Prospectus Loan ID    Property Name    Property Type    City    State      Watchlist        Loan Balance
------------------------------------------------------------------------------------------------------------------------------------



Totals:                                                                                                                 $0.00



------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                      Preceding Fiscal                                                Most Recent
                                                        Yr DSCR NOI/      Preceding Fiscal Year     Most Recent     Financial As of
        Loan ID    Paid Thru Date    Maturity Date          NCF            Financial as of Date    DSCR NOI/NCF       Start Date
------------------------------------------------------------------------------------------------------------------------------------



Totals:



------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------


        Loan ID    Comment/Action to be Taken
---------------------------------------------------------



Totals:



---------------------------------------------------------

---------------------------------------------------------

Deal Name
Delinquent Loan Status Report
As of
mm/dd/yyyy
Operating Information Reflected As NOI [] or NCF [X]

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                 Ending
Loan Prospectus ID    Property Name    Property Type    City    State    Sq Ft or Units    Paid Thru Date    Scheduled Loan
                                                                                                                 Balance
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                     Cumulative
                       Total P&I     Other Expense     Total T&I       Unpaid
Loan Prospectus ID      Advances        Advances        Advances       Advance     Total Exposure    Current Monthly P&I
                      Outstanding     Outstanding     Outstanding     Interest
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


Loan Prospectus ID    Current Interest Rate    Maturity Date     LTM NOI/NCF    LTM NOI/NCF    LTM DSCR    Valuation Date
                                                                     Date                      (NOI/NCF)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Date Asset
                         Appraisal                                               Transfer    Expected to be
Loan Prospectus ID        BPO or        Loss Using 90% Appr. Or    ARA Amount      Date        Resolved or       Workout Strategy
                      Internal Value               BPO                                         Foreclosed
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


Loan Prospectus ID    Comments

------------------------------------------------------------------------------------------------------------------------------------



LOANS IN FORECLOSURE AND NOT REO
--------------------------------


90 + DAYS DELINQUENT
--------------------


60 to 89 DAYS DELINQUENT
------------------------


30 to 59 DAYS DELINQUENT
------------------------


Current & at Special Servicer
-----------------------------


MATURED PERFORMING LOANS
------------------------


MATURED NON-PERFORMING LOANS
----------------------------


FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
*Workout Strategy matches the CMSA Loan Periodic Update File.
BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
**BPO - Broker opinion
The 30 to 59, 60 to 89 and 90+ day delinquent categories does not include Matured loans or loans in Foreclosure & Not REO.
Matured Performing Loans are loans whose maturity dates have passed without being paid off, but the Assumed Monthly Payment is still being received from the borrower.
Matured Non-Performing Loans are loans whose maturity dates have passed without being paid off and the Assumed Monthly Payment is not being received from the borrower.


Deal Name
REO Status Report
As of
mm/dd/yyyy
Operating Information Reflected As NOI [] or NCF []

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Allocated
                                                                                                          Ending
Property ID    Property Name    Property Type    City    State    Sq Ft or Units    Paid Thru Date    Scheduled Loan
                                                                                                          Amount
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                     Other Expense
               Total P&I Advances       Advance       Total T&I Advance    Cumulative Unpaid                      Current Monthly
Property ID       Outstanding         Outstanding        Outstanding        Advance Interest    Total Exposure          P&I

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                LTM NOI/NCF     LTM DSCR                         Most Recent      Loss using 90%
Property ID    Maturity Date       Date        (NOI/NCF)    Valuation Date    Valuation Source     Appr. Or BPO     ARA Amount

------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                    REO        Date Asset Expected
Property ID    Transfer Date    Acquisition       to be Resolved          Comments
                                   Date
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------


Deal Name
Comparative Financial Status Report
As of
mm/dd/yyyy
Operating Information Reflected As NOI [] or NCF []

------------------------------------------------------------------------------------------------------------------------------------





                                                                      Last Property     Property     Current Allocated Loan
GMAC Loan No    Prospectus Number    Property ID    City    State    Inspection Date    Condition            Amount
                                                                        yyyymmdd
------------------------------------------------------------------------------------------------------------------------------------



              Total:                                                                                          $0.00



------------------------------------------------------------------------------------------------------------------------------------
                                                            Original Underwriting
                                                                Information

                                                               :Basis Year                as of


                Paid Thru    Financial Info     %                         $        %      Financial Info
GMAC Loan No       Date        as of Date      Occ    Total Revenue    NOI/NCF    DSCR      as of Date
                 yyyymmdd       yyyymmdd                                                     yyyymmdd
------------------------------------------------------------------------------------------------------------------------------------



                                                                              $0.00


------------------------------------------------------------------------------------------------------------------------------------
                2nd Preceding Annual Operating                                          Preceding Annual Operating
                         Information                                                             Information

                                             Normalized      as of                                           Normalized


                   %                         $               Financial Info as     %                         $
GMAC Loan No      Occ    Total Revenue    NOI/NCF    DSCR        of Date          Occ    Total Revenue    NOI/NCF    DSCR
                                                                 yyyymmdd
------------------------------------------------------------------------------------------------------------------------------------



                                    $0.00      $0.00                                                 $0.00      $0.00


------------------------------------------------------------------------------------------------------------------------------------
                                                                  Most Recent Financial                       (2)
                                                                       Information                            Net Change

                                                                  Normalized or Actual                        Preceding & Basis

                                                                                                                        %
                                                                                              $                %      Total
GMAC Loan No    FS Start Date    FS End Date    Occ As of Date    %OCC    Total Revenue    NOI/NCF    DSCR    Occ    Revenue    DSCR
                  yyyymmdd         yyyymmdd        yyyymmdd
------------------------------------------------------------------------------------------------------------------------------------



                                                                                    $0.00


Deal Name
Historical Modification and Corrected Loan Report
As of
mm/dd/yyyy

------------------------------------------------------------------------------------------------------------------------------------

Prospectus Loan                                                       Most Recent Master    Effective Date of   Balance When Sent to
      ID                     City    State    Type of Modification   Servicer Return Date     Modification        Special Servicer
------------------------------------------------------------------------------------------------------------------------------------
Loan Modifications:
Sub Totals

Corrected Mortgage Loans:
Sub Totals

Total For All Loans:


------------------------------------------------------------------------------------------------------------------------------------

Prospectus Loan              Balance at the Effective                 # Mths for
      ID                       Date of Modification      Old Rate    Rate Change    New Rate    Old P&I    New P&I    Old Maturity
------------------------------------------------------------------------------------------------------------------------------------
Loan Modifications:
Sub Totals

Corrected Mortgage Loans:
Sub Totals

Total For All Loans:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Est. Future Interest
Prospectus Loan                              Total # Mths for    Realized Loss to      Loss to Trust $
      ID                     New Maturity     Change of Mod          Trust $           (Rate Reduction)      COMMENT
------------------------------------------------------------------------------------------------------------------------------------
Loan Modifications:
Sub Totals

Corrected Mortgage Loans:
Sub Totals

Total For All Loans:

Deal Name
Historical Loan Liquidation Report
(Reo-sold, Discounted Payoff or Note Sale)
As of
mm/dd/yyyy

------------------------------------------------------------------------------------------------------------------------------------
                                                                          %
                                                                       Received
Prospectus Loan                                                          From        Latest Appraisal or Brokers    Effect Date of
      ID           Property Name    Property Type    City    State    Liquidation              Opinion                Liquidation
------------------------------------------------------------------------------------------------------------------------------------
Total all Loans:                                                                                           $0.00





Current Month Only:                                                                                        $0.00


------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Total T&I and
                                  Net Proceeds                          Total P&I      Other Expenses
Prospectus Loan                    Received on    Ending Scheduled    Reimbursed at    Reimbursed at     Cumulative Unpaid
      ID           Sales Price     Liquidation        Balance          Liquidation      Liquidation       Advance Interest
------------------------------------------------------------------------------------------------------------------------------------
Total all Loans:         $0.00           $0.00               $0.00            $0.00             $0.00                $0.00





Current Month Only:      $0.00           $0.00               $0.00            $0.00             $0.00                $0.00


------------------------------------------------------------------------------------------------------------------------------------


Prospectus Loan    Servicing Fees                                     Date Loss Passed                          Date of Minor Adj
      ID              Expense        Net Proceeds    Realized Loss         thru           Minor Adj to Trust       Passed Thru
------------------------------------------------------------------------------------------------------------------------------------
Total all Loans:            $0.00           $0.00            $0.00                                     $0.00





Current Month Only:         $0.00           $0.00            $0.00                                     $0.00


-------------------------------------------------------

                                      Loss % of
Prospectus Loan    Total Loss with    Scheduled
      ID             Adjustment        Balance
-------------------------------------------------------
Total all Loans:             $0.00         $0.00





Current Month Only:          $0.00         $0.00

                                    EXHIBIT X

                         UNRESTRICTED SERVICER REPORTS

------------------------------------------------------------------------------------------------------------------------------------

                                                                             Original      Original      First Loan
                                         Prospectus Loan    Original Note     Term of    Amortization   Payment Due    Grace Days
Transaction ID    Group ID    Loan ID           ID              Amount         Loan          Term           Date        Allowed
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                                       Interest
                                                                        Accrual
                                                           Interest     Method     Interest in Arrears     Payment
Transaction ID    Interest Only (Y/N)    Balloon (Y/N)    Rate Type      Code             (Y/N)           Type Code
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                           Yield          Prepayment
                  Prepayment Lock-    Maintenance End    Premium End
Transaction ID      out End Date           Date              Date       Prepayment Terms Description    ARM Index Code
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                  First Rate    First Payment
                  Adjustment     Adjustment                                                                 Periodic Rate
Transaction ID       Date           Date         ARM Margin    Lifetime Rate Cap    Lifetime Rate Floor    Increase Limit
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                     Periodic Pay      Periodic Pay
                   Periodic Rate    Adjustment Max    Adjustment Max     Payment     Rate Reset    Payment Reset    Rounding
Transaction ID    Decrease Limit          %                 $           Frequency     Frequency      Frequency        Code
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                 Negative         Max Negate
                   Rounding     Index Look     Amortization     Allowed (% of     Maximum Negate     Remaining Term
Transaction ID    Increment    Back in Days    Allowed (Y/N)    Orig. Balance)      Allowed ($)     at Contribution
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                     Remaining                           Scheduled Principal
                   Amortized Term    Maturity Date at        Balance at        Note Rate at      Servicer and        Fee Rate/
Transaction ID    at Contribution      Contribution         Contribution       Contribution    Trustee Fee Rate    Strip Rate 1
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Periodic P&I
                    Fee Rate/       Fee Rate/       Fee Rate/       Fee Rate/      Net Rate at     Payment at     # of Properties
Transaction ID    Strip Rate 2    Strip Rate 3    Strip Rate 4    Strip Rate 5    Contribution    Contribution    at Contribution
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------


                                                                        Property    Property                        Property
Transaction ID    Property Name    Property Address    Property City      State     Zip Code    Property County    Type Code
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------


                  Net Square Feet      # of Units/Beds/
Transaction ID    at Contribution    Rooms at Contribution    Year Built    NOI at Contribution    DSCR at Contribution
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                               Physical                                             Securitization
                  Appraisal Value at    Appraisal Date at    Occupancy At     Revenue At     Operating Expenses    Financials As Of
Transaction ID       Contribution         Contribution       Contribution    Contribution      At Contribution           Date
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                                                              Collection of
                                    Ground Lease    Cross-Collateralized    Collection of    Other Reserves     Lien Position
Transaction ID    Recourse (Y/N)      (Y/S/N)          Loan Grouping        Escrows (Y/N)         (Y/N)        At Contribution
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                     Hyper       Defesance
                  Amortizing    Option Start       Defesance        Last Setup       NCF At       DSCR (NCF) at     DSCR Indicator
Transaction ID    Begin Date        Date        Option End Date    Change Date    Contribution     Contribution    at Contribution
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                         Financial
                                                        Information    Additional
                   Loan Contributor    Credit Tenant     Submission     Financing    Loan Structure
Transaction ID    to Securitization        Lease         Penalties      Indicator         Code
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Current
                                                                                Beginning      Current Ending
                                         Prospectus Loan    Distribution        Scheduled         Scheduled
Transaction ID    Group ID    Loan ID           ID              Date             Balance           Balance
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   Servicer and
                                                                                                    Trustee Fee      Fee Rate/
Transaction ID    Paid Thru Date       Current Index Rate    Current Note Rate    Maturity Date         Rate       Strip Rate 1
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------


                  Fee Rate/         Fee Rate/       Fee Rate/       Fee Rate/
Transaction ID    Strip Rate 2    Strip Rate 3    Strip Rate 4    Strip Rate 5    Net Rate    Next Index Rate    Next Note Rate
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                                           Scheduled
                     Next Rate         Next Payment        Scheduled       Principal    Total Scheduled    Neg Am/Deferred
Transaction ID    Adjustment Date    Adjustment Date    Interest Amount      Amount         P&I Due        Interest Amount
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                  Unscheduled
                   Principal     Other Principal      Liquidation/     Prepayment Penalty/    Prepayment Interest
Transaction ID    Collections      Adjustments      Prepayment Date      Yld Maint Rec'd       Excess (Shortfall)
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                  Liquidation/                                                                                  Other Expense
                   Prepayment     Most Recent              Cumulative                      Total P&I Advance       Advance
Transaction ID        Code        ASER Amount    Blank    ASER Amount    Actual Balance       Outstanding        Outstanding
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                                                       Net Proceeds
                  Status of        In        Foreclosure                Bankruptcy      Received on    Liquidation    Realized Loss
Transaction ID       Loan      Bankruptcy     Start Date    REO Date       Date         Liquidation      Expense        to Trust
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    Preceding Fiscal
                  Date of Last    Modification                                                   Preceding Fiscal    Year Operating
Transaction ID    Modification        Code        Modified Note Rate    Modified Payment Rate      Year Revenue        Expenses
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                                                   Preceding Fiscal     Preceding Fiscal
                  Preceding Fiscal    Preceding Fiscal Year    Preceding Fiscal      Year Physical     Year Financial as
Transaction ID        Year NOI           Debt Svc Amount        Year DSCR (NOI)        Occupancy            of Date
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                      Second Preceding
                  Second Preceding       Fiscal Year                          Second Preceding    Second Preceding
                    Fiscal Year          Operating        Second Preceding    Fiscal Year Debt    Fiscal Year DSCR
Transaction ID        Revenue             Expenses         Fiscal Year NOI     Service Amount           (NOI)
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                    Second Preceding         Second Preceding                        Most Recent
                  Fiscal Year Physical    Fiscal Year Financial As    Most Recent     Operating
Transaction ID         Occupancy                 of Date                Revenue        Expenses     Most Recent NOI
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                 Most Recent    Most Recent         Most Recent                       Most Recent
                  Most Recent Debt  Most Recent    Physical   Financial As Of    Financial As Of     Most Recent    Appraisal, BPO,
Transaction ID     Service Amount    DSCR (NOI)   Occupancy      Start Date         End Date       Valuation Date  or Internal Value
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Date Asset
                                   Most Recent Special    Most Recent Master    Expected to be
                     Workout        Servicer Transfer       Servicer Return       Resolved or               Current Hyper
Transaction ID    Strategy Code           Date                   Date             Foreclosed      Blank    Amortizing Date
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                          Last Loan     Last Property
                      Most Recent         Last Setup    Contribution     Contribution     Number of    Preceding Year
Transaction ID    Financial Indicator    Change Date        Date             Date        Properties    DSCR Indicator
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Second
                      Second                                                      Preceding      Preceding
                  Preceding Year      Most Recent      NOI/NCF      Date of      Fiscal Year    Fiscal Year    Most Recent
Transaction ID    DSCR Indicator    DSCR Indicator    Indicator    Assumption        NCF         DSCR (NCF)        NCF
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Cumulative
                                                                                                             Accrued
                                                                                                             Unpaid
                  Most Recent    Defesance                              Credit Tenant    Other Interest      Advance
Transaction ID     DSCR (NCF)      Status     ARA Amount    ARA Date        Lease           Adjustment      Interest
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------


                                                    Special Servicing     Reimbursed                                      Non
                  Total Reserve    Date Added to     Fee Amount plus     Interest on    Workout Fee  Liquidation Fee  Recoverability
Transaction ID       Balance         Watchlist         Adjustments         Advances        Amount        Amount        Determined
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                                                   Cross
                                                             Distribution    Collateralized Loan
Transaction ID    Loan ID    Prospectus ID    Property ID        Date             Grouping          Property Name
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------


                                                       Property    Property Zip                       Property Type
Transaction ID    Property Address    Property City      State         Code        Property County         Code        Year Built
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Current
                                                                                    Allocated                     Allocated
                                Net Square     #Units/Beds/                       Percentage of      Current        Ending
                  Year Last       Feet at        Rooms at                            Loan at        Allocated   Scheduled Loan
Transaction ID    Renovated    Contribution    Contribution    Property Status     Contribution     Percentage      Amount
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                                              Date Asset
                  Ground                                   Most Recent      Expected to be
                   Lease                Most Recent      Appraisal, BPO,     Resolved or      Foreclosure
Transaction ID    (Y/S/N)    Blank    Valuation Date    or Internal Value     Foreclosed       Start Date    REO Date
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                  Most Recent                                            % Sq. Feet      % Sq. Feet        % Sq. Feet
                    Physical     Occupancy As    Date Lease Rollover    Expiring 1-12   Expiring 13-24    Expiring 25-36
Transaction ID     Occupancy        of Date            Review               months          months            months
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                   % Sq. Feet      % Sq. Feet                Square Feet of     2nd      Square Feet of      3rd     Square Feet of
                  Expiring 37-48  Expiring 49+    Largest        Largest      Largest     2nd Largest      Largest    3rd Largest
Transaction ID        months          months      Tenant         Tenant        Tenant       Tenant          Tenant       Tenant
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                   Fiscal       Contribution                        Operating
                  Year End    Financials as of     Revenue at      Expenses at       NOI at       DSCR (NOI) at   Appraisal Value at
Transaction ID      Month           Date          Contribution    Contribution    Contribution     Contribution      Contribution
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                       Physical                       Preceding Fiscal                        Preceding Fiscal
                   Appraisal Date    Occupancy at    Date of Last    Year Financial As    Preceding Fiscal     Year Operating
Transaction ID    at Contribution    Contribution     Inspection          Of Date           Year Revenue          Expenses
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                                             Preceding
                                         Preceding                          Fiscal Year     Second Preceding         Second
                  Preceding Fiscal    Fiscal Yr Debt    Preceding Fiscal      Physical     FY Financial As Of    Preceding Fiscal
Transaction ID       Year NOI         Service Amount     Year DSCR (NOI)     Occupancy            Date             Year Revenue
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                      Second                                                Second
                                     Preceding                                             Preceding
                  Second Preceding    Fiscal                          Second Preceding    Fiscal Year      Property
                    FY Operating       Year    Second Preceding FY    Fiscal Year DSCR      Physical     Contribution    Most Recent
Transaction ID        Expenses         NOI     Debt Service Amount         (NOI)           Occupancy         Date          Revenue
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                  Most Recent                    Most Recent                     Most Recent        Most Recent      Most Recent
                   Operating     Most Recent    Debt Service    Most Recent    Financial As of    Financial As of     Financial
Transaction ID     Expenses          NOI            Amount       DSCR (NOI)      Start Date           End Date        Indicator
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                    Preceding      Preceding        Second          Second
                     NCF at       DSCR (NCF) at    Fiscal Year    Fiscal Year    Preceding FY    Preceding FY    Most Recent
Transaction ID    Contribution     Contribution        NCF         DSCR (NCF)         NCF          DSCR (NCF)        NCF
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                Deferred      Date of Lease       Date of Lease        Date of Lease
                  Most Recent     NOI/NCF     Maintenance     Expiration of     Expiration of 2nd    Expiration of 3rd
Transaction ID     DSCR (NCF)    Indicator       Flag        Largest Tenant       Largest Tenant       Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------

                   Property    Most Recent
                  Condition     Valuation
Transaction ID      Legend       Source
-------------------------------------------------------------------------------


                                   EXHIBIT Y-1

                             INVESTOR CERTIFICATION

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention:  Corporate Trust Administration (CMBS)

            Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4

            In accordance with the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), by and among Morgan Stanley Capital I Inc., as depositor, GMAC Commercial Mortgage Corporation, as servicer, Midland Loan Services, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"), with respect to the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 - Class __ Certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

      1. The undersigned is a [holder][beneficial holder][prospective purchaser] of $______________________ aggregate Certificate Balance of the Class ____ Certificates.

      2. The undersigned is requesting access to information relating to the Certificates contained on the Paying Agent's internet website or such other information relating to the Certificates as set forth on the schedule attached hereto (collectively, the "Information"):

      3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Paying Agent, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other Person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any non-registered certificate pursuant to Section 5 of the Securities Act.

            All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                    [CERTIFICATEHOLDER] [BENEFICIAL HOLDER]
                                    [PROSPECTIVE PURCHASER]



                                    By:  _______________________________

                                    Name:
                                    Title:
                                    Address:

                                    Telephone No.:

                                   EXHIBIT Y-2

                             INVESTOR CERTIFICATION


                                    [Date]

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention:  Corporate Trust Administration (CMBS)

            Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 -- Class TN Certificates

            In accordance with the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), by and among Morgan Stanley Capital I Inc., as depositor, GMAC Commercial Mortgage Corporation, as servicer, Midland Loan Services, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"), with respect to the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 - Class TN Certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

      1. The undersigned is a [holder][beneficial holder][prospective purchaser] of $______________________ aggregate Certificate Balance of the Class TN-____ Certificates.

      2. The undersigned is requesting access to information relating to the Certificates contained on the Paying Agent's internet website or such other information relating to the Certificates as set forth on the schedule attached hereto (collectively, the "Information"):

      3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Paying Agent, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other Person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any non-registered certificate pursuant to Section 5 of the Securities Act.

            All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                    ____________________________________________
                                    [CERTIFICATEHOLDER] [BENEFICIAL HOLDER]
                                    [PROSPECTIVE PURCHASER]



                                    By:  _______________________________

                                    Name:
                                    Title:
                                    Address:

                                    Telephone No.:

                                 EXHIBIT Y-3

                             INVESTOR CERTIFICATION


                                    [Date]

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention:  Corporate Trust Administration (CMBS)

            Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 -- Class MM Certificates

            In accordance with the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), by and among Morgan Stanley Capital I Inc., as depositor, GMAC Commercial Mortgage Corporation, as servicer, Midland Loan Services, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"), with respect to the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 - Class MM Certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

      1. The undersigned is a [holder][beneficial holder][prospective purchaser] of $______________________ aggregate Certificate Balance of the Class MM-____ Certificates.

      2. The undersigned is requesting access to information relating to the Certificates contained on the Paying Agent's internet website or such other information relating to the Certificates as set forth on the schedule attached hereto (collectively, the "Information"):

      3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Paying Agent, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other Person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any non-registered certificate pursuant to Section 5 of the Securities Act.

            All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                    [CERTIFICATEHOLDER] [BENEFICIAL HOLDER]
                                    [PROSPECTIVE PURCHASER]



                                    By:  _______________________________

                                    Name:
                                    Title:
                                    Address:

                                    Telephone No.:

                                    EXHIBIT Z

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

    For loans having balance of (a) $20,000,000 or less, and (b) less than or equal to 5% of Aggregate Certificate Balance, whichever is less

To:   [Address]
      Attn:

From:  ______________________________________, in its capacity as Master
       Servicer (the "Servicer") under the Pooling and Servicing Agreement dated ______as of June 1, 2003 (the "Pooling and Servicing Agreement"), among the Servicer, __________________ as Trustee, and others.

Date:  __________, 20___

       Re: Morgan Stanley Capital I Inc.,
           Commercial Mortgage Pass-Through
           Certificates, Series 2003-IQ4

            Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            1. NOTIFY YOU THAT THE MORTGAGOR HAS CONSUMMATED A DEFEASANCE OF THE MORTGAGE LOAN PURSUANT TO THE TERMS OF THE MORTGAGE LOAN, OF THE TYPE CHECKED BELOW:

                  ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

                  ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the Principal Balance of the Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

            2. CERTIFY THAT EACH OF THE FOLLOWING IS TRUE, SUBJECT TO THOSE EXCEPTIONS SET FORTH WITH EXPLANATORY NOTES ON EXHIBIT A HERETO, WHICH EXCEPTIONS THE SERVICER HAS DETERMINED, CONSISTENT WITH THE SERVICING STANDARD, WILL HAVE NO MATERIAL ADVERSE EFFECT ON THE MORTGAGE LOAN OR THE DEFEASANCE
                  TRANSACTION:

                  A. THE MORTGAGE LOAN DOCUMENTS PERMIT THE DEFEASANCE, AND THE TERMS AND CONDITIONS FOR DEFEASANCE SPECIFIED THEREIN WERE SATISFIED IN ALL MATERIAL RESPECTS IN COMPLETING THE DEFEASANCE.

                  B.    THE DEFEASANCE WAS CONSUMMATED ON __________, 20__.

                  C.    THE DEFEASANCE COLLATERAL CONSISTS OF SECURITIES THAT
                        (I) CONSTITUTE "GOVERNMENT SECURITIES" AS DEFINED IN
                        SECTION 2(A)(16) OF THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED (15 U.S.C. 80A-1), (II) ARE LISTED AS "QUALIFIED INVESTMENTS FOR 'AAA' FINANCINGS" UNDER PARAGRAPHS 1, 2 OR 3 OF "CASH FLOW APPROACH" IN STANDARD & POOR'S PUBLIC FINANCE CRITERIA 2000, AS AMENDED TO THE DATE OF THE DEFEASANCE, (III) ARE RATED 'AAA' BY STANDARD & POOR'S, (IV) IF THEY INCLUDE A PRINCIPAL OBLIGATION, THE PRINCIPAL DUE AT MATURITY CANNOT VARY OR CHANGE, AND (V) ARE NOT SUBJECT TO PREPAYMENT, CALL OR EARLY REDEMPTION. SUCH SECURITIES HAVE THE CHARACTERISTICS SET FORTH BELOW:

                       CUSIP RATE MAT PAY DATES ISSUED

                  D. THE SERVICER RECEIVED AN OPINION OF COUNSEL (FROM COUNSEL APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD) THAT THE DEFEASANCE WILL NOT RESULT IN AN ADVERSE REMIC EVENT.

                  E. THE SERVICER DETERMINED THAT THE DEFEASANCE COLLATERAL WILL BE OWNED BY AN ENTITY (THE "DEFEASANCE OBLIGOR") AS TO WHICH ONE OF THE STATEMENTS CHECKED BELOW IS TRUE:

                  ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                  ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                  ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  F. THE SERVICER RECEIVED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OR THE ACCOUNTANT'S LETTER DESCRIBED BELOW CONTAINED STATEMENTS THAT IT REVIEWED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OF THE DEFEASANCE COLLATERAL TO AN ELIGIBLE ACCOUNT (AS DEFINED IN THE S&P CRITERIA) IN THE NAME OF THE DEFEASANCE OBLIGOR, WHICH ACCOUNT IS MAINTAINED AS A SECURITIES ACCOUNT BY THE TRUSTEE ACTING AS A SECURITIES INTERMEDIARY.

                  G. AS SECURITIES INTERMEDIARY, TRUSTEE IS OBLIGATED TO MAKE THE SCHEDULED PAYMENTS ON THE MORTGAGE LOAN FROM THE PROCEEDS OF THE DEFEASANCE COLLATERAL DIRECTLY TO THE SERVICER'S CERTIFICATE ACCOUNT IN THE AMOUNTS AND ON THE DATES SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS OR, IN A PARTIAL DEFEASANCE, THE PORTION OF SUCH SCHEDULED PAYMENTS ATTRIBUTED TO THE ALLOCATED LOAN AMOUNT FOR THE REAL PROPERTY DEFEASED, INCREASED BY ANY DEFEASANCE PREMIUM SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS (THE "SCHEDULED PAYMENTS").

                  H. THE SERVICER RECEIVED FROM THE MORTGAGOR WRITTEN CONFIRMATION FROM A FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, STATING THAT (I) REVENUES FROM PRINCIPAL AND INTEREST PAYMENTS MADE ON THE DEFEASANCE COLLATERAL (WITHOUT TAKING INTO ACCOUNT ANY EARNINGS ON REINVESTMENT OF SUCH REVENUES) WILL BE SUFFICIENT TO TIMELY PAY EACH OF THE SCHEDULED PAYMENTS AFTER THE DEFEASANCE INCLUDING THE PAYMENT IN FULL OF THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN CONNECTION WITH A PARTIAL DEFEASANCE) ON ITS MATURITY DATE (OR, IN THE CASE OF AN ARD LOAN, ON ITS ANTICIPATED REPAYMENT DATE), (II) THE REVENUES RECEIVED IN ANY MONTH FROM THE DEFEASANCE COLLATERAL WILL BE APPLIED TO MAKE SCHEDULED PAYMENTS WITHIN FOUR (4) MONTHS AFTER THE DATE OF RECEIPT, AND (III) INTEREST INCOME FROM THE DEFEASANCE COLLATERAL TO THE DEFEASANCE OBLIGOR IN ANY CALENDAR OR FISCAL YEAR WILL NOT EXCEED SUCH DEFEASANCE OBLIGOR'S INTEREST EXPENSE FOR THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN A PARTIAL DEFEASANCE) FOR SUCH YEAR.

                  I. THE SERVICER RECEIVED OPINIONS FROM COUNSEL, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, THAT (I) THE AGREEMENTS EXECUTED BY THE MORTGAGOR AND/OR THE DEFEASANCE OBLIGOR IN CONNECTION WITH THE DEFEASANCE ARE ENFORCEABLE AGAINST THEM IN ACCORDANCE WITH THEIR TERMS, AND (II) THE TRUSTEE WILL HAVE A PERFECTED, FIRST PRIORITY SECURITY INTEREST IN THE DEFEASANCE COLLATERAL DESCRIBED ABOVE.

                  J. THE AGREEMENTS EXECUTED IN CONNECTION WITH THE DEFEASANCE (I) PERMIT REINVESTMENT OF PROCEEDS OF THE DEFEASANCE COLLATERAL ONLY IN PERMITTED INVESTMENTS (AS DEFINED IN THE S&P CRITERIA), (II) PERMIT RELEASE OF SURPLUS DEFEASANCE COLLATERAL AND EARNINGS ON REINVESTMENT TO THE DEFEASANCE OBLIGOR OR THE MORTGAGOR ONLY AFTER THE MORTGAGE LOAN HAS BEEN PAID IN FULL, IF ANY SUCH RELEASE IS PERMITTED, (III) PROHIBIT ANY SUBORDINATE LIENS AGAINST THE DEFEASANCE COLLATERAL, AND
                        (IV) PROVIDE FOR PAYMENT FROM SOURCES OTHER THAN THE DEFEASANCE COLLATERAL OR OTHER ASSETS OF THE DEFEASANCE OBLIGOR OF ALL FEES AND EXPENSES OF THE SECURITIES INTERMEDIARY FOR ADMINISTERING THE DEFEASANCE AND THE SECURITIES ACCOUNT AND ALL FEES AND EXPENSES OF MAINTAINING THE EXISTENCE OF THE DEFEASANCE OBLIGOR.

                  K. THE ENTIRE PRINCIPAL BALANCE OF THE MORTGAGE LOAN AS OF THE DATE OF DEFEASANCE WAS $___________ [$20,000,000 OR LESS OR LESS THAN FIVE PERCENT OF POOL BALANCE, WHICHEVER IS LESS] WHICH IS LESS THAN 5% OF THE AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE MOST RECENT PAYING AGENT'S MONTHLY CERTIFICATEHOLDER REPORT RECEIVED BY US (THE "CURRENT REPORT").

                  L. THE DEFEASANCE DESCRIBED HEREIN, TOGETHER WITH ALL PRIOR AND SIMULTANEOUS DEFEASANCES OF MORTGAGE LOANS, BRINGS THE TOTAL OF ALL FULLY AND PARTIALLY DEFEASED MORTGAGE LOANS TO $__________________, WHICH IS _____% OF THE
                        AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE CURRENT REPORT.

            3. CERTIFY THAT, IN ADDITION TO THE FOREGOING, SERVICER HAS IMPOSED SUCH ADDITIONAL CONDITIONS TO THE DEFEASANCE, SUBJECT TO THE LIMITATIONS IMPOSED BY THE MORTGAGE LOAN DOCUMENTS, AS ARE CONSISTENT WITH THE SERVICING STANDARD.

            4. CERTIFY THAT EXHIBIT B HERETO IS A LIST OF THE MATERIAL AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS FOR THE DEFEASANCE OBLIGOR, AND OPINIONS OF COUNSEL AND INDEPENDENT ACCOUNTANTS EXECUTED AND DELIVERED IN CONNECTION WITH THE DEFEASANCE DESCRIBED ABOVE AND THAT ORIGINALS OR COPIES OF SUCH AGREEMENTS, INSTRUMENTS AND OPINIONS HAVE BEEN TRANSMITTED TO THE TRUSTEE FOR PLACEMENT IN THE RELATED MORTGAGE FILE OR, TO THE EXTENT NOT REQUIRED TO BE PART OF THE RELATED MORTGAGE FILE, ARE IN THE POSSESSION OF THE SERVICER AS PART OF THE SERVICER'S MORTGAGE FILE.

            5. CERTIFY AND CONFIRM THAT THE DETERMINATIONS AND CERTIFICATIONS DESCRIBED ABOVE WERE RENDERED IN ACCORDANCE WITH THE SERVICING STANDARD SET FORTH IN, AND THE OTHER APPLICABLE TERMS AND CONDITIONS OF, THE POOLING AND SERVICING AGREEMENT.

            6. CERTIFY THAT THE INDIVIDUAL UNDER WHOSE HAND THE SERVICER HAS CAUSED THIS NOTICE AND CERTIFICATION TO BE EXECUTED DID CONSTITUTE A SERVICING OFFICER AS OF THE DATE OF THE DEFEASANCE DESCRIBED ABOVE.

            7. AGREE TO PROVIDE COPIES OF ALL ITEMS LISTED IN EXHIBIT B TO YOU UPON REQUEST.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.


                                       SERVICER:  ____________________________



                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT AA

                        FORM OF PERFORMANCE CERTIFICATION

      Re: Morgan Stanley Capital I Inc. Trust 2003-IQ4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), [__________] as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

I, [identify the certifying individual], certify to the Depositor [and the Trustee] [add for certifications signed by an officer of the Master Servicer or the Special Servicer], and [its][their] [add for certifications signed by an officer of the Master Servicer or the Special Servicer] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;]

      2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

      3. [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer, the Special Servicer and each Primary Servicer under the Pooling and Servicing Agreement and/or the related Primary Servicing agreement for inclusion in the Reports is included in the Reports;]

      4. [To be certified by each of the Master Servicer and the Special Servicer] [I am responsible for reviewing the activities performed by the [Master Servicer] [Special Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review performed as required under Section 8.12 of the Pooling and Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section 8.12 of the Pooling and Servicing Agreement, the [Master Servicer] [Special Servicer] has fulfilled its material obligations under the Pooling and Servicing Agreement; and]

      5. [To be certified by each of the Master Servicer and the Special Servicer] [I have disclosed to the [Master Servicer's][Special Servicer's] certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of the [Master Servicer][Special Servicer] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]


Date:
      ___________________________



_______________________________________
[Signature]
[Title]

                             EXHIBIT A to EXHIBIT AA

                           FORM OF CERTIFICATION TO BE
                  PROVIDED TO DEPOSITOR AND THE MASTER SERVICER

      Re: Morgan Stanley Capital I Inc. Trust 2003-IQ4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), [__________] as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar (the "Trustee"). Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

I, [identify the certifying individual], [identify title], on behalf of [___________], as Primary Servicer, certify to the Depositor, the Trustee and the Master Servicer, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I am responsible for reviewing the activities performed by the Primary Servicer under the [describe sub-servicing agreement] and based upon my knowledge and the annual compliance review performed as required under Section ___ of the Primary Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section ___ of the Primary Servicing Agreement, the Primary Servicer has fulfilled its material obligations under the Primary Servicing Agreement; and

      2. I have disclosed to the Primary Servicer's certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of the Primary Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Primary Servicing Agreement.]


Date: _________________________



_______________________________________
[Signature]
[Title]

                                   SCHEDULE I

                               CIBC LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number    Property Name
------------------------   -------------   ------------   ----------------------------------------------------------------
6                          CIBC                       2   Swedesford Plaza
7                          CIBC                      23   Encino Place
9                          CIBC                      31   The Winsted at Sunset West Apartments
11                         CIBC                    29.4   North American Packaging Portfolio - South Brunswick, New Jersey
12                         CIBC                    29.3   North American Packaging Portfolio - Cleveland, Ohio
13                         CIBC                    29.2   North American Packaging Portfolio - Cidra, Puerto Rico
14                         CIBC                    29.1   North American Packaging Portfolio - Bryan, Texas
15                         CIBC                    29.6   North American Packaging Portfolio - Valparaiso, Indiana
16                         CIBC                    29.5   North American Packaging Portfolio - Toccoa, Georgia
17                         CIBC                       3   1801 North Military Trail
23                         CIBC                       7   Apopka Land Regional Shopping Center
24                         CIBC                      11   Ross Plaza
27                         CIBC                      20   Shop Rite - Philadelphia
28                         CIBC                       8   Bristol Warner Shopping Center
35                         CIBC                      24   530 Preston Avenue
39                         CIBC                      14   The Publicker Building
40                         CIBC                       6   The Grove at University Club Apartments
42                         CIBC                      30   Oak Manor Apartments
45                         CIBC                      22   4701 Mt. Hope Drive
46                         CIBC                      10   The Village at Searcy
57                         CIBC                       5   Firehouse Square
58                         CIBC                       1   Walgreens - Madison
59                         CIBC                      16   Tri-State Office Building (432 Walnut Street)
61                         CIBC                       9   149 Entin Road
72                         CIBC                      32   Hastings Self Storage
78                         CIBC                      13   Timber Sound II Apartments
82                         CIBC                       4   Walgreens - Lorain

Total /Weighted Averages


Loan                                                                               Property Sub-            Cut-Off Date
Pool No.                   City                 State   Zip Code   Property Type   Type                       Balance
------------------------   ------------------   -----   --------   -------------   ----------------------   ------------
6                          Tredyffrin            PA        19312   Retail          Anchored                  $21,437,536
7                          Encino                CA        91436   Retail          Unanchored                $19,482,755
9                          Rocklin               CA        95765   Multifamily     Garden                    $13,757,149
11                         Dayton                NJ        08810   Industrial      Warehouse/Distribution     $3,848,044
12                         Cleveland             OH        44108   Industrial      Warehouse/Distribution     $2,307,068
13                         Cidra                 PR        00739   Industrial      Warehouse/Distribution     $2,232,913
14                         Bryan                 TX        77803   Industrial      Warehouse/Distribution     $1,488,456
15                         Valparaiso            IN        46383   Industrial      Warehouse/Distribution     $1,190,887
16                         Toccoa                GA        30577   Industrial      Warehouse/Distribution     $1,116,456
17                         Boca Raton            FL        33431   Office          Suburban                  $12,058,244
23                         Apopka                FL        32703   Retail          Anchored                   $9,142,114
24                         Naples                FL        34105   Retail          Anchored                   $8,800,000
27                         Philadelphia          PA        19128   Retail          Anchored                   $8,400,000
28                         Santa Ana             CA        92704   Retail          Anchored                   $8,384,321
35                         Meriden               CT        06450   Office          Suburban                   $5,695,387
39                         Philadelphia          PA        19102   Office          Urban                      $4,700,000
40                         Tallahassee           FL        32304   Multifamily     Student Housing            $4,487,281
42                         Tampa                 FL        33617   Multifamily     Garden                     $4,450,000
45                         Baltimore             MD        21215   Industrial      Flex                       $4,244,393
46                         Searcy                AR        72143   Multifamily     Garden                     $4,096,281
57                         Alexandria            VA        22314   Mixed Use       Office/Retail              $3,512,183
58                         Madison               WI        53704   Retail          Free Standing              $3,490,841
59                         Cincinnati            OH        45202   Office          Urban                      $3,490,000
61                         Clifton               NJ        07014   Industrial      Warehouse                  $3,465,758
72                         Hastings on Hudson    NY        10706   Self Storage    Self Storage               $3,000,000
78                         Orlando               FL        32811   Multifamily     Subsidized                 $2,777,526
82                         Lorain                OH        44053   Retail          Free Standing              $2,388,089

Total /Weighted Averages                                                                                    $163,443,682

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
6                                 2.0                1.0           0.0         0.0              0.0
7                                 2.0                1.0           0.0         0.0              0.0
9                                 2.0                1.0           0.0         6.0              0.0
11                                2.0                1.0           0.0         0.0              0.0
12                                2.0                1.0           0.0         0.0              0.0
13                                2.0                1.0           0.0         0.0              0.0
14                                2.0                1.0           0.0         0.0              0.0
15                                2.0                1.0           0.0         0.0              0.0
16                                2.0                1.0           0.0         0.0              0.0
17                                2.0                1.0           0.0         0.0              0.0
23                                2.0                1.0           0.0         0.0              0.0
24                                2.0                1.0           0.0         0.0              0.0
27                                2.0                1.0           0.0         0.0              0.0
28                                2.0                1.0           0.0         0.0              0.0
35                                2.0                1.0           0.0         0.0              0.0
39                                2.0                1.0           0.0         0.0              0.0
40                                2.0                1.0           0.0         0.0              0.0
42                                2.0                1.0           0.0         0.0              0.0
45                                2.0                1.0           0.0         0.0              0.0
46                                2.0                1.0           0.0         0.0              0.0
57                                2.0                1.0           0.0         0.0              0.0
58                                2.0                1.0           0.0         0.0              0.0
59                                2.0                1.0           0.0         0.0              0.0
61                                2.0                1.0           0.0         0.0              0.0
72                                2.0                1.0           0.0         0.0              0.0
78                                2.0                1.0           0.0         0.0              0.0
82                                2.0                1.0           0.0         0.0              0.0

Total /Weighted Averages

                                   SCHEDULE II

                               MSMC LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number    Property Name
------------------------   -------------   ------------   ----------------------------------------------------------------
1                          MSMC                     1     Mall at Millenia
4                          MSMC                     2     Katy Mills
18                         MSMC              02-11763     Ashley Business Park
47                         MSMC              02-11307     Fairfield Inn

Total /Weighted Averages


Loan                                                                               Property Sub-            Cut-Off Date
Pool No.                   City                 State   Zip Code   Property Type   Type                       Balance
------------------------   ------------------   -----   --------   -------------   ----------------------   ------------
1                          Orlando               FL        32839   Retail          Anchored                  $70,000,000
4                          Katy                  TX        22209   Retail          Anchored                  $55,000,000
18                         Cranford              NJ        07016   Mixed Use       Warehouse/Office          $11,173,248
47                         Syosset               NY        11791   Hospitality     Limited Service            $3,971,462

Total /Weighted Averages

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
1                                 2.0                1.0           1.0         0.0              2.0
4                                 2.0                0.0           1.0         0.0              0.0
18                                2.0                1.0           0.0         0.0              0.0
47                                2.0                1.0           0.0         0.0              0.0

Total /Weighted Averages   $140,144,710

                                  SCHEDULE III

                            NATIONWIDE LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number    Property Name
------------------------   -------------   ------------   ----------------------------------------------------------------
10                         Nationwide       00-1001133    Kohl's
19                         Nationwide       00-1001170    Indian Creek Phase IV
22                         Nationwide       00-1002009    Bellevue North Shopping
31                         Nationwide       00-1001131    North Mayfair
36                         Nationwide       00-1002019    Spinnaker Plaza
37                         Nationwide       00-1100055    Food Lion - Smyrna
38                         Nationwide       00-1001317    Food Lion - Gallatin
48                         Nationwide       00-1001264    8730 Wilshire
55                         Nationwide       00-1001151    Center Point Office Building
56                         Nationwide       00-1001150    Executive Tower
62                         Nationwide       00-1001167    Indian Creek Phase I
64                         Nationwide       00-1001173    Harper's Point III
70                         Nationwide       00-1001172    Harper's Point II
75                         Nationwide       00-1001168    Indian Creek Phase II
76                         Nationwide       00-1001171    Harper's Point I
77                         Nationwide       00-1001216    Plaza Walk Center
81                         Nationwide       00-1002013    Lakeland Eckerds
87                         Nationwide       00-1001169    Indian Creek Phase III
90                         Nationwide       00-1001125    Walgreens at Oporto
106                        Nationwide       00-1001290    Staples

Total /Weighted Averages


Loan                                                                               Property Sub-            Cut-Off Date
Pool No.                   City                 State   Zip Code   Property Type   Type                       Balance
------------------------   ------------------   -----   --------   -------------   ----------------------   ------------
10                         Sunset Valley         TX        78745   Retail          Free Standing             $12,372,159
19                         Cincinnati            OH        45236   Multifamily     Garden                    $11,150,000
22                         Bellevue              WA        98004   Retail          Unanchored                $10,471,070
31                         Wauwatosa             WI        53226   Office          Suburban                   $7,523,640
36                         Milford               CT        06460   Mixed Use       Mixed Use                  $5,190,121
37                         Smyrna                TN        37214   Retail          Anchored                   $2,821,672
38                         Gallatin              TN        37066   Retail          Anchored                   $1,987,331
48                         Beverly Hills         CA        90211   Office          Urban                      $3,877,268
55                         Omaha                 NE        68124   Office          Suburban                   $3,719,413
56                         Omaha                 NE        68154   Office          Suburban                   $3,570,637
62                         Cincinnati            OH        45236   Multifamily     Garden                     $3,450,000
64                         Cincinnati            OH        45249   Multifamily     Garden                     $3,360,000
70                         Cincinnati            OH        45249   Multifamily     Garden                     $3,050,000
75                         Cincinnati            OH        45236   Multifamily     Garden                     $2,850,000
76                         Cincinnati            OH        45249   Multifamily     Garden                     $2,850,000
77                         Naples                FL        34102   Mixed Use       Mixed Use                  $2,792,267
81                         Lakeland              FL        33801   Retail          Free Standing              $2,390,687
87                         Cincinnati            OH        45236   Multifamily     Garden                     $2,050,000
90                         Birmingham            AL        35210   Retail          Free Standing              $1,965,656
106                        Ft. Wayne             IN        46804   Retail          Free Standing              $1,395,256

Total /Weighted Averages                                                                                     $88,837,177

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
10                                2.0                1.0           1.0         6.0              1.5
19                                2.0                1.0           1.0         6.0              1.5
22                                2.0                1.0           1.0         6.0              1.5
31                                2.0                1.0           1.0         6.0              1.5
36                                2.0                1.0           1.0         6.0              1.5
37                                2.0                1.0           1.0         0.0             13.0
38                                2.0                1.0           1.0         0.0             10.5
48                                2.0                1.0           1.0         6.0              1.5
55                                2.0                1.0           1.0         6.0              1.5
56                                2.0                1.0           1.0         6.0              1.5
62                                2.0                1.0           1.0         6.0              1.5
64                                2.0                1.0           1.0         6.0              1.5
70                                2.0                1.0           1.0         6.0              1.5
75                                2.0                1.0           1.0         6.0              1.5
76                                2.0                1.0           1.0         6.0              1.5
77                                2.0                1.0           1.0         6.0              1.5
81                                2.0                1.0           1.0         6.0              1.5
87                                2.0                1.0           1.0         6.0              1.5
90                                2.0                1.0           1.0         6.0              1.5
106                               2.0                1.0           1.0         6.0              1.5

Total /Weighted Averages

                                   SCHEDULE IV

                              UCMFI LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number   Property Name                                     City
------------------------   -------------   -----------   -----------------------------------------------   ------------------
49                         UCMFI           202152B       L&P Warehouse- 960-1020 Claycraft Road            Gahanna
50                         UCMFI           202152C       L&P Warehouse- 6970 Tussing Road                  Reynoldsburg
51                         UCMFI           202152A       L&P Warehouse- 790 Science Boulevard              Gahanna
52                         UCMFI           202153B       L&P Office- 2441 Old Stringtown Road              Grove City
53                         UCMFI           202153A       L&P Office- 1653 Brice Road                       Reynoldsburg
63                         UCMFI           202169        Plainview Commons                                 Plainview
68                         UCMFI           202168        Boardwalk Plaza                                   Brighton
71                         UCMFI           202124        Dixie Sunset Plaza                                St. George
74                         UCMFI           202164        Garden West Apartments                            Yuba City
80                         UCMFI           202172        Jog Road Walgreens                                Boynton Beach
83                         UCMFI           202148        Wilcrest Eckerd                                   Houston
84                         UCMFI           202151        West Oaks Centre                                  Pearland
85                         UCMFI           202144        Pickett Street Retail                             Alexandria
86                         UCMFI           202157        RC Plastics                                       Katy
88                         UCMFI           202160        North Park Apartments                             Albuquerque
89                         UCMFI           202139        Academy Office Park                               Albuquerque
91                         UCMFI           202176        Shoppes at Indian Springs                         Fairfield Township
92                         UCMFI           202149        Westpark Eckerd                                   Houston
94                         UCMFI           202158A       Mechenbier Portfolio - 5201 Venice Avenue         Albuquerque
95                         UCMFI           202158B       Mechenbier Portfolio - 9600 San Mateo Boulevard   Albuquerque
96                         UCMFI           202165        Third Street Professional                         Phoenix
97                         UCMFI           202150        Elman Business Park                               Salt Lake City
98                         UCMFI           202155        Riverbank Square                                  Plymouth
99                         UCMFI           202163        Bremerton Shopping Center                         Bremerton
100                        UCMFI           202145        Gateway Plaza                                     Waldorf
101                        UCMFI           202140        7220 Columbia Pike                                Annandale
102                        UCMFI           202162        Stemmons Freeway Office-Showroom                  Dallas
103                        UCMFI           202180        Barry Plaza                                       Los Angeles
104                        UCMFI           202177        Aspen Park Apartments                             Grand Forks
107                        UCMFI           202183        Shames Drive Warehouse                            Westbury
108                        UCMFI           202179        Plaza 40 Shopping Center                          Elko
109                        UCMFI           202156        Cleves Shopping Center                            Cleves
110                        UCMFI           202190        Mesa Shopping Center                              Rio Rancho
111                        UCMFI           202133        Lynwood Shopping Center                           Woodbridge
112                        UCMFI           202166        El Dorado Square                                  Phoenix
113                        UCMFI           202159        Shops at Rivers Bend                              Chester
114                        UCMFI           202187        Summer Oaks Office                                Bartlett
115                        UCMFI           202173        Oakland Park Retail                               Oakland Park
116                        UCMFI           202129        Cold Springs Apartments                           Cold Spring
117                        UCMFI           202182        Evergreen Plaza                                   Salt Lake City
118                        UCMFI           202188        Mount Pleasant Center                             Mount Pleasant
119'                       UCMFI           202146        Hillsmere Center Retail                           Annapolis

Total /Weighted Averages


Loan                                                             Property Sub-      Number of                       Cut-Off Date
Pool No.                    State     Zip Code   Property Type   Type               Properties   Original Balance     Balance
------------------------   --------   --------   -------------   ----------------   ----------   ----------------   ------------
49                            OH         43230   Industrial      Flex Industrial             3         $2,070,155     $2,028,677
50                            OH         43068   Industrial      Flex Industrial             3           $347,752       $340,785
51                            OH         43230   Industrial      Flex Industrial             3           $282,093       $276,441
52                            OH         43123   Office          Medical                     2           $705,237       $691,107
53                            OH         43068   Office          Medical                     2           $469,763       $460,351
63                            NY         11750   Retail          Unanchored                  1         $3,435,000     $3,405,388
68                            MI         48116   Retail          Anchored                    1         $3,300,000     $3,272,050
71                            UT         84770   Mixed Use       Mixed Use                   1         $3,100,000     $3,022,463
74                            CA         95993   Multifamily     Garden                      1         $2,900,000     $2,869,036
80                            FL         33437   Retail          Free Standing               1         $2,480,000     $2,458,684
83                            TX         77072   Retail          Free Standing               1         $2,275,000     $2,234,976
84                            TX         77581   Retail          Unanchored                  1         $2,125,000     $2,094,622
85                            VA         22304   Retail          Unanchored                  1         $2,130,000     $2,088,564
86                            TX         77494   Industrial      Warehouse                   1         $2,100,000     $2,052,654
88                            NM         87109   Multifamily     Garden                      1         $2,100,000     $2,029,081
89                            NM         87109   Office          Suburban                    1         $2,100,000     $1,973,548
91                            OH         45011   Retail          Unanchored                  1         $1,975,000     $1,962,737
92                            TX         77063   Retail          Free Standing               1         $1,965,000     $1,929,568
94                            NM         87113   Industrial      Flex Industrial             2         $1,383,402     $1,337,368
95                            NM         87113   Industrial      Flex Industrial             2           $416,598       $402,735
96                            AZ         85021   Office          Medical                     1         $1,700,000     $1,678,605
97                            UT         84104   Industrial      Flex Industrial             1         $1,700,000     $1,676,752
98                            MI         48170   Retail          Unanchored                  1         $1,600,000     $1,586,647
99                            WA         98311   Retail          Unanchored                  1         $1,600,000     $1,563,082
100                           MD         20602   Retail          Unanchored                  1         $1,570,000     $1,539,458
101                           VA         20170   Office          Suburban                    1         $1,535,000     $1,496,281
102                           TX         75207   Mixed Use       Mixed Use                   1         $1,515,000     $1,489,128
103                           CA         90025   Retail          Unanchored                  1         $1,500,000     $1,479,431
104                           ND         58201   Multifamily     Garden                      1         $1,430,000     $1,410,183
107                           NY         11590   Industrial      Light Industrial            1         $1,300,000     $1,286,557
108                           NV         89801   Retail          Unanchored                  1         $1,200,000     $1,171,456
109                           OH         45002   Retail          Anchored                    1         $1,065,000     $1,054,185
110                           NM         87124   Retail          Unanchored                  1         $1,060,000     $1,047,031
111                           VA         22191   Retail          Unanchored                  1         $1,100,000     $1,040,690
112                           AZ         85016   Office          Suburban                    1         $1,050,000     $1,036,786
113                           VA         23836   Retail          Unanchored                  1         $1,040,000     $1,029,281
114                           TN         38134   Office          Suburban                    1         $1,000,000       $989,850
115                           FL         33334   Retail          Unanchored                  1         $1,000,000       $982,994
116                           KY         41076   Multifamily     Garden                      1           $900,000       $889,950
117                           UT         84109   Retail          Unanchored                  1           $850,000       $842,801
118                           SC         29464   Retail          Unanchored                  1           $805,000       $796,742
119'                          MD         21403   Retail          Unanchored                  1           $700,000       $686,383

Total /Weighted Averages                                                                              $64,880,000    $63,705,104

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
49                                2.0                1.0           1.0        12.5              4.0
50                                2.0                1.0           1.0        12.5              4.0
51                                2.0                1.0           1.0        12.5              4.0
52                                2.0                1.0           1.0        12.5              4.0
53                                2.0                1.0           1.0        12.5              4.0
63                                2.0                1.0           1.0        10.0              4.0
68                                2.0                1.0           1.0        12.5              4.0
71                                2.0                1.0           1.0        10.0              4.0
74                                2.0                1.0           1.0        12.5              4.0
80                                2.0                1.0           1.0        12.5              4.0
83                                2.0                1.0           1.0        12.5              4.0
84                                2.0                1.0           1.0        12.5              4.0
85                                2.0                1.0           1.0        12.5              4.0
86                                2.0                1.0           1.0        12.5              4.0
88                                2.0                1.0           1.0        12.5              4.0
89                                2.0                1.0           1.0        12.5              4.0
91                                2.0                1.0           1.0        12.5              4.0
92                                2.0                1.0           1.0        12.5              4.0
94                                2.0                1.0           1.0        12.5              4.0
95                                2.0                1.0           1.0        12.5              4.0
96                                2.0                1.0           1.0        12.5              4.0
97                                2.0                1.0           1.0        10.0              4.0
98                                2.0                1.0           1.0        12.5              4.0
99                                2.0                1.0           1.0        12.5              4.0
100                               2.0                1.0           1.0        12.5              4.0
101                               2.0                1.0           1.0        12.5              4.0
102                               2.0                1.0           1.0        12.5              4.0
103                               2.0                1.0           1.0        12.5              4.0
104                               2.0                1.0           1.0        12.5              4.0
107                               2.0                1.0           1.0        10.0              4.0
108                               2.0                1.0           1.0        10.0              4.0
109                               2.0                1.0           1.0        12.5              4.0
110                               2.0                1.0           1.0        12.5              4.0
111                               2.0                1.0           1.0        12.5              4.0
112                               2.0                1.0           1.0        12.5              4.0
113                               2.0                1.0           1.0        12.5              4.0
114                               2.0                1.0           1.0        10.0              4.0
115                               2.0                1.0           1.0        12.5              4.0
116                               2.0                1.0           1.0        12.5              4.0
117                               2.0                1.0           1.0        10.0              4.0
118                               2.0                1.0           1.0        12.5              4.0
119'                              2.0                1.0           1.0        12.5              4.0

Total /Weighted Averages

                                   SCHEDULE V

                              JHREF LOAN SCHEDULE


MSCI 2003-IQ4
Comforted Accounting Tape


                      Cross Collateralized/Cross defaulted
                      single note/multiple property


-------------------------------------------------------------------------------------------------------------------------------
                  Mortgage Loan
Loan Pool No.        Seller          Loan Number      Property Name          City         State     Zip Code     Property Type
-------------------------------------------------------------------------------------------------------------------------------
2                   JHREF             3212898         Federal Center Plaza   Washington     DC       20024         Office
5                   JHREF             3               Oakbrook Center        Oak Brook      IL       60523         Retail




(TABLE CONTINUED)
---------------------------------------------------------------------------------------------------------------------------------

Property                 Cut-Off                           Master Servicing     Primary       Sub-servicing        Primary
Sub-Type              Date Balance          Master Fee        Excess Fee          Fee              Fee         Excess Servicing
--------------------------------------------------------------------------------------------------------------------------------
Urban                 $67,500,000              2.0               0.0              1.0              0.0                2.8
Anchored              $24,791,702              2.0               0.0              1.0              0.0                0.0

Total/
Weighted Averages     $92,291,702

                                   SCHEDULE VI

                               MONY LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number    Property Name
------------------------   -------------   ------------   ----------------------------------------------------------------
25                         MONY              101173-1     JAC Products
26                         MONY              101173-2     JAC Products
29                         MONY              101180       University Towne Center
34                         MONY              101138       West Oak Business Park
41                         MONY              101171       Northpoint Business Park
43                         MONY              101123A      Berkeley Gwinnett Business Park (Buford Building)
44                         MONY              101123B      Berkeley Gwinnett Business Park (Berkeley Building)
54                         MONY              101110       Encore Productions Building
60                         MONY              900397       Chelsea Court Apartments
65                         MONY              101140       Walgreens - Huntington
66                         MONY              101143       Walgreens - Rowlett
67                         MONY              101079       93 Entin Road
69                         MONY              101106       The 620 Building
73                         MONY              101094       La Palma Industrial
79                         MONY              101119       Buffalo Grove
93                         MONY              101144       Walgreens - Kenosha
105                        MONY              101080       380 Allwood Road

Total /Weighted Averages


Loan                                                                               Property Sub-            Cut-Off Date
Pool No.                   City                 State   Zip Code   Property Type   Type                       Balance
------------------------   ------------------   -----   --------   -------------   ----------------------   ------------
25                         Saline                MI        48176   Industrial      Light Industrial           $7,760,635
26                         Saline                MI        48176   Industrial      Light Industrial             $728,727
29                         Littleton             CO        80122   Retail          Anchored                   $8,246,911
34                         Marietta              GA        30062   Industrial      Light Industrial           $6,034,462
41                         Acworth               GA        30102   Industrial      Warehouse                  $4,458,156
43                         Duluth                GA        30096   Industrial      Flex Industrial            $2,508,580
44                         Duluth                GA        30096   Industrial      Flex Industrial            $1,917,341
54                         Las Vegas             NV        89118   Industrial      Flex Industrial            $3,734,481
60                         Los Angeles           CA        90004   Multifamily     High Rise Apartments       $3,479,627
65                         Huntington Station    NY        11746   Retail          Free Standing              $3,316,185
66                         Rowlett               TX        75088   Retail          Free Standing              $3,281,446
67                         Clifton               NJ        07014   Industrial      Warehouse                  $3,274,735
69                         Portland              OR        97204   Office          Urban                      $3,064,274
73                         Anaheim               CA        92807   Industrial      Light Industrial           $2,923,354
79                         Buffalo Grove         IL        60089   Office          Suburban                   $2,775,708
93                         Kenosha               WI        53142   Retail          Free Standing              $1,920,284
105                        Clifton               NJ        07012   Industrial      Warehouse                  $1,403,426

Total /Weighted Averages                                                                                     $60,828,334

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
25                                2.0                1.0           1.0         0.0             11.0
26                                2.0                1.0           1.0         0.0             11.0
29                                2.0                1.0           1.0         0.0             11.0
34                                2.0                1.0           1.0         0.0             11.0
41                                2.0                1.0           1.0         0.0             11.0
43                                2.0                1.0           1.0         0.0             11.0
44                                2.0                1.0           1.0         0.0             11.0
54                                2.0                1.0           1.0         0.0             11.0
60                                2.0                1.0           1.0         0.0             11.0
65                                2.0                1.0           1.0         0.0             11.0
66                                2.0                1.0           1.0         0.0             11.0
67                                2.0                1.0           1.0         0.0             11.0
69                                2.0                1.0           1.0         0.0             11.0
73                                2.0                1.0           1.0         0.0             11.0
79                                2.0                1.0           1.0         0.0             11.0
93                                2.0                1.0           1.0         0.0             11.0
105                               2.0                1.0           1.0         0.0             11.0

Total /Weighted Averages

                                  SCHEDULE VII

                               TIAA LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number   Property Name             City          State   Zip Code
------------------------   -------------   -----------   -----------------------   -----------   -----   --------
8                          TIAA                 528500   The Laurels Apartments    Gainesville    FL        32608
20                         TIAA                 513600   Morningside Marketplace   Fontana        CA        92336
21                         TIAA                 515800   Toringdon One             Charlotte      NC        28226
30                         TIAA                 535700   Pinehurst Building        Minneapolis    MN        55410
32                         TIAA                 537800   Sound View Apartments     Seattle        WA        98116
33                         TIAA                 534100   Center Point II           El Cajon       CA        92020

Total /Weighted Averages


Loan                                       Property Sub-                             Cut-Off Date
Pool No.                   Property Type   Type                   Original Balance     Balance
------------------------   -------------   --------------------   ----------------   ------------
8                          Multifamily     Garden                      $16,500,000    $16,431,849
20                         Retail          Anchored                    $10,700,000    $10,582,583
21                         Office          Suburban                    $10,630,000    $10,566,176
30                         Mixed Use       Office/Retail                $8,000,000     $7,940,921
32                         Multifamily     High Rise Apartments         $7,300,000     $7,262,314
33                         Industrial      Flex Industrial              $7,300,000     $7,233,057

Total /Weighted Averages                                               $60,430,000    $60,016,901

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
8                                 2.0                1.0           3.0         5.0              0.0
20                                2.0                1.0           3.0         5.0              0.0
21                                2.0                1.0           3.0         5.0              0.0
30                                2.0                1.0           3.0         5.0              0.0
32                                2.0                1.0           3.0         5.0              0.0
33                                2.0                1.0           3.0         5.0              0.0

Total /Weighted Averages

                                  SCHEDULE VIII

                         CMS PHILADELPHIA LOAN SCHEDULE

MSCI 2003-IQ4
Comforted Accounting Tape

      Cross Collateralized/Cross defaulted
      single note/multiple property


Loan                       Mortgage Loan
Pool No.                   Seller          Loan Number    Property Name
------------------------   -------------   ------------   ----------------------------------------------------------------
3                          CIGNA               30228198   55 East Monroe

Total /Weighted Averages


Loan                                                                               Property Sub-            Cut-Off Date
Pool No.                   City                 State   Zip Code   Property Type   Type                       Balance
------------------------   ------------------   -----   --------   -------------   ----------------------   ------------
3                          Chicago               IL        60610   Office          Urban                     $58,500,000

Total /Weighted Averages                                                                                     $58,500,000

                                                                           Sub-
Loan                                    Master Servicing                 servicing   Primary Excess
Pool No.                   Master Fee      Excess Fee      Primary Fee      Fee        Servicing
------------------------   ----------   ----------------   -----------   ---------   --------------
3                                 2.0                1.0           1.0         0.0              0.5

Total /Weighted Averages

                                   SCHEDULE IX

           LIST OF ESCROW ACCOUNTS NOT CURRENTLY ELIGIBLE ACCOUNTS
                                (Section 8.3(e))

CIBC Inc.

None

Morgan Stanley Mortgage Capital Inc.

None

John Hancock Real Estate Finance, Inc.

None

Nationwide Life Insurance Company

None

Union Central Mortgage Funding, Inc.

None

MONY Life Insurance Company

None

Teachers Insurance and Annuity Association of America

None

CIGNA Mortgage Securities Philadelphia, LLC

None

                                   SCHEDULE X

                   CERTAIN ESCROW ACCOUNTS FOR WHICH A REPORT
                        UNDER SECTION 5.1(g) IS REQUIRED

CIBC Inc.
Loan No.      Property Name
--------------------------------------------------------------------------------
11         North American Packaging Portfolio - South Brunswick, New Jersey (I)

16         North American Packaging Portfolio - Toccoa, Georgia (I)

23         Apopka Land Regional Shopping Center

Morgan Stanley Mortgage Capital Inc.

Loan No.         Property Name
--------------------------------------------------------------------------------

1                Mall at Millenia

John Hancock Real Estate Finance, Inc.

Loan No.         Property Name
--------------------------------------------------------------------------------

2                Federal Center Plaza

Nationwide Life Insurance Company

None

Union Central Mortgage Funding, Inc.

None

MONY Life Insurance Company

None

Teachers Insurance and Annuity Association of America

None

CIGNA Mortgage Securities Philadelphia, LLC

Loan No.         Property Name
--------------------------------------------------------------------------------

2                Federal Center Plaza

                                   SCHEDULE XI

   LIST OF MORTGAGORS THAT ARE THIRD PARTY BENEFICIARIES UNDER SECTION 2.3(a)

CIBC Inc.

None

Morgan Stanley Mortgage Capital Inc.

None

John Hancock Real Estate Finance, Inc.

None

Nationwide Life Insurance Company

1. Mortgage Loan No. 37 (Food Lion, SWC Nissan Blvd. and Sam Davis Rd., Smyrna, TN) Related Mortgagor: Koehler

2. Mortgage Loan No. 38 (Food Lion, SEC East Main St. and South Westland St., Gallatin, TN)
      Related Mortgagor: Koehler

Union Central Mortgage Funding, Inc.

1. Mortgage Loan No. 49 (L&P Warehouse, 960-1020 Claycraft Road, Gahanna, OH) Related Mortgagors: Larry S. Greenberg and Patricia L. Greenberg

2. Mortgage Loan No. 50 (L&P Warehouse, 6970 Tussig Road, Reynoldsburg, OH) Related Mortgagors: Larry S. Greenberg and Patricia L. Greenberg

3. Mortgage Loan No. 51 (L&P Warehouse, 790 Science Boulevard, Gahanna, OH) Related Mortgagors: Larry S. Greenberg and Patricia L. Greenberg

4.    Mortgage Loan No. 52 (L&P Office, 2441 Old Stringtown Road, Grove City,
      OH) Related Mortgagors: Larry S. Greenberg and Patricia L. Greenberg

5. Mortgage Loan No. 53 (L&P Office, 1653 Brice Road, Reynoldsburg, OH) Related Mortgagors: Larry S. Greenberg and Patricia L. Greenberg

MONY Life Insurance Company

None

Teachers Insurance and Annuity Association of America

None

CIGNA Mortgage Securities Philadelphia, LLC

None

                                  SCHEDULE XII

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES

          7/2003    6.03058%

          8/2003    6.14586%

          9/2003    6.14553%

          10/2003   6.02945%

          11/2003   6.14485%

          12/2003   6.02867%

          1/2004    6.14416%

          2/2004    6.02788%

          3/2004    6.02756%

          4/2004    6.14309%

          5/2004    6.02667%

          6/2004    6.14237%

          7/2004    6.02584%

          8/2004    6.14163%

          9/2004    6.14125%

          10/2004   6.02457%

          11/2004   6.14049%

          12/2004   6.02370%

          1/2005    6.02326%

          2/2005    6.02282%

          3/2005    6.02262%

          4/2005    6.13851%

          5/2005    6.02145%

          6/2005    6.13770%

          7/2005    6.02053%

          8/2005    6.13687%

          9/2005    6.13645%

          10/2005   6.01910%

          11/2005   6.13560%

          12/2005   6.01813%

          1/2006    6.01764%

          2/2006    6.01207%

          3/2006    6.01196%

          4/2006    6.12907%

          5/2006    6.01085%

          6/2006    6.12834%

          7/2006    6.01000%

          8/2006    6.12759%

          9/2006    6.12721%

          10/2006   6.00870%

          11/2006   6.12644%

          12/2006   6.00782%

          1/2007    6.00737%

          2/2007    6.00691%

          3/2007    6.00679%

          4/2007    6.12444%

          5/2007    6.00552%

          6/2007    6.11595%

          7/2007    5.99634%

          8/2007    6.11510%

          9/2007    6.11467%

          10/2007   5.99486%

          11/2007   6.11379%

          12/2007   5.99385%

          1/2008    6.11289%

          2/2008    5.99281%

          3/2008    5.98903%

          4/2008    6.10223%

          5/2008    5.98102%

          6/2008    6.10143%

          7/2008    5.98015%

          8/2008    6.10065%

          9/2008    6.10026%

          10/2008   5.97880%

          11/2008   6.09712%

          12/2008   5.97230%

          1/2009    5.97184%

          2/2009    5.97137%

          3/2009    5.97158%

          4/2009    6.09288%

          5/2009    5.97023%

          6/2009    6.09221%

          7/2009    5.96944%

          8/2009    6.09152%

          9/2009    6.09117%

          10/2009   5.96822%

          11/2009   6.09045%

          12/2009   5.96941%

          1/2010    5.96898%

          2/2010    5.96854%

          3/2010    5.96875%

          4/2010    6.08985%

          5/2010    5.96719%

          6/2010    6.08905%

          7/2010    5.96626%

          8/2010    6.08823%

          9/2010    6.08782%

          10/2010   5.94336%

          11/2010   6.06388%

          12/2010   5.94234%

          1/2011    5.94182%

          2/2011    5.94129%

          3/2011    5.94147%

          4/2011    6.06158%

          5/2011    5.93968%

          6/2011    6.06063%

                                  SCHEDULE XIII

                                EARN-OUT RESERVES

CIBC Inc.
Loan No.      Property Name
--------------------------------------------------------------------------------

9             The Winsted at Sunset West Apartments

45            4701 Mt. Hope Drive

59            Tri-State Office Building (432 Walnut Street)

Morgan Stanley Mortgage Capital Inc.

None

John Hancock Real Estate Finance, Inc.

Loan No.         Property Name
--------------------------------------------------------------------------------

2                Federal Center Plaza

Nationwide Life Insurance Company

None

Union Central Mortgage Funding, Inc.

None

MONY Life Insurance Company

None

Teachers Insurance and Annuity Association of America

None

CIGNA Mortgage Securities Philadelphia, LLC

None